EXHIBIT 10.8

The Credit Agreement has been refiled to include all exhibits and schedules thereto as of March 31, 2008.

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such Portions are marked “[*]” in this document; they have been filed separately with the Commission.

CONFORMED FOR AMENDMENTS THROUGH JUNE 30, 2008

CREDIT AGREEMENT

among

CHIQUITA BRANDS L.L.C.,

as Borrower

CHIQUITA BRANDS INTERNATIONAL, INC.,

THE LENDERS NAMED HEREIN

and

COÖPERATIEVE CENTRALE RAIFFEISEN—BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

as Administrative Agent, an L/C Issuer and Swing Line Lender,

and

COÖPERATIEVE CENTRALE RAIFFEISEN—BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

as Lead Arranger and Bookrunner

Dated as of March 31, 2008

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of March 31, 2008, is entered into by and among: (a) CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”); (b) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”); (c) each of the banks, financial institutions and other institutional lenders executing a Lender Addendum (collectively, the “Initial Lenders”); (d) COÖPERATIEVE CENTRALE RAIFFEISEN—BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as Administrative Agent (as defined below), as Swing Line Lender (as defined below), and as an L/C Issuer (as defined below); and (e) Rabobank, as lead arranger and bookrunner (in such capacities, the “Lead Arranger”).

RECITALS

A. The Borrower has requested that the L/C Issuer and the Lenders make available to it the Commitments, on the terms and conditions set forth herein, to (i) on the Effective Date, pay certain transaction fees and expenses and to refinance certain existing indebtedness of the Borrower, including the indebtedness under the Existing Credit Agreement, and (ii) from time to time thereafter, provide working capital for the Borrower and its Subsidiaries (including to fund Permitted Acquisitions (as defined below)).

B. The L/C Issuer and the Lenders have indicated their willingness to provide the Commitments upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I INTERPRETATION

SECTION 1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below:

“Act” shall have the meaning given to that term in Section 8.16.

“Additional Revolving Lender” shall have the meaning given to that term in Section 2.16(b)(ii).

“Administrative Agent” shall mean, as the context may require, (a) Rabobank, acting as administrative agent for the Lenders (or any successor administrative agent appointed in accordance with Section 7.06), or (b) the administrative agent for the Lenders (or any successor administrative agent appointed in accordance with Section 7.06) acting in its capacity as collateral agent for the Secured Parties in accordance with Section 7.01(a).

“Affected Lender” shall have the meaning given to that term in Section 2.15.

“Affiliate” shall mean, with respect to any Person, (a) each other Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, 10% or more of any class of Equity Securities of such Person (exclusive of any Person that is permitted to report such ownership pursuant to Schedule 13G under the Exchange Act), (b) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) that is a CBII Entity, the officers or directors of CBII or the Borrower; provided, however, that in no case shall the Administrative Agent or any Lender (by reason of its capacity as such) be deemed to be an Affiliate of any CBII Entity for purposes of this Agreement. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting Equity Securities, by contract or otherwise.

“Agreement” shall mean this Credit Agreement, as the same may be amended, restated, supplemented or modified from time to time.

“Anti-Terrorism Laws” shall mean any laws, rules or regulations relating to terrorism, national security, US embargoes or other sanctions, or money laundering, including Executive Order No. 13224, the Act and the rules and regulations promulgated or administered by OFAC.

“Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans, its US Lending Office and (b) in the case of its LIBOR Loans, its Euro-Dollar Lending Office.

“Applicable Margin” shall mean, (a) with respect to each Term Loan, the per annum margin which is determined pursuant to the Term Loan Pricing Grid and added to the Base Rate or LIBOR Rate, as the case may be, for such Term Loan, (b) with respect to each Revolving Loan, the per annum margin which is determined pursuant to the Revolving Loan Pricing Grid and added to the Base Rate or LIBOR Rate, as the case may be, for such Revolving Loan, and (c) with respect to the calculation of the Letter of Credit Fee Percentage, the per annum margin which is determined pursuant to the Revolving Loan Pricing Grid and added to the LIBOR Rate for Revolving Loans. The Applicable Margin with respect to (x) each Term Loan shall be determined as provided in the Term Loan Pricing Grid and shall change as set forth in the definition of Term Loan Pricing Grid and (y) each Revolving Loan and the calculation of the Letter of Credit Fee Percentage shall be determined as provided in the Revolving Loan Pricing Grid and shall change as set forth in the definition of Revolving Loan Pricing Grid. Notwithstanding the foregoing, the Applicable Margin with respect to (a) each Term Loan shall be determined for the first six months after the Effective Date based upon Tier 2 of the Term Loan Pricing Grid and (b) each Revolving Loan and the Letter of Credit Fee Percentage shall be determined for the first six months after the Effective Date based upon Tier 2 of the Revolving Loan Pricing Grid. Anything contained herein to the contrary notwithstanding, in the event that any Financial Statement or any Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin with respect to any Loans or the Letter of Credit Fee Percentage for any period (an

“Applicable Period”) than the Applicable Margin applied for such Applicable Period, then the Borrower shall immediately (a) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (b) determine the Applicable Margin with respect to such Loans and the Letter of Credit Fee Percentage for such Applicable Period based upon the corrected Compliance Certificate, and (c) pay to the Administrative Agent the accrued additional interest and the Letter of Credit Fee Percentage owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly distributed to the Appropriate Lenders. This provision shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.07(d) and Article VI.

“Appropriate Lender” shall mean, at any time, with respect to (a) either the Term Loan Facility or the Revolving Loan Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any L/C Borrowings have been refinanced as a Revolving Loan Borrowing that is outstanding at such time, each Revolving Lender and (c) the Swing Line Sublimit, the Swing Line Lender.

“Approved Fund” shall mean any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean the sale or disposition of any assets other than (a) sales permitted under Section 5.02(c)(i), 5.02(c)(iii), 5.02(c)(v) or 5.02(c)(vi), (b) transfers, sales or leases between Borrower Entities, (c) substantially equivalent exchanges of assets at Fair Market Value and upon terms at least as favorable as an arm’s-length transaction with unaffiliated Persons and (d) the sale or disposition of, or collection on, the Banacol Notes, or any sale or other disposition of any Equity Securities and/or assets of Landec, Atlanta AG or Meneu by any of the CBII Entities (the transactions permitted by clauses (a) through (d) herein being referred to as “Permitted Sales”).

“Assignee Lender” shall have the meaning given to that term in Section 8.05(c)(i).

“Assignment” shall have the meaning given to that term in Section 8.05(c)(i).

“Assignment Agreement” shall have the meaning given to that term in Section 8.05(c)(i).

“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the effective date of the Assignment as set forth therein.

“Assignor Lender” shall have the meaning given to that term in Section 8.05(c)(i).

“Atlanta AG” shall mean Atlanta Aktiengesellschaft, a company organized under the laws of Germany.

“Banacol Notes” shall mean the non-negotiable promissory notes from Invesmar Limited, a British Virgin Islands company, to any of the Borrower Entities, as any of the same may be amended, restated, renewed, replaced, supplemented or modified from time to time.

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq.

“Base Rate” shall mean a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a) the rate of interest per annum then most recently quoted by the Administrative Agent to be its base rate for Dollars loaned in the US; and

(b)  1/2 of 1% per annum above the Federal Funds Rate.

The Base Rate is an index rate and is not necessarily intended to be the lowest or best rate of interest charged to other customers in connection with extensions of credit or to other banks. Any change in the rate of interest resulting from a change in either of the above rates shall be effective as of the opening of business of the Administrative Agent on the day of such change.

“Base Rate Loan” shall mean, at any time, a Loan which then bears interest as provided in Section 2.01(d)(i).

“Blocked Person” shall have the meaning given to that term in Section 4.01(dd).

“Board of Directors” shall mean, with respect to any Person, the Board of Directors, Board of Managers or similar governing body of such Person or any duly authorized committee or delegated officers of such Board of Directors.

“Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower to have been duly adopted by its respective Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

“Borrower” shall have the meaning given to that term in the introductory paragraph hereof.

“Borrower EBITDA” shall mean EBITDA in respect of the Borrower Entities on a consolidated basis, and after deducting CBII Overhead Expenses.

“Borrower Entities” shall mean the Borrower and its Subsidiaries.

“Borrower Funded Debt” shall mean Funded Debt in respect of the Borrower Entities, on a consolidated basis.

“Borrower Leverage Ratio” shall mean the ratio of (a) Borrower Funded Debt, as of the end of any fiscal quarter, to (b) Borrower EBITDA for the four fiscal quarter period ended as of the end of such fiscal quarter.

“Borrowing” shall mean a Term Loan Borrowing, a Revolving Loan Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” shall mean any day on which (a) commercial banks are not authorized or required by law to close in New York, New York and (b) if such Business Day is related to a LIBOR Loan, dealings in Dollar deposits are carried out in the London interbank market.

“Capex Carryover” shall have the meaning given to that term in Section 5.03(c).

“Capital Adequacy Requirement” shall have the meaning given to that term in Section 2.11(d).

“Capital Asset” shall mean, with respect to any Person, any tangible, fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person.

“Capital Expenditures” shall mean, with respect to any Person and any period, all amounts expended by such Person during such period to acquire or to construct Capital Assets computed in accordance with GAAP.

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, as Collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the L/C Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning.

“CBCBV” shall mean Chiquita Banana Company B.V., an entity organized under the laws of The Netherlands.

“CBII” shall have the meaning given to that term in the introductory paragraph hereof.

“CBII Entities” shall mean CBII and its Subsidiaries.

“CBII Overhead Expenses” shall mean the expenses of CBII, including for employing and compensating officers and employees and in fulfilling its obligations as a public company and administering its Subsidiaries’ activities, entering into space leases and other agreements in connection with such business activities, and having and maintaining various employee benefit plans for it, its Subsidiaries and their employees; provided that any such expenses shall be excluded to the extent such expenses are attributable to or incurred for any Subsidiary of CBII that is not a Borrower Entity or Permitted Joint Venture and which (a) is not dormant and has active business operations or (b) has more than de minimis profits, earnings, and/or assets.

“Change of Control” shall mean an event or series of events by which any of the following occurs:

(a) any Exchange Act Person is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of all outstanding classes of voting capital stock of CBII;

(b) the adoption of a plan relating to the liquidation or dissolution of CBII or the Borrower;

(c) on any date, a majority of CBII’s Board of Directors does not consist of Persons (i) who were directors at the Effective Date (“Continuing Directors”) or (ii) whose election or nomination as directors was approved by at least 2/3 of the directors then in office who are Continuing Directors or whose election or nomination was previously so approved;

(d) CBII fails to own directly or indirectly 100% of the Borrower; or

(e) except as a result of a transaction permitted by Section 5.02(c), Section 5.02(d)(i) or Section 5.02(d)(ii), the Borrower fails to own, directly or indirectly, 100% of each of the Subsidiary Guarantors and the other Significant Subsidiaries (other than the Borrower).

“Change of Law” shall have the meaning given to that term in Section 2.11(b).

“Clayton County Lease” shall mean that certain Lease Agreement, dated as of April 1, 2004, between the Development Authority of Clayton County, Georgia, and Fresh-Cuts, LLC, as successor in interest to Fresh-Cuts Incorporated, as amended, restated, supplemented or modified from time to time.

“Clayton County Leasehold Mortgage” shall mean that deed to secure debt, dated as of the Effective Date, in substantially the form of Exhibit Q-2 covering the leasehold interest and any and all other interests of the lessee (including any residual interests of the lessee and any purchase option held by the lessee or any other Loan Party) created under the Clayton County Lease (together with the Assignments of (Sub)leases and Rents referred to therein, in each case as amended, restated, supplemented or modified from time to time).

“Clayton County Property” shall mean that certain property located at 1361 Southern Road, Morrow, Clayton County, Georgia, subject to the Clayton County Lease.

“Co-Documentation Agents” shall mean ING Capital LLC and Barclays Bank PLC, acting together in their capacities as co-documentation agents.

“Co-Managing Agents” shall mean Royal Bank of Canada and The PrivateBank and Trust Company, acting together in their capacities as co-managing agents.

“Collateral” shall have the meaning ascribed to the term “Collateral” or “Pledged Collateral” under the respective Security Documents and shall include any and all property and assets from time to time subject to or intended to be subject to the Lien created pursuant to the Security Documents.

“Collateral Agent” shall have the meaning given to that term in Section 7.01(a).

“Commitment Fee Percentage” shall mean 0.50% per annum.

“Commitment Fees” shall have the meaning given to that term in Section 2.05(b).

“Commitment Letter” shall mean the Commitment Letter dated February 4, 2008, and entered into by and among Rabobank, CBII and the Borrower.

“Commitments” shall mean the Revolving Loan Commitments and the Term Loan Commitments and “Commitment” shall mean the Revolving Loan Commitment and the Term Loan Commitment of any Lender.

“Communications” shall have the meaning given to that term in Section 8.01(c)(i).

“Compliance Certificate” shall have the meaning given to that term in Section 5.01(a)(iii).

“Computation Date” shall have the meaning given to that term in Section 2.02(k).

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to this Agreement than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated” shall mean, as the context may require, the consolidation of the accounts of the Borrower Entities or the CBII Entities, in each case in accordance with GAAP.

“Consolidated Adjusted Leverage Ratio” shall mean the ratio of (a) Consolidated Funded Debt, as of the end of any fiscal quarter, to (b) Consolidated EBITDA for the four fiscal quarter period ended as of the end of such fiscal quarter.

“Consolidated EBITDA” shall mean EBITDA in respect of the CBII Entities on a consolidated basis.

“Consolidated Funded Debt” shall mean Funded Debt in respect of the CBII Entities on a consolidated basis, minus the outstanding principal amount of the Indebtedness incurred under the Convertible Notes Indenture.

“Container Assets” shall mean refrigerated and unrefrigerated containers, chassis and generator assets used by any of the CBII Entities to transport products.

“Contingent Obligation” shall mean, with respect to any Person, (a) any Guarantee given by that Person and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a general partner or joint venturer with liability in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered or (iv) in respect of any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person or, in the case of a Borrower Entity, to one or more of the Borrower Entities. The amount of any Contingent Obligation (other than a Guarantee) shall be deemed equal to the probable liability in respect thereof, and shall, with respect to clause (b)(iv) above, be marked to market on a current basis.

“Contractual Obligation” of any Person shall mean any indenture, note, lease, loan agreement, security, deed of trust, trust deed, deed to secure debt, mortgage, security agreement, Guarantee, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

“Convertible Notes” shall mean the 4.25% Convertible Senior Notes due 2016 of CBII.

“Convertible Notes Documents” shall mean the Convertible Notes Indenture and all other agreements, instruments and other documents pursuant to which any Convertible Notes are issued, in each case as amended, restated, supplemented or modified from time to time to the extent permitted under the Credit Documents.

“Convertible Notes Indenture” shall mean that certain Indenture dated as of February 1, 2008, between CBII, as issuer, and LaSalle Bank National Association, as trustee, and the First Supplemental Indenture thereto, dated as of February 12, 2008, in respect of the Convertible Notes, as further amended, restated, supplemented or modified from time to time to the extent permitted under the Credit Documents.

“Copyright Security Agreements” shall mean the Copyright Security Agreements executed and delivered by the Grantors party thereto from time to time, as the same may be amended, restated, supplemented or modified from time to time, and substantially in the form of Exhibit M.

“Credit Documents” shall mean this Agreement, the Notes, each Guarantee Agreement, the Security Documents, each Letter of Credit Application, each Notice of Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, the Fee Letter and the Post Effective Date Requirements Letter Agreement, including any consents or waivers, as the same may be amended, restated, supplemented or modified from time to time. For the avoidance of doubt, Lender Rate Contracts shall not qualify as Credit Documents for the purposes of this Agreement or any other Credit Document or any Obligations in connection therewith; provided, however, that obligations owing to Secured Parties under Lender Rate Contracts shall constitute Secured Obligations and shall be secured to the extent provided in this Agreement.

“Credit Event” shall mean the making of any Loan (including a Swing Line Loan), the making of an L/C Credit Extension or the increase of the Revolving Loan Commitment in accordance with Section 2.16.

“Current Assets” of any Person shall mean all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

“Current Liabilities” of any Person shall mean (a) all Indebtedness of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Indebtedness renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

“De Minimis US Subsidiaries” shall mean all direct or indirect Subsidiaries of the Borrower which are organized under the laws of the US or any state thereof and which as of the end of the most recent fiscal year do not have annual revenue or assets in excess of $5,000,000 individually and $50,000,000 in the aggregate (excluding those Subsidiaries that have been designated by the Borrower as a US Subsidiary pursuant to Section 5.01(i)(ii)).

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.

“Default” shall mean an Event of Default or any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall have the meaning given to that term in Section 2.07(d).

“Defaulting Lender” shall mean a Lender which has failed to fund its portion of any Borrowing which it is required to fund under this Agreement and has continued in such failure for three Business Days after written notice from the Administrative Agent.

“Designated Non-US Currency Market” shall mean, with respect to any Non-US Currency Letter of Credit, the Non-US Currency Market designated by the Administrative Agent as appropriate for such Non-US Currency Letter of Credit.

“Distributions” shall mean dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, any Equity Securities of any Person, or the purchase, redemption, retirement or other acquisition of, any Equity Securities of any CBII Entity (other than a Borrower Entity) by a Borrower Entity or of any warrants, options or other rights to acquire the same, but excluding dividends payable solely in shares of common stock of any Borrower Entity to any other Borrower Entity or payable solely in shares of common stock of CBII.

“DOJ Liability” shall mean the fine in an aggregate amount equal to $25,000,000 plus interest thereon to be paid by CBII in five annual installments to the US, commencing September, 2007, resulting from the investigation by the U.S. Department of Justice into certain payments made by a former Colombian subsidiary of CBII and related matters.

“Dollars” and “$” shall mean the lawful currency of the US and, in relation to any payment under this Agreement, same day or immediately available funds.

“Due Inquiry” shall mean any and all inquiry, investigation and analysis which a prudent Person would undertake and complete with diligence with the intent of coming to a reasonable understanding of facts or circumstances, and shall include, where appropriate, a review of relevant records in such Person’s possession and inquiry of appropriate employees, officers and directors, and shall mean such inquiry, investigation, and analysis has occurred as of the Effective Date and as of the date of each supplement provided pursuant to Section 5.01(a) or 5.01(k).

“EBITDA” shall mean, for any period, Net Income for such period of a Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP plus, without duplication, and to the extent deducted in determining such Net Income for such period, the sum of the following for such period: (a) Interest Expense, net of interest income, for such period; (b) income tax expense for such period; (c) depreciation and amortization expense for such period; (d) extraordinary items of non-cash loss for such period; (e) non-cash writedowns, including any non-cash asset impairment charges under SFAS No. 142 or SFAS No. 144; (f) for any period subsequent to September 30, 2006, but prior to September 30, 2007, costs incurred related to restoring consumer confidence in spinach and packaged salad products in an aggregate amount of $6,000,000; and (g) non-cash stock based compensation expense, and minus, without duplication, and to the extent added in determining such Net Income for such period, the aggregate amount of extraordinary items of income. Pro forma credit shall be given for any acquired Person’s EBITDA or the identifiable EBITDA of identifiable business units or operations acquired during such period calculated in a similar fashion (so long as such acquisition was permitted by this Agreement) as if owned on the first day of the applicable period; and any Person or identifiable business units or operations sold, transferred or otherwise disposed of during such period will be treated as if not owned during the entire applicable period. When calculating EBITDA for purposes of determining compliance with the terms and covenants of this Agreement, EBITDA shall be calculated without giving effect to (i) the amortization of any expenses incurred by any of the CBII Entities in connection with the Existing Credit Agreement (including the “Credit Documents” referred to therein), the Credit Documents referred to herein and the offering of the Senior Notes (7 1/2%), the Senior Notes (8 7/8%) and the Convertible Notes, and in each such case the application of the proceeds therefrom, (ii) any costs or expenses incurred by any of the CBII Entities in connection with the consent solicitation for the Senior Notes (7 1/2%), (iii) any after-tax income or loss from discontinued operations to the extent established on or before the Effective Date in accordance with GAAP and (iv) any costs and expenses incurred by any of the Borrower Entities in connection with any Permitted Acquisition, in an aggregate amount for all Permitted Acquisitions not to exceed $10,000,000.

“Effective Amount” shall mean (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to (i) any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans and (ii) with respect to Swing Line Loans, any risk participation amongst the Revolving Lenders, as the case may be, occurring on such date and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit

Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date (provided that in the case of any Non-US Currency Letter of Credit or Non-US Currency Unreimbursed Amount, the calculation shall be based on the US Currency Equivalent of the amount of such Non-US Currency L/C Obligations on the Non-US Currency Business Day preceding such date), including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Effective Date” shall mean the earlier of (a) the time and Business Day on which the consummation of all conditions precedent contemplated in Section 3.01 shall have been fulfilled and the Administrative Agent shall have notified the Borrower and Lenders of the Administrative Agent’s satisfaction that such conditions have been met and (b) the date on which (i) a Credit Event shall have occurred and (ii) the Administrative Agent, CBII and the Borrower shall have entered into a post-Effective Date requirements letter agreement (“Post Effective Date Requirements Letter Agreement”) setting forth the terms and dates for post-Effective Date compliance with unfulfilled conditions precedent contemplated in Section 3.01 in respect of Collateral delivery (free from adverse claims) and perfection matters relating to certain Non-US Subsidiaries and Non-US jurisdictions and certain other matters as specified therein; provided that the Administrative Agent may condition the occurrence of any one or all subsequent Credit Events on satisfaction of the terms of the Post Effective Date Requirements Letter Agreement.

“Eligible Assignee” shall mean a Person which is (a) a commercial bank organized under the laws of the US, or any state thereof, and, to the extent such Person is or pursuant to the contemplated Assignment shall become a Revolving Lender, having a combined capital and surplus of at least $500,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and, to the extent such Person is or pursuant to the contemplated Assignment shall become a Revolving Lender, having a combined capital and surplus of at least $500,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary or (iii) a Person of which a Lender is a Subsidiary, (d) any (i) savings bank, savings and loan association, or financial institution or (ii) insurance company engaged in the business of writing insurance, which bank, association, institution or company, in any case (A) to the extent such Person is or pursuant to the contemplated Assignment shall become a Revolving Lender, has a combined capital and surplus of at least $500,000,000, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, (e) an Approved Fund or (f) any other Person (other than an individual) approved by (A) the Administrative Agent, (B) in the case of an assignment of a Revolving Loan Commitment, the L/C Issuer and the Swing Line Lender and (C) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that no CBII Entity shall be an Eligible Assignee.

“Employee Benefit Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and attorneys’ fees and consultants’ fees, that are incurred at any time (a) as a result of the existence of any Hazardous Material upon, about or beneath any real property owned by the Significant Parties or migrating or threatening to migrate to or from any such real property, (b) arising from any investigation, proceeding or remediation of any location at which the Significant Parties or any predecessors have directly or indirectly disposed of Hazardous Materials, (c) arising in any manner whatsoever out of any violation of Environmental Laws by the CBII Entities or with respect to any real property owned by the CBII Entities or (d) arising from any exposure or alleged exposure of any Hazardous Materials.

“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and safety and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land; or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity or similar interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing (but excluding in all cases any debt security that is convertible into, or exchangeable for, such Equity Securities).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any Person which is treated as a single employer with any Significant Party under Section 414 of the IRC.

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Significant Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations at a facility that is treated as such a withdrawal under Section 4062(e) of ERISA which could reasonably be expected to give rise to any liability on account of such withdrawal, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the Borrower or any ERISA Affiliate to terminate a Pension Plan to completely or partially withdraw from a Multiemployer Plan, (e) the receipt of notice of an application by the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Euro-Dollar Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such to the Administrative Agent (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s LIBOR Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans will thereafter be made.

“Event of Default” shall have the meaning given to that term in Section 6.01.

“Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.02(b)(iii).

“Excess Cash Flow” shall mean, for any period,

(a) the sum of (without duplication):

(i) Consolidated net income (or loss) of the CBII Entities for such period calculated in accordance with GAAP plus

(ii) the aggregate amount of all non-cash charges deducted in arriving at such Consolidated net income (or loss), but excluding non-cash expenses to the extent they represent an accrual or reserve for cash payments in any future period plus

(iii) if there was a net increase in Consolidated Current Liabilities of the CBII Entities during such period, the amount of such net increase plus

(iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Temporary Cash Investments) of the CBII Entities during such period, the amount of such net decrease plus

(v) any Capex Carryover from a prior period permitted to be used for Capital Expenditures during such period to the extent not so used during such period less

(b) the sum of (without duplication):

(i) the aggregate amount of all non-cash credits included in arriving at such Consolidated net income (or loss) (other than non-cash credits that were accrued in the ordinary course of business) plus

(ii) if there was a net decrease in Consolidated Current Liabilities of the CBII Entities during such period, the amount of such net decrease plus

(iii) if there was a net increase in Consolidated Current Assets (excluding cash and Temporary Cash Investments) of the CBII Entities during such period, the amount of such net increase plus

(iv) the aggregate amount of Capital Expenditures of the CBII Entities paid in cash during such period solely to the extent permitted by this Agreement plus

(v) the aggregate amount of all regularly scheduled principal payments of Funded Debt of the CBII Entities made during such period plus

(vi) the aggregate principal amount of all optional prepayments of Funded Debt of the CBII Entities (other than Funded Debt that is revolving in nature and available to be reborrowed) made during such period plus

(vii) the aggregate principal amount of all commitment reductions in the Revolving Loan Facility made during such period plus

(viii) the aggregate principal amount of all mandatory prepayments of the Term Loan Facility made during such period pursuant to Section 2.06(c) plus

(ix) the Capex Carryover for such period plus

(x) the aggregate amount of Distributions made by the Borrower to CBII in respect of the Borrower’s Equity Securities to the extent such Distributions are permitted to be made pursuant to Section 5.02(f) but excluding Distributions made to reimburse CBII for CBII Overhead Expenses already deducted in calculating the Consolidated net income of the CBII Entities and Distributions to CBII used by CBII to make payments in respect of Funded Debt included in clauses (b)(v) and (b)(vi) above.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Act Person” shall have the meaning given to “Person” in Sections 13(d) and 14(d) of the Exchange Act.

“Executive Order 13224” shall mean executive Order 13224 on Terrorist Financing, effective September 24, 2001.

“Existing Credit Agreement” shall mean that certain amended and restated credit agreement dated as of June 28, 2005, with the lenders party thereto, Wachovia Bank, National

Association, as administrative agent for such lenders, as swing line lender and as letter of credit issuer, Wells Fargo, as a letter of credit issuer, Wachovia Capital Markets, LLC, as a co-lead arranger, Morgan Stanley Senior Funding, Inc., as syndication agent and a co-lead arranger, and Goldman Sachs Credit Partners L.P., as documentation agent, as amended prior to the date hereof.

“Existing Indebtedness” shall mean Indebtedness of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Effective Date.

“Existing Swap Counterparties” shall mean those Lenders (as defined in the Existing Credit Agreement) and Affiliates thereof that are parties to Lender Rate Contracts (as defined in the Existing Credit Agreement) dated prior to the Effective Date, in each case as more particularly described on Schedule V.

“Exportadora Chile” shall mean Exportadora Chiquita-Enza Chile Limitada, a Chilean limitada.

“Extraordinary Receipt” shall mean any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds received in connection with or as a result of any settlement or audit that are in excess of $1,000,000 in any fiscal year, pension plan reversions, proceeds of insurance (including any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement.

“Facility” shall mean the Term Loan Facility, the Revolving Loan Facility, the Letter of Credit Sublimit or the Swing Line Sublimit.

“Fair Market Value” shall mean the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Rabobank on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letter” shall mean the Fee Letter dated the date hereof and entered into by and between the Borrower and Rabobank.

“Financial Covenants” shall mean, collectively, the Borrower Leverage Ratio, the Fixed Charge Coverage Ratio and the Maximum Capital Expenditures covenants set forth in Sections 5.03(a), (b) and (c), respectively.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all prepared in reasonable detail in accordance with GAAP, except that interim Financial Statements may omit footnotes, statement of shareholders’ equity and year-end adjustments.

“Fixed Charge Coverage Ratio” shall mean, as at any date of determination, (a) Borrower EBITDA for the four fiscal quarter period ended as of the close of the most recently ended fiscal quarter, plus (i) net lease expense of the Borrower Entities for such period and (ii) net rent expense of the Borrower Entities for such period, divided by (b) Fixed Charges for the four fiscal quarter period ended as of the close of the most recently ended fiscal quarter. Anything contained herein to the contrary notwithstanding, the calculation of “net lease expense”, “net rent expense” and “Fixed Charges” shall exclude that portion of any lease or rent expense arising under any timecharter or spot charter of ocean-going vessels to the extent reasonably determined by the Borrower to be attributable to expenses related to the operation of such vessel and not to the lease or rental of the vessel itself.

“Fixed Charges” shall mean, for any period, the sum, for the Borrower Entities (determined on a consolidated basis without duplication in accordance with GAAP), of the following items: (a) cash Interest Expense, net of cash interest income, for such period (excluding the amortization of any expenses incurred by any of the Borrower Entities in connection with the Existing Credit Agreement (including the “Credit Documents” referred to therein), the Credit Documents referred to herein and the offering of the Senior Notes (7 1/2%), the Senior Notes (8 7/8%) and the Convertible Notes, and in each such case the application of the proceeds therefrom); plus (b) net lease expense; plus (c) net rent expense; plus (d) Distributions and dividends, or cash advances or any other funds, however characterized, paid by any Borrower Entity to CBII pursuant to Section 5.02(f)(ii)(B) or Section 5.02(f)(ii)(D). Pro forma effect shall be given, in respect of the acquisition of a Person or identifiable business units or operations permitted by this Agreement, to any Indebtedness incurred to finance such acquisition as if owed on the first day of the applicable period during which such acquisition was made.

“Food-Related Businesses” shall mean businesses or operations involving food or food products, including any business related, ancillary or complementary thereto; provided that, if in the case of any business acquired or joint venture entered into by any of the CBII Entities after the Effective Date, such business or joint venture is primarily engaged in one or more Food-Related Businesses, then such acquired business or joint venture shall be deemed to be engaged in Food-Related Businesses.

“Fund” shall mean any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean all of the following, without duplication, of any Person and its Subsidiaries on a consolidated basis: (a) all indebtedness for borrowed money (including that evidenced by senior or subordinated debts or notes); (b) the unpaid principal balance of Capital Lease obligations as presented on a balance sheet in accordance with GAAP; (c) the undrawn balance of issued and outstanding letters of credit and the aggregate amount of unreimbursed drawings under letters of credit; (d) the aggregate amount of Synthetic Lease Principal Components or similar arrangements; (e) the principal portion of obligations (i) in respect of the deferred purchase price of property or services (other than trade accounts payable) or (ii) under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers, and in either case entered into in the ordinary course of business and not exceeding 90 days (180 days for up to $12,000,000 in the aggregate outstanding at any one time for seasonal arrangements)); (f) preferred stock or other Equity Securities providing for mandatory redemptions, sinking fund or like payments prior to the Termination Date; (g) Funded Debt of any partnership or joint venture (other than a partnership or joint venture that is itself a corporation, limited liability company, or such other entity providing equivalent protection from pass through liability, or such Funded Debt is expressly made non-recourse to such Person); (h) obligations owing in connection with any on or off balance sheet financing of receivables (whether or not reflected on a balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP) involving any CBII Entity; and (i) Guarantees by the specified Person or its Subsidiaries of the kind of Indebtedness described in clauses (a) through (h) above, other than reimbursement obligations with respect to Guarantees provided by financial institutions to Guarantee the payment of Governmental Charges or other regulatory obligations in the normal course of business. Additionally, the term “Funded Debt” includes all Funded Debt of others secured by a Lien on any asset of the specified Person (whether or not such Funded Debt is assumed by the specified Person) (the amount of such Funded Debt as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Funded Debt of such other Person) and, to the extent not otherwise included, the Guarantee by such Person of any Funded Debt of any other Person; but the term “Funded Debt” excludes bonds in respect of workers’ compensation, provided no Default exists or is continuing.

“GAAP” shall mean generally accepted accounting principles in the US as in effect from time to time (including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession), consistently applied.

“German Share Pledge Agreements” shall mean, collectively, (a) the Share Pledge Agreement duly executed by “Hameico” Fruit Trade GmbH acting as pledgor with respect to the pledge of shares in Atlanta AG in favor of the Secured Parties, (b) the Share Pledge Agreement duly executed by “Hameico” Fruit Trade GmbH acting as pledgor with respect to the pledge of shares in Chiquita Deutschland GmbH in favor of the Secured Parties and (c) the Share Pledge

Agreement duly executed by CBCBV and American Produce Company acting as pledgors with respect to the pledge of shares in “Hameico” Fruit Trade GmbH in favor of the Secured Parties.

“Governmental Authority” shall mean any US or Non-US national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, licenses, fees, duties, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

“Grantors” shall mean (a) the Borrower, (b) CBII, (c) the entities listed on Part I of Schedule I and (d) US Subsidiaries formed, acquired or becoming US Subsidiaries after the Effective Date.

“Guarantee” shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain Financial Statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed equal to the lesser of the stated or determinable amount of the primary obligation or the maximum liability of the guarantor thereunder in respect thereof. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreements” shall mean, collectively, the Parent Guarantee Agreement and each Subsidiary Guarantee Agreement.

“Guarantors” shall mean, collectively, the Parent Guarantor and the Subsidiary Guarantors.

“GWF” shall mean Great White Fleet, Ltd., a Bermuda company.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as “hazardous”, “toxic” or similar descriptions under any Environmental Law.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Rate Contract.

“Honor Date” shall have the meaning given to that term in Section 2.02(c)(i).

“ICC” shall have the meaning given to that term in Section 2.02(h).

“Increased Revolving Loan Commitment” shall have the meaning given to that term in Section 2.16(a)(ii).

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person, contingent or otherwise, in respect of Funded Debt.

“Indemnitees” shall have the meaning given to that term in Section 8.03.

“Initial Lenders” shall have the meaning given to that term in the introductory paragraph hereof.

“Intellectual Property Security Agreements” shall mean, collectively, the Copyright Security Agreements, the Patent Security Agreements, and the Trademark Security Agreements.

“Interest Expense” shall mean, for any period, interest expense for a Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).

“Interest Period” shall mean, with respect to any LIBOR Loan, the time periods selected by the Borrower pursuant to Section 2.01(h) which commence on the first day of such Loan or the effective date of any conversion and end on the last day of such time period, and thereafter, each subsequent time period selected by the Borrower pursuant to Section 2.01(g) which commences at the end of the last day of the immediately preceding time period and ends on the last day of that time period.

“Investment” shall mean, with respect to any Person, all investments by such Person in other Persons in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions and purchases or other acquisitions for consideration of Indebtedness, Equity Securities or other securities (including Equity Securities or other securities of CBII).

“IP” shall mean all property and assets of the nature covered by the Intellectual Property Security Agreements.

“IRC” shall mean the Internal Revenue Code of 1986, as amended.

“Joinder Agreement” shall have the meaning given to that term in Section 5.01(i)(ii).

“Key Assets” shall mean all or a material portion of the Principal Trademarks.

“Landec” shall mean Landec Corporation, a California corporation.

“Latin American Subsidiaries” shall mean all direct or indirect Subsidiaries of CBII which are organized in any of the following jurisdictions: Bahamas, British Virgin Islands, Cayman Islands, Chile, Colombia, Costa Rica, Cuba, Ecuador, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, and Venezuela.

“L/C Advance” shall mean, with respect to each Revolving Lender, such Revolving Lender’s participation in any L/C Borrowing in accordance with its Revolving Proportionate Share.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan Borrowing.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” shall mean Rabobank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” shall mean, as at any date of determination, the US Currency Equivalent of the aggregate undrawn face amount of all outstanding Letters of Credit at such date plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, at such date.

“Lender Addendum” shall mean, with respect to any Lender as of the Effective Date, a Lender Addendum, substantially in the form of Exhibit R, executed and delivered by such Lender on the Effective Date as provided in Section 8.17.

“Lead Arranger” shall mean Rabobank, acting in its capacity as lead arranger.

“Lender Rate Contract Obligations” shall mean all liabilities and obligations, however arising, owed by a Borrower Entity to any Lender or any other Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of any Lender Rate Contracts.

“Lender Rate Contracts” shall mean one or more Rate Contracts (whether or not in respect to the Indebtedness evidenced by this Agreement) between one or more of the Borrower Entities and one or more of the Secured Parties on terms agreed to between such Borrower Entity and any such Secured Party. Each Lender Rate Contract shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(b).

“Lenders” shall mean the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.05 for as long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Letter of Credit” shall mean any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is 30 days prior to the Maturity Date (or, if such day is not a Business Day, the preceding Business Day).

“Letter of Credit Fee Percentage” shall mean, with respect to any Letter of Credit, the per annum percentage calculated as described in the definition of Applicable Margin.

“Letter of Credit Sublimit” shall mean an amount equal to the lesser of the Revolving Loan Facility and $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Loan Facility.

“LIBOR Loan” shall mean, at any time, a Loan which then bears interest as provided in Section 2.01(d)(ii).

“LIBOR Rate” shall mean, with respect to any Interest Period for the LIBOR Loans in any Borrowing consisting of LIBOR Loans, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of 1%) of (a) the rate per annum appearing on Bloomberg L.P. Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or such other display screen as may replace such page or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 a.m. (London time) (or as soon thereafter as practicable) (for delivery on the first day of such Interest Period) for a term equal to such Interest Period and in an amount approximately equal to the amount of the Loan to be made or funded by the Administrative Agent, on behalf of the Lenders, as part of such Borrowing, divided by (b) one minus the Reserve Requirement for such Loans in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be (in each case, rounded upward if necessary to the nearest 1/16 of 1%), (i) the rate per annum at which Dollar deposits are offered to Rabobank in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to Rabobank in, or by Rabobank to major banks in, any offshore interbank eurodollar market selected by Rabobank, in each case on the second Business Day prior to the commencement of such Interest Period at or about 11:00 a.m. (for delivery on the first day of such Interest Period) for a term equal to such Interest Period and in an amount approximately equal to the amount of the Loan to be made or funded by the Administrative Agent, on behalf of the Lenders, as part of such Borrowing. The LIBOR Rate shall be adjusted automatically as to all LIBOR Loans then outstanding as of the effective date of any change in the Reserve Requirement.

“Lien” shall mean (a) any mortgage, deed of trust, trust deed, deed to secure debt, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, (b) any option or other agreement to sell or give a security interest therein, and (c) any authorized filing of, or agreement to file, any effective financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

“Loan” shall mean a Revolving Loan, a Swing Line Loan or a Term Loan.

“Loan Account” shall have the meaning given to that term in Section 2.08(a).

“Loan Parties” shall mean the CBII Entities that execute or are required to execute this Agreement, a Security Agreement, a Pledge Agreement, any Intellectual Property Security Agreement, a Guarantee Agreement, any Mortgage, or any other Credit Document. For avoidance of doubt, the term “Loan Parties” does not include Pledged Persons that execute acknowledgments to the Pledge Agreements.

“Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

“Material Adverse Change” shall mean (a) a change in the business, operations, assets, liabilities or condition (financial or otherwise) of the CBII Entities, taken as a whole, or the Collateral, which in either case would materially and adversely affect the ability of the CBII Entities, taken as a whole, to perform their obligations under the Credit Documents or (b) a material adverse change in the rights and remedies of the Administrative Agent or any Lender thereunder.

“Material Adverse Effect” shall mean (a) an effect on the business, operations, assets, liabilities or condition (financial or otherwise) of the CBII Entities, taken as a whole, or the Collateral, which in either case would materially and adversely affect the ability of the CBII Entities, taken as a whole, to perform their obligations under the Credit Documents or (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender thereunder.

“Material Documents” shall mean the articles of incorporation, certificate of incorporation, by-laws, limited liability company operating agreement, as applicable, and other organizational documents of the Significant Parties.

“Maturity” or “maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by the Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maturity Date” shall mean March 31, 2014.

“Meneu” shall mean Meneu Distribucion S.A., a company organized under the laws of Spain.

“Mortgage Policies” shall have the meaning given to that term in Section 3.01(h)(ii).

“Mortgages” shall mean, collectively, (a) deeds of trust, trust deeds, deeds to secure debt and mortgages, in substantially the form of Exhibit Q-1 (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) and covering the Properties (together with the Assignments of Leases and Rents referred to therein, in each case as amended, restated, supplemented or modified from time to time), and (b) the Clayton County Leasehold Mortgage.

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

“Net Cash Proceeds” shall mean:

(a) with respect to any asset sale, the aggregate cash proceeds, Temporary Cash Investments and other cash equivalents received by or for the benefit of any of the CBII Entities (including any cash, Temporary Cash Investments and other cash equivalents received upon the sale or other disposition of any non-cash consideration received in any asset sale), net of the direct costs relating to such asset sale, including legal, accounting and investment banking fees, severance and similar obligations, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions, any tax sharing arrangements and any amounts used to repay Indebtedness (other than Indebtedness under the Credit Documents) secured by a Lien on the asset or assets that were the subject of such asset sale and appropriate amounts to be provided by any CBII Entity as a reserve against any liabilities associated with such asset sale, including pension and other post-employment benefit liabilities, liabilities related to Environmental Laws and liabilities under any indemnification obligations associated with such asset sale, all as determined in conformity with GAAP;

(b) with respect to the incurrence or issuance of any Indebtedness, the excess of (i) the sum of the cash, Temporary Cash Investments and other cash equivalents received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions or other similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses incurred in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i) above;

(c) with respect to any issuance or sale of Equity Securities, the proceeds of such issuance or sale in the form of cash, Temporary Cash Investments and other cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash, Temporary Cash Investments or other cash equivalents and proceeds from the conversion of other property received when converted to cash, Temporary Cash Investments or other cash equivalents , net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof; and

(d) with respect to any Extraordinary Receipts that are not otherwise included in clause (a), (b) or (c) above, the sum of the cash, Temporary Cash Investments and other cash equivalents received in connection therewith, net of any Indebtedness (other than Indebtedness under the Credit Documents) secured by a Lien on the affected asset that is required to be prepaid with such Extraordinary Receipts and net of the direct costs relating to the event in respect of which the Extraordinary Receipts are received.

“Net Income” shall mean with respect to any fiscal period, the net income of a Person determined in accordance with GAAP.

“New York Non-US Currency Exchange Market” shall mean the interbank foreign exchange market where foreign currencies are bought and sold in New York City by financial institutions and brokers.

“Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.02(b)(iii).

“Non-US” shall mean a jurisdiction other than and outside the US.

“Non-US Currency” shall mean, with respect to a Non-US Currency Letter of Credit or any reimbursement made or to be made with respect to such Non-US Currency Letter of Credit, the currency applicable to that Non-US Currency Letter of Credit.

“Non-US Currency Business Day” shall mean any Business Day on which dealings in deposits in the applicable Non-US Currency are conducted by and among banks in the Designated Non-US Currency Market.

“Non-US Currency Letter of Credit” shall mean a Letter of Credit issued or to be issued in (a) British pounds sterling, (b) euros or (c) such other currency (other than Dollars) as may be acceptable to all of the Revolving Lenders in their sole and absolute discretion.

“Non-US Currency Letter of Credit Sublimit” shall mean an amount equal to $50,000,000. The Non-US Currency Letter of Credit Sublimit is part of, and not in addition to, the Letter of Credit Sublimit; and in Administrative Agent’s sole and absolute discretion, such Non-US Currency Letter of Credit Sublimit can be increased above the limit (but in no event above the Letter of Credit Sublimit), or decreased back down to the limit set forth in the preceding sentence.

“Non-US Currency Market” shall mean a regular established market located outside the US by and among banks for the solicitation, offer and acceptance of Non-US Currency deposits in such banks.

“Non-US Currency Unreimbursed Amount” shall have the meaning given in Section 2.02(c)(i).

“Non-US Plan” shall mean any employee benefit plan maintained or contributed to by any Significant Party which is mandated or governed by any Governmental Rule of any Governmental Authority other than the US or any Governmental Authority or political subdivision thereof.

“Non-US Subsidiaries” shall mean all direct or indirect Subsidiaries of CBII which are organized in a jurisdiction other than the US or any state thereof.

“Note” shall mean a Term Loan Note, a Revolving Loan Note or a Swing Line Note.

“Notice of Borrowing” shall mean a Notice of Borrowing pursuant to and as defined in Section 2.01(c) or a Notice of Swing Line Borrowing.

“Notice of Conversion” shall have the meaning given to that term in Section 2.01(g).

“Notice of Interest Period Selection” shall have the meaning given to that term in Section 2.01(h)(ii).

“Notice of Swing Line Borrowing” shall mean a notice of a Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit D.

“Notification” shall have the meaning given to that term in Section 8.01(c)(ii).

“Obligations” shall mean all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Borrower to any Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Borrower), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrower hereunder and thereunder, but excluding Lender Rate Contract Obligations.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer” shall mean, with respect to CBII or the Borrower, (a) the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, or the Treasurer or (b) any Assistant Treasurer, the Secretary or any Assistant Secretary. Any document delivered hereunder that is signed by an Officer of CBII or the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, and/or other action on the part of CBII or the Borrower and such Officer shall be conclusively presumed to have acted on behalf of CBII or the Borrower, as the case may be.

“Other Taxes” shall have the meaning given to that term in Section 2.12(b).

“Owned Properties” shall have the meaning given to that term in Section 4.01(z).

“PACA” shall mean the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499.

“Parallel Obligations” shall have the meaning given to the term in Section 2.14(d)(i).

“Parallel Security” shall have the meaning given to the term in Section 2.14(d).

“Parent Guarantee Agreement” shall mean the Guarantee Agreement executed and delivered by CBII pursuant to Section 3.01(a), substantially in the form of Exhibit J.

“Parent Guarantor” shall mean CBII.

“Participants” shall have the meaning given to that term in Section 8.05(b).

“Participation Seller” shall have the meaning given to that term in Section 8.15(a).

“Patent Security Agreements” shall mean the Patent Security Agreements executed and delivered by the Grantors party thereto, as the same may be amended, restated, supplemented or modified from time to time, and substantially in the form of Exhibit N.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Significant Party or any ERISA Affiliate or to which any Significant Party or any ERISA Affiliate contributes or has an obligation to contribute, or solely in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” shall have the meaning given to that term in Section 5.02(d)(iii).

“Permitted Asset Disposition” shall mean any asset disposition permitted under Section 5.02(c).

“Permitted Indebtedness” shall mean all Indebtedness that is permitted to be created, incurred, assumed, or to exist in accordance with Section 5.02(a).

“Permitted Joint Venture” shall mean the Persons listed on Schedule II as well as any Person (a) 50% or less of whose Equity Securities are owned directly or indirectly by a Borrower Entity, (b) that if allowed to make Distributions, dividends, and loans to Equity Security holders, the Borrower Entity that holds the Equity Securities in such Person is entitled to receive Distributions, dividends, and loans at least equal to a pro rata proportion of such Borrower Entity’s Equity Securities in such Person and (c) for which no Borrower Entity has liability, primarily, secondarily, or otherwise, for the Funded Debt or other obligations of such Person.

“Permitted Liens” shall mean Liens that fall within any one of the following categories (whether or not such Liens could fall within one or more other categories, and if a Lien could qualify for more than one of the following categories, the Borrower may designate which category the Lien qualifies for without such Lien counting against other categories):

(a) any Liens on assets existing on the Effective Date and listed in Schedule 5.02(b), except that any unlisted immaterial Liens shall also constitute Permitted Liens for purposes of this clause (a) but only to the extent that (i) the aggregate amount of the obligations secured by such Liens does not exceed $1,000,000 and (ii) the assets encumbered by such Liens are owned solely by Non-US Subsidiaries and are not Collateral;

(b) Liens on assets acquired after the Effective Date that were existing at the time of the acquisition of such asset by a Borrower Entity; provided that (i) such Liens were in existence prior to the contemplation of such acquisition, were not granted in anticipation of such acquisition and do not extend to any other assets and (ii) the aggregate amount of all Indebtedness secured by Liens on assets of the Borrower Entities pursuant to this clause (b) and clauses (c), (d) and (u) of this definition shall not exceed $50,000,000 in any fiscal year of the Borrower (it being understood that any such Indebtedness secured by Liens not incurred in any fiscal year of the Borrower may be incurred in the succeeding fiscal years of the Borrower);

(c) Liens on assets to secure the purchase price of such assets to be acquired, which Liens cover only the assets acquired with such Indebtedness, and Liens on assets to secure Capital Lease obligations which Liens cover only the assets so acquired by Capital Lease (or any extensions, renewals or replacements of any such Liens for the same or a lesser amount); provided that the aggregate amount of all Indebtedness secured by Liens on assets of the Borrower Entities pursuant to this clause (c) and clauses (b), (d) and (u) of this definition shall not exceed $50,000,000 in any fiscal year of the Borrower (it being understood that any such Indebtedness secured by Liens not incurred in any fiscal year of the Borrower may be incurred in the succeeding fiscal years of the Borrower);

(d) Liens on an entity or its assets existing at the time the entity becomes a Subsidiary or is merged with any Borrower Entity, or assumed in connection with the acquisition of its assets; provided that (i) such Liens were in existence prior to the contemplation of such acquisition or merger, were not granted in anticipation of such acquisition or merger and do not extend to any assets other than those of the Person that becomes a Subsidiary or is merged with any Borrower Entity and (ii) the aggregate amount of all Indebtedness secured by Liens on assets of the Borrower Entities pursuant to this clause (d) and clauses (b), (c) and (u) of this definition shall not exceed $50,000,000 in any fiscal year of the Borrower (it being understood that any such Indebtedness secured by Liens not incurred in any fiscal year of the Borrower may be incurred in the succeeding fiscal years of the Borrower);

(e) statutory Liens of landlords and carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens (i) arising in the ordinary course of business, and (ii) for amounts not overdue for more than 90 days or being contested in good faith by appropriate proceedings and as to which adequate reserves (as required by GAAP) have been established therefor;

(f) judgment Liens and other similar Liens arising in the ordinary course of business; provided that (i) the enforcement of the Liens is stayed, (ii) the claims secured by the Liens are being actively contested, in good faith and by appropriate proceedings and as to which adequate reserves (as required by GAAP) have been established therefor, and (iii) the judgment would not otherwise constitute a Default;

(g) Liens for taxes, assessments or Governmental Charges not yet due and payable or being contested in good faith by appropriate proceedings and as to which adequate reserves (as required by GAAP) have been established therefor;

(h) Liens on property of a Non-US Subsidiary to secure Indebtedness of such Non-US Subsidiary that is otherwise permitted under Section 5.02;

(i) Liens on Non-US bank accounts in accordance with customary banking practice;

(j) easements, rights of way, restrictions and other similar encumbrances on title to real property to the extent they are incurred in the ordinary course of business of any Borrower Entity and do not materially detract from the value of such property or materially interfere with the ordinary course of business of any Borrower Entity;

(k) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(l) deposits and other Liens to secure Surety Instruments and the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business;

(m) Liens granted on assets of any Borrower Entity created in favor of Lenders or Administrative Agent pursuant to the Security Documents;

(n) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been terminated or the period within which such proceedings may be initiated shall not have expired;

(o) Liens to secure Hedging Obligations incurred in the ordinary course of business solely for the purpose of fixing or hedging interest rate risk, Non-US currency risk or financial and other similar risks (including commodity risks); provided that with respect to Hedging Obligations with respect to Indebtedness such Liens do not extend to property or assets other than the property or assets securing such Indebtedness and provided, further, that such Liens do not extend to the Collateral (unless such Liens are granted under the Security Documents);

(p) Liens in favor of customs and revenue authorities arising as a matter of law to serve as payment of custom duties in connection with the importation of goods;

(q) leases, subleases or licenses and sublicenses granted to others that do not materially detract from the value of such property or materially interfere with the ordinary course of business of any CBII Entity;

(r) Liens arising from the filing of Uniform Commercial Code financing statements regarding leases;

(s) Liens on receivables assets of any Non-US Subsidiary securing receivables obligations of any Non-US Subsidiary;

(t) Liens securing Indebtedness which is incurred to refinance secured Indebtedness outstanding on the Effective Date and refinancings thereof; provided that the amount of such Indebtedness is not increased and such Liens do not extend to or cover any property or assets of any Borrower Entity other than the property or assets securing the Indebtedness being refinanced;

(u) additional Liens to secure Indebtedness provided that (i) the aggregate amount of all Indebtedness secured by Liens on assets of the Borrower Entities pursuant to this clause (u) and clauses (b), (c) and (d) of this definition shall not exceed $50,000,000 in any fiscal year of the Borrower (it being understood that any such Indebtedness secured by Liens not incurred in any fiscal year of the Borrower may be incurred in the succeeding fiscal years of the Borrower), (ii) the assets covered by any additional Liens permitted to be incurred pursuant to this clause (u) shall not include any Equity Securities of any Pledged Persons and (iii) to the extent any additional Liens permitted to be incurred pursuant to this clause (u) shall cover any Collateral, such additional Liens shall be expressly subject and subordinate to the Liens on such Collateral granted for the benefit of the Secured Parties on terms reasonably satisfactory to the Administrative Agent;

(v) statutory Liens of vendors of perishable agricultural commodities or the like (i) arising pursuant to the provisions of PACA, (ii) arising in the ordinary course of business and (iii) for amounts not overdue for more than 90 days or being contested in good faith by appropriate proceedings and as to which adequate reserves (as required by GAAP) have been established therefor;

(w) Liens securing intercompany obligations (i) of any of the Borrower’s direct or indirect Non-US Subsidiaries to the Borrower or CBII, (ii) between or among any of the Borrower’s direct or indirect Non-US Subsidiaries that are not Loan Parties, or (iii) between or among any of the Borrower’s direct or indirect US Subsidiaries, if such Liens are expressly subordinate to the Liens granted under the Security Documents, in form and substance reasonably satisfactory to the Administrative Agent;

(x) Permitted Encumbrances (as defined in each Mortgage); and

(y) purchase money Liens upon Container Assets acquired by any of the CBII Entities in the ordinary course of business to secure the purchase price of such Container Assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such Container Assets to be subject to such Liens, or extensions, renewals or replacements of any of the foregoing; provided, however, that no such Lien shall extend to or cover any property other than the Container Assets being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced.

“Permitted Sales” shall have the meaning given to that term in the definition of Asset Sales.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization or any other entity or organization, including a Governmental Authority or political subdivision or an agency or instrumentality thereof.

“Platform” shall have the meaning given to that term in Section 8.01(c)(i).

“Pledge Agreements” shall mean the Pledge Agreements executed and delivered by the Pledgors pursuant to Section 2.14(c), 3.01(a) or 5.01(i), as the case may be, as the same may be amended, restated, supplemented or modified from time to time, substantially in the form attached as Exhibit I.

“Pledged Equity Securities” shall have the meaning given to that term in Section 3.01(a)(v).

“Pledged Intercompany Notes” shall have the meaning given to that term in Section 3.01(a)(iv).

“Pledged Persons” shall mean (a) the Borrower and the other Persons listed on Schedule III, (b) US Subsidiaries formed, acquired, or becoming US Subsidiaries after the Effective Date, (c) Significant Non-US Subsidiaries formed or acquired after the Effective Date and (d) any Non-US Subsidiary which after the Effective Date becomes a Significant Non-US Subsidiary (it being understood that, solely in respect of this clause (d), there shall be excluded from the determination of whether such a Non-US Subsidiary is a Significant Subsidiary any intercompany sales and receivables from any CBII Entities); provided, however, that notwithstanding anything to the contrary herein, (i) if by virtue of mandatory provisions of the applicable law of the jurisdiction of organization of a Significant Non-US Subsidiary a pledge of the Equity Securities of such Significant Non-US Subsidiary shall be prohibited (and the Administrative Agent shall be reasonably satisfied that there is no alternative manner to structure such pledge) or (ii) if the Administrative Agent and CBII, using best efforts, mutually agree, after taking into consideration the value of the assets of any Significant Non-US Subsidiary, (A) that by virtue of pledging more than 65% of the Voting Equity Securities of such Significant Non-US Subsidiary, a Section 956 Issue will result with respect to such Significant Non-US Subsidiary, then only 100% of the non-voting Equity Securities and 65% of the voting Equity Securities of such Significant Non-US Subsidiary shall be pledged, and (B) that by virtue of (x) pledging 100% of the non-voting Equity Securities and 65% of the voting Equity Securities of any Significant Latin American Subsidiary, such Significant Latin American Subsidiary shall be obligated to pay material local fees, (y) pledging 65% of the voting Equity Securities of such Significant Non-US Subsidiary, a Section 956 Issue will result with respect to the Pledgor of such Significant Non-US Subsidiary or (z) a pledge of or by a Significant Non-US Subsidiary, personal liability of the officers or directors of such Significant Non-US Subsidiary under the laws of the jurisdiction in which such Significant Non-US Subsidiary is organized will result, then none of the non-voting Equity Securities and voting Equity Securities of such Significant Non-US Subsidiary shall be pledged, such Significant Non-US Subsidiary shall not be one of the Pledged Persons and no Pledge Agreement shall be executed with respect to the Equity Securities of such Significant Non-US Subsidiary unless and except to the extent that the Equity Securities thereof may be so pledged without such Section 956 Issue, such prohibition, such personal liability or resulting in an obligation of such Significant Latin American Subsidiary to pay material local fees, as applicable; and provided, further, that if some or all of the Equity Securities of a Borrower Entity that directly or indirectly owns Equity Securities of such Significant Non-US Subsidiary are not the subject of a Pledge Agreement and may be pledged to the Administrative Agent without such prohibition or without resulting in an obligation of such Significant Latin American Subsidiary to pay material local fees, as applicable, such Borrower Entity shall become one of the Pledged Persons.

“Pledgors” shall mean those Persons pledging their interests in a Pledged Person.

“Post Effective Date Requirements Letter Agreement” shall have the meaning given to that term in the definition of Effective Date.

“Pre-Commitment Information” shall mean all written information, including one or more confidential information memoranda and other marketing materials to be used in connection with the syndication of the Commitments that have been made available to Rabobank by CBII, the Borrower or any representative thereof.

“Principal Trademarks” shall mean those trademarks described as “Principal Trademarks” on Schedule 4.01(n), which may be updated hereafter upon the agreement of the Borrower and the Administrative Agent, except that the deletion of any material “Principal Trademarks” shall require the consent of the Required Lenders.

“Pro Forma Compliance” shall mean:

(a) with respect to the Borrower Leverage Ratio, on any date of determination, the Borrower would have been in compliance with the Borrower Leverage Ratio covenant set forth in Section 5.03(a) as at the end of the four-quarter period ending on the day that is the close of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) ending prior to such determination date if the Borrower Funded Debt outstanding on such date of determination (after giving effect to any Funded Debt and use of proceeds from the Funded Debt to be incurred for the event requiring such measurement or on such date of determination) were outstanding on the last day of such most recent fiscal quarter; and

(b) with respect to the Fixed Charge Coverage Ratio, on any date of determination, the Borrower would have been in compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 5.03(b) as at the end of the four-quarter period ending on the day that is the close of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) ending prior to such determination date if all asset dispositions, acquisitions, and Distributions in accordance with Sections 5.02(c), 5.02(d) and 5.02(f) (after giving effect to any such asset dispositions, acquisitions, and Distributions to occur for the event requiring such measurement or on such date of determination) occurred on the first day of such most recently completed four-quarter period.

“Properties” shall mean, collectively, the Owned Properties and the property subject to the Clayton County Lease.

“Rate Contract” shall mean any agreement or document now existing or hereafter entered into in respect of any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Reduction Notice” shall have the meaning given to that term in Section 2.04(a).

“Refinancing Indebtedness” shall mean any refinancing of existing Indebtedness, so long as such refinancing Indebtedness (a) is permitted to be incurred under Section 5.02(a), (b) does not result in an increase in the aggregate principal amount of the Indebtedness being refinanced and (c) any Liens securing such refinancing Indebtedness do not extend to or cover any property or assets of any CBII Entity other than the property or assets securing the Indebtedness being refinanced.

“Register” shall have the meaning given to that term in Section 8.05(d).

“Relevant Event” shall have the meaning given to that term in Section 2.06(c)(iii).

“Relevant Sale” shall have the meaning given to that term in Section 2.06(c)(ii).

“Replacement Lender” shall have the meaning given to that term in Section 2.15.

“Reportable Event” shall have the meaning given to that term in Title IV of ERISA and applicable regulations thereunder for which notice thereof has not been waived pursuant to applicable regulations.

“Required Lenders” shall mean, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) so long as the Revolving Loan Commitments have not been terminated, the aggregate Revolving Loan Commitments at such time or, if the Revolving Loan Commitments have been terminated, the aggregate Effective Amount (based on each such Lender’s Revolving Proportionate Share thereof) of all Revolving Loans, L/C Obligations and Swing Line Loans outstanding at such time and (b) the aggregate principal amount of the Term Loans outstanding at such time, except that, at any time any Lender is a Defaulting Lender, all such Defaulting Lenders shall be excluded in determining “Required Lenders” and, in such case, “Required Lenders” shall mean Lenders that are not Defaulting Lenders owed or holding at least a majority in interest of the sum of (a) so long as the Revolving Loan Commitments have not been terminated, the aggregate Revolving Loan Commitments of all Lenders that are not Defaulting Lenders at such time or, if the Revolving Loan Commitments have been terminated, the aggregate Effective Amount (based on each such Lender’s Revolving Proportionate Share thereof) of all Revolving Loans, L/C Obligations and Swing Line Loans of all Lenders that are not Defaulting Lenders outstanding at such time and (b) the aggregate principal amount of the Term Loans of all Lenders that are not Defaulting Lenders outstanding at such time.

“Required Revolving Lenders” shall mean, at any time, the Revolving Lenders whose Revolving Proportionate Shares then exceed 50%, except that, at any time any Revolving Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Required

Revolving Lenders”, and, in such case, “Required Revolving Lenders” shall mean Lenders that are not Defaulting Lenders having total Revolving Proportionate Shares exceeding 50% of the total Revolving Proportionate Shares of all Lenders that are not Defaulting Lenders at such time.

“Required Term Lenders” shall mean, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Term Loans outstanding at such time, except that, at any time any Term Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Required Term Lenders” and, in such case, “Required Term Lenders” shall mean Lenders that are not Defaulting Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Term Loans of all Lenders that are not Defaulting Lenders outstanding at such time.

“Requirement of Law” applicable to any Person shall mean (a) the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term “reserve requirement” shall include any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

“Revolving Lender” shall mean any Lender that has a Revolving Loan Commitment.

“Revolving Loan” shall have the meaning given to that term in Section 2.01(b).

“Revolving Loan Borrowing” shall mean a borrowing by the Borrower consisting of the Revolving Loans made by each of the Revolving Lenders on the same date and of the same Type pursuant to a single Notice of Borrowing.

“Revolving Loan Commitment” shall mean, with respect to any Revolving Lender at any time, the amount set forth in the Lender Addendum delivered by such Revolving Lender under the caption “Revolving Loan Commitment” or, if such Lender has entered into one or more Assignment Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.05(d) as such Lender’s “Revolving Loan Commitment”, as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 2.16. For all purposes of this Agreement, the Revolving Loan Commitments shall be deemed to have been “terminated” on the Maturity Date or if the Revolving Loan Commitments are otherwise reduced to zero or terminated.

“Revolving Loan Facility” shall mean, at any time, the aggregate amount of the Revolving Lenders’ Revolving Loan Commitments at such time. As of the Effective Date, the amount of the Revolving Loan Facility is $150,000,000.

“Revolving Loan Note” shall mean a promissory note of the Borrower payable to the order of any Revolving Lender, in substantially the form of Exhibit E-1, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Loans and L/C Advances made by such Lender.

“Revolving Loan Pricing Grid” shall mean:

Tier	Consolidated Adjusted Leverage Ratio	Applicable Margin for LIBOR Loans (bps per annum)	Applicable Margin for Base Rate Loans (bps per annum)
1	≥ 5.50 to 1.00	375	275
2	≥ 4.50 to 1.00 but < 5.50 to 1.00	350	250
3	≥ 3.75 to 1.00 but < 4.50 to 1.00	325	225
4	< 3.75 to 1.00	300	200

Any increase or decrease in the Applicable Margin for Revolving Loans or the Letter of Credit Fee Percentage resulting from a change in the Consolidated Adjusted Leverage Ratio shall become effective as of the fifth Business Day following the date a Compliance Certificate is required to be delivered pursuant to Sections 5.01(a)(iii) (other than the Compliance Certificate delivered 120 days after the close of each fiscal year in respect of yearly Financial Statements of the Borrower Entities) or 5.02(d)(iii); provided, however, that if no Compliance Certificate is delivered within three days of when due in accordance with such Sections, then Tier 1 of the Revolving Loan Pricing Grid shall apply as of the date of the failure to deliver such Compliance Certificate until the fifth Business Day after the date on which the Borrower delivers a Compliance Certificate in the form of Exhibit G-1 (in respect of Section 5.01(a)(iii)) or Exhibit G-2 (in respect of Section 5.02(d)(iii)) and thereafter the Applicable Margin for Revolving Loans and the Letter of Credit Fee Percentage shall be based on the Consolidated Adjusted Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Margin for Revolving Loans and the Letter of Credit Fee Percentage are further adjusted as set forth in this definition.

“Revolving Proportionate Share” shall mean, with respect to any Revolving Lender:

(a) if the Revolving Loan Commitments have not been terminated, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Revolving Loan Facility at such time; and

(b) if the Revolving Loan Commitments have been terminated, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the Effective Amount of such Lender’s Revolving Loans, and (B) such Revolving

Lender’s share (based on its Revolving Proportionate Share immediately prior to such termination) of the Effective Amount of all L/C Obligations and all Swing Line Loans to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and Swing Line Loans and (B) the aggregate Effective Amount of all L/C Obligations.

The initial Revolving Proportionate Share of each Revolving Lender is set forth in the Lender Addendum delivered by such Revolving Lender under the caption “Revolving Proportionate Share”.

“Sales Basket Amount” shall have the meaning given to that term in Section 2.06(c)(ii).

“Section 956 Issue” shall mean that the granting of a pledge of Equity Securities or the execution of a Guarantee Agreement by a Non-US Subsidiary results in the pledged or pledging Non-US Subsidiary or the Non-US Subsidiary guarantor being deemed to have made a dividend in a material amount to its first tier US equity owner pursuant to IRC Section 956, and related sections of the IRC and the regulations promulgated thereunder.

“Secured Obligations” shall mean any Obligations owing to the Secured Parties, any Guarantees thereof by the Loan Parties, and any Lender Rate Contract Obligations.

“Secured Parties” shall mean, collectively, the Administrative Agent, any Supplemental Collateral Agent, the Revolving Lenders, the Swing Line Lender, the L/C Issuer, the Term Lenders, the Existing Swap Counterparties and, whether or not such Person has ceased to be a Lender or an Affiliate of a Lender under this Agreement, any Lender or any Affiliate of a Lender as a counterparty to a Lender Rate Contract.

“Security Agreements” shall mean the security agreements (including any amended and restated security agreements) executed and delivered by (a) the Borrower, (b) CBII or (c) the US Subsidiaries pursuant to Sections 2.14(c), 3.01(a) or 5.01(i), as the case may be, as the same may be amended, restated, supplemented or modified from time to time, substantially in the form of Exhibit L.

“Security Documents” shall mean the Security Agreements, the Pledge Agreements, the Intellectual Property Security Agreements, the Mortgages and all other instruments, agreements and documents (including Uniform Commercial Code financing statements) delivered to the Administrative Agent in connection with any Collateral or to secure any Secured Obligation or any Guarantee of the Secured Obligations, as the same may be amended, restated, supplemented or modified from time to time to the extent permitted under the Credit Documents.

“Senior Notes (7  1/2%)” shall mean the 7 1/2% Senior Notes due 2014 of CBII.

“Senior Notes (7 1/2%) Indenture” shall mean that certain Indenture dated as of September 28, 2004, between CBII, as issuer, and LaSalle Bank National Association, as trustee, and the First Supplemental Indenture thereto, dated as of February 4, 2008, in respect of the Senior Notes (7 1/2%), as amended, restated, supplemented or modified from time to time to the extent permitted under the Credit Documents.

“Senior Notes (8 7/8%)” shall mean the 8 7/8% Senior Notes due 2015 of CBII.

“Senior Notes (8 7/8%) Indenture” shall mean that certain Indenture dated as of June 28, 2005, between CBII, as issuer, and LaSalle Bank National Association, as trustee, in respect of the Senior Notes (8 7/8%), as further amended, restated, supplemented or modified from time to time to the extent permitted under the Credit Documents.

“Servicios Chile” shall mean Servicios Chiquita-Enza Chile Limitada, a Chilean limitada.

“Significant Latin American Subsidiaries” shall mean the Significant Subsidiaries that are Latin American Subsidiaries.

“Significant Non-US Subsidiaries” shall mean the Significant Latin American Subsidiaries and Significant Other Non-US Subsidiaries.

“Significant Other Non-US Subsidiaries” shall mean the Significant Subsidiaries that are not Significant US Subsidiaries or Significant Latin American Subsidiaries.

“Significant Parties” or “Significant Party” shall mean CBII, the Borrower, and Significant Subsidiaries.

“Significant Revenue” shall mean, with respect to any Subsidiary, annual gross revenue exceeding the Dollar equivalent of $10,000,000 as at the end of the most recent fiscal year.

“Significant Subsidiaries” shall mean each of the Borrower Entities described as Significant Subsidiaries on Schedule 4.01(q), and each other direct or indirect Subsidiary of CBII that, at any date of determination, meets any of the following criteria:

(a) for the most recent fiscal year generated gross revenue (excluding intercompany sales among the CBII Entities) exceeding the Dollar equivalent of $40,000,000; or

(b) as at the end of the most recent fiscal year, owned assets (excluding intercompany receivables from the CBII Entities) exceeding the Dollar equivalent of $15,000,000.

“Significant US Subsidiaries” shall mean all direct or indirect Significant Subsidiaries of CBII which are organized under the laws of the US, any state thereof or the District of Columbia.

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the assets of such Person is greater than the fair value of the probable liabilities (including contingent, subordinated, matured and unliquidated liabilities but not intercompany payables and obligations) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature or (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s property would constitute an unreasonably small capital.

“Stock and Warrant Repurchases” shall mean repurchases of CBII common stock and warrants to subscribe for CBII common stock as may be approved by CBII’s Board of Directors from time to time.

“Subsidiary” shall mean (a) any Person (including a corporation, partnership, limited liability company or other entity) more than 50% of whose Equity Securities having by the terms thereof, at that time, ordinary voting power to elect a majority of the directors (or comparable positions) of such Person is at the time owned directly or indirectly by any other Person, by such other Person and one or more of its other Subsidiaries or by one or more of such other Person’s other Subsidiaries or (b) any other Person included in the Financial Statements of such Person on a consolidated basis. Unless otherwise indicated in this Agreement, “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantee Agreements” shall mean, collectively, each Guarantee Agreement executed and delivered by each Subsidiary Guarantor pursuant to Section 3.01(a) or 5.01(i), as the case may be, and substantially in the form attached as Exhibit K (and, where appropriate, with such changes as the Administrative Agent may reasonably require to give effect to local law requirements in respect of any Non-US Subsidiary Guarantors).

“Subsidiary Guarantors” shall mean (a) entities listed on Part II of Schedule I, (b) US Subsidiaries formed, acquired or becoming US Subsidiaries after the Effective Date and (c) Significant Non-US Subsidiaries formed, acquired or becoming Significant Non-US Subsidiaries after the Effective Date; provided, however, if the Administrative Agent and CBII, using best efforts, mutually agree, after taking into consideration the value of the assets of such Significant Non-US Subsidiary, that by virtue of entering into a Subsidiary Guarantee Agreement or Guaranteeing the Secured Obligations (a) a Section 956 Issue will result with respect to a Significant Non-US Subsidiary, (b) personal liability of the officers or directors of such Significant Non-US Subsidiary under the laws of the jurisdiction in which such Significant Non-US Subsidiary is organized will result or (c) if such Significant Non-US Subsidiary is a Significant Latin American Subsidiary, such Significant Non-US Subsidiary will be required to pay material local fees, such Significant Non-US Subsidiary shall not be a Subsidiary Guarantor and shall not execute a Subsidiary Guarantee Agreement (or Guarantee the Secured Obligations) until such time as such Section 956 Issue, personal liability or material local fee liability, as applicable, shall no longer exist.

“Supplemental Collateral Agent” shall have the meaning given to that term in Section 7.09(a).

“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guarantees, shipside bonds, surety bonds (other than bonds for workers’ compensation or other ordinary course governmental obligations) and similar instruments.

“Surviving Indebtedness” shall mean Indebtedness of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the initial Credit Extension on the Effective Date.

“Swing Line” shall mean the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.

“Swing Line Borrowing” shall mean a borrowing of a Swing Line Loan.

“Swing Line Lender” shall mean Rabobank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall have the meaning given to that term in Section 2.03(a).

“Swing Line Note” shall have the meaning given to that term in Section 2.08(c).

“Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Loan Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Loan Facility.

“Syndication Agent” shall mean Wells Fargo, acting its capacity as syndication agent.

“Synthetic Lease” shall mean each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a Capital Lease and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.

“Synthetic Lease Interest Component” shall mean, with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as Capital Leases under GAAP.

“Synthetic Lease Principal Component” shall mean, with respect to any Person for any period, the portion of rent (exclusive of the Synthetic Lease Interest Component) paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as principal in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as Capital Leases under GAAP.

“Taxes” shall have the meaning given to such term in Section 2.12(a).

“Temporary Cash Investments” shall mean:

(a) investments in marketable direct obligations issued or guaranteed by the US, or of any Governmental Authority or political subdivision thereof, maturing within 18 months of the date of purchase;

(b) investments in certificates of deposit issued by a bank organized under the laws of the US or any state thereof or the District of Columbia, in each case having capital and unimpaired surplus totaling more than $500,000,000 and rated at least A-1 by Standard & Poor’s Ratings Group (“S&P”) and P-1 by Moody’s Investors Service, Inc. (“Moody’s”) (or their equivalent) (any such bank, an “Approved Bank”), maturing within 397 days of purchase;

(c) repurchase obligations with a term of not more than seven days for underlying Equity Securities of the types described in clauses (a) and (b) above entered into with any Approved Bank;

(d) commercial paper or finance company paper issued by any Person incorporated under the laws of the US or any state thereof and rated at least A-1 by S&P and P-1 by Moody’s (or their equivalent) maturing within 397 days of purchase;

(e) Investments not exceeding 397 days in maturity in money market funds that invest primarily all of such funds’ assets in the Investments described in clauses (a) through (d) above; and

(f) in the case of the Borrower’s Non-US Subsidiaries, similar short term investments made in the ordinary course of business or with a commercial bank organized under the laws of any Non-US jurisdiction which is a member of the OECD, or a political subdivision of any such Non-US jurisdiction, and having a combined capital and surplus of at least the equivalent of $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD.

“Term Lender” shall mean any Lender that has a Term Loan Commitment or that has made or holds a Term Loan.

“Term Loan” shall have the meaning given to that term in Section 2.01(a).

“Term Loan Borrowing” shall mean a borrowing consisting of simultaneous Term Loans of the same Type made by the Term Lenders.

“Term Loan Commitment” shall mean, with respect to any Term Lender at any time, the amount set forth in the Lender Addendum delivered by such Term Lender under the caption “Term Loan Commitment” or, if such Lender has entered into one or more Assignment Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.05(d) as such Lender’s “Term Loan Commitment”.

“Term Loan Facility” shall mean, at any time, the Term Lenders’ Term Loan Commitments and the Term Loans provided thereunder. As of the Effective Date, the amount of the Term Loan Facility is $200,000,000.

“Term Loan Note” shall mean a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit E-2, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Loan made by such Lender.

“Term Loan Pricing Grid” shall mean:

Tier	Consolidated Adjusted Leverage Ratio	Applicable Margin for LIBOR Loans (bps per annum)	Applicable Margin for Base Rate Loans (bps per annum)
1	≥ 5.50 to 1.00	450	350
2	≥ 4.50 to 1.00 but < 5.50 to 1.00	425	325
3	≥ 3.75 to 1.00 but < 4.50 to 1.00	400	300
4	< 3.75 to 1.00	375	275

Any increase or decrease in the Applicable Margin for Term Loans resulting from a change in the Consolidated Adjusted Leverage Ratio shall become effective as of the fifth Business Day following the date a Compliance Certificate is required to be delivered pursuant to Sections 5.01(a)(iii) (other than the Compliance Certificate delivered 120 days after the close of each fiscal year in respect of yearly Financial Statements of the Borrower Entities) or 5.02(d)(iii); provided, however, that if no Compliance Certificate is delivered within three days of when due in accordance with such Sections, then Tier 1 of the Term Loan Pricing Grid shall apply as of the date of the failure to deliver such Compliance Certificate until the fifth Business Day after the date on which the Borrower delivers a Compliance Certificate in the form of Exhibit G-1 (in respect of Section 5.01(a)(iii)) or Exhibit G-2 (in respect of Section 5.02(d)(iii)) and thereafter the Applicable Margin for Term Loans shall be based on the Consolidated Adjusted Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Margin for Term Loan are further adjusted as set forth in this definition.

“Termination Date” shall mean (a) for purposes of the Revolving Loan Facility, the earlier of (i) the date of termination in whole of the Revolving Loan Facility pursuant to this Agreement and (ii) the Maturity Date and (b) for purposes of the Term Loan Facility, the earlier of (i) the acceleration of all amounts owing under the Term Loan Facility (pursuant to Section 6.02 or otherwise) and (ii) the Maturity Date.

“Termination Value” shall mean, in respect of any one or more Lender Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Lender Rate Contracts, (a) for any date on or after the date such Lender Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Lender Rate Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Lender Rate Contracts which may include any Lender.

“Trademark Security Agreements” shall mean the Trademark Security Agreements executed and delivered by the Grantors party thereto, as the same may be amended, restated, supplemented or modified from time to time, and substantially in the form of Exhibit O.

“Trademarks” shall have the meaning given to that term in Section 4.01(n).

“Transaction” shall mean the transactions contemplated by the Credit Documents.

“Type” shall mean, with respect to any Loan or Borrowing at any time, the classification of such Loan or Borrowing by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBOR Rate.

“Unaccrued Indemnity Claims” shall mean claims for indemnification that may be asserted by the Administrative Agent, the L/C Issuer, the Swing Line Lender, any Lender or any other Indemnitee under the Credit Documents that are unaccrued and contingent and as to which no claim, notice or demand has been given to or made on any Loan Party (with a copy to the Administrative Agent) within five Business Days after the Borrower’s request therefor to the Administrative Agent (unless the making or giving thereof is prohibited or enjoined by any Requirement of Law or any order of any Governmental Authority).

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may be in effect, from time to time, in the State of New York; provided that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s or any Lender’s security interest and Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Unreimbursed Amount” shall have the meaning given to that term in Section 2.02(c)(i).

“Unused Revolving Commitment” shall mean, at any time, the remainder of (a) the Revolving Loan Facility at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time. For the avoidance of doubt, Swing Line Loans shall not be counted as Revolving Loans for purposes of determining the amount of Unused Revolving Commitment.

“US” shall mean the United States of America.

“US Currency Equivalent” shall mean, with respect to any amount denominated in a Non-US Currency, as of any date of determination, an equivalent amount in Dollars of such amount using the currency exchange rate for such date for the applicable currency in the New York Non-US Currency Exchange Market in trading among banks in amounts of $50,000 or more, set at 11:00 A.M. London Time two Non-US Currency Business Days prior to the date of determination, or, if not so set for such date, as otherwise reasonably determined by the Administrative Agent.

“US IP Collateral” shall have the meaning given to that term in Section 4.01(i)(iii).

“US Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such to the Administrative Agent (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s Base

Rate Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans will thereafter be made.

“US Person” shall mean a Person which is organized under the laws of the US or any state thereof.

“US Subsidiaries” shall mean all direct or indirect Subsidiaries of CBII which are organized under the laws of the US or any state thereof, other than De Minimis US Subsidiaries.

“Wells Fargo” shall mean Wells Fargo Bank, National Association.

SECTION 1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, applied in a consistent manner with the principles used in the preparation of the Financial Statements referred to in Section 4.01(h). If GAAP as in effect on December 31, 2007 (or such later GAAP agreed to by the parties) changes such that any Financial Covenants would then be calculated in a different manner or with different components, the parties will agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those Financial Covenants based on criteria for evaluating any CBII Entity’s financial condition and performance to substantially the same criteria as were in effect prior to such change in GAAP; provided, however, that, until the parties so agree or if the parties cannot agree, all such Financial Covenants shall be calculated in accordance with GAAP as in effect on December 31, 2007 (or such later GAAP agreed to by the parties).

SECTION 1.03. Headings. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

SECTION 1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

SECTION 1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean New York, New York time, unless otherwise indicated.

SECTION 1.06. Governing Law. Unless otherwise expressly provided in any Credit Document, this Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

SECTION 1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, the Borrower, the Lenders, the Administrative Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrower, any Lender or the Administrative Agent.

SECTION 1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrower, the Lenders and the Administrative Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof including, except for the Commitment Letter to the extent of the provisions that are expressly set forth therein to continue and survive after the Effective Date.

SECTION 1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed.

SECTION 1.10. References.

(a) References in this Agreement to “Articles”, “Recitals”, “Sections”, “Paragraphs”, “Exhibits” and “Schedules” are to articles, recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.

(b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, restated, supplemented or modified from time to time and in effect at any given time if such amendment, restatement, supplement or modification is permitted hereby.

(c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule) and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

(d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

SECTION 1.11. Other Interpretive Provisions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

SECTION 1.12. Rounding. Any financial ratios required to be maintained by CBII or the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

ARTICLE II CREDIT FACILITIES

SECTION 2.01. The Credit Facilities.

(a) Term Loan Facility. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance in Dollars (a “Term Loan”) to the Borrower on the Effective Date in an amount not to exceed such Lender’s Term Loan Commitment at such time. The Term Loan Borrowing shall consist of Term Loans made simultaneously by the Term Lenders ratably according to their Term Loan Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(b) Revolving Loan Facility. On the terms and subject to the conditions of this Agreement, each Revolving Lender severally agrees to advance to the Borrower from time to time during the period beginning on the Effective Date up to, but not including the Termination Date, such loans in Dollars as the Borrower may request under this Section 2.01(b) (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Lender at any time outstanding and (B) such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations and all Swing Line Loans at any time outstanding shall not exceed such Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all of the Revolving Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations and Swing Line Loans at any time outstanding shall not exceed the Revolving Loan Facility at such time. All Revolving Loans shall be made on a pro rata basis by the Revolving Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Revolving Lender equal to such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, the Borrower may borrow, repay and reborrow Revolving Loans until the Termination Date in respect of the Revolving Loan Facility.

(c) Notice of Borrowing. The Borrower shall request each Borrowing (other than a Swing Line Borrowing) by delivering to the Administrative Agent an irrevocable written notice in the form of Exhibit A, duly executed by an Officer of the Borrower and appropriately completed (a “Notice of Borrowing”), which specifies, among other things:

(i) The Facility under which such Borrowing is to be made;

(ii) The principal amount of the requested Borrowing, which shall be in the amount of (A) $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Borrowing consisting of Base Rate Loans or (B) $3,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of a Borrowing consisting of LIBOR Loans;

(iii) Whether the requested Borrowing is to consist of Base Rate Loans or LIBOR Loans;

(iv) If the requested Borrowing is to consist of LIBOR Loans, the initial Interest Periods selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(h); and

(v) The date of the requested Borrowing, which shall be a Business Day.

The Borrower shall give each Notice of Borrowing to the Administrative Agent not later than 11:00 a.m. at least three Business Days before the date of the requested Borrowing in the case of a Borrowing consisting of LIBOR Loans and not later than 11:00 a.m. at least one Business Day before the date of the requested Borrowing in the case of a Borrowing consisting of Base Rate Loans. Each Notice of Borrowing shall be delivered by first-class mail, or facsimile or e-mail transmission to the Administrative Agent at the facsimile number, e-mail address, and/or address specified on Schedule IV and during the hours specified in Section 8.01; provided, however, that the Borrower shall, if requested by the Administrative Agent, deliver to the Administrative Agent by first-class mail the original of any Notice of Borrowing initially delivered by facsimile or e-mail transmission. The Administrative Agent shall promptly notify each Appropriate Lender of the contents of each Notice of Borrowing and of the amount and Type of (and, if applicable, the Interest Period for) Loan to be made by such Lender as part of the requested Borrowing.

(d) Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until paid in full, at one of the following rates per annum:

(i) During such periods as such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

(ii) During such periods as such Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.

(e) Interest Payments. The Borrower shall pay accrued interest on the unpaid principal amount of each Loan in arrears (A) in the case of a Base Rate Loan, on the last Business Day of each quarter, (B) in the case of a LIBOR Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three months, every three months after the first day of such Interest Period) and (C) in the case of all Loans, upon prepayment (to the extent thereof) and on the Termination Date.

(f) Number of Borrowings. The number of Revolving Loan Borrowings consisting of LIBOR Loans shall not exceed 10 at any time, and the number of Term Loan Borrowings consisting of LIBOR Loans shall not exceed two at any time.

(g) Conversion of Loans. Subject to Section 2.13, the Borrower may convert all or part of the Loans comprising a Revolving Loan Borrowing or a Term Loan Borrowing from one Type to the other Type; provided, however, that no Base Rate Loan may be converted into a LIBOR Loan after the occurrence and during the continuance of an Event of Default, and provided, further, that any conversion of a LIBOR Loan on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.13. The Borrower shall request such a conversion by delivering an irrevocable written notice to the Administrative Agent in the form of Exhibit B, duly executed by an Officer of the Borrower and appropriately completed (a “Notice of Conversion”), specifying, among other things:

(i) The Borrowing which is to be converted;

(ii) The Type of Borrowing into which such Borrowing is to be converted;

(iii) If such Borrowing is to be converted into a Borrowing consisting of LIBOR Loans, the initial Interest Period selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(h); and

(iv) The date of the requested conversion, which shall be a Business Day.

The Borrower shall give each Notice of Conversion to the Administrative Agent not later than 11:00 a.m. at least three Business Days before the date of the requested conversion. Each Notice of Conversion shall be delivered by first-class mail or facsimile or e-mail transmission to the Administrative Agent at the facsimile number, e-mail address, and/or address specified on Schedule IV and during the hours specified in Section 8.01; provided, however, that the Borrower shall, if requested by the Administrative Agent, promptly deliver to the Administrative Agent by first-class mail the original of any Notice of Conversion initially delivered by facsimile or e-mail transmission. The Administrative Agent shall promptly notify each Appropriate Lender of the contents of each Notice of Conversion.

(h) LIBOR Loan Interest Periods.

(i) The initial and each subsequent Interest Period selected by the Borrower for the LIBOR Loans comprising all or part of a Borrowing shall be one, two, three or six months (or, if all Appropriate Lenders agree, nine or 12 months); provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (C) no Interest Period for all or part of the Loans comprising a Revolving Loan Borrowing or a Term

Loan Borrowing, as applicable, shall end after the Termination Date for the applicable Commitment. Notwithstanding the foregoing, the Borrower shall not select any LIBOR Loans until the syndication of the Facilities shall have been completed as separately agreed by and between the Lead Arranger and the Borrower.

(ii) The Borrower shall notify the Administrative Agent by an irrevocable written notice in the form of Exhibit C, duly executed by an Officer of the Borrower and appropriately completed (a “Notice of Interest Period Selection”), not later than 11:00 a.m. at least three Business Days prior to the last day of each Interest Period for LIBOR Loans comprising all or part of a Borrowing, of the Interest Period selected by the Borrower for the next succeeding Interest Period for such LIBOR Loans; provided, however, that no LIBOR Loan shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile or e-mail transmission to the Administrative Agent at the facsimile number, e-mail address, and/or address and during the hours specified in Schedule IV; provided, however, that the Borrower shall, if requested by the Administrative Agent, promptly deliver to the Administrative Agent by first-class mail the original of any Notice of Interest Period Selection initially delivered by facsimile or e-mail transmission. If (A) the Borrower fails to notify the Administrative Agent of the next Interest Period for any LIBOR Loans comprising all or part of a Borrowing in accordance with this Section 2.01(h) or (B) an Event of Default has occurred and is continuing on the last date of an Interest Period for any LIBOR Loan, such LIBOR Loan(s) shall automatically convert to Base Rate Loan(s) at the end of the last day of the current Interest Period therefor. The Administrative Agent shall promptly notify each Appropriate Lender of the contents of each Notice of Interest Period Selection.

(i) Scheduled Revolving Loan Repayments. The Borrower shall repay the principal amount of the Revolving Loans on the Termination Date in respect of the Revolving Loan Facility.

(j) Scheduled Term Loan Repayments. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Loans on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06):

Date	Amount
June 30, 2008	$2,500,000
September 30, 2008	$2,500,000
December 31, 2008	$2,500,000
March 31, 2009	$2,500,000

June 30, 2009	$2,500,000
September 30, 2009	$2,500,000
December 31, 2009	$2,500,000
March 31, 2010	$2,500,000

June 30, 2010	$5,000,000

Date	Amount
September 30, 2010	$5,000,000
December 31, 2010	$5,000,000
March 31, 2011	$5,000,000

June 30, 2011	$5,000,000
September 30, 2011	$5,000,000
December 31, 2011	$5,000,000
March 31, 2012	$5,000,000

June 30, 2012	$5,000,000
September 30, 2012	$5,000,000
December 31, 2012	$5,000,000
March 31, 2013	$5,000,000

June 30, 2013	$5,000,000
September 30, 2013	$5,000,000
December 31, 2013	$5,000,000
March 31, 2014	$105,000,000

provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term Loans outstanding on such date.

(k) Purpose.

(i) The Borrower shall use the proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit to: (A) provide for the working capital, Capital Expenditures and general purpose needs of any Borrower Entity; (B) pay fees and expenses incurred in connection with the Transaction; (C) finance Permitted Acquisitions and related expenses; (D) notwithstanding any continuing Event of Default, finance, through Distributions, loans, or other transfers to CBII, CBII Overhead Expenses; and (E) subject to compliance with Section 5.02(f), finance, through Distributions, loans, or other transfers to CBII, any working capital and general corporate needs of CBII.

(ii) The Borrower shall use the proceeds of the Term Loans to: (A) pay fees and expenses related to the Transaction; and (B) refinance certain existing Indebtedness of the Borrower, including all obligations under the Existing Credit Agreement and the other Credit Documents (as defined in the Existing Credit Agreement); (C) provide for the working capital, Capital Expenditures and general purpose needs of any Borrower Entity; (D) finance Permitted Acquisitions and related expenses; (E) notwithstanding any continuing Event of Default, finance, through Distributions, loans, or other transfers to CBII, CBII Overhead Expenses; and (F) subject to compliance with Section 5.02(f), finance, through Distributions, loans, or other transfers to CBII, any working capital and general corporate needs of CBII.

(l) The Other Obligations. In addition to the foregoing, the Borrower hereby promises to pay all Obligations, including, without limitation, the principal amount of the Loans,

amounts drawn under Letters of Credit and interest and fees on the foregoing, as the same become due and payable hereunder and, in any event, on the applicable Termination Date.

SECTION 2.02. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) On the terms and subject to the conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.02, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars (or in Non-US Currency) for the account of the Borrower, (2) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.02(b) and (3) to honor drafts under the Letters of Credit issued by it and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the Revolving Loan Facility at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Revolving Lender, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans would exceed such Lender’s Revolving Loan Commitment or (z) either (i) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (ii) the Effective Amount of the L/C Obligations in respect of Non-US Currency Letters of Credit would exceed the Non-US Currency Letter of Credit Sublimit. Within the foregoing limits, and on the terms and subject to the conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(B) subject to Section 2.02(b)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal, unless the Required Revolving Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all of the Revolving Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of general application of the L/C Issuer;

(E) only with respect to a request for a Non-US Currency Letter of Credit, the L/C Issuer determines that current or reasonably expected market conditions for the applicable Non-US Currency are unusually unstable or would make it unlawful, impossible or impracticable for the L/C Issuer to fund or hedge its obligations under the Non-US Currency Letter of Credit; or

(F) such Letter of Credit is: in a face amount less than $50,000 (or the US Currency Equivalent thereof on the date of issuance).

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which date shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s then-current Revolving Proportionate Share times the amount of such Letter of Credit. The Administrative Agent shall promptly notify each Revolving Lender upon the issuance of a Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, but shall not be obligated to, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each 12 month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such 12 month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date (and for avoidance of doubt, any Evergreen Letter of Credit to be renewed, whether automatically or at the request of the Borrower, to a date later than the Letter of Credit Expiration Date shall require the approval of all Revolving Lenders); provided, however, that the L/C Issuer shall not permit any such renewal if it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such renewal or (B) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, and provided, further, that the L/C Issuer shall not be obligated to permit any such renewal if the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing. Not later than 11:00 a.m., on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (any reimbursement with respect to amounts drawn under a Non-US Currency Letter of Credit shall be paid in the applicable Non-US Currency, except that upon the occurrence and during the continuance of a Default, the Administrative Agent may require that any reimbursement be paid in the US Currency Equivalent of such amount). If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Revolving Lender’s Revolving Proportionate Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount (provided that in the case of an Unreimbursed Amount in a Non-US Currency (a “Non-US Currency Unreimbursed Amount”), such amount shall be the US Currency Equivalent of such amount plus any related transaction costs, all of which are the Borrower’s responsibility), without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Loan Facility and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Borrowing). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender (including the Revolving Lender acting as L/C Issuer), on a several basis, shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s office in an amount equal to its Revolving Proportionate Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable upon demand by the Administrative Agent (together with interest) and shall bear interest at the Default Rate (provided that interest on any Non-US Currency Unreimbursed Amount shall accrue based on the US Currency Equivalent as of any date of determination of such Non-US Currency Unreimbursed Amount). In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C

Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.02 (provided that in the case of any Non-US Currency Unreimbursed Amount, any such amount shall be such Revolving Lender’s Revolving Proportionate Share of the US Currency Equivalent of such amount plus any related transaction costs, all of which are the Borrower’s responsibility).

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Revolving Proportionate Share of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing (including any event described in Sections 2.02(e)(i) through 2.02(e)(vi)). Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a per annum rate equal to (A) the daily Federal Funds Rate during the period from the date such payment is required through the third day thereafter and (B) the rate applicable to Base Rate Loans thereafter. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.02(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Revolving Lender its Revolving Proportionate Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned, each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a per annum rate equal to (A) the daily Federal Funds Rate during the period from the date of such demand through the third day thereafter and (B) the rate applicable to Base Rate Loans thereafter.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Credit Documents under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, the Credit Documents, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;

(iii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly, and in any event prior to the L/C Issuer taking any applicable action with respect to such Letter of Credit, notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given before the action giving rise to such claims has been taken.

(f) Role of L/C Issuer. Each of the Borrower and the Revolving Lenders agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.02(e)(i) through 2.02(e)(vi); provided, however, that anything in such Sections to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence (as determined by a final non-appealable judgment of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Termination Date in respect of the Revolving Loan Facility, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the Obligations in respect of such Letter of Credit in an amount equal to the then Effective Amount of the L/C Obligations. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” as security for such Obligations in respect of such Letter of Credit. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Rabobank, N.A. or another institution satisfactory to the Administrative Agent. The Lien held by the Administrative Agent in such cash collateral to secure such Obligations shall be released upon the satisfaction of each of the following conditions: (a) no Letters of Credit shall be outstanding; (b) all L/C Obligations shall have been repaid in full; and (c) no Default shall have occurred and be continuing. To the extent that such cash collateral exceeds the L/C Obligations as Letters of Credit expire or are replaced or L/C Obligations decrease, such excess cash collateral shall be released to, or as directed by, the Borrower; provided, however, that no Event of Default shall exist and be continuing.

(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed to by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with such Revolving Lender’s Revolving Proportionate Share, a Letter of Credit fee for each Letter of Credit equal to the Letter of Credit Fee Percentage (plus an additional 2% per annum, if an Event of Default has occurred and is continuing) on the undrawn amount of such Letter of Credit (which amount shall be the US Currency Equivalent in the case of Non-US Currency Letters of Credit), prorated, if applicable, in the case of a renewal date or an expiry date of less than one year. Such fee for each Letter of Credit shall be due and payable after the issuance thereof, and any renewal or extension thereof (whether by amendment, automatic or otherwise). The fee is due and payable quarterly in arrears with each payment for the preceding quarter due on the first Business Day of the calendar month immediately following such quarter, and is nonrefundable.

(j) Issuance Fee; Documentary, Presentation, Amendment, and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account (i) an issuance fee in an amount with respect to each Letter of Credit (whether standby or commercial) equal to 0.125% of the amount of such Letter of Credit (which amount shall be the US Currency Equivalent in the case of Non-US Currency Letters of Credit), due and payable upon each L/C Credit Extension with respect to such Letter of Credit and (ii) the customary, documentary, presentation, amendment, and processing fees, and other standard published costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect; provided, however, that any Letters of Credit issued for the benefit of Wachovia Bank, National Association, in connection with letters of credit existing under the Existing Credit Agreement, on the Effective Date shall not be subject to new or additional issuance, customary, documentary or processing fees on the Effective Date as a result of such issuance. Any applicable fees and charges are due and payable on demand and are non-refundable.

(k) Non-US Currency Letters of Credit Computation of US Currency Equivalent. The Administrative Agent will determine the US Currency Equivalent with respect to any Non-US Currency Letter of Credit (i) as of the date of issuance thereof, (ii) at least one time each fiscal quarter and (iii) at such other times as reasonably requested by the Borrower or any Lender (each, “Computation Date”). The Administrative Agent will provide the Borrower with written notice of the amount determined pursuant to this Section 2.02(k) from time to time, including following the end of each fiscal quarter. Upon receipt of such notice and upon the request of the Administrative Agent, if the Non-US Currency Letter of Credit Sublimit shall be exceeded on any Computation Date, whether as a result of market fluctuation of the applicable Non-US Currency or otherwise, the Borrower shall (A) immediately prepay the Obligations in respect of the Revolving Loan Facility in the manner set forth in Section 2.06(e) or (B) if requested by the Administrative Agent, Cash Collateralize the Obligations in respect of any outstanding Letter of Credit in the manner set forth in Section 2.02(g), in either case, in an aggregate principal amount equal to such excess.

(l) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

SECTION 2.03. Swing Line.

(a) The Swing Line. On the terms and subject to the conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrower from time to time on any Business Day during the period from the Effective Date to the Termination Date in respect of the Revolving Loan Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Effective Amount of Revolving Loans of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Revolving Loan Facility at such time and (ii) the aggregate Effective Amount of the Revolving Loans of any Revolving Lender (other than the Swing Line Lender), plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Revolving Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Loan Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender, on a several basis, shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Revolving Proportionate Share times the amount of such Swing Line Loan; provided, however, that the Revolving Lenders shall not have an obligation to purchase risk participations from the Swing Line Lender if the relevant Swing Line Loan was made without consent of the Required Revolving Lenders during the existence of an Event of Default with respect to which the Swing Line Lender has received a written notice from a Lender or the Borrower, referring to this Agreement, describing such Event of Default and stating that such notice is a “Notice of Event of Default”. The Borrower shall pay all outstanding principal on Swing Line Loans (which may be refinanced as provided in Section 2.03(c)) on the fifteenth day of each month (or, if such date is not a Business Day, the next Business Day) and the last Business Day of each month.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 9:00 a.m., on the requested borrowing date, and shall specify (i) the amount to be borrowed, which amount shall be a minimum amount of $250,000 or an integral multiple of $50,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Notice of Swing Line Borrowing, appropriately completed and signed by an Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Swing Line Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swing Line Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 12:00 noon on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a) or (B) that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 1:00 p.m. on the borrowing date specified in such Notice of Swing Line Borrowing, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes and requests the Swing Line Lender to act on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender’s Revolving Proportionate Share of the amount of Swing Line Loans then outstanding. Such request shall be made to the Administrative Agent by not later than 12:00 noon on the Business Day before the date of the requested refinancing and shall specify the amount of Swing Line Loans then outstanding and the date on which the Base Rate Loan is to be made and shall be subject to the unutilized portion of the Revolving Loan Facility and the conditions set forth in Section 3.02 (other than delivery of a Notice of Borrowing). The Swing Line Lender shall furnish the Borrower with a copy of the applicable request promptly after delivering such notice to the Administrative Agent. The Administrative Agent shall promptly notify each Appropriate Lender of the contents of the applicable request. Each Revolving Lender shall make an amount equal to its Revolving Proportionate Share of the amount specified in such request available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 noon, on the day specified in such request, whereupon, subject to Section 2.03(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Revolving Loan Borrowing cannot be requested in accordance with Section 2.03(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing, the request submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender (acting through the Administrative Agent) shall be entitled to recover from such Revolving Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a per annum rate equal to (A) the daily Federal Funds Rate during the period from the date such payment is required through the third day thereafter and (B) the rate applicable to Base Rate Loans thereafter. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Revolving Proportionate Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Revolving Lender shall pay to the Swing Line Lender its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a per annum rate equal to (A) the daily Federal Funds Rate during the period from the date of such demand through the third day thereafter and (B) the rate applicable to Base Rate Loans thereafter. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans in respect of the Revolving Loan Facility. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Loan or participation pursuant to this Section 2.03 to refinance such Revolving Lender’s Revolving Proportionate Shares of any Swing Line Loan, interest in respect of all such Revolving Proportionate Shares shall be solely for the account of the Swing Line Lender. The Borrower shall pay accrued interest on the unpaid principal amount of each Swing Line Loan upon payment (to the extent thereof), on the last Business Day of each fiscal quarter and at maturity.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2.04. Amount Limitations, Commitment Reductions.

(a) Optional Reduction or Cancellation of Revolving Loan Commitments. The Borrower may, upon five Business Days written notice to the Administrative Agent (each a “Reduction Notice”), permanently reduce the Revolving Loan Facility by the amount of $5,000,000 or an integral multiple of $5,000,000 in excess thereof or cancel the Revolving Loan Facility in its entirety; provided, however, that:

(i) The Borrower may not reduce the Revolving Loan Facility prior to the Maturity Date, if, after giving effect to such reduction, the Effective Amount of all Revolving Loans, L/C Obligations and Swing Line Loans then outstanding would exceed the Revolving Loan Facility as proposed to be reduced; and

(ii) The Borrower may not cancel the Revolving Loan Facility prior to the Maturity Date, if, after giving effect to such cancellation, any Swing Line Loan or Revolving Loan would then remain outstanding.

Any Reduction Notice shall be irrevocable; provided that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.

(b) Mandatory Termination of Commitments.

(i) The Revolving Loan Facility shall be automatically and permanently reduced to zero on the Maturity Date.

(ii) The Administrative Agent may, or upon instructions from the Required Revolving Lenders shall, by written notice to the Borrower, reduce the Revolving Loan Facility to zero if any CBII Entity shall fail to observe or perform the covenant contained in Section 5.02(p)(ii).

(c) Effect of Commitment Reductions. From and after the effective date of any reduction of the Revolving Loan Facility, the Commitment Fees payable pursuant to Section 2.05(b) shall be computed on the basis of the Revolving Loan Facility as so reduced. Any reduction of the Revolving Loan Facility pursuant to Section 2.04(a) shall be applied ratably to reduce each Revolving Lender’s Commitment in accordance with Section 2.10(a)(i).

SECTION 2.05. Fees.

(a) Fee Letter. The Borrower shall pay to Rabobank the fees and other compensation in the amounts and at the times set forth in the Fee Letter.

(b) Commitment Fees. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders as provided in Section 2.10(a)(iv), commitment fees (collectively, the “Commitment Fees”) equal to the Commitment Fee Percentage of the daily Unused Revolving Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date. The Borrower shall pay the Commitment Fees in arrears on the last day in each March, June, September and December (commencing June 30, 2008) and on the Maturity Date (or if the Revolving Loan Facility is cancelled on a date prior to the Maturity Date, on such prior date). For purposes of the calculations under this Section 2.05(b), the aggregate principal amount of the aggregate Effective Amount of outstanding Letters of Credit or Non-US Currency Unreimbursed Amounts, to the extent consisting of Non-US Currency Letters of Credit shall be based on the US Currency Equivalents relating thereto as of the Business Day immediately preceding the last day in each March, June, September and December, as applicable.

SECTION 2.06. Prepayments.

(a) Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.06(b), a mandatory prepayment required by Section 2.06(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrower shall pay to the Lender that made such Loan (i) all accrued interest and fees to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all amounts payable to such Lender pursuant to Section 2.13. For avoidance of doubt, all Lender

Rate Contracts are independent agreements governed by the written provisions of such Lender Rate Contracts, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Credit Documents, except as otherwise expressly provided in such written Lender Rate Contracts; provided, however, that any payoff statement from the Administrative Agent relating to this Agreement shall apply to such Lender Rate Contracts, except as otherwise expressly provided in such payoff statement.

(b) Optional Prepayments.

(i) At its option, the Borrower may, upon notice of at least one Business Day to the Administrative Agent in the case of Base Rate Loans or notice of at least three Business Days to the Administrative Agent in the case of LIBOR Loans, prepay without premium or penalty (except as expressly set forth in Section 2.13) the Loans in any Borrowing under any Facility selected by the Borrower and all accrued but unpaid interest thereon in part, in a minimum principal amount of, except as otherwise provided in Section 2.06(b)(ii), $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or in whole. Each such notice shall specify the date and amount of such prepayment and the Facility in respect of which such prepayment shall be made; provided that if such prepayment is to be made on any day other than on the last day of the Interest Period applicable to such LIBOR Loan, the Borrower shall be subject to the payments required by Section 2.13. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. If no Event of Default has occurred and is continuing, all prepayments under this Section 2.06(b) which are applied to reduce the principal amount of the Revolving Loans and Swing Line Loans shall be applied to the Revolving Loans and Swing Line Loans as directed by the Borrower. If the Borrower fails to direct the application of any such prepayments, such prepayments shall be applied first to the accrued but unpaid interest on and then any principal of the Swing Line Loans until paid in full, second to the accrued but unpaid interest on and then any principal of the Revolving Loans until paid in full, and shall, in each case, to the extent possible, be first applied to prepay Base Rate Loans and then if any funds remain, to prepay LIBOR Loans; provided that if an Event of Default has occurred and is continuing at the time any such prepayment is made, the Revolving Lenders shall apply such prepayments to such Obligations as the Administrative Agent may determine in its discretion which determination shall be effective as to all Revolving Lenders (but for regulatory purposes, the Revolving Lenders may apply such payments internally as they shall determine). Each prepayment pursuant to this Section 2.06(b) of Term Loans shall be applied to the installments of such Facility on a pro rata basis.

(ii) At its option, the Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment and (B) any such prepayment shall be in a minimum principal amount of the lesser of (1) $250,000 or an integral multiple of $50,000 in excess thereof and (2) the outstanding balance of the Swing Line Loans. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) Mandatory Prepayments. Without reducing the Revolving Loan Facility or any of the Revolving Loan Commitments, the Borrower shall prepay the Loans as follows:

(i) If, at any time, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations then outstanding exceeds the Revolving Loan Facility at such time, the Borrower shall immediately (A) prepay the Swing Line Loans to the extent Swing Line Loans in a sufficient amount are then outstanding, (B) then prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding, in an aggregate principal amount equal to such excess and (C) Cash Collateralize the Obligations in respect of the outstanding Letters of Credit in an amount equal to the then Effective Amount of the L/C Obligations.

(ii) If, during any fiscal year (including fiscal year 2008), any CBII Entity consummates any Asset Sale and the Net Cash Proceeds of such Asset Sale, when added to the Net Cash Proceeds of all such Asset Sales by all CBII Entities during such fiscal year, in the aggregate, exceed $15,000,000 for such fiscal year (the “Sales Basket Amount”), the Borrower shall, immediately after the completion of each Asset Sale which results in such an excess or an increase in such an excess, prepay (or cause to be prepaid) the outstanding Loans and the other Obligations in the manner set forth in Section 2.06(e), in each case, in an aggregate principal amount equal to 100% of such excess or such increase in such excess; provided, however, that:

(A) no such prepayment shall be required in connection with any Asset Sale (or related Asset Sales, in a series or otherwise) otherwise permitted under Section 5.02(c) to the extent the aggregate consideration received by the CBII Entities for such Asset Sale (or related Asset Sales, in a series or otherwise) does not exceed $1,000,000 (and such sale proceeds shall not be counted towards the Sales Basket Amount);

(B) so long as no Event of Default has occurred and is continuing or would result therefrom, no such prepayment shall be required in connection with any Asset Sale (or related Asset Sale, in a series or otherwise) (each, a “Relevant Sale”) otherwise permitted under Section 5.02(c) to the extent (1) if the Net Cash Proceeds from all Relevant Sales in any fiscal year exceed $5,000,000, the Borrower advises the Administrative Agent in writing at the time the Net Cash Proceeds from such Relevant Sale are received that the Borrower intends to cause a Borrower Entity to reinvest all or any portion of such Net Cash Proceeds in property, plant, equipment, other fixed or capital assets, and/or investments (including joint ventures) in Food Related Businesses and (2) such Net Cash Proceeds are in fact so reinvested in the acquisition of such assets or investments within 180 days from the date on which such Net Cash Proceeds from such Relevant Sale are received; and

(C) anything contained in this Section 2.06(c)(ii) to the contrary notwithstanding, so long as no Event of Default has occurred and is continuing or would result from any sale or disposition of assets otherwise giving rise to a required prepayment under this Section 2.06(c)(ii), in the event the Borrower Leverage Ratio is, on a pro forma basis, (1)

less than 2.50 to 1.00 both before and after giving effect to such sale or disposition of assets, no such prepayment shall be required, or (2) equal to or in excess of 2.50 to 1.00 both before or after giving effect to such disposition, such prepayment shall be required in an amount equal to the lesser of (i) the amount of such Net Cash Proceeds and (ii) the amount necessary to decrease the Borrower Leverage Ratio to, on a pro forma basis, less than 2.5 to 1.0 both before and after giving effect to such disposition and the use of such Net Cash Proceeds.

If, at any time after the occurrence of a Relevant Sale and prior to the acquisition of such assets or investments, the 180-day period provided in clause (B) above in the preceding sentence shall elapse without the occurrence of the related acquisition or investment or an Event of Default shall occur and is continuing, then the Borrower shall immediately prepay the Loans in the amount and in the manner described in the first sentence of this Section 2.06(c)(ii).

(iii) If, during any fiscal year (including fiscal year 2008), any CBII Entity receives Extraordinary Receipts and the Net Cash Proceeds of such Extraordinary Receipts that, when added to the Net Cash Proceeds of all such Extraordinary Receipts obtained by all CBII Entities during such fiscal year, in the aggregate, exceed $20,000,000 for such fiscal year, the Borrower shall, after receipt thereof by the CBII Entities of the Net Cash Proceeds from such Extraordinary Receipts which results in such an excess or an increase in such an excess (but subject to the reinvestment exceptions below), immediately prepay (or cause to be prepaid) the outstanding Loans and the other Obligations in the manner set forth in Section 2.06(e), in each case, in an aggregate principal amount equal to 100% of such excess or such increase in such excess. Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this Section 2.06(c)(iii) with respect to any event resulting in the receipt of Extraordinary Receipts (a “Relevant Event”) if the Borrower advises the Administrative Agent in writing promptly after the time the excess Net Cash Proceeds from such Relevant Event are received that the Borrower intends to cause a Borrower Entity to reinvest all or any portion of such excess Net Cash Proceeds in property, plant, equipment, other replacement assets, and/or investments (including joint ventures) in Food-Related Businesses to the extent (A) such excess Net Cash Proceeds are in fact committed to be reinvested by such Person pursuant to a purchase contract providing for the acquisition of such replacement assets that is executed by such Person and the related seller within one year from the date of such Relevant Event and (B) the acquisition of such replacement assets or investments occurs within two years from the date on which the Net Cash Proceeds from the Relevant Event are received; provided, however, that the Borrower’s requirement to advise the Administrative Agent as provided above shall not apply to any Relevant Event until the Net Cash Proceeds in respect of such Relevant Events during such fiscal year exceed $20,000,000. If, at any time after the occurrence of a Relevant Event and prior to the acquisition of the related replacement assets or investments, the one-year or two-year period provided in clause (A) or (B), respectively, of the preceding sentence shall elapse without execution of the related purchase contract (in the case of clause (A)), the occurrence of the related acquisition or investment (in the case of clause (B)) or an Event of Default shall occur and only so long as continuing, then, upon request of the Administrative Agent or the Required Lenders, the Borrower shall immediately prepay the Loans in the amount and in the manner described in the first sentence of this Section 2.06(c)(iii). At any time after the occurrence of a Relevant Event and prior to the acquisition of the related replacement assets or investments, upon request of the Administrative Agent or the Required Lenders, the Borrower shall deposit the Net Cash Proceeds from such Relevant Event which result in an excess over the $20,000,000 per fiscal year amount described above or an increase in such an excess into an interest-bearing account with Rabobank, N.A. or another institution reasonably satisfactory to the Administrative Agent (which interest-bearing account shall be subject to a security interest in favor of the Collateral Agent for the benefit of the Secured Parties that is perfected by the Borrower entering into a control agreement and other documentation reasonably requested by the Administrative Agent) until such Net Cash Proceeds are reinvested or paid toward the Loans as directed by the Borrower.

(iv) If, at any time after the Effective Date, any CBII Entity issues or incurs any Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments that, when added to all such Indebtedness for borrowed money issued or incurred by all CBII Entities after the Effective Date, in the aggregate, exceeds $50,000,000 (provided that (A) Permitted Indebtedness (1) secured solely by a Lien of the type described in clause (c) of the definition of Permitted Liens or (2) owed by a CBII Entity to another CBII Entity and (B) Refinancing Indebtedness shall not be counted and non-cash assets received upon issuance of debt in connection with asset acquisitions shall be excluded, except to the extent any such Permitted Indebtedness is issued or incurred to finance, directly or indirectly, the payment in cash or otherwise, of any Distributions by any of the CBII Entities), the Borrower shall, after such issuance or incurrence which results in such an excess or an increase in such an excess, immediately prepay (or cause to be prepaid) the outstanding Loans and the other Obligations in the manner set forth in Section 2.06(e), in each case, in an aggregate principal amount equal to 100% of the Net Cash Proceeds of such of such excess or such increase in such excess.

(v) On or prior to the 120th day following the end of each fiscal year of CBII (commencing with the fiscal year of CBII ending December 31, 2008), the Borrower shall prepay (or cause to be prepaid) the outstanding Loans and the other Obligations in the manner set forth in Section 2.06(e) in an aggregate amount equal to 50% of Excess Cash Flow for such most recently ended fiscal year, provided that such amount shall be reduced to 0% of Excess Cash Flow if the Borrower Leverage Ratio as of the most recently ended fiscal year of CBII shall be less than 2.50:1.00.

(vi) If, at any time after the Effective Date, any CBII Entity issues any Equity Securities (other than (v) issuances thereof the proceeds of which are used to make a Permitted Acquisition; provided that such Permitted Acquisition occurs within 90 days after such issuance, (w) any issuances thereof to CBII or any Borrower Entity, (x) sales or issuances to any management or employees under any employee stock option or stock purchase plans in existence from time to time, (y) issuances of director’s qualifying shares and (z) any issuances in connection with the exercise of warrants), the Borrower shall, after such issuance or incurrence, immediately prepay (or cause to be prepaid) the outstanding Loans and the other Obligations in the manner set forth in Section 2.06(e), in each case, in an aggregate principal amount equal to 50% of the Net Cash Proceeds from such Equity Securities.

(vii) If, at any time, any CBII Entity shall fail to observe or perform the covenant contained in Section 5.02(p)(ii), the Administrative Agent may or, upon instructions from the Required Term Lenders, shall, by written notice to the Borrower, require the Borrower to prepay the outstanding Term Loans and the other Obligations with respect thereto, and the Borrower shall so prepay the outstanding Term Loans and the other Obligations with respect thereto, immediately (and in any event within 10 Business Days) following receipt of such notice.

(d) Notice of Prepayment. The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under Section 2.06(c), (i) a certificate signed by the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the Type and principal amount of each Loan (or portion thereof) to be prepaid. In the event that the Borrower shall subsequently determine that the actual amount required to be prepaid was greater than the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a certificate signed by the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Borrower demonstrating the derivation of the additional amount resulting in such excess.

(e) Application of Prepayments.

(i) All prepayments pursuant to Section 2.06(c) (excluding Section 2.06(c)(i)) shall be applied as follows: first, to prepay the Term Loans and to the installments thereof on a pro rata basis, second, to prepay any Unreimbursed Amounts then outstanding, third, to prepay the Swing Line Loans to the extent Swing Line Loans are then outstanding, fourth, to prepay the Revolving Loans to the extent Revolving Loans are then outstanding and fifth, to Cash Collateralize the Obligations in respect of the outstanding Letters of Credit in an amount equal to the then Effective Amount of the L/C Obligations.

(ii) Without modifying the order of application of prepayments set forth in Section 2.06(e)(i), all such prepayments shall, to the extent possible, be first applied to prepay Base Rate Loans and then if any funds remain, to prepay LIBOR Loans. All prepayments which are applied to reduce the principal amount of the Revolving Loans shall not reduce the Revolving Loan Commitments.

(iii) Any amounts available after the application thereof in accordance with this Section 2.06(e) shall be, to the extent no Event of Default shall have occurred and be continuing, returned to the Borrower.

SECTION 2.07. Other Payment Terms.

(a) Place and Manner. All payments to be made by the Borrower under this Agreement or any other Credit Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrower shall make all payments due to each Lender or the Administrative Agent under this Agreement or any other Credit Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified on Schedule IV, with each payment due to a Lender to be for the account of such

Lender and such Lender’s Applicable Lending Office. The Borrower shall make all payments under this Agreement or any other Credit Document in lawful money of the US (except with respect to any Non-US Currency Letter of Credit or Non-US Currency Unreimbursed Amount, which shall be paid in the Non-US Currency applicable to such Non-US Currency Letter of Credit or Non-US Currency Unreimbursed Amount to the extent not repaid with the proceeds of a Base Rate Loan that was used to purchase the applicable Non-US Currency as set forth in Section 2.02(c)) and in same day or immediately available funds not later than 11:00 a.m. on the date due. The Administrative Agent shall promptly disburse to each Lender each payment received by the Administrative Agent for the account of such Lender.

(b) Non-US Currency Payments. The specification of payment of Non-US Currency Letters of Credit or Non-US Currency Unreimbursed Amount in the related Non-US Currency at a specific place pursuant to this Agreement is of the essence. Such Non-US Currency shall, subject to Section 2.02(c), be the currency of account and payment of such Letters of Credit under this Agreement. The obligation of the Borrower in respect of such Letters of Credit shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Non-US Currency and transfer to such Lender under normal banking procedures, does not yield the amount of such Non-US Currency due under this Agreement. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Non-US Currency due under this Agreement, such Lender shall have an independent cause of action against the Borrower and the applicable Guarantors for the currency deficit.

(c) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(d) Default Rate. (i) Automatically upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), 6.01(f) or 6.01(g) and (ii) at the election of the Required Lenders upon the occurrence and during the continuance of any other Event of Default, until the time when such Event of Default shall have been cured or waived by the Required Lenders or all the Lenders (as required by this Agreement), the Borrower shall pay interest on the aggregate outstanding principal amount of all Obligations owing hereunder at a per annum rate equal to the interest rate that would otherwise apply pursuant to Section 2.01(d), plus 2.00% (the “Default Rate”) payable on demand. Overdue interest shall itself bear interest at the Default Rate applicable to Base Rate Loans, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable laws.

(e) Application of Payments. Except as otherwise expressly provided herein, all payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents, and finally to reduce the principal amount of outstanding Loans and L/C Borrowings.

(f) Failure to Pay the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower at least one Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrower has made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to (i) the daily Federal Funds Rate during the period from the date such amount is distributed through the third day thereafter and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.07(f) shall be conclusive absent manifest error.

SECTION 2.08. Loan Accounts; Notes.

(a) Loan Accounts. The obligation of the Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Sections 2.08(b) and 2.08(c). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan, (iv) the date and amount of each principal and interest payment on each Loan and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations. The Loan Accounts shall be conclusive absent manifest error as to the matters noted therein. In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

(b) Revolving Loan Notes and Term Loan Notes. If any Lender so requests, such Lender’s Revolving Loans or Term Loans, as the case may be, shall be evidenced by a Revolving Loan Note or a Term Loan Note, as applicable, in the respective forms of Exhibit E-1 and Exhibit E-2. Each such Note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender’s Revolving Loan Commitment or Term Loan Commitment, as applicable, (iii) dated the Effective Date or such later date upon which such Person becomes a Lender hereunder and (iv) otherwise appropriately completed. The Borrower authorizes each Lender to record on the schedule annexed to such Lender’s Revolving Loan Note or Term Loan Note, as applicable, the date and amount of each Revolving Loan or Term Loan, as the case may be, made by such Lender and of each payment or prepayment of principal thereon made by the Borrower, and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations. The Borrower further authorizes each Lender to attach to and make a part of such Lender’s Revolving Loan Note or Term Loan Note, as applicable, continuations of the schedule attached thereto as necessary.

(c) Swing Line Notes. The Swing Line Lender’s Swing Line Loans shall be evidenced, at the request of the Swing Line Lender, by a promissory note in the form of Exhibit F (individually, a “Swing Line Note”) which note shall be (i) payable to the order of the Swing Line Lender, (ii) in the amount of the Swing Line Lender’s Swing Line Loans, (iii) dated the Effective Date and (iv) otherwise appropriately completed.

SECTION 2.09. Loan Fundings.

(a) Lender Funding and Disbursement to the Borrower. Each Revolving Lender shall, (i) before 11:00 a.m. on the date of the initial Revolving Loan Borrowing (if the initial Revolving Loan Borrowing occurs on the Effective Date) and (ii) before 1:00 p.m. on the date of each other Revolving Loan Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Schedule IV, in same day or immediately available funds, such Lender’s Revolving Proportionate Share of such Borrowing. Each Term Lender shall, before 11:00 a.m. on the date of the Term Loan Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Schedule IV, in same day or immediately available funds, such Lender’s ratable share of such Borrowing based on such Lender’s Term Loan Commitment. After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Borrowing is the initial Credit Extension, Section 3.01), the Administrative Agent shall promptly make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Rabobank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of a Revolving Loan Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(b) Lender Failure to Fund. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent the amount of such Lender’s Loan to be made as part of such Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such amount available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.09(a), and the Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrower a corresponding amount. If any Lender does not make the amount of such Lender’s Loan to be made as part of any Borrowing available to the Administrative Agent on or prior to the date of such Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to the Administrative Agent at rates equal to (i) the daily Federal Funds Rate during the period from such date through the third day thereafter and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.09(b) shall be conclusive absent manifest error with respect to such amount. If the amount of any Lender’s Loan to be made as part of any Borrowing is not paid to the Administrative Agent by such Lender within three Business Days after the date of such Borrowing, the Borrower shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

(c) Lenders’ Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing or to fund participations in Letters of Credit and Swing Line Loans shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing or fund its participations in Letters of Credit and Swing Line Loans, but no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit or Swing Line Loans which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing or to fund any participation required to be funded by such other Lender.

SECTION 2.10. Pro Rata Treatment.

(a) Borrowings, Commitment Reductions. Except as otherwise provided herein:

(i) Each Revolving Loan Borrowing and reduction of the Revolving Loan Facility shall be made or shared among the Revolving Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii) Each payment of principal of Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

(iii) Each payment of interest on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(iv) Each payment of Letter of Credit fees and Commitment Fees payable under Sections 2.02(i) and 2.05(b) shall be shared among the Revolving Lenders with Revolving Loan Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Revolving Lender which becomes a Revolving Lender hereunder after the date hereof, the date upon which such Lender so became a Revolving Lender;

(v) Each payment of interest (other than interest on Loans) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent; and

(vi) All other payments under this Agreement and the other Credit Documents (including fees paid in connection with any amendment, consent, waiver or the like) shall be for the benefit of the Person or Persons specified.

(b) Sharing of Payments. If any Lender, other than as elsewhere provided in this Agreement or any other Credit Document, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations or in Swing Line Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.11. Change of Circumstances.

(a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan, (i) the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined for any Appropriate Lender due to the unavailability of funds in or other circumstances affecting the London interbank market (and such Lender shall so advise the Administrative Agent) or (ii) the rate of interest for such Loan does not adequately and fairly reflect the cost to any Appropriate Lender of making or maintaining such LIBOR Loan (and such Lender shall so advise the Administrative Agent), the Administrative Agent shall immediately give notice of such condition to the Borrower and the other Appropriate Lenders. After the giving of any such notice and until the circumstances giving rise to such condition no longer exist, the Borrower’s right to request the making of, or conversion to a new Interest Period for, LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then-current Interest Period for such LIBOR Loans into Base Rate Loans, as the case may be, unless such suspension has then ended.

(b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan, such Lender shall immediately notify the Administrative Agent and the Borrower of such Change of Law. Upon receipt of such notice, (i) the Borrower’s right to request the making of, or conversion to a new Interest Period for, LIBOR Loans shall be terminated and (ii) the Borrower shall, at the request of such Lender, either (A) pursuant to Section 2.01(g), convert any such then-outstanding LIBOR Loans into Base Rate Loans at the end of the current Interest Period for such LIBOR Loans or (B) immediately repay or convert any such LIBOR Loans if such Lender shall notify the Borrower that such Lender may not lawfully continue to fund and maintain such LIBOR Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans shall be deemed a prepayment thereof for purposes of Section 2.13. After any Lender notifies the Administrative Agent and the Borrower of such a Change of Law and until it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan, all Revolving Loans of such Lender shall be Base Rate Loans.

(c) Increased Costs. If, after the date of this Agreement, any Change of Law:

(i) Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan, or shall change the basis of taxation of payments by the Borrower to any Lender on such a LIBOR Loan or in respect to such a LIBOR Loan under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by a jurisdiction as a result of a present or former connection (other than a connection arising solely as a result of the Transaction) between the Lender and the jurisdiction imposing such tax levy); or

(ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan; or

(iii) Shall impose on any Lender any other condition related to any LIBOR Loan or any of such Lender’s Commitments,

and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or any of its Commitments or to reduce any amount receivable by such Lender hereunder, then the Borrower shall from time to time, within five Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.11(c) shall survive the payment and performance of the Secured Obligations and the termination of this Agreement. No Lender may establish or change its Euro-Dollar Lending Office with the result that the Borrower has greater payment obligations to such Lender than if such Lender chose another of its euro-dollar lending offices unless such Lender waives the Borrower’s liability to the extent of such greater payment obligations.

(d) Capital Requirements. If, after the date of this Agreement (i) any Change of Law affects the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy), the Borrower shall pay to such Lender or such Person, within five Business Days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate setting forth in reasonable detail the amount of such increased costs submitted by any Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.11(d) shall survive the payment and performance of the Secured Obligations and the termination of this Agreement.

SECTION 2.12. Taxes on Payments.

(a) Payments Free of Taxes. Any and all payments by or for the account of the Borrower hereunder, or in respect of this Agreement or any other Credit Document, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes (and franchise taxes imposed in lieu thereof) imposed on the Administrative Agent or any Lender as a result of a present or former connection (other than a connection arising solely as a result of the Transaction) between the Administrative Agent or such Lender and the jurisdiction imposing such tax levy, impost or withholding or any Governmental Authority, political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under this Agreement being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under this Agreement or other Credit Documents to any Lender, (i) the Borrower shall make all such deductions or withholdings, (ii) the Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority, taxation authority or other authority in accordance with applicable law and (iii) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower, the Administrative Agent and such Lender, as the case may be, have made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.12) the Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, provided that the Borrower shall not be required to pay any additional amounts in respect of any Taxes pursuant to this Section

2.12(a) to the extent that (i) such Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the other Credit Documents to a Lender which is not organized under the laws of the US or a state thereof (including the District of Columbia) at the time such Lender becomes a party to the Credit Documents (or designates a new lending office outside the US or after becoming a party to the Credit Documents becomes organized under laws outside the US or a state thereof) or is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with delivery of appropriate documentation in accordance with Section 2.12(e), except to the extent that (x) such Lender (or its Assignee Lender, if any) was entitled, at the time of designation of a new lending office outside the US or a state thereof (or at the time of assignment to the Assignee Lender), to receive additional amounts from the Borrower with respect to such Taxes or (y) such Lender is an Assignee Lender and/or Replacement Lender, as the case may be, becoming a party to the Credit Documents at the Borrower’s request. Subject to no continuing Event of Default, the Borrower shall be permitted to replace any Lender whose withholding obligations change such that a Lender is entitled to receive additional amounts from the Borrower with respect to such Taxes as a result of a Change in Law after the Effective Date in accordance with Section 2.15 (unless such Lender confirms to the Borrower that it will not seek any such additional amounts) or (ii) the obligation to pay such indemnity payment or additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of Section 2.12(e) when applicable.

(b) Other Taxes. In addition, the Borrower shall pay to the relevant Governmental Authority or taxing authority in accordance with applicable law, and indemnify and hold the Administrative Agent and Lenders harmless from any present or future stamp, documentary, excise, intangible, property, mortgage recording or similar taxes, charges or levies that arise from the delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(c) Indemnity. The Borrower shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender or the Administrative Agent, as the case may be, and any liability (including Governmental Charges, penalties, additions to tax, interest and expenses, other than to the extent arising as a result of the Lender’s or Administrative Agent’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

(d) Tax Receipt. Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

(e) Withholding Exemption Certificates. Within 30 days after becoming a party hereto and on or before the date, if any, such Lender (or participant, as applicable) changes its applicable lending office by designating a different lending office, and from time to time thereafter as reasonably requested in writing by Administrative Agent or the Borrower (but only so long thereafter as such Lender remains lawfully able to do so): (i) each Lender that is a US

Person that is not a “domestic” corporation (as defined in IRC Section 7701) shall provide each of the Administrative Agent and the Borrower with one original US Internal Revenue Service Form W-9, or any successor or other form prescribed by the US Internal Revenue Service, properly completed and duly executed by an officer, and satisfactory to the Administrative Agent and the Borrower and (ii) each Lender that is organized under the laws of a jurisdiction outside the US shall provide each of the Administrative Agent and the Borrower with either: (A) two original US Internal Revenue Service Forms W-8ECI, W-8BEN or W-8IMY, as appropriate, or any successor or other form prescribed by the US Internal Revenue Service, properly completed and duly executed by an officer, and reasonably satisfactory to the Administrative Agent and the Borrower or (B) a certificate that it is not (i) a “bank” (as defined in IRC Section 881(c)(3)(A)), (ii) a 10% shareholder (within the meaning of IRC Section 871(h)(3)(B)) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of IRC Section 864(d)(4)), and two original US Internal Revenue Service Form W-8BEN or Form W-8IMY, as appropriate, or any successor or other form prescribed by the US Internal Revenue Service, properly completed and duly executed by an officer, reasonably satisfactory to the Administrative Agent and the Borrower. Each Lender shall deliver such new forms and documents prescribed by the US Internal Revenue Service upon the expiration or obsolescence of any previously delivered forms or other documents referred to in this Section 2.12, or after the occurrence of any event requiring a change in the most recent forms or other documents delivered by such Lender. Such Lender shall promptly provide written notice to each of the Administrative Agent and the Borrower at any time it determines that it is no longer in a position to provide any previously delivered form or other document (or any other form of certification adopted by the US Internal Revenue Service for such purpose). Each Lender providing one or more forms or certificates pursuant to this Section 2.12(e) hereby represents, covenants and warrants the accuracy of the information provided therein.

(f) Tax Returns. Nothing contained in this Section 2.12 shall require any Lender or the Administrative Agent to make available any of its tax returns or any other information that it deems to be confidential or proprietary. Nothing herein contained shall interfere with the rights of each Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, each Lender shall be under no obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of such deduction or withholding in priority to any other claims, reliefs, credits or deductions available to it or to disclose any information relating to its tax affairs.

(g) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes (or a credit therefor) as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or any such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or any such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or any such Lender in the event the Administrative Agent or any such Lender is required to repay such refund to such Governmental Authority. This Section 2.12(g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(h) Mitigation Obligation. If any Lender requests compensation under this Section 2.12, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.12 in the future and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in an economic, legal or regulatory way. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 2.13. Funding Loss Indemnification. If the Borrower shall (a) repay, prepay or convert any LIBOR Loan on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan for which a Notice of Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Loans into LIBOR Loans in accordance with a Notice of Conversion delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), the Borrower shall, within five Business Days after demand by any Lender, reimburse such Lender for and hold such Lender harmless from all costs and losses incurred by such Lender as a result of such repayment, prepayment, conversion or failure. The Borrower understands that such costs and losses may include losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund a LIBOR Loan. Each Lender demanding payment under this Section 2.13 shall deliver to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.13 shall survive the payment and performance of the Secured Obligations and the termination of this Agreement.

SECTION 2.14. Security.

(a) Security Documents. The Secured Obligations, together with the Guarantees thereof by the Parent Guarantor and the Subsidiary Guarantors, shall be secured by the Liens created by and as specified in the Security Documents; provided that no subsidiary of CBII shall guarantee, or grant any Lien to secure, any Secured Obligations of CBII; and provided, further, that each document or instrument required to be filed, registered, or recorded to register or perfect security interests in Non-US jurisdictions shall be limited to those jurisdictions in which any CBII Entity generates Significant Revenue; and provided, further, that (A) no filings, registrations, or recordings shall be undertaken in those Non-US jurisdictions where in the Administrative Agent’s reasonable discretion the value of the Collateral pledged as security for the Secured Obligations is not materially significant in relation to the costs of the filings, registrations, or recordings, (B) the Equity Securities of Landec and/or the Equity Securities and assets of Meneu shall not be required to be pledged as security for the Secured Obligations and (C) as long as no Event of Default has occurred and is continuing, no lock box, blocked account, dominion of funds arrangements, and/or control agreements shall be required in respect of the Collateral pledged as security for the Secured Obligations (except as otherwise expressly provided in Section 2.06(c)(iii)).

(b) Lender Rate Contracts. So long as the terms thereof are in compliance with this Agreement, each Lender Rate Contract shall be secured (but on a silent basis, so that notwithstanding any other provision, if any, in this Agreement or any other Credit Document, no Lender Rate Contract counterparty shall be able to take any action in respect of the Collateral nor instruct the Required Lenders to take any action in respect of the Collateral) by the Lien of the Security Documents, unless (i) arrangements have been made for the Lender Rate Contract Obligations under such Lender Rate Contract to be secured by a secured credit facility refinancing the Facilities or (ii) other replacement collateral equivalent in nature and value (as reasonably determined by the Borrower and the applicable Lender Rate Contract counterparty) supporting the Lender Rate Contract Obligations is provided.

(c) Further Assurances. Each of CBII and the Borrower shall deliver, and shall cause each other Loan Party and each Pledged Person to deliver, to the Administrative Agent, and, if applicable, to execute, acknowledge, deliver, record, re-record, file, re-file, register or re-register such additional security agreements, mortgages, trust deeds, deeds of trust, deeds to secure debt, pledge agreements, guarantee agreements, and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and, as applicable, fixture filings) as the Administrative Agent may request to effectuate the terms under and in accordance with the Security Documents and thereby to:

(i) (A) grant, maintain, protect and evidence security interests and Liens in favor of the Administrative Agent, (B) perfect security interests in favor of the Administrative Agent that may be perfected by filing Uniform Commercial Code financing statements or, as applicable, fixture filings (but no crop, timber, mineral, or other similar filings) in the appropriate jurisdictions, and (C) perfect security interests in favor of the Administrative Agent that may be perfected by filing the applicable Intellectual Property Security Agreement (or the short form security documents attached thereto) in the appropriate indexes of the United States Patent and Trademark Office or the United States Copyright Office, in each case for the benefit of the Administrative Agent and the other Secured Parties, in any or all present and future property of the Borrower and the other Loan Parties which would constitute Collateral under and in accordance with the terms of the Security Documents, prior to the Liens or other interests of any Person, except to the extent Permitted Liens have priority as expressly permitted hereunder; and

(ii) otherwise establish, maintain, protect and evidence the rights provided to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under and in accordance with the terms of the Security Documents;

provided, however, that with respect to the Collateral, notwithstanding anything to the contrary in this Agreement or in any of the Security Documents (and recognizing the supremacy of this proviso over any conflicting provision of this Agreement in respect of the Collateral or any Security Document), the parties to this Agreement covenant and agree that: (A) no filings, registrations, or recordings shall be undertaken in those Non-US jurisdictions where the Administrative Agent determines in its reasonable discretion that the value of the Collateral pledged as security for the Secured Obligations is not materially significant in relation to the costs of the filings, registrations, or recordings, (B) the Equity Securities of Landec and/or the Equity Securities and assets of Meneu shall not be required to be pledged as security for the Secured Obligations, (C) as long as no Event of Default has occurred and is continuing, no lock box, blocked account, dominion of funds arrangements, and/or control agreements shall be required in respect of the Collateral pledged as security for the Secured Obligations (except as otherwise expressly provided in Section 2.06(c)(iii)), (D) regardless of whether this Agreement or any other Credit Document requires the Lenders to deliver one or more Security Documents to perfect a Lien, the only Security Documents that are in fact required to be delivered are those that the Administrative Agent reasonably determines are necessary or desirable in order to perfect a Lien on that portion of the Collateral on which this Agreement obligates the Loan Parties to provide a perfected first priority Lien (subject to Permitted Liens having priority as expressly permitted hereunder), which is and shall be limited to (v) all now owned and hereafter acquired tangible and intangible personal property assets of CBII, the Borrower, and the US Subsidiaries in which a security interest (1) may be perfected by filing financing statements or, as applicable, fixture filings (but no crop, timber, mineral, or other similar filings) in the applicable filing offices, (2) may be perfected by filing the applicable Intellectual Property Security Agreement (or the short form security documents attached thereto) in the appropriate indexes of the United States Patent and Trademark Office or the United States Copyright Office or (3) upon the occurrence and during the continuance of an Event of Default or as otherwise expressly provided in Section 2.06(c)(iii), may be perfected by lock box, blocked account dominion of funds arrangement, and/or control agreements as the Administrative Agent shall deem advisable in the best interest of the Lenders, (w) the Trademarks owned by the Borrower or any other US Subsidiary in the US (which Trademarks owned by the Borrower constitute all material Trademarks consisting of trademarks), (x) those Trademarks described on Schedule 4.01(n) in the jurisdictions listed on such schedule, (y) the Pledged Equity Securities of the Pledged Persons pledged pursuant to the Pledge Agreements and (z) the Pledged Intercompany Notes pledged pursuant to the Security Agreements and (E) on the terms of and subject to clauses (C) and (D) above, the representations, warranties, covenants, and other provisions of this Agreement and other Credit Documents shall, as applicable, be interpreted to recognize that the Liens are to be perfected in only the above-described portion of the Collateral. If an Event of Default occurs and is continuing, the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, may take additional steps to perfect (and to require the Borrower to assist in perfecting) Liens on the Collateral.

(d) German, Polish and Dutch Parallel Security and Parallel Obligations. For the purposes of taking and ensuring the continuing validity of security under those Security Documents subject to the laws of (or to the extent affecting assets situated in) Germany, Poland or The Netherlands (the “Parallel Security”), the parties hereto agree that notwithstanding any contrary provision in any of the Credit Documents:

(i) the Borrower undertakes (such undertakings are referred to hereinafter as the “Parallel Obligations”) to pay to the Administrative Agent, without duplication and when due, amounts equal to all present and future amounts owing by the Borrower to any Secured Party;

(ii) the Administrative Agent shall have its own independent right, subject to the terms and conditions of this Agreement, to demand payment of the Parallel Obligations when due;

(iii) the Parallel Obligations shall not limit or affect the existence of the Secured Obligations to a Secured Party, for which such Secured Party shall have an independent right, subject to the terms and conditions of this Agreement, to demand payment when due;

(iv) notwithstanding Sections 2.14(d)(ii) and 2.14(d)(iii), payment by the Borrower of its Parallel Obligations to the Administrative Agent shall to the same extent decrease and be a good discharge of the corresponding Secured Obligations owing to the relevant Secured Party and payment by the Borrower of its Secured Obligations to the relevant Secured Party shall to the same extent decrease and be a good discharge of the corresponding Parallel Obligations owing by the Borrower to the Administrative Agent;

(v) the Parallel Obligations are owed to the Administrative Agent in its own name and not as agent or representative of any other Person nor as trustee and the Parallel Security shall secure the Parallel Obligations so owing; and

(vi) without limiting or affecting the Administrative Agent’s right to protect, preserve or enforce its rights under any Security Document, the Administrative Agent undertakes to each Secured Party not to exercise its rights in respect of the Parallel Obligations without the consent of the relevant Secured Party, to the extent required under this Credit Agreement.

(e) Release of Collateral. Upon termination of the Revolving Loan Commitments, the Term Loan Commitments, the other Facilities, the Guarantees in respect thereof and all other Credit Documents and the payment in full of the Secured Obligations (other than any Unaccrued Indemnity Claims), as long as no Event of Default has occurred and is continuing and such Secured Obligations have not been accelerated, the Liens granted to or held by the Administrative Agent upon any Collateral shall be released.

SECTION 2.15. Replacement of the Lenders. If (a) any Lender shall become a Defaulting Lender more than one time in a period of 12 consecutive months, (b) any Lender shall continue as a Defaulting Lender for more than five Business Days at any time, (c) any Lender shall suspend its obligation to make or maintain LIBOR Loans pursuant to Section 2.11(a) or 2.11(b), (d) any Lender shall demand any payment under Sections 2.11(c), 2.11(d) or 2.12, (e) any Lender’s right to payment under Section 2.12 changes as a result of a Change in Law (unless such Lender confirms to the Borrower that it will not seek any additional amounts as a consequence of such Change in Law), (f) any Lender that is not the Administrative Agent or an Affiliate of the Administrative Agent does not consent to any amendment, waiver or consent to any Credit Document for which the consent of the Required Lenders is obtained but that requires the consent of all Lenders, (g) any Revolving Lender that is not the Administrative Agent or an Affiliate of the Administrative Agent does not consent to any amendment, waiver or consent to any Credit Document for which the consent of the Required Revolving Lenders is obtained but that requires the consent of all Revolving Lenders or (h) any Term Lender that is not the Administrative Agent or an Affiliate of the Administrative Agent does not consent to any amendment, waiver or consent to any Credit Document for which the consent of the Required Term Lenders is obtained but that requires the consent of all Term Lenders, then the Administrative Agent (i) may replace such Lender (the “Affected Lender”), or cause such Affected Lender to be replaced, or (ii) upon the written request of the Borrower, the Administrative Agent shall replace such Affected Lender with an Eligible Assignee identified by the Borrower (the “Replacement Lender”) satisfying the requirements of an Assignee Lender under Section 8.05(c) (provided that at the time of the assignment, such Assignee Lender shall not be subject to the circumstances described in Section 2.15(a) through 2.15(h)), by having such Affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the Replacement Lender pursuant to Section 8.05(c); provided, however, that if the Borrower seeks to exercise such right as a result of a Lender request for payment under Section 2.12, it must do so within 120 days (180 days in respect to Borrower’s invoking any replacement right as a result of the occurrence of any event or events giving rise to a Lender’s right to payment under Section 2.12) after the Borrower first receives notice of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a Replacement Lender for the Borrower (it being expressly agreed that in such circumstances it is the Borrower’s obligation to identify or locate a Replacement Lender). Upon receipt by any Affected Lender of a written notice from the Administrative Agent stating that the Administrative Agent or the Borrower is exercising the replacement right set forth in this Section 2.15, such Affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the Replacement Lender pursuant to an Assignment Agreement and Section 8.05(c) for a purchase price equal to the sum of the principal amount of such Affected Lender’s Loans so sold and assigned, all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled through the Assignment Date.

SECTION 2.16. Increases of the Revolving Loan Commitments; Adjustments to Revolving Loan Commitments.

(a) Increases of Revolving Loan Commitments.

(i) Following the Effective Date, the Borrower may from time to time through the Revolving Loan Maturity Date, propose to increase the aggregate amount of the Revolving Loan Commitments in accordance with this Section 2.16; provided that (A) no Event of Default has occurred and is continuing (or shall occur as a result of the requested Increased Revolving Loan Commitment), and (B) the Borrower shall be in pro forma compliance with all covenants set forth in Sections 5.02(a) and 5.02(b), and in Pro Forma Compliance with the Financial Covenants.

(ii) The aggregate principal amount of the increases to the Revolving Loan Commitments made pursuant to this Section 2.16 (the amount of any such increase, each, an “Increased Revolving Loan Commitment”), shall not exceed $50,000,000; provided that each Increased Revolving Loan Commitment must be at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof. The Borrower shall provide at least 30 days notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Revolving Lenders) of any requested Increased Revolving Loan Commitment. Each such notice delivered by the Borrower shall be irrevocable.

(b) Adjustment to Revolving Loan Commitment.

(i) Each Revolving Lender shall have the right (but not the obligation), for a period of 10 days following receipt of the notice referred to in Section 2.16(a), to elect by written notice to the Borrower and the Administrative Agent to participate in the requested Increased Revolving Loan Commitment pro rata according to its then respective Revolving Proportionate Share. No Revolving Lender which fails to respond shall be deemed to have elected to increase its Revolving Loan Commitment in response to a notice by the Borrower under this Section 2.16.

(ii) If any Revolving Lender party to this Agreement (whether at the Effective Date or by assignment thereafter) elects not to increase its Revolving Loan Commitment pro rata according to its Revolving Proportionate Share pursuant to clause (i), the Borrower may designate one or more other lenders which qualify as Eligible Assignees (which may be, but need not be, existing Revolving Lenders) which at the time agrees to (A) in the case of any such designated Revolving Lender that is an existing Revolving Lender, increase its Revolving Proportionate Share of the Revolving Loan Commitment and (B) in the case of any other such lender (an “Additional Revolving Lender”), become a party to this Agreement as a Revolving Lender. The sum of the increases in the Revolving Proportionate Share of the existing Revolving Lenders pursuant to this clause (ii) plus the new commitments of the Additional Revolving Lenders, if any, shall not in the aggregate exceed the unsubscribed amount of the requested Increased Revolving Loan Commitment, nor shall the requested Increased Revolving Loan Commitment exceed the sum of the increases in the Revolving Proportionate Share of the existing Revolving Lenders pursuant to clause (i) and this clause (ii) plus the new commitments of the Additional Revolving Lenders.

(iii) An increase in the aggregate amount of the Revolving Loan Commitments pursuant to this Section 2.16 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower signed by the Borrower, by each Additional Revolving Lender and by each existing Lender whose Revolving Proportionate Share of the Revolving Loan Commitments is to be increased, setting forth the new Revolving Proportionate Share of the Revolving Loan Commitments of such Lenders and setting forth the agreement of each Additional Revolving Lender to become a party to this Agreement as a Revolving Lender and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the requested Increased Revolving Loan Commitment, amendments to any Credit Documents reasonably requested by the Administrative Agent in relation to the requested Increased Revolving Loan Commitment solely to reflect such Increased Revolving Loan Commitment (which amendments the Administrative Agent is hereby authorized to execute on behalf of the Lenders) and such opinions of counsel for the Borrower with respect to the requested Increased Revolving Loan Commitment and other assurances as the Administrative Agent may reasonably request.

ARTICLE III CONDITIONS PRECEDENT

SECTION 3.01. Initial Conditions Precedent. The effectiveness of this Agreement and the obligations of the Lenders to make the Loans comprising the initial Borrowing on or after the Effective Date and of the L/C Issuer to issue Letters of Credit on or after the Effective Date are subject to receipt by the Administrative Agent, on or prior to the Effective Date, of each item listed below, each in form and substance satisfactory to the Administrative Agent, and with sufficient copies for the Administrative Agent and each Lender (or, in the case of Section 3.01(g), fulfillment of the conditions specified therein); provided that the Administrative Agent in its sole and absolute discretion may authorize the first Credit Event to occur and condition the occurrence of any one or all subsequent Credit Events on the Administrative Agent and the Borrower entering into the Post Effective Date Requirements Letter Agreement setting forth the terms and dates for post Effective Date compliance with unfulfilled conditions precedent contemplated in this Section 3.01 in respect of Collateral delivery (free from adverse claims) and perfection matters relating to certain of Borrower’s Non-US Subsidiaries and Non-US jurisdictions and the other matters specified therein:

(a) Principal Credit Documents.

(i) This Agreement, duly executed by the Borrower, CBII and the Administrative Agent, and delivery of a Lender Addendum by each Lender;

(ii) The Notes payable to each Lender requesting a Note in accordance with Section 2.08(b), each duly executed by the Borrower;

(iii) The Guarantee Agreements in form and substance satisfactory to the Administrative Agent, duly executed by the parties thereto;

(iv) A Security Agreement in form and substance satisfactory to the Administrative Agent, duly executed by the parties thereto, together with (A) Uniform Commercial Code financing statements naming the Loan Parties party thereto, and (B) original promissory notes existing on the Effective Date from CBII to the Borrower evidencing intercompany advances (together with any further original promissory notes from time to time evidencing intercompany advances from CBII to the Borrower, collectively, the “Pledged Intercompany Notes”) and duly endorsed in blank;

(v) A Pledge Agreement in form and substance satisfactory to the Administrative Agent, duly executed by the parties thereto, together with original stock certificates or other satisfactory evidence of pledge if and to the extent applicable under local law, representing Equity Securities pledged (collectively, the “Pledged Equity Securities”), as applicable, of each Pledged Person and, as applicable, signed and undated stock powers; and

(vi) The Intellectual Property Security Agreements, in form and substance satisfactory to the Administrative Agent, duly executed by the parties thereto.

(b) Borrower Organizational Documents.

(i) The certificate of formation of the Borrower, certified as of a recent date prior to the Effective Date by the Secretary of State of Delaware;

(ii) A certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Effective Date, certifying that (A) attached thereto is a true and correct copy of the certificate of formation, the operating agreement and bylaws of the Borrower as in effect on the Effective Date; (B) attached thereto is a true and correct copy of a Board Resolution of the Borrower, which authorizes the execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents executed or to be executed by the Borrower and the consummation of the transactions contemplated hereby and thereby and (C) there are no proceedings for the dissolution or liquidation of the Borrower;

(iii) A certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Effective Date, certifying the incumbency, signatures and title of the officers of the Borrower authorized to, and who have acted to, execute, deliver and perform this Agreement, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by the Borrower; and

(iv) Certificates of good standing for the Borrower, certified as of a recent date prior to the Effective Date by the Secretary of State (or comparable official) of Delaware and each state or jurisdiction in which the Borrower is qualified to do business.

(c) Guarantors, Pledged Persons and Pledgors.

(i) The certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document or available organizational document of each Guarantor, Pledged Person and Pledgor, certified (to the extent available) as of a recent date prior to the Effective Date by the Secretary of State (or comparable public official) of its state or jurisdiction of incorporation or formation;

(ii) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, Pledged Person and Pledgor, dated the Effective Date, certifying that (A) attached thereto is a true and correct copy of the certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document or available organizational document of such Guarantor, Pledged Person or Pledgor, as the case may be, as in effect on the Effective Date, (B) attached thereto is a true and correct copy of the bylaws, partnership agreement, limited liability company agreement or comparable document (if any) of such Guarantor, Pledged Person or Pledgor, as the case may be, as in effect on the Effective Date; (C) in the case of each Guarantor or Pledgor, attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors or other governing body of such Guarantor or Pledgor, as the case may be (or other comparable enabling action) if applicable and continuing in effect, which authorize the execution, delivery and performance by such Guarantor or Pledgor of the Credit Documents to be executed by such Guarantor or Pledgor and the consummation of the transactions contemplated thereby and (D) there are no proceedings for the dissolution or liquidation of such Guarantor, Pledged Person or Pledgor, as the case may be;

(iii) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, Pledgor and Pledged Person (except those Persons organized in Bermuda, Germany and Costa Rica as to which available incumbency certifications will be provided), dated the Effective Date, certifying the incumbency, signatures and title of the Persons signing on behalf of such Guarantor, Pledged Person or Pledgor, as the case may be, authorized to execute, deliver and perform the Credit Documents to be executed by such Guarantor, Pledged Person or Pledgor, as the case may be; and

(iv) A certificate of good standing (or comparable certificate), if available, for each Guarantor, Pledged Person, and Pledgor, certified as of a recent date prior to the Effective Date by the Secretary of State (or comparable public official) of its state or jurisdiction of incorporation or formation.

(d) Financial Statements; Financial Condition.

(i) A copy of the draft unaudited Financial Statements of the Borrower Entities for the fiscal year ended December 31, 2007 (prepared on a consolidated basis), prepared to present fairly the financial condition, results of operations and other information reflected therein as of the date thereof and to have been prepared in accordance with GAAP (subject to normal year end audit adjustments and omission of footnotes and statement of shareholder’s equity);

(ii) A copy of the audited consolidated Financial Statements of the CBII Entities for the fiscal year ended December 31, 2007 reported on by Ernst & Young LLP or other independent public accountants of recognized national standing and registered with the Public Company Accounting Oversight Board (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit in connection with such Financial Statements);

(iii) A copy of the most recently completed annual report (Form 5500 Series) filed with the Employee Benefits Security Administration with respect to each Pension Plan of any applicable Loan Parties;

(iv) A copy of (and the Administrative Agent’s and Required Lenders’ satisfactory review of) the budget and projected Financial Statements of the CBII Entities by fiscal year for each of the fiscal years from the Effective Date through December 31, 2012, together with narrative assumptions, including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of the CBII Entities, all in reasonable detail and in any event to include (A) projected Capital Expenditures and (B) annual projections of the Borrower’s compliance with the Financial Covenants;

(v) A certificate executed by the Chief Accounting Officer, Chief Financial Officer or Treasurer of the Borrower which certifies that, as of the Effective Date before and after giving pro forma effect to the Transaction, no Default has occurred and is continuing; and

(vi) Such other financial, business and other information regarding the CBII Entities as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender reasonably may request, including information as to possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.

(e) Collateral Documents.

(i) Such Uniform Commercial Code financing statements (including, where applicable, Uniform Commercial Code fixture filings with respect to each of the Properties) shall have been filed (or delivered to the Administrative Agent for filing) in such jurisdictions as the Administrative Agent may request to perfect the Liens granted to the Administrative Agent in this Agreement, the Security Documents and the other Credit Documents;

(ii) Such Uniform Commercial Code termination statements (appropriately completed and executed) shall have been filed (or delivered to the Administrative Agent for filing) in such jurisdictions as the Administrative Agent may request to terminate any financing statement evidencing Liens of other Persons in the Collateral which have priority over the Liens granted to the Administrative Agent in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens which are expressly permitted by this Agreement to have such priority;

(iii) Uniform Commercial Code searches from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to Section 3.01(e)(i) reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which have priority over the Liens granted to the Administrative Agent in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens (A) which are expressly permitted by this Agreement to have such priority or (B) for which the Administrative Agent has received a termination statement pursuant to Section 3.01(e)(ii);

(iv) The stock certificates, if applicable, representing (A) the Equity Interests of each of the Pledged Persons listed on Schedule III, in the percentage(s) of each such Pledged Person pledged as indicated on Schedule III, together with, as applicable, undated stock powers or other instruments of transfer duly executed by any applicable Loan Party, in blank and attached thereto (it being understood that CBII shall cause each Person required to deliver such stock certificates or other documentation to take such other steps as may be requested by the Administrative Agent to perfect the Administrative Agent’s Lien in such Collateral in compliance with any applicable law);

(v) Appropriate documents for filing with the United States Patent and Trademark Office and the United States Copyright Office necessary to perfect the security interests granted in the IP, in each case to the Administrative Agent by the Security Documents, all appropriately completed and duly executed by any applicable CBII Entity and, where appropriate, notarized or legalized, as applicable;

(vi) A certificate of CBII certifying that the Significant Parties possess all material environmental permits necessary for the conduct of their respective businesses;

(vii) Such other documents, instruments and agreements as the Administrative Agent may reasonably request to establish and perfect the Liens granted to the Administrative Agent in the Collateral pursuant to this Agreement, the Security Documents and the other Credit Documents; and

(viii) Such other evidence as the Administrative Agent may reasonably request to establish that the Liens granted to the Administrative Agent in the Collateral pursuant to this Agreement, the Security Documents and the other Credit Documents are perfected (to the extent that the Credit Documents obligate the Loan Parties to provide such a perfected Lien) and have priority over the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by this Agreement to be prior.

(f) Opinions. Favorable written opinions (i) from Taft, Stettinius & Hollister LLP, Skadden, Arps, Slate, Meagher & Flom LLP and counsel (which may be in-house counsel of the CBII Entities) in Bermuda, Costa Rica, Germany, Guatemala, The Netherlands, Italy, Poland and the United Kingdom and certain States of the US, for applicable Borrower Entities, each dated the Effective Date, addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders and covering such customary legal matters as the Administrative Agent may request and otherwise in form and substance satisfactory to the Administrative Agent, (ii) from local counsel in each State of the US where any of the Properties is located (with respect to the enforceability and perfection of the Mortgages and any related fixture filings), in form and substance satisfactory to the Administrative Agent, each dated as of the Effective Date and delivered to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters, and (iii) from applicable counsel (which may be in-house counsel), with respect to certain corporate matters relating to each mortgagor with respect to the Properties, in form and substance satisfactory to the Administrative Agent, to be delivered to the Administrative Agent for the benefit of the Administrative Agent and the Lenders contemporaneously with the delivery of the opinions referenced in clause (ii) above.

(g) Other Items.

(i) Evidence of insurance endorsements or certificates naming the Administrative Agent as lenders’ loss payee, mortgagee and additional insured, as required by Section 5.01(d);

(ii) The pay-off letter in respect of the Indebtedness under the Existing Credit Agreement, executed and delivered by the parties thereto, and evidence that all existing Liens on any assets of the CBII Entities other than Permitted Liens have been or concurrently with the Effective Date are being released;

(iii) A hierarchy report for the CBII Entities, setting forth the relationship among such Persons, certified by the Secretary or an Assistant Secretary of CBII confirming the capital structure and ownership structure of the CBII Entities as previously disclosed to the Administrative Agent with any changes thereto satisfactory to the Administrative Agent;

(iv) A certificate of the President, Chief Financial Officer, Chief Accounting Officer or Treasurer of CBII, addressed to the Administrative Agent and dated the Effective Date, certifying that each of the Significant Subsidiaries is and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent;

(v) The Lead Arranger shall be satisfied that all Existing Indebtedness, other than the Surviving Indebtedness, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all commitments related thereto terminated;

(vi) All Governmental Authorizations necessary in connection with the Transaction and the Facilities (except for (A) the filing of the UCC financing statements to be filed on the Effective Date, (B) the filing of the Intellectual Property Security Agreements to be filed in the appropriate indexes of the United States Patent and Trademark Office relative to patents and trademarks, and the United States Copyright Office relative to copyrights on the Effective Date or (C) as otherwise permitted under the Post Effective Date Requirements Letter Agreement) shall have been obtained and shall remain in effect and all applicable waiting periods shall have expired without any action being taken by any competent Governmental Authority that could reasonably be expected to have a material adverse effect on the ability of the Borrower and the Guarantors to perform their obligations under the Credit Documents;

(vii) All Pre-Commitment Information shall be true, correct and complete in all material respects. No additional information that pertains to the period prior to the execution of the Commitment Letter shall have come to the attention of the Administrative Agent, any of the Lead Arranger or the Lenders that is inconsistent with the Pre-Commitment Information and could reasonably be expected to have a Material Adverse Effect;

(viii) All fees and expenses payable to the Administrative Agent and the Lenders on or prior to the Effective Date (including all fees payable to Rabobank pursuant to the Fee Letter) shall have been paid;

(ix) Payment of all fees and expenses of counsel to the Administrative Agent through the Effective Date to the extent the Borrower or CBII has received an invoice therefor; and

(x) Such other evidence as the Administrative Agent or any Lender may reasonably request to establish (A) the accuracy and completeness of the representations and warranties in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) both immediately before and after giving effect to the Transaction and (B) the compliance with the terms and conditions contained in this Agreement and the other Credit Documents.

(h) Mortgages. Mortgages duly executed by the appropriate Loan Party with respect to each of the Properties, together with:

(i) evidence that counterparts of the Mortgages have been either (A) duly recorded on or before the Effective Date or (B) duly executed, acknowledged and delivered in form suitable for filing or recording, in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien, subject to any Liens which are expressly permitted by this Agreement to be prior, on the property described therein in favor of the Administrative Agent pursuant to this Agreement or any other Credit Document and that all filing and recording taxes and fees have been paid;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”) with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including mechanics’ and materialmen’s Liens) and encumbrances, excepting only any Liens which are expressly permitted by this Agreement to be prior, and providing for such other affirmative insurance (including endorsements for future advances under the Credit Documents and for mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable;

(iii) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title company to issue the Mortgage Policies referred to in clause (ii) above;

(iv) estoppel certificates executed by all tenants of the Properties; provided, however, that the Borrower shall only be required to use commercially reasonable efforts to obtain such executed estoppel certificates;

(v) evidence of the insurance required by the terms of the Mortgages;

(vi) with respect to the Clayton County Property, a duly executed landlord estoppel and consent agreement, in form and substance satisfactory to the Administrative Agent, along with (A) a memorandum of lease and purchase option in recordable form with respect to the leasehold interest and purchase option created under the Clayton County Lease, executed and acknowledged by the owner of the affected real property, as lessor, or (B) evidence that the Clayton County Lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest; and

(vii) such other consents, agreements and confirmations of lessors and third parties as the Administrative Agent may deem necessary or desirable and evidence that all other actions that the Administrative Agent may deem necessary or desirable.

SECTION 3.02. Conditions Precedent to each Credit Event. The occurrence of each Credit Event is subject to the further conditions that:

(a) The Borrower shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, the Notice of Borrowing, Letter of Credit Application, Notice of Conversion or Notice of Interest Period Selection, as the case may be, for such Credit Event in accordance with this Agreement; and

(b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

(i) The representations and warranties of the Significant Parties set forth in Article IV and in the other Credit Documents are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true in all respects or all material respects, as applicable, as of such date),

(ii) No Default has occurred and is continuing or will result from such Credit Event,

(iii) No Material Adverse Change shall have occurred and be continuing,

(iv) Subject to the qualifications set forth in Section 4.01(c), all of the Credit Documents are in full force and effect except any which by their terms were to have expired or have been superseded and any which have been voluntarily terminated, and

(v) The occurrence of such Credit Event shall not violate any provision of, or result in the breach of any contractual obligation under, the Senior Notes (7 1/2%) Indenture, the Senior Notes (8 7/8%) Indenture and the Convertible Notes Indenture and the Administrative Agent, on behalf of the Lenders, shall have received a certificate executed by an Officer of the Borrower to such effect.

The submission by the Borrower to the Administrative Agent of each Notice of Borrowing, each Letter of Credit Application, each Notice of Conversion (other than a notice for a conversion to a Base Rate Loan) and each Notice of Interest Period Selection shall be deemed to be a representation and warranty by the Borrower that each of the statements set forth above in this Section 3.02(b) is true and correct as of the date of such notice.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, each of CBII and the

Borrower hereby represents and warrants to the Administrative Agent and the Lenders for itself and each of the other Significant Parties as follows and each of CBII and the Borrower hereby agrees that each of such representations and warranties shall survive until full, complete and indefeasible payment and performance of the Secured Obligations and termination of the Commitments (except that representations or warranties as to information included in Schedules 4.01(n), (q), (w), (z) and (aa) shall apply as of the date provided or the date of the most recent supplement):

(a) Due Incorporation, Qualification. Each of the Significant Parties (i) is a corporation, partnership or limited liability company or similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the requisite power and authority to own, lease and operate its properties and carry on its business as now conducted and (iii) is duly qualified, licensed to do business and in good standing as a corporation, partnership, limited liability company or other entity, as applicable, in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the corporate, limited liability company or partnership or similar power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

(c) Enforceability. Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except (i) as limited by Debtor Relief Laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity and (ii) as to the effect of Non-US laws which may limit the enforcement of certain provisions of the Credit Documents executed by a Person that is not a US Person provided that the effect thereof does not have a material adverse effect on the rights and remedies of the Administrative Agent and the Lenders under such Credit Documents.

(d) Non-Contravention. The execution and delivery by each Loan Party of the Credit Documents executed by such Loan Party and the performance and consummation of the transactions (including the use of Loan proceeds) contemplated thereby do not (i) violate any Requirement of Law applicable to such Loan Party, (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party, (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of itself and the other Secured Parties pursuant to this Agreement or the other Credit Documents) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, except in each case in each of clauses (i), (ii), (iii) and (iv) above where such breach or violation could not reasonably be expected to have a Material Adverse Effect.

(e) Approvals.

(i) Other than any such matters that may be required of a Lender that is not a US Person in connection with its involvement in the transactions contemplated by this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including the shareholders of any Person) is required in connection with the execution and delivery of the Credit Documents executed by any Loan Party or the performance or consummation of the transactions contemplated thereby, except for those which have been made or obtained and are in full force and effect and except with respect to that portion of the Collateral the perfection of which is not required pursuant to the terms of this Agreement or any Security Document.

(ii) All Governmental Authorizations for the due execution, delivery, recordation, filing or performance by any Loan Party of any Credit Document to which it is or it is to be a party, or further consummation of the Transaction (except for (A) the filing of the UCC financing statements to be filed on the Effective Date, (B) the filing of the Intellectual Property Security Agreements to be filed in the appropriate indexes of the United States Patent and Trademark Office relative to patents and trademarks, and the United States Copyright Office relative to copyrights on the Effective Date or (C) as otherwise permitted under the Post Effective Date Requirements Letter Agreement), have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Significant Party has received any written notice or other written communications from any Governmental Authority regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any such Governmental Authorization or (ii) any other limitations on the conduct of business by any Significant Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii) No Governmental Authorization is required for either (A) for the pledge or grant by any Loan Party as applicable of the Liens against the Collateral in which the Administrative Agent is to have a perfected Lien in favor of the Administrative Agent pursuant to this Agreement or any other Credit Document or (B) the exercise by the Administrative Agent of any rights or remedies in respect of any such Collateral in which the Administrative Agent is to have a perfected Lien in favor of the Administrative Agent pursuant to this Agreement or any other Credit Document (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations that have been obtained and are in full force and effect and fully disclosed to the Administrative Agent in writing and (2) filings or recordings contemplated in connection with this Agreement or any Security Document.

(f) No Violation or Default. No Significant Party is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, could result in such a violation or default), except where, in each case, such violation or default could not reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

(g) Litigation. No action (including a derivative action), suit, proceeding or investigation is pending or, to the knowledge of any of CBII’s or the Borrower’s officers or directors, threatened against any Significant Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) could (alone or in the aggregate) reasonably be expected to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Credit Documents or the transactions contemplated thereby.

(h) Financial Statements. The Financial Statements of the CBII Entities and the Borrower Entities (other than the draft financial statements delivered pursuant to Section 3.01(d)(i)) which have been delivered to the Administrative Agent (i) are in accordance with the books and records of the CBII Entities or the Borrower Entities, as the case may be, which have been maintained in accordance with good business practice, (ii) have been prepared in conformity with GAAP (subject to absence of footnotes and normal year-end adjustments for interim financials) and (iii) present fairly in all material respects the financial conditions, results of operations, and cash flows of the CBII Entities or the Borrower Entities, as the case may be, as of the respective dates thereof and for the periods covered thereby. Since December 31, 2007, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect. No Loan Party has any Contingent Obligations, liability for taxes or other outstanding obligations which, in any such case, could reasonably be expected to have a Material Adverse Effect.

(i) Creation, Perfection and Priority of Liens.

(i) The Security Agreements are effective to create in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, a legal, valid, binding and enforceable Lien, and (to the extent that this Agreement obligates the Loan Parties to provide such a perfected first priority Lien, and except to the extent Permitted Liens are expressly permitted herein to have priority) a first priority Lien, in the Collateral described therein as security for the Secured Obligations or the Guarantees of the Secured Obligations, as the case may be, to the extent that a legal, valid, binding and enforceable Lien in such Collateral may be created under applicable law of the US and any states thereof, including the Uniform Commercial Code. In the case of any Pledged Intercompany Notes, when any such Pledged Intercompany Notes duly endorsed in blank (and any other actions, filings, registrations, or recordings that may be necessary under any applicable Non-US jurisdiction) are delivered to the Administrative Agent, the Lien created by the Security Agreements on such Pledged Intercompany Notes shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral as security for the Secured Obligations or the Guarantees of the Secured Obligations, as the case may be. In the case of the Collateral described in the Security Agreements a security interest in which may be perfected by the filing of a financing statement under the Uniform Commercial Code, when Uniform Commercial Code financing statements in appropriate form are filed in the applicable filing offices, the Security Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral set forth in the filings, as security for the Secured Obligations or the Guarantees of the Secured Obligations, as the case may be, prior and superior to the Lien of any other Person (except to the extent Permitted Liens are expressly permitted herein to have priority).

(ii) The Pledge Agreements are effective to create in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, a legal, valid, binding and enforceable Lien, and, if applicable (and to the extent that this Agreement obligates the Loan Parties to provide such a perfected first priority Lien, and except to the extent Permitted Liens are expressly permitted herein to have priority), a first priority Lien, in the Collateral described therein as security for the Secured Obligations or the Guarantees of the Secured Obligations, as the case may be, to the extent that a legal, valid, binding and enforceable Lien in such Collateral may be created under applicable law of the US and any states thereof, including the Uniform Commercial Code, or in any other applicable Non-US jurisdiction. In the case of any Pledged Equity Securities, when any stock certificates representing such Pledged Equity Securities, together with signed and undated stock powers (and any other actions, filings, registrations, or recordings that may be necessary under any applicable Non-US jurisdiction) are delivered to the Administrative Agent, the Lien created by the Pledge Agreements shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, as security for the Secured Obligations or the Guarantees of the Secured Obligations, as the case may be. In the case of the Collateral described in the Pledge Agreements a security interest in which may be perfected by the filing of a financing statement under the Uniform Commercial Code, when Uniform Commercial Code financing statements in appropriate form are filed in the applicable filing offices, the Lien created by the Pledge Agreements shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Pledgors in such Collateral, as security for the Secured Obligations or the Guarantees of the Secured Obligations, as the case may be.

(iii) The Intellectual Property Security Agreements are effective to create in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, a legal, valid, binding and enforceable first priority Lien (to the extent that this Agreement obligates the Loan Parties to provide such a perfected first priority Lien, and except to the extent Permitted Liens are expressly permitted herein to have priority) in the Collateral described therein as security for the Secured Obligations or the Guarantees of the Secured Obligations, as the case may be, to the extent that a legal, valid, binding and enforceable security interest in such Collateral may be created (i) with regard to such Collateral registered in the US under applicable law of the US and any states thereof, including the Uniform Commercial Code and the United States Trademark Act of 1946, the United States Patent Act of 1972 and the United States Copyright Act of 1976, as applicable (the “US IP Collateral”) or (ii) with regard to such Collateral registered in Non-US jurisdictions under the law of such applicable Non-US jurisdiction. Upon the proper and timely filing of (i) the Intellectual Property Security Agreements (or the short form security documents attached thereto) in the appropriate indexes of the United States Patent and Trademark Office relative to patents and trademarks, and the United States Copyright Office relative to copyrights, together with provisions for payment of all requisite fees, (ii) Uniform Commercial Code financing statements in appropriate form for filing in the applicable filing offices, and/or (iii) any other actions, filings, registrations, or recordings that may be necessary under the laws of any applicable Non-US jurisdiction, together with the proper fees, the Lien created by the Intellectual Property Security Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the US IP Collateral described therein, as security for the Secured Obligations or the Guarantees of the Secured Obligations, as the case may be, prior and superior to the Lien of any other Person (except to the extent Permitted Liens are expressly permitted herein to have priority).

(iv) Each Mortgage is effective to create, as security for the obligations purported to be secured thereby, a valid and enforceable first mortgage Lien on the respective property described therein in favor of the Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, superior and prior to the rights of all third Persons, subject to Permitted Liens that are expressly permitted herein to have priority.

(j) Equity Securities. All outstanding Equity Securities of the Pledged Persons have been duly authorized, validly issued and to the extent applicable, are fully paid and non-assessable; there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating the Pledged Persons to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of the Pledged Persons, or obligating the Borrower or the other Pledged Persons to grant, extend or enter into any such agreement or commitment; and all Equity Securities of the Pledged Persons have been offered and sold in compliance with all applicable US state securities laws and all other Requirements of Law, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect.

(k) No Agreements to Sell Assets. Except as set forth on Schedule 4.01(k), no Significant Party has any legal obligation, absolute or contingent, to any Person to sell the assets of any Significant Party (except any Permitted Asset Disposition as permitted by Section 5.02(c)), or to effect any merger or consolidation of any Significant Party (except any Permitted Acquisition as permitted by Section 5.02(d)) or to enter into any agreement with respect thereto.

(l) Employee Benefit Plans. Except as set forth on Schedule 4.01(l):

(i) Based upon the latest actuarial valuation report of each Pension Plan and using the actuarial assumptions specified in IRC Section 412 for purposes of determining the Pension Plan’s minimum funding requirements, the present value of the accrued liability did not exceed the aggregate value of the assets of such Pension Plan by more than $3,500,000 in the case of any single Pension Plan and by more than $5,000,000 in the aggregate for all Pension Plans. Neither any Significant Party nor any ERISA Affiliate has post-retirement benefit obligations (determined as of the last day of CBII’s most recently ended fiscal year in accordance with FASB No. 106) under any Employee Benefit Plan which is a welfare plan (as defined in Section 3(1) of ERISA), other than liabilities attributable to health plan continuation coverage described in Part 6 of Title I(B) of ERISA, that could reasonably be expected to have a Material Adverse Effect.

(ii) Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, except for instances of noncompliance which could not reasonably be expected to result in the incurrence by any Significant Party or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of any Significant Party or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is the subject of any pending or, to the best of the knowledge of any of CBII’s or the Borrower’s officers or directors, threatened claim or suit. None of the Borrower or any ERISA Affiliate nor, to the best of the knowledge of any of CBII’s or the Borrower’s officers or directors, any fiduciary of any Employee Benefit Plan has engaged in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC.

(iii) None of the Significant Parties and the ERISA Affiliates contributes to or has any material contingent obligations to any Multiemployer Plan. None of the Significant Parties and the ERISA Affiliates has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Significant Parties and the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

(iv) No Significant Party has (A) engaged in any transaction prohibited by any Governmental Rule applicable to any Non-US Plan, (B) failed to make full payment when due of all amounts due as contributions to any Non-US Plan or (C) otherwise failed to comply with the requirements of any Governmental Rule applicable to any Non-US Plan where the above, singly or cumulatively, could reasonably be expected to have a Material Adverse Effect.

(v) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect.

(m) Other Regulations. No Significant Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act or any state public utilities code, or to any other Governmental Rule limiting its ability to incur indebtedness where singularly or cumulatively such limitation could reasonably be expected to have a Material Adverse Effect.

(n) Trademarks, Patents, Copyrights and Licenses. The Significant Parties each possess and either own, or have the right to use to the extent required by their business operations, all trademarks, trade names, copyrights, patents, patent rights and licenses (collectively, “Trademarks”) which are material to the conduct of their respective businesses as now operated, including the Principal Trademarks. The Borrower owns all material Trademarks that are trademarks. All such material Trademarks, including all Principal Trademarks, are set forth on Schedule 4.01(n) as supplemented by the Borrower annually in accordance with Section 5.01(a)(vi). The Significant Parties each conduct their respective businesses without infringement, misappropriation, dilution, misuse or other violation or, to the best of the knowledge of any of CBII’s or the Borrower’s officers or directors, after Due Inquiry, claim of infringement, misappropriation, dilution, misuse or other violation of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property rights of any other Person (which is not a Significant Party), except where such infringement, misappropriation, dilution, misuse or other violation or claim of infringement, misappropriation, dilution, misuse or other violation could not reasonably be expected to have a Material Adverse Effect. To the best of the knowledge of any of CBII’s or the Borrower’s officers or directors there is no infringement, misappropriation, dilution, misuse or other violation of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of any of the Borrower Entities except where such infringement, misappropriation, dilution, misuse or other violation could not reasonably be expected to have a Material Adverse Effect. Each of the material patents, trademarks, trade names, service marks and copyrights owned by any Significant Party which is registered with any Governmental Authority is set forth on Schedule 4.01(n).

(o) Governmental Charges. The Significant Parties have filed or caused to be filed all US Federal and material state tax returns which are required to be filed by them. The Significant Parties have paid, or made provision for the payment of, all taxes and other material Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other Indebtedness, except (i) such Governmental Charges or Indebtedness, if any, which are being contested in good faith and by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been established therefor and (ii) taxes not yet due and payable. Proper and accurate amounts have been withheld by the Significant Parties from their employees for all periods in compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and Non-US law and such withholdings have been timely paid when due to the respective Governmental Authorities in all material respects. The Significant Parties have not executed or filed with the US Internal Revenue Service or any other Governmental Authority any agreement or other document that extends, or has the effect of currently extending, the period for assessment or collection of any taxes or Governmental Charges, where such extension could reasonably be expected to have a Material Adverse Effect.

(p) Margin Stock. No Significant Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of the Significant Parties (taken as a whole), and no proceeds of any Loan or drawings under any Letter of Credit will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock, and no Significant Party is in violation of Regulation T, U or X issued by the Federal Reserve Board.

(q) Subsidiaries. Schedule 4.01(q) (as supplemented by the Borrower annually in accordance with Section 5.01(a)(vii)) sets forth each of the US Subsidiaries, the Significant Subsidiaries and the De Minimis US Subsidiaries, their jurisdictions of organization, the classes of their Equity Securities, and the percentages of outstanding Equity Securities of each such class owned directly or indirectly by CBII or one or more of the Borrower Entities. All of the outstanding Equity Securities of each such Subsidiary indicated on Schedule 4.01(q) as owned by the Loan Parties are owned beneficially and of record by the Loan Parties free and clear of all Liens (except for the Liens of the Administrative Agent granted by the Security Documents). Other than the US Subsidiaries, the Significant Subsidiaries and the De Minimis US Subsidiaries set forth on Schedule 4.01(q) (and as supplemental as noted above), the Loan Parties do not have any US Subsidiaries, Significant Subsidiaries or De Minimis US Subsidiaries.

(r) Solvency. Each of the Significant Subsidiaries is Solvent and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent.

(s) Labor Matters. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, or employment contracts to which any Significant Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best of the knowledge of any of CBII’s or the Borrower’s officers or directors, after Due Inquiry, jurisdictional disputes occurring or threatened which in any such case alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(t) No Material Adverse Change. Since December 31, 2007, there has not been any Material Adverse Change.

(u) Accuracy of Information Furnished.

(i) All certificates, statements and information (excluding projections) furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, are true and accurate in all material respects on the dates as of which such certificate, statement or information is dated and did not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at such time. All projections furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby have been based upon reasonable estimates and assumptions and neither CBII nor the Borrower has any reason to believe that such estimates and assumptions were not reasonable at the date the projections were furnished to the Administrative Agent and the Lenders.

(ii) The copies of the Material Documents of the Significant Parties which have been delivered to the Administrative Agent in accordance with Section 3.01 are true, correct and complete copies of the respective originals thereof, as in effect on the Effective Date, and no amendments or modifications have been made to such Material Documents as of the Effective Date, except as set forth by documents delivered to the Administrative Agent in accordance with Section 3.01 or otherwise reasonably approved in writing by the Required Lenders. None of the Material Documents of the Significant Parties has been terminated and each of such Material Documents is in full force and effect. None of the Significant Parties is in default in the observance or performance of any of its obligations under the Material Documents and each Significant Party has taken all action required to be taken as of the Effective Date to keep unimpaired its rights thereunder, except where such default or impairment could not reasonably be expected to have a Material Adverse Effect.

(v) Brokerage Commissions. Other than amounts payable under the Fee Letter, no person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party. No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by CBII or the Borrower, and the Borrower agrees to indemnify the Administrative Agent and the Lenders against any such claims for brokerage fees or commissions and to pay all expenses including attorney’s fees incurred by the Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

(w) Policies of Insurance. The properties of the Significant Parties are insured with financially sound and reputable insurance companies not Affiliates of the Significant Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Significant Parties operate and such insurance coverage complies with Section 5.01(d); provided, however, that no insurance coverage is maintained with respect to crops; and provided, further, that the Significant Parties may self-insure as is customary for similarly situated companies engaged in similar businesses and owning similar properties. Schedule 4.01(w) (as supplemented by the Borrower yearly in accordance with Section 5.01(a)(xvi)) accurately describes the insurance coverage maintained by the Significant Parties.

(x) Other Agreements. Except as disclosed on Schedule 4.01(x), no Loan Party has entered into and, as of the date of the applicable Credit Event no Loan Party contemplates entering into, any material agreement or contract with any officers or directors of any Loan Party, except upon terms at least as favorable to such Loan Party as an arm’s-length transaction with unaffiliated Persons; and no Significant Party is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents which could reasonably be expected to have a Material Adverse Effect.

(y) Environmental and Zoning Compliance. The Borrower or CBII conducts, in the ordinary course of business, for itself and the other Significant Parties, a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties. No Significant Party (i) has violated any Environmental Laws, (ii) has any liability under any Environmental Laws, (iii) is the subject of any Environmental Damages or (iv) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, except where such violation, liability, Environmental Damages or investigation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The use and operation by each Significant Party of its business properties are in compliance with all applicable Environmental Laws and Governmental Rules, including all applicable land use and zoning laws, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

(z) Owned Properties. Set forth on Schedule 4.01(z) (and as supplemented annually in accordance with Section 5.01(k)) under the heading “Mortgaged Properties” thereon is a complete and accurate list of each parcel of real property owned by any US Subsidiary in the US which has a grossed-up book value or fair market value (as determined in good faith by the Borrower) in excess of $5,000,000 or for which the Administrative Agent has otherwise requested delivery of a Mortgage as of the Effective Date, in each case showing the street address, county or other relevant jurisdiction, state, record owner and grossed-up book value or estimated fair market value thereof (collectively, the “Owned Properties”). Each such US Subsidiary has good, marketable and insurable fee simple title to such Owned Properties respectively owned by it, free and clear of all Liens (except for the Liens of the Administrative Agent granted by the Security Documents and except for Permitted Liens). Except as otherwise set forth on Schedule 4.01(z), no other parcel of real property owned by any of the US Subsidiaries in the US has a grossed up book value or, to the extent available, fair market value (as determined in good faith by the Borrower), in either case, in excess of $5,000,000.

(aa) Leased Properties. Set forth on Schedule 4.01(aa) (and as supplemented annually in accordance with Section 5.01(k)) is a complete and accurate list of all leases of real property in the US under which any US Subsidiary is the lessor (including as sublessor) or the lessee (including as sublessee), in each case showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

(bb) Existing Indebtedness. Set forth on Schedule 4.01(bb) is a complete and accurate list of all Existing Indebtedness (other than Surviving Indebtedness) of the Loan Parties, showing as of the date hereof the obligor and the principal amount outstanding thereunder.

(cc) Surviving Indebtedness. Set forth on Schedule 4.01(cc) is a complete and accurate list of all Surviving Indebtedness (other than intercompany Indebtedness owed among the Borrower Entities), showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

(dd) Executive Order No. 13224; OFAC.

(i) No CBII Entity is any of the following (each, a “Blocked Person”):

(A) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(B) a Person owned or controlled by, or, to the best of each Loan Party’s knowledge after Due Inquiry, acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(C) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any US Anti-Terrorism Law;

(D) to the best of each Loan Party’s knowledge after Due Inquiry, a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(E) a Person or entity that is named as a “specially designated national” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

(F) to the best of each Loan Party’s knowledge after Due Inquiry, a Person or entity who is affiliated with a Person or entity listed above.

(ii) No Loan Party nor any Affiliate of a Loan Party (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any other applicable Anti-Terrorism Law, except as otherwise permitted by applicable law or where any of the foregoing (x) occurs prior to an officer of the Borrower or CBII being aware of such activity and (y) could not be reasonably expected to have a Material Adverse Effect.

(iii) No Loan Party nor any Affiliate of a Loan Party is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, except where any of the foregoing (x) occurs prior to an officer of the Borrower or CBII being aware of such activity and (y) could not be reasonably expected to have a Material Adverse Effect.

SECTION 4.02. Reaffirmation. Each of CBII and the Borrower shall be deemed to have reaffirmed, for the benefit of the Lenders and the Administrative Agent, each representation and warranty contained in Article IV and in each other Credit Document on and as of the date of each Credit Event (except that representations or warranties as to information included in Schedules 4.01(n), (q), (w), (z) and (aa) shall apply as of the date provided or the date of the most recent supplement).

ARTICLE V COVENANTS

SECTION 5.01. Affirmative Covenants. Until the termination of the Commitments and the satisfaction in full by the Loan Parties of all Secured Obligations (other than any Unaccrued Indemnity Claims), each of CBII and the Borrower will comply, and will cause compliance by the other Significant Parties, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Financial Statements, Reports. The Borrower shall furnish to the Administrative Agent the following:

(i) As soon as available and in no event later than 60 days after the last day of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the Financial Statements of the Borrower Entities (prepared on a consolidated basis) for the fiscal year to date, certified by the Chief Accounting Officer or the Chief Financial Officer of the Borrower to present fairly in all material respects the financial condition, results of operations, cash flows, and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year end audit adjustments and omission of footnotes and statement of shareholder’s equity);

(ii) As soon as available and in no event later than 120 days after the close of each fiscal year of the Borrower, copies of (A) the audited consolidated Financial Statements of the Borrower Entities for such year, audited by Ernst & Young LLP or other independent certified public accountants of recognized national standing and registered with the Public Company Accounting Oversight Board and (B) copies of the unqualified opinions of such accountants;

(iii) Commencing with the fiscal quarter ended June 30, 2008, as soon as available and in no event later than 60 days after the last day of each of the first three fiscal quarters of each fiscal year in respect of quarterly Financial Statements of the Borrower Entities, 90 days after the close of each fiscal year in respect of yearly Financial Statements of the CBII Entities and 120 days after the close of each fiscal year in respect of yearly Financial Statements of the Borrower Entities in accordance with clause (i) above, clause (v) below and clause (ii) above, respectively, a compliance certificate of the Chief Accounting Officer or Treasurer of the Borrower (a “Compliance Certificate”) in substantially the form of Exhibit G-1; provided, however, that the only calculations to be provided in the Compliance Certificate delivered in connection with yearly Financial Statements of the CBII Entities shall be with respect to the Consolidated Adjusted Leverage Ratio;

(iv) As soon as available and in no event later than 45 days after the last day of each of the first three fiscal quarters of each fiscal year of CBII, a copy of the Quarterly Report for CBII on Form 10-Q for such quarter and for the fiscal year to date; provided that such information, to the extent the Borrower directly or indirectly provides the Administrative Agent with written notice and an appropriate internet link thereto, shall be accessed by Lenders on EDGAR;

(v) As soon as available and in no event later than 90 days after the close of each fiscal year of CBII, (A) copies of the Annual Report for CBII on Form 10-K for such year, audited by Ernst & Young LLP or other independent certified public accountants of recognized national standing and registered with the Public Company Accounting Oversight Board and (B) copies of the unqualified opinions of such accountants; provided that such information, to the extent the Borrower directly or indirectly provides the Administrative Agent with written notice and an appropriate internet link thereto, shall be accessed by Lenders on EDGAR;

(vi) (A) As soon as available and in no event later than 120 days after the close of each fiscal year of CBII, (1) a written supplement to Schedule 4.01(n) (setting forth all necessary Trademark information as set forth in Section 4.01(n) and relating to the Trademarks that are material to the conduct of the Significant Parties’ respective businesses as then operated), (2) a written supplement to Schedule 3.06 to each Security Agreement, (3) any additional disclosures under Section 4.01(n) after Due Inquiry and (4) any additional disclosures to be provided on an annual basis under the Security Documents and (B) promptly, but in any event within a reasonable time after any officer of CBII or the Borrower obtains knowledge of the occurrence of an event that could reasonably be expected to result in a Material Adverse Effect on any of the Principal Trademarks or the Trademark Licenses, give the Administrative Agent notice of the occurrence of any such event;

(vii) (A) As soon as available and in no event later than 120 days after the close of each fiscal year of CBII, a written supplement to Schedule 4.01(q) (setting forth each of the US Subsidiaries, each of the Significant Subsidiaries and each of the De Minimis US Subsidiaries, its jurisdiction of organization, the classes of its Equity Securities, the number of shares of each such class issued and outstanding, the percentages of shares of each such class owned directly or indirectly by CBII or the Borrower and whether CBII or the Borrower owns such shares directly or, if not, the CBII Entities that own such shares and the number of shares and percentages of shares of each such class owned directly or indirectly by such CBII Entities) and (B) promptly upon the reasonable request of the Administrative Agent and in no event more often than annually, a current hierarchy report for the CBII Entities, in the form and with the substance of the hierarchy report delivered pursuant to Section 3.01(g)(iii);

(viii) As soon as possible and in no event later than 30 days after any officer or director of any Significant Party knows of the occurrence or existence of (A) any ERISA Event under any Pension Plan or Multiemployer Plan which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (B) any actual or threatened litigation, suits, claims, disputes or investigations against any Significant Party involving potential monetary damages or in which injunctive relief or similar relief is sought, which could reasonably be expected to have a Material Adverse Effect, (C) any other event or condition which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, including any of the following which could reasonably be expected to have a Material Adverse Effect: (1) breach or non-performance of, or any default under, a Contractual Obligation of any Significant Party, (2) any dispute, litigation, investigation, proceeding or suspension between any Significant Party and any Governmental Authority or (3) the commencement of, or any material development in, any litigation or proceeding affecting any Significant Party, including pursuant to any applicable Environmental Laws, or (D) any Default, the statement of the Chief Accounting Officer, Chief Financial Officer, or Treasurer of the Borrower setting forth details of such event, condition or Default and the action which CBII or the Borrower proposes to take with respect thereto. Each notice pursuant to this Section 5.01(a)(viii) shall be accompanied by a statement of an Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action CBII or the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to this Section 5.01(a)(viii) shall describe with particularity any and all provisions of this Agreement or other Credit Document that have been breached;

(ix) In no event later than five Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by any CBII Entities with any securities exchange or the United States Securities and Exchange Commission (including all 10-Q, 10-K and 8-K reports), (B) all reports, proxy statements and Financial Statements sent or made available by CBII to its Equity Securities holders and (C) all press releases and other similar public announcements concerning any material developments in the business of CBII made available by CBII to the public generally; provided that such information, to the extent the Borrower directly or indirectly provides the Administrative Agent with written notice and an appropriate internet link thereto, shall be accessed by Lenders on EDGAR;

(x) As soon as available and in no event later than 30 days after they are filed, copies of all IRS Form 5500 reports for all Pension Plans required to file such form;

(xi) Within the earlier to occur of (i) five days after the Board of Directors of the Borrower or CBII shall have publicly announced the earnings for the most recently completed fiscal year of the Borrower or CBII and (ii) 60 days after the end of each fiscal year of the Borrower and CBII, during each year when this Agreement is in effect, a forecast for the current fiscal year of the Borrower Entities and the CBII Entities which includes projected consolidated statement of income for such fiscal year and a projected consolidated statement of cash flows for such fiscal year and projected consolidated balance sheets, statements of income and statements of cash flows on a quarterly basis for such fiscal year; provided that the parties acknowledge that the information in such forecasts is not compiled or presented in accordance with GAAP and may not necessarily be presented on a basis consistent with the Borrower’s Financial Statements to be delivered pursuant to Section 5.01(a);

(xii) As soon as possible and in no event later than the later of (A) any of CBII’s or the Borrower’s officers or directors learning thereof or (B) five Business Days prior to the occurrence of any event or circumstance (except for asset losses in which case as promptly as is reasonable after such asset loss) that would require a prepayment pursuant to Section 2.06(c), the statement of the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Borrower setting forth the details thereof;

(xiii) As soon as possible and in no event later than 30 days after the receipt thereof by any Loan Party (or subsequent determination after Due Inquiry by an officer of the Borrower that it could reasonably be expected to result in a Material Adverse Effect), a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law or any liability of any Loan Party for Environmental Damages that in any such case could reasonably be expected to result in a Material Adverse Effect;

(xiv) Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the properties, operations or condition (financial or otherwise) of the Significant Parties, and compliance by the Significant Parties with the terms of this Agreement and the other Credit Documents as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request;

(xv) As soon as available and in no event later than five Business Days after any of CBII’s or the Borrower’s officers or directors receive notice or become aware of any actions (including derivative actions), suits, proceedings or investigations that are pending or, to the knowledge of any of CBII’s or the Borrower’s officers or directors, threatened against any Significant Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Credit Documents or the transactions contemplated thereby;

(xvi) As soon as available and in no event later than 120 days after the close of each fiscal year of CBII, a written supplement to Schedule 4.01(w) (setting forth a true and complete listing of all insurance maintained by the Significant Parties);

(xvii) Within 120 days after the close of each fiscal year of CBII, a written supplement disclosing any matters required to update factual matters relating to Section 4.01(s); and

(xviii) To the extent delivered (and thereafter requested by the Administrative Agent or the Lenders), management letters delivered by CBII’s or the Borrower’s accountants in connection with any of CBII’s or the Borrower’s Financial Statements.

(b) Books and Records. The Significant Parties shall at all times keep proper books of record (including the preparation of tax returns, which will be timely filed (or subject to permitted extensions) with the appropriate Governmental Authority and complete and correct in all material respects) and account in form, detail and scope consistent with good business practice.

(c) Inspections. The Significant Parties shall permit the Administrative Agent, or any agent or representative thereof, (i) upon reasonable notice and during normal business hours so long as no Default shall have occurred and be continuing and (ii) after the occurrence and during the continuation of any Default at any time as the Administrative Agent may determine with or without prior notice to the Borrower, to visit and inspect any of the Collateral, or any of the properties, and offices of the Significant Parties, to examine the books and records of the Significant Parties and make copies thereof, and to discuss the affairs, finances and business of the Significant Parties with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent may reasonably request; provided, however, that the Administrative Agent or such representative or agent shall have no right of reimbursement from the Borrower for expenses incurred for such visits and inspections as long as no Default has occurred or is continuing.

(d) Insurance. One or more of the Loan Parties on behalf of the Significant Parties shall:

(i) Carry and maintain insurance during the term of this Agreement of the types and in the amounts as are consistent with industry practice or with the insurance described on Schedule 4.01(w) and all insurance required by law;

(ii) Furnish to the Administrative Agent, upon written request, information as to the insurance carried;

(iii) Carry and maintain each policy for such insurance with (A) for those jurisdictions where such a rating is available, a rating of A- (“A- Rating”) or better by A.M. Best and Company, or its equivalent, at the time such policy is placed and at the time of each annual renewal thereof or (B) for those jurisdictions where no A- Rating or its equivalent can be obtained for insurers, a financially sound and reputable insurance company not an Affiliate of the Significant Parties which is reasonably satisfactory to the Administrative Agent; and

(iv) Obtain and maintain endorsements or certificates reasonably acceptable to the Administrative Agent for such insurance naming the Administrative Agent as additional insured on liability policies and the Administrative Agent as lenders’ loss payee and mortgagee in the case of property loss, as their interests may appear;

provided, however, that if any Significant Party shall fail to maintain insurance in accordance with this Section 5.01(d), or if any Significant Party shall fail to provide the required endorsements or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

(e) Governmental Charges and Other Indebtedness. Each Significant Party shall promptly pay and discharge when due (i) all taxes and other Governmental Charges lawfully levied or assessed against such Significant Party prior to the date upon which penalties accrue thereon, (ii) all Indebtedness which, if unpaid, could become a Lien (other than a Permitted Lien) upon the property of such Significant Party and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which, in each of the foregoing cases, if unpaid, could reasonably be expected to have a Material Adverse Effect, except such taxes, other Governmental Charges and Indebtedness as are in good faith being contested or disputed by appropriate proceedings, or for which arrangements for deferred payment have been made; provided that in each such case adequate reserves (determined in accordance with GAAP) have been established therefor. CBII shall promptly pay and discharge when due, and prior to the date upon which penalties accrue thereon, all amounts owing to the US Department of Justice or other applicable US Governmental Authority in connection with the DOJ Liability (including any related judgment, order or settlement agreement), in accordance with the terms of any such judgment, order, or settlement agreement.

(f) Use of Proceeds. The Borrower shall use the proceeds of the Loans only for the respective purposes set forth in Section 2.01(k). No CBII Entity shall use any part of the proceeds of any Loan, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrower, any Lender or the Administrative Agent in a violation of Regulations T, U or X issued by the Federal Reserve Board.

(g) General Business Operations. Each of the Significant Parties shall (i) preserve, renew and maintain in full force its corporate, partnership or limited liability company existence and good standing under the Governmental Rules of the jurisdiction of its organization and all of its rights, licenses, leases, qualifications, privileges franchises and other authority reasonably necessary to the conduct of its business, provided, however, that this clause (i) shall not apply to Significant Party that is merged, dissolved or liquidated, in each case, to the extent permitted by Section 5.02(d), (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, except where such failure could not reasonably be expected to have a Material Adverse Effect, (iii) keep all property used in its business in good working order and condition, ordinary wear and tear excepted, consistent with past practices and from time to time make, or cause to be made, all necessary and proper repairs, except, in each case, where any failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) maintain, preserve and protect its rights to enjoy and use (A) the Principal Trademarks in the countries indicated as set forth in Schedule 4.01(n), subject to and in accordance with the Security Agreements and (B) all other trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations, including the Trademarks (other than the Principal Trademarks), except, in the case of this clause (B), where such failure could not reasonably be expected to have a Material Adverse Effect, and (v) conduct its business in an orderly manner without voluntary interruption, except where such failure could not reasonably be expected to have a Material Adverse Effect. Each of CBII and the Borrower shall maintain its chief executive office and principal place of business in the US and shall not relocate its chief executive office or change its jurisdiction of formation except upon not less than 90 days prior written notice to the Administrative Agent.

(h) Compliance with Laws. Each Significant Party shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), except where such noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Newly Formed or Acquired Subsidiaries.

(i) General. The Borrower shall notify the Administrative Agent, at its own expense (A) within 30 days after the formation of any Significant Party, (B) within 30 days after the acquisition of any Significant Party, and (C) within 120 days after the end of the fiscal year during which any Subsidiary otherwise becomes a Significant Party.

(ii) Newly Formed or Acquired Subsidiaries.

(A) For any US Subsidiary formed, acquired or becoming a US Subsidiary (including through the Borrower designating a De Minimis Subsidiary as a US Subsidiary) after the Effective Date, the Borrower shall at its own expense and, if not previously completed, (1) within 30 days after notice of such event is required to be provided under Section 5.01(i)(i), (I) cause such US Subsidiary to execute an instrument of joinder (a “Joinder Agreement”) substantially in the form of Exhibit P obligating such US Subsidiary under the Security Agreement and cause each Borrower Entity that owns any Equity Securities of such US Subsidiary to pledge to the Administrative Agent, for the benefit of itself and the other Secured Parties, 100% of the Equity Securities owned by it of such US Subsidiary and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (II) in the case of such Pledged Equity Securities, deliver or cause to be delivered to the Administrative Agent all stock certificates, if any, of each such US Subsidiary owned by the applicable Pledgor and added to the Collateral thereby, free and clear of all Liens, accompanied by signed and undated stock powers or other instruments of transfer executed in blank (and take such other steps as may be reasonably requested by the Administrative Agent to perfect the Administrative Agent’s Lien in such Collateral in compliance with any applicable law), (III) cause each such US Subsidiary to execute a Joinder Agreement obligating such US Subsidiary under the Subsidiary Guarantee Agreement pursuant to documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (IV) in the case of Collateral of such US Subsidiary that may be perfected by the filing of a financing statement under the Uniform Commercial Code, cause each general financing statement or, as applicable, fixture filings (but no crop, timber, mineral, or other similar filings) to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured

Parties, a valid, legal and perfected Lien, and a first priority Lien (except to the extent Permitted Liens are expressly permitted herein to have priority), in the Collateral subject to the financing statement to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent and (2) if requested by the Administrative Agent, within 60 days after such request, cause such US Subsidiary to deliver the documents and opinions of the types described in Section 5.01(k)(ii) with respect to all owned real property of such US Subsidiary which has a grossed up book value or fair market value (as determined in good faith by the Borrower) in excess of $5,000,000.

(B) For any Significant Non-US Subsidiary of the Borrower formed, acquired or becoming a Significant Non-US Subsidiary of the Borrower after the Effective Date, the Borrower shall at its own expense and, if not previously completed, within 30 days after notice of such event is required to be provided under Section 5.01(i)(i), to the extent required by the definitions of Pledged Persons or Subsidiary Guarantors, (1) cause each Borrower Entity that owns any Equity Securities of such Significant Non-US Subsidiary to execute an instrument of joinder obligating such Borrower Entity as a Pledgor under the Pledge Agreement and to pledge to the Administrative Agent, for the benefit of itself and the other Secured Parties, the appropriate percentage of non-voting and voting Equity Securities owned by such Pledgor of such Significant Non-US Subsidiary as provided in the definition of Pledged Persons and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (2) cause each such Significant Non-US Subsidiary to execute a Joinder Agreement obligating such Significant Non-US Subsidiary under the Subsidiary Guarantee Agreement or to otherwise Guarantee the Secured Obligations pursuant to documentation which is in form and substance reasonably satisfactory to the Administrative Agent and (3) in the case of Pledged Equity Securities, deliver to the Administrative Agent all stock certificates, if any, representing the Pledged Equity Securities of such Significant Non-US Subsidiary added to the Collateral thereby free and clear of all Liens, accompanied by signed and undated stock powers or other instruments of transfer executed in blank (and take such other steps as may be reasonably requested by the Administrative Agent to perfect the Administrative Agent’s Lien in such Collateral in compliance with any applicable law).

(j) Appraisals. The Administrative Agent may commission an appraisal of the Trademarks at any time at the expense of the Lenders; provided that such appraisal shall be at the Borrower’s expense if such appraisal: (i) is the first appraisal of the Trademarks and more than 18 months have elapsed since the Effective Date, (ii) is commissioned after the occurrence and during the continuance of an Event of Default or (iii) is commissioned after the occurrence of any Material Adverse Change.

(k) Real Property.

(i) As soon as available and in any event within 120 days after the end of each fiscal year, the Borrower shall provide a report supplementing Schedules 4.01(z) and 4.01(aa), including an identification of all owned real property which has a grossed up book value or fair market value (as determined in good faith by the Borrower) in excess of $5,000,000 and all leased real property located in the US, the lease payments with respect to which exceeded $500,000 during such fiscal year, that has been disposed of by any US Subsidiary during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired by a US Subsidiary in the US which has a grossed up book value or fair market value (as determined in good faith by the Borrower) in excess of $5,000,000 and all real property leased by a US Subsidiary in the US during such fiscal year, the lease payments with respect to which exceeded $500,000 during such fiscal year, and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

(ii) The Borrower shall, and shall cause each of the US Subsidiaries to, within 180 days after the end of each fiscal year, if requested by the Administrative Agent, grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority Mortgage on the owned real property that is listed (or should be listed) on Schedule 4.01(z) and not encumbered by a Mortgage and shall deliver such other documentation and opinions, in form and substance satisfactory to the Collateral Agent, in connection with the grant of such Mortgage as the Collateral Agent shall reasonably request, including title insurance policies, financing statements, fixture filings and environmental audits, and the Borrower shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys’ fees and expenses) incurred in connection therewith.

(l) Compliance with Terms of Leaseholds. The Borrower shall make, and the Borrower shall cause each of the other Loan Parties to make, all payments and otherwise perform all obligations in respect of all leases of real property in the US to which any Significant Party is a party (including the Clayton County Lease), keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cause each of the Significant Parties to cure any such default unless such failure to pay or perform, lapse, termination, forfeiture or cancellation could not reasonably be expected to have a Material Adverse Effect.

(m) Maintenance of Properties, Etc. The Borrower shall maintain and preserve, and cause each of the other Significant Parties to maintain and preserve, all of its properties in good working order and condition, ordinary wear and tear excepted, and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof, except in any such case where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(n) Clayton County Fee Interest. From and after the Effective Date, the Loan Parties shall maintain the Clayton County Lease in full force and effect and shall not exercise any purchase options thereunder or attempt to redeem any bonds issued in connection therewith without the prior written consent of the Administrative Agent. Upon any acquisition of the fee simple interest in the Clayton County Property by any Loan Party, such Loan Party shall, at its sole cost and expense (i) execute and deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a modification to the Clayton County Leasehold Mortgage, (ii) obtain an endorsement to the Administrative Agent’s policy of title insurance with respect to the Clayton County Property, such endorsement to change the effective date of such coverage to the date and time of recording of such modification and to confirm the first-position security title of the Administrative Agent in and to the fee simple interest of the

Clayton County Property, (iii) provide any and all other documentation contemplated by Section 3.01(h) as the Administrative Agent may require in its sole discretion, and (iv) upon the request of the Administrative Agent, in its sole discretion, deliver favorable opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent substantially similar to those opinions delivered pursuant to Section 3.01(f)(ii) and 3.01(f)(iii) and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.02. Negative Covenants. Until the termination of the Commitments and the satisfaction in full by the Loan Parties of all Secured Obligations (other than any Unaccrued Indemnity Claims), each of CBII and the Borrower will comply, and will cause compliance by the other Significant Parties, with the following negative covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Indebtedness. The Borrower shall not, and CBII and the Borrower shall not permit the Borrower Entities to, create, incur, assume or permit to exist any Indebtedness unless (i) such Indebtedness does not violate any terms of the Senior Notes (7 1/2%) Indenture, the Senior Notes (8 7/8%) Indenture or the Convertible Notes Indenture as each is in effect on the Effective Date and without giving any effect to any waiver or consent with respect to any incurrence of Indebtedness, (ii) no Default has occurred or is continuing or would result therefrom, and (iii) the Borrower is in Pro Forma Compliance with all Financial Covenants in accordance with Section 5.03.

(b) Liens. None of the Borrower Entities shall create, incur, assume or permit to exist any Lien on or with respect to any Borrower Entity assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens (other than any Lien in any Equity Securities issued by any Borrower Entities, which shall not be subject to any Liens except for Liens in favor of the Administrative Agent and the other Secured Parties securing all or any part of the Secured Obligations as specified herein or in the relevant Security Document).

(c) Asset Dispositions. None of the Borrower Entities shall, directly or indirectly, sell, lease, convey, transfer or otherwise dispose (including via any sale and leaseback transaction) of any of its non-cash assets or property, whether now owned or hereafter acquired, except for Permitted Sales and the following (“Permitted Asset Dispositions”), which Permitted Asset Dispositions may fall within any one of the following categories (whether or not such Permitted Asset Dispositions could fall within one or more other categories and, if an asset disposition could qualify for more than one category of Permitted Asset Dispositions, the Borrower may designate which category the asset disposition qualifies for without such asset disposition counting against other categories):

(i) Sales of inventory in the ordinary course of their businesses;

(ii) Sales or dispositions of damaged, worn, obsolete, or other unneeded assets in the ordinary course of their businesses for not less than Fair Market Value;

(iii) Sales or other dispositions of Investments permitted by Section 5.02(e)(ii) for not less than Fair Market Value; provided that no Default shall have occurred and be continuing;

(iv) [Intentionally Omitted];

(v) Sales or other dispositions of the entities listed on Schedule 5.02(c)(v); provided, however, that in connection with any sale or other disposition of substantially all of the Equity Securities and/or substantially all of the assets of Atlanta AG, the Borrower shall be in Pro Forma Compliance with all Financial Covenants after giving effect to such sale or disposition and no later than the date of any such sale or disposition, the Borrower shall deliver to the Administrative Agent a certificate executed by the Chief Accounting Officer or Treasurer of the Borrower which sets forth the calculation of Pro Forma Compliance with all Financial Covenants set forth in Section 5.03 after giving effect to such sale or disposition;

(vi) Sales or other transfers of property and assets from De Minimis US Subsidiaries dissolved pursuant to Section 5.02(d)(ii); and

(vii) Sales or other dispositions for Fair Market Value, the Net Cash Proceeds of which are applied to the prepayment of the Loans or otherwise as set forth in Section 2.06(c); provided that no Default shall have occurred and be continuing or result from such sale or other disposition, the Borrower shall be in Pro Forma Compliance with all Financial Covenants after giving effect to such Permitted Asset Disposition and no later than the date of the Permitted Asset Disposition pursuant to this clause (vii), the Borrower shall deliver to the Administrative Agent a Compliance Certificate which (A) states that no Default has occurred or is continuing and (B) sets forth the calculation of Pro Forma Compliance with all Financial Covenants set forth in Section 5.03 after giving effect to the Permitted Asset Disposition; and provided, further, that the Borrower’s requirement to advise the Administrative Agent as provided above shall not apply to any Relevant Sales that in the aggregate are equal to or less than $5,000,000 for such fiscal year.

(d) Mergers, Acquisitions and Dissolutions. None of the CBII Entities shall consolidate with or merge into any other Person or permit any other Person to merge into any other CBII Entity, or acquire (or form a new Subsidiary to acquire) all or substantially all of the assets or equity or any identifiable business unit, division or operations of any other Person, or dissolve itself, except for the following:

(i) the CBII Entities may merge with each other and acquire all or substantially all of the assets or equity or any identifiable business unit, division or operations of any other CBII Entity; provided that (A) no Event of Default will result after giving effect to such merger, (B) in any such merger involving a US Subsidiary and a Non-US Subsidiary, the US Subsidiary is the surviving Person, (C) in any such merger involving the Borrower, the Borrower is the surviving Person, (D) in any such merger involving CBII, CBII is the surviving Person and is in compliance with Section 5.02(g)(ii) after such merger, (E) CBII shall not merge with or into the Borrower and the Borrower shall not merge with or into CBII, (F) following such merger or acquisition, the Borrower is in compliance with Section 2.14 and (G) if any Subsidiary becomes a Significant Party after giving effect to such transaction, the Borrower provides the documents required by Section 5.01(i) no later than 30 days after such merger or acquisition;

(ii) any Subsidiary of the Borrower may liquidate or dissolve itself in accordance with Requirements of Law so long as, if such Subsidiary is a Loan Party, the assets of such Subsidiary are transferred to another Loan Party in connection with such dissolution; and

(iii) any acquisitions (“Permitted Acquisitions”) by a Borrower Entity of all or substantially all of the assets or equity of any other Person or any identifiable business unit, division or operations of any other Person; provided that:

(A) No Event of Default shall have occurred and be continuing before or after giving effect to any acquisition;

(B) The aggregate purchase consideration for such acquisition when added to all other such acquisitions during the preceding 12 months ending on the day that is the last day of the most recent month before such acquisition closes does not exceed $100,000,000;

(C) After giving effect to such acquisition, the acquired Person or the assets, business unit, division or operations acquired shall be directly or indirectly owned by a Subsidiary of the Borrower;

(D) In the case of an acquisition of a new Person (or the formation of a new Subsidiary to acquire any such Person or all or substantially all of the assets or any identifiable business unit, division or operations of any such Person), the acquired Person or newly formed Subsidiary shall become a Guarantor, Pledgor and/or Pledged Person to the extent required by Section 5.01(i); provided that the Lenders and the Administrative Agent shall permit, to the extent not otherwise burdensome or detrimental to the Lenders, any such new pledge or Guarantee to be structured in the manner most tax advantageous for the Borrower;

(E) The acquisition has been (1) approved by the Board of Directors of the Person to be acquired and, if applicable, such acquisition has been recommended for approval to such Person’s shareholders or interest holders and (2) undertaken in accordance with all applicable Requirements of Law; and

(F) If requested by Administrative Agent and to the extent available to CBII or the Borrower, the Borrower shall provide to the Administrative Agent or Lenders the historical Financial Statements of the acquired Person or of the Person owning all or substantially all of the assets, or the identifiable business unit, division or operations to be acquired and such other additional information as reasonably requested by the Administrative Agent regarding such acquisitions;

provided that no later than 30 days after the date of the Permitted Acquisition of a Significant Party pursuant to this Section 5.02(d)(iii), the Borrower delivers to the Administrative Agent a Compliance Certificate in substantially the form of Exhibit G-2 which (A) states that no Default has occurred or is continuing and (B) sets forth the calculation demonstrating Pro Forma Compliance with the Financial Covenants after giving effect to the Permitted Acquisition.

(e) Investments. None of the Borrower Entities shall make any Investment, or enter into any transaction that has substantially similar effect, except for the following, which Investments may fall within any one of the following categories (whether or not such Investments could fall within one or more other categories and if an Investment qualifies for more than one of the following categories, the Borrower may designate which category the Investment qualifies for without such Investment counting against other categories):

(i) Investments in connection with mergers and Permitted Acquisitions permitted under Section 5.02(d);

(ii) Temporary Cash Investments;

(iii) an Investment that is made as a result of the receipt of non-cash consideration from a disposition of assets that was made pursuant to, and in compliance with, the covenant related to asset dispositions set forth in Section 5.02(c);

(iv) Investments consisting of (A) loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business not to exceed $5,000,000 in the aggregate at any one time outstanding and (B) loans to employees of any Borrower Entity for the sole purpose of purchasing equity of CBII not to exceed $5,000,000 in the aggregate at any one time outstanding;

(v) Investments existing on the Effective Date and listed in Schedule 5.02(e); provided that the Borrower shall not be required to include immaterial Investments on Schedule 5.02(e);

(vi) Investments in connection with Hedging Obligations that are permitted under Section 5.02(l);

(vii) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

(viii) Investments in suppliers or customers that are subject to Debtor Relief Laws or similar proceedings or as a result of foreclosure on a secured Investment in a third party received in exchange for or cancellation of an existing obligation of such supplier or customer to any Borrower Entity;

(ix) Investments paid for solely with Equity Securities of CBII; provided that such Investments constitute Permitted Acquisitions set forth in Section 5.02(d);

(x) Investments represented by Guarantees by any Borrower Entity of Indebtedness of an unrelated third party which is involved in a commercial relationship with any Borrower Entity in the ordinary course of business, such as a supplier, customer or service-provider; provided that the Indebtedness Guaranteed under this clause (x) does not exceed an aggregate amount outstanding at any time of $15,000,000 and the proceeds of the underlying Indebtedness are or have been used in a Food-Related Business;

(xi) deposits required by Governmental Authorities, public utilities or suppliers in the ordinary course of business;

(xii) prepaid expenses incurred in the ordinary course of business;

(xiii) Investments with respect to performance bonds, bankers’ acceptance, workers’ compensation claims, surety or appeal bond payments, obligations in connection with self-insurance or similar obligations and bank overdrafts;

(xiv) extensions of trade credit recorded as accounts receivable entered into in the ordinary course of business;

(xv) advancement of funds by any CBII Entity in the ordinary course of business to growers or suppliers of products for Food-Related Businesses as advances for such products;

(xvi) Investments in any Person in an aggregate amount for all such Investments made pursuant to this clause (xvi), as valued at the time each such Investment is made (minus, if such Investment is a loan, any repayments thereof), not to exceed 10% of the total consolidated assets of the CBII Entities, so long as such Investments are in a Food-Related Business;

(xvii) Investments in the joint ventures more specifically described on Schedule 5.02(e)(xvii) in an aggregate amount for such Investments, as valued at the time each such Investment is made (minus, if such Investment is a loan, any repayments thereof), not to exceed the amount for each joint venture set forth on such Schedule;

(xviii) Investments by the Borrower and its Subsidiaries in their wholly-owned Subsidiaries, so long as such Investments are (A) in the ordinary course of business and (B) consistent with past practices; and

(xix) Investments (other than Investments specified in clauses (i) through (xvii) above) in an aggregate amount for all such Investments, as valued at the time each such Investment is made (minus, if such Investment is a loan, any repayments thereof), not to exceed $30,000,000 at any time after the Effective Date.

(f) Dividends, Redemptions, Distributions. None of the Borrower Entities shall make any Distributions or set apart any sum for such purpose, except:

(i) any Borrower Entity may make Distributions (or set apart sums for such purposes) on its Equity Securities to any other Borrower Entity that is a Loan Party (other than the Parent);

(ii) the Borrower may make Distributions to CBII (A) in any event for the cash costs in respect of CBII Overhead Expenses (including for Distributions not matching up to expenses, such as for deferred compensation plans) in amounts not exceeding such cash costs, (B) to fund liabilities of CBII disclosed on Schedule 5.02(f)(ii) existing as of the Effective Date, (C) in respect of the DOJ Liability in an aggregate amount not to exceed $5,000,000 in any fiscal year plus interest thereon and (D) provided that (1) no Event of Default has occurred and is then continuing or would result from such Distribution and (2) the Borrower is in Pro Forma Compliance with all Financial Covenants, both before and after giving effect to such Distribution, for any other purpose (including dividends, interest payments, and Stock and Warrant Repurchases);

(iii) any Borrower Entity that is not a Loan Party may make Distributions (or set apart sums for such purposes) on its Equity Securities to any other Borrower Entity that is a not a Loan Party; and

(iv) as long as no Event of Default has occurred and is then continuing, pro rata Distributions to minority shareholders of Borrower Entities.

(g) Conduct of Business.

(i) No Borrower Entity shall engage, either directly or indirectly through Affiliates, in any business substantially different from Food-Related Businesses.

(ii) CBII shall not conduct any operating business nor own any assets (other than those it currently owns as set forth on Schedule 5.02(g)), provided that (A) CBII may employ officers and employees to fulfill its obligations as a public company and to administer its Subsidiaries’ business activities, enter into space leases and other agreements in connection with such business activities, have and maintain various Pension Plans for it, its Subsidiaries and their employees and own office equipment, (B) CBII may own stock in the Borrower and Equity Securities in other Persons in which it owns Equity Securities on the Effective Date (provided that CBII does not materially increase the funding or activities of those Persons other than the Borrower Entities) and (C) CBII may Guarantee contracts of the Borrower Entities.

(iii) CBII shall and shall cause each of its Significant Subsidiaries to (A) except as permitted by Section 5.02(d), preserve its separate legal existence, (B) comply in all material respects with the requirements of its organizational documents and other governing instruments (including bylaws), (C) not conduct business under the name of any other CBII Entity, (D) maintain separate and complete books and records in accordance with GAAP and otherwise to properly reflect its business and financial affairs and (E) maintain full and complete records of all transactions with any CBII Entity.

(h) Disposition of Accounts Receivables of US Subsidiaries. No CBII Entity shall sell or otherwise dispose of or encumber (except pursuant to the Security Documents), or permit any of its Subsidiaries to sell or otherwise dispose of or encumber (except pursuant to the Security Documents), any accounts receivables of any US Subsidiaries (except good faith settlement of disputed accounts receivable).

(i) ERISA.

(i) No CBII Entity nor any ERISA Affiliate shall: (A) adopt or institute any Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject the Borrower or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of Section 412 of the IRC or Section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Pension Plan or Multiemployer Plan; (F) fail to comply with the requirements of Section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the IRC, where any such event or events described in clauses (A) through (G) above, either singly or cumulatively, could reasonably be expected to have a Material Adverse Effect.

(ii) No CBII Entity shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Non-US Plan; (B) fail to make full payment when due of all amounts due as contributions to any Non-US Plan; or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Non-US Plan, where any such event or events described in clauses (A) through (C) above, either singly or cumulatively, could reasonably be expected to have a Material Adverse Effect.

(j) Transactions with Affiliates. No CBII Entity shall enter into any Contractual Obligations with any Affiliate or engage in any other transaction with any Affiliate except (i) Contractual Obligations or other transactions between or among Borrower Entities or (ii) on terms which are no less favorable to any Borrower Entity than would prevail in the market for similar transactions between unaffiliated parties dealing at arm’s length or with concomitant benefits accruing to the party that has received less than arm’s-length terms.

(k) Accounting Changes. Except on 30 days prior notice, no CBII Entity shall change its fiscal year (currently January 1 through December 31).

(l) Rate Contracts. No CBII Entity shall enter into any Rate Contract, except Rate Contracts entered into for non-speculative purposes: (i) to hedge or mitigate risks to which any Borrower Entity has actual exposure (other than those in respect of Equity Securities of any Borrower Entity) or (ii) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower Entity.

(m) Limitation on Consolidated Tax Liability. No CBII Entity shall be liable for US Federal income taxes relating to the taxable income of any CBII Entity or Affiliate of such CBII Entity which is not a Loan Party in excess of the amount of US Federal income taxes it would pay if reporting as a separate entity, unless such CBII Entity is fully reimbursed by such a CBII Entity or Affiliate of such CBII Entity on or before the payment of such taxes.

(n) Restrictive Agreements. No CBII Entity shall agree to:

(i) any restriction or limitation (other than as set forth in this Agreement) on the making of Distributions or the transferring of assets from any CBII Entity to any non-CBII Entity (except limitations contained in this Agreement) other than (A) those that are arrangements in connection with Indebtedness not to exceed $1,000,000 in the aggregate outstanding at any one time that can be optionally prepaid by the CBII Entities and (B) those with respect to Permitted Joint Ventures (but not limiting pro rata distribution requirements), GWF and its Subsidiaries, Exportadora Chile, Servicios Chile, Atlanta AG and its Subsidiaries, CBCBV, and such other Subsidiaries as are permitted by the Administrative Agent on or after the Effective Date in its sole and absolute discretion; or

(ii) any negative pledge agreement with any creditor or third party other than (A) as set forth in this Agreement and those that are currently existing on the Effective Date and listed on Schedule 5.02(n) (including any renewal, modification, or extension thereof), (B) those that are arrangements in connection with Indebtedness not to exceed $1,000,000 in the aggregate outstanding at any one time that can be optionally prepaid by the CBII Entities and (C) those with respect to the assets of Permitted Joint Ventures, GWF and its Subsidiaries, Exportadora Chile, Servicios Chile, Atlanta AG and its Subsidiaries, CBCBV, and such other Subsidiaries as are permitted by the Administrative Agent on or after the Effective Date in its sole and absolute discretion.

(o) PACA. No CBII Entity shall fail to make payments on invoices or other obligations to vendors that are subject to PACA within 90 days of the due date, unless matters relating thereto are being contested in good faith by appropriate proceedings.

(p) Anti-Terrorism Laws; OFAC.

(i) Anti-Terrorism Laws. Neither CBII nor the Borrower will permit any of the CBII Entities to violate any Anti-Terrorism Law or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, except for any such violation that (x) occurs prior to an officer of the Borrower or CBII being aware of such activity and (y) could not be reasonably expected to have a Material Adverse Effect.

(ii) Neither CBII nor the Borrower will permit any of the CBII Entities to use in violation of applicable US laws or regulations the proceeds of any Loan or L/C Credit Extension made pursuant to this Agreement (A) to fund any operations of, to finance any investments or activities in, or to make any payments to, any Person named on any list maintained by OFAC or (B) to fund any operations in, to finance any investments or activities in, or to make any payments to, an agency of the government of a country, an organization controlled by a country, or a Person resident in a country that is subject to a sanctions program administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control under 31 C.F.R. Chapter V. Neither CBII nor the Borrower will permit any funds used to repay any of the Obligations to be derived from, or be the proceeds of, any activity that violates any Anti-Terrorism Laws.

SECTION 5.03. Financial Covenants. Until the termination of the Commitments and the satisfaction in full by the Loan Parties of all Secured Obligations (other than any Unaccrued Indemnity Claims), the Borrower will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Borrower Leverage Ratio. The Borrower shall not permit the Borrower Leverage Ratio to be greater than 3.50 to 1.00 at the end of the fiscal quarter ended on June 30, 2008, or at the end of any fiscal quarter ended thereafter.

(b) Fixed Charge Coverage Ratio The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.15 to 1.0 at the end of the fiscal quarter ended on June 30, 2008, or at the end of any fiscal quarter ended thereafter.

(c) Maximum Capital Expenditures. The Borrower shall not permit the aggregate amount of Capital Expenditures (excluding any Permitted Acquisition which is treated as a Capital Expenditure under GAAP and any reinvestment of insurance Net Cash Proceeds) made by the Borrower Entities in any fiscal year to exceed $150,000,000; provided, however, that if, for any fiscal year, the amount specified in this Section 5.03(c) exceeds the aggregate amount of Capital Expenditures made by the Borrower Entities during such fiscal year, the Borrower Entities shall be entitled to make additional Capital Expenditures in the immediately succeeding fiscal year in an amount (such amount being referred to herein as the “Capex Carryover”) equal to such excess.

ARTICLE VI DEFAULT

SECTION 6.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower shall (i) fail to pay when due any principal of any Loan or any L/C Obligations or (ii) fail to pay within three days after the same becomes due, any interest, fees or other amounts payable under the terms of this Agreement or any of the other Credit Documents; or

(b) Specific Defaults. Any Significant Party shall fail to observe or perform any covenant, obligation, condition or agreement applicable to it set forth in Section 5.01(a) (within three Business Days of when due), Section 5.01(g), Section 5.01(i) (within three Business Days of when due), Section 5.02 (other than Section 5.02(p)(ii)) or Section 5.03 and such failure shall continue beyond any grace period provided herein or with respect thereto; or

(c) Other Defaults. Any default shall occur under any Guarantee Agreement or Security Document and such default shall continue beyond any period of grace provided with respect thereto; or any Loan Party shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement (other than Section 5.02(p)(ii)) or any other Credit Document and such failure shall continue for 30 days after the earlier of the date an officer of the Borrower or of CBII becomes aware of such failure or notice to the Borrower from the Administrative Agent or the Required Lenders; or

(d) Representations and Warranties. Any representation or warranty made or furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, shall be false, incorrect, incomplete or misleading in any material respect (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be false, incorrect, incomplete or misleading in any respect) when made or furnished; or

(e) Cross-Default. (i) Any CBII Entity shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Secured Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto (and in the case of reimbursement obligations with respect to Guarantees provided by financial institutions to Guarantee the payment of Governmental Charges or other regulatory obligations in the normal course of business, such failure continues for more than 30 days without the applicable CBII Entity replacing such Guarantee or paying in full the obligations respecting such Guarantee), in all such cases only if the amount of such Indebtedness or Contingent Obligation exceeds $30,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any CBII Entity (other than the Secured Obligations) in an aggregate amount exceeding $30,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral and such Indebtedness or Contingent Obligation has not been paid in full or such default has not been cured, (ii) any CBII Entity shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Secured Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any CBII Entity (other than the Secured Obligations) in an aggregate amount exceeding $30,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration, or otherwise) and/or to be secured by cash collateral and such Indebtedness or Contingent Obligation has not been paid in full or such default has not been cured or (iii) as a result of the failure of any CBII Entity to observe or perform any agreement, term or condition therein, any Lender Rate Contract in an aggregate notional amount, if any, exceeding $30,000,000 shall have become due, liquidated, or otherwise payable and the Lender Rate Contract Obligations thereunder remain unpaid; or

(f) Insolvency; Voluntary Proceedings. Any Significant Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part (except as expressly permitted by this Agreement), (v) become insolvent as such term may be defined or interpreted under any Debtor Relief Law or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Significant Party or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Significant Party or the debts thereof under any Debtor Relief Law shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 calendar days of commencement; or

(h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring any Significant Party to pay an aggregate amount of $30,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d)) shall be rendered against any Significant Party in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of 30 consecutive days or (ii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect are rendered, issued or levied; or

(i) Credit Documents. Any Credit Document or any material term thereof shall cease to be, or be asserted by any Significant Party not to be, a legal, valid and binding obligation of any Significant Party, enforceable in accordance with its terms except as limited by Debtor Relief Laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity; or

(j) Security Documents. Any Lien against the Collateral intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Significant Party not to be, a valid, first priority perfected Lien (to the extent that this Agreement obligates the Loan Parties to provide such a perfected first priority Lien, and except to the extent Permitted Liens are expressly permitted herein to have priority) in the Collateral; or

(k) Employee Benefit Plans. Any ERISA Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Pension Plan shall occur and be continuing for a period of 30 days or more after notice thereof is provided or required to be provided to the Borrower by the Administrative Agent, or any Pension Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Pension Plan; or

(l) Change of Control. Any Change of Control shall occur.

SECTION 6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g)), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrower, (a) terminate the Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans;

(b) require that the Borrower Cash Collateralize the Obligations in respect of the outstanding Letters of Credit in an amount equal to the then Effective Amount of the L/C Obligations; and/or (c) declare all or a portion of the outstanding Obligations payable by the Borrower to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence and during the continuance of any Event of Default described in Section 6.01(f) or 6.01(g), immediately and without notice, (a) the Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (b) the obligation of the Borrower to Cash Collateralize the Obligations in respect of the outstanding Letters of Credit in an amount equal to the then Effective Amount of the L/C Obligations shall automatically become effective and (c) all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Credit Document to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.

SECTION 6.03. Application of Proceeds of Collateral after an Event of Default. Upon the occurrence and during the continuation of an Event of Default, any amounts that may be on deposit in any lockbox, restricted or other accounts and any replacement or successor accounts relating thereto and the Proceeds and avails of the Collateral at any time received by the Administrative Agent or the Collateral Agent shall, when received by the Administrative Agent or the Collateral Agent in cash or its equivalent, be applied to the Secured Obligations as follows:

first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent and the Collateral Agent (solely in their respective capacities as the Administrative Agent and the Collateral Agent) under or in respect of this Agreement and the other Credit Documents in respect of the Secured Obligations on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent and the Collateral Agent on such date;

second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the L/C Issuer and the Swing Line Lender (solely in their respective capacities as such) under or in respect of this Agreement and the other Credit Documents in respect of the Secured Obligations on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the L/C Issuer and the Swing Line Lender on such date;

third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Secured Parties under Sections 8.03 and 8.04 of this Agreement, Section 12.01 of the Security Agreement executed as of the Effective Date and any similar section of any of the other Credit Documents in respect of the Secured Obligations and to the payment of all of the indemnification payments, costs, and expenses that are due and payable to the Secured Parties under any Lender Rate Contracts on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Secured Parties on such date;

fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Secured Parties under Sections 2.11, 2.12 and 2.13 of this Agreement on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the other Secured Parties on such date;

fifth, to the payment of all of the interest and fees that are due and payable to the Secured Parties on such date, ratably based upon the respective aggregate amounts of all such interest and fees owing to the Secured Parties on such date;

sixth, to the payment of the principal amount of all of the outstanding Loans (including the principal amount of any L/C Borrowings) that is due and payable to the Administrative Agent and the other Secured Parties in respect of the Secured Obligations, to the payment of the Termination Value of any Lender Rate Contracts on such date and to Cash Collateralize the Obligations in respect of the outstanding Letters of Credit in an amount equal to the then Effective Amount of the L/C Obligations, ratably based upon the respective aggregate amounts of all such principal and other amounts owing to the Administrative Agent and the other Secured Parties on such date; and

seventh, to the payment of all other Secured Obligations owed to the Secured Parties under or in respect of the Credit Documents in respect of the Secured Obligations that are due and payable to the Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Secured Parties on such date.

The Loan Parties shall remain liable to the Administrative Agent and the Collateral Agent and the Secured Parties for any deficiency.

ARTICLE VII THE ADMINISTRATIVE AGENT AND RELATIONS AMONG THE LENDERS

SECTION 7.01. Appointment, Powers and Immunities.

(a) Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Any reference to the Lead Arranger, the Co-Documentation Agents, the Co-Managing Agents or the Syndication Agent in any of the Credit Documents shall be solely for titular purposes and Rabobank, as the Lead Arranger, Wells Fargo, as the Syndication Agent, ING Capital LLC, as a Co-Documentation Agent, Barclays Bank PLC, as a Co-Documentation Agent, Royal Bank of Canada, as a Co-Managing Agent, and The PrivateBank and Trust Company, as a Co-Managing Agent, shall not have any duties, responsibilities or obligations or any liabilities under this

Agreement or any other Credit Documents and any amendments, consents, waivers or any other actions taken in connection with this Agreement or the other Credit Documents shall not require the consent of the Lead Arranger, the Syndication Agent, the Co-Documentation Agents or the Co-Managing Agents in such respective capacities. The Administrative Agent shall not (i) have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, (ii) be a trustee for any Lender or (iii) have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rule. Neither the Administrative Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any CBII Entity contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. Except as otherwise provided under this Agreement, the Administrative Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders. Each of the Secured Parties hereby appoints the administrative agent for the Lenders (or any successor appointed in accordance with Section 7.06) to act as its agent (in such capacity, the “Collateral Agent”) with respect to all matters relating to the Security Documents and Rabobank, as administrative agent for the Lenders as of the Effective Date, hereby accepts such appointment.

(b) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Revolving Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by them or proposed to be issued by them and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided herein with respect to the L/C Issuer.

(c) The Administrative Agent shall be released from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch, BGB).

SECTION 7.02. Reliance by the Administrative Agent. The Administrative Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting, upon instructions of the Required Lenders (or such other requisite Lenders as may be required by Section 8.04) and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or such other requisite Lenders as may be required by Section 8.04), and such instructions of the Required Lenders (or such other requisite Lenders as may be required by Section 8.04) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

SECTION 7.03. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received a written notice from a Lender or the Borrower, referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default”. If the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders. Notwithstanding anything in the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.

SECTION 7.04. Indemnification.

(a) Without limiting the obligations of the Borrower hereunder, and to the extent not reimbursed by the Borrower, each Lender severally agrees to indemnify the Administrative Agent, in accordance with each Lender’s ratable share (determined as provided below), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from the Administrative Agent’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. For purposes of this Section 7.04(a), each Lender’s ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Term Loans outstanding at such time and owing to such Lender and (ii) such Lender’s Revolving Proportionate Share.

(b) Without limiting the obligations of the Borrower hereunder, and to the extent not reimbursed by the Borrower, each Revolving Lender severally agrees to indemnify the L/C Issuer, ratably in accordance with its Revolving Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the L/C Issuer in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Revolving Lender shall be liable for any of the foregoing to the extent they arise from an L/C Issuer’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. The L/C Issuer shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Revolving Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(c) The obligations of each Lender under this Section 7.04 shall survive the payment and performance of the Secured Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

SECTION 7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the CBII Entities and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, employees, agents or advisors, in whatever capacity, shall (a) be required to keep any Lender informed as to the performance or observance by any Loan Party of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any CBII Entity; (b) have any duty or responsibility to provide any Lender with any credit or other information concerning any CBII Entities which may come into the possession of the Administrative Agent (whether communicated to or obtained by the Administrative Agent), except for notices, reports and other documents and information delivered to the Administrative Agent pursuant to Section 5.01(a) or expressly required to be furnished to the Lenders by the Administrative Agent hereunder; (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any CBII Entity or any officer, employee or agent of any CBII Entity in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents or (iv) any failure by any Loan Party to perform its obligations under this Agreement or any other Credit Document or (d) be liable for any circumstance, action, or failure to act in the nature described in clauses (a) through (c) above.

SECTION 7.06. Resignation of the Administrative Agent.

(a) The Administrative Agent may resign as to any or all of the Facilities at any time by giving 30 days prior written notice thereof to the Borrower and the Lenders, and the Administrative Agent may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed, which successor Administrative Agent, if not a Lender, shall be reasonably acceptable to the Borrower; provided, however, that the Borrower shall have no right to approve a successor Administrative Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. Notwithstanding the foregoing, however, Rabobank may not be removed as Administrative Agent at the request of the Required Lenders unless Rabobank shall also simultaneously be replaced and fully released as “L/C Issuer” and “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to Rabobank.

(b) Any resignation by the Administrative Agent pursuant to this Section 7.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

SECTION 7.07. Collateral Matters.

(a) The Administrative Agent is hereby authorized by each Secured Party, without the necessity of any notice to or further consent from any Secured Party, and without the obligation to take any such action, to take any action with respect to any Collateral or any Security Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Security Documents.

(b) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to release (and to execute and deliver such documents, instruments and agreements as the Administrative Agent may deem necessary to release) any Lien granted to or held by the Administrative Agent upon any Collateral and any guarantee of the Secured Obligations (i) upon termination of the Revolving Loan Commitments and the Term Loan

Commitments and the full Cash Collateralization in an amount equal to the then outstanding L/C Obligations and the payment in full of all Secured Obligations, including all other non-contingent Secured Obligations payable under this Agreement and under the other Credit Documents and the Lender Rate Contract Obligations (unless (i) arrangements have been made for the Lender Rate Contract Obligations under such Lender Rate Contract to be secured by a secured credit facility refinancing the Facilities or (ii) the provision of other replacement collateral equivalent in nature and value has been made (as reasonably determined by the Borrower and the applicable Lender Rate Contract counterparty) to support the Lender Rate Contract Obligations); (ii) constituting property of the Loan Parties which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement or the Credit Documents; (iii) constituting property leased to the Significant Parties under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or the other Credit Documents or which will concurrently expire and which has not been and is not intended by the Significant Parties to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Secured Parties required by Section 8.04. Upon request by the Administrative Agent, the other Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of the Collateral pursuant to this Section 7.07.

SECTION 7.08. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with the any CBII Entity and its Affiliates as though the Administrative Agent were not the Administrative Agent, L/C Issuer or Swing Line Lender hereunder. With respect to Loans, if any, made by the Administrative Agent in its capacity as a Lender, the Administrative Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Swing Line Lender, and the terms “Lender” or “Lenders” shall include the Administrative Agent in its capacity as a Lender.

SECTION 7.09. Appointment of Supplemental Collateral Agent.

(a) It is the purpose of this Agreement and the other Credit Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein as a “Supplemental Collateral Agent”).

(b) In the event that the Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Credit Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article VII and of Section 8.04 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Collateral Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Collateral Agent.

ARTICLE VIII MISCELLANEOUS

SECTION 8.01. Notices.

(a) Notices Generally. Except as otherwise provided herein, including Section 8.01(b), all notices, requests, demands, consents, instructions or other communications to or upon CBII, the Borrower, any Lender or the Administrative Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to the Borrower or to the Administrative Agent, the L/C Issuer or the Swing Line Lender, at its respective facsimile number, e-mail address (only in respect of any Notice of Borrowing, Notice of Interest Period Selection and Notice of Conversion), or address set forth in Schedule IV, if to any Lender, at the address or facsimile number specified for such Lender to the Administrative Agent (or to such other facsimile number, e-mail address, or address for any party as indicated in any notice given by that party to the Administrative Agent). All such notices and communications shall be effective (i) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when sent by facsimile or e-mail transmission, upon confirmation of receipt; provided, however, that any notice delivered to the Administrative Agent, the L/C Issuer or the Swing Line Lender under Article II shall not be effective until actually received by such Person. Additionally, notwithstanding the obligation of the Borrower to send written confirmation of any Notice of Borrowing, Notice of Interest Period Selection and Notice of Conversion made by e-mail transmission if and when requested by the Administrative Agent, in the event that the Administrative Agent agrees to accept a Notice of

Borrowing, Notice of Interest Period Selection or Notice of Conversion made by e-mail transmission, such e-mail transmission of Notice of Borrowing, Notice of Interest Period Selection or Notice of Conversion shall be binding on the Borrower whether or not written confirmation is sent by Borrower or requested by the Administrative Agent, and the Administrative Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon e-mail notice believed by the Administrative Agent in good faith to be from the Borrower or its agents. The Administrative Agent’s records of the terms of any e-mail Notice of Borrowing, Notice of Interest Period Selection or Notice of Conversion shall be conclusive on Borrower in the absence of gross negligence or willful misconduct on the part of the Administrative Agent in connection therewith, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b) Notices of Borrowing, Conversion and Interest Period Selection. Each Notice of Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrower to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 11:00 a.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrower to the Administrative Agent or any Lender to be made by telephone or facsimile, the Administrative Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent or a Lender is such a person.

(c) IntraLinks.

(i) The Borrower agrees that the Administrative Agent may make any material delivered by the Borrower to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to any of the CBII Entities, or any other materials or matters relating to this Agreement (excluding any Notice of Borrowing, Notice of Conversion or Notice of Interest Period Selection), the Credit Documents, or any of the transactions contemplated hereby or thereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate, or any Person that is not an Affiliate of the Administrative Agent), such as IntraLinks, or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) the Platform is provided “as is” and “as available” and (C) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(ii) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notification”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (A) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address (or e-mail addresses) to which a Notification may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (B) that any Notification may be sent to such e-mail address.

SECTION 8.02. Expenses. The Borrower shall pay on demand, whether or not any Credit Event occurs hereunder, (a) all costs, fees and expenses, including reasonable travel expenses and reasonable attorneys’ fees and expenses, incurred by the Administrative Agent in connection with the syndication of the facilities provided hereunder, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all costs, fees and expenses, including attorneys’ fees and expenses, incurred by the Administrative Agent and the Lenders in the enforcement or attempted enforcement of any of the Secured Obligations or in preserving any of the Administrative Agent’s or the Lenders’ rights and remedies (including all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Secured Obligations or any bankruptcy or similar proceeding, including any proceeding or action commenced by the Administrative Agent or any Lender seeking relief from the automatic or similar stay in effect under any Debtor Relief Law, involving any Significant Party). The obligations of the Borrower under this Section 8.02 shall survive the payment and performance of the Secured Obligations and the termination of this Agreement.

SECTION 8.03. Indemnification. To the fullest extent permitted by law, the Borrower agrees to protect, indemnify, defend and hold harmless the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders and their Affiliates and their respective directors, officers, employees, attorneys, agents, trustees and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, disbursements, or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for attorneys’ fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to (a) the Credit Documents or any transaction contemplated thereby or related thereto, including the making of any Loans and any use by the Borrower of any proceeds of the Loans or the Letters of Credit, (b) any Environmental Damages and (c) any claims for brokerage fees or commissions (other than any committed to be paid in writing by the Administrative Agent or any Lender) in connection with the Credit Documents or any transaction contemplated thereby or in connection with the Borrower’s failure to conclude any other financing, and to reimburse each Indemnitee on demand for all legal and other expenses incurred in connection with investigating or defending any of the foregoing; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrower to protect, indemnify, defend or hold harmless any Indemnitee against any claim (i) to the extent arising out of the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) solely between or among Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Administrative Agent or any Lender believes is covered by this indemnity, the Administrative Agent or such Lender shall give the Borrower notice of the matter and the Administrative Agent or such Lender may select its own counsel or request that the Borrower defend such suit, claim or demand, with legal counsel satisfactory to the Administrative Agent or such Lender as the case may be, at the Borrower’s sole cost and expense; provided, however, that the Administrative Agent or such Lender shall not be required to so notify the Borrower and the Administrative Agent or such Lender shall have the right to defend, at the Borrower’s sole cost and expense, any such matter that is in connection with a formal proceeding instituted by any Governmental Authority having authority to regulate or oversee any aspect of the Administrative Agent’s or such Lender’s business or that of its Affiliates; and provided, further, that if the Borrower accepts the defense, it shall be authorized to select its own counsel, but the Borrower shall be required to coordinate with and keep the Administrative Agent, the Lenders, and/or their counsel informed as to the progress of the defense (but in such situation the Borrower shall only be obligated to pay the fees and expenses of one separate counsel to the Administrative Agent and the Lenders for such matter being defended). The Administrative Agent or such Lender may also require the Borrower to defend the matter. Any failure or delay of the Administrative Agent or any Lender to notify the Borrower of any such suit, claim or demand shall not relieve the Borrower of its obligations under this Section 8.03. The obligations of the Borrower under this Section 8.03 shall survive the payment and performance of the Secured Obligations and the termination of this Agreement. In the case of an action, suit, judgment, claim or demand to which the indemnity in this Section 8.03 applies, such indemnity shall be effective whether or not such action, suit, judgment, claim or demand is brought by any Loan Party, its directors, shareholders or creditors, any Indemnitee or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated.

SECTION 8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrower and the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however, that:

(a) Any amendment, waiver or consent which would (i) amend this Section 8.04 or Section 2.16 or any other Section of this Agreement providing for voting percentages or (ii) amend any of the definitions of Required Lenders, Required Revolving Lenders or Required Term Lenders must be in writing and signed or approved in writing by all Lenders affected thereby;

(b) Any amendment, waiver or consent which would (i) increase the Commitment of any Lender (other than any increases pursuant to Section 2.16), (ii) extend the Maturity Date for any Facility, (iii) extend any date fixed for any payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of any Lender hereunder, (iv) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or any fees or other amounts for the account of any Lender hereunder must be in writing and signed by each affected Lender;

(c) Any amendment, waiver or consent which would change the pro rata treatment of Lenders under Section 2.10(a), must be in writing and signed by each affected Lender and the Required Lenders;

(d) Any amendment, waiver or consent which changes the order of application of proceeds of Collateral set forth in Section 6.03 or which changes the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.04 or 2.06, respectively, in any manner that adversely affects the Lenders under a Facility must be in writing and signed by the Required Lenders, and (i) to the extent the Lenders under the Revolving Loan Facility are adversely affected, the Required Revolving Lenders and (ii) to the extent the Lenders under the Term Loan Facility are adversely affected, the Required Term Lenders;

(e) Any amendment, waiver or consent which affects the rights or duties of the Swing Line Lender under this Agreement must be in writing and signed by the Swing Line Lender;

(f) Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by each affected L/C Issuer;

(g) Any consent relating to the sale or other disposition of any Key Assets must be in writing and signed by the Lenders;

(h) Any amendment, waiver or consent which would, except as permitted pursuant to this Agreement, (i) release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Secured Obligations under the applicable Guarantee Agreements except as may be required by the law of its applicable jurisdiction of organization) if such release or limitation is in respect of all or substantially all of the value of the Parent Guarantee Agreement and the Subsidiary Guarantee Agreements, or (ii) release all or substantially all of the Collateral in any transaction or series of related transactions, must be in writing and signed by the Lenders;

(i) Any amendment, waiver or consent which would waive any of the conditions specified in Section 3.02 must be in writing and signed by the Required Revolving Lenders; and

(j) Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must additionally be in writing and signed by the Administrative Agent.

No failure or delay by the Administrative Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.05. Successors and Assigns.

(a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the L/C Issuer and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of the Administrative Agent and, to the extent required by Section 8.04, the requisite Lenders. Any assignment or transfer in violation of the foregoing shall be null and void.

(b) Participations. Any Lender may, without notice to or consent of the Borrower or Administrative Agent, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents (including for purposes of this Section 8.05(b), participations in L/C Obligations and in Swing Line Loans). In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Section 8.04(b)(iii), 8.04(b)(iv), or 8.04(g) but shall not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. The Borrower agrees that if amounts outstanding under this Agreement and the other Credit Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.10(b). The Borrower also agrees that any Lender which has transferred any participating interest in its Commitment or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.11, 2.12 and 2.13, as if such Lender had not made such transfer.

(c) Assignments.

(i) Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 8.05(c), participations in L/C Obligations and in Swing Line Loans) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit H (an “Assignment Agreement”), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:

(A) [Intentionally Omitted];

(B) Without the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and, if no Event of Default has occurred and is continuing, the Borrower (which consent shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder, an Affiliate thereof or an Approved Fund thereof;

(C) Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender if, after giving effect to such Assignment, the Commitments or Loans of such Lender or such Assignee Lender would be less than $1,000,000 (except that (A) a Lender may make an Assignment which reduces its Commitment or Loans to zero without the written consent of the Borrower and the Administrative Agent except to the extent such written consent is required by clause (B) above or clause (D) below and (B) an Assignor Lender may make an Assignment to an Assignee Lender whereby after giving effect to such Assignment, the Commitment or Loans of such Lender or such Assignee Lender would be less than $1,000,000 without the written consent of the Borrower and the Administrative Agent if the Assignee Lender is an Approved Fund of the Assignor Lender); and

(D) Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed), no Revolving Lender may make any Assignment which does not assign and delegate an equal pro rata interest in such Revolving Lender’s Revolving Loans, Revolving Loan Commitment and all other rights, duties and obligations of such Revolving Lender under this Agreement and the other Credit Documents.

(ii) Notwithstanding the foregoing, (a) the Borrower’s consent in respect of any Assignment shall not be required until the syndication of the Facilities shall have been completed as separately agreed by and between the Lead Arranger and the Borrower; and (b) any Lender may, without diminishing or relieving it of its obligations hereunder, assign to a Conduit Lender its right to make Loans under this Agreement and such Conduit Lender in turn may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Sections 8.05(c)(i)(A) through 8.05(c)(i)(D). Each of the Borrower, each

Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy, Debtor Relief Law or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage, expense, obligations, penalties, actions, judgments, or suits of any kind whatsoever arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(iii) Upon such execution, delivery, acceptance and recording of each Assignment Agreement and payment of the fee referred to in Section 8.05(e), from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Commitment and Loans as set forth in such Assignment Agreement (in addition to any Commitment and Loans theretofore held by it) and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents and (B) the Assignor Lender thereunder shall be a Lender to the extent of any remaining Commitment or Loans held by such Lender after giving effect to such Assignment Agreement or, if the Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend the Register to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduced its Commitment and Loans to $0 and the resulting adjustment of Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for a surrendered Note, if any, of the Assignor Lender thereunder, a new Note to the order of each Assignee Lender thereunder that requests such a note (with each new Note to be in an amount equal to the Commitment or Loans assumed by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Note to the order of the Assignor Lender if so requested by such Assignor Lender (with the new Note to be in an amount equal to the Commitment or Loans retained by it). Each such new Note shall be dated the Effective Date (but with a notation of the date through which interest is paid), and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrower marked “Replaced”. Each Assignee Lender which was not previously a Lender hereunder and which is not incorporated under the laws of the US or a state thereof shall, within three Business Days of becoming a Lender, deliver to the Borrower and the Administrative Agent two duly completed copies of US Internal Revenue Service Form W-8IMY, W-8BEN or W-8ECI (or successor applicable form), as the case may be.

(d) Register. The Administrative Agent shall maintain at its address referred to on Schedule IV a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment or Loans of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrower and the Administrative Agent) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of $3,500 (it being understood that, subject to the immediately following sentence, such registration and processing fee shall be due and payable for each Assignment from an Assignor Lender to an Assignee Lender), the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. Notwithstanding the foregoing, the registration and processing fee set forth in the immediately preceding sentence shall not be due and payable if the Assignee Lender party to an Assignment Agreement is an Approved Fund of the Assignor Lender party thereto.

(f) Disclosure to Potential Participant or Assignee Lender. The Administrative Agent and the Lenders may disclose the Credit Documents and any financial or other information relating to any CBII Entity to each other or to any potential Participant or Assignee Lender, subject to an agreement that the potential Participant or Assignee Lender shall keep such information confidential in accordance with their usual and customary business practices.

(g) Pledges to Federal Reserve Banks and Trustee.

(i) Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank or a bank in the farm credit banking system. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents.

(ii) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and any Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that, unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 8.05, (A) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (B) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

SECTION 8.06. Setoffs by Lenders. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the

Administrative Agent but without prior notice to or consent of the Borrower, any such notice and consent being expressly waived by the Borrower to the extent permitted by applicable laws upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Secured Obligations any amount owing from such Lender to the Borrower. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

SECTION 8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

SECTION 8.09. Jury Trial. EACH OF THE BORROWER, THE LEAD ARRANGER, THE SWING LINE LENDER, THE L/C ISSUER, THE LENDERS AND THE ADMINISTRATIVE AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

SECTION 8.10. Counterparts. This Agreement may be executed in any number of counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile or other electronic transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

SECTION 8.11. Consent to Jurisdiction. The Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York County and the courts of the US located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts. Final judgment against the Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 8.11 shall affect the right of the Administrative Agent or any Lender to commence legal proceedings or otherwise sue the Borrower in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Borrower in any manner authorized by the laws of any such jurisdiction. The Borrower agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. The Borrower irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the US; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of the Borrower or to post a bond or to take similar action.

SECTION 8.12. Relationship of Parties. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, is, and at all times shall remain, solely that of a borrower and lenders. Neither the Lenders nor the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrower or any of its Affiliates; nor shall the Lenders nor the Administrative Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its Affiliates, or to owe any fiduciary duty to the Borrower or any of its Affiliates. The Lenders and the Administrative Agent do not undertake or assume any responsibility or duty to the Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any security held by the Administrative Agent or any Lender or the operations of the Borrower or any of its Affiliates. The Borrower and each of their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender or the Administrative Agent in connection with such matters is solely for the protection of the Lenders and the Administrative Agent and neither the Borrower nor any of its Affiliates is entitled to rely thereon.

SECTION 8.13. Time. Time is of the essence as to each term or provision of this Agreement and each of the other Credit Documents.

SECTION 8.14. Waiver of Punitive Damages. Notwithstanding anything to the contrary contained in this Agreement, the Borrower hereby agrees that it shall not seek from the Lenders or the Administrative Agent punitive, consequential, or indirect damages relating to any such matters under any theory of liability.

SECTION 8.15. Participations. All participations in the Secured Obligations or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140. Accordingly, the L/C Issuer, the Swing Line Lender and any Lender that sells or is deemed to have sold a participation in the Secured Obligations (including any participations in Letters of Credit, Swing Line Loans and/or Loans (each, a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Secured Obligations to which such participation relates through the exercise of setoff by such Participation Seller against the Borrower or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.10).

SECTION 8.16. Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the US Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender to identify the Borrower and the other Loan Parties in accordance with the Act.

SECTION 8.17. Delivery of Lender Addenda. Each Initial Lender shall become a party to this Agreement on the Effective Date by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

SECTION 8.18. Lender Rate Contracts. It is understood and agreed that the rights and benefits under the Credit Documents of each Secured Party that is a party to a Lender Rate Contract but is not a Lender consist exclusively of such Secured Party’s right to share in payments and collections of the Collateral as more fully set forth herein. The Administrative Agent shall have no duty to determine the amount or the existence of any Lender Rate Contract Obligations. In connection with any such distribution of payments and collections or termination or release by the Administrative Agent of any Liens thereunder, the Administrative Agent shall be entitled to assume no amounts are due under any Lender Rate Contract unless such Secured Party has notified the Administrative Agent in writing of the amount of any such liability owed to it at least five Business Days prior to such distribution, termination or release. Additionally, the Administrative Agent may disregard any such notice from a counterparty to a Lender Rate Contract if (i) arrangements have been made for the Lender Rate Contract Obligations under such Lender Rate Contract to be secured by a secured credit facility refinancing the Facilities or (ii) the Borrower and the applicable Lender Rate Contract counterparty confirm to the Administrative Agent that other replacement collateral equivalent in nature and value has or will be provided for such Lender Rate Contract.

[The first signature page follows.]

IN WITNESS WHEREOF, the Borrower, CBII, the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

CHIQUITA BRANDS L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey M. Zalla
Name:	Jeffrey M. Zalla
Title:	Senior Vice President and Chief Financial Officer

CBII:

CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation

By:	/s/ Jeffrey M. Zalla
Name:	Jeffrey M. Zalla
Title:	Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT,
L/C ISSUER, SWING LINE LENDER AND LENDERS:

COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent, Lead Arranger, an L/C Issuer and Swing Line Lender

By:	/s/ Jeff Bliss
Name:	Jeff Bliss
Title:	Executive Director

By:	/s/ Brett Delfino
Name:	Brett Delfino
Title:	Executive Director

LENDERS: See each Lender Addendum attached hereto

EXHIBIT A

[FORM OF] NOTICE OF BORROWING

[Date]

Coöperatieve Centrale Raiffeisen-Boerenleenbank

B.A., “Rabobank Nederland”, New York Branch

245 Park Avenue, 37th Floor

New York, New York 10167-0062

Attention: Loan Syndications

Facsimile: (201) 499-5326 or (201) 499-5327

1. Reference is made to that certain Credit Agreement, dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (a) CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”); (b) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”); (c) each of the banks, financial institutions and other institutional lenders executing a Lender Addendum (collectively, the “Initial Lenders”); (d) COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender (as defined in the Credit Agreement), and as an L/C Issuer (as defined in the Credit Agreement); and (e) Rabobank, as lead arranger and bookrunner. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(c) of the Credit Agreement, the Borrower hereby irrevocably requests a [Revolving Loan][Term Loan] Borrowing (the “Borrowing”) upon the following terms:

(a) The principal amount of the requested Borrowing is to be $                    ; [$1,000,000 minimum and $500,000 multiples for Base Rate Loans/$3,000,000 minimum and $1,000,000 multiples for LIBOR Loans]

(b) The requested Borrowing is to consist of [a Base Rate Loan] [or] [a LIBOR Loan];

(c) If the requested Borrowing is to consist of a LIBOR Loan, (i) the initial Interest Period for such Loan will be [one] [two] [three] [or] [six] month[s]; [or if all Appropriate Lenders agree, [nine] or [12] months] and (ii) the maturity date of such Interest Period is [DATE]; and [If the requested Borrowing is to consist of a Base Rate Loan, this is not applicable.]

(d) The date of the requested Borrowing is to be                     ,             . [At least one Business Day advance notice for Base Rate Loans/three Business Days advance notice for LIBOR Loans, in each case by 11:00 a.m. on such first Business Day]

1

3. The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of such Borrowing and after giving effect to the requested Borrowing:

(a) The representations and warranties of the Significant Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) as if made on the date of such Borrowing (except for representations and warranties expressly made as of a specified date, which were true in all respects or all material respects, as applicable, as of such date);

(b) No Default has occurred and is continuing or will result from the herein requested Borrowing;

(c) If the requested Loan is (i) a Revolving Loan consisting of a LIBOR Loan, the number of Revolving Loan Borrowings, including the requested Revolving Loan Borrowing, consisting of LIBOR Loans shall not exceed 10 and (ii) a Term Loan consisting of a LIBOR Loan, the number of Term Loan Borrowings, including the requested Term Loan Borrowing, consisting of LIBOR Loans shall not exceed two; [If the requested Borrowing is to consist of a Base Rate Loan, this is not applicable.]

(d) No Material Adverse Change has occurred and is continuing;

(e) Subject to the qualifications set forth in Section 4.01(c) of the Credit Agreement, all of the Credit Documents are in full force and effect except any which by their terms were to have expired or have been superseded and any which have been voluntarily terminated; and

(f) The making of such Borrowing will not violate any provision of, or result in the breach of any contractual obligation under the Senior Notes (7 1/2%) Indenture, the Senior Notes (8 7/8%)  Indenture and the Convertible Notes Indenture.

4. The requested funds shall be made available to the following account[s] subject to any further disbursement directions from the Borrower:

[Bank]

ABA # [            ]

Account Name: [Chiquita Brands L.L.C.]

Account Number: [                    ]

2

IN WITNESS WHEREOF, the Borrower has executed this Notice of Borrowing on the date set forth above.

CHIQUITA BRANDS L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

3

EXHIBIT B

[FORM OF] NOTICE OF CONVERSION

[Date]

Coöperatieve Centrale Raiffeisen-Boerenleenbank

B.A., “Rabobank Nederland”, New York Branch

245 Park Avenue, 37th Floor

New York, New York 10167-0062

Attention: Loan Syndications

Facsimile: (201) 499-5326 or (201) 499-5327

1. Reference is made to that certain Credit Agreement, dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (a) CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”); (b) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”); (c) each of the banks, financial institutions and other institutional lenders executing a Lender Addendum (collectively, the “Initial Lenders”); (d) COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender (as defined in the Credit Agreement), and as an L/C Issuer (as defined in the Credit Agreement); and (e) Rabobank, as lead arranger and bookrunner. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(g) of the Credit Agreement, the Borrower hereby irrevocably requests to convert a [Revolving Loan] [Term Loan] Borrowing as follows:

(a) The [Revolving Loan] [Term Loan] Borrowing to be converted consists of [a Base Rate Loan] [or] [a LIBOR Loan] in the aggregate principal amount of $                     which was initially advanced to the Borrower on                     ,             ;

(b) The [Revolving] [Term] Loan described in Section 2(a) above is to be converted into [a Base Rate Loan] [or] [a LIBOR Loan];

(c) If such [Revolving] [Term] Loan is to be converted into a LIBOR Loan, (i) the initial Interest Period for such [Revolving] [Term] Loan commencing upon conversion will be [one] [two] [three] [or] [six] month[s] [or if all Appropriate Lenders agree, [nine] or [12] months] and (ii) the maturity date of such Interest Period is [DATE]; and [If the requested [Revolving] [Term] Loan is to consist of a Base Rate Loan, this is not applicable.]

(d) The date of the requested conversion is to be                     ,             . [Notice of the date of requested conversion needs to be provided by 11:00 a.m. at least three Business Days before such date].

1

IN WITNESS WHEREOF, the Borrower has executed this Notice of Conversion on the date set forth above.

CHIQUITA BRANDS L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

2

EXHIBIT C

[FORM OF] NOTICE OF INTEREST PERIOD SELECTION

[Date]

Coöperatieve Centrale Raiffeisen-Boerenleenbank

B.A., “Rabobank Nederland”, New York Branch

245 Park Avenue, 37th Floor

New York, New York 10167-0062

Attention: Loan Syndications

Facsimile: (201) 499-5326 or (201) 499-5327

1. Reference is made to that certain Credit Agreement, dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (a) CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”); (b) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”); (c) each of the banks, financial institutions and other institutional lenders executing a Lender Addendum (collectively, the “Initial Lenders”); (d) COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender (as defined in the Credit Agreement), and as an L/C Issuer (as defined in the Credit Agreement); and (e) Rabobank, as lead arranger and bookrunner. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(h)(ii) of the Credit Agreement, the Borrower hereby irrevocably selects a new Interest Period for a [Revolving Loan] [Term Loan] Borrowing (the “Borrowing”) as follows:

(a) The Borrowing for which a new Interest Period is to be selected consists of a LIBOR Loan in the aggregate principal amount of $                    ;

(b) The last day of the current Interest Period for such Borrowing is                     ,             ; [Notice needs to be provided by 11:00 a.m. at least three Business Days before end of current Interest Period] and

(c) The next Interest Period for such Borrowing commencing upon the last day of the current Interest Period is to be [one] [two] [three] [or] [six] month[s] [or if all Appropriate Lenders agree, [nine] or [12] months]; the maturity date of such Interest Period is [DATE].

1

IN WITNESS WHEREOF, the Borrower has executed this Notice of Interest Period Selection on the date set forth above.

CHIQUITA BRANDS L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

2

EXHIBIT D

[FORM OF] NOTICE OF SWING LINE BORROWING

[Date]

Coöperatieve Centrale Raiffeisen-Boerenleenbank

B.A., “Rabobank Nederland”, New York Branch

245 Park Avenue, 37th Floor

New York, New York 10167-0062

Attention: Loan Syndications

Facsimile: (201) 499-5326 or (201) 499-5327

Telephone: [TO BE PROVIDED]

1. Reference is made to that certain Credit Agreement, dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (a) CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”); (b) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”); (c) each of the banks, financial institutions and other institutional lenders executing a Lender Addendum (collectively, the “Initial Lenders”); (d) COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender (as defined in the Credit Agreement), and as an L/C Issuer (as defined in the Credit Agreement); and (e) Rabobank, as lead arranger and bookrunner. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.03(b) of the Credit Agreement, the Borrower hereby irrevocably requests a Swing Line Borrowing upon the following terms:

(a) The principal amount of the Swing Line Borrowing is to be $                     [$250,000 minimum and $50,000 incremental multiples]; and

(b) The date of the requested Swing Line Borrowing is to be                     ,             . [Deadline for delivery: telephonic notice - 9:00 a.m. on date of borrowing (written confirmation must be received promptly thereafter)]

3. The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of such Swing Line Borrowing and after giving effect to the Swing Line Borrowing:

(a) The representations and warranties of the Significant Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) as if made on the date of such Swing Line Borrowing (except for representations and warranties expressly

1

made as of a specified date, which were true in all respects or all material respects, as applicable, as of such date);

(b) No Default has occurred and is continuing or will result from the requested Swing Line Borrowing;

(c) No Material Adverse Change has occurred and is continuing;

(d) Subject to the qualifications set forth in Section 4.01(c) of the Credit Agreement, all of the Credit Documents are in full force and effect except any which by their terms were to have expired or have been superseded and any which have been voluntarily terminated; and

(e) The making of such Swing Line Borrowing will not violate any provision of, or result in the breach of any contractual obligation under the Senior Notes (7 1/2%) Indenture, the Senior Notes (8 7/8%) Indenture and the Convertible Notes Indenture.

4. The requested funds shall be made available to the following account[s] subject to any further disbursement directions from the Borrower:

[Bank]

ABA # [            ]

Account Name: [Chiquita Brands L.L.C.]

Account Number: [                    ]

IN WITNESS WHEREOF, the Borrower has executed this Notice of Swing Line Borrowing on the date set forth above.

CHIQUITA BRANDS L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

2

EXHIBIT E-1

[FORM OF] REVOLVING LOAN NOTE

$	March , 2008

FOR VALUE RECEIVED, the undersigned, CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”), promises to pay to the order of [            ] (the “Lender”) in lawful money of the United States of America and in immediately available funds, the principal amount of [                    ], or such lesser amount as may then constitute the aggregate outstanding principal balance of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below), at the times set forth in the Credit Agreement, but no later than the Termination Date for the Revolving Loan Facility. Payments shall be made to the Administrative Agent, on behalf of the Lender, at the address provided on Schedule IV of the Credit Agreement or as otherwise provided in the Credit Agreement. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

The Borrower further agrees to pay interest as provided in the Credit Agreement, in like money, on the unpaid principal amount owing hereunder from time to time outstanding from the date of disbursement on the dates and at the rates specified in Article II of the Credit Agreement.

The Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this promissory note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by the Borrower and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make any such notation shall not affect the Borrower’s obligations hereunder.

This promissory note is one of the Revolving Loan Notes referred to in the Credit Agreement, dated as of March 31, 2008 (together with all modifications, renewals or replacements, the “Credit Agreement”), among Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent (“Administrative Agent”), the Lenders party thereto, Chiquita Brands International, Inc., the Borrower, and the other Persons party thereto, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. The Credit Agreement, among other things, provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned.

At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g) of the Credit Agreement), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrower, among other things (a) terminate

REVOLVING LOAN NOTE

the Commitments and the obligations of the Lenders to make Loans, and/or (b) declare all or a portion of the outstanding Obligations payable by the Borrower to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Credit Document to the contrary notwithstanding. Upon the occurrence and during the continuance of any Event of Default described in Section 6.01(f) or 6.01(g) of the Credit Agreement, immediately and without notice, (a) the Commitments and the obligations of the Lenders to make Loans shall automatically terminate and (b) all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Credit Document to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.

This promissory note is secured by the Collateral upon the terms and subject to the conditions of the Security Agreements and other Security Documents executed and delivered pursuant to the Credit Agreement.

The transfer, sale or assignment of any rights under or interest in this promissory note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrower shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrower’s Obligations hereunder not performed when due. The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

The Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York County and the courts of the US located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Note or any of the other Credit Documents may be brought against it in any such courts. Final judgment against the Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Note shall affect the right of the Administrative Agent or any Lender to commence legal proceedings or otherwise sue the Borrower in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other

REVOLVING LOAN NOTE

papers upon the Borrower in any manner authorized by the laws of any such jurisdiction. The Borrower agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. The Borrower irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the US; (d) any immunity which it or its assets may have in respect of its obligations under this Note or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Note or any other Credit Document to post security for the costs of the Borrower or to post a bond or to take similar action.

CHIQUITA BRANDS L.L.C.

By:
Name:
Title:

REVOLVING LOAN NOTE

LOANS AND PAYMENTS OF PRINCIPAL

Date	Type of Loan	Amount of Loan	Interest Period (If LIBOR Loan)	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

4

EXHIBIT E-2

[FORM OF] TERM LOAN NOTE

$	March , 2008

FOR VALUE RECEIVED, the undersigned, CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”), promises to pay to the order of [            ] (the “Lender”) in lawful money of the United States of America and in immediately available funds, the principal amount of [                    ], or such lesser amount as may then constitute the aggregate outstanding principal balance of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below), at the times set forth in the Credit Agreement, but no later than the Termination Date for the Term Loan Facility. Payments shall be made to the Administrative Agent, on behalf of the Lender, at the address provided on Schedule IV of the Credit Agreement or as otherwise provided in the Credit Agreement. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

The Borrower further agrees to pay interest as provided in the Credit Agreement, in like money, on the unpaid principal amount owing hereunder from time to time outstanding from the date of disbursement on the dates and at the rates specified in Article II of the Credit Agreement.

The Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this promissory note the date and amount of each Term Loan and of each payment or prepayment of principal made by the Borrower and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make any such notation shall not affect the Borrower’s obligations hereunder.

This promissory note is one of the Term Loan Notes referred to in the Credit Agreement, dated as of March 31, 2008 (together with all modifications, renewals or replacements, the “Credit Agreement”), among Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent (“Administrative Agent”), the Lenders party thereto, Chiquita Brands International, Inc., the Borrower, and the other Persons party thereto, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. The Credit Agreement, among other things, provides for the making of Term Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned.

At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g) of the Credit Agreement), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrower, among other things (a) terminate

1

the Commitments and the obligations of the Lenders to make Loans, and/or (b) declare all or a portion of the outstanding Obligations payable by the Borrower to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Credit Document to the contrary notwithstanding. Upon the occurrence and during the continuance of any Event of Default described in Section 6.01(f) or 6.01(g) of the Credit Agreement, immediately and without notice, (a) the Commitments and the obligations of the Lenders to make Loans shall automatically terminate and (b) all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Credit Document to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.

This promissory note is secured by the Collateral upon the terms and subject to the conditions of the Security Agreements and other Security Documents executed and delivered pursuant to the Credit Agreement.

The transfer, sale or assignment of any rights under or interest in this promissory note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrower shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrower’s Obligations hereunder not performed when due. The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

The Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York County and the courts of the US located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Note or any of the other Credit Documents may be brought against it in any such courts. Final judgment against the Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Note shall affect the right of the Administrative Agent or any Lender to commence legal proceedings or otherwise sue the Borrower in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other

2

papers upon the Borrower in any manner authorized by the laws of any such jurisdiction. The Borrower agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. The Borrower irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the US; (d) any immunity which it or its assets may have in respect of its obligations under this Note or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Note or any other Credit Document to post security for the costs of the Borrower or to post a bond or to take similar action.

3

CHIQUITA BRANDS L.L.C.

By:
Name:
Title:

TERM LOAN NOTE

LOANS AND PAYMENTS OF PRINCIPAL

Date	Type of Loan	Amount of Loan	Interest Period (If LIBOR Loan)	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

5

EXHIBIT F

[FORM OF] SWING LINE NOTE

$10,000,000.00	March , 2008

FOR VALUE RECEIVED, the undersigned, CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”), promises to pay to the order of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (the “Swing Line Lender”) in lawful money of the United States of America and in immediately available funds, the principal amount of Ten Million Dollars, or such lesser amount as may then constitute the aggregate outstanding principal balance of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to the Credit Agreement (as defined below), at the times set forth in the Credit Agreement, but no later than the Termination Date for the Revolving Loan Facility. Payments shall be made to the Administrative Agent, on behalf of the Swing Line Lender, at the address provided on Schedule IV of the Credit Agreement or as otherwise provided in the Credit Agreement. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

The Borrower further agrees to pay interest as provided in the Credit Agreement, in like money, on the unpaid principal amount owing hereunder from time to time outstanding from the date of disbursement on the dates and at the rates specified in Article II of the Credit Agreement.

The Borrower hereby authorizes the Swing Line Lender to record on the schedule(s) annexed to this promissory note the date and amount of each Swing Line Loan and of each payment or prepayment of principal made by the Borrower and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Swing Line Lender to make any such notation shall not affect the Borrower’s obligations hereunder.

This promissory note is one of the Swing Line Notes referred to in the Credit Agreement, dated as of March 31, 2008 (together with all modifications, renewals or replacements, the “Credit Agreement”), among Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent (“Administrative Agent”), the Lenders party thereto, Chiquita Brands International, Inc., the Borrower, and the other Persons party thereto, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. The Credit Agreement, among other things, provides for the making of Swing Line Loans by the Swing Line Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned.

At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g) of the

1

Credit Agreement), the Administrative Agent may or, upon instructions from the Required Lenders, shall by written notice to the Borrower, among other things (a) terminate the Commitments and the obligations of the Lenders to make Loans, and/or (b) declare all or a portion of the outstanding Obligations payable by the Borrower to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Credit Document to the contrary notwithstanding. Upon the occurrence and during the continuance of any Event of Default described in Section 6.01(f) or 6.01(g) of the Credit Agreement, immediately and without notice, (a) the Commitments and the obligations of the Lenders to make Loans shall automatically terminate and (b) all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Credit Document to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.

This promissory note is secured by the Collateral upon the terms and subject to the conditions of the Security Agreements and other Security Documents executed and delivered pursuant to the Credit Agreement.

The transfer, sale or assignment of any rights under or interest in this promissory note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrower shall pay all fees and expenses, including attorneys’ fees, incurred by the Swing Line Lender in the enforcement or attempt to enforce any of the Borrower’s Obligations hereunder not performed when due. The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

The Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York County and the courts of the US located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Note or any of the other Credit Documents may be brought against it in any such courts. Final judgment against the Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Note shall affect

2

the right of the Administrative Agent or any Lender to commence legal proceedings or otherwise sue the Borrower in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Borrower in any manner authorized by the laws of any such jurisdiction. The Borrower agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. The Borrower irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the US; (d) any immunity which it or its assets may have in respect of its obligations under this Note or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Note or any other Credit Document to post security for the costs of the Borrower or to post a bond or to take similar action.

CHIQUITA BRANDS L.L.C.

By:
Name:
Title:

[FORM OF] SWING LINE NOTE

3

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

4

EXHIBIT G-1

[FORM OF] COMPLIANCE CERTIFICATE

[Date]

Coöperatieve Centrale Raiffeisen-Boerenleenbank

B.A., “Rabobank Nederland”, New York Branch

245 Park Avenue, 37th Floor

New York, New York 10167-0062

Attention: Loan Syndications

Facsimile: (201) 499-5326 or (201) 499-5327

Reference is made to that certain Credit Agreement, dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (a) CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”); (b) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”); (c) each of the banks, financial institutions and other institutional lenders executing a Lender Addendum (collectively, the “Initial Lenders”); (d) COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender (as defined in the Credit Agreement), and as an L/C Issuer (as defined in the Credit Agreement); and (e) Rabobank, as lead arranger and bookrunner. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings defined for them in the Credit Agreement.

This Compliance Certificate is delivered in accordance with Section 5.01(a)(iii) of the Credit Agreement by the [Chief Accounting Officer] [or] [Treasurer] of the Borrower on behalf of the Borrower in [his/her] capacity as an officer of the Borrower, and with no personal liability. This Compliance Certificate is delivered for the fiscal [quarter/year] ended                     ,              (the “Determination Date”). In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control. Representations, warranties, and/or calculations and the information contained herein indicating compliance with respect to the representations and warranties in Section 4.01(h), [Sections 4.01(n), 4.01(q), 4.01(s) 4.01(w), 4.01(z), 4.01(aa)] [ONLY APPLICABLE FOR FISCAL YEAR COMPLIANCE CERTIFICATE] and the covenants in [Sections 5.01(a)(vi), 5.01(a)(vii), 5.01(a)(xvi), 5.01(a)(xvii), 5.01(k)] [ONLY APPLICABLE FOR FISCAL YEAR COMPLIANCE CERTIFICATE], Section 5.02, and Sections 5.03(a), (b) and (c) of the Credit Agreement are set forth below as follows:

Section 4.01(h) of the Credit Agreement—Contingent Obligations. As of the Determination Date, no Loan Party has any Contingent Obligations, liability for taxes or other outstanding obligations which, in any such case, could reasonably be expected to have a Material Adverse Effect.

[Sections 4.01(n)/5.01(a)(vi) of the Credit Agreement—Trademarks. As of the Determination Date, Schedule 4.01(n) attached hereto, sets forth a true and complete listing of all necessary Trademarks information relating to the Trademarks that are material to the conduct of the Significant Parties’ respective businesses as then operated [as well as any additional disclosures under Section 4.01(n) of the Credit Agreement after Due Inquiry], and Schedule 3.06 to each Security Agreement (as applicable) sets forth a true and complete list of all US IP Collateral and all other material Intellectual Property (as defined in such Security Agreement) of the Loan Parties party to such Security Agreement. [ONLY APPLICABLE FOR FISCAL YEAR COMPLIANCE CERTIFICATE] ]

[Sections 4.01(q)/5.01(a)(vii) of the Credit Agreement—Subsidiaries. As of the Determination Date, Schedule 4.01(q) attached hereto, sets forth a true and complete listing of each of the US Subsidiaries, the Significant Subsidiaries and the De Minimis US Subsidiaries, its jurisdiction of organization, the classes of its Equity Securities, the number of shares of each such class issued and outstanding, the percentages of shares of each such class owned directly or indirectly by CBII or the Borrower and whether CBII or the Borrower owns such shares directly or, if not, the CBII Entities that own such shares and the number of shares and percentages of shares of each such class owned directly or indirectly by such CBII Entities and such further information required under Section 4.01(q).] [ONLY APPLICABLE FOR FISCAL YEAR COMPLIANCE CERTIFICATE] ]

[Sections 4.01(s)/5.01(a)(xvii) of the Credit Agreement—Labor Matters. Please find below an update as to factual matters related to Section 4.01(s), as follows:

[ONLY APPLICABLE FOR FISCAL YEAR COMPLIANCE CERTIFICATE] ]

[Sections 4.01(w)/5.01(a)(xvi) of the Credit Agreement—Insurance. As of the Determination Date, Schedule 4.01(w) attached hereto sets forth a true and complete listing of all insurance maintained by the Significant Parties] [ONLY APPLICABLE FOR FISCAL YEAR COMPLIANCE CERTIFICATE] ]

[Sections 4.01(z)/5.01(k)of the Credit Agreement—Owned Properties. As of the Determination Date, Schedule 4.01(z) attached hereto under the heading “Mortgaged Properties” thereon, sets forth a true and complete listing of each parcel of real property located in the US owned by any US Subsidiary which has a grossed-up book value or fair market value (as determined in good faith by the Borrower) in excess of $5,000,000, in each case showing the street address, county or other relevant jurisdiction, state, record owner and grossed-up book value and estimated fair market value thereof, and all owned real property located in the US disposed of by any US Subsidiary during such fiscal year and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete.] [ONLY APPLICABLE FOR FISCAL YEAR COMPLIANCE CERTIFICATE] ]

[Sections 4.01(aa)/5.01(k) of the Credit Agreement—Leased Properties. As of the Determination Date, Schedule 4.01(aa) attached hereto sets forth a true and complete listing of all leased real property located in the US, the lease payments with respect to which exceeded $[                    ] during such fiscal year, that has been disposed of by any US Subsidiary during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property located in the US leased by a US Subsidiary during such fiscal year, the lease payments with respect to which exceeded $[                    ] during such fiscal year, and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete. [ONLY APPLICABLE FOR FISCAL YEAR COMPLIANCE CERTIFICATE] ]

Section 5.02 of the Credit Agreement—Negative Covenants. As of the Determination Date and since the delivery of the most recent Compliance Certificate, the Borrower and all Significant Parties have complied and are currently in compliance with all requirements applicable to them set forth in Section 5.02 of the Credit Agreement.

Section 5.03(a) of the Credit Agreement—Borrower Leverage Ratio. As of the Determination Date, the Borrower Leverage Ratio was              to 1.00. The maximum permitted Borrower Leverage Ratio is 3.50 to 1.00. The Borrower Leverage Ratio was calculated as follows:

(a) Borrower Funded Debt as of the Determination Date[1]:

(i) all indebtedness for borrowed money (including that evidenced by senior or subordinated debts or notes);	$

(ii) the unpaid principal balance of Capital Lease obligations as presented on a balance sheet in accordance with GAAP;	$

(iii) the undrawn balance of issued and outstanding letters of credit and the aggregate amount of unreimbursed drawings under letters of credit;	$

[1]	The term “Funded Debt” excludes all bonds in respect of workers’ compensation, provided no Default exists or is continuing.

(iv) the aggregate amount of Synthetic Lease Principal Components or similar arrangements;	$

(v) the principal portion of obligations (A) in respect of the deferred purchase price of property or services (other than trade accounts payable) or (B) under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers, and in either case entered into in the ordinary course of business and not exceeding 90 days (180 days for up to $12,000,000 in the aggregate outstanding at any one time for seasonal arrangements));

$

(vi) preferred stock or other Equity Securities providing for mandatory redemptions, sinking fund or like payments prior to the Termination Date;	$

(vii) Funded Debt of any partnership or joint venture (other than a partnership or joint venture that is itself a corporation, limited liability company, or such other entity providing equivalent protection from pass through liability, or such Funded Debt is expressly made non-recourse to such Person);

$

(viii) obligations owing in connection with any on or off balance sheet financing of receivables (whether or not reflected on a balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP) involving any CBII Entity;

$

(ix) Guarantees by the specified Person or its Subsidiaries of the kind of Indebtedness described in items (i) through (viii) above, other than reimbursement obligations with respect to Guarantees provided by financial institutions to guarantee the payment of Governmental Charges or other regulatory obligations in the normal course of business; and

$

(x) all Funded Debt of others secured by a Lien on any asset of the specified Person (whether or not such Funded Debt is assumed by the specified Person) (the amount of such Funded Debt as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Funded Debt of such other Person) and, to the extent not otherwise included, the Guarantee by such Person of any Funded Debt of any other Person.

$

(a) Total Borrower Funded Debt equals [Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)]	$
divided by (b) Borrower EBITDA[2] for the four fiscal quarter period ending on the Determination Date (“Period of Determination”):

(i) Net Income for the Period of Determination determined on a consolidated basis in accordance with GAAP;	$

(ii) Interest Expense, net of interest income, for such period;	$

(iii) income tax expense for such period;	$

(iv) depreciation and amortization expense for such period;	$

(v) extraordinary items of non-cash loss for such period;	$

(vi) non-cash writedowns, including any non-cash asset impairment charges under SFAS No. 142 or SFAS No. 144;	$

(vii) for any period subsequent to September 30, 2006, but prior to September 30, 2007, costs incurred related to restoring consumer confidence in spinach and packaged salad products in an aggregate amount of $6,000,000;

$

(viii) non-cash stock based compensation expense;	$

(ix) pro forma credit for any acquired Person’s EBITDA or the identifiable EBITDA of identifiable business units or operations acquired during such period calculated in a similar fashion (so long as such acquisition was permitted by the Credit Agreement) as if

$

[2]

When calculating EBITDA for purposes of determining compliance with the terms and covenants of this Agreement, EBITDA shall be calculated without giving effect to (i) the amortization of any expenses incurred by any of the CBII Entities in connection with the Existing Credit Agreement (including the “Credit Documents” referred to therein), the Credit Documents referred to herein and the offering of the Senior Notes (7 1/2%), the Senior Notes (8 7/8%) and the Convertible Notes, and in each such case the application of the proceeds therefrom, (ii) any costs or expenses incurred by any of the CBII Entities in connection with the consent solicitation for the Senior Notes (7 1/2%), (iii) any after-tax income or loss from discontinued operations to the extent established on or before the Effective Date in accordance with GAAP and (iv) any costs and expenses incurred by any of the Borrower Entities in connection with any Permitted Acquisition, in an aggregate amount for all Permitted Acquisitions not to exceed $10,000,000.

owned on the first day of the Period of Determination;

(x) minus, without duplication, and to the extent added in determining such Net Income for such period, the aggregate amount of extraordinary items of income;	$

(xi) minus, pro forma EBITDA amounts attributable to any Person or identifiable business units or operations sold, transferred or otherwise disposed of during such period as if not owned during the entire applicable period; and

$

(xii) minus, CBII Overhead Expenses.	$

(b) Borrower EBITDA equals [Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)-(x)-(xi)-(xii)]	$

Borrower Leverage Ratio equals [(a)÷(b)]	:1.00

Applicable Margins. Based on the calculation of the Consolidated Adjusted Leverage Ratio set forth below, the undersigned [Chief Accounting Officer] [or] [Treasurer] of the Borrower, on behalf of the Borrower and with no personal liability, certifies that [Tier 1] [Tier 2] [Tier 3] [or] [Tier 4] of the Term Loan Pricing Grid and Revolving Loan Pricing Grid (for determination of the Applicable Margin and the Letter of Credit Fee Percentage) shall become effective as of the fifth Business Day following the date this Compliance Certificate is required to be delivered pursuant to Section 5.01(a)(iii) of the Credit Agreement. The Consolidated Adjusted Leverage Ratio was calculated as follows:

(a) Consolidated Funded Debt as of the Determination Date[3]:

(i) all indebtedness for borrowed money (including that evidenced by senior or subordinated debts or notes);	$

(ii) the unpaid principal balance of Capital Lease obligations as presented on a balance sheet in accordance with GAAP;	$

(iii) the undrawn balance of issued and outstanding letters of credit and the aggregate amount of unreimbursed drawings under letters of credit;	$

[3]	The term “Funded Debt” excludes all bonds in respect of workers’ compensation, provided no Default exists or is continuing.

(iv) the aggregate amount of Synthetic Lease Principal Components or similar arrangements;	$

(v) the principal portion of obligations (A) in respect of the deferred purchase price of property or services (other than trade accounts payable) or (B) under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers, and in either case entered into in the ordinary course of business and not exceeding 90 days (180 days for up to $12,000,000 in the aggregate outstanding at any one time for seasonal arrangements));

$

(vi) preferred stock or other Equity Securities providing for mandatory redemptions, sinking fund or like payments prior to the Termination Date;	$

(vii) Funded Debt of any partnership or joint venture (other than a partnership or joint venture that is itself a corporation, limited liability company, or such other entity providing equivalent protection from pass through liability, or such Funded Debt is expressly made non-recourse to such Person);

$

(viii) obligations owing in connection with any on or off balance sheet financing of receivables (whether or not reflected on a balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP) involving any CBII Entity;

$

(ix) Guarantees by the specified Person or its Subsidiaries of the kind of Indebtedness described in items (i) through (viii) above, other than reimbursement obligations with respect to Guarantees provided by financial institutions to Guarantee the payment of Governmental Charges or other regulatory obligations in the normal course of business;

$

(x) all Funded Debt of others secured by a Lien on any asset of the specified Person (whether or not such Funded Debt is assumed by the specified Person) (the amount of such Funded Debt as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Funded Debt of such other Person) and, to the extent not otherwise included, the Guarantee by such Person of any Funded Debt of any other Person; and

$

(xi) minus the outstanding principal amount of the Indebtedness incurred under the Convertible Notes Indenture.	$

(a) Total Consolidated Funded Debt equals [Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)-(xi)]	$
divided by (b) Consolidated EBITDA[4] for the four fiscal quarter period ending on the Determination Date (“Period of Determination”):

(i) Net Income for the Period of Determination determined on a consolidated basis in accordance with GAAP;	$

(ii) Interest Expense, net of interest income, for such period;	$

(iii) income tax expense for such period;	$

(iv) depreciation and amortization expense for such period;	$

(v) extraordinary items of non-cash loss for such period;	$

(vi) non-cash writedowns, including any non-cash asset impairment charges under SFAS No. 142 or SFAS No. 144;	$

(vii) for any period subsequent to September 30, 2006, but prior to September 30, 2007, costs incurred related to restoring consumer confidence in spinach and packaged salad products in an aggregate amount of $6,000,000;

$

(viii) non-cash stock based compensation expense;	$

(ix) pro forma credit for any acquired Person’s	$

[4]

When calculating EBITDA for purposes of determining compliance with the terms and covenants of this Agreement, EBITDA shall be calculated without giving effect to (i) the amortization of any expenses incurred by any of the CBII Entities in connection with the Existing Credit Agreement (including the “Credit Documents” referred to therein), the Credit Documents referred to herein and the offering of the Senior Notes (7 1/2%), the Senior Notes (8 7/8%) and the Convertible Notes, and in each such case the application of the proceeds therefrom, (ii) any costs or expenses incurred by any of the CBII Entities in connection with the consent solicitation for the Senior Notes (7 1/2%), (iii) any after-tax income or loss from discontinued operations to the extent established on or before the Effective Date in accordance with GAAP and (iv) any costs and expenses incurred by any of the Borrower Entities in connection with any Permitted Acquisition, in an aggregate amount for all Permitted Acquisitions not to exceed $10,000,000.

EBITDA or the identifiable EBITDA of identifiable business units or operations acquired during such period calculated in a similar fashion (so long as such acquisition was permitted by the Credit Agreement) as if owned on the first day of the Period of Determination;

(x) minus, without duplication, and to the extent added in determining such Net Income for such period, the aggregate amount of extraordinary items of income; and	$

(xi) minus, pro forma EBITDA amounts attributable to any Person or identifiable business units or operations sold, transferred or otherwise disposed of during such period as if not owned during the entire applicable period.

$

(b) Consolidated EBITDA equals [Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)-(x)-(xi)]	$

Consolidated Leverage Ratio in respect of the CBII Entities equals [(a)÷(b)]	to 1.00

Section 5.03(b)—Fixed Charge Coverage Ratio. As of the Determination Date, the Fixed Charge Coverage Ratio was              to 1.00. The minimum permitted Fixed Charge Coverage Ratio is 1.15 to 1.00. The Fixed Charge Coverage Ratio was calculated as follows:

(a)

(i) Borrower EBITDA for the Period of Determination (as calculated above in respect of Section 5.03(a) of the Credit Agreement and the Borrower Leverage Ratio); and	$

(ii) net lease and rent expense for such period.	$
(a) equals [Sum, without duplication, of, (i)+(ii)]	$
divided by

(b) Fixed Charges for the Period of Determination:

(i) cash Interest Expense, net of interest income, for the Period of Determination (excluding the amortization of any expenses incurred by any of the CBII Entities in connection with the Existing Credit Agreement (including the “Credit Documents” referred

$

to therein), the Credit Documents referred to herein and the offering of the Senior Notes (7 1/2%), the Senior Notes (8 7/8%) and the Convertible Notes, and in each such case the application of the proceeds therefrom)[1];

(ii) net lease and rent expense for such period; and	$

(iii) Distributions and dividends, or cash advances or any other funds, however characterized, paid by any Borrower Entity to CBII pursuant to Section 5.02(f)(ii), excluding any such payments made to CBII for the purpose of discharging the DOJ Liability in an aggregate amount not to exceed $5,000,000 plus interest thereon in any fiscal year.

$

(b) Fixed Charges equals [Sum, without duplication, of (i)+(ii)+(iii)]	$

Fixed Charge Coverage Ratio equals [(a)÷(b)]	to 1.00

Section 5.03(c) – Maximum Capital Expenditures. For the [most recently ended fiscal year FOR ANNUAL COMPLIANCE CERTIFICATE] [or] [fiscal year to date FOR QUARTERLY COMPLIANCE CERTIFICATE], the aggregate amount of Capital Expenditures (excluding any Permitted Acquisition which is treated as a Capital Expenditure under GAAP and any reinvestment of insurance Net Cash Proceeds and Temporary Cash Investments) made by the Borrower Entities was $            . The maximum permitted Capital Expenditures (excluding any Permitted Acquisition which is treated as a Capital Expenditure under GAAP and any reinvestment of insurance Net Cash Proceeds and Temporary Cash Investments) by the Borrower Entities for a fiscal year is $150,000,000 plus any Capex Carryover from the immediately preceding fiscal year.

Section 3.05 of the Security Agreement – Pledged Intercompany Notes. In accordance with Section 3.05 of the Security Agreement, the Borrower has not obtained any additional Pledged Intercompany Notes since the Effective Date (except as disclosed on a prior Compliance Certificate) except as follows:

[5]

Pro forma effect shall be given, in respect of the acquisition of a Person or identifiable business units or operations permitted by this Agreement, to any Indebtedness incurred to finance such acquisition as if owed on the first day of the applicable period during which such acquisition was made.

No Default has occurred and is continuing and the Borrower is in compliance as of the Determination Date with all Financial Covenants as set forth above, with the exceptions set forth below in response to which the Borrower has taken (or caused to be taken) or proposes to take (or to cause to be taken) the following actions [if none, so state]:

The undersigned [Chief Accounting Officer] [or] [Treasurer] of the Borrower, on behalf of the Borrower and with no personal liability, certifies that the representations, warranties, calculations made and the information contained herein relating to Sections 5.01 and 5.03 of the Credit Agreement are derived from the books and records of the CBII Entities and that each and every such matter correctly reflects those books and records.

This Compliance Certificate is dated as of the date first above written and is made with no personal liability.

Sincerely,

CHIQUITA BRANDS L.L.C.

By:
Name:
Title:

EXHIBIT G-2

[FORM OF] COMPLIANCE CERTIFICATE

[Date]

Coöperatieve Centrale Raiffeisen-Boerenleenbank

B.A., “Rabobank Nederland”, New York Branch

245 Park Avenue, 37th Floor

New York, New York 10167-0062

Attention: Loan Syndications

Facsimile: (201) 499-5326 or (201) 499-5327

Reference is made to that certain Credit Agreement, dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (a) CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”); (b) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”); (c) each of the banks, financial institutions and other institutional lenders executing a Lender Addendum (collectively, the “Initial Lenders”); (d) COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender (as defined in the Credit Agreement), and as an L/C Issuer (as defined in the Credit Agreement); and (e) Rabobank, as lead arranger and bookrunner. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings defined for them in the Credit Agreement.

This Compliance Certificate is delivered in accordance with Section 5.02(d)(i) of the Credit Agreement by the [Chief Accounting Officer] [or] [Treasurer] of the Borrower on behalf of the Borrower in [his/her] capacity as an officer of the Borrower, and with no personal liability. This Compliance Certificate is being delivered within 30 days after the date of a Permitted Acquisition (the “Certification Date”) of a Significant Party in accordance with Section 5.02(d)(i) of the Credit Agreement to set forth the calculation of Pro Forma Compliance with the Financial Covenants as of the most recently completed fiscal quarter ended             ,          (which it is agreed may be calculated using unaudited Financial Statements). In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control. Representations, warranties, and/or calculations and the information contained herein indicating Pro Forma Compliance with the Financial Covenants after giving effect to the Permitted Acquisition are set forth below as follows:

Section 5.03(a) of the Credit Agreement—Borrower Leverage Ratio. At the end of the four-quarter period ending on the day that is the close of the most recent fiscal quarter ending prior to the Certification Date (after giving effect to the Permitted Acquisition and any Funded Debt and use of proceeds from the Funded Debt to be incurred for such Permitted Acquisition as if such Funded Debt were outstanding on the last day of the most recent fiscal quarter), the Borrower Leverage Ratio was             to 1.00. The maximum permitted Borrower Leverage Ratio is 3.50 to 1.00. The Borrower Leverage Ratio was calculated as follows:

(a) Borrower Funded Debt as of the most recent fiscal quarter ending prior to the Certification Date after giving effect to the Permitted Acquisition and any Funded Debt and use of proceeds from the Funded Debt to be incurred for such
Permitted Acquisition[1]:

(i) all indebtedness for borrowed money (including that evidenced by senior or subordinated debts or notes);	$

(ii) the unpaid principal balance of Capital Lease obligations as presented on a balance sheet in accordance with GAAP;	$

(iii) the undrawn balance of issued and outstanding letters of credit and the aggregate amount of unreimbursed drawings under letters of credit;	$

(iv) the aggregate amount of Synthetic Lease Principal Components or similar arrangements;	$

(v) the principal portion of obligations (A) in respect of the deferred purchase price of property or services (other than trade accounts payable) or (B) under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers, and in either case entered into in the ordinary course of business and not exceeding 90 days (180 days for up to $12,000,000 in the aggregate outstanding at any one time for seasonal arrangements));

$

(vi) preferred stock or other Equity Securities providing for mandatory redemptions, sinking fund or like payments prior to the Termination Date;	$

(vii) Funded Debt of any partnership or joint venture (other than a partnership or joint venture that is itself a corporation, limited liability company, or such other entity providing equivalent protection from pass through liability, or such Funded Debt is expressly made

$

[1]	The term “Funded Debt” excludes all bonds in respect of workers’ compensation, provided no Default exists or is continuing.

non-recourse to such Person);

(viii) obligations owing in connection with any on or off balance sheet financing of receivables (whether or not reflected on a balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP) involving any CBII Entity;

$

(ix) Guarantees by the specified Person or its Subsidiaries of the kind of Indebtedness described in items (i) through (viii) above, other than reimbursement obligations with respect to Guarantees provided by financial institutions to guarantee the payment of Governmental Charges or other regulatory obligations in the normal course of business; and

$

(x) all Funded Debt of others secured by a Lien on any asset of the specified Person (whether or not such Funded Debt is assumed by the specified Person) (the amount of such Funded Debt as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Funded Debt of such other Person) and, to the extent not otherwise included, the Guarantee by such Person of any Funded Debt of any other Person.

$

(a) Total Borrower Funded Debt equals [Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)]	$

divided by

(b) Borrower EBITDA[2] for the four fiscal quarter period ending on the day that is the close of the most recent fiscal quarter ending prior to the Certification Date (“Period of Determination”) after giving affect to any Permitted Acquisition and any Funded Debt and use of proceeds from the Funded Debt to be incurred for such Permitted Acquisition:

(i) Net Income for the Period of Determination	$

[2]

When calculating EBITDA for purposes of determining compliance with the terms and covenants of this Agreement, EBITDA shall be calculated without giving effect to (i) the amortization of any expenses incurred by any of the CBII Entities in connection with the Existing Credit Agreement (including the “Credit Documents” referred to therein), the Credit Documents referred to herein and the offering of the Senior Notes (7 1/2%), the Senior Notes (8 7/8%) and the Convertible Notes, and in each such case the application of the proceeds therefrom, (ii) any costs or expenses incurred by any of the CBII Entities in connection with the consent solicitation for the Senior Notes (7 1/2%), (iii) any after-tax income or loss from discontinued operations to the extent established on or before the Effective Date in accordance with GAAP and (iv) any costs and expenses incurred by any of the Borrower Entities in connection with any Permitted Acquisition, in an aggregate amount for all Permitted Acquisitions not to exceed $10,000,000.

determined on a consolidated basis in accordance with GAAP;

(ii) Interest Expense net of interest income for such period;	$

(iii) income tax expense for such period;	$

(iv) depreciation and amortization expense for such period;	$

(v) extraordinary items of non-cash loss for such period;	$

(vi) non-cash writedowns, including any non-cash asset impairment charges under SFAS No. 142 of SFAS No. 144;	$

(vii) for any period subsequent to September 30, 2006, but prior to September 30, 2007, costs incurred related to restoring consumer confidence in spinach and packaged salad products in an aggregate amount of $6,000,000;

$

(viii) non-cash stock based compensation expense;	$

(ix) pro forma credit for any acquired Person’s EBITDA or the identifiable EBITDA of identifiable business units or operations acquired during such period calculated in a similar fashion (so long as such acquisition was permitted by the Credit Agreement) as if owned on the first day of the Period of Determination;

$

(x) minus, without duplication, and to the extent added in determining such Net Income for such period, the aggregate amount of extraordinary items of income;	$

(xi) minus, pro forma EBITDA amounts attributable to any Person or identifiable business units or operations sold, transferred or otherwise disposed of during such period as if not owned during the entire applicable period; and

$

(xii) minus, CBII Overhead Expenses;	$

(b) Borrower EBITDA equals [Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)-(x)-(xi)-(xii)]	$

Borrower Leverage Ratio equals [(a)÷(b)]	:1.00

Applicable Margins. Based on the calculation of the Consolidated Adjusted Leverage Ratio set forth below, the undersigned [Chief Accounting Officer] [or] [Treasurer] of the Borrower, on behalf of the Borrower and with no personal liability, certifies that [Tier 1] [Tier 2] [Tier 3] [or] [Tier 4] of the Term Loan Pricing Grid and Revolving Loan Pricing Grid (for determination of the Applicable Margin and the Letter of Credit Fee Percentage) shall become effective as of the fifth Business Day following the date this Compliance Certificate is required to be delivered pursuant to Section 5.02(d)(i) of the Credit Agreement. The Consolidated Adjusted Leverage Ratio was calculated as follows:

(a) Consolidated Funded Debt as of the Determination Date[3]:

(i) all indebtedness for borrowed money (including that evidenced by senior or subordinated debts or notes);	$

(ii) the unpaid principal balance of Capital Lease obligations as presented on a balance sheet in accordance with GAAP;	$

(iii) the undrawn balance of issued and outstanding letters of credit and the aggregate amount of unreimbursed drawings under letters of credit;	$

(iv) the aggregate amount of Synthetic Lease Principal Components or similar arrangements;	$

(v) the principal portion of obligations (A) in respect of the deferred purchase price of property or services (other than trade accounts payable) or (B) under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers, and in either case entered into in the ordinary course of business and not exceeding 90 days (180 days for up to $12,000,000 in the aggregate outstanding at any one time for seasonal arrangements));

$

(vi) preferred stock or other Equity Securities providing for mandatory redemptions, sinking fund or like payments prior to the Termination Date;	$

(vii) Funded Debt of any partnership or joint venture (other than a partnership or joint venture that is	$

[3]	The term “Funded Debt” excludes all bonds in respect of workers’ compensation, provided no Default exists or is continuing.

itself a corporation, limited liability company, or such other entity providing equivalent protection from pass through liability, or such Funded Debt is expressly made non-recourse to such Person);

(viii) obligations owing in connection with any on or off balance sheet financing of receivables (whether or not reflected on a balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP) involving any CBII Entity;

$

(ix) Guarantees by the specified Person or its Subsidiaries of the kind of Indebtedness described in items (i) through (viii) above, other than reimbursement obligations with respect to Guarantees provided by financial institutions to Guarantee the payment of Governmental Charges or other regulatory obligations in the normal course of business;

$

(x) all Funded Debt of others secured by a Lien on any asset of the specified Person (whether or not such Funded Debt is assumed by the specified Person) (the amount of such Funded Debt as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Funded Debt of such other Person) and, to the extent not otherwise included, the Guarantee by such Person of any Funded Debt of any other Person; and

$

(xi) minus the outstanding principal amount of the Indebtedness incurred under the Convertible Notes Indenture.	$

(a) Total Consolidated Funded Debt equals [Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)-(xi)]	$
divided by (b) Consolidated EBITDA[4] for the four fiscal quarter period ending on the Determination Date (“Period of Determination”):

[4]

When calculating EBITDA for purposes of determining compliance with the terms and covenants of this Agreement, EBITDA shall be calculated without giving effect to (i) the amortization of any expenses incurred by any of the CBII Entities in connection with the Existing Credit Agreement (including the “Credit Documents” referred to therein), the Credit Documents referred to herein and the offering of the Senior Notes (7 1/2%), the Senior Notes (8 7/8%) and the Convertible Notes, and in each such case the application of the proceeds therefrom, (ii) any costs or expenses incurred by any of the CBII Entities in connection with the consent solicitation for the Senior Notes (7 1/2%), (iii) any after-tax income or loss from discontinued operations to the extent established on or before the Effective Date in accordance with GAAP and (iv) any costs and expenses incurred by any of the Borrower Entities in connection with any Permitted Acquisition, in an aggregate amount for all Permitted Acquisitions not to exceed $10,000,000.

(i) Net Income for the Period of Determination determined on a consolidated basis in accordance with GAAP;	$

(ii) Interest Expense, net of interest income, for such period;	$

(iii) income tax expense for such period;	$

(iv) depreciation and amortization expense for such period;	$

(v) extraordinary items of non-cash loss for such period;	$

(vi) non-cash writedowns, including any non-cash asset impairment charges under SFAS No. 142 or SFAS No. 144;	$

(vii) for any period subsequent to September 30, 2006, but prior to September 30, 2007, costs incurred related to restoring consumer confidence in spinach and packaged salad products in an aggregate amount of $6,000,000;

$

(viii) non-cash stock based compensation expense;	$

(ix) pro forma credit for any acquired Person’s EBITDA or the identifiable EBITDA of identifiable business units or operations acquired during such period calculated in a similar fashion (so long as such acquisition was permitted by the Credit Agreement) as if owned on the first day of the Period of Determination;

$

(x) minus, without duplication, and to the extent added in determining such Net Income for such period, the aggregate amount of extraordinary items of income;	$

(xi) minus, pro forma EBITDA amounts attributable to any Person or identifiable business units or operations sold, transferred or otherwise disposed of during such period as if not owned during the entire applicable period; and

$

(b) Consolidated EBITDA equals [Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)-(x)-(xi)]	$

Consolidated Leverage Ratio in respect of the CBII	to 1.00

Entities equals [(a)¸(b)]

Section 5.03(b) of the Credit Agreement—Fixed Charge Coverage Ratio. As at the end of the four-quarter period ending on the day that is the close of the most recent fiscal quarter ending prior to the Certification Date (after giving effect to the Permitted Acquisition and any asset dispositions, acquisitions, and Distributions to occur as a result of the Permitted Acquisition as if such asset dispositions, acquisitions, and Distributions in accordance with Sections 5.02(c), (d), and (f), respectively, of the Credit Agreement occurred on the first day of the most recently completed four quarter period), the Fixed Charge Coverage Ratio was          to 1.00. The minimum permitted Fixed Charge Coverage Ratio is 1.15 to 1.00. The Fixed Charge Coverage Ratio was calculated as follows:

(a)

(i) Borrower EBITDA for the Period of Determination (as calculated above in respect of Section 5.03(a) of the Credit Agreement and the Borrower Leverage Ratio); and	$

(ii) net lease and rent expense for such period.	$

(a) equals [Sum, without duplication, of (i)+(ii)]	$
divided by

(b) Fixed Charges for the Period of Determination.

(i) cash Interest Expense, net of interest income, for the Period of Determination (excluding the amortization of any expenses incurred by any of the CBII Entities in connection with the Existing Credit Agreement (including the “Credit Documents” referred to therein), the Credit Documents referred to herein and the offering of the Senior Notes (7 1/2%), the Senior Notes (8 7/8%) and the Convertible Notes, and in each such case the application of the proceeds therefrom)[5];

$

(ii) net lease and rent expense for such period; and	$

(iii) Distributions and dividends, or cash advances or any other funds, however characterized, paid by any Borrower Entity to CBII pursuant to Section	$

[5]

Pro forma effect shall be given, in respect of the acquisition of a Person or identifiable business units or operations permitted by this Agreement, to any Indebtedness incurred to finance such acquisition as if owed on the first day of the applicable period during which such acquisition was made.

5.02(f)(ii), excluding any such payments made to CBII for the purpose of discharging the DOJ Liability in an aggregate amount not to exceed $5,000,000 plus interest thereon in any fiscal year.

(b) Fixed Charges equals [Sum, without duplication, of (i)+(ii)+(iii)]	$

Fixed Charge Coverage Ratio equals [(a)÷(b)]	to 1.00

Section 5.03(c) – Maximum Capital Expenditures. For the fiscal year to date, the aggregate amount of Capital Expenditures (excluding any Permitted Acquisition which is treated as a Capital Expenditure under GAAP and any reinvestment of insurance Net Cash Proceeds and Temporary Cash Investments) made by the Borrower Entities was $            . The maximum permitted Capital Expenditures (excluding any Permitted Acquisition which is treated as a Capital Expenditure under GAAP and any reinvestment of insurance Net Cash Proceeds and Temporary Cash Investments) by the Borrower Entities for a fiscal year is $150,000,000 plus any Capex Carryover from the immediately preceding fiscal year.

No Default has occurred and is continuing and the Borrower is in compliance as of the Certification Date with all Financial Covenants as set forth above.

The undersigned [Chief Accounting Officer] [or] [Treasurer] of the Borrower, on behalf of the Borrower and with no personal liability, certifies that the representations, warranties, calculations made and the information contained herein are derived from the books and records of the CBII Entities and that each and every such matter reflects those books and records.

This Compliance Certificate is dated as of the date first above written and is made with no personal liability.

Sincerely,
CHIQUITA BRANDS L.L.C.

By:
Name:
Title

EXHIBIT H

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, L/C Credit Extensions, Guarantees and Swing Line Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Chiquita Brands, L.L.C.

[1]	Select as applicable.

4.	Administrative Agent:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as the administrative agent under the Credit Agreement.

5.	Credit Agreement:	The Credit Agreement dated as of March 31, 2008, by and among Chiquita Brands L.L.C., Chiquita Brands International, Inc., the Lenders from time to time party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent, and the other Persons party thereto.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders*	Amount of Commitment/ Loans Assigned*	Percentage Assigned of Commitment/ Loans[2]	[CUSIP Number]

[3]	$	$	%

	$	$	%

	$	$	%

[7.	Trade Date:	][4]

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[The first signature page follows.]

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments for Term Loans.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Loan Commitment”, “Term Loan Commitment”, “Swing Line Sublimit” and “Letter of Credit Sublimit”).

[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and Accepted:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH as Administrative Agent

By:
Name:
Title: ][5]

[Consented to:
CHIQUITA BRANDS L.L.C.

By:
Name:
Title: ][6]

[5]	To the extent Administrative Agent’s consent is required under the Credit Agreement.
[6]	To the extent the Borrower’s consent is required under the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an assignee specified in the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is organized under the laws of a jurisdiction outside the US, attached hereto is any documentation required to be delivered by it pursuant to the terms of Section 2.12(e) of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Transmission by facsimile or other electronic transmission of an executed counterpart of this Assignment and Acceptance shall be deemed to constitute due and sufficient delivery of such counterpart. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

4. German Share Pledge. For the purposes of any accessory (akzessorisch) security interest (e.g., pledge) created under German law (an “Accessory Security Interest”), the Assignee acknowledges that it will from the Effective Date and pro rata to its participation in the amounts secured by such Accessory Security Interest, become a direct beneficiary (e.g., pledgee) of the respective Accessory Security Interest. Furthermore, the Assignee, for the purposes of German law, hereby expressly consents to the declarations of the Administrative Agent in its capacity as collateral agent made on behalf of and in the name of the Assignee as “Future Pledgee” in the German Share Pledge Agreements (and the term “Future Pledgee” shall bear the same meaning given to this term in such German Share Pledge Agreements). The Assignee also confirms that it is aware of the contents of the German Share Pledge Agreements.

EXHIBIT I

[FORM OF] PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is entered into as of March 31, 2008, among CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”), CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”), each other Person (as defined in the Credit Agreement as defined below) listed on the signature pages hereof under the caption “Pledgor” or which becomes a party hereto as a New Pledgor (as defined below) pursuant to the joinder provisions of Section 17.17 (hereinafter the Borrower and all such other Persons are collectively referred to as the “Pledgors” or individually referred to as a “Pledgor”), and COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), in its capacity as collateral agent for the benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Collateral Agent”).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, CBII, each of the Lenders party thereto from time to time, Rabobank, as Administrative Agent (in such capacity, the “Administrative Agent”), as Swing Line Lender, and as an L/C Issuer, and the other Persons party thereto, the Lenders are willing to make certain financial accommodations available to the Borrower from time to time pursuant to the terms and conditions thereof.

B. The Administrative Agent has agreed to act as the Collateral Agent for the benefit of the Secured Parties in connection with the transactions contemplated by this Pledge Agreement.

C. In order to induce the Lenders to enter into the Credit Agreement and the other Credit Documents and to induce the Lenders to make financial accommodations to the Borrower as provided for in the Credit Agreement, the Pledgors have agreed to execute and deliver this Pledge Agreement.

D. Each Pledgor is the owner of Equity Securities (the “Initial Pledged Equity Securities”) of the entities (the “Initial Pledged Companies”) set forth on Schedule I opposite such Pledgor’s name.

AGREEMENT

NOW THEREFORE, in consideration of the premises and in order to induce the Collateral Agent and the other Secured Parties to extend credit and other financial accommodations under the Credit Agreement, each Pledgor hereby agrees with the Collateral Agent and the other Secured Parties as follows:

ARTICLE I. DEFINED TERMS AND INTERPRETATION.

1.01 Definitions. Unless otherwise defined herein, (a) capitalized terms used herein shall have the meanings ascribed to such terms in the Security Agreement and the Credit Agreement, (b) terms used herein and defined in the UCC shall have the meaning given in the UCC (to the extent not explicitly set forth herein) and (c) the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Initial Pledged Equity Securities” shall have the meaning given to that term in the Recitals to this Pledge Agreement.

“Initial Pledged Companies” shall have the meaning given to that term in the Recitals to this Pledge Agreement.

“Organizational Documents” means the limited liability company agreements or such other organizational documents of each Pledged Company.

“Pledged Collateral” shall have the meaning given to that term in Section 2.01.

“Pledged Companies” shall have the meaning given to that term in Section 2.01(b).

“Pledged Equity Securities” shall have the meaning given to that term in Section 2.01(b).

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest and Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

1.02 Interpretation.

(a) The provisions of Sections 1.04, 1.05, 1.07, 1.10 and 1.11 of the Credit Agreement are hereby incorporated into this Pledge Agreement by reference.

(b) Notwithstanding anything to the contrary in this Pledge Agreement and the rights and obligations of the parties hereto, this Pledge Agreement shall be subject to, and limited by, the provisos of Section 2.14 of the Credit Agreement, and to the extent of any inconsistency between the terms of this Pledge Agreement and the terms of the provisos of Section 2.14 of the Credit Agreement, the provisos of Section 2.14 of the Credit Agreement shall govern and control.

ARTICLE II. PLEDGE.

2.01. Each Pledgor, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations, hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a continuing security interest and Lien in, and a right to set off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing, or owned, acquired or arising hereafter (the “Pledged Collateral”):

(a) (i) any of such Pledgor’s right, title and interest in and to any Initial Pledged Company set forth opposite its name in Schedule I and the Initial Pledged Equity Securities set forth opposite its name on Schedule I, and all of its rights, as a member in or owner of such Initial Pledged Company, in and to the property (and interests in property) that is owned by any such Initial Pledged Company, (ii) all of such Pledgor’s rights under or arising pursuant to the Organizational Documents, (iii) all of such Pledgor’s rights to participate in the management of any such Initial Pledged Company, (iv) all rights, privileges, authority and powers of such Pledgor as owner or holder of the Initial Pledged Equity Securities in any such Initial Pledged Company, including all contract rights related thereto, (v) all documents, Instruments and certificates representing or evidencing such Pledgor’s Equity Securities in any such Initial Pledged Company, (vi) all of such Pledgor’s interest in and to the profits and losses of any such Initial Pledged Company and such Pledgor’s right as a member of any such Initial Pledged Company to receive distributions of any such Initial Pledged Company’s respective assets, upon complete, or partial liquidation or otherwise, (vii) all Distributions, Cash, Instruments, subscriptions, warrants, rights, benefits, distributions, premiums, profits, interest, documents of title and other Documents, Accounts, contract rights, Inventory, Equipment, General Intangibles and intangibles, Deposit Accounts, Chattel Paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for any and all of the foregoing, or Proceeds thereof (including any Cash, stock, member interests, or other securities or Instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Initial Pledged Companies and any claims against financial intermediaries under Article 8 of the UCC and Article 9 of the UCC or otherwise), (viii) Proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any and all of the foregoing, or Proceeds thereof, (ix) payments (in any form whatsoever) made or due and payable to each Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing, or Proceeds thereof, (x) any other right, title, interest, privilege, authority and power, of such Pledgor in or relating to any ownership interest in such Initial Pledged Company, all whether now existing or hereafter arising, whether arising under the Organizational Documents(s) or otherwise, or at law or in equity and any and all Proceeds (including Proceeds of Proceeds) of any of the foregoing and all books and records of such Pledgor pertaining to any of the foregoing, and (xi) other amounts from time to time paid or payable under or in connection with any of the foregoing, or Proceeds thereof;

(b) (i) such Pledgor’s right, title and interest in and to any additional Equity Securities (such Equity Securities, together with the Initial Pledged Equity Securities, the “Pledged Equity Securities”) in any Pledged Persons from time to time acquired by such Pledgor in any manner (such Pledged Persons, together with the Initial Pledged Companies, being the “Pledged Companies”), and all of its rights, as a member in or owner of such Pledged Company, in and to the property (and interests in property) that is owned by any such Pledged Company, (ii) all of such Pledgor’s rights under or arising pursuant to the Organizational Documents in respect of such Pledged Company, (iii) all of such Pledgor’s rights to participate in the management of any such Pledged Company, (iv) all rights, privileges, authority and powers of such Pledgor as owner or holder of the Pledged Equity Securities in any such Pledged Company, including all contract rights related thereto, (v) all documents, Instruments and certificates representing or evidencing such Pledgor’s Equity Securities in any such Pledged Company, (vi) all of such Pledgor’s interest in and to the profits and losses of any such Pledged Company and such Pledgor’s right as a member of any such Pledged Company to receive distributions of any such Pledged Company’s respective assets, upon complete, or partial liquidation or otherwise, (vii) all Distributions, Cash, Instruments, subscriptions, warrants, rights, benefits, distributions, premiums, profits, interest, documents of title and other Documents, Accounts, contract rights, Inventory, Equipment, General Intangibles and intangibles, Deposit Accounts, Chattel Paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for any and all of the foregoing, or Proceeds thereof (including any Cash, stock, member interests, or other securities or Instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Pledged Companies and any claims against financial intermediaries under Article 8 of the UCC and Article 9 of the UCC or otherwise), (viii) all Proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any and all of the foregoing, or Proceeds thereof, (ix) all payments (in any form whatsoever) made or due and payable to each Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing, or Proceeds thereof, (x) any other right, title, interest, privilege, authority and power, of such Pledgor in or relating to any ownership interest in such Pledged Company, all whether now existing or hereafter arising, whether arising under the Organizational Document(s) or otherwise, or at law or in equity and any and all Proceeds (including Proceeds of Proceeds) of any of the foregoing and all books and records of such Pledgor pertaining to any of the foregoing, and (xi) other amounts from time to time paid or payable under or in connection with any of the foregoing, or Proceeds thereof;

(c) all other claims of any kind or nature and any Instruments, certificates, Chattel Paper or other writings evidencing such claims, whether in contract or tort and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by such Pledgor against the Pledged Companies or any subsidiary of the Pledged Companies or any other person having any liability to shareholders with respect to the Pledged Equity Securities; and

(d) all Investment Property and securities now owned or hereafter acquired by such Pledgor with respect to any of the property described in paragraphs (a), (b) and (c) above of this Section 2.01.

2.02. Notwithstanding anything to the contrary contained in this Pledge Agreement, no Subsidiary of CBII shall grant any Lien on any of its property or assets to secure any Secured Obligations of CBII.

ARTICLE III. DELIVERY OF PLEDGED COLLATERAL.

All certificates or Instruments, if any, representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, and each Pledgor agrees to execute and deliver to Collateral Agent a Pledge Instruction, in the form of Exhibit A and by this reference made a part hereof, with respect to each Pledged Company that is not a corporation organized under the laws of a US state. The Collateral Agent shall have the right, at any time in its discretion and without notice to any Pledgor, after the occurrence and during the continuance of any Event of Default, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. The Collateral Agent shall also have the right at any time, in connection with exercising its rights hereunder, to exchange certificates or Instruments, if any, representing or evidencing Pledged Collateral for certificates or Instruments of smaller or larger denominations.

In addition, at the Collateral Agent’s request, all other steps necessary or advisable under any applicable Requirement of Law to be taken in order to perfect the first priority Lien and security interest granted free from adverse claims hereunder shall be taken by or on behalf of each Pledgor, including any notation on any certificate or Instrument representing the Pledged Equity Securities and any notation on any share register or similar document or instrument.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.

Each Pledgor represents and warrants as follows:

4.01. Such Pledgor is a limited liability company or corporation validly existing and in good standing in its jurisdiction of organization or incorporation. The Pledged Equity Securities set forth opposite its name on Schedule I and the Pledged Equity Securities pledged and delivered by such Pledgor pursuant to Section 8.02 (if any) have been duly authorized and validly issued and are fully paid and non-assessable.

4.02. Such Pledgor is the legal and beneficial owner of the Pledged Equity Securities set forth opposite its name on Schedule I and the Pledged Equity Securities pledged and delivered by such Pledgor pursuant to Section 8.02 (if any), are free and clear of any Lien, encumbrance, and adverse claims on such Pledged Equity Securities.

4.03. Upon the proper filing of UCC financing statements, and/or upon delivery to the Collateral Agent of certificates representing the Pledged Equity Securities and the taking of any other steps that may be required in accordance with Article III, the pledge of the Pledged

Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest and Lien free from adverse claims in the Pledged Collateral securing the payment of the Secured Obligations for the benefit of the Collateral Agent and the other Secured Parties.

4.04. Except for those that have already been obtained, no authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body, other than the UCC financing statements to be filed with the Secretary of State of the jurisdiction of such Pledgor’s organization or formation, is required either: (a) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by such Pledgor or (b) for the exercise by the Collateral Agent or the other Secured Parties of any of the rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).
4.05. Such Pledgor has full power and authority to enter into this Pledge Agreement and has the right (without the requirement of any consents from any Person other than those that have been obtained and are in full force and effect) to vote, pledge and grant a security interest and Lien in the Pledged Equity Securities as provided by this Pledge Agreement.

4.06. This Pledge Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable Debtor Relief Law or other similar laws affecting creditors’ rights generally or general principles of equity.

4.07. Schedule I to this Pledge Agreement is true and correct and complete in all material respects; and without limiting the generality of the foregoing, the Pledged Equity Securities set forth opposite such Pledgor’s name on Schedule I constitute, as of the date hereof, the number of the issued and outstanding Equity Securities of each Pledged Company indicated on Schedule I, the percentage of each Pledged Company indicated on Schedule I and the Pledged Equity Securities (and other than Equity Securities constituting Equity Securities of the Pledged Company that are not be required by the Credit Agreement to be pledged to the Collateral Agent for the benefit of the Secured Parties) constitute all of the Equity Securities of any such Pledged Company owned by such Pledgor (and no Pledgor is the holder of any non-voting shares in any of the Pledged Companies except to the extent indicated on Schedule I); provided that each Pledgor’s representations and warranties in this Section 4.07 shall only apply to the extent that the information set forth in Schedule I applies to such Pledgor.

4.08. Except for the Pledged Equity Securities (and other than Equity Securities constituting Equity Securities of the Pledged Company that are not be required by the Credit Agreement to be pledged to the Collateral Agent for the benefit of the Secured Parties), there are no other Instruments, certificates, securities, warrants, options, outstanding subscriptions or other writings, or any Chattel Paper, evidencing or representing any interest in any Pledged Company.

4.09. Neither the pledge of the Pledged Collateral pursuant to this Pledge Agreement nor the extensions of credit represented by the Secured Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. None of the Pledged Equity Securities constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

ARTICLE V. COVENANTS.

So long as any of the Secured Obligations (other than Unaccrued Indemnity Claims) remain outstanding or any Credit Document in respect of the Secured Obligations is in effect or any Letter of Credit shall remain outstanding and until all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility shall have been terminated, each Pledgor agrees that unless the requisite Lenders required by the Credit Agreement shall have otherwise consented in writing, such Pledgor shall not take, and shall not permit any Pledged Company in which such Pledgor holds Equity Securities to take, any action which would cause the Borrower to be in violation or breach of any or all of the covenants contained in Article V of the Credit Agreement. In furtherance and not in limitation of the foregoing, each Pledgor agrees that it shall not:

5.01. mortgage, assign, pledge, hypothecate or otherwise permit any Lien (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or properties, whether real, personal or mixed, whether now owned or hereafter acquired in violation of the Credit Agreement or any other Credit Document;

5.02. incur, create or suffer to exist any Indebtedness other than Permitted Indebtedness;

5.03. sell, lease, assign, transfer or otherwise dispose of any assets (including the Equity Securities of any Significant Subsidiary) in violation of the Credit Agreement or any other Credit Document; or

5.04. assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, including any Subsidiary or Affiliate of the Borrower, in violation of the Credit Agreement.

ARTICLE VI. FURTHER ASSURANCES.

Each Pledgor agrees that at any time and from time to time, at the expense of the Pledgors, such Pledgor will promptly execute and deliver, or cause to be executed and delivered, at the Collateral Agent’s reasonable request, all powers, proxies, assignments, instruments and documents, and take all further action, that is reasonably necessary (a) in order to perfect any security interest or Lien granted hereby or purported to be granted hereby, free from adverse claims, or (b) to enable the Collateral Agent, on behalf of itself and the other Secured Parties, to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

ARTICLE VII. VOTING RIGHTS; DIVIDENDS.

7.01. So long as no Event of Default shall have occurred and be continuing, a Pledgor shall be entitled to exercise any and all voting and other rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement, the Guarantee Agreements or the Credit Agreement; provided, however, that such Pledgor shall not exercise or shall refrain from exercising any such right if such action or inaction would materially and adversely affect the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Pledge Agreement, the Guarantee Agreements, the Credit Agreement or any of the other Credit Documents.

7.02. So long as no Event of Default shall have occurred and be continuing, a Pledgor shall be entitled to receive all dividends, distributions and payments paid from time to time in respect of the Pledged Collateral to the extent permitted by the Credit Agreement.

7.03. Any and all (a) dividends and other distributions paid or payable in Cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus to the extent not permitted by the terms of the Credit Agreement, and (b) Cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral to the extent not permitted by the terms of the Credit Agreement, shall be in each case forthwith delivered to the Collateral Agent, on behalf of the Secured Parties, to hold as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Collateral Agent and the other Secured Parties, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

7.04. The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to a Pledgor, at the expense of the Pledgors, all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7.01.

7.05. All dividends or other distributions which are received by a Pledgor contrary to the provisions of this Article VII shall be received in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

7.06. Upon the occurrence and during the continuance of an Event of Default, (a) all voting and other rights of a Pledgor to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 7.01 shall, at the option of the Collateral Agent, cease and become vested in the Collateral Agent for the benefit of itself and the other Secured Parties, which shall thereupon have the sole right to exercise such rights in accordance with Article XIV and (b) all Cash dividends or other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent, for the benefit of itself and the other Secured Parties and such Pledgor’s right to receive such cash payments pursuant to Sections 7.02 and 7.03 shall immediately cease.

ARTICLE VIII. TRANSFERS AND OTHER LIENS; ADDITIONAL INTERESTS.

8.01. Each Pledgor agrees that it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, in violation of the Credit Agreement or this Pledge Agreement without the prior written consent of the Collateral Agent and the requisite Lenders required by the Credit Agreement, (b) create or permit to exist any Lien or encumbrance upon or with respect to any of the Pledged Collateral in violation of the Credit Agreement or this Pledge Agreement, or (c) enter into any agreement or understanding that purports to or may restrict or inhibit the rights or remedies of the Collateral Agent and the other Secured Parties hereunder, including the right of the Collateral Agent and the other Secured Parties to sell or otherwise dispose of the Pledged Collateral.

8.02. Each Pledgor agrees that it will pledge and deliver to the Collateral Agent hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Securities of each Pledged Person of which such Pledgor may become the beneficial owner after the date hereof, together with undated powers endorsed in blank by such Pledgor, to the extent, with respect to Significant Non-US Subsidiaries, such Equity Securities are required to be pledged by the Credit Agreement.

8.03. Each Pledgor agrees that, notwithstanding any provision of any Organizational Document of any Pledged Company it is pledging to the contrary, and so long as the pledge under this Pledge Agreement is in effect, no further consent of such Pledgor shall be required to permit a pledge of such Pledgor’s interest in such Pledged Company to be substituted for a member under the Organizational Documents of such Pledged Company upon valid exercise of the rights of the Collateral Agent under this Pledge Agreement with respect to such Pledgor’s interest in such Pledged Company. Upon the valid exercise of the Collateral Agent’s rights under this Pledge Agreement, and valid foreclosure on such Pledgor’s interest in such Pledged Company, the pledge, or any purchaser of such interest from the pledge, shall be substituted for the members as a member under the Organizational Documents of such Pledged Company, and such substituted member shall have full rights and powers as a member thereunder.

ARTICLE IX. FINANCING STATEMENTS; COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

9.01. Each Pledgor authorizes the Collateral Agent to file one or more financing statements disclosing the security interest and Lien of the Collateral Agent and the other Secured Parties in any or all of the Pledged Collateral of such Pledgor without, to the extent permitted by law, such Pledgor’s signature thereon (including one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Pledgor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Pledge Agreement).

9.02. Each Pledgor hereby appoints the Collateral Agent, on behalf of itself and the other Secured Parties, to be such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument which the Collateral Agent, on behalf of itself and the other Secured Parties, may deem necessary or advisable to further perfect and protect the security interest or Lien granted hereby free from adverse claims, including to receive, endorse and collect, when and as permitted by Articles VII and XIV of this Pledge Agreement, all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

ARTICLE X. COLLATERAL AGENT MAY PERFORM.

If any Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent (including reasonable attorneys’ fees and expenses) incurred in connection therewith shall be payable by the Pledgors on a joint and several basis under Article XV.

ARTICLE XI. NO ASSUMPTION OF DUTIES; REASONABLE CARE.

The rights and powers granted to the Collateral Agent, on behalf of itself and the other Secured Parties, hereunder are being granted in order to preserve and protect the security interest and Lien of the Collateral Agent and the other Secured Parties in and to the Pledged Collateral granted hereby free from adverse claims and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent or the other Secured Parties in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for: (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral. The Collateral Agent and the other Secured Parties are hereby released from all responsibility for any depreciation in or loss of value of the Pledged Equity Securities.

ARTICLE XII. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL.

Each Pledgor represents to the Collateral Agent that such Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each Pledgor agrees that the Collateral Agent shall have no responsibility or liability for informing such Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Each Pledgor covenants that it will not, except as otherwise permitted by the Credit Agreement, without the prior written consent of the Collateral Agent and the requisite Lenders required by the Credit Agreement, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien or encumbrance upon or with respect to any of the Pledged Collateral.

ARTICLE XIII. EVENTS OF DEFAULT.

13.01. The occurrence of an event or existence of a condition which under the Credit Agreement would constitute an Event of Default (as defined in the Credit Agreement) shall be an event of default hereunder (an “Event of Default”).

ARTICLE XIV. REMEDIES UPON DEFAULT.

14.01. If any Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of itself and the other Secured Parties, shall, in addition to all other rights given by law or by this Pledge Agreement, the Guarantee Agreements, the Credit Agreement or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and the Collateral Agent, on behalf of itself and the other Secured Parties, may, without notice and at its option, transfer or register, and each Pledgor shall register or cause to be registered upon request therefor by the Collateral Agent, the Pledged Collateral or any part thereof on the books of the Pledged Company into the name of the Collateral Agent or the Collateral Agent’s nominee(s). In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for Cash or on credit or for future delivery, without assumption of any credit risk, all in accordance with the terms and provisions of the Credit Agreement and this Pledge Agreement. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgors as provided in Section 17.01 at least 10 days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and attorneys’ fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the Proceeds of the sale or other disposition of the Pledged Collateral. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each Pledgor agrees that upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, for Cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral, and if the Collateral Agent solicits such offers from not less than three such investors that are not affiliated with the Collateral Agent, then the acceptance by the Collateral Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

14.02. In addition, upon the occurrence and during the continuance of an Event of Default, all rights of each Pledgor to exercise the rights which such Pledgor would otherwise be entitled to exercise with respect to the Pledged Collateral shall, at the option of the Collateral Agent, cease, and all such rights shall thereupon become vested in the Collateral Agent.

14.03. Lender Rate Contracts shall be secured hereby on a silent basis. Therefore, notwithstanding any other provision, if any, in this Pledge Agreement or the Credit Agreement, no holders of Lender Rate Contracts shall be able to take any action in respect of the Pledged Collateral nor instruct the Collateral Agent to take any action in respect of the Pledged Collateral in its capacity as a holder of a Lender Rate Contract.

ARTICLE XV. EXPENSES.

15.01. Each Pledgor will upon demand pay to the Collateral Agent and the other Secured Parties, to the extent not paid promptly by the Borrower, (a) the amount of any and all reasonable expenses, including the fees, expenses and disbursements of their counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent and the other Secured Parties, which the Collateral Agent or the other Secured Parties may incur in connection with the administration of this Pledge Agreement, and (b) the amount of any and all expenses, including the fees, expenses and disbursements of their counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent and the other Secured Parties, which the Collateral Agent or the other Secured Parties may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Collateral Agent, on behalf of itself and the other Secured Parties, hereunder or (iii) the failure by the Pledgors to perform or observe any of the provisions hereof.

15.02. If at any time hereafter, (a) whether upon the occurrence of an Event of Default or not, the Collateral Agent employs counsel to (i) prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, (ii) take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Collateral or (iii) protect the Collateral or (b) whether upon the occurrence of an Event of Default or not, the Collateral Agent or any other Secured Party employs counsel to exercise any rights or remedies under this Pledge Agreement or with respect to the Collateral or to seek relief from the automatic or similar stay in effect under any Debtor Relief Law, then the Obligors agree to promptly pay upon demand any and all such costs and expenses of the Collateral Agent and the other Secured Parties, as applicable, all of which costs and expenses shall constitute Secured Obligations hereunder.

ARTICLE XVI. SECURITY INTEREST ABSOLUTE.

The obligations of each Pledgor under this Pledge Agreement are independent of the Secured Obligations or any other liabilities or obligations of any other Loan Party under or in respect of the Credit Documents, and a separate action or actions may be brought and prosecuted against each Pledgor to enforce this Pledge Agreement, irrespective of whether any action is brought against such Pledgor or any other Loan Party or whether such Pledgor or any other Loan Party is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties and the pledge, assignment and security interest hereunder, and all liabilities and obligations of each Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other liabilities or obligations of any other Loan Party under or in respect thereof or any other amendment or waiver of or any consent to any departure from any Credit Document, including any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other liabilities or obligations of any other Loan Party under or in respect of the Credit Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or other), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (each Pledgor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute this Pledge Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of any Pledgor or other grantor or surety with respect to the Secured Obligations; or

(h) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Pledgor or any other Pledgor or a third party grantor of a security interest.

ARTICLE XVII. MISCELLANEOUS PROVISIONS.

17.01. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 8.01 of the Credit Agreement; all notices to (a) the Collateral Agent shall be sent to the address of the Administrative Agent set forth on Schedule IV to the Credit Agreement, (b) any Pledgor shall be sent to such Pledgor’s address as set forth on Schedule 17.01 and (c) any Pledged Company shall be sent to the address for such Pledged Company on Schedule 9 of the Subsidiary Guarantee or, if such Pledged Company has delivered a consent to this Pledge Agreement to the Collateral Agent to the address set forth therein.

17.02. Headings. The headings in this Pledge Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Pledge Agreement.

17.03. Severability. If at any time any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

17.04. Amendments, Waivers and Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 8.04 of the Credit Agreement.

17.05. Interpretation of Pledge Agreement. To the extent a term or provision of this Pledge Agreement conflicts with the Credit Agreement and is not dealt with herein with more specificity, the Credit Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

17.06. Continuing Security Interest and Lien. This Pledge Agreement shall (a) create a continuing security interest and Lien free from adverse claims in the Pledged Collateral and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding or any Credit Documents are in effect or any Letter of Credit or Lender Rate Contract shall remain outstanding, and until all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility shall have terminated, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Collateral Agent, on behalf of itself and the other Secured Parties, hereunder, to the benefit of the Collateral Agent, on behalf of itself and the other Secured Parties, and its successors, transferees and assigns.

17.07. Reinstatement. To the extent permitted by law, this Pledge Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent upon the insolvency, bankruptcy, dissolution, liquidation, winding-up or reorganization of any Pledgor or any other Loan Party or upon the appointment of any receiver, interim receiver, receiver and manager, monitor, intervenor, conservator, trustee or similar official for any Pledgor or any other Loan Party or any substantial part of their assets, or otherwise, all as though such payments had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including any reasonable legal fees and disbursements) incurred by the Collateral Agent or any other Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

17.08. Survival of Provisions. All representations, warranties and covenants of each Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the full and final payment and performance by each Pledgor of the Secured Obligations and the termination of the Credit Documents, the Letters of Credit, the Lender Rate Contracts and all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility.

17.09. Waivers; Subrogation; Subordination.

(a) Each Pledgor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Secured Obligations and this Pledge Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) Each Pledgor hereby unconditionally and irrevocably waives any right to revoke this Pledge Agreement and acknowledges that this Pledge Agreement is continuing in nature and applies to all Secured Obligations, whether existing now or in the future.

(c) Each Pledgor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Pledgor or other rights of such Pledgor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Secured Obligations of such Pledgor hereunder.

(d) Each Pledgor acknowledges that the Collateral Agent may, without notice to or demand upon such Pledgor and without affecting the liability of such Pledgor under this Pledge Agreement, foreclose under any mortgage by nonjudicial sale, and each Pledgor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Pledgor or any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) Each Pledgor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Pledgor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f) Each Pledgor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Credit Documents and that the waivers set forth in Article XVI and this Section 17.09 are knowingly made in contemplation of such benefits.

(g) Each Pledgor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Pledgor’s liabilities or obligations under or in respect of this Pledge Agreement or any other Credit Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower, any other Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Secured Obligations and all other amounts payable under this Pledge Agreement and the other Credit Documents shall have been indefeasibly paid in full in cash, all Letters of Credit and all Lender Rate Contracts shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Pledgor in violation of the immediately preceding sentence at any time prior to the latest of (a) the indefeasible payment in full in cash of the Secured Obligations and all other amounts payable under this Pledge Agreement and the other Credit Documents, (b) the applicable Termination Date and (c) the latest date of expiration or termination of all Commitments, Letters of Credit and all Lender Rate Contracts, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Pledgor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Secured Obligations and all other amounts payable under this Pledge Agreement and the other Credit Documents, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as Collateral for any Secured Obligations or other amounts payable under this Pledge Agreement or the other Credit Documents thereafter arising. If (i) any Pledgor shall make payment to any Secured Party of all or any part of the Secured Obligations, (ii) all of the Secured Obligations and all other amounts payable under this Pledge Agreement and the other Credit Documents shall have been indefeasibly paid in full in cash, (iii) the applicable Termination Date shall have occurred and (iv) all Commitments, Letters of Credit and all Lender Rate Contracts shall have expired or been terminated, the Secured Parties will, at such Pledgor’s request and expense, execute and deliver to such Pledgor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Pledgor of an interest in the Secured Obligations resulting from such payment made by such Pledgor pursuant to this Pledge Agreement.

(h) Each Pledgor hereby subordinates any and all debts, liabilities and other obligations owed to such Pledgor by each other Loan Party (the “Subordinated Obligations”) to the Secured Obligations to the extent and in the manner hereinafter set forth in this Section 17.09(h):

(i) Prohibited Payments, Etc. Each Pledgor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations unless an Event of Default has occurred and is continuing that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), and the Administrative Agent has delivered notice to CBII that such payments may not be made or received. After the occurrence and during the continuance of any Event of Default that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) and delivery of such notice, however, unless the Administrative Agent otherwise agrees, no Pledgor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(ii) Prior Payment of Secured Obligations. In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Pledgor agrees that the Secured Parties shall be entitled to receive indefeasible payment in full in cash of all Secured Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Pledgor receives payment of any Subordinated Obligations.

(iii) Turn-Over. After the occurrence and during the continuance of any Event of Default that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) and delivery by the Administrative Agent of the notice described in Section 17.09(h)(i), each Pledgor shall, if the Collateral Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Collateral Agent on account of the Secured

Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Pledgor under the other provisions of this Pledge Agreement.

(iv) Collateral Agent Authorization. After the occurrence and during the continuance of any Event of Default that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) and delivery by the Administrative Agent of the notice described in Section 17.09(h)(i), the Collateral Agent is authorized and empowered (but without any obligation to so do), in its discretion, (A) in the name of each Pledgor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Secured Obligations (including any and all Post-Petition Interest), and (B) to require each Pledgor (1) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (2) to pay any amounts received on such obligations to the Collateral Agent for application to the Secured Obligations (including any and all Post-Petition Interest).

17.10. Authority of the Collateral Agent. The Collateral Agent, on behalf of itself and the other Secured Parties, shall have and be entitled to exercise all powers hereunder which are specifically granted to the Collateral Agent, on behalf of itself and the other Secured Parties, by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent, on behalf of itself and the other Secured Parties, may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor the other Secured Parties nor any director, officer, employee, lawyer, attorney or agent of the Collateral Agent or the other Secured Parties shall be liable to any Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, nor shall the Collateral Agent nor the other Secured Parties be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent, the other Secured Parties and their directors, officers, employees, lawyers, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Each Pledgor agrees to indemnify and hold harmless the Collateral Agent, the other Secured Parties and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of lawyers, attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by the Collateral Agent, the other Secured Parties or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the other Secured Parties, or such Person, as determined by a final non-appealable judgment of a court of competent jurisdiction.

17.11. Release; Termination of Pledge Agreement.

(a) Subject to the provisions of Section 17.07, this Pledge Agreement shall terminate upon the full and final payment and performance by each Pledgor of the Secured

Obligations and the termination of the Credit Documents, the Letters of Credit, the Lender Rate Contracts and all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility. At such time, the Collateral Agent shall, at the request, and the expense, of the Pledgors, reassign and redeliver to the Pledgors all of the Pledged Collateral hereunder which has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent or the other Secured Parties, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Pledgors.

(b) Upon any sale, lease, transfer or other disposition of any item of Pledged Collateral of any Pledgor in accordance with the terms of the Credit Documents, the Collateral Agent will, at such Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the release of such item of Pledged Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Pledgor shall have delivered to the Collateral Agent, at least 10 Business Days prior to the date of the proposed release, a written request for release describing the item of Pledged Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Pledgor to the effect that the transaction is in compliance with the Credit Documents and as to such other matters as the Collateral Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement.

17.12. Counterparts. This Pledge Agreement may be executed in any number of counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier or other electronic transmission of an executed counterpart of this Pledge Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

17.13. Governing Law; Waivers.

(a) This Pledge Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(b) Each Pledgor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York County and the courts of the US located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Pledge Agreement may be brought against such party in any such courts. Final judgment against any Pledgor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

Nothing in this Section 17.13(b) shall affect the right of the Collateral Agent or any other Secured Party to commence legal proceedings or otherwise sue any Pledgor in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any Pledgor in any manner authorized by the laws of any such jurisdiction. Each of the Pledgors agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. Each of the Pledgors irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the US; (d) any immunity which it or its assets may have in respect of its obligations under this Pledge Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Pledge Agreement or any other Credit Document to post security for the costs of any Pledgor or to post a bond or to take similar action.

(c) EACH OF THE PLEDGORS, THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

(d) EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, THE GUARANTEE AGREEMENTS OR ANY OF THE CREDIT DOCUMENTS, AND EACH PLEDGOR FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.

(e) EACH PLEDGOR AGREES THAT ANY CLAIM OR CAUSE OF ACTION BY SUCH PLEDGOR AGAINST THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES, OR ANY OF THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ACCOUNTANTS, LAWYERS OR ATTORNEYS OF THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES, BASED UPON, ARISING FROM, OR RELATING TO THIS PLEDGE AGREEMENT, OR ANY OTHER PRESENT OR FUTURE AGREEMENT, OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR RELATING HERETO OR THERETO, OR ANY OTHER MATTER, CAUSE OR THING WHATSOEVER, WHETHER OR NOT RELATING HERETO OR THERETO, OCCURRED, DONE, OMITTED OR SUFFERED TO BE DONE BY THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES, OR BY THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS,

ACCOUNTANTS, LAWYERS OR ATTORNEYS OF THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES, WHETHER SOUNDING IN CONTRACT OR IN TORT OR OTHERWISE, SHALL BE BARRED UNLESS ASSERTED BY SUCH PLEDGOR BY THE COMMENCEMENT OF AN ACTION OR PROCEEDING IN A COURT OF COMPETENT JURISDICTION BY THE FILING OF A COMPLAINT WITHIN ONE YEAR AFTER THE FIRST ACT, OCCURRENCE OR OMISSION UPON WHICH SUCH CLAIM OR CAUSE OF ACTION, OR ANY PART THEREOF, IS BASED AND SERVICE OF A SUMMONS AND COMPLAINT ON AN OFFICER OF THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES OR ANY OTHER PERSON AUTHORIZED TO ACCEPT SERVICE OF PROCESS ON BEHALF OF THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES, WITHIN 30 DAYS THEREAFTER. EACH PLEDGOR AGREES THAT SUCH ONE-YEAR PERIOD OF TIME IS A REASONABLE AND SUFFICIENT TIME FOR SUCH PLEDGOR TO INVESTIGATE AND ACT UPON ANY SUCH CLAIM OR CAUSE OF ACTION. THE ONE-YEAR PERIOD PROVIDED HEREIN SHALL NOT BE WAIVED, TOLLED, OR EXTENDED EXCEPT BY A SPECIFIC WRITTEN AGREEMENT OF THE COLLATERAL AGENT. THIS PROVISION SHALL SURVIVE ANY TERMINATION OF THIS PLEDGE AGREEMENT OR ANY OTHER AGREEMENT.

(f) NEITHER THE COLLATERAL AGENT, THE OTHER SECURED PARTIES NOR ANY AFFILIATE OF THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THIS PLEDGE AGREEMENT OR THE SECURED OBLIGATIONS OR THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION THEREOF (INCLUDING DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, OR THE LIKE), WHETHER SUCH DAMAGES ARE FORESEEABLE OR UNFORESEEABLE, EVEN IF THE COLLATERAL AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER THE COLLATERAL AGENT, THE OTHER SECURED PARTIES, NOR ANY AFFILIATES OF THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES SHALL BE LIABLE FOR ANY CLAIMS, DEMANDS, LOSSES OR DAMAGES, OF ANY KIND WHATSOEVER, MADE, CLAIMED, INCURRED OR SUFFERED BY ANY PLEDGOR THROUGH THE ORDINARY NEGLIGENCE OF THE COLLATERAL AGENT, OR ANY COLLATERAL AGENT AFFILIATES. THE “AFFILIATES” SHALL MEAN THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, LAWYERS, ATTORNEYS OR ANY OTHER PERSON OR ENTITY AFFILIATED WITH OR REPRESENTING THE COLLATERAL AGENT OR THE OTHER SECURED PARTIES.

17.14. Delays; Partial Exercise of Remedies. No delay or omission of the Collateral Agent or the other Secured Parties to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Collateral Agent or the other Secured Parties of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

17.15. Credit Document. This Pledge Agreement shall be a “Credit Document” under and as defined in the Credit Agreement.

17.16. Limitation on Amount of Recovery in Event of Fraudulent Conveyance Issues. Each Pledgor, and by its acceptance of this Pledge Agreement, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Pledge Agreement and the obligations of each Pledgor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Pledge Agreement and the obligations of each Pledgor hereunder. To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the Pledgors hereby irrevocably agree that the obligations of each Pledgor under this Pledge Agreement at any time shall be limited to the maximum amount as will result in the obligations of such Pledgor under this Pledge Agreement not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(f) or (g) of the Credit Agreement or the Bankruptcy Code, or any similar foreign, federal or state law for the relief of debtors.

17.17. Joinder. In the event a party becomes a Pledgor (the “New Pledgor”) hereunder, pursuant to a Joinder Agreement, upon execution of such Joinder Agreement, the New Pledgor shall be bound by all the terms and conditions hereof to the same extent as though the New Pledgor had originally executed this Pledge Agreement. The addition of the New Pledgor shall not in any manner affect the Secured Obligations of the other Pledgors hereunder. Each Pledgor hereto acknowledges that Schedule I may be amended or modified in connection with the addition of any New Pledgor to reflect information relating to such New Pledgor.

17.18. Acknowledgement. Each Pledgor acknowledges receipt of a copy of this Agreement.

17.19. Attachment. Each Pledgor and the Collateral Agent hereby acknowledge that (a) value has been given and (b) each Pledgor has rights in the Pledged Equity Securities. Each Pledgor and the Collateral Agent agree that the Collateral Agent’s security interest and Lien in the Pledged Equity Securities shall attach as of that date hereof.

17.20. Other Security; Marshaling.

(a) To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including real property and securities owned by a Pledgor or any other Person), or by a guarantee agreement, endorsement or property of any other Person, then the Collateral Agent and the other Secured Parties shall have the right to proceed against such other property, guarantee agreement or endorsement upon the occurrence and during the continuance of any Event of Default, and the Collateral Agent and the other Secured Parties have the right, in their sole discretion, to determine which rights, security, Liens, security interests or remedies the Collateral Agent and the other Secured Parties shall at any time thereafter pursue or take, or at any time relinquish, subordinate or modify with respect thereto, without in any way modifying or affecting any of them or any of the Collateral Agent’s and the other Secured Parties’ rights or the Secured Obligations under this Pledge Agreement, under any other of the Credit Documents or otherwise.

(b) The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Pledged Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Pledge Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Pledgor hereby irrevocably waives the benefits of all such laws.

17.21. Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the other Secured Parties to exercise any right, remedy or option under this Pledge Agreement, any other Credit Document or as provided by law, or any delay by the Collateral Agent or the other Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the other Secured Parties shall only be granted as provided herein. To the extent permitted by law, neither the Collateral Agent, the other Secured Parties, nor any party acting as attorney for the Collateral Agent or the other Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder, as determined by a final non-appealable judgment of a court of competent jurisdiction. The rights and remedies of the Collateral Agent and the other Secured Parties under this Pledge Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the other Secured Parties may have.

17.22. Assignment by the Secured Parties. Subject to Section 8.05(c) of the Credit Agreement, any of the Secured Parties may from time to time assign all or any portion of its rights and obligations under the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of such Secured Party under this Pledge Agreement in relation thereto.

17.23. Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of the Secured Parties.

17.24. Joint and Several Obligations of Pledgors.

(a) Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Parties under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b) Each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement or the other Credit Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c) Notwithstanding anything provided in clauses (a) and (b) of this Section 17.24, no Pledgor (other than CBII) shall be liable, directly or indirectly, for any Secured Obligations of CBII.

17.25. Lender Rate Contracts. So long as the terms thereof are in compliance with the Credit Agreement, each Lender Rate Contract shall be secured by the Lien of this Pledge Agreement to the extent, and, notwithstanding any other provision, if any, in this Pledge Agreement, only to the extent provided in the Credit Agreement, including Section 7.07 of the Credit Agreement. Such security shall be on a silent basis, so that, notwithstanding any other provision, if any, in this Pledge Agreement, the Credit Agreement or any other Credit Document, no holders of Lender Rate Contracts shall be able to take any action in respect of the Collateral nor instruct the Collateral Agent or the Required Lenders to take any action in respect of the Collateral.

17.26. Construction. This Pledge Agreement is the result of negotiations among, and has been reviewed by, the Pledgors, the Collateral Agent and their respective counsel. Accordingly, this Pledge Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Pledgors, the Collateral Agent or any other Secured Party.

17.27. Release of Liability of Pledgor. In the event that all of the capital stock or other Equity Interests of one or more Pledgors is sold or otherwise disposed of (except to any of the CBII Entities) or liquidated in compliance with the requirements of the Credit Agreement and the proceeds of such sale, disposition or liquidation are applied as permitted or required by the terms of the Credit Agreement, such Pledgor shall, upon consummation of such sale or other disposition, be released from this Pledge Agreement automatically and without further action and this Pledge Agreement shall, as to each such Pledgor, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the Equity Interests of any Pledgor shall be deemed to be a sale of such Pledgor for purposes of this Section 17.27).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

B C SYSTEMS, INC.

By:
Name:
Title:

CHIQUITA BRANDS INTERNATIONAL, INC.

By:
Name:
Title:

CHIQUITA BRANDS L.L.C.

By:
Name:
Title:

CHIQUITA FRESH NORTH AMERICA L.L.C.

By:
Name:
Title:

CHIQUITA INTERNATIONAL LIMITED

By:
Name:
Title:

PLEDGE AGREEMENT

FRESH EXPRESS INCORPORATED

By:
Name:
Title:

FRESH INTERNATIONAL CORP.

By:
Name:
Title:

VERDELLI FARMS, INC.

By:
Name:
Title:

COLLATERAL AGENT:

COÖPERATIEVE CENTRALE RAIFFEISEN – BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

PLEDGE AGREEMENT

SCHEDULE I

Pledged Interests

CONSENT

(Limited Liability Company)

                             , a                  limited liability company (the “Pledged Company”), hereby consents and agrees to cause to be registered on its books and records the pledge of all of                 ’s (“Pledgor”) right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement defined below). The Pledged Company acknowledges that it is familiar with that certain Pledge Agreement among Chiquita Brands International, Inc. (“CBII”), Chiquita Brands L.L.C. (the “Borrower”), each other Person which is a party thereto as a Pledgor (as defined in therein) and Coöperatieve Centrale Raiffeisen - Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Collateral Agent, dated as of March 31, 2008 (as modified, amended, extended, restated, amended and restated or supplemented from time to time, the “Pledge Agreement”), and agrees that, without the need for any further consent of any other person, it will abide by all notices and instructions relating to the Pledged Collateral sent by the Collateral Agent. All notices to the Pledged Company should be sent to its address set forth below. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Pledge Agreement.

The Pledged Company agrees that all amounts which it may from time to time owe to the Pledgor under its Organizational Documents shall, following written notice by the Administrative Agent or the Collateral Agent to the Pledged Company that an Event of Default under the Credit Agreement has occurred and is continuing, be paid, in immediately available funds, directly to the Collateral Agent without off-set or counterclaim for application on account of the Secured Obligations. In the event the Collateral Agent duly demands payment from the Pledged Company pursuant to the foregoing Pledge Agreement and the Pledged Company shall fail to make payment thereof within 30 days thereof, the Pledged Company shall pay the Collateral Agent all costs of enforcing the Collateral Agent’s rights against the Pledged Company (including attorney’s and paralegal fees) together with interest at the rate set forth in Section 2.07(c) of the Credit Agreement on all amounts owing to the Collateral Agent from the date of such demand to the date of payment. Any and all payments made by the Pledged Company to the Collateral Agent in accordance with the preceding sentence shall be deemed payments to the Pledgor.

The Pledged Company further agrees that, notwithstanding any provision of its Organizational Documents to the contrary, and so long as the pledge under the Pledge Agreement is in effect, no further consent of the Pledged Company shall be required to permit a pledge of any Pledgor’s interest in the Pledged Company to be substituted for a member under the Organizational Documents of the Pledged Company upon valid exercise of the rights of the Collateral Agent under the Pledge Agreement with respect to such Pledgor’s interest in the Pledged Company. Upon the valid exercise of the Collateral Agent’s rights under the Pledge Agreement, and valid foreclosure on such Pledgor’s interest in the Pledged Company, the pledge, or any purchaser of such interest from the pledge, shall be substituted for the members as a member under the Organizational Documents of the Pledged Company, and such substituted member shall have full rights and powers as a member thereunder.

PLEDGED COMPANY:

,

a limited liability corporation/company

By: ,
its Managing Member

By:
Title:

Address:
c/o Chiquita Brands L.L.C. 250 East Fifth Street Cincinnati, Ohio 45202

Attention: Tel. No. Fax No. E-mail:

With a copy to:

General Counsel Tel. No. Fax No. E-mail:

ACKNOWLEDGMENT AND CONSENT BY

ISSUER(S) OF PLEDGED SHARES

(Corporation)

The undersigned hereby acknowledges receipt of a copy of that certain Pledge Agreement among Chiquita Brands International, Inc. (“CBII”), Chiquita Brands L.L.C. (the “Borrower”), each other Person which is a party thereto as a Pledgor (as defined in therein) and Coöperatieve Centrale Raiffeisen - Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Collateral Agent, dated as of March 31, 2008 (as modified, amended, extended, restated, amended and restated or supplemented from time to time, the “Pledge Agreement”). The undersigned agrees for the benefit of the Collateral Agent as follows:

1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. Upon the occurrence and during the continuance of an Event of Default, the undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 7.02 of the Pledge Agreement.

3. The terms of Sections 5.01 and 5.02 and Article XII of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of the undersigned pursuant to Sections 5.01, 5.02 and Article XII of the Pledge Agreement.

4. The undersigned hereby (a) acknowledges receipt of a copy of the foregoing Pledge Agreement, (b) waives any rights or requirements at any time hereafter to receive a copy of the Pledge Agreement in connection with the registration of any Pledged Equity Securities (as defined in the Pledge Agreement) in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent and (c) agrees promptly to note on its books and records the grant of the security interest in the Equity Securities of the undersigned as provided in such Pledge Agreement. The undersigned consents to the execution and delivery of the Pledge Agreement and the security interests and Liens created thereby and absolutely postpones any and all rights to a Lien on the Pledged Equity Securities or dividends declared on the Pledged Equity Securities to the rights of the Collateral Agent with respect to the Pledged Equity Securities thereunder.

By:
Name:
Title:

Address: c/o Chiquita Brands L.L.C. 250 East Fifth Street Cincinnati, Ohio 45202

Attention: Tel. No. Fax No. E-mail:

With a copy to: General Counsel Tel. No. Fax No. E-mail:

EXHIBIT A

PLEDGE INSTRUCTION

BY THIS PLEDGE INSTRUCTION, dated             , 200  ,                      (the “Member”), hereby instructs                     , a              limited liability company (the “Pledged Company”), to register a pledge in favor of Coöperatieve Centrale Raiffeisen - Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as collateral agent (the “Collateral Agent”) for itself and the other Secured Parties (under and as defined in that certain Credit Agreement dated as of March 31, 2008), of all of the Member’s, right, title and interest in and to the Pledged Collateral, whether now owned or hereafter acquired by the Member (the “Membership Interest”).

1. PLEDGE INSTRUCTIONS. The Pledged Company is hereby instructed by the Member to register all of the Member’s right, title and interest in and to all of the Member’s interests and/or membership interests in the Pledged Company as subject to a pledge and Pledge Agreement in favor of the Collateral Agent (in accordance with and subject to that certain Pledge Agreement, in the form as Annex A) which, upon such registration, shall become the registered pledgee of the Membership Interest with all rights incident thereto.

2. INITIAL TRANSACTION STATEMENT. The Pledged Company is further instructed by the Member to promptly inform the Collateral Agent of the registration of the pledge by sending the initial transaction statement, in the form as Annex B, to Coöperatieve Centrale Raiffeisen - Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Collateral Agent, 245 Park Avenue, 37th Floor, New York, New York 10167-0062, Attention: Loan Syndications.

3. WARRANTIES OF THE MEMBER. The Member hereby warrants that (a) the Member is an appropriate person to originate this instruction; and (b) the Member is entitled to effect the instruction contained herein.

[signature page follows]

-i-

IN WITNESS WHEREOF, the Member has caused this Pledge Instruction to be duly signed and delivered as of the date first above written.

MEMBER:

By: ,
a

[By: ,
its Managing Member

By:
Title:

Address: c/o Chiquita Brands L.L.C. 250 East Fifth Street Cincinnati, Ohio 45202

Attention: Tel. No. Fax No. E-mail:

With a copy to: General Counsel Tel. No. Fax No. E-mail:

-ii-

ANNEX A

to

Pledge Instruction

Form of Pledge Agreement

-iii-

ANNEX B

to

Pledge Instruction

Form of Initial Transaction Statement

Coöperatieve Centrale Raiffeisen –

Boerenleenbank B.A., “Rabobank

Nederland”, New York Branch,

as the Collateral Agent

245 Park Avenue, 37th Floor

New York, New York 10167-0062

Attention: Loan Syndications

On                  , 20    , the undersigned,                             , a                                          limited liability company (the “Pledged Company”), caused the pledge of 100% of the interests in the Pledged Company (the “Membership Interest”) by                     , in favor of Coöperatieve Centrale Raiffeisen - Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Collateral Agent, to be registered on the books and records of the Pledged Company. Except for the terms and conditions contained in the [Limited Liability Company Agreement] of the Pledged Company, the undersigned has no knowledge of any Liens, restrictions or adverse claims to which the Membership Interest is or may be subject, as of the date hereof.

,
a limited liability company

By:	,
its Managing Member

By:
Title:

-iv-

EXHIBIT J

[FORM OF] PARENT GUARANTEE AGREEMENT

THIS PARENT GUARANTEE AGREEMENT (this “Guarantee Agreement”) dated as of March 31, 2008 is made by CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (the “Guarantor”), in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

RECITALS

A. The Guarantor is the parent, and owns as of the date hereof 100% of the outstanding equity, of CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Company”).

B. Pursuant to that certain Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement) by and among the Company, the Guarantor, each of the Lenders party thereto from time to time, Coöperative Centrale Raiffeisen – Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), as Swing Line Lender, and as an L/C Issuer, and the other Persons party thereto, the Lenders are willing to make certain financial accommodations available to the Company from time to time pursuant to the terms and conditions thereof.

C. In order to induce the Lenders to enter into the Credit Agreement and the other Credit Documents and to induce the Lenders to make financial accommodations to the Company as provided for in the Credit Agreement, the Guarantor has agreed to execute and deliver this Guarantee Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit under the Credit Agreement and the Lenders or Lenders’ Affiliates to enter into Lender Rate Contracts from time to time, the Guarantor hereby agrees as follows:

Section 1. Guarantee. (a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and prompt payment and performance when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Secured Obligations now or hereafter existing (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Secured Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Secured Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses

(including fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guarantee Agreement or any other Credit Document. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to any Secured Party under or in respect of the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b) The Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guarantee Agreement or any other Guarantee Agreement, the Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Credit Documents.

Section 2. Guarantee Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liabilities and obligations of the Guarantor under or in respect of this Guarantee Agreement are independent of the Guaranteed Obligations or any other liabilities or obligations of any other Loan Party under or in respect of the Credit Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Company or any other Loan Party or whether the Company or any other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guarantee Agreement shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other liabilities or obligations of any other Loan Party under or in respect of the Credit Documents, or any other amendment or waiver of or any consent to departure from any Credit Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other Guarantee Agreement, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed

Obligations or any other liabilities or obligations of any Loan Party under the Credit Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute or deliver any other Guarantee Agreement or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Company or any other Loan Party or otherwise, all as though such payment had not been made.

Section 3. Waivers and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee Agreement and acknowledges that this Guarantee Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the liabilities or obligations of the Guarantor hereunder.

(d) The Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon the Guarantor and without affecting the liability of the Guarantor under this Guarantee Agreement, foreclose under any mortgage by nonjudicial sale, and the Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against the Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Credit Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Company, any other Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s liabilities or obligations under or in respect of this Guarantee Agreement or any other Credit Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Company, any other Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Company, any other Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement shall have been indefeasibly paid in full in cash, all Letters of Credit and all Lender Rate Contracts shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (b) the applicable Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Lender Rate Contracts, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guarantee Agreement thereafter arising. If (i) the Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement shall have been indefeasibly paid in full in cash, (iii) the applicable Termination Date shall have occurred and (iv) all Letters of Credit and all Lender Rate Contracts shall have expired or been terminated, the Secured Parties will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guarantee Agreement.

Section 5. Taxes on Payments. (a) Payments Free of Taxes. Any and all payments by or for the account of the Guarantor hereunder, or in respect of this Guarantee Agreement or any other Credit Document, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes (and franchise taxes imposed in lieu thereof) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such tax, levy, impost or withholding or any Governmental Authority, political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under this Guarantee Agreement being hereinafter referred to as “Taxes”). If the Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable under this Guarantee Agreement or other Credit Documents to any Lender, (i) the Guarantor shall make all such deductions or withholdings, (ii) the Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority, taxation authority or other authority in accordance with applicable law and (iii) the sum payable by the Guarantor shall be increased as may be necessary so that after the Guarantor, the Administrative Agent and such Lender, as the case may be, have made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 5) the Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, provided that the Guarantor shall not be required to pay any additional amounts in respect of any Taxes pursuant to this Section 5(a) to the extent that (i) such Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the other Credit Documents to a Lender which is not organized under the laws of the US or a state thereof (including the District of Columbia) at the time such Lender becomes a party to the Credit Documents (or designates a new lending office outside the US or after becoming a party to the Credit Documents becomes organized under laws outside the US or a state thereof) or is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with delivery of appropriate documentation in accordance with Section 5(e) hereof, except to the extent that (x) such Lender (or its Assignee Lender, if any) was entitled, at the time of designation of a new lending office outside the US or a state thereof (or at the time of assignment to the Assignee Lender), to receive additional amounts from the Guarantor with respect to such Taxes or (y) such Lender is an Assignee Lender and/or Replacement Lender, as the case may be, becoming a party to the Credit Documents at the Company’s request.

(b) Other Taxes. In addition, the Guarantor shall pay to the relevant Governmental Authority or taxing authority in accordance with applicable law, and indemnify and hold the Administrative Agent and Lenders harmless from, any present or future stamp, documentary, excise, intangible, property, mortgage recording or similar taxes, charges or levies that arise from the delivery or registration of, performance under, or otherwise with respect to, this Guarantee Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(c) Indemnity. The Guarantor shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including Governmental Charges, penalties, additions to tax, interest and expenses, other than to the extent arising as a result of the Lender’s or Administrative Agent’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

(d) Tax Receipt. Within 30 days after the date of any payment of Taxes in respect of this Guarantee Agreement, the Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

(e) Withholding Exemption Certificates. Within 30 days after becoming a party hereto and on or before the date, if any, that any Lender (or participant, as applicable) changes its applicable lending office by designating a different lending office, and from time to time thereafter as reasonably requested in writing by Administrative Agent or the Guarantor (but only so long thereafter as such Lender remains lawfully able to do so): (i) each Lender that is a US Person that is not a “domestic” corporation (as defined in IRC Section 7701) shall provide each of the Administrative Agent and the Guarantor with one original US Internal Revenue Service Form W-9, or any successor or other form prescribed by the US Internal Revenue Service, properly completed and duly executed by an officer, and reasonably satisfactory to the Administrative Agent and the Guarantor and (ii) each Lender that is organized under the laws of a jurisdiction outside the US shall provide each of the Administrative Agent and the Guarantor with (A) either (1) two original US Internal Revenue Service Forms W-8ECI, W-8BEN or W-8IMY, as appropriate, or any successor or other form prescribed by the US Internal Revenue Service, properly completed and duly executed by an officer, and reasonably satisfactory to the Administrative Agent and the Guarantor or (2) a certificate that it is not (x) a “bank” (as defined in IRC Section 881(c)(3)(A)), (y) a 10% shareholder (within the meaning of IRC Section 871(h)(3)(B)) of the Guarantor or (z) a controlled foreign corporation related to the Guarantor (within the meaning of IRC Section 864(d)(4)), and (A) two original US Internal Revenue Service Form W-8BEN or Form W-8IMY, as appropriate, or any successor or other form prescribed by the US Internal Revenue Service, properly completed and duly executed by an officer, and reasonably satisfactory to the Administrative Agent and the Guarantor. Each Lender shall deliver such new forms and documents prescribed by the US Internal Revenue Service upon the expiration or obsolescence of any previously delivered forms or other documents referred to in this Section 5, or after the occurrence of any event requiring a change in the most recent forms or other documents delivered by such Lender. Each Lender shall promptly provide written notice to each of the Administrative Agent and the Guarantor at any time it determines that it is no longer in a position to provide any previously delivered form or other document (or any other form of certification adopted by the US Internal Revenue Service for such purpose). Each Lender providing one or more forms or certificates pursuant to this Section 5(e) hereby represents, covenants and warrants the accuracy of the information provided therein.

(f) Tax Returns. Nothing contained in this Section 5 shall require any Lender or the Administrative Agent to make available any of its tax returns or any other information that it deems to be confidential or proprietary. Nothing herein contained shall interfere with the rights of each Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, each Lender shall be under no obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of such deduction or withholding in priority to any other claims, reliefs, credits or deductions available to it or to disclose any information relating to its tax affairs.

(g) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes (or a credit therefor) as to which it has been indemnified by the Guarantor or with respect to which the Guarantor has paid additional amounts pursuant to this Section 5, it shall pay to the Guarantor an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Section 5 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or any such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Guarantor, upon the request of the Administrative Agent or any such Lender, agrees to repay the amount paid over to the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or any such Lender in the event the Administrative Agent or any such Lender is required to repay such refund to such Governmental Authority. This Section 5(g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Guarantor or any other Person.

Section 6. Representations and Warranties. As of the date hereof and as of the date of each Credit Event, the Guarantor represents to the Administrative Agent and the other Secured Parties, subject to the qualifications in Article IV and elsewhere of the Credit Agreement, that each of the representations and warranties applicable to it under the Credit Agreement are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) as if made by such Guarantor.

Section 7. Covenants. (a) The Guarantor agrees to comply with and be bound by each of the covenants, agreements and conditions in the Credit Agreement applicable to it.

(b) Until the termination of the Commitments and the satisfaction in full by the Company of all Obligations (other than Unaccrued Indemnity Claims), and unless the

Required Lenders shall otherwise consent in writing, the Guarantor will comply and/or will cause the Company and/or each of the other Significant Parties, as applicable, to comply with (i) each of the affirmative covenants set forth in Section 5.01 of the Credit Agreement, (ii) each of the negative covenants set forth in Section 5.02 of the Credit Agreement, and (iii) each of the Financial Covenants set forth in Section 5.03 of the Credit Agreement, as if the Guarantor were a party to the Credit Agreement.

Section 8. Amendments, Etc. Neither this Guarantee Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of the Administrative Agent, on behalf of itself and the other Secured Parties. The Administrative Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of the Administrative Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Administrative Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Administrative Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

Section 9. Notices, Etc. All notices required or permitted to be given under this Guaranty Agreement shall be in conformance with Section 8.01 of the Credit Agreement; all notices to the Administrative Agent shall be sent to the address of the Administrative Agent set forth on Schedule IV to the Credit Agreement, all notices to a Lender shall be sent to the address of such Lender set forth on the Register and all notices to the Guarantor shall be sent to the Guarantor’s address as set forth on Schedule 9 hereof.

Section 10. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11. Right of Set-off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Guarantor, any such notice and consent being expressly waived by the Guarantor to the extent permitted by applicable laws upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Secured Obligations any amount owing from such Lender to the Guarantor. The aforesaid right of set-off may be exercised by such Lender against the Guarantor or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Guarantor or against anyone else claiming through or against the Guarantor or such trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the Guarantor after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 12. Survival. Without prejudice to the survival of any of the other agreements of the Guarantor under this Guarantee Agreement or any of the other Credit Documents, the agreements and obligations of the Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guarantee Agreement.

Section 13. Subordination. The Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to the Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

(a) Prohibited Payments, Etc. The Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations unless an Event of Default has occurred and is continuing that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), and the Administrative Agent has delivered notice to the Guarantor that such payments may not be made or received. After the occurrence and during the continuance of any Event of Default that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) and delivery of such notice, however, unless the Administrative Agent otherwise agrees, the Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any other Loan Party, the Guarantor agrees that the Secured Parties shall be entitled to receive indefeasible payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before the Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Event of Default that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any

Debtor Relief Law relating to any other Loan Party) and delivery by the Administrative Agent of the notice described in Section 13(a), the Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee Agreement.

(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) and delivery by the Collateral Agent of the notice described in Section 13(a), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

Section 14. Continuing Guarantee; Assignments under the Credit Agreement. This Guarantee Agreement is a continuing Guarantee and shall (a) remain in full force and effect until the latest of (i) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (ii) the applicable Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Lender Rate Contracts, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 8.05 of the Credit Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the requisite Lenders required under Section 8.04 of the Credit Agreement.

Section 15. Execution in Counterparts. This Guarantee Agreement and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Guaranty Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 16. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

(b) Submission to Jurisdiction. The Guarantor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York County and the courts of the US located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Guarantee Agreement may be brought against such party in any such courts. Final judgment against the Guarantor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 16(b) shall affect the right of the Administrative Agent or any other Secured Party to commence legal proceedings or otherwise sue the Guarantor in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Guarantor in any manner authorized by the laws of any such jurisdiction. The Guarantor agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. The Guarantor irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the US; (d) any immunity which it or its assets may have in respect of its obligations under this Guarantee Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Guarantee Agreement or any other Credit Document to post security for the costs of the Guarantor or to post a bond or to take similar action.

(c) WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR, AND, BY ITS ACCEPTANCE HEREOF, THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

Section 17. No Liability of the Administrative Agent. Neither the Administrative Agent nor any other Secured Party shall have any liability to the Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by the Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on the Administrative Agent and such other Secured Party, as the case may be, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of the Administrative Agent or such other Secured Party, as the case may be, as determined by a final non-appealable judgment of a court of competent jurisdiction. In any such litigation, each of the Administrative Agent and the other Secured Parties shall be entitled to the benefit of the rebuttable presumption each of the Administrative Agent and the other Secured Parties acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Credit Agreement and the other Credit Documents.

Section 18. Partial Invalidity. If at any time any provision of this Guarantee Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty Agreement nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction shall in any way be affected or impaired thereby.

Section 19. Lender Rate Contracts. So long as the terms thereof are in compliance with the Credit Agreement, each Lender Rate Contract shall be guaranteed by this Guarantee Agreement to the extent, and, notwithstanding any other provision, if any, in this Guarantee Agreement, only to the extent provided in the Credit Agreement, including Section 7.07 of the Credit Agreement. Such guarantee shall be on a silent basis, so that, notwithstanding any other provision, if any, in this Guarantee Agreement, the Credit Agreement or any other Credit Document, no holders of Lender Rate Contracts shall be able to take any action in respect of this Guarantee Agreement nor instruct the Administrative Agent or the Required Lenders to take any action in respect of this Guarantee Agreement.

Section 20. Construction. This Guarantee Agreement is the result of negotiations among, and has been reviewed by, the Guarantor, the Administrative Agent and their respective counsel. Accordingly, this Guarantee Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Guarantor, the Administrative Agent or any other Secured Party.

Section 21. Interpretation. The provisions of Sections 1.04, 1.05, 1.07, 1.10 and 1.11 of the Credit Agreement are hereby incorporated into this Guarantee Agreement by reference.

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CHIQUITA BRANDS INTERNATIONAL, INC.

By
Name:
Title:

PARENT GUARANTEE AGREEMENT

EXHIBIT K

[FORM OF] SUBSIDIARY GUARANTEE AGREEMENT

THIS SUBSIDIARY GUARANTEE AGREEMENT (this “Guarantee Agreement”) dated as of March 31, 2008, is made by the Persons listed on the signature pages hereof under the caption “Subsidiary Guarantors” and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

RECITALS

A. Each of the Guarantors as of the time of execution hereof is a Subsidiary of Chiquita Brands L.L.C., a Delaware limited liability company (the “Company”).

B. Pursuant to that certain Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement) by and among the Company, Chiquita Brands International, Inc., a New Jersey corporation (“CBII”), each of the Lenders party thereto from time to time, Coöperatieve Centrale Raiffeisen - Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), as Swing Line Lender, and as an L/C Issuer, and the other Persons party thereto, the Lenders are willing to make certain financial accommodations available to the Company from time to time pursuant to the terms and conditions thereof.

C. In order to induce the Lenders to enter into the Credit Agreement and the other Credit Documents and to induce the Lenders to make financial accommodations to the Company as provided for in the Credit Agreement, the Guarantors have agreed to execute and deliver this Guarantee Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit under the Credit Agreement and the Lenders or the Lenders’ Affiliates to enter into Lender Rate Contracts from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Section 1. Guarantee; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and prompt payment and performance when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Secured Obligations now or hereafter existing (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Secured Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Secured Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guarantee Agreement or any other Credit Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to any Secured Party under or in respect of the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b) Each Guarantor, and by its acceptance of this Guarantee Agreement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guarantee Agreement and the liabilities and obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guarantee Agreement and the liabilities and obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the liabilities and obligations of each Guarantor under this Guarantee Agreement at any time shall be limited to the maximum amount as will result in the liabilities and obligations of such Guarantor under this Guarantee Agreement not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(f) or (g) of the Credit Agreement or the Bankruptcy Code, or any similar foreign, federal or state law for the relief of debtors.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guarantee Agreement or any other Guarantee Agreement (other than the Parent Guarantee Agreement), such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor (other than the Parent Guarantor) and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Credit Documents.

(d) Notwithstanding anything to the contrary set forth herein, no Guarantor hereunder guarantees or shall guarantee, directly or indirectly, any Secured Obligations of CBII.

Section 2. Guarantee Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liabilities and obligations of each Guarantor under or in respect of this Guarantee Agreement are independent of the Guaranteed Obligations or any other liabilities or obligations of any other Loan Party under or in respect of the Credit Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Company or any other Loan Party or whether the Company or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guarantee Agreement shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other liabilities or obligations of any other Loan Party under or in respect of the Credit Documents, or any other amendment or waiver of or any consent to departure from any Credit Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other Guarantee Agreement, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other liabilities or obligations of any Loan Party under the Credit Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute or deliver this Guarantee Agreement, any Guarantee Supplement (as hereinafter defined) or any other Guarantee Agreement or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Company or any other Loan Party or otherwise, all as though such payment had not been made.

Section 3. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee Agreement and acknowledges that this Guarantee Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the liabilities or obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guarantee Agreement, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Credit Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Company, any other Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s liabilities or obligations under or in respect of this Guarantee Agreement or any other Credit Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Company, any other Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Company, any other Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement shall have been indefeasibly paid in full in cash, all Letters of Credit and all Lender Rate Contracts shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (b) the applicable Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Lender Rate Contracts, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guarantee Agreement thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement shall have been indefeasibly paid in full in cash, (iii) the applicable Termination Date shall have occurred and (iv) all Letters of Credit and all Lender Rate Contracts shall have expired or been terminated, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guarantee Agreement.

Section 5. Taxes on Payments. (a) Payments Free of Taxes. Any and all payments by or for the account of any Guarantor hereunder, or in respect of this Guarantee Agreement or any other Credit Document, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes (and franchise taxes imposed in lieu thereof) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such tax, levy, impost or withholding or any Governmental Authority, political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under this Guarantee Agreement being hereinafter referred to as “Taxes”). If any Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable under this Guarantee Agreement or other Credit

Documents to any Lender, (i) such Guarantor shall make all such deductions or withholdings, (ii) such Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority, taxation authority or other authority in accordance with applicable law and (iii) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor, the Administrative Agent and such Lender, as the case may be, have made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 5) the Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, provided that such Guarantor shall not be required to pay any additional amounts in respect of any Taxes pursuant to this Section 5(a) to the extent that (i) such Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the other Credit Documents to a Lender which is not organized under the laws of the US or a state thereof (including the District of Columbia) at the time such Lender becomes a party to the Credit Documents (or designates a new lending office outside the US or after becoming a party to the Credit Documents becomes organized under laws outside the US or a state thereof) or is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with delivery of appropriate documentation in accordance with Section 5(e) hereof, except to the extent that (x) such Lender (or its Assignee Lender, if any) was entitled, at the time of designation of a new lending office outside the US or a state thereof (or at the time of assignment to the Assignee Lender), to receive additional amounts from such Guarantor with respect to such Taxes or (y) such Lender is an Assignee Lender and/or Replacement Lender, as the case may be, becoming a party to the Credit Documents at the Company’s request.

(b) Other Taxes. In addition, each Guarantor shall pay to the relevant Governmental Authority or taxing authority in accordance with applicable law, and indemnify and hold the Administrative Agent and Lenders harmless from, any present or future stamp, documentary, excise, intangible, property, mortgage recording or similar taxes, charges or levies that arise from the delivery or registration of, performance under, or otherwise with respect to, this Guarantee Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(c) Indemnity. Each Guarantor shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including Governmental Charges, penalties, additions to tax, interest and expenses, other than to the extent arising as a result of such Lender’s or the Administrative Agent’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

(d) Tax Receipt. Within 30 days after the date of any payment of Taxes in respect of this Guarantee Agreement, such Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

(e) Withholding Exemption Certificates. Within 30 days after becoming a party hereto and on or before the date, if any, that any Lender (or participant, as applicable) changes its applicable lending office by designating a different lending office, and from time to time thereafter as reasonably requested in writing by the Administrative Agent or any Guarantor (but only so long thereafter as such Lender remains lawfully able to do so): (i) each Lender that is a US Person that is not a “domestic” corporation (as defined in IRC Section 7701) shall provide each of the Administrative Agent and such Guarantor with one original US Internal Revenue Service Form W-9, or any successor or other form prescribed by the US Internal Revenue Service, properly completed and duly executed by an officer, and reasonably satisfactory to the Administrative Agent and such Guarantor and (ii) each Lender that is organized under the laws of a jurisdiction outside the US shall provide each of the Administrative Agent and such Guarantor with (A) either (1) two original US Internal Revenue Service Forms W-8ECI, W-8BEN or W-8IMY, as appropriate, or any successor or other form prescribed by the US Internal Revenue Service, properly completed and duly executed by an officer, and reasonably satisfactory to the Administrative Agent and such Guarantor or (2) a certificate that it is not (x) a “bank” (as defined in IRC Section 881(c)(3)(A)), (y) a 10% shareholder (within the meaning of IRC Section 871(h)(3)(B)) of such Guarantor or (z) a controlled foreign corporation related to such Guarantor (within the meaning of IRC Section 864(d)(4)), and (A) two original US Internal Revenue Service Form W-8BEN or Form W-8IMY, as appropriate, or any successor or other form prescribed by the US Internal Revenue Service, properly completed and duly executed by an officer, and reasonably satisfactory to the Administrative Agent and such Guarantor. Each Lender shall deliver such new forms and documents prescribed by the US Internal Revenue Service upon the expiration or obsolescence of any previously delivered forms or other documents referred to in this Section 5, or after the occurrence of any event requiring a change in the most recent forms or other documents delivered by such Lender. Each Lender shall promptly provide written notice to each of the Administrative Agent and such Guarantor at any time it determines that it is no longer in a position to provide any previously delivered form or other document (or any other form of certification adopted by the US Internal Revenue Service for such purpose). Each Lender providing one or more forms or certificates pursuant to this Section 5(e) hereby represents, covenants and warrants the accuracy of the information provided therein.

(f) Tax Returns. Nothing contained in this Section 5 shall require any Lender or the Administrative Agent to make available any of its tax returns or any other information that it deems to be confidential or proprietary. Nothing herein contained shall interfere with the rights of each Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, each Lender shall be under no obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of such deduction or withholding in priority to any other claims, reliefs, credits or deductions available to it or to disclose any information relating to its tax affairs.

(g) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes (or a credit therefor) as to which it has been indemnified by a Guarantor or with respect to which such Guarantor has paid additional amounts pursuant to this Section 5, it shall pay to such Guarantor an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by such Guarantor under this Section 5 with respect to the Taxes or

Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or any such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Guarantor, upon the request of the Administrative Agent or any such Lender, agrees to repay the amount paid over to such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or any such Lender in the event the Administrative Agent or any such Lender is required to repay such refund to such Governmental Authority. This Section 5(g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Guarantor or any other Person.

Section 6. Representations and Warranties. As of the date hereof and as of the date of each Credit Event, each Guarantor represents to the Administrative Agent and the other Secured Parties, subject to the qualifications in Article IV and elsewhere of the Credit Agreement, that each of the representations and warranties applicable to it under the Credit Agreement are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) as if made by such Guarantor.

Section 7. Covenants. Each Guarantor agrees to comply with and be bound by each of the covenants, agreements and conditions in the Credit Agreement applicable to it as if such Guarantor were a party to the Credit Agreement.

Section 8. Amendments, Guarantee Supplements, Etc. (a) Neither this Guarantee Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of the Administrative Agent, on behalf of itself and the other Secured Parties. The Administrative Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of the Administrative Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Administrative Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Administrative Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

(b) Upon the execution and delivery by any Person of a guarantee supplement in substantially the form of Exhibit A hereto (each, a “Guarantee Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guarantee Agreement to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Credit Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and

(ii) each reference herein to “this Guarantee Agreement”, “hereunder”, “hereof” or words of like import referring to this Guarantee Agreement, and each reference in any other Credit Document to the “Subsidiary Guarantee Agreement”, “thereunder”, “thereof” or words of like import referring to this Guarantee Agreement, shall mean and be a reference to this Guarantee Agreement as supplemented by such Guarantee Supplement.

Section 9. Notices, Etc. All notices required or permitted to be given under this Guaranty Agreement shall be in conformance with Section 8.01 of the Credit Agreement; all notices to the Administrative Agent shall be sent to the address of the Administrative Agent set forth on Schedule IV to the Credit Agreement, all notices to a Lender shall be sent to the address of such Lender set forth on the Register and all notices to any Guarantor shall be sent to such Guarantor’s address as set forth on Schedule 9 hereof.

Section 10. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11. Right of Set-off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of any Guarantor, any such notice and consent being expressly waived by such Guarantor to the extent permitted by applicable laws upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Secured Obligations any amount owing from such Lender to such Guarantor. The aforesaid right of set-off may be exercised by such Lender against any Guarantor or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Guarantor or against anyone else claiming through or against such Guarantor or such trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify such Guarantor after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 12. Survival. Without prejudice to the survival of any of the other agreements of any Guarantor under this Guarantee Agreement or any of the other Credit Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the indefeasible payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guarantee Agreement.

Section 13. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

(a) Prohibited Payments, Etc. Each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations unless an Event of Default has occurred and is continuing that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), and the Administrative Agent has delivered notice to CBII that such payments may not be made or received. After the occurrence and during the continuance of any Event of Default that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) and delivery of such notice, however, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive indefeasible payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Event of Default that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) and delivery by the Administrative Agent of the notice described in Section 13(a), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guarantee Agreement.

(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default that has not been waived in accordance with Section 8.04 of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) and delivery by the Administrative Agent of the notice described in Section 13(a), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

Section 14. Continuing Guarantee; Assignments under the Credit Agreement. This Guarantee Agreement is a continuing Guarantee and shall (a) remain in full force and effect until the latest of (i) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (ii) the applicable Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Lender Rate Contracts, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 8.05 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the requisite Lenders required under Section 8.04 of the Credit Agreement.

Section 15. Execution in Counterparts. This Guarantee Agreement and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Guaranty Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 16. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

(b) Submission to Jurisdiction. Each Guarantor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York County and the courts of the US located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Guarantee Agreement may be brought against such party in any such courts. Final judgment against any Guarantor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 16(b) shall affect the right of the Administrative Agent or any other Secured Party to commence legal proceedings or otherwise sue each Guarantor in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon each Guarantor in any manner authorized by the laws of any such jurisdiction. Each Guarantor agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. Each Guarantor irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the US; (d) any immunity which it or its assets may have in respect of its obligations under this Guarantee Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Guarantee Agreement or any other Credit Document to post security for the costs of each Guarantor or to post a bond or to take similar action.

(c) EACH OF THE GUARANTORS AND, BY ITS ACCEPTANCE HEREOF, THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

Section 17. No Liability of the Administrative Agent. Neither the Administrative Agent nor any other Secured Party shall have any liability to any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non appealable judgment or court order binding on the Administrative Agent and such other Secured Party, as the case may be, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of the Administrative Agent or such other Secured Party, as the case may be, as determined by a final non-appealable judgment of a court of competent jurisdiction. In any such litigation, each of the Administrative Agent and the other Secured Parties shall be entitled to the benefit of the rebuttable presumption each of the Administrative Agent and the other Secured Parties acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Credit Agreement and the other Credit Documents.

Section 18. Partial Invalidity. If at any time any provision of this Guarantee Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

Section 19. Release of Liability of Guarantor. In the event that all of the capital stock or other Equity Interests of one or more Guarantors is sold or otherwise disposed of (except to any of the CBII Entities) or liquidated in compliance with the requirements of the Credit Agreement and the proceeds of such sale, disposition or liquidation are applied as permitted or required by the terms of the Credit Agreement, such Guarantor shall, upon consummation of such sale or other disposition, be released from this Guarantee Agreement automatically and without further action and this Guarantee Agreement shall, as to each such Guarantor, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the Equity Interests of any Guarantor shall be deemed to be a sale of such Guarantor for purposes of this Section 19).

Section 20. Lender Rate Contracts. So long as the terms thereof are in compliance with the Credit Agreement, each Lender Rate Contract shall be guaranteed by this Guarantee Agreement to the extent, and, notwithstanding any other provision, if any, in this Guarantee Agreement, only to the extent provided in the Credit Agreement, including Section 7.07 of the Credit Agreement. Such guarantee shall be on a silent basis, so that, notwithstanding any other provision, if any, in this Guarantee Agreement, the Credit Agreement or any other Credit Document, no holders of Lender Rate Contracts shall be able to take any action in respect of this Guarantee Agreement nor instruct the Administrative Agent or the Required Lenders to take any action in respect of this Guarantee Agreement.

Section 21. Construction. This Guarantee Agreement is the result of negotiations among, and has been reviewed by, the Guarantors, the Administrative Agent and their respective counsel. Accordingly, this Guarantee Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Guarantors, the Administrative Agent or any other Secured Party.

Section 22. Interpretation. The provisions of Sections 1.04, 1.05, 1.07, 1.10 and 1.11 of the Credit Agreement are hereby incorporated into this Guarantee Agreement by reference.

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IN WITNESS WHEREOF, each Guarantor has caused this Guarantee Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SUBSIDIARY GUARANTORS:

AMERICAN PRODUCE COMPANY

By:
Name:
Title:

B C SYSTEMS, INC.

By:
Name:
Title:

BOCAS FRUIT CO. L.L.C.

By:
Name:
Title:

CHIQUITA BANANA COMPANY B.V.

By:
Name:
Title:

CHIQUITA FRESH NORTH AMERICA L.L.C.

By:
Name:
Title:

SUBSIDIARY GUARANTEE AGREEMENT

CHIQUITA INTERNATIONAL LIMITED

By:
Name:
Title:

COAST CITRUS DISTRIBUTORS HOLDING COMPANY

By:
Name:
Title:

COMPAÑIA BANANERA ATLANTICA LIMITADA

By:
Name:
Title:

FRESH EXPRESS INCORPORATED

By:
Name:
Title:

FRESH HOLDING C.V.

By:
Name:
Title:

SUBSIDIARY GUARANTEE AGREEMENT

FRESH INTERNATIONAL CORP.

By:
Name:
Title:

GREAT WHITE FLEET LTD.

By:
Name:
Title:

TELA RAILROAD COMPANY LIMITED

By:
Name:
Title:

TRANSFRESH CORPORATION

By:
Name:
Title:

VERDELLI FARMS, INC.

By:
Name:
Title:

SUBSIDIARY GUARANTEE AGREEMENT

Exhibit A

To The

Subsidiary Guarantee

FORM OF SUBSIDIARY GUARANTEE SUPPLEMENT

                    ,

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland”, New York Branch, as Administrative Agent

245 Park Avenue

New York, NY 10167-0062

Attention: Loan Syndications

Telecopy No.: 201-499-5326 or 201-499-5327

Re:	Credit Agreement dated as of March 31, 2008, by and among Chiquita Brands L.L.C., a Delaware limited liability company (the “Company”), Chiquita Brands International, Inc., a New Jersey corporation (“CBII”), the Lenders party to the Credit Agreement, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent, and the other Persons party thereto

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to that certain Subsidiary Guarantee Agreement dated as of the date thereof made by the Subsidiary Guarantors party thereto (as amended, supplemented or otherwise modified from time to time, together with this Subsidiary Guarantee Supplement, being the “Subsidiary Guarantee Agreement”). The capitalized terms defined in the Subsidiary Guarantee Agreement or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guarantee; Limitation of Liability.

(a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the full and prompt payment and performance when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Secured Obligations now or hereafter existing (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Secured Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Secured Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Subsidiary Guaranty Supplement, the Subsidiary Guarantee Agreement or any other Credit Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the

Guaranteed Obligations and would be owed by the Company to any Secured Party under or in respect of the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b) The undersigned, and by its acceptance of this Subsidiary Guarantee Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Subsidiary Guarantee Supplement, the Subsidiary Guarantee Agreement and the liabilities and obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Subsidiary Guarantee Supplement, the Subsidiary Guarantee Agreement and the liabilities and obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the liabilities and obligations of the undersigned under this Subsidiary Guarantee Supplement and the Subsidiary Guarantee Agreement at any time shall be limited to the maximum amount as will result in the liabilities and obligations of the undersigned under this Guarantee Supplement and the Subsidiary Guarantee Agreement not constituting a fraudulent transfer or conveyance.

(c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Subsidiary Guarantee Supplement, the Subsidiary Guarantee Agreement, or any other Guarantee Agreement (other than the Parent Guarantee Agreement), the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor other than the Parent Guarantor) and each other guarantor (so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Credit Documents.

(d) Notwithstanding anything to the contrary set forth herein, the undersigned does not guarantee and shall not guarantee, directly or indirectly, any Secured Obligations of CBII.

Section 2. Obligations Under the Guarantee. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guarantee Agreement to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guarantee Agreement to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Credit Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guarantee Agreement to the same extent as each other Guarantor.

Section 4. Execution in Counterparts.

SUBSIDIARY GUARANTEE AGREEMENT

This Subsidiary Guarantee Supplement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Subsidiary Guarantee Supplement shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) This Guarantee Supplement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

(b) The undersigned irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York County and the courts of the US located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Guarantee Supplement may be brought against it in any such courts. Final judgment against the undersigned in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 5(b) shall affect the right of the Administrative Agent or any other Secured Party to commence legal proceedings or otherwise sue the undersigned in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the undersigned in any manner authorized by the laws of any such jurisdiction. The undersigned agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. The undersigned irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the US; (d) any immunity which it or its assets may have in respect of its obligations under this Guarantee Supplement, the Subsidiary Guarantee Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Guarantee Supplement, the Subsidiary Guarantee Agreement or any other Credit Document to post security for the costs of any Guarantor or to post a bond or to take similar action.

SUBSIDIARY GUARANTEE AGREEMENT

(c) EACH OF THE UNDERSIGNED AND, BY ITS ACCEPTANCE HEREOF, THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE SUPPLEMENT, THE SUBSIDIARY GUARANTEE AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By
Title:

SCHEDULE 9

ADDRESSES OF GUARANTORS

SUBSIDIARY GUARANTEE AGREEMENT

EXHIBIT L

[FORM OF] SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is entered into as of March 31, 2008, among CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Company”), each other Person (as defined in the Credit Agreement as defined below) listed on the signature pages hereof under the caption “Obligors” or which becomes a party hereto as a New Obligor (as defined below) pursuant to the joinder provisions of Section 11.17 (hereinafter the Company and all such other Persons are collectively referred to as the “Obligors” or individually referred to as an “Obligor”), and COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), in its capacity as collateral agent for the benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Collateral Agent”).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, Chiquita Brands International, Inc., a New Jersey corporation (“CBII”), each of the Lenders party thereto from time to time, Rabobank, as Administrative Agent (in such capacity, the “Administrative Agent”), as Swing Line Lender, and as an L/C Issuer, and the other Persons party thereto, the Lenders are willing to make certain financial accommodations available to the Company from time to time pursuant to the terms and conditions thereof.

B. The Administrative Agent has agreed to act as the Collateral Agent for the benefit of the Secured Parties in connection with the transactions contemplated by this Security Agreement.

C. In order to induce the Lenders to enter into the Credit Agreement and the other Credit Documents and to induce the Lenders to make financial accommodations to the Company as provided for in the Credit Agreement, the Obligors have agreed to execute and deliver this Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS AND INTERPRETATION.

1.01 Definitions.

Unless otherwise defined herein, (a) capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, (b) terms used herein and defined in the UCC shall have the meaning given in the UCC (to the extent not explicitly set forth herein) and (c) the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Account” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC), now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest and, in any event, shall include all accounts receivable, book debts and other forms of rights to receive payment (other than forms of rights to receive payment evidenced by Chattel Paper or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Obligor (including under any trade name, style or division thereof) whether arising out of goods sold or services rendered by any Obligor or from any other transaction, whether or not the same involves the sale of goods or services by any Obligor (including any such obligation which may be characterized as an account or contract right under the UCC) and all of any such Obligor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any such Obligor’s rights to any goods represented by any of the foregoing (including unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any such Obligor under all purchase orders and contracts for the sale of goods or the performance of services or both by any such Obligor (whether or not yet earned by performance on the part of any such Obligor or in connection with any other transaction), now in existence or hereafter occurring, including the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Cash” means all cash or currency of the US that is legal tender for all public and private debts.

“Chattel Paper” means any “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC (or any other then applicable provision of the UCC), including electronic chattel paper and tangible chattel paper, in each case, now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest.

“Collateral” shall have the meaning assigned to such term in Section 2.01 of this Security Agreement.

“Commercial Tort Claim” means any “commercial tort claim,” as such term is defined in Section 9-102(a)(13) of the UCC (or any other then applicable provision of the UCC), including any Commercial Tort Claims referred to in Schedule 4.16 to this Security Agreement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest, including any Copyright Licenses referred to in Schedule 3.06 to this Security Agreement.

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“Copyrights” means all of the following now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the US, any state thereof or of any other jurisdiction, including any Non-US jurisdiction; (b) registrations, applications and recordings therefor in the US Copyright Office or in any similar office or agency of the US, any state thereof or any other jurisdiction, including any Non-US jurisdiction; (c) any continuations, renewals or extensions thereof; and (d) any registrations to be issued in any pending applications, including any thereof referred to in Schedule 3.06 to this Security Agreement.

“Deposit Account” means any “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC (or any other then applicable provision of the UCC), including any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of any Obligor, or in which any Obligor now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization (including the Administrative Agent and the Collateral Agent or any Affiliate thereof) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“Documents” means any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC (or any other then applicable provision of the UCC), now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest.

“Equipment” means any “equipment,” as such term is defined in Section 9-102(a)(33) of the UCC (or any other then applicable provision of the UCC), now or hereafter owned or acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest and, including all machinery, equipment, fixtures, signage, furniture, furnishings, trade fixtures, vehicles, trucks, mainframe, personal and other computers, terminals and printers and related components and accessories, all copiers, telephonic, video, electronic data-processing, data storage equipment and other similar equipment of any nature whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Farm Products” means any “farm products” as such term is defined in Section 9-102(a)(34) of the UCC, now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest.

“Fixtures” means any “fixtures” as such term is defined in Section 9-102(a)(41) of the UCC, now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the US or any state thereof.

“General Intangibles” means any “general intangibles”, as such term is defined in Section 9-102(a)(42) of the UCC (or any other then applicable provision of the UCC), now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter

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acquires any interest and, in any event, shall include all right, title and interest which any Obligor may now or hereafter have in or under any contract, undertaking, franchise agreement or other agreement (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Obligor may now or hereafter have any right, title or interest, including, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof, all customer lists, Copyrights, Trademarks, Patents and other Intellectual Property of any kind or nature, including under or pursuant to any License, all proprietary or confidential information, inventions (whether or not patented or patentable), interests in limited liability companies, partnerships, joint ventures and other business associations, permits, books and records, goodwill (including the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, Payment Intangibles, Software, Cash and other forms of money or currency, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Instruments” means any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC (or any other then applicable provision of the UCC), now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest, including all notes and all other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means all intellectual property of any kind or nature, including all Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, Patents, Patent Licenses, trade secrets, mask works, source code, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, databases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records.

“Inventory” means any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC (or any other then applicable provision of the UCC), wherever located, now or hereafter owned or acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest, and, including all inventory, goods and other personal property which are held by or on behalf of any Obligor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Obligor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to the Collateral Agent or the other Secured Parties from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of any Obligor or is held by any Obligor or by others for any Obligor’s account, including all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory of any Obligor which may be located on the premises of any such Obligor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

“Investment Property” means any “investment property,” as such term is defined in Section 9-102(a)(49) of the UCC (or any other then applicable provision of the UCC), now

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owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest, including all certificated securities, uncertificated securities, security entitlements, Securities Accounts, commodity contracts and commodity accounts as each such term not otherwise defined herein is defined in the UCC or any other then applicable provision of the UCC.

“Letter-of-Credit Right” means “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC (or any other then applicable provision of the UCC) now or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests in Intellectual Property now held or hereafter acquired by or in which any Obligor now holds or hereafter acquires any interest, and any renewals or extensions thereof.

“New Obligor” shall have the meaning given to that term in Section 11.17 of this Security Agreement.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest, including any Patent Licenses set forth in Schedule 3.06 to this Security Agreement.

“Patents” means all of the following now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest: (a) letters patent of, or rights corresponding thereto in, the US or any other country or jurisdiction, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the US or any other country or jurisdiction, including registrations, recordings and applications in the US Patent and Trademark Office or in any similar office or agency of the US or any other country or jurisdiction; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all divisionals; and (d) all patents to issue in any such applications, including any thereof referred to in Schedule 3.06.

“Payment Intangible” means “payment intangible,” as such term is defined in Section 9-102(a)(61) of the UCC (or any other then applicable provision of the UCC) now or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest.

“Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC (or any other then applicable provision of the UCC), and, including (a) any and all Accounts, Chattel Paper, Instruments, Cash or other forms of money or currency or other proceeds payable to any Obligor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Obligor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any Obligor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any

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Governmental Authority (or any Person acting under color of Governmental Authority), (d) any claim of any Obligor against third parties (i) for past, present or future infringement of any Copyright, Patent, Copyright License or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (e) all certificates, dividends, Cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means, collectively, all Accounts, General Intangibles, Instruments, Chattel Paper and Letter-of-Credit Rights.

“Securities Account” means “securities account,” as such term is defined in Section 8-501(a) of the UCC (or any other then applicable provision of the UCC) now or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest.

“Software” means “software,” as such term is defined in Section 9-102(a)(75) of the UCC (or any other then applicable provision of the UCC) now or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest.

“Supporting Obligation” means “supporting obligation,” as such term is defined in Section 9-102(a)(77) of the UCC (or any other then applicable provision of the UCC) now or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest, including any Trademark License set forth in Schedule 3.06 to this Security Agreement.

“Trademarks” means any of the following now owned or hereafter acquired by any Obligor or in which any Obligor now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade dress, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and General Intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registrations, recordings and applications in the US Patent and Trademark Office or in any similar office or agency of the US, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest and Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the

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provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

“Work” means any work which is subject to copyright protection pursuant to Title 17 of the US Code.

1.02 References. References in this Security Agreement to “Articles”, “Recitals”, “Sections”, “Paragraphs”, “Exhibits” and “Schedules” are to articles, recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.

1.03 Interpretation.

(a) The provisions of Sections 1.04, 1.05, 1.07, 1.10 and 1.11 of the Credit Agreement are hereby incorporated into this Security Agreement by reference.

(b) Notwithstanding anything to the contrary in this Security Agreement and the rights and obligations of the parties hereto, this Security Agreement shall be subject to, and limited by, the provisos of Section 2.14 of the Credit Agreement, and to the extent of any inconsistency between the terms of this Security Agreement and the terms of the provisos of Section 2.14 of the Credit Agreement, the provisos of Section 2.14 of the Credit Agreement shall govern and control.

ARTICLE II. GRANT OF SECURITY INTEREST AND LIEN IN THE COLLATERAL.

2.01 Grant. Each Obligor, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations owed by such Obligor, hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a continuing security interest and Lien in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) all Accounts;

(b) all Cash, Temporary Cash Investments or other assets of each Obligor that now or hereafter come into the possession, custody, or control of the Collateral Agent or any other Secured Party;

(c) all Chattel Paper;

(d) all Commercial Tort Claims;

(e) all Deposit Accounts, including all lockbox, restricted or other accounts;

(f) all Documents;

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(g) all Equipment;

(h) all Farm Products;

(i) all Fixtures;

(j) all General Intangibles;

(k) all Instruments, including the Pledged Intercompany Notes;

(l) all Intellectual Property;

(m) all Inventory;

(n) all Investment Property;

(o) all Letter-of-Credit Rights and all Supporting Obligations;

(p) all Supporting Obligations;

(q) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

2.02 Excluded Collateral. Anything contained in this Security Agreement to the contrary notwithstanding, the term “Collateral” shall not include (a) any Equipment or Intellectual Property that is now or hereafter held by any Obligor as a lessee, licensee, or debtor under purchase money secured financing or a Capital Lease, to the extent that: (i) as a result of the grant of a security interest or Lien therein, such Obligor’s rights in or with respect to such asset would be forfeited or such Obligor would be deemed to have breached or defaulted under the applicable lease, license, or other agreement; and (ii) any such restriction is effective and enforceable under applicable law, including after giving full effect to Section 9-406 of the UCC, (b) except as otherwise provided in the Credit Agreement, more than 65% of the voting Equity Securities of any Foreign Subsidiary of an Obligor or (c) any intent-to-use US trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the US Patent and Trademark Office (provided that each such intent-to-use application shall be considered Collateral immediately and automatically upon such filing and acceptance); provided, however, that the term “Collateral” shall include (1) any and all Proceeds of such assets referred to in clause (a) of this Section 2.02, and (2) such assets referred to in clause (a) of this Section 2.02 at any time that the restrictions in the lease, license, or other agreement are no longer effective or enforceable (including as a result of the exercise of an option to purchase or the repayment of the secured financing) or at any time that the applicable lessor, licensor or other applicable party’s

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consent is obtained to the grant of a security interest and Lien in and to such asset in favor of the Collateral Agent, for the benefit of the Secured Parties.

2.03 Collateral for the Secured Obligations. Each Obligor and the Collateral Agent, on behalf of itself and the other Secured Parties, hereby acknowledges and agrees that the security interest and Lien created hereby in the Collateral (a) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising, and (b) is not to be construed as an assignment or sale of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

2.04 Subsidiaries of CBII and Secured Obligations of CBII. Notwithstanding anything contained in this Security Agreement, no Subsidiary of CBII shall be deemed to have granted by reason of this Security Agreement or any of the other Credit Documents any Lien on any of its property or assets to secure any Secured Obligations of CBII.

ARTICLE III. REPRESENTATIONS AND WARRANTIES.

Each Obligor hereby represents and warrants to the Collateral Agent and the other Secured Parties as follows:

3.01 Chief Executive Office; Books & Records. Each Obligor’s chief executive office and chief place of business is (and for the prior four months each such chief executive office or chief place of business has been) located at the locations set forth on Schedule 3.01 or as otherwise provided in or permitted by the Credit Agreement and Section 4.04, and each Obligor keeps its books and records at such locations.

3.02 Exact Legal Name and Identification Number. Each Obligor’s exact legal name is as identified on Schedule 3.02 and no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3.02, or as otherwise permitted by the Credit Agreement or this Security Agreement and for which the Collateral Agent has received written notice and updated schedules. The Federal Employee Identification Number and state organizational number of each Obligor is identified on Schedule 3.02.

3.03 Ownership of Collateral. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

3.04 Filing of Financing Statements. This Security Agreement creates a valid security interest and Lien, in favor of the Collateral Agent and the other Secured Parties, in the Collateral of such Obligor to the extent

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that a valid security interest and lien in such Collateral may be created under applicable law of the US and any states thereof and, when properly perfected by filing financing statements (but not fixture (other than with respect to Fixtures on real property on which the Collateral Agent has a Mortgage), crop, timber, mineral, or other similar filings) in all applicable governmental offices, shall constitute a valid and, to the extent such perfection is governed by the law of a jurisdiction in the US, perfected first priority security interest and Lien in such Collateral, to the extent such security interest or Lien can be perfected by such a filing under the UCC, free and clear of all Liens except to the extent Permitted Liens have priority as expressly permitted under the Credit Agreement, and is enforceable as such against creditors of and purchasers from the Obligors.

3.05 Pledged Intercompany Notes. All Pledged Intercompany Notes from CBII to the Company existing on or after the Effective Date with respect to which a security interest or Lien may be perfected by the Collateral Agent’s taking possession thereof are set forth on Schedule 3.05. All action necessary to protect and perfect such security interest or Lien in each item set forth on Schedule 3.05, including the delivery of all original Pledged Intercompany Notes to the Collateral Agent, has been duly taken. The security interest and Lien of the Collateral Agent in the Pledged Intercompany Notes is taken free from adverse claims upon the Collateral Agent taking possession thereof in good faith and without any notice of any adverse claims and is prior in right and interest to, and free from adverse claims of, all other security interests or Liens, except to the extent Permitted Liens have priority as expressly permitted under the Credit Agreement, and is enforceable as such against creditors of and purchasers from the Company.

3.06 Copyrights, Patents, Trade Secrets and Trademarks.

(a) Schedule 3.06, as modified from time to time pursuant to Section 5.01(a)(vi) of the Credit Agreement, is a list of all US registered Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the Obligors and used in the business of CBII or any Borrower Entity, and all other registered material Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the Obligors.

(b) The operation of each Obligor’s business as currently conducted and its use of Intellectual Property in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, except where such infringement, misappropriation, dilution, misuse or violation could not reasonably be expected to have a Material Adverse Effect. To the best of each Obligor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the US IP Collateral or such Obligor’s rights in or use thereof, except where such infringement, misappropriation, dilution, misuse or violation could not reasonably be expected to have a Material Adverse Effect.

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(c) The consummation of the transactions contemplated by the Credit Documents will not result in the termination of any of the US IP Collateral.

(d) To the best of each Obligor’s knowledge, each material Copyright, Copyright License, Patent, Patent License, Trademark, Trademark License and trade secret of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned.

(e) Except as set forth in Schedule 3.06 or as permitted by the Credit Agreement, no material Copyright, Patent or Trademark is the subject of any licensing or franchise agreement, release, covenant not to sue, or assurance of non-assertion.

(f) No judicial or extra judicial holding, decision or judgment has been rendered which would limit, cancel or question the validity of any material Copyright, Patent or Trademark, except where such holding, decision or judgment could not reasonably be expected to materially impair the value of the Collateral consisting of Intellectual Property, taken as a whole.

(g) No judicial or extra judicial action or proceeding is pending or, to the best of each Obligor’s knowledge, threatened that seeks to limit, cancel or question the validity of any material Copyright, Patent or Trademark, other than those actions or proceedings that, individually or in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

(h) All applications for registration listed on Schedule 3.06, as modified from time to time pursuant to Section 5.01(a)(vi) of the Credit Agreement, pertaining to any material Copyright, Patent or Trademark have been duly and properly filed, and all registrations or letters pertaining to such material Copyrights, Patents and Trademarks have been duly and properly filed, and, to the best of each Obligor’s knowledge, all of such material Copyrights, Patents and Trademarks are valid and enforceable.

(i) Except as permitted by the Credit Agreement, no Obligor has made any assignment or agreement in conflict with the security interest and Lien in the US IP Collateral used in the business of CBII or any Borrower Entity or any other material Copyrights, Patents or Trademarks granted hereunder.

(j) (i) Each Obligor has rights in and good and defensible title to the material Trademarks and Trademark Licenses, material Patents and Patent Licenses, and material Copyrights and Copyright Licenses listed on the Schedules attached hereto as owned by it, (ii) with respect to the material Trademarks and Trademark Licenses, material Patent and Patent Licenses, and material Copyright and Copyright Licenses shown on Schedule 3.06 as owned by it, such Obligor is the sole and exclusive owner thereof, free and clear of any Liens except licenses set forth on Schedule 3.06 or permitted by the Credit Agreement and rights of others permitted by the Credit Agreement, including licenses, registered user agreements and covenants by such Obligor not to sue third persons, and (iii) each material Trademark License, Copyright License and Patent License is in full force and effect, no Obligor is in material default of any of its obligations thereunder and, other than (A) the parties to such material Trademark License, Copyright License and Patent License, or (B) in the case of any non-exclusive Trademark

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License, Copyright License and Patent License, the parties to any other such non-exclusive Trademark License, Copyright License and Patent License, no other Person has any rights in or to any of the material Trademarks, Copyrights or Patents.

(k) Each Obligor has good title to the material trade secrets owned by it. Each Obligor has exercised reasonable conduct and precautions to protect and maintain the secrecy, confidentiality, and value of its material trade secrets, and will, during the term of this Security Agreement continue to do so. To the best of each Obligor’s knowledge, none of the trade secrets of such Obligor has been used, divulged, disclosed or appropriated to the detriment of such Obligor. To the best of each Obligor’s knowledge, no employee, independent contractor or agent of such Obligor (i) has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Obligor, or (ii) is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Obligor’s Intellectual Property. No trade secret is the subject of any adverse claim against any Obligor. Subject to the obligation of confidentiality set forth in separate agreements between the Company and each Secured Party, each Obligor shall provide such Secured Party, upon request, with any and all necessary documentation relating to any trade secrets in sufficient and accurate detail and content as may be necessary to identify and explain it in order for the Collateral Agent, on behalf of itself and the other Secured Parties, to exercise its rights hereunder.

ARTICLE IV. COVENANTS.

Each Obligor covenants that, so long as any of the Secured Obligations (other than Unaccrued Indemnity Claims) remain outstanding or any Credit Document in respect of the Secured Obligations is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility shall have been terminated, such Obligor shall:

4.01 Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein in violation of the Credit Agreement.

4.02 Preservation of Collateral. Keep the Collateral in good order, condition and repair, ordinary wear and tear excepted, and not use the Collateral in violation of the provisions of this Security Agreement, any other Credit Document or any other agreement relating to the Collateral, any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance except where such violation of any such other agreement relating to the Collateral or such policy, statute, law, bylaw, rule, regulation or ordinance could not reasonably be expected to have a Material Adverse

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Effect. Notwithstanding any provision herein to the contrary, the Obligors may dispose of any assets as and to the extent not prohibited by the Credit Agreement.

4.03 Pledged Intercompany Notes. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Pledged Intercompany Note from CBII to the Company, immediately deliver such Pledged Intercompany Note to the Collateral Agent, for the benefit of itself and the other Secured Parties, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Security Agreement (and Schedule 3.05 shall be deemed updated to reflect any additional Pledged Intercompany Notes).

4.04 Change in Location. Not (a) without providing 10 days prior written notice to the Collateral Agent and without filing such amendments to any previously filed financing statements and executing any other agreements as the Collateral Agent may require, change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 3.01, or (b) be party to a merger, consolidation or other change in structure except as permitted by the Credit Agreement.

4.05 Change in Name. Not change any Obligor’s name, Federal Employee Identification Number, state organizational number or identity in any manner which might make any financing or continuation statement filed in connection herewith fail to sufficiently provide the name of the debtor within the meaning of Section 9-503 of the UCC (or any other then applicable provision of the UCC); provided, however, that any Obligor may change such matter to the extent not prohibited by the Credit Agreement so long as (a) such Obligor gives at least 10 days prior written notice to the Collateral Agent of such change and (b) at the time of such written notification, such Obligor provides any financing statements or financing statement amendments necessary to perfect and continue perfecting the Liens of the Collateral Agent and the other Secured Parties.

4.06 Inspection. The Collateral Agent shall have the right to inspect, among other things, the Collateral in accordance with Section 5.01(c) of the Credit Agreement.

4.07 Perfection of Security Interest and Liens.

(a) Execute and deliver to the Collateral Agent, for the benefit of itself and the other Secured Parties, such agreements, collateral assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate:

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(i) to assure the Collateral Agent of the validity and priority of its security interests and Liens hereunder, which shall be limited to:

(A) in respect of all now owned and hereafter acquired tangible and intangible personal property assets of each Obligor (1) in which a security interest and Lien may be perfected by filing a financing statement, the filing of such financing statements (but not fixture (other than with respect to Fixtures on real property on which the Collateral Agent has a Mortgage), crop, timber, mineral, or other similar filings), including renewal statements or amendments thereof or supplements thereto or other instruments that the Collateral Agent may from time to time reasonably request and (2) in which a security interest and Lien may be perfected by lockbox, blocked account, dominion of funds arrangements, and/or control agreements, the execution and delivery, upon the occurrence and during the continuance of an Event of Default, of such lockbox, blocked account, dominion of funds arrangements and/or control agreements that the Collateral Agent shall deem advisable in the best interest of the Secured Parties, in each case in order to perfect and maintain the security interests and Liens granted hereunder in accordance with the UCC,

(B) the delivery, in accordance with Section 3.05, of the Pledged Intercompany Notes,

(C) in respect of US Copyrights, the execution and delivery of a Copyright Security Agreement for filing with the US Copyright Office,

(D) in respect of US Patents, the execution and delivery of a Patent Security Agreement for filing with the US Patent and Trademark Office,

(E) in respect of all Trademarks that are the subject of a US trademark registration or a US application for registration (other any intent-to-use US trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the US Patent and Trademark Office and that does not constitute Collateral), the execution and delivery of a Trademark Security Agreement for filing with the US Patent and Trademark Office,

(F) in respect of the Trademarks that are subject to registrations or applications for registrations in Non-US jurisdictions, as those Trademarks and jurisdictions are set forth in Schedule 4.07:

(1) promptly attend to recordation in the trademark offices in those jurisdictions set forth in Schedule 4.07 to record the security interests and Liens contemplated hereunder, and in any case submit such recordations to such jurisdictions within three months of the Effective Date (as such deadline may be extended in writing by the Administrative Agent in its sole discretion; provided that the Administrative Agent shall not extend such deadline by more than three months without the consent of the Required Lenders);

(2) in addition to recordation of the security interests and Liens in certain Trademarks in certain jurisdictions as set forth in Schedule 4.07, promptly file an appropriate release of the security interests and Liens in respect of the Existing Credit Agreement in those trademark offices set forth in Schedule 4.07 as to such registrations or

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applications for registration, and in any case submit such filings to such trademark offices within three months of the Effective Date (as such deadline may be extended in writing by the Administrative Agent in its sole discretion; provided that the Administrative Agent shall not extend such deadline by more than three months without the consent of the Required Lenders);

(3) ensure that the chain of title for such registrations or applications set forth in Schedule 4.07 reflects the current owner as Chiquita Brands L.L.C.;

(4) diligently pursue the recordation and to keep the Collateral Agent informed on a quarterly basis as to the status of the recordation of the security interests in those Trademarks in those jurisdictions set forth in Schedule 4.07; and

(5) reasonably cooperate with the Collateral Agent or its designee in connection with such trademark security interest recordation activities, and

(G) the execution of and delivery to the Collateral Agent, for the benefit of itself and the other Secured Parties, such agreements, collateral assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate to effectuate the terms hereof;

(ii) to consummate the transactions contemplated hereby; and

(iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder.

(b) In connection with the foregoing, each Obligor authorizes the Collateral Agent to file one or more financing statements disclosing the security interest and Lien of the Collateral Agent and the other Secured Parties in any or all of the Collateral of such Obligor without, to the extent permitted by law, such Obligor’s signature thereon (including one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Obligor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Security Agreement), and further each Obligor also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other Person whom the Collateral Agent may designate as such Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any such instruments, documents or notices or any similar documents which in the Collateral Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests and Liens granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations remain outstanding or any Credit Documents in respect of the Secured Obligations are in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility shall have terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the

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Collateral Agent without notice thereof to such Obligor wherever the Collateral Agent may in its sole discretion desire to file the same.

(c) In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary or appropriate in accordance with this Section 4.07 to preserve, protect and enforce the security interests and Liens of the Collateral Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove).

(d) Upon the occurrence and during the continuance of an Event of Default, if any Collateral is in the possession or control of an Obligor’s agents and the Collateral Agent so requests, such Obligor agrees to notify such agents in writing of the security interest and Lien of the Collateral Agent and the other Secured Parties therein and, upon the Collateral Agent’s request, instruct them to hold all such Collateral for the Secured Parties’ account and subject to the Collateral Agent’s instructions.

(e) Upon the occurrence and during the continuance of an Event of Default, and upon the Collateral Agent’s request, each Obligor agrees to mark its books and records to reflect the security interest and Lien of the Collateral Agent and the other Secured Parties in the Collateral.

(f) Regardless of whether an Event of Default has occurred and is continuing, the Collateral Agent, for the benefit of itself and the other Secured Parties, may take additional steps to perfect (and to require the Company to assist in perfecting) Liens on the Collateral.

4.08 Instruments, Documents, Chattel Paper or Intellectual Property. Upon the occurrence and during the continuation of an Event of Default, in the event that any Collateral, other than the Pledged Intercompany Notes from CBII to the Company, including Proceeds, is evidenced by or consists of Instruments, Documents, Chattel Paper or Intellectual Property, and if and to the extent that perfection or priority of the Collateral Agent’s and the other Secured Parties’ security interest or Lien is dependent on or enhanced by possession, immediately upon the request of the Collateral Agent, the Obligors will endorse and deliver physical possession of such Instruments, Documents, Chattel Paper or Intellectual Property to the Collateral Agent, for the benefit of itself and the other Secured Parties.

4.09 Covenants Relating to Accounts.

(a) Upon the occurrence and during the continuation of an Event of Default, comply with all reasonable requests that the Collateral Agent deems advisable in the best interest of the Secured Parties relating to the establishment and maintenance of any lockbox, blocked account, dominion of funds arrangements, and/or control agreements (including any such control

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agreements related to the Deposit Accounts, the Securities Accounts and any Cash, Temporary Cash Investments or Investment Property credited thereto from time to time).

(b) Upon the occurrence and during the continuation of an Event of Default, comply with all requests that the Collateral Agent deems advisable in the best interest of the Secured Parties relating to providing reports with respect to Accounts.

(c) Upon the occurrence and during the continuation of any Event of Default, set aside and hold as trustee for the Collateral Agent and the other Secured Parties any merchandise which is returned by a customer or account debtor or otherwise recovered; provided, however, perishable merchandise may be disposed of in the ordinary course of business unless otherwise directed by the Collateral Agent. Unless and until an Event of Default occurs and is continuing, each Obligor may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances in the ordinary course of its business as presently conducted and otherwise for amounts and on terms which such Obligor in good faith considers advisable. However, upon the occurrence and during the continuation of any Event of Default, if so instructed by the Collateral Agent, such Obligor shall settle and adjust disputes and claims at no expense to the Collateral Agent, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business shall be granted to any customer or account debtor and no returns of merchandise shall be accepted by such Obligor without the Collateral Agent’s prior consent. The Collateral Agent may (but shall not be required to), at all times upon the occurrence and during the continuation of any Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Collateral Agent considers advisable, and charge the collection costs and expenses to the Loan Account.

4.10 Covenants Relating to Inventory.

(a) Maintain, keep and preserve the Inventory in good saleable condition consistent with past practices at its own cost and expense.

(b) If any of the Inventory is at any time evidenced by a Document, upon the occurrence and during the continuation of an Event of Default, and thereafter immediately upon request by the Collateral Agent, deliver such Document to the Collateral Agent, for the benefit of itself and the other Secured Parties.

4.11 Covenants Relating to Copyrights.

(a) Employ the material Copyright for each Work with such notice of copyright as may be required by law to secure copyright protection.

(b) Not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (i) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain, (ii) notify the

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Collateral Agent immediately if it knows, or reasonably believes, that any material Copyright may become injected into the public domain or of any adverse determination or development (including the institution of, or any such determination or development in, any court or tribunal in the US or any other country) regarding an Obligor’s ownership of any such material Copyright or its validity, (iii) take all necessary steps as it shall deem appropriate under the circumstances to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by an Obligor including filing of applications for renewal where necessary and (iv) promptly notify the Collateral Agent and the Administrative Agent of any infringement of any material Copyright of an Obligor of which it becomes aware that could reasonably be expected to have a Material Adverse Effect and take such actions as it shall reasonably deem appropriate under the circumstances to protect such material Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(c) Except as permitted under Section 5.02(c) of the Credit Agreement, not make any assignment or agreement in conflict with the security interest and Lien in the Copyrights of each Obligor granted hereunder.

(d) Execute and deliver any of the documents it is requested to execute and deliver to the Collateral Agent to modify this Security Agreement to include a reference to any right, title or interest in any Copyrights or Copyright Licenses constituting US IP Collateral and any other material Copyrights or Copyright Licenses acquired or developed by any Obligor after the execution hereof or to delete any reference to any right, title or interest in any material Copyrights or Copyright Licenses in which any Obligor no longer has or claims any right, title or interest.

(e) Not permit the inclusion in any contract to which any Obligor becomes a party of any provision that could or might impair or prevent the creation of a Lien in favor of the Collateral Agent and the other Secured Parties in Obligors’ rights and interest in any property included within the definition of Copyrights or Copyright Licenses and acquired under such contracts. Notwithstanding the foregoing, to the extent that an Obligor receives a license to, but not ownership of, any such property under any such contract, the Obligor’s obligations under this Section 4.11(e) shall be satisfied by its commercially reasonable efforts not to permit the inclusion of any such provisions as to any such licensed property.

4.12 Covenants Relating to Patents and Trademarks.

(a) (i) In accordance with the provisions of Section 5.01(a)(vi) of the Credit Agreement, give the Administrative Agent written notice of the occurrence of an event that could have a Material Adverse Effect on any of the material Trademarks or Trademark Licenses, and (ii) based upon the information set forth in the written supplement delivered in accordance with Section 5.01(a)(vi) of the Credit Agreement, and at the direction of the Collateral Agent, execute and deliver any of the documents it is requested to execute and deliver to the Collateral Agent to modify this Security Agreement to include a reference to any right, title or interest in any Trademarks, Trademark Licenses, Patents or Patent Licenses constituting US IP Collateral or any

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other material Trademarks, Trademark Licenses, Patents or Patent Licenses acquired or developed by any Obligor after the execution of this Security Agreement or to delete any reference to any right, title or interest in any material Trademarks or Trademark Licenses, or material Patents or Patent Licenses in which Obligor no longer has any claim, right, title or interest.

(b) (i) Continue to use each Principal Trademark in order to maintain such Principal Trademark in full force, free from any claim of abandonment for non-use unless such Obligor shall have notified the Administrative Agent and the Administrative Agent shall have consented to such abandonment, which consent shall not be unreasonably withheld, (ii) maintain the quality of any and all products or services used, provided or offered in connection with any of such Obligor’s Principal Trademarks at the same level that is currently maintained with respect to such products and services, and taking reasonable steps to ensure that all licensed users of any of such Trademarks maintain such level of quality, (iii) employ such Principal Trademark with any notice of registration required by applicable law to maintain the validity of such Principal Trademark, (iv) not adopt or use any mark that is material and which is confusingly similar or a colorable imitation of such Principal Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest and Lien in such mark pursuant to this Security Agreement, (v) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby any Principal Trademark may become invalidated or abandoned, (vi) promptly, but in any event within a reasonable time after obtaining knowledge of the occurrence of an event that could have a Material Adverse Effect on any of the Principal Trademarks or the Trademark Licenses, give the Collateral Agent and the Administrative Agent written notice of the occurrence of any such event, (vii) at the direction of the Collateral Agent as it reasonably deems necessary for the benefit of itself and the other Secured Parties, execute and deliver any of the documents it is requested to execute and deliver to the Collateral Agent to modify this Security Agreement to include a reference to any right, title or interest in any existing Principal Trademarks or related Trademark Licenses acquired or developed by any Obligor after the execution of this Security Agreement or to delete any reference to any right, title or interest in any Principal Trademarks or related Trademark Licenses in which Obligor no longer has any claim, right, title or interest.

(c) Not permit the inclusion in any contract to which any Obligor becomes a party of any provision that could or might impair or prevent the creation of a Lien in favor of the Collateral Agent and the other Secured Parties in such Obligor’s rights and interest in any property included within the definition of Patents, Patent Licenses, Trademarks or Trademark Licenses, and acquired under such contracts. Notwithstanding the foregoing, to the extent that an Obligor receives a license to, but not ownership of, any such property under any such contract, the Obligor’s obligations under this Section 4.12(c) shall be satisfied by its commercially reasonable efforts not to permit the inclusion of any such provisions as to any such licensed property.

(d) Not knowingly do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated except as is consistent with reasonable business practices and subject to prior notice to and consent of the Administrative Agent, which consent shall not be unreasonably withheld.

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(e) Notify the Collateral Agent and Administrative Agent and the other Secured Parties, in no event later than 120 days after the close of each fiscal year, if it knows that any application or registration relating to any material Patent or Trademark has been or may become abandoned or dedicated during such fiscal year, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the US Patent and Trademark Office or any court or tribunal in any country) regarding an Obligor’s ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same during such fiscal year, except where the abandonment or dedication of such application or registration, or such determination or development could not reasonably be expected to materially impair the value of the Collateral consisting of Intellectual Property, taken as a whole.

(f) Notify the Collateral Agent and the other Secured Parties promptly, but in any event within a reasonable time after obtaining knowledge that any application or registration relating to any Principal Trademark has been or may become abandoned or dedicated, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the US Patent and Trademark Office or any court or tribunal in any country) regarding an Obligor’s ownership of any Principal Trademark or its right to register the same or to keep and maintain the same, except where the abandonment or dedication of such application or registration, or such determination or development could not reasonably be expected to materially impair the value of the Collateral consisting of Intellectual Property, taken as a whole.

(g) In no event later than 120 days after the close of each fiscal year, each Obligor shall report to the Collateral Agent all applications for the registration of any Patent or Trademark with the US Patent and Trademark Office or any similar office or agency or under any Governmental Authority, filed by such Obligor, either by itself or through an agent, employee, licensee or designee, during such fiscal year. Subject to the limitations set forth in the Credit Agreement, upon request of the Collateral Agent, an Obligor shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other Secured Parties’ security interest and Lien in any Patent or Trademark and the goodwill and other General Intangibles of an Obligor relating thereto or represented thereby.

(h) Take all reasonable and necessary steps, including in any proceeding before the US Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each currently pending application (and to obtain the relevant registration) and to maintain each existing registration of the material Patents and Trademarks, including the use of proper statutory notice in connection with use, the payment of required fees and taxes, the filing of responses to office actions issued by the US Patent and Trademark Office, the US Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the US Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, if failure to maintain such material Patent or Trademark could reasonably be expected to have a Material Adverse Effect.

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(i) Notify the Collateral Agent, the Administrative Agent and the other Secured Parties, in no event later than 120 days after the close of each fiscal year, if it learns that any material Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party during such fiscal year, and such Obligor shall, in any event, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such material Patent or Trademark.

(j) Promptly, but in any event within a reasonable time after obtaining knowledge, notify the Collateral Agent and the other Secured Parties that any Principal Trademark included in the Collateral is infringed, misappropriated or diluted in any material respect by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Principal Trademark.

(k) Except as permitted under Section 5.02(c) of the Credit Agreement, not make any assignment or agreement in conflict with the security interest and Lien in the Patents or Trademarks of each Obligor granted hereunder.

4.13 New Patents, Copyrights and Trademarks. If and when any Obligor shall obtain rights to any new Trademarks, Patents, Trademark Licenses, Copyright Licenses, Patent Licenses, Copyrights, any reissue, renewal or extension of any Trademark, Patent, Copyright, or any applications for new Trademarks, Patents, or Copyrights, in each case, that constitute US IP Collateral or are otherwise material, the provisions of this Security Agreement shall automatically apply thereto and such Obligor shall give to the Collateral Agent and the Administrative Agent notice thereof in no event later than 120 days after the close of each fiscal year. In addition, each such Obligor shall promptly after providing notice to the Collateral Agent provide to Collateral Agent, upon the request of the Collateral Agent: (a) with respect to such new Copyrights, a duly executed Copyright Security Agreement; (b) with respect to such new Patents, a duly executed Patent Security Agreement; (c) with respect to such new Trademarks, a duly executed Trademark Security Agreement; or (d) subject to any limitations set forth in the Credit Agreement, such other duly executed documents as the Collateral Agent may request in a form acceptable to counsel for the Collateral Agent and suitable for recording to evidence the security interest and Lien in such Obligor’s interest in such Patent, Trademark, Copyright or Copyright License, Patent License or Trademark License which is the subject of such new application.

4.14 Insurance. Have and maintain at all times with respect to the Collateral the same types and amounts of insurance as the Obligors are required to maintain pursuant to the Credit Agreement. All insurance proceeds shall be subject to the Lien of the Collateral Agent and the other Secured Parties hereunder; provided that any such insurance proceeds may be retained by the Obligors to the extent permitted under the Credit Agreement.

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4.15 Bank Accounts. Upon the occurrence and during the continuation of an Event of Default, at the Collateral Agent’s request, institute and at all times thereafter, maintain such lockbox, restricted or other accounts and any replacement or successor accounts relating thereto, and cause all amounts received in lockboxes relating thereto to be deposited into the applicable accounts and to be applied as the Collateral Agent may reasonably request. All amounts on deposit in such accounts and any replacement or successor accounts relating thereto shall be subject to the Lien of the Collateral Agent and the other Secured Parties hereunder.

4.16 Additional Information. Upon the occurrence and during the continuance of an Event of Default and at the direction of the Collateral Agent, each Obligor shall provide the following to the Collateral Agent:

(a) Information regarding the location and ownership of the Collateral including the Inventory and Equipment of each Obligor, and whether the Collateral is stored with a bailee, warehouseman, or similar party;

(b) Information regarding all Letter-of-Credit Rights and Commercial Tort Claims of each Obligor;

(c) Information regarding any of the Collateral which constitutes Farm Products;

(d) Information regarding each Account of the Obligors and the papers and documents relating thereto and information regarding the sales and services from which the Accounts arise;

(e) Information regarding the Inventory of each Obligor and whether any such Inventory is held by an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement, and information regarding records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof; and

(f) At the direction of the Collateral Agent, each Obligor shall use its best efforts to the fullest extent possible under Section 2.02 to ensure that any Collateral with a Fair Market Value individually, or in the aggregate, in excess of $500,000 does not qualify as Excluded Collateral.

4.17 Letter-of-Credit Rights. By granting a Lien and security interest in its Letter-of-Credit Rights to the Collateral Agent, each Obligor intends to (and hereby does) assign to the Collateral Agent its rights to the Proceeds of all letters of credit of which it is or hereafter becomes a beneficiary or assignee, and each Obligor, upon the occurrence and during the continuance of an Event of Default, will, promptly upon request by the Collateral Agent, (i) notify (and such Obligor hereby authorizes the Collateral Agent to notify) the issuer and each nominated Person with respect to

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each of the letters of credit, the Proceeds of which have been assigned to the Collateral Agent hereunder, that any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of any letter of credit.

4.18 Commercial Tort Claims. Upon the occurrence and during the continuance of an Event of Default, each Obligor will, promptly upon request by the Collateral Agent, execute or otherwise authenticate a supplement to this Security Agreement, and otherwise take all necessary action to subject the Commercial Tort Claims of such Obligor to the Lien and security interest created under this Security Agreement.

4.19 Covenants Relating to Real Property. Each Obligor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property.

ARTICLE V. SPECIAL PROVISIONS RELATING TO RECEIVABLES.

Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE VI. SPECIAL PROVISIONS REGARDING INVENTORY.

Notwithstanding anything to the contrary contained in this Security Agreement, each Obligor may, unless and until an Event of Default occurs and is continuing and the Collateral Agent instructs such Obligor otherwise, without further consent or approval of the Collateral Agent, use, consume, sell, lease and exchange the Inventory in the ordinary course of its business as presently conducted, whereupon, in the case of such a sale or exchange, the security interest and Lien created hereby in the Inventory so sold or exchanged (but not in any proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Collateral Agent.

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ARTICLE VII. ADVANCES BY LENDERS.

On failure of any Obligor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Permitted Lien), expenditures made in defending against any adverse claim (other than a Permitted Lien) and all other expenditures which the Collateral Agent or the other Secured Parties may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate for the Loans. No such performance of any covenant or agreement by the Collateral Agent or the other Secured Parties on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement or the other Credit Documents. The Secured Parties may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

ARTICLE VIII. EVENTS OF DEFAULT.

The occurrence of an event or existence of a condition which under the Credit Agreement would constitute an Event of Default (as defined in the Credit Agreement) shall be an event of default hereunder (an “Event of Default”).

ARTICLE IX. REMEDIES.

9.01 General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Collateral Agent shall have, in addition to the rights and remedies provided herein, in the Credit Documents in respect of the Secured Obligations or by law (including the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct the Collateral

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Agent to do any of the following on behalf of the Secured Parties (and the Collateral Agent, acting on the instructions of the Required Lenders, shall do the same on behalf of the Secured Parties), with or without judicial process or the aid and assistance of others and to the extent permitted by applicable law, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Collateral Agent at the expense of the Obligors any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or Requirement of Law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for Cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor also agrees that Collateral Agent shall at all times have such royalty-free licenses, to the extent permitted by law and existing contracts, for any Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses that are reasonably necessary to permit the exercise of any of the Collateral Agent’s rights or remedies upon or after the occurrence of (and during the continuance of) an Event of Default with respect to (among other things) any tangible asset of any Obligor in which the Collateral Agent or the other Secured Parties have a security interest and Lien, including the Collateral Agent’s rights to sell Inventory, tooling or packaging which is required by Obligor (or such Obligor’s successor, assignee or trustee under any applicable Debtor Relief Law), subject, in the case of Trademarks, to sufficient quality control by the Collateral Agent to the extent the exercise of such rights by the Collateral Agent has a reasonable likelihood of invalidation of such Trademarks. In addition to and without limiting any of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, but shall in no way be obligated, to bring suit, or to take such other action as the Collateral Agent deems necessary or advisable, in the name of any Obligor or the Collateral Agent, to enforce or protect any of the Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights, and Copyright Licenses, in which event any Obligor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement. In addition to all other sums due the Collateral Agent and the other Secured Parties with respect to the Secured Obligations, the Obligors shall pay the Collateral Agent and each of the other Secured Parties all costs and expenses incurred by the Collateral Agent or any such Secured Party, including attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or the other Secured Parties or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under any Debtor Relief Law. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is in writing, personally served, faxed mailed, or delivered, to the Obligors in accordance with the notice provisions of Section 8.01 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent and the

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other Secured Parties shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser and may credit bid at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Collateral Agent and the other Secured Parties may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Collateral Agent and the other Secured Parties may further postpone such sale by announcement made at such time and place.

9.02 Remedies Relating to Receivables. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Collateral Agent has exercised any or all of its other rights and remedies hereunder, the Collateral Agent or its designee may notify any Obligor’s customers, counterparties and account debtors that the Receivables of such Obligor have been assigned to the Collateral Agent, for the benefit of the Secured Parties, or of the Collateral Agent’s or the other Secured Parties’ security interest and Lien therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including through any lockboxes, blocked accounts, dominion of funds arrangements, and/or control agreements that may be established upon the Collateral Agent’s request upon the occurrence and during the continuation of an Event of Default), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Receivable, and, in the Collateral Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest and Lien of the Secured Parties in the Receivables. Each Obligor acknowledges and agrees that the Proceeds of its Receivables remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Receivables or in any such other amounts except as expressly provided herein. The Collateral Agent may apply all or any part of any Proceeds of Receivables or other Collateral received by it in accordance with this Section 9.02 from any source to the payment of the Secured Obligations (whether or not then due and payable). The Collateral Agent shall have no obligation to apply or give credit for any item included in Proceeds of Receivables or other Collateral until any bank at which a lockbox, restricted or other account as may be established (an “Account Bank”) has received final payment therefor at its offices in Cash. However, if the Collateral Agent does permit credit to be given for any item prior to an Account Bank receiving final payment therefor and such Account Bank fails to receive such final payment or an item is charged back to the Collateral Agent or any Account Bank for any reason, the Collateral Agent may at its election, in either instance, charge the amount of such item back against any such lockbox, restricted or other accounts, together with interest thereon at a rate per annum equal to the Default Rate for the Revolving Loans. Each Obligor hereby indemnifies the Collateral Agent, each other Secured Party and their respective officers, directors, employees and agents from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees (except such as result from the Collateral Agent’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction) suffered or incurred by the Collateral Agent or any other Secured Party because of

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the maintenance of the foregoing arrangements. Neither the Collateral Agent nor any other Secured Party shall have liability or responsibility to any Obligor for an Account Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance (it being understood that this sentence shall in no way affect the liability or responsibility of any such Account Bank).

9.03 Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process and without breach of the peace any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on any Obligor’s premises (each Obligor hereby agreeing to lease warehouses and storage facilities to the Collateral Agent or its designee if the Collateral Agent so requests) or to remove the Collateral or any part thereof to such other places as the Collateral Agent may desire. Upon the occurrence of any Event of Default and at any time thereafter, unless and until such Event of Default has been waived by the Secured Parties or cured to the satisfaction of the Secured Parties, each Obligor shall, upon the Collateral Agent’s demand, assemble the Collateral and make it available to the Collateral Agent at a place reasonably designated by the Collateral Agent. If the Collateral Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Collateral Agent to preserve and protect the security interest and Lien hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest and Lien of the Collateral Agent and the other Secured Parties, appointing overseers for the Collateral and maintaining Inventory records.

9.04 Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the other Secured Parties to exercise any right, remedy or option under this Security Agreement, any other Credit Document or as provided by law, or any delay by the Collateral Agent or the other Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the other Secured Parties shall only be granted as provided herein. To the extent permitted by law, neither the Collateral Agent, the other Secured Parties, nor any party acting as attorney for the Collateral Agent or the other Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder, as determined by a final non-appealable judgment of a court of competent jurisdiction. The rights and remedies of the Collateral Agent and the other Secured Parties under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the other Secured Parties may have.

9.05 Retention of Collateral.

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Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, after providing the notices required by Section 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Collateral Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

9.06 Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the other Secured Parties are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate for the Loans, together with the costs of collection and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

ARTICLE X. RIGHTS OF THE COLLATERAL AGENT.

10.01 Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Collateral Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions with respect to the Collateral upon the occurrence and during the continuance of an Event of Default:

(a) to demand, collect or settle, compromise, adjust, give discharges and releases, all as the Collateral Agent may reasonably determine;

(b) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(c) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

(d) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

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(e) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

(f) to adjust and settle claims under any insurance policy relating thereto;

(g) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(h) to institute any foreclosure proceedings that the Collateral Agent may deem appropriate; and

(i) to do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding or any Credit Document in respect of the Secured Obligations is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility shall have terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest and Lien in the Collateral.

10.02 Performance by the Collateral Agent of Obligations. If any Obligor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Obligors on a joint and several basis pursuant to Section 11.16.

10.03 Assignment by the Secured Parties. Subject to Section 8.05(c) of the Credit Agreement, any of the Secured Parties may from time to time assign the Secured Obligations or any portion thereof, and the assignee shall be entitled to all of the rights and remedies of such Secured Party under this Security Agreement in relation thereto.

10.04 The Collateral Agent’s Duty of Care.

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Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

ARTICLE XI. MISCELLANEOUS.

11.01 Costs of Counsel. If at any time hereafter, (a) whether upon the occurrence of an Event of Default or not, the Collateral Agent employs counsel to (i) prepare or consider amendments, waivers or consents with respect to this Security Agreement, (ii) take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral or (iii) protect the Collateral or (b) whether upon the occurrence of an Event of Default or not, the Collateral Agent or any other Secured Party employs counsel to or exercise any rights or remedies under this Security Agreement or with respect to the Collateral or to seek relief from the automatic or similar stay in effect under any Debtor Relief Law, then the Obligors agree to promptly pay upon demand any and all such costs and expenses of the Collateral Agent and the other Secured Parties, as applicable, all of which costs and expenses shall constitute Secured Obligations hereunder.

11.02 Continuing Agreement.

(a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding or any Credit Documents in respect of the Secured Obligations are in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility shall have terminated. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Collateral Agent, on behalf of the Secured Parties, shall, upon the request and at the expense of the Obligors, forthwith release all of the Liens and security interests hereunder and shall deliver and authorize the filing of all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

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(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including any legal fees and disbursements) incurred by the Collateral Agent or any other Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11.03 Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 8.04 of the Credit Agreement.

11.04 Successors in Interest. This Security Agreement shall create a continuing security interest and Lien in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the other Secured Parties hereunder, to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder except as permitted by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Collateral Agent and each other Secured Party, and its successors and permitted assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent, or such other Secured Party, or its officers, employees or agents, as determined by a final non-appealable judgment of a court of competent jurisdiction.

11.05 Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 8.01 of the Credit Agreement; all notices to the Collateral Agent shall be sent to the address of the Administrative Agent set forth on Schedule IV to the Credit Agreement and all notices to any Obligor shall be sent to such Obligor’s address as set forth on Schedule 3.01.

11.06 Counterparts. This Security Agreement may be executed in any number of counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile or other electronic transmission of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

11.07 Headings.

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The section and subsection headings appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.

11.08 Governing Law. Unless otherwise expressly provided in any Credit Document, this Security Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

11.09 Submission to Jurisdiction. Each Obligor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York County and the courts of the US located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Security Agreement may be brought against such party in any such courts. Final judgment against any Obligor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 11.09 shall affect the right of the Collateral Agent or any other Secured Party to commence legal proceedings or otherwise sue any Obligor in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any Obligor in any manner authorized by the laws of any such jurisdiction. Each of the Obligors agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. Each of the Obligors irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the US; (d) any immunity which it or its assets may have in respect of its obligations under this Security Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Security Agreement or any other Credit Document to post security for the costs of any Obligor or to post a bond or to take similar action.

11.10 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

32

LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

11.11 Severability. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

11.12 Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of the Secured Parties.

11.13 Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement and the other Credit Documents, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

11.14 Other Security; Marshaling.

(a) To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including real property and securities owned by an Obligor or any other Person), or by a guarantee agreement, endorsement or property of any other Person, then the Collateral Agent and the other Secured Parties shall have the right to proceed against such other property, guarantee agreement or endorsement upon the occurrence and during the continuance of any Event of Default, and the Collateral Agent and the other Secured Parties have the right, in their sole discretion, to determine which rights, security, Liens, security interests or remedies the Collateral Agent and the other Secured Parties shall at any time thereafter pursue or take, or at any time relinquish, subordinate or modify with respect thereto, without in any way modifying or affecting any of them or any of the Collateral Agent’s and the other Secured Parties’ rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents or otherwise.

(b) The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative

33

and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Obligor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Security Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Obligor hereby irrevocably waives the benefits of all such laws.

11.15 Joint and Several Obligations of Obligors.

(a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Parties under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement or the other Credit Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

(c) Notwithstanding anything provided in clauses (a) and (b) of this Section 11.15, no Obligor (other than CBII) shall be liable, directly or indirectly, for any Secured Obligations of CBII.

11.16 Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Lenders.

11.17 Joinder. In the event a party becomes an Obligor (each, a “New Obligor”) pursuant to a Joinder Agreement, upon execution of such Joinder Agreement, such New Obligor shall be bound by all the terms and conditions hereof to the same extent as though such New Obligor had originally executed this Security Agreement. The addition of each New Obligor shall not in any manner affect the obligations of the other Obligors hereunder. Each Obligor hereto acknowledges that Schedules 3.01, 3.02 and 3.06 may be amended or modified in connection with the addition of any New Obligor to reflect information relating to such New Obligor.

11.18 Lender Rate Contracts. So long as the terms thereof are in compliance with the Credit Agreement, each Lender Rate Contract shall be secured by the Lien of this Security Agreement to the extent, and, notwithstanding any other provision, if any, in this Security

34

Agreement, only to the extent provided in the Credit Agreement, including Section 7.07 of the Credit Agreement. Such security shall be on a silent basis, so that, notwithstanding any other provision, if any, in this Security Agreement, the Credit Agreement or any other Credit Document, no holders of Lender Rate Contracts shall be able to take any action in respect of the Collateral nor instruct the Collateral Agent or the Required Lenders to take any action in respect of the Collateral.

11.19 Release of Liability of Obligor. In the event that all of the capital stock or other Equity Interests of one or more Obligors is sold or otherwise disposed of (except to any of the CBII Entities) or liquidated in compliance with the requirements of the Credit Agreement and the proceeds of such sale, disposition or liquidation are applied as permitted or required by the terms of the Credit Agreement, such Obligor shall, upon consummation of such sale or other disposition, be released from this Security Agreement automatically and without further action and this Security Agreement shall, as to each such Obligor, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the Equity Interests of any Obligor shall be deemed to be a sale of such Obligor for purposes of this Section 11.19).

11.20 Construction. This Security Agreement is the result of negotiations among, and has been reviewed by, the Obligors, the Collateral Agent and their respective counsel. Accordingly, this Security Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Obligors, the Collateral Agent or any other Secured Party.

[Remainder of page intentionally left blank.]

35

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:

AMERICAN PRODUCE COMPANY

By:
Name:
Title:

B C SYSTEMS, INC.

By:
Name:
Title:

BOCAS FRUIT CO. L.L.C.

By:
Name:
Title:

CHIQUITA BRANDS INTERNATIONAL, INC.

By:
Name:
Title:

CHIQUITA BRANDS L.L.C.

By:
Name:
Title:

SECURITY AGREEMENT

CHIQUITA FRESH NORTH AMERICA L.L.C.

By:
Name:
Title:

COAST CITRUS DISTRIBUTORS HOLDING COMPANY

By:
Name:
Title:

FRESH EXPRESS INCORPORATED

By:
Name:
Title:

FRESH INTERNATIONAL CORP.

By:
Name:
Title:

TRANSFRESH CORPORATION

By:
Name:
Title

SECURITY AGREEMENT

VERDELLI FARMS, INC.

By:
Name:
Title:

SECURITY AGREEMENT

COLLATERAL AGENT:

Accepted and agreed to as of the date first above written.

COÖPERATIEVE CENTRALE RAIFFEISEN –

BOERENLEENBANK B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SECURITY AGREEMENT

Schedule 3.01

Location of Obligors

Schedule 3.02

Exact Legal Name

Schedule 3.05

Chiquita Pledged Intercompany Notes

Schedule 3.06

Copyrights, Patents, Trademarks, and Trademark Licenses

Schedule 4.07

EXHIBIT M

[FORM OF] COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is entered into as of March 31, 2008 among CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Company”), each other Person (as defined in the Security Agreement as defined below) which is listed on Schedule I as a grantor (hereinafter the Company and such other Persons are collectively referred to as the “Grantors” or individually referred to as a “Grantor”) and COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for itself and the other Secured Parties (as defined in the Credit Agreement as defined below).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, Chiquita Brands International, Inc., a New Jersey corporation (“CBII”), each of the Lenders party thereto from time to time, Rabobank, as Administrative Agent (in such capacity, the “Administrative Agent”), as Swing Line Lender, and as an L/C Issuer, and the other Persons party thereto, the Lenders are willing to make certain financial accommodations available to the Company from time to time pursuant to the terms and conditions thereof.

B. The Administrative Agent has agreed to act as the Collateral Agent for the benefit of the Secured Parties in connection with the transactions contemplated by this Copyright Security Agreement.

C. In order to induce the Lenders to enter into the Credit Agreement and the other Credit Documents and to induce the Lenders to make financial accommodations to the Borrower as provided for in the Credit Agreement, the Obligors have agreed to execute and deliver this Copyright Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree as follows:

ARTICLE I. DEFINED TERMS.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement and the Credit Agreement, as applicable.

ARTICLE II. GRANT OF SECURITY INTEREST AND LIENS IN COPYRIGHT COLLATERAL.

2.01 Each Grantor, in order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations owed by such Grantor, hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a continuing security interest and Lien in and right to set off against any and all right, title and interest of such Grantor in and to the following whether now owned or owned, acquired or arising hereafter (collectively, the “Copyright Collateral”):

(a) all of its Copyrights, and all Copyright Licenses to which it is a party, including those referred to opposite such Grantor’s name on Schedule I hereto;

(b) to the extent not included in the definition of “Copyrights” (as defined in the Security Agreement), all applications for registration, registrations, renewals, continuations or extensions, of the foregoing;

(c) to the extent not otherwise included, all Proceeds and products of and from the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement of any Copyright or any Copyright licensed under any Copyright License and (ii) Copyright License royalties.

2.02 Anything contained in this Copyright Security Agreement to the contrary notwithstanding, the term “Copyright Collateral” shall not include any Copyright or Copyright License that is held by any Grantor, as a licensee, to the extent that: (a) as a result of the grant of a security interest or Lien therein, such Grantor’s rights in or with respect to such asset would be forfeited or such Grantor would be deemed to have breached or defaulted under the applicable license or other agreement; and (b) any such restriction is effective and enforceable under applicable law, including after giving full effect to Section 9-408 of the UCC; provided, however, that the term “Copyright Collateral” shall include (1) any and all Proceeds of such Copyrights and Copyright Licenses, and (2) such Copyrights and Copyright Licenses at any time that the restrictions in the license or other agreement are no longer effective or enforceable (including as a result of the exercise of an option to purchase or the repayment of the secured financing) or at any time that the applicable licensor or other applicable party’s consent is obtained to the grant of a security interest and Lien in and to such Copyright or Copyright License in favor of Collateral Agent, for the benefit of the Secured Parties.

2.03 Each Grantor and the Collateral Agent, on behalf of itself and the Secured Parties, hereby acknowledges and agrees that the security interest and Lien created hereby in the Copyright Collateral (i) constitutes continuing collateral security for all of the Secured Obligations of such Grantor, whether now existing or hereafter arising and (ii) is not to be construed as an assignment or sale of any Copyrights or Copyright Licenses. Notwithstanding anything contained in this Copyright Security Agreement, no Subsidiary of CBII shall be deemed to have granted by reason of this Copyright Security Agreement or any of the other Credit Documents any Lien on any of its property or assets to secure any liabilities or Secured Obligations of CBII.

2

ARTICLE III. APPOINTMENT OF COLLATERAL AGENT AS ATTORNEY-IN-FACT.

3.01 The Grantors hereby irrevocably constitute and appoint the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantors or in its name, from time to time, in the Collateral Agent’s discretion, so long as any Event of Default has occurred and is continuing, to take with respect to the Copyright Collateral any and all appropriate action which Grantors might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

3.02 This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding or any Credit Document in respect of the Secured Obligations is in effect, and until all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility shall have terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest and Lien in the Copyright Collateral.

ARTICLE IV. AGREEMENT BY GRANTORS NOT TO ASSIGN OR ENCUMBER ANY OF THE COPYRIGHT COLLATERAL.

Except to the extent not prohibited in the Security Agreement or the Credit Agreement, Grantors agree not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Copyright Collateral.

ARTICLE V. SECURITY AGREEMENT.

The rights, Liens and security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the Liens and security interests granted to the Collateral Agent, on behalf of itself and the Secured Parties, pursuant to the Security Agreement. The Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest and Lien in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of a conflict, the Security Agreement shall control.

3

ARTICLE VI. RECORDATION.

Each Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer record this Copyright Security Agreement.

ARTICLE VII. GOVERNING LAW; WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION; VENUE.

UNLESS OTHERWISE PROVIDED IN ANY CREDIT DOCUMENT, THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PROVISIONS OF THE SECURITY AGREEMENT RELATING TO WAIVER OF JURY TRIAL, CONSENT TO JURISDICTION, VENUE AND ARBITRATION ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

[signature page follows]

4

IN WITNESS WHEREOF, the Grantors have caused a counterpart of this Copyright Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

CHIQUITA BRANDS L.L.C., as a Grantor

By:
Name:
Its:

CHIQUITA BRANDS INTERNATIONAL, INC., as a Grantor

By:
Name:
Its:

TRANSFRESH CORPORATION, as a Grantor

By:
Name:
Its:

ACCEPTED AND ACKNOWLEDGED BY:

COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

Chiquita Brands International, Inc.

Chiquita Brands L.L.C.

TransFRESH Corporation

EXHIBIT N

[FORM OF] PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is entered into as of March 31, 2008 among CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Company”), each other Person (as defined in the Security Agreement as defined below) which is listed on Schedule I as a grantor (hereinafter the Company and such other Persons are collectively referred to as the “Grantors” or individually referred to as a “Grantor”) and COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for itself and the other Secured Parties (as defined in the Credit Agreement as defined below).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, Chiquita Brands International, Inc., a New Jersey corporation (“CBII”), each of the Lenders party thereto from time to time, Rabobank, as Administrative Agent (in such capacity, the “Administrative Agent”), as Swing Line Lender, and as an L/C Issuer, and the other Person party thereto, the Lenders are willing to make certain financial accommodations available to the Company from time to time pursuant to the terms and conditions thereof.

B. The Administrative Agent has agreed to act as the Collateral Agent for the benefit of the Secured Parties in connection with the transactions contemplated by this Patent Security Agreement.

C. In order to induce the Lenders to enter into the Credit Agreement and the other Credit Documents and to induce the Lenders to make financial accommodations to the Borrower as provided for in the Credit Agreement, the Obligors have agreed to execute and deliver this Patent Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree as follows:

ARTICLE I. DEFINED TERMS.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement and the Credit Agreement, as applicable.

ARTICLE II. GRANT OF SECURITY INTEREST AND LIEN IN PATENT COLLATERAL.

2.01 Each Grantor, in order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations owed by such Grantor, hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a continuing security interest and Lien in and right to set off against any and all right, title and interest of such Grantor in and to the following whether now owned or owned, acquired or arising hereafter (collectively, the “Patent Collateral”):

(a) all of its Patents, and all Patent Licenses to which it is a party, including those referred to opposite such Grantor’s name on Schedule I hereto;

(b) to the extent not included in the definition of “Patents” (as defined in the Security Agreement), all applications for registration, registrations, reissues, continuations, continuations-in-part, divisionals or extensions of the foregoing; and

(c) to the extent not otherwise included, all Proceeds and products of and from the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement of any Patent or any Patent licensed under any Patent License, or (ii) Patent License royalties.

2.02 Anything contained in this Patent Security Agreement to the contrary notwithstanding, the term “Patent Collateral” shall not include any Patent or Patent License that is held by any Grantor, as a licensee, to the extent that: (a) as a result of the grant of a security interest or Lien therein, such Grantor’s rights in or with respect to such asset would be forfeited or such Grantor would be deemed to have breached or defaulted under the applicable license or other agreement; and (b) any such restriction is effective and enforceable under applicable law, including after giving full effect to Section 9-408 of the UCC; provided, however, that the term “Patent Collateral” shall include (1) any and all Proceeds of such Patents and Patent Licenses, and (2) such Patents and Patent Licenses at any time that the restrictions in the license or other agreement are no longer effective or enforceable (including as a result of the exercise of an option to purchase or the repayment of the secured financing) or at any time that the applicable licensor or other applicable party’s consent is obtained to the grant of a security interest and Lien in and to such Patent or Patent License in favor of Collateral Agent, for the benefit of the Secured Parties.

2.03 Each Grantor and the Collateral Agent, on behalf of itself and the Secured Parties, hereby acknowledges and agrees that the security interest and Lien created hereby in the Patent Collateral (i) constitutes continuing collateral security for all of the Secured Obligations of such Grantor, whether now existing or hereafter arising and (ii) is not to be construed as an assignment or sale of any Patents or Patent Licenses. Notwithstanding anything contained in this Patent Security Agreement, no Subsidiary of CBII shall be deemed to have granted by reason of this Patent Security Agreement or any of the other Credit Documents any Lien on any of its property or assets to secure any liabilities or Secured Obligations of CBII.

ARTICLE III. APPOINTMENT OF COLLATERAL AGENT AS ATTORNEY-IN-FACT.

3.01 The Grantors hereby irrevocably constitute and appoint the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantors or in its name, from time to time, in the Collateral Agent’s discretion, so long as any Event of Default has occurred and is continuing, to take with respect to the Patent Collateral any and all appropriate action which Grantors might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

3.02 This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding or any Credit Document in respect of the Secured Obligations is in effect, and until all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility shall have terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest and Lien in the Patent Collateral.

ARTICLE IV. AGREEMENT BY GRANTORS NOT TO ASSIGN OR ENCUMBER ANY OF THE PATENT COLLATERAL.

Except to the extent not prohibited in the Security Agreement or the Credit Agreement, Grantors agree not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Patent Collateral.

ARTICLE V. SECURITY AGREEMENT.

The rights, Liens and security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the Liens and security interests granted to the Collateral Agent, on behalf of itself and the Secured Parties, pursuant to the Security Agreement. The Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest and Lien in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of a conflict, the Security Agreement shall control.

ARTICLE VI. RECORDATION.

Each Grantor authorizes and requests that the Commissioner for Patents and any other applicable government officer record this Patent Security Agreement.

ARTICLE VII. GOVERNING LAW; WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION; VENUE.

UNLESS OTHERWISE PROVIDED IN ANY CREDIT DOCUMENT, THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PROVISIONS OF THE SECURITY AGREEMENT RELATING TO WAIVER OF JURY TRIAL, CONSENT TO JURISDICTION, VENUE AND ARBITRATION ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

[signature page follows]

IN WITNESS WHEREOF, the Grantors have caused a counterpart of this Patent Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

CHIQUITA BRANDS L.L.C., as a Grantor

By:
Name:
Its:

FRESH EXPRESS INCORPORATED, as a Grantor

By:
Name:
Its:

FRESH INTERNATIONAL CORP., as a Grantor

By:
Name:
Its:

TRANSFRESH CORPORATION, as a Grantor

By:
Name:
Its:

ACCEPTED AND ACKNOWLEDGED BY:

COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

TO

PATENT SECURITY AGREEMENT

Chiquita Brands L.L.C.

Fresh Express Incorporated

Fresh International Corp.

TransFRESH Corporation

EXHIBIT O

[FORM OF] TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is entered into as of March 31, 2008 among CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Company”), each other Person (as defined in the Security Agreement as defined below) which is listed on Schedule I as a grantor (hereinafter the Company and such other Persons are collectively referred to as the “Grantors” or individually referred to as a “Grantor”) and COÖPERATIEVE CENTRALE RAIFFEISEN—BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for itself and the other Secured Parties (as defined in the Credit Agreement as defined below).

RECITALS

A. Pursuant to that certain Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, Chiquita Brands International, Inc., a New Jersey corporation (“CBII”), each of the Lenders party thereto from time to time, Rabobank, as Administrative Agent (in such capacity, the “Administrative Agent”), as Swing Line Lender, and as an L/C Issuer, and the other Persons party thereto, the Lenders are willing to make certain financial accommodations available to the Company from time to time pursuant to the terms and conditions thereof.

B. The Administrative Agent has agreed to act as the Collateral Agent for the benefit of the Secured Parties in connection with the transactions contemplated by this Trademark Security Agreement.

C. In order to induce the Lenders to enter into the Credit Agreement and the other Credit Documents and to induce the Lenders to make financial accommodations to the Borrower as provided for in the Credit Agreement, the Obligors have agreed to execute and deliver this Trademark Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree as follows:

ARTICLE I. DEFINED TERMS.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement and the Credit Agreement, as applicable.

ARTICLE II. GRANT OF SECURITY INTEREST AND LIEN IN TRADEMARK COLLATERAL.

2.01 Each Grantor, in order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations owed by such Grantor, hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a continuing security interest and Lien in and right to set off against any and all right, title and interest of such Grantor in and to the following, whether now owned or owned, acquired or arising hereafter (collectively, the “Trademark Collateral”):

(a) all of its Trademarks, and all Trademark Licenses to which it is a party, including those referred to opposite such Grantor’s name on Schedule I hereto (provided that no security interest shall be granted in US intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law);

(b) to the extent not included in the definition of “Trademarks” (as defined in the Security Agreement), all applications for registration, registrations, renewals, reissues or extensions of the foregoing or pertaining thereto;

(c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

(d) to the extent not otherwise included, all Proceeds and products of and from the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License or (iii) Trademark License royalties.

2.02 Anything contained in this Trademark Security Agreement to the contrary notwithstanding, the term “Trademark Collateral” shall not include any Trademark or Trademark License that is held by any Grantor, as a licensee, to the extent that: (a) as a result of the grant of a security interest or Lien therein, such Grantor’s rights in or with respect to such asset would be forfeited or such Grantor would be deemed to have breached or defaulted under the applicable license or other agreement; and (b) any such restriction is effective and enforceable under applicable law, including after giving full effect to Section 9-408 of the UCC; provided, however, that the term “Trademark Collateral” shall include (1) any and all Proceeds of such Trademarks and Trademark Licenses, and (2) such Trademarks and Trademark Licenses at any time that the restrictions in the license or other agreement are no longer effective or enforceable (including as a result of the exercise of an option to purchase or the repayment of the secured financing) or at any time that the applicable licensor or other applicable party’s consent is obtained to the grant of a security interest and Lien in and to such Trademark or Trademark License in favor of Collateral Agent, for the benefit of the Secured Parties.

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2.03 Each Grantor and the Collateral Agent, on behalf of itself and the Secured Parties, hereby acknowledges and agrees that the security interest and Lien created hereby in the Trademark Collateral (i) constitutes continuing collateral security for all of the Secured Obligations of such Grantor, whether now existing or hereafter arising and (ii) is not to be construed as an assignment or sale of any Trademarks or Trademark Licenses. Notwithstanding anything contained in this Trademark Security Agreement, no Subsidiary of CBII shall be deemed to have granted by reason of this Trademark Security Agreement or any of the other Credit Documents any Lien on any of its property or assets to secure any liabilities or Secured Obligations of CBII.

ARTICLE III. APPOINTMENT OF COLLATERAL AGENT AS ATTORNEY-IN-FACT.

3.01 The Grantors hereby irrevocably constitute and appoint the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantors or in its name, from time to time, in the Collateral Agent’s discretion, so long as any Event of Default has occurred and is continuing, to take with respect to the Trademark Collateral any and all appropriate action which Grantors might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

3.02 This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding or any Credit Document in respect of the Secured Obligations is in effect, and until all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility shall have terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest and Lien in the Trademark Collateral.

ARTICLE IV. AGREEMENT BY GRANTORS NOT TO ASSIGN OR ENCUMBER ANY OF THE TRADEMARK COLLATERAL.

Except to the extent not prohibited in the Security Agreement or the Credit Agreement, Grantors agree not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Trademark Collateral.

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ARTICLE V. SECURITY AGREEMENT.

The rights, Liens and security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the Liens and security interests granted to the Collateral Agent, on behalf of itself and the Secured Parties, pursuant to the Security Agreement. The Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest and Lien in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of a conflict, the Security Agreement shall control.

ARTICLE VI. RECORDATION.

Each Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government officer, worldwide, record this Trademark Security Agreement.

ARTICLE VII. GOVERNING LAW; WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION; VENUE.

UNLESS OTHERWISE PROVIDED IN ANY CREDIT DOCUMENT, THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PROVISIONS OF THE SECURITY AGREEMENT RELATING TO WAIVER OF JURY TRIAL, CONSENT TO JURISDICTION, VENUE AND ARBITRATION ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

[signature page follows]

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IN WITNESS WHEREOF, the Grantors have caused a counterpart of this Trademark Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

CHIQUITA BRANDS L.L.C., as a Grantor

By:
Name:
Its:

FRESH EXPRESS INCORPORATED, as a Grantor

By:
Name:
Its:

FRESH INTERNATIONAL CORP., as a Grantor

By:
Name:
Its:

GREAT WHITE FLEET LTD., as a Grantor

By:
Name:
Its:

TRANSFRESH CORPORATION, as a Grantor

By:
Name:
Its:

VERDELLI FARMS, INC., as a Grantor

By:
Name:
Its:

ACCEPTED AND ACKNOWLEDGED BY:

COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

TO

TRADEMARK SECURITY AGREEMENT

Chiquita Brands L.L.C.

Fresh Express Incorporated

Fresh International Corp.

Great White Fleet Ltd.

TransFRESH Corporation

Verdelli Farms, Inc.

EXHIBIT P

[FORM OF] JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”), dated as of                     , 20        , is by and between                                 , a                                  (the “Applicant”), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement (as the same may be amended and modified, the “Credit Agreement”) dated as of March 31, 2008 by and among Chiquita Brands L.L.C., a Delaware limited liability company (“Chiquita”), Chiquita Brands International, Inc., a New Jersey corporation (“CBII”), the Lenders party thereto, and the other Person party thereto. Any capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement or the applicable Security Documents.

The Applicant has indicated its desire to become a party to that certain [Reference appropriate Security Documents and/or Guarantee Agreements].

Accordingly the Applicant hereby agrees as follows with the Administrative Agent, for the benefit of itself and the other Secured Parties:

1. The Applicant hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Applicant will be deemed to be a party to the [Reference appropriate Security Documents and/or Guarantee Agreements] and a [Guarantor] [Obligor] [Grantor] [or] [Pledgor] for all purposes of the [Reference appropriate Security Documents and/or Guarantee Agreements], and shall have all of the obligations of a [Guarantor] [Obligor] [Grantor] [or] [Pledgor] thereunder as if it had executed the [Reference appropriate Security Documents and/or Guarantee Agreements]. The Applicant hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the [Reference appropriate Security Documents and/or Guarantee Agreements] and represents and warrants to the Administrative Agent and the Lenders that the representations and warranties with respect to it set forth in the [Reference appropriate Security Documents and/or Guarantee Agreements] are true, correct and complete as of the date hereof (except for the representations and warranties expressly made as of a specified date which if applicable to it, were true as of such date).

2. Each of Schedules              to the [Reference appropriate Security Documents and/or Guarantee Agreements] are hereby amended to include the information relating to the Applicant set forth on Schedules              hereto.

[3. Applicant hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it will secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations owed by it and hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties a continuing security interest and Lien in, and a right to set off against, any and all right, title and interest in and to the Collateral of the Applicant (as such term is defined in Section 2.01 of the Security Agreement that it is joining), whether now owned or existing or owned, acquired, or arising hereafter, of the Applicant upon the terms and subject to the conditions set forth in such Security Agreement.] [ONLY IF APPLICANT EXECUTING A SECURITY AGREEMENT]

[4. Applicant hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it will secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations owed by it and hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties a continuing security interest and Lien in, and a right to set off against, any and all right, title and interest in and to the Pledged Collateral of the Applicant (as such term is defined in Article II of the Pledge Agreement that it is joining), whether now owned or existing or owned, acquired, or arising hereafter, of the Applicant upon the terms and subject to the conditions set forth in such Pledge Agreement.] [ONLY IF APPLICANT EXECUTING A PLEDGE AGREEMENT]

[5. Applicant hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it authorizes the Collateral Agent to file one or more financing statements disclosing the security interest and Lien of the Collateral Agent and the other Secured Parties in any or all of the Collateral of the Applicant without, to the extent permitted by law, the Applicant’s signature thereon (including one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of the Applicant, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of the Security Agreement and/or the Pledge Agreement it is joining), and further the Applicant also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other Person whom the Collateral Agent may designate as the Applicant’s attorney in fact with full power and for the limited purpose to sign in the name of the Applicant any such instruments, documents or notices or any similar documents which in the Collateral Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests and Liens granted hereunder or under the Security Agreement and/or Pledge Agreement it is joining, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations remain outstanding or any Credit Documents in respect of the Secured Obligations are in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments in respect of the Revolving Loan Facility, the Swing Line Sublimit, the Letter of Credit Sublimit and the Term Loan Facility shall have terminated. The Applicant hereby agrees that a carbon, photographic or other reproduction of this Joinder Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to the Applicant wherever the Collateral Agent may in its sole discretion desire to file the same.]

[ONLY IF APPLICANT EXECUTING A SECURITY AGREEMENT]

6. The Applicant acknowledges and confirms that it has received an executed copy of the [Reference appropriate Security Documents and/or Guarantee Agreements] and any schedules and exhibits attached thereto, as well as an executed copy of the Credit Agreement and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the [Reference appropriate Security Documents and/or Guarantee Agreements] have been amended by the Applicant to provide any information required by such schedules and provided by the Applicant to the Administrative Agent.

7. This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Transmission by telecopier or other electronic transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

8. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

9. The Applicant irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York County and the courts of the US located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Note or any of the other Credit Documents may be brought against it in any such courts. Final judgment against the Applicant in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Note shall affect the right of the Administrative Agent or any Lender to commence legal proceedings or otherwise sue the Applicant in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Applicant in any manner authorized by the laws of any such jurisdiction. The Applicant agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. The Applicant irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the US; (d) any immunity which it or its assets may have in respect of its obligations under this Note or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Note or any other Credit Document to post security for the costs of the Applicant or to post a bond or to take similar action.

10. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE APPLICANT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

[The first signature page follows.]

IN WITNESS WHEREOF, the Applicant has caused this Joinder Agreement to be duly executed by its authorized officer[s], and the Administrative Agent, for the benefit of itself and the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

APPLICANT:

By:
Name:
Title:

ADMINISTRATIVE AGENT:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK
B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT Q-1

FORM OF MORTGAGE

RECORDING REQUESTED

BY AND UPON RECORDATION

RETURN TO:

Paul, Hastings, Janofsky & Walker LLP

600 Peachtree Street, NE, Suite 2400

Atlanta, Georgia 30308

Attention: Ted Smith, Esq.

SPACE ABOVE THIS LINE FOR RECORDER’S USE

THIS IS AN OPEN-END MORTGAGE AND SECURES FUTURE ADVANCES PURSUANT TO 42 Pa,C.S.A. §8143. THE MAXIMUM PRINCIPAL AMOUNT SECURED BY THIS MORTGAGE IS SUCH AMOUNT AS MAY BE DUE AND OWING UNDER THE CREDIT DOCUMENTS REFERRED TO HEREIN NOT TO EXCEED $400,000,000.00.

OPEN-END MORTGAGE; SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING

by and from

VERDELLI FARMS, INC., “Mortgagor”

to

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH, in its capacity as Agent, “Mortgagee”

Dated as of March 31, 2008

Municipality:	Harrisburg
County:	Dauphin
State:	Pennsylvania

Tax Parcel I.D,:

Relating to Premises at:

RECORDING REQUESTED

BY AND UPON RECORDATION

RETURN TO:

Paul, Hastings, Janofsky & Walker LLP

600 Peachtree Street, NE, Suite 2400

Atlanta, Georgia 30308

Attention: Ted Smith, Esq.

OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING

THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Mortgage”) is dated as of March 31, 2008 by and from VERDELLI FARMS, INC., a Pennsylvania corporation (“Mortgagor”), whose address is c/o Chiquita Brands L.L.C,, 250 East Fifth Street, Cincinnati, Ohio 45202, Attention: Chief Financial Officer to COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as administrative agent for the Lenders (as defined in the Credit Agreement, defined below) acting in its capacity as the collateral agent for the benefit of the Secured Parties as defined in the Credit Agreement (in such capacity, “Agent”), having an address at 245 Park Avenue, 37th Floor, New York, New York 10167-0062, Attention: Loan Syndications (Agent, together with its successors and assigns, “Mortgagee”).

W I T N E S S E T H

For valuable consideration the receipt and legal sufficiency of which is hereby acknowledged and the mutual covenants herein contained, the parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Credit Agreement dated as of even date herewith, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Chiquita Brands, L.L.C., as borrower (“Borrower”), Chiquita Brands International, Inc., Agent and the other Secured Parties identified therein. As used herein, the following terms shall have the following meanings:

(a) “Event of Default”: An Event of Default under and as defined in the Credit Agreement.

(b) “Guarantee”: That certain Subsidiary Guarantee Agreement by and from Mortgagor and the other guarantors party thereto for the benefit of the Secured Parties, dated as of even date herewith, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

(c) “Indebtedness”: (1) All Secured Obligations (as defined in the Credit Agreement), including all indebtedness of Mortgagor to Mortgagee or any of the other Secured Parties under or with respect to the Credit Agreement, the Guarantee, or any other Credit Document to which

Mortgagor is a party, including, without limitation, the sum of all (a) principal, interest and other amounts owing under or evidenced or secured by the Credit Documents and (b) principal, interest and other amounts which may hereafter be lent by Mortgagee or any of the other Secured Parties under or in connection with the Credit Agreement or any of the other Credit Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee or any of the other Secured Parties under documents which recite that they are intended to be secured by this Mortgage. The Indebtedness secured hereby includes, without limitation, but only to the extent of the value of the Mortgaged Property, all interest and expenses accruing after the commencement by or against Mortgagor or any of its Affiliates of a proceeding under the Bankruptcy Code (as defined in the Credit Agreement) or any similar law for the relief of debtors.

(d) “Mortgaged Property”: The fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Land”), and all of Mortgagor’s right, title and interest now in and to (1) all improvements owned by Mortgagor, now placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property owned by Mortgagor and attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Mortgagor has any rights or any power to transfer rights and that are fixtures (as defined in the UCC, defined below) related to the Land (the “Fixtures”), (3) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper, including all such items as defined in the UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Credit Documents and all deposit amounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property owned by Mortgagor (the “Insurance”), and (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(e) “Obligations”: All of the agreements, covenants, conditions, warranties, representations under the Credit Agreement, the Guarantee, any other Credit Documents, and the Lender Rate Contracts, including the Secured Obligations.

(f) “Security Agreement”: That certain Security Agreement by and from Mortgagor, the other Loan Parties party thereto and Agent, as collateral agent for the benefit of the Secured Parties, dated as of even date herewith, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

(g) “UCC”: The Uniform Commercial Code of Pennsylvania or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Pennsylvania, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2

GRANT

Section 2.1 Grant.

To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee the Mortgaged Property, subject, however, only to the matters that are set forth on Exhibit B attached hereto (the “Permitted Encumbrances”) and to other Permitted Liens.

TO HAVE AND TO HOLD the Mortgaged Property, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

PROVIDED, ALWAYS, that upon payment in full of the Indebtedness and performance in full of the Obligations and termination of all obligations of the Secured Parties under the Credit Agreement (including all obligations to make revolving advances or to honor letters of credit issued thereunder) Mortgagee, at Mortgagor’s request and expense, shall cause this Mortgage to be surrendered or cancelled of record in the manner provided by law.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor owns the Mortgaged Property free and clear of any Hens, claims or interests, except the Permitted Encumbrances and the other Permitted Liens. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

Section 3.2 First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Credit Documents. If any Lien other than a Permitted Encumbrance or another Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such Lien (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

Section 3.3 Payment and Performance. As required by the Guarantee and this Mortgage, Mortgagor shall pay the Indebtedness when due under the Credit Agreement and the other Credit Documents and shall perform the Obligations in full when they are required to be performed.

Section 3.4 Replacement of Fixtures and Personalty. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty owned or leased by Mortgagor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or is permitted to be removed by the Credit Agreement.

Section 3.5 Inspection. Mortgagor shall permit Mortgagee and the other Secured Parties and their respective agents, representatives and employees, upon reasonable prior notice to Mortgagor (so long as no Default shall have occurred and be continuing), to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee or the other Secured Parties may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

Section 3.6 Other Covenants. All of the covenants in the Credit Agreement and the other Credit Documents are incorporated herein by reference and, together with covenants in this Article 3 shall be covenants running with the Land.

Section 3.7 Insurance; Condemnation Awards and Insurance Proceeds.

(a) Insurance. Mortgagor shall maintain or cause to be maintained such insurance as required pursuant to Section 5.01(d) of the Credit Agreement. If any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Mortgagor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act,

(b) Condemnation Awards. Mortgagor assigns all Condemnation Awards to Mortgagee and authorizes Mortgagee to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement (including without limitation, Section 2.06(c)(iii) thereof).

(c) Insurance Proceeds. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Subject to the terms of the Credit Agreement (including without limitation, Section 2.06(c)(iii) thereof), Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

ARTICLE 4

[Intentionally Omitted]

ARTICLE 5

DEFAULT AND FORECLOSURE

Section 5.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee’s election and by or through Mortgagee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Subject to any provisions of the Credit Documents providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

(b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7.

(d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage by judicial action. At any sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee shall deliver to the purchaser at such sale its deed conveying the property so sold, but without any covenant or warranty express or implied, and the recitals in such deed of matters or facts shall be conclusive proof of the truthfulness thereof. In addition, any such sale shall be free and clear of any interest of Mortgagor under any lease, encumbrance or other matter affecting the property so sold which is subject or subordinate to this Mortgage, except that any such sale shall not result in the termination of any such lease (A) if and to the extent otherwise provided in the estoppel or other agreement executed by the tenant to such lease and Mortgagee, or (B) if the purchaser at such sale gives written notice to such tenant, within ten (10) days after date of sale, then the lease will continue in effect. Mortgagee or any of the other Secured Party may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the purchase price against the Indebtedness in lieu of paying cash.

(e) Receiver, To the extent permitted by law, make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7.

(f) Other. Exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

Section 5.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may direct. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior Lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Mortgagee to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 5.6 Discontinuance of Proceedings. If Mortgagee or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Mortgagor, any other Secured Party and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and any other Secured Party shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or any other Secured Party thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

Section 5.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee’s and receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement; and

(b) to the payment of the Indebtedness and performance of the Obligations as provided in Section 6.03 of the Credit Agreement.

Section 5.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 5.9, or otherwise under this Mortgage or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest lawful rate at which interest is then computed on any portion of the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

(b) Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 5.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee under the Credit Documents, at law or in equity shall cause Mortgagee or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise,

ARTICLE 6

ASSIGNMENT OF RENTS AND LEASES

Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law).

Section 6.2 Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon ‘recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, in any case under the Bankruptcy Code, without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 6.4 No Merger of Estates. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

ARTICLE 7

SECURITY AGREEMENT

Section 7.1 Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, subject to the terms of the Security Agreement, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor. In the event of any conflict or inconsistency between the terms of this Mortgage and the terms of the Security Agreement with respect to the collateral covered both therein and herein, the Security Agreement shall control and govern to the extent of any such conflict or inconsistency.

Section 7.2 Financing Statements. Subject to the terms of the Security Agreement, Mortgagee shall be authorized to prepare such financing statements, and Mortgagor shall execute and deliver to Mortgagee such other documents, instruments and further assurances, in each case in form and substance satisfactory to Mortgagee, as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder. Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor represents and warrants to Mortgagee that Mortgagor’s jurisdiction of organization is the State of Delaware. After the date of this Mortgage, Mortgagor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least thirty (30) days’ prior written notice to Mortgagee.

Section 7.3 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 7.3 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be fled as a financing statement. Mortgagor is the “Debtor” and its name and mailing address are set forth in the preamble of this Mortgage immediately preceding Article 1 Mortgagee is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in Section 1.1(d) of this Mortgage. Mortgagor represents and warrants to Mortgagee that Mortgagor is the record owner of the Mortgaged Property, and the organizational identification number of Mortgagor is 667494.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 9 of the Guarantee.

Section 8.2 Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Land. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of and be bound by, the terms of the Credit Agreement and the other Credit Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 8.3 Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, which power of attorney is coupled with an interest and with full power of substitution, with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder; provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the highest rate at which interest is then computed on any portion of the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3.

Section 8.4 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of the other Secured Parties, Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

Section 8.5 No Waiver. Any failure by the other Secured Parties or Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Credit Documents shall not be deemed to be a waiver of same, and the other Secured Parties and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.6 Credit Agreement; Interpretive Provisions. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement or the Guarantee, the Credit Agreement and the Guarantee shall control and govern to the extent of any such conflict or inconsistency. Nothing contained herein shall be construed to waive or negate the rights of Mortgagor to notice or cure as expressly contained in the Credit Agreement, the Guarantee, or any other Credit Document. The provisions of Sections 1.04, 1.05, 1.07, 1.10 and 1.11 of the Credit Agreement are hereby incorporated into this Mortgage by reference.

Section 8.7 Release or Reconveyance. Upon payment in full of the Indebtedness and performance in full of the Obligations and termination of all obligations of the Secured Parties under the Credit Agreement (including all obligations to make revolving advances or to honor letters of credit issued thereunder) or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, Mortgage; at Mortgagor’s request and expense, shall cause this Mortgage to be surrendered or cancelled of record in the manner provided by law.

Section 8.8 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness or Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of any other Secured Party or Mortgagee.

Section 8.9 Applicable Law; Service of Process; Waiver of Jury Trial. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). Mortgagor agrees that service of process in any proceeding may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to Mortgagor at its address set forth in the Credit Agreement or at such other address of which the Mortgagee shall have been notified pursuant thereto. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Mortgagee to bring proceedings against Mortgagor in the courts of any other jurisdiction. To the fullest extent permitted by applicable law, hereby irrevocably waives all right to trial by jury as to any issue relating hereto in any action, proceeding, or counterclaim arising out of or relating to this Mortgage or any other Credit Document.

Section 8.10 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.11 Severability. If any provision of this Mortgage shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Mortgage.

Section 8.12 Entire Agreement. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagor and Mortgagee relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 8.13 Mortgagee as Agent; Successor Agents.

(a) Agent has been appointed to act as Agent hereunder by the other Secured Parties. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement and this Mortgage. Mortgagor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of any other party therefor.

(b) Mortgagee shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to the Credit Agreement shall also constitute notice of resignation as Agent under this Mortgage. Removal of Agent pursuant to any provision of the Credit Agreement shall also constitute removal as Agent under this Mortgage. Appointment of a successor Agent pursuant to the Credit Agreement shall also constitute appointment of a successor Agent under this Mortgage. Upon the acceptance of any appointment as Agent by a successor Agent under the Credit Agreement, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Mortgagee under this Mortgage, and the retiring or removed Agent shall promptly, at the expense of Mortgagor (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Mortgage and the Credit Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Agent hereunder.

ARTICLE 9

LOCAL LAW PROVISIONS

Section 9.1 Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 9 and the other provisions of this Mortgage, the terms and conditions of this Article 9 shall control and be binding.

Section 9.2 Open-End Mortgage. This Mortgage is an Open-End Mortgage as defined in Section 8143(f) of Title 42 of the Pennsylvania Consolidated Statutes, and as such, is entitled to the benefits of 42 PA. C.S.A. § 8143 et seq. (the “Act”) and shall secure any additional loans as well as any and all present or future advance and readvances under the Credit Agreement, or any other Credit Document, made by Mortgagee to or for the benefit of Mortgagor or the Mortgaged Property, all of which shall be entitled to the benefits of an Open-End Mortgage under 42 Pa. C.S.A. § 8143 and shall have the same lien priority as if the future loans, advances or readvances were made as of the date hereof, including, without limitation: (1) principal, interest, late charges, fees and other amounts due under the Credit Agreement, the Credit Documents or this Mortgage; (ii) all advances by Mortgagee to Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any improvements on the Mortgaged Property; (iii) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs and costs incurred by Mortgagee for the enforcement and protection of the Mortgaged Property or the lien on this Mortgage; and (iv) all legal fees, costs and other expenses incurred by Mortgagee by reason of any default or otherwise in connection with the Credit Agreement, the Credit Documents or this Mortgage. The maximum amount of indebtedness (as defined in 42 PA. C.S.A. § 8143) that may be outstanding at any time and secured hereby is $400,000,000.00, plus accrued and unpaid interest thereon.

Notices pursuant to the Act shall be delivered to:

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A

245 Park Avenue, 37th Floor

New York, New York 10167-0062

Attention: Loan Syndications

Section 9.3 Protective Advances. In addition to the obligations of Mortgagor with respect to such loan indebtedness and interest, this Mortgage secures unpaid balances of advances made with respect to the Mortgaged Property for the payment of taxes, assessments, maintenance charges, insurance premiums and costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage, and costs and expenses, including attorneys’ fees, court costs and disbursements, incurred by Agent by reason of default by Borrower or Mortgagor under the Credit Agreement, this Mortgage or the other Credit Documents.

Section 9.4 Additional Rights and Remedies. Without limitation of the provisions of Article 5 hereof, it is expressly agreed that if at any time following an Event of Default hereunder (a) a writ of execution is issued upon a judgment obtained under the Obligations or any portion thereof, or (b) an action of mortgage foreclosure or any other action or proceeding is instituted in respect of this Mortgage, there shall be payable to and recovered by Mortgagee (i) the entire unpaid principal balance of the Indebtedness, with interest thereon at the interest rate then applicable under the Credit Documents, (ii) all costs of suit (including reasonable attorneys’ fees, forum costs and disbursements), and (iii) all moneys expended by Mortgagee in payment of taxes, sewer rents and water rents, claims or charges and in effecting insurance coverage or repairs, with interest on such expenditures at the interest rate applicable under the Credit Documents. Mortgagor waives and relinquishes unto and in favor of Mortgagee all benefits and exemptions under the laws now in effect or hereafter passed to relieve Mortgagor in any manner from the obligations assumed in connection with the Indebtedness for which this Mortgage is security or to reduce the amount of the Indebtedness to any greater extent than the amount actually received by Mortgagee from the sale of the Mortgaged Property in any judicial proceedings in respect of the Indebtedness or this Mortgage.

THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OR AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST MORTGAGOR. IN GRANTING THIS WARRANT OR AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST MORTGAGOR, MORTGAGOR HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND (ON THE ADVICE OF SEPARATE COUNSEL OF MORTGAGOR) UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS MORTGAGOR HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE CONSTITUTION AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

MORTGAGOR, FOR THE PURPOSE OF (1) SECURING PAYMENT OF ALL OR ANY PORTION OF THE UNPAID INDEBTEDNESS DUE UNDER THE LOAN, INCLUDING UNPAID INTEREST, COSTS AND ATTORNEY’S FEES, OR (2) FOR SECURING POSSESSION OF THE MORTGAGED PROPERTY TO MORTGAGEE, IN THE EVENT OF ANY EVENT OF DEFAULT HEREUNDER, DOES HEREBY AUTHORIZE AND EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, AS ATTORNEY FOR MORTGAGOR AS WELL AS FOR ALL PERSONS CLAIMING UNDER, BY OR THROUGH MORTGAGOR, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MORTGAGOR AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR FOR ALL OR ANY PORTION OF THE UNPAID INDEBTEDNESS DUE UNDER THE LOAN OR THE RECOVERY BY MORTGAGEE OF THE POSSESSION OF THE MORTGAGED PROPERTY FOR WHICH THIS MORTGAGE (OR A COPY THEREOF VERIFIED BY AFFIDAVIT) SHALL BE SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT, FORECLOSURE OR PROCEEDING WHATSOEVER. MORTGAGOR HEREBY RELEASES AND AGREES TO RELEASE MORTGAGEE FROM ALL ERRORS AND DEFECTS WHATSOEVER IN CONNECTION WITH SUCH JUDGMENT IN CAUSING A WRIT TO BE ISSUED, AND IN ANY PROCEEDINGS THEREON OR CONCERNING THE SAME. MORTGAGOR AGREES THAT NO WRIT, ERROR, APPEAL OR OBJECTION SHALL BE MADE OR TAKEN THERETO, PROVIDED THAT MORTGAGEE SHALL HAVE FILED IN SUCH ACTION AN AFFIDAVIT OF DEFAULT MADE BY IT OR ANYONE AUTHORIZED ON ITS BEHALF. IT IS HEREBY EXPRESSLY AGREED THAT IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED, THE SAME SHALL BE DISCONTINUED, MARKED SATISFIED OF RECORD, OR DETERMINED, OR POSSESSION OF THE MORTGAGED PROPERTY SHALL REMAIN IN OR TO BE RESTORED TO MORTGAGOR, THE RIGHTS AND POWERS OF MORTGAGEE SHALL NOT BE DEEMED TO HAVE BEEN EXHAUSTED BY ANY SUCH ACTION, BUT MORTGAGEE SHALL HAVE THE SAME RIGHTS AS AFORESAID, FOR THE SAME EVENT OF DEFAULT, OR FOR ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT TO CONFESS JUDGMENT AND TO BRING ONE OR MORE FURTHER ACTIONS TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY. IN ANY SUCH ACTION, A COPY OF THIS MORTGAGE, VERIFIED BY AFFIDAVIT BY MORTGAGEE OR ANYONE AUTHORIZED ON BEHALF OF MORTGAGEE MAY BE FILED, IN WHICH EVENT IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW OR RULE OF COURT TO THE CONTRARY NOTWITHSTANDING. THE RIGHT SET FORTH HEREIN SHALL NOT MERGE WITH ANY JUDGMENT OBTAINED ON THE INDEBTEDNESS OR THE OTHER CREDIT DOCUMENTS. MORTGAGEE MAY COMMENCE AN ACTION IN EJECTMENT FOR POSSESSION OF THE PREMISES BEFORE OR AFTER THE INSTITUTION OF FORECLOSURE PROCEEDINGS UPON THIS MORTGAGE, OR BEFORE OR AFTER JUDGMENT THEREON, ON THE CREDIT AGREEMENT OR OTHER CREDIT DOCUMENTS, OR BEFORE OR AFTER A SALE OF THE PREMISES BY THE SHERIFF, MARSHAL, CONSTABLE OR OTHER PROPER LEGAL OFFICER.

Initials of authorized signatory of Mortgagor

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

THE UNDERSIGNED MORTGAGOR ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSIONS OF JUDGMENT AND WAIVERS CONTAINED IN SECTION 9.4 HEREOF AND KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY ENTERS INTO THIS INSTRUMENT FULLY COMPREHENDING THE RELINQUISHMENT OF CERTAIN RIGHTS BY VIRTUE OF SUCH CONFESSIONS OF JUDGMENT AND WAIVERS.

MORTGAGOR:	VERDELLI FARMS, INC., a Pennsylvania corporation

By:

Name:

Title:

Certified Address of Mortgagee

The undersigned hereby certifies that the address of the mortgagee is:

245 Park Avenue, 37th Floor

New York, New York 10167-0062

Attention: Loan Syndications

By:

Name:

Title:

STATE OF		)
) ss.
COUNTY OF	)

On                     , 2008, before me the undersigned office, personally appeared                      who acknowledged himself to be the                      of Verdelli Farms, Inc., a Pennsylvania corporation, and that he as such                      being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                     .

In witness whereof, I hereunto set my official hand and official seal.

Notary Public

CONFESSION OF JUDGMENT

EXPLANATION AND DISCLOSURE OF RIGHTS/WAIVERS

Agent:             COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

Borrower:       CHIQUITA BRANDS, L.L.C.

Mortgagor;     VERDELLI FARMS, INC.

1. Agent has agreed to make a certain financial accommodations (the “Loan”) to Borrower. Mortgagor has executed a guarantee guaranteeing certain obligations of Borrower with respect to the Loan. In connection therewith, Mortgagor is executing and delivering to Agent an instrument (the “Instrument”) which contains warrants of attorney to confess judgment respectively against Mortgagor.

2. Mortgagor clearly and specifically acknowledges, understands and agrees that:

(A) THE WARRANTS OF ATTORNEY TO CONFESS JUDGMENT CONTAINED IN THE INSTRUMENT ARE PROVISIONS PURSUANT TO WHICH AGENT MAY ENTER JUDGMENT BY CONFESSION AGAINST MORTGAGOR.

(B) THE INSTRUMENT ALSO CONTAINS PROVISIONS UNDER WHICH AGENT MAY, AFTER ENTRY OF JUDGMENT AND WITHOUT EITHER NOTICE OR A HEARING, FORECLOSE UPON, ATTACH, LEVY OR TAKE POSSESSION OF OR OTHERWISE SEIZE PROPERTY OF MORTGAGOR, IN FULL OR PARTIAL PAYMENT OF THE JUDGMENT.

(C) BY SIGNING THE INSTRUMENT CONTAINING THE CONFESSION OF JUDGMENT CLAUSE, MORTGAGOR WILL GIVE UP THE RIGHT TO ANY NOTICE OR OPPORTUNITY TO BE HEARD PRIOR TO THE ENTRY OF THIS JUDGMENT ON THE RECORDS OF THE COURT.

(D) BY SIGNING THE INSTRUMENT CONTAINING THE CONFESSION OF JUDGMENT CLAUSE, MORTGAGOR WILL AGREE THAT AGENT CAN ENTER THIS JUDGMENT PRIOR TO PROOF OF NON-PAYMENT OR OTHER DEFAULT ON MORTGAGOR’S PART.

(E) BY SIGNING THE INSTRUMENT CONTAINING THE CONFESSION OF JUDGMENT CLAUSE, MORTGAGOR WILL SUBJECT ALL OF MORTGAGOR’S PROPERTY, BOTH REAL AND PERSONAL, TO EXECUTION (AND SHERIFF’S SALE), PURSUANT TO THIS JUDGMENT, PRIOR TO PROOF OF NON-PAYMENT OR OTHER DEFAULT ON THE PART OF MORTGAGOR OR ANY OTHER PARTY.

3. Mortgagor acknowledges, knows and understands that it is the confession of judgment clause in the Instrument which give Agent the rights enumerated in subparagraphs A through E of Paragraph 2 above. IF MORTGAGOR DOES NOT SIGN THE INSTRUMENT WHICH CONTAINS CONFESSION OF JUDGMENT CLAUSE(S), MORTGAGOR UNDERSTANDS THAT MORTGAGOR WOULD HAVE THE FOLLOWING:

(A) THE RIGHT TO HAVE NOTICE AND AN OPPORTUNITY TO BE HEARD PRIOR TO ENTRY OF JUDGMENT.

(B) THE RIGHT TO HAVE THE BURDEN OF PROVING DEFAULT REST UPON AGENT BEFORE MORTGAGOR’S PROPERTY COULD BE EXPOSED TO EXECUTION ON THE JUDGMENT.

(C) THE RIGHT TO AVOID THE ADDITIONAL EXPENSE OF ATTORNEYS’ FEES AND COSTS INCIDENT TO THE OPENING OR STRIKING OFF OF A CONFESSED JUDGMENT.

4. Mortgagor, with full and complete understanding of these rights which Mortgagor has prior to signing the Instruments and clearly aware that these rights will be given up, waived, relinquished, and abandoned if Mortgagor signs the Instruments, MORTGAGOR NEVERTHELESS FREELY, KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY CHOOSES TO SIGN THE INSTRUMENTS, MORTGAGOR’S INTENTION BEING TO GIVE UP, WAIVE, RELINQUISH, AND ABANDON MORTGAGOR’S KNOWN RIGHTS (AS DESCRIBED IN PARAGRAPH 3 ABOVE) AND TO SUBJECT MORTGAGOR TO THE CIRCUMSTANCES DESCRIBED IN PARAGRAPH 2 ABOVE.

5. Mortgagor acknowledges, represents and warrants to Agent that:

(A) Mortgagor’s annual income exceeds $10,000.

(B) Mortgagor has received a copy of this disclosure document at the time of signing.

(C) The Loan has been advanced for business purposes.

(D) Mortgagor and any individual(s) executing the Instrument or this disclosure on behalf of the Mortgagor are duly authorized to execute the Instrument and this disclosure (including the warrant of attorney) on behalf of the Mortgagor.

IN WITNESS WHEREOF, Mortgagor intending to be legally bound, has executed this disclosure this      day of March, 2008.

We have read this entire form and we fully understand its contents.

MORTGAGOR:

VERDELLI FARMS, INC., a Pennsylvania corporation

By:

Name:

Title:

EXHIBIT A

LEGAL DESCRIPTIONS

Legal Descriptions of premises located in Harrisburg, Pennsylvania (Dauphin County):

[See Attached Page(s) For Legal Descriptions]

Exh. A-1

EXHIBIT B

PERMITTED ENCUMBRANCES

Those exceptions set forth in Schedule B of that certain policy of title insurance issued to Mortgagee by [            ] on or about the date hereof pursuant to commitment number [            ].

Exh. B-1

EXHIBIT Q-2

FORM OF CLAYTON COUNTY LEASEHOLD MORTGAGE

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PREPARED BY, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Paul, Hastings, Janorsky & Walker LLP

600 Peachtree Street, NE, Suite 2400

Atlanta, Georgia 30308

Attention: Ted Smith, Esq.

LEASEHOLD DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND LEASES, AND

SECURITY AGREEMENT

by and from

FRESH EXPRESS INCORPORATED, as successor by merger and name change to Fresh-Cuts

Incorporated, “Grantor”

to

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH, in its capacity as Agent, “Grantee”

Dated as of April [            ], 2008

Location; 1361 Southern Road
Municipality: Morrow
County: Clayton
State: Georgia

NO INTANGIBLE TAX IS DUE BECAUSE THIS INSTRUMENT SECURES A GUARANTY

AGREEMENT

THIS INSTRUMENT SECURES INDEBTEDNESS IN AN AGGREGATE AMOUNT NOT TO

EXCEED $400,000,000.00

THE FINAL MATURITY DATE OF THE INDEBTEDNESS IS MARCH 31, 2014

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LEASEHOLD DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND LEASES, AND

SECURITY AGREEMENT

THIS LEASEHOLD DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT (this “Deed to Secure Debt”) is dated as of April [    ], 2008 by and from FRESH EXPRESS INCORPORATED, a Delaware corporation, as successor by merger and name change to Fresh-Cuts Incorporated, a Delaware corporation (“Grantor”), whose address is c/o Chiquita Brands L.L.C., 250 East Fifth Street, Cincinnati, Ohio 45202 to COÖPERATIEVE CENTRALE RALFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as administrative agent for the Lenders (as defined in the Credit Agreement, defined below) acting in its capacity as the collateral agent for the benefit of the Secured Parties as defined in the Credit Agreement (in such capacity, “Agent”), having an address at 245 Park Avenue, 37th Floor, New York, New York 10167-0062, Attention: Loan Syndications (Agent, together with its successors and assigns, “Grantee”).

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Credit Agreement dated March 31, 2008, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Chiquita Brands, L.L.C., as borrower (“Borrower”), Chiquita Brands International, Inc., Agent and the other Secured Parties identified therein. As used herein, the following terms shall have the following meanings;

(a) “Event of Default”: An Event of Default under and as defined in the Credit Agreement.

(b) “Guarantee”: That certain Subsidiary Guarantee Agreement by and from Grantor and the other guarantors party thereto for the benefit of the Secured Parties, dated March 31, 2008, as the same may be hereafter amended, amended and restated, supplemented or otherwise modified from time to time.

(c) “Indebtedness”: (1) All Secured Obligations (as defined in the Credit Agreement), including all indebtedness of Grantor to Grantee or any of the other Secured Parties under or with respect to the Credit Agreement, the Guarantee, or any other Credit Document to which Grantor is a party, including, without limitation, the sum of all (a) principal, interest and other amounts owing under or evidenced or secured by the Credit Documents and (b) principal, interest and other amounts which may hereafter be Ient by Grantee or any of the other Secured Parties under or in connection with the Credit Agreement or any of the other Credit Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Grantee or any of the other Secured Parties under documents which recite that they are intended to be secured by this Deed to Secure Debt. The Indebtedness secured hereby includes, without limitation, all interest and expenses accruing after the commencement by or against Grantor or any of its Affiliates of a proceeding under the Bankruptcy Code (as defined in the Credit Agreement) or any similar law for the relief of debtors.

(d) “Mortgaged Property”: The leasehold interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference created by the Subject Lease (defined below), together with all rights and interests of Grantor in and to the Subject Lease and any greater estate in such real property as hereafter may be acquired by Grantor pursuant to any purchase option under the

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Subject Lease (including without limitation, pursuant to Section 11 of the Subject Lease) or otherwise (the “Land”), and all of Grantor’s right, title and interest now in and to (I) all improvements owned by Grantor, now placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property owned by Grantor and attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Grantor has any rights or any power to transfer rights and that are fixtures (as defined in the UCC, defined below) related to the Land (the “Fixtures”), (3) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper, including all such items as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Credit Documents and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person, a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all options to purchase or lease the Mortgaged Property or any portion thereof or interest therein (the “Options”), including without limitation, the Purchase Option (defined below), (8) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property owned by Grantor (the “Insurance”), and (13) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Deed to Secure Debt, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(e) “Obligations”: All of the agreements, covenants, conditions, warranties, representations under the Credit Agreement, the Guarantee, and any other Credit Documents, and the Lender Rate Contracts, including the Secured Obligations.

(f) “Purchase Option”: That certain purchase option contained in Section 11 of the Subject Lease.

(g) “Security Agreement”: That certain Security Agreement by and from Grantor, the other Loan Parties party thereto and Agent, as collateral agent for the benefit of the Secured Parties, dated March 31, 2008, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

(h) “Subject Lease”: Shall have the meaning set forth in Exhibit B attached hereto.

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(i) “UCC”: The Uniform Commercial Code of Georgia or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Georgia, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2

GRANT

Section 2.1 Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Grantee the Mortgaged Property, subject, however, only to the matters that are set forth on Exhibit C attached hereto (the “Permitted Encumbrances”) and to other Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property unto Grantee, FOREVER WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Grantee.

THIS CONVEYANCE is given to secure a guaranty of a revolving loan in the maximum principal amount at any one time outstanding not to exceed $400,000,000.00, maturing on March 31, 2014, and is intended to operate and is to be construed as a deed passing title to the property herein described to Grantee and is intended to operate under Title 44, Chapter 14, Article 3 of the Official Code of Georgia Annotated in regard to the sale of property to secure debts, and not as a mortgage.

THIS DEED TO SECURE DEBT is given for the purpose of conveying real property in order to secure future advances, whether such advances are obligatory or to be made at the option of Lenders, or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof. The security title created by this Deed to Secure Debt, as to third persons, with or without actual knowledge hereof, shall be valid as to all such indebtedness and such future advances, from the date of recordation of this Deed to Secure Debt, shall have priority.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Grantee as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances and the other Permitted Liens. This Deed to Secure Debt creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

Section 3.2 First Lien Status. Grantor shall preserve and protect the first lien and security interest status of this Deed to Secure Debt and the other Credit Documents. If any Lien other than a Permitted Encumbrance or another Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Grantee a detailed written notice of such Lien (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Grantee).

Section 3.3 Payment and Performance. As required by the Guarantee and this Deed to Secure Debt, Grantor shall pay the Indebtedness when due under the Credit Agreement and the other Credit Documents and shall perform the Obligations in full when they are required to be performed.

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Section 3.4 Replacement of Fixtures and Personalty. Grantor shall not, without the prior written consent of Grantee, permit any of the Fixtures or Personalty owned or leased by Grantor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or is permitted to be removed by the Credit Agreement.

Section 3.5 Inspection. Grantor shall permit Grantee and the other Secured Parties and their respective agents, representatives and employees, upon reasonable prior notice to Grantor (so long as no Default shall have occurred and be continuing), and in compliance with the Subject Lease, to inspect the Mortgaged Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Grantee or the other Secured Parties may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

Section 3.6 Other Covenants. All of the covenants in the Credit Agreement and the other Credit Documents are incorporated herein by reference and, together with covenants in this Article 3 shall be covenants running with the Land.

Section 3.7 Insurance; Condemnation Awards and Insurance Proceeds.

(a) Insurance. Grantor shall maintain or cause to be maintained such insurance as required pursuant to Section 5.01(d) of the Credit Agreement. If any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Grantor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

(b) Condemnation Awards. Subject to the terms of the Subject Lease, Grantor assigns all Condemnation Awards to Grantee and authorizes Grantee to collect and receive such Condemnation Awards (to the extent Grantor is entitled thereto under the Subject Lease) and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement (including, without limitation, Section 2.06(c)(i i) thereof).

(c) Insurance Proceeds. Subject to the terms of the Subject Lease, Grantor assigns to Grantee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Subject to the terms of the Credit Agreement (including, without limitation, Section 2.06(c)(iii) thereof), Grantor authorizes Grantee to collect and receive such proceeds (to the extent Grantor is entitled thereto under the Subject Lease) and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses (to the extent Grantor is entitled thereto under the Subject Lease) directly to Grantee, instead of to Grantor and Grantee jointly.

ARTICLE 4

LEASEHOLD DEED TO SECURE DEBT PROVISIONS

Section 4.1 Representations; Warranties; Covenants. Grantor hereby represents, warrants and covenants that:

(a) (1) Except as set forth in Exhibit B hereof, the Subject Lease is unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Grantor enjoys the quiet and peaceful possession of the Premises, (4) to the best of its knowledge, Grantor is not in default under any of the terms thereof and there are no circumstances

4

which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Grantor’s knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed, (6) Grantor has not previously subordinated its interest in the Mortgaged Property to the Lien or interests of any mortgagee of the lessor’s fee interest in the Premises and (7) the Purchase Option is in full force and effect, has not been modified and none of Grantor’s rights and interests therein have been waived;

(b) Grantor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Grantor as lessee under the Subject Lease;

(c) Grantor shall notify Grantee in writing of any default by Grantor in the performance or observance of any terms, covenants or conditions on the part of Grantor to be performed or observed under the Subject Lease within three (3) days after Grantor obtains knowledge of such default;

(d) Grantor shall, immediately upon receipt thereof, deliver a copy of each notice given to Grantor by the lessor pursuant to the Subject Lease and promptly notify Grantee in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

(e) Grantor shall not, without the prior written consent of Grantee (which may be granted or withheld in Grantee’s sole and absolute discretion) terminate, modify or surrender the Subject Lease or the Purchase Option (other than by any exercise thereof), and any such attempted termination, modification or surrender without Grantee’s written consent shall be void;

(f) Grantor shall not, without the prior written consent of Grantee, exercise the Purchase Option;

(g) Grantor shall, within twenty (20) days after written request from Grantee, use its best efforts to obtain from the lessor and deliver to Grantee a certificate setting forth the name of the tenant under the Subject Lease and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on Grantor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease (or if any such default or event is existing, specifying the nature of such default or event), stating the date to which rent has been paid, and containing such other statements and representations as may be requested by Grantee; and

(h) Grantor shall not at any time subordinate its interest in the Mortgaged Property or any portion thereof to the Lien or interests of any mortgagee of the lessor’s fee interest in the Premises.

Section 4.2 No Merger. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the Premises subject to the Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Grantor, or in a third party, by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the Premises, or any part thereof by the exercise of any purchase option under the Subject Lease or otherwise, the lien of this Deed to Secure Debt shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein.

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Grantor agrees to execute all instruments and documents that Grantee may reasonably require to ratify, confirm and further evidence the lien of this Deed to Secure Debt on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Grantee as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Grantor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

Section 4.3 Grantee as Lessee. If the Subject Lease shall be terminated prior to the natural expiration of its term due to default by Grantor or any tenant thereunder, and if, pursuant to the provisions of the Subject Lease, Grantee or its designee shall acquire from the lessor a new lease of the Premises, Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

Section 4.4 No Assignment. Notwithstanding anything to the contrary contained herein, this Deed to Secure Debt shall not constitute an assignment of the Subject Lease within the meaning of any provision thereof prohibiting its assignment and Grantee shall have no liability or obligation thereunder by reason of its acceptance of this Deed to Secure Debt. Grantee shall be liable for the obligations of the tenant arising out of the Subject Lease for only that period of time for which Grantee is in possession of the Premises or has acquired, by foreclosure or otherwise, and is holding all of Grantor’s right, title and interest therein.

ARTICLE 5

DEFAULT AND FORECLOSURE

Section 5.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, Grantee may, at Grantee’s election, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Subject to any provisions of the Credit Documents providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b) Entry on Mortgaged Property. Subject to the terms of the Subject Lease and applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default, and without Grantee’s prior written consent, subject to the terms of the Subject Lease and applicable law, Grantee may invoke any legal remedies to dispossess Grantor.

(c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Grantee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Grantee deems necessary or desirable), all in a manner consistent with the terms of the Subject Lease, and apply all Rents and other amounts collected by Grantee in connection therewith in accordance with the provisions of Section 5.7.

(d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed to Secure Debt, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Grantee may determine, subject to the terms of

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the Subject Lease and applicable law. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. Upon acceleration of the Indebtedness, Grantee may sell the Mortgaged Property or any part of the Mortgaged Property at one or more public sale or sales before the door of the courthouse of the county in which the Mortgaged Property or any part of the Mortgaged Property is situated, to the highest bidder for cash, in order to pay the Indebtedness and satisfy the Obligations, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys’ fees, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to number of days) in a newspaper in which sheriff’s sales are advertised in said county, all other notice being hereby waived by Grantor. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Mortgaged Property or any part of the Mortgaged Property in fee simple, with full warranties of title, and to this end Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed, and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and shall not be exhausted by one exercise thereof, but may be exercised until full payment of all the Indebtedness and satisfaction of all the Obligations. In the event of any sale under this Deed to Secure Debt by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels and in such manner or order as Grantee in its discretion may elect, and if Grantee so elects, Grantee may sell the personal property covered by this Deed to Secure Debt at one or more separate sales in any manner permitted by the UCC, and one or more exercises of the powers herein grant shall not extinguish nor exhaust such powers, until the entire Mortgaged Property is sold or the Indebtedness and Obligations are satisfied in full. At any such sale, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. If Grantee is the highest bidder, Grantee may credit the purchase price against the Indebtedness in lieu of paying cash. In the event this Deed to Secure Debt is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver Of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and in a manner consistent with the terms of the Subject Lease, and shall apply such Rents in accordance with the provisions of Section 5.7.

(f) Other. Subject to the terms of the Subject Lease, exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

Section 5.2 Separate Sales. To the extent not prohibited under the Subject Lease, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Grantee in its sole discretion may direct. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

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Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Grantee shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Grantee (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Grantee in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4 Release of and Resort to Collateral. Grantee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior Lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Grantee may resort to any other security in such order and manner as Grantee may elect.

Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Grantee to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 5.6 Discontinuance of Proceedings. if Grantee or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Grantee or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Grantee, and the other Secured Parties shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Grantee and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Grantee or any other Secured Party thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

Section 5.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Grantee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (I) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, (4) costs of advertisement, and (5) the payment of all rent and other charges under the Subject Lease; and

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(b) to the payment of the Indebtedness and performance of the Obligations as provided in Section 6.03 of the Credit Agreement.

Section 5.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law and the Subject Lease, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Grantee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Grantee under this Section 5.9, or otherwise under this Deed to Secure Debt or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest lawful rate at which interest is then computed on any portion of the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed to Secure Debt.

(b) Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed to Secure Debt and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed to Secure Debt and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Grantee in respect thereof, by litigation or otherwise.

Section 5.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Grantee under the Credit Documents, at law or in equity shall cause Grantee or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Grantee or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 6

ASSIGNMENT OF RENTS AND LEASES

Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed to Secure Debt, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Grantee all of its right, title and interest in and to all Leases and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Grantee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice to

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Grantor by Grantee (any such notice being hereby expressly waived by Grantor to the extent permitted by applicable law).

Section 6.2 Perfection Upon Recordation. Grantor acknowledges that Grantee has taken all actions necessary to obtain, and that upon recordation of this Deed to Secure Debt and an appropriate UCC Fixture Filing and Financing Statement, Grantee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed to Secure Debt Grantee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and to the extent permitted under applicable law, all third parties, in any case under the Bankruptcy Code, without the necessity of commencing a foreclosure action with respect to this Deed to Secure Debt, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Grantee agree that (a) this Deed to Secure Debt shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed to Secure Debt extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 6.4 No Merger of Estates. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Grantee, any tenant or any third party by purchase or otherwise.

ARTICLE 7

SECURITY AGREEMENT

Section 7.1 Security Interest. This Deed to Secure Debt constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Options, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, subject to the terms of the Security Agreement, Grantor grants to Grantee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Options, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Grantee shall have all the rights and remedies of a secured party under the UCC with respect to such property, Any notice of sale, disposition or other intended action by Grantee with respect to the Personalty, Fixtures, Leases, Rents, Options, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. In the event of any conflict or inconsistency between the terms of this Deed to Secure Debt and the terms of the Security Agreement with respect to the collateral covered both therein and herein, the Security Agreement shall control and govern to the extent of any such conflict or inconsistency.

Section 7.2 Financing Statements. Subject to the terms of the Security Agreement Grantee shall be authorized to prepare such financing statements, and Grantor shall execute and deliver to Grantee such other documents, instruments and further assurances, in each case in form and substance satisfactory to Grantee, as Grantee may, from time to time, reasonably consider necessary to create, perfect and preserve Grantee’s security interest hereunder. Grantor hereby irrevocably authorizes Grantee

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to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor represents and warrants to Grantee that Grantor’s jurisdiction of organization is the State of Delaware, After the date of this Deed to Secure Debt, Grantor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least thirty (30) days’ prior written notice to Grantee.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Notices. Any notice required or permitted to be given under this Deed to Secure Debt shall be given in accordance with Section 9 of the Guarantee.

Section 8.2 Covenants Running with the Land. All Obligations contained in this Deed to Secure Debt are intended by Grantor and Grantee to be, and shall be construed as, covenants running with the Land. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed to Secure Debt and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Grantee.

Section 8.3 Attorney-in-Fact. Grantor hereby irrevocably appoints Grantee as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Grantee deems appropriate to protect Grantee’s interest, if Grantor shall fail to do so within ten (10) days after written request by Grantee, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed to Secure Debt or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Options, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Grantee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Grantor hereunder; provided, however, that (I) Grantee shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Grantee in such performance shall be added to and included in the Indebtedness and shall bear interest at the highest rate at which interest is then computed on any portion of the Indebtedness; (3) Grantee as such attorney-in-fact shall only be accountable for such funds as are actually received by Grantee; and (4) Grantee shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3.

Section 8.4 Successors and Assigns. This Deed to Secure Debt shall be binding upon and inure to the benefit of Grantee, the other Secured Parties and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Grantee, assign any rights, duties or obligations hereunder.

Section 8.5 No Waiver. Any failure by Grantee or the other Secured Parties to insist upon strict performance of any of the terms, provisions or conditions of the Credit Documents shall not be

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deemed to be a waiver of same, and Grantee and the other Secured Parties shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.6 Credit Agreement; Interpretive Provisions. If any conflict or inconsistency exists between this Deed to Secure Debt and the Credit Agreement or the Guarantee, the Credit Agreement and the Guarantee shall control and govern to the extent of any such conflict or inconsistency. Nothing contained herein shall be construed to waive or negate the rights of Grantor to notice or cure as expressly contained in the Credit Agreement, the Guarantee, or any other Credit Document. The provisions of Sections 1.04, 1.05, 1.07, 1.10 and 1.11 of the Credit Agreement are hereby incorporated into this Deed to Secure Debt by reference.

Section 8.7 Release or Reconveyance. Upon payment in full of the indebtedness and performance in full of the Obligations and termination of all obligations of the Secured Parties under the Credit Agreement (including all obligations to make revolving advances or to honor letters of credit issued thereunder) or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, Grantee, at Grantor’s request and expense, shall cause this Deed to Secure Debt to be surrendered or cancelled of record.

Section 8.8 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed to Secure Debt or the Indebtedness or Obligations secured hereby, or any agreement between Grantor and Grantee or any rights or remedies of Grantee or any other Secured Party.

Section 8.9 Applicable Law. The provisions of this Deed to Secure Debt regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Deed to Secure Debt shall be governed by the laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Section 8.10 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.11 Severability. If any provision of this Deed to Secure Debt shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Deed to Secure Debt.

Section 8.12 Entire Agreement. This Deed to Secure Debt and the other Credit Documents embody the entire agreement and understanding between Grantor and Grantee relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof, Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 8.13 Grantee as Agent; Successor Agents.

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(a) Agent has been appointed to act as Agent hereunder by the other Secured Parties. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement and this Deed to Secure Debt. Grantor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of any other party therefor.

(b) Grantee shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to the Credit Agreement shall also constitute notice of resignation as Agent under this Deed to Secure Debt. Removal of Agent pursuant to any provision of the Credit Agreement shall also constitute removal as Agent under this Deed to Secure Debt. Appointment of a successor Agent pursuant to the Credit Agreement shall also constitute appointment of a successor Agent under this Deed to Secure Debt. Upon the acceptance of any appointment as Agent by a successor Agent under the Credit Agreement, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Grantee under this Deed to Secure Debt, and the retiring or removed Agent shall promptly, at the expense of Grantor, (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed to Secure Debt and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed to Secure Debt. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Deed to Secure Debt and the Credit Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed to Secure Debt while it was Agent or Grantee hereunder.

ARTICLE 9

LOCAL LAW PROVISIONS

Section 9.1 Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 9 and the other provisions of this Deed to Secure Debt, the terms and conditions of this Article 9 shall control and be binding.

Section 9.2 Waiver of Grantor’s Rights. BY EXECUTION OF THIS DEED TO SECURE DEBT, GRANTOR EXPRESSLY: (1) ACKNOWLEDGES THE RIGHT OF GRANTEE AND THE OTHER SECURED PARTIES TO ACCELERATE THE OBLIGATIONS EVIDENCED BY THE CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS AND ANY OTHER OBLIGATIONS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE MORTGAGED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO SECURE DEBT; (2) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), OF’ HE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED, OR BY REASON OF ANY OTHER APPLICABLE LAW, (a) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO nit EXERCISE BY GRANTEE OR THE OTHER SECURED PARTIES OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE AND THE OTHER SECURED PARTIES, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO

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SECURE DEBT AND (b) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FOREBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (3) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED TO SECURE DEBT AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS DEED TO SECURE DEBT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED TO SECURE DEBT; AND (4) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS DEED TO SECURE DEBT IS VALID AND ENFORCEABLE BY GRANTEE AND THE OTHER SECURED PARTIES AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

Section 9.3 Non-Residential Status of Property. Grantor represents and warrants to Grantee that neither all of the Mortgaged Property nor any part thereof is to be used as a dwelling place by Grantor at the time this Deed to Secure Debt is entered into and, accordingly, the notice requirements of Official Code of Georgia Annotated § 44-14-162.2 shall not be applicable to any exercise of the power of sale contained in this Deed to Secure Debt.

Section 9.4 Commercial Transaction. The interest of Grantee under this Deed to Secure Debt and the liability and obligations of Grantor for the payment of the Obligations arise from a “commercial transaction” within the meaning of Official Code of Georgia, Annotated § 44-14-260(1). Accordingly, pursuant to Official Code of Georgia Annotated § 44-14-263, Grantor waives any and all rights which Grantor may have to notice prior to seizure by Grantee or the Secured Parties of any interest in personal property of Grantor which constitutes part of the Mortgaged Property, whether such seizure is by writ of possession or otherwise.

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IN WITNESS WHEREOF, Grantor has, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED under seal by authority duty given.

GRANTOR:

Signed, sealed and delivered by Grantor in the presence of:

FRESH EXPRESS INCORPORATED, as successor by merger and name change to Fresh-Cuts Incorporated, a Delaware corporation
Witness

Notary Public	By:

My Commission Expires:	Name:

Title:
[NOTARIAL SEAL]	[CORPORATE SEAL]

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EXHIBIT A

LEGAL DESCRIPTION

Legal Description of premises located at 1361 Southern Road, Morrow, Georgia (Clayton County):

[See Attached Page(s) For Legal Description]

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EXHIBIT B

SUBJECT LEASE

The term “Subject Lease” shall mean the agreement of lease described in this Exhibit B. If more than one agreement of lease is described, the “Subject Lease” shall mean (a). each lease individually and (b) all such leases collectively.

That certain Lease Agreement dated April 1, 2004, pursuant to which Grantor leases all or a portion of the Land from the Development Authority of Clayton County, a short form of which was recorded in the Clayton County, Georgia Records at Deed Book 7729, Page 305, as amended by that certain First Modification of Short Form Lease Agreement, dated April 14, 2008, recorded in the Clayton County, Georgia Records at Deed Book     , Page     .

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EXHIBIT C

PERMITTED ENCUMBRANCES

Those exceptions set forth in Schedule B of that certain policy of title insurance issued to Grantee by                                  on or about the date hereof pursuant to commitment number                     .

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EXHIBIT R

FORM OF LENDER ADDENDUM

LENDER ADDENDUM

Reference is made to that Credit Agreement dated as of March 31, 2008 (as amended, restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (a) CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”); (b) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”); (c) each of the banks, financial institutions and other institutional lenders executing a Lender Addendum (collectively, the “Initial Lenders”); (d) COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender (as defined in the Credit Agreement), and as an L/C Issuer (as defined in the Credit Agreement); and (e) Rabobank, as lead arranger and bookrunner. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 8.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Effective Date.

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

This Lender Addendum may be executed in any number of counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile or other electronic transmission of an executed counterpart of this Lender Addendum shall be deemed to constitute due and sufficient delivery of such counterpart.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized representatives effective as of the date set forth herein.

[NAME OF LENDER]

By:
Name:
Title:

SCHEDULE I

TO

LENDER ADDENDUM

Revolving Loan Commitment	Revolving Proportionate Share	Term Loan Commitment

$	%	$

Accepted and agreed:

CHIQUITA BRANDS L.L.C., as Borrower

By:
Name:
Title

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND,” NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title

By:
Name:
Title

DISCLOSURE SCHEDULES

TO

CREDIT AGREEMENT

TERMS AND CONDITIONS

The Disclosure Schedules attached hereto correspond to the CREDIT AGREEMENT, dated as of March 31, 2008, by and among: (a) CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”); (b) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“CBII”); (c) each of the banks, financial institutions and other institutional lenders executing a Lender Addendum (collectively, the “Initial Lenders”); (d) COÖPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as Administrative Agent, as Swing Line Lender, and as an L/C Issuer; and (e) Rabobank, as lead arranger and bookrunner (in such capacities, the “Lead Arranger”).

The headings to each of the schedules are inserted for convenience only and shall not create a different standard for disclosure than the language set forth in the Credit Agreement.

All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

Schedule I

Grantors and Subsidiary Guarantors

Part I – Grantors

To Copyright Security Agreement

Chiquita Brands International, Inc.

Chiquita Brands L.L.C.

TransFRESH Corporation

To Patent Security Agreement

Chiquita Brands L.L.C.

Fresh Express Incorporated

Fresh International Corp.

TransFRESH Corporation

To Trademark Security Agreement

Chiquita Brands L.L.C.

Fresh Express Incorporated

Fresh International Corp.

TransFRESH Corporation

Great White Fleet Ltd.

Verdelli Farms, Inc.

Part II – Subsidiary Guarantors

Chiquita Fresh North America L.L.C.

Coast Citrus Distributors Holding Company

Fresh Holding C.V.

American Produce Company

Chiquita International Limited

Compania Bananera Atlantica Limitada

Tela Railroad Company Limited

Great White Fleet Ltd.

Bocas Fruit Co. L.L.C.

Chiquita Banana Company B.V.

Fresh International Corp.

Fresh Express Incorporated

B C Systems, Inc.

TransFRESH Corporation

Verdelli Farms, Inc.

Schedule II

Permitted Joint Ventures

Chiquita’s operations in the Far East are conducted through three joint ventures: Chiquita-Unifrutti Asia B.V., Laysun (Far East) Limited, and Baninvest Ltd. These entities own further entities involved in the operations of the joint ventures.

Coast Citrus Distributors

Compania Bananera Los Laureles, S.A.

Compania Bananera Monte Blanco, S.A.

Compania Bananera La Estrella, S.A.

Hospital La Lima, S.A. de C.V.

Uniata Union Atlantica Hortofruticola Import-Emport S.L.

Fundacion Para El Desarrollo de Comunidades Sosteniblesen el Valle de Sulla

Servicios de Logistica Chiquita, S.A.

Alamo Land Company owns a 21.22% partnership interest in Associated Santa Maria Minerals

Schedule III

Pledged Persons

Pledged Companies	Jurisdiction of Pledged Companies	Pledgor(s)	Jurisdiction of Pledgor/Percent Owned	Percent Pledged
100% Pledged Company
Chiquita Brands L.L.C.	Delaware	Chiquita Brands International, Inc.	New Jersey – 100%	100%
St. James Investments, Inc.	Delaware	Chiquita Brands L.L.C.	Delaware – 100%	100%
Chiquita Fresh North America L.L.C.	Delaware	Chiquita Brands L.L.C.	Delaware – 100%	100%
Coast Citrus Distributors Holding Company	Delaware	Chiquita Brands L.L.C.	Delaware – 100%	100%
Fresh Holding CV	Netherlands	Chiquita Brands L.L.C. / Chiquita Fresh North America L.L.C.	Delaware – 99% / Delaware – 1%	99% / 1%
American Produce Company	Delaware	Chiquita Brands L.L.C.	Delaware 100%	100%
Chiquita Fresh Cut, L.L.C.	Delaware	Chiquita Fresh North America L.L.C.	Delaware – 100%	100%
Chiquita International Limited	Bermuda	Fresh Holding CV	Netherlands – 100%	100%
Great White Fleet Ltd.	Bermuda	Chiquita International Limited	Bermuda – 100%	100%
Bocas Fruit Co. L.L.C.	Delaware	Chiquita International Limited	Bermuda – 100%	100%
Chiquita Banana Company B.V.	Netherlands	Fresh Holding CV	Netherlands – 100%	100%
“Hameico” Fruit Trade GmbH	Germany	American Produce Company / Chiquita Banana Company B.V.	Delaware – 20% / Netherlands – 80%	20% / 80%
Fresh International Corp.	Delaware	Chiquita Brands L.L.C.	Delaware – 100%	100%
Fresh Express Incorporated	Delaware	Fresh International Corp.	Delaware – 100%	100%

Pledged Companies	Jurisdiction of Pledged Companies	Pledgor(s)	Jurisdiction of Pledgor/Percent Owned	Percent Pledged
B C Systems, Inc.	Delaware	Fresh Express Incorporated	Delaware – 100%	100%
TransFRESH Corporation	Delaware	Fresh International Corp.	Delaware – 100%	100%
Verdelli Farms, Inc.	Pennsylvania	Fresh Express Incorporated	Delaware – 100%	100%
Alamo Land Company	Delaware	B C Systems, Inc.	Delaware – 100%	100%
V.F. Transportation, L.L.C.	Pennsylvania	Verdelli Farms, Inc.	Pennsylvania – 100%	100%
G&V Farms, LLC	Pennsylvania	Verdelli Farms, Inc.	Pennsylvania – 100%	100%

65% Pledged Company
Compania Mundimar, S.A.	Costa Rica	Chiquita Brands L.L.C.	Delaware – 100%	63.5%
Compania Bananera Guatamalteca Independiente, S.A.	Guatemala	Chiquita International Limited	Bermuda – 100%	65%
Chiquita UK Limited	United Kingdom	Chiquita Banana Company B.V.	Netherlands – 100%	65%
Chiquita Poland Sp. Z.o.o.	Poland	Chiquita Banana Company B.V.	Netherlands – 100%	65%
Chiquita Italia S.p.A.	Italy	Chiquita Banana Company B.V.	Netherlands – 100%	65%
Atlanta Aktiengesellschaft	Germany	“Hameico” Fruit Trade GmbH	Germany – 100%	65%
Chiquita Deutschland GmbH	Germany	“Hameico” Fruit Trade GmbH	Germany – 100%	65%

Schedule IV

Notices

The Borrower:	Chiquita Brands L.L.C.
250 East Fifth Street
Cincinnati, OH 45202
Telephone: (513) 784-8000
Attention: Chief Financial Officer

With a copy to:	Chiquita Brands L.L.C.
250 East Fifth Street
Cincinnati, OH 45202
Telephone: (513) 784-8000
Attention: General Counsel

The Administrative Agent:

Cooperatieve Centrale Raiffeisen-Boerenleenbank

B.A., “Rabobank Nederland”, New York Branch

245 Park Avenue, 37th Floor

New York, New York 10167-0062

Attention: Loan Syndications

Facsimile:	(201) 499-5326 or (201) 499-5327

Telephone (Primary):	Alishia Hazell at (201) 499-5319
Telephone (Secondary):	Chandra Rambarran at (201) 499-5316

E-mail:	alishia.hazell@rabobank.com
Chandra.rambarran@rabobank.com
sui.price@rabobank.com
winnie.ng@rabobank.com
With copies to:
kristine.pantorilla@rabobank.com

With a copy to:

Paul, Hastings, Janofsky & Walker LLP

600 Peachtree Street, Suite 2400

Atlanta, Georgia 30308

Attention: Cindy Davis, Esq.

Facsimile: (404) 815-2424

Schedule V

Existing Swap Counterparties Not Parties to the Credit Agreement

[*]

Schedule 4.01(k)

Pending Asset Sales

Assets

Carrollton, GA facility

Carrollton, GA machinery and equipment

Greencastle, PA facility

Atlanta, GA fruit machinery and equipment

Chicago, IL (Nevada Avenue, Franklin Park) fruit machinery and equipment

Salinas, CA West fruit machinery and equipment

Salinas, CA West BCC machinery and equipment

Bocas Airplane

Bradenton, FL facility

Tela Railroad Company Ltd. – various land

Salinas, CA West excess equipment

The Carrolton, GA, Greecastle, PA, Bradenton, FL facilities, and the Tela Railroad Company Ltd. various land are/will be listed for sale. The Carrollton machinery and equipment, Atlanta Fruit machinery and equipment, Chicago Fruit machinery and equipment , Salinas West Fruit machinery and equipment and Salinas West BCC machinery and equipment are being sold at auction. Purchase agreements have been executed regarding the Bocas Airplane and the Salinas West excess equipment.

Schedule 4.01(l)

Employee Benefit Plans

Section 4.01(l)(iii) – Multiemployer Plan Contribution Obligations

1.	American Produce Company contributes to the Associated Produce Dealers and Brokers of Los Angeles, Inc. Union Employee Health Plan and the Western Conference of Teamsters Pension Trust Fund.

2.	Fresh Express contributes to the Midwest Pension Fund and the National Production Workers Union Severance Trust Fund.

3.	Verdelli Farms contributes to the Teamsters Local 929 Supplemental Income Fund.

Schedule 4.01(n)

Trademarks, Patents, Copyrights and Licenses

The inclusion of any item on this Schedule 4.01(n) or any of the attachments hereto is not deemed to be an admission or representation that the included item is material to the conduct of any Significant Party’s business as now conducted.

See Schedule 4.01(n)(1) attached hereto and incorporated herein for a list of trademarks.

See Schedule 4.01(n)(2) attached hereto and incorporated herein for a list of trade names.

See Schedule 4.01(n)(3) attached hereto and incorporated herein for a list of copyrights.

See Schedule 4.01(n)(4) attached hereto and incorporated herein for a list of patents and patent rights.

See Schedule 4.01(n)(5) attached hereto and incorporated herein for a list of licenses.

See Schedule 4.01(n)(6) attached hereto and incorporated herein for a list of Principal Trademarks.

See Schedule 4.01(n)(7) attached hereto and incorporated herein for a list of countries in which lien filings will be made and a general description of which marks filings will be made.

Schedule 4.01(n)(1)

List of Trademarks

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: African Union Territories (OAPI)

Trademark	Case Number Country Name	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C533	86534		37026	Registered
		08-Nov-1996		31-Mar-1998	08-Nov-2016
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS, FRUIT SAUCES; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS

CLASS 31: AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVE ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

CLASS 32: BEERS; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

CHIQUITA & Design (‘86 version)	C520	86532		37024	Registered
		08-Nov-1996		31-Mar-1998	08-Nov-2016
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS, FRUIT SAUCES; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS

CLASS 31: AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVE ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

CLASS 32: BEERS; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: African Union Territories (OAPI)

	Case Number	Application	Publication	Registration	Status
Trademark	Country Name	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA & Design (94 Version)	C1423	89737		40636	Registered
		19-Feb-1999		09-Feb-2000	19-Feb-2009
Class(es):	29 Int., 30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS, FRUIT SAUCES; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS IN INTERNATIONAL CLASS 29

COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, ARTIFICIAL COFFEE, FLOUR AND PREPARATIONS MADE FROM CEREALS, BREAD, PASTRY AND CONFECTIONERY, ICES; ; HONEY, TREACLE; YEAST, BAKING POWDER, SALT, MUSTARD, VINEGAR, SAUCES (CONDIMENTS); SPICES, ICE IN INTERNATIONAL CLASS 30

BEERS; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES INTERNATIONAL CLASS 32

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Albania

	Case Number	Application	Publication	Registration	Status
Trademark	Country Name	Number/Date	Number/Date	Number/Date	Next Renewal

AMIGO	C441	AL/M/95/0005		6082	Registered
		26-Jan-1995		10-Oct-1996	26-Jan-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVE ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

AMIGO & Design (‘92 version)	C715	AL/M/98/0004		8092	Registered
		22-Jan-1998		17-Mar-2000	22-Jan-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C1158			5613	Registered
		05-Aug-1992		11-Apr-1994	05-Aug-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Vjollca Shomo		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Albania

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA & Design (‘86 version)	C1159			5614	Registered
		05-Aug-1992		11-Apr-1994	05-Aug-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Vjollca Shomo		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Algeria

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

AMIGO	C2589	940811		48077	Registered
		10-Aug-1994		10-Aug-1994	10-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Cabinet Boukrami		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C731	970732		053030	Registered
		20-May-1997		20-May-1997	20-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Cabinet Boukrami		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C1109	40858		55887	Registered
				15-Mar-1989	14-Mar-2009
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Cabinet Boukrami		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, eggs, milk and milk products; edible oils and fats, preserved food, pickles, in International Class 29; and, Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt, in International Class 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Algeria

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA & Design (‘86 version)	C552			053041	Registered
		16-Jun-1997		16-Jun-1997	16-Jun-2017
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS, FRUIT SAUCES; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS

CLASS 30: COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, ARTIFICIAL COFFEE, FLOUR AND PREPARATIONS MADE FROM CEREALS, BREAD, PASTRY AND CONFECTIONERY, ICES; HONEY, TREACLE; YEAST, BAKING POWDER, SALT, MUSTARD, VINEGAR, SAUCES (CONDIMENTS); SPICES, ICE

CLASS 31: AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVE ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

CLASS 32: BEERS; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Andorra

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA	C2458	3692		3482	Registered
		05-Feb-1997		10-Mar-1997	05-Feb-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	ELZABARU		AgentRef:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Headings for Classes 31 and 32

CHIQUITA & Design (‘86 version)	C2489	5400		3822	Registered
		19-Feb-1997		12-Mar-1997	19-Feb-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	ELZABARU		AgentRef:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Headings for Classes 31 and 32

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Angola

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA	C782	E-746		5464	Registered
		30-Jul-1997		02-Jun-1998	30-Jul-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 32

CHIQUITA	C780	E-748		5466	Registered
		30-Jul-1997		03-Jun-1998	30-Jul-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 31

CHIQUITA	C778	E-747		5465	Registered
		30-Jul-1997		03-Jun-1998	30-Jul-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 30

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Angola

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA	C546	E-749		5467	Registered
		30-Jul-1997		03-Jun-1998	30-Jul-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 29

CHIQUITA & Design (‘86 Version)	C783	E-753		5471	Registered
		30-Jul-1997		04-Jun-1998	30-Jul-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 32

CHIQUITA & Design (‘86 Version)	C781	E-752		5470	Registered
		30-Jul-1997		04-Jun-1998	30-Jul-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Angola

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA & Design (‘86 Version)	C779	E-751		5469	Registered
		30-Jul-1997		04-Jun-1998	30-Jul-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 30

CHIQUITA & Design (‘86 version)	C547	E-750		5468	Registered
		30-Jul-1997		03-Jun-1998	30-Jul-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 29

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Antigua and Barbuda

	Case Number	Application	Publication	Registration	Status
Trademark	Country Name	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA	C488	5265		5265	Registered
		19-Jan-1998		19-Jan-1998	19-Jan-2012
Class(es):	42 Int., 44 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Antigua classes 42 and 44

Substances used as food or as ingredients in food; fresh fruits and vegetables

Mineral and aerated waters, natural and artificial, including ginger beer

CHIQUITA & DESIGN (‘86 VERSION)	C487	5264		5264	Registered
		19-Jan-1998		19-Jan-1998	19-Jan-2012
Class(es):	42 Int., 44 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Antigua classes 42 and 44

Substances used as food or as ingredients in food; fresh fruits and vegetables

Mineral and aerated waters, natural and artificial, including ginger beer

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Argentina

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA	C2937	2140104		1858117	Registered
		25-Mar-1998		15-Jan-2002	15-Jan-2012
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Brons & Salas		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved dried and cooked fruits and legumes

CHIQUITA	C2145	2584764		2045472	Registered
		01-Aug-1994		28-Apr-1995	04-Oct-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Brons & Salas		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages

CHIQUITA	C3074	2422366		1976823	Registered
		02-Apr-2003		01-Apr-2004	01-Apr-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARVAL O’FARRELL & MAIRAL		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASS 31, EXCEPTING: SUBSTANCES FOR FEEDING ANIMALS, MALT, RAW WOOD AND ROUGH CORK

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Argentina

	Case Number	Application	Publication	Registration	Status
Trademark	Country Name	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA & Design (‘86 version)	C2939	2140100		1858116	Registered
		25-Mar-1998	27-Jan-1999	15-Jan-2002	15-Jan-2012
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Brons & Salas		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved dried and cooked fruits and legumes

CHIQUITA & Design (‘86 version)	C2144	2584765		2045473	Registered
		01-Aug-1994		28-Apr-1995	04-Oct-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Brons & Salas		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages

CHIQUITA & Design (‘86 version)	C2147	2612401		1574006	Registered
		21-Dec-1992		31-Aug-1995	31-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARVAL O’FARRELL & MAIRAL		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables.

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Argentina

	Case Number	Application	Publication	Registration	Status
Trademark	Country Name	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA & Design (Horizontal)	C2092	1985984		1903102	Registered
		07-Apr-1987		29-Jan-1993	23-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Brons & Salas		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-51
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN THIS CLASS EXCEPT FOR ANIMAL FEEDING SUBSTANCES, MALT, WOOD AND ROUGH CORK

FRUPAC & DEVICE	C2146	1857472		1568470	Registered
		28-Sep-1992		07-Jul-1995	14-Feb-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARVAL O’FARRELL & MAIRAL		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables.

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Armenia

	Case Number	Application	Publication	Registration	Status
Trademark	Country Name	Number/Date	Number/Date	Number/Date	Next Renewal

AMIGO	C425	950880		3035	Registered
		20-Nov-1995		16-Apr-1998	20-Nov-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C717	970194		3535	Registered
		15-May-1997		28-Aug-1998	15-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	All goods in Class 31

CHIQUITA	C692	970144		3534	Registered
		16-Apr-1997		28-Aug-1998	16-Apr-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class 31 and 32 Headings

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Armenia

	Case Number	Application	Publication	Registration	Status
Trademark	Country Name	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA & Design (‘86 version)	C708	970143		3533	Registered
		16-Apr-1997		28-Aug-1998	16-Apr-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class 31 and 32 Headings

CHIQUITA & Design (‘86 version)	C2051	950154		2829	Registered
		20-Nov-1995		05-Feb-1998	20-Nov-2015
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels Agency		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Dried and cooked fruits and vegetables in Class 29; fresh fruit and vegetables in Class 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Aruba

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA	C807	IM-971015.14		19622	Registered
		15-Oct-1997		05-Feb-1999	14-Oct-2017
Class(es):	29 Int., 30 Int.		Attorney(s):	CLR CCG
Agent Name:	Century Trade Mark Agencies		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class Headings for International Classes 29 and 30

CHIQUITA	C2329	IM-970325.11		18605	Registered
		25-Mar-1997		18-Jun-1997	24-Mar-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Century Trade Mark Agencies		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages; fresh fruit and vegetables

CHIQUITA & Design (‘86 version)	C2330	IM-970325.12		18606	Registered
		25-Mar-1997		18-Jun-1997	24-Mar-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Century Trade Mark Agencies		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages; fresh fruit and vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Aruba

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA & Design (‘86 Version)	C2059	IM-971015.15		19623	Registered
		15-Oct-1997		05-Feb-1999	14-Oct-2017
Class(es):	29 Int., 30 Int.		Attorney(s):	CLR CCG
Agent Name:	Century Trade Mark Agencies		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class Headings for International Classes 29 and 30

CHIQUITA & Design (‘94 version)	C484			18843	Registered
		29-Aug-1997		15-Dec-1997	28-Aug-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Century Trade Mark Agencies		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Australia

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2830	224181		A224181	Registered
		19-Nov-1968		30-Sep-1970	19-Nov-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2831	224182		A224182	Registered
		19-Nov-1968		06-Oct-1970	19-Nov-2013
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried, mashed and cooked fruits and vegetables.

CHICO & Design (‘90 version)	C2836	544827		A544827	Registered
		26-Oct-1990		06-May-1993	26-Oct-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables, excluding fruit of the Sapodilla.

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Australia

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA	C553	735735		735735	Registered
		02-Jun-1997	08-Jan-1998	18-May-1998	02-Jun-2017
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats in International Class 29.

Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices (including edible ices) and ice cream; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice in International Class 30.

Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt in International Class 31.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages in International Class 32.

CHIQUITA & CHIQUITA BANANA FIGURE	C2834	155493		A155493	Registered
		18-Aug-1959		17-May-1961	18-Aug-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-48
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Mashed bananas and mashed fruit

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Australia

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA & Design (‘86 version)	C2837	544828		A544828	Registered
		26-Oct-1990		12-Nov-1992	26-Oct-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables.

CHIQUITA & Design (‘86 version)	C2987	762678		762678	Registered
		21-May-1998		29-Jan-1999	21-May-2008
Class(es):	29 Int., 30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	preserved, dried or cooked fruits and vegetables in International Class 29 confectionery, edible ices and ice cream; tea in International Class 30 beverages, including fruit juice based beverages and frozen juice concentrates in International Class 32

CHIQUITA & Design (‘86 version)	C1417	764505		764505	Registered
		12-Jun-1998		02-Mar-1999	12-Jun-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments);spices; ice, flavoring syrups

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Australia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA JUNIOR	C1244	627727		A627727	Registered
		18-Apr-1994		22-Aug-1995	18-Apr-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-76
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits including bananas

CHIQUITA JUNIOR & Design	C2716	669112		669112	Registered
		08-Aug-1995		24-Jan-1997	08-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-75
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS INCLUDING BANANAS

CHIQUITA NIBBLES	C2909	675794		675794	Registered
		23-Oct-1995		02-Dec-1998	23-Oct-2015
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-79
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Snack foods in this class, including dried or crystallised fruits, fruit peel and prepared nuts, in International Class 29; snack foods in this class, including confectionary, cereal preparations and muesli, in International Class 30; snack food in this class, including raw nuts, bran and wheats, in International Class 31.

CONSUL & Design in color	C2835	544826		A544826	Registered
		26-Oct-1990		27-May-1993	26-Oct-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Freehills Patent and Trademark Attorneys		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Austria

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA	C1182	AM 2100/67		66047	Registered
FIGURE		03-Oct-1967		27-Jan-1970	31-Jan-2010
Class(es):	29 Int., 31 Int.,32 Int.		Attorney(s):	CLR CCG
Agent Name:	Patentwalte Schutz u. Partner		Agent Ref:	34274
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	MEAT AND MEAT PRODUCTS; MEAT EXTRACTS, CANNED MEAT, FISH, FRUIT AND VEGETABLE; MEAT FISH, FRUIT AND VEGETABLE GELATINE (CL, 29)

FRESH FRUITS AND VEGETABLES (CL, 31)

FRUIT JUICES (CL, 32)

AMIGO	C2296	AM3604/94		154835	Registered
		20-Jul-1994		12-Oct-1994	31-Oct-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C707	AM2570/97		171324	Registered
		13-May-1997		01-Sep-1997	30-Sep-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Austria

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C957	AM4903/88		124080	Registered
		28-Oct-1988		17-Feb-1989	28-Feb-2009
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Patentwalte Schutz u. Partner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS INC.		First Use Date:
Goods:	CONFECTIONARY, EDIBLE ICES AND ICE CREAM

CHIQUITA	C1181	AM2723/66		66041	Registered
		28-Nov-1966		26-Jan-1970	31-Jan-2010
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Patentwalte Schutz u. Partner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT AND FISH PRODUCTS, MEAT EXTRACTS; CANNED MEAT, FISH, FRUIT AND VEGETABLES; MEAT, FISH, FRUIT, AND VEGETABLE JELLIES

CLASS 31: FRESH FRUIT AND VEGETABLES

CLASS 32: FRUIT JUICES

CHIQUITA & Design (‘86 version)	C976	AM3457/92		144307	Registered
		14-Jul-1992		13-Oct-1992	31-Oct-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Patentwalte Schutz u. Partner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried & cooked fruits & vegetables; fresh fruits & vegetables; fruit drinks & fruit juices, non-alcoholic drinks, syrups & other preparations for making beverages.

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Austria

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA’S AND CHIQUITA BANANA FIGURE DESIGN	C1114	AM 1996/59		42469	Registered
		21-Sep-1959		25-Nov-1959	25-Nov-2009
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Patentwalte Schutz u. Partner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-90
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas, fruits, mashed banana and mashed fruit; bakery products; dietetic foods and ice cream.

CONSUL	C958	464/89		125392	Registered
		06-Feb-1989		23-May-1989	31-May-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

CONSUL & Design in color	C959	AM965/89		125522	Registered
		02-Mar-1989		08-Jun-1989	30-Jun-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Patentwalte Schutz u. Partner		Agent Ref:	61440
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS INC.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Austria

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC & Design	C2191	AU14987/87		120383	Registered
		23-Dec-1987		21-Jul-1988	31-Jul-2008
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried or cooked fruit (29); fresh fruits (31)

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Azerbaijan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C426	940798/3		990202	Registered
		05-Sep-1994		08-Feb-1999	05-Sep-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:	V52488/JAF/UH
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C719	973048		990983	Registered
		20-May-1997		22-Sep-1999	20-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Mostek		Agent Ref:	T16555
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Azerbaijan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C363	1034		991191	Registered
		25-Mar-1994		05-Nov-1999	17-Feb-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game meat extracts, preserved, dried and cooked fruits and vegetables; eggs, milk and other dairy products; vegetable oils and edible fats, pickles, agricultural, horticultural and forestry product, etc.

CHIQUITA	C1389	983784		991015	Registered
		19-May-1998		14-Sep-1999	19-May-2008
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Mostek		Agent Ref:	T18111
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats in International Class 29.

Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice in International Class 30.

Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt in International Class 31.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages in International Class 32.

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Azerbaijan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (86 version)	C361	940693		980991	Registered
		02-Aug-1994		11-Jun-1998	02-Aug-2014
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels Agency		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved dried and cooked fruits and vegetables (29); Fresh fruits and vegetables (31)

CHIQUITA & Design (‘86 version)	C386	1035		980087	Registered
		25-Mar-1994		26-Jan-1998	23-Jul-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	SOJUS PATENT		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beer; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other compositions for drinks production

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Bahamas

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C474	19309		19309	Registered
		11-Feb-1997		20-Nov-1997	11-Feb-2011
Class(es):	44 Int.		Attorney(s):	CLR CCG
Agent Name:	Mosko & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Non-alcoholic beverages

CHIQUITA & Design (‘86 version)	C470	19308		19308	Registered
		11-Feb-1997		20-Nov-1997	11-Feb-2011
Class(es):	44 Int.		Attorney(s):	CLR CCG
Agent Name:	Mosko & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Non-alcoholic beverages

CHIQUITA & Design (‘94 version)	C483	19307		19307	Registered
		11-Feb-1997		20-Nov-1997	11-Feb-2011
Class(es):	44 Int.		Attorney(s):	CLR CCG
Agent Name:	Mosko & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Non-alcoholic beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Bahrain

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2326	1340/94		18156	Registered
		31-Oct-1994		17-Jun-1996	31-Oct-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables and all goods in this class

AMIGO & Design (‘92 version)	C720	645/97		21980	Registered
		30-Apr-1997		25-Jul-2000	30-Apr-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods included in class 31

CHICO	C579	703/97		22022	Registered
		14-May-1997		30-Jul-2000	14-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-38
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods included in class 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Bahrain

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO & Design (‘90 version)	C574	704/97		22023	Registered
		14-May-1997		30-Jul-2000	14-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods included in class 31

CHICO IN OVAL IN COLOR	C2860	553/86		10508	Registered
		13-Sep-1986		13-Sep-1986	13-Sep-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C2858	551/86		10506	Registered
		13-Sep-1986		13-Sep-1986	13-Sep-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C1273	1887/97		22919	Registered
		22-Nov-1997		07-Nov-2000	22-Nov-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods included in class 32

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Bahrain

Trademark	Case Number Country Name	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C479	1574/96		20993	Registered
		22-Sep-1996		18-Apr-2000	22-Sep-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design (‘86 version)	C1274	1888/97		22920	Registered
		22-Nov-1997		07-Nov-2000	22-Nov-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods included in class 32

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Belarus

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C427	3198		5761	Registered
		11-Aug-1994		20-Feb-1997	11-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C721	970784		11382	Registered
		13-May-1997		11-Nov-1999	13-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	SOJUS PATENT		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

CHIQUITA	C2444	34404		3374	Pending
		22-Apr-1994			22-Apr-2014
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Sojuz Patent		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Canned, dried and cooked fruit and vegetables (29); fresh fruit and vegetables (31)

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Belarus

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2445	82509		3376	Pending
		22-Apr-1994			22-Apr-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Sojuz Patent		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit beverages and juices

CHIQUITA & Design (‘86 version)	C1106	1037		4053	Registered
		29-Sep-1993		29-Sep-1993	29-Sep-2013
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Sojuz Patent		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); Fresh fruits and vegetables (31)

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Belize

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1191			6890	Registered
				25-Nov-1966	25-Nov-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and fresh vegetables

CHIQUITA & Design (*86 Version)	C1190	1506265		6888	Registered
				10-Jul-1992	10-Jul-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables; all included in class 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Benelux

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C1093	634917		364000	Registered
		05-Mar-1980		05-Mar-1980	05-Mar-2010
Class(es):	28 Int.		Attorney(s):	CLR CCG
Agent Name:	Exter Polak & Charlouis B.V.		Agent Ref:	7220 BX JE/MNI
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Games and toys

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2471	630328		360656	Registered
		15-May-1979		15-May-1979	15-May-2009
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit juice

AMIGO	C2629	830640		555094	Registered
		15-Jul-1994		15-Jul-1994	15-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Benelux

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO & Design (‘92 version)	C722	892792		620121	Registered
		29-Apr-1997		29-Apr-1997	29-Apr-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

BANANA FIGURE	C1233	559440		93405	Registered
		02-Dec-1971		02-Dec-1971	02-Dec-2009
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-17
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	29: Banana puree and fruit puree, cream

30: Ice cream, bread, pastry, chocolate and confectionery, chocolate and sweets.

31: Vegetables and fruits, bananas

CHIQUITA	C1091	630329		359433	Registered
		15-May-1979		15-May-1979	15-May-2009
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Exter Polak & Charlouis B.V.		Agent Ref:	9379 BX JE/CEI
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit juice (non-fermented) and other non-alcoholic drinks; syrups and other preparations for making

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Benelux

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA	C4020	1116586		814474	Registered
		03-Aug-2006		28-Dec-2006	03-Aug-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:	T52908BX00/JE/BWA
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 30 Int.
CONFECTIONARY, EDIBLE ICES AND ICE CREAM

CHIQUITA	C2632	835891		559254	Registered
		21-Oct-1994		21-Oct-1994	21-Oct-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Baked goods

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Benelux

		Application	Publication	Registration	Status
Trademark	Case Number	Number/Date	Number/Date	Number/Date	Next Renewal

CHIQUITA	C1207	559439		77133	Registered
		02-Dec-1971		02-Dec-1971	02-Dec-2009
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Exter Polak & Charlouis B.V.		Agent Ref:	9376 BX JE/MNI
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	29: Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams; eggs, milk and other dairy products; edible oils and fats; preserved foodstuffs not included in other classes, pickles.

30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, biscuits, cakes, pastry and confectionery, edible ice; honey, treacle; yeast, baking-powder; salt, mustard; pepper, vinegar, sauces, salad dressings; spices; ice.

31: Agricultural, horticultural and forestry products and grains, not included in other classes; live animals; fresh fruit and vegetables; seeds, living plants and natural flowers; animal feed, malt.

CHIQUITA & Design (‘86 version)	C4021	1116582		810252	Registered
		03-Aug-2006		07-Nov-2006	03-Aug-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:	T52907BX00/JE/BWA
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 30 Int.
CONFECTIONARY, EDIBLE ICES AND ICE CREAM

Tuesday, March 25, 2008	Trademark List by Country	Page: 5

Country: Benelux

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1143	782927		518783	Registered
		13-Jul-1992		13-Jul-1992	13-Jul-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, Dried & Cooked Fruits & Vegetables (29) ; Fresh Fruits & Vegetables (31) ; Fruit Drinks & Fruit Juices, Non-Alcoholic Drinks, Syrups & Other Preparations for Making Beverages (32)

CHIQUITA & Design (‘86 version)	C2633	835892		559255	Registered
		21-Oct-1994		21-Oct-1994	21-Oct-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Baked goods

CHIQUITA & DEVICE	C3276	1069270		767967	Registered
		10-Jan-2005		10-Jun-2005	10-Jan-2015
Class(es):	35 Int., 41 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 35:
PUBLICITY; MANAGEMENT OF COMMERCIAL MATTER; PROMOTION

CLASS 41:
ORGANISATION OF SPORT-LOVING AND RECREATIONAL EVENTS AND ACTIVITIES

Tuesday, March 25, 2008	Trademark List by Country	Page: 6

Country: Benelux

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA DEMAND MORE FROM YOUR BANANA & DESIGN	C3275	1059281		759235	Registered
		20-Jul-2004		10-Jan-2005	20-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-315
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	BANANAS

CHIQUITA JR.	C1144	786923		520930	Registered
		07-Oct-1992		07-Oct-1992	07-Oct-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-72
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit

CHIQUITA JR. and Design	C1145	784254		521834	Registered
		10-Aug-1992		10-Aug-1992	10-Aug-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-73
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables, namely bananas

Tuesday, March 25, 2008	Trademark List by Country	Page: 7

Country: Benelux

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA JR. and Design	C2639	848924		571528	Registered
		29-May-1995		29-May-1995	29-May-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-73
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables, namely bananas

CHIQUITA PARTNERS IN KWALITEIT	C3277	1069329		767993	Registered
		11-Jan-2005		10-Jun-2005	11-Jan-2015
Class(es):	31 Int., 35 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-310
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 31: FRESH POTATOES AND VEGETABLES; FRESH FRUIT; GRAINS AND UNMANUFACTURED PULSES.

CLASS 35: RETAIL TRADE SERVICES WITH REGARD TO VEGETABLE AND FRUIT; ADVERTISING; MANAGEMENT OF COMMERCIAL BUSINESS; ADMINISTRATIVE SERVICES IN BOX OF FRAME AND CLOSING OF FRANCHISE AGREEMENT; ASSISTANCE REGARDING COMMERCIAL ACCOUNTING OF BUSINESS IN FRAME OF FRANCHISING

CHIQUITA POPS with OVAL DEVICE	C2543	685856		424882	Registered
		04-Aug-1986		04-Aug-1986	04-Aug-2016
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-82
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	29: Dried and cooked fruits and vegetables; jellies and jams. 30: Confections, edible ices and ice cream. 31: Fresh fruit and vegetables.

Tuesday, March 25, 2008	Trademark List by Country	Page: 8

Country: Benelux

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA. LA PLUS BANANE DES BANANES	C3274	1010027		713124	Registered
		24-Apr-2002		01-Dec-2002	24-Apr-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-312
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	BANANAS

CHIQUITA. POUR UNE BANANE ENCORE MEILLEURE	C3329	1085238		782931	Registered
		13-Sep-2005		07-Feb-2006	13-Sep-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-311
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
BANANAS

CONSUL	C1090	625873		352970	Registered
		01-Sep-1978		01-Sep-1978	01-Sep-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Exter Polak & Charlouis B.V.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables.

Tuesday, March 25, 2008	Trademark List by Country	Page: 9

Country: Benelux

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C2569	724391		456859	Registered
		24-Jan-1989		24-Jan-1989	24-Jan-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Exter Polak & Charlouis B.V.		Agent Ref:	9382 BX JE/CEI
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

CONSUL & Design in color	C1123	725741		457551	Registered
		27-Feb-1989		27-Feb-1989	27-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Exter Polak & Charlouis B.V.		Agent Ref:	9384 BX JE/CEI
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

FRUPAC & DEVICE	C1120	61118		440191	Registered
		23-Dec-1987		23-Dec-1987	23-Dec-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried or cooked fruit (29); fresh fruit (31)

Tuesday, March 25, 2008	Trademark List by Country	Page: 10

Country: Benelux

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FUNKY ACE	C3328	1069269		767966	Registered
		10-Jan-2005		10-Jun-2005	10-Jan-2015
Class(es):	35 Int., 41 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-314
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 35:
PUBLICITY; MANAGEMENT OF COMMERCIAL MATTER; PROMOTION

CLASS 41:
ORGANISATION OF SPORT-LOVING AND RECREATIONAL EVENTS AND ACTIVITIES

GREEN VALLEY	C1641	200102		200102	Registered
		19-May-1999		19-May-1999	19-May-2009
Class(es):	35 Int.,		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-141
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

JUST FRUIT IN A BOTTLE (BOTTLE DESIGN - MANGO/PASSIONFRUIT)	C3265	1109956		801517	Registered
		18-Apr-2006		06-Jul-2006	18-Apr-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:	T52388BX00/JE/cei
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-284
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.
Fruit juice

Tuesday, March 25, 2008	Trademark List by Country	Page: 11

Country: Benelux

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

JUST FRUIT IN A BOTTLE (BOTTLE DESIGN - BANANA/PINEAPPLE)	C3266	1109954		801516	Registered
		18-Apr-2006		06-Jul-2006	18-Apr-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:	T52389BX00/JE/cei
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-285
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.
Fruit juice

JUST FRUIT IN A BOTTLE (BOTTLE DESIGN - BANANA/STRAWBERRY)	C3267	1109953		801515	Registered
		18-Apr-2006		06-Jul-2006	18-Apr-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:	T52390BX00/JE/cei
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-286
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.
Fruit juice

NATUURLIJK CHIQUITA	C3273	862285		588513	Registered
		22-Dec-1995		01-Dec-1996	22-Dec-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:	T51685BX00/JE/cei
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-309
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH BANANAS AND OTHER FRESH FRUITS

Tuesday, March 25, 2008	Trademark List by Country	Page: 12

Country: Benelux

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

Oval Design with CHIQUITA word	C1415	917024		644553	Renewed
		29-May-1998		29-May-1998	29-May-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Knijff & Partners		Agent Ref:	70417/TM36315
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-172
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class Heading for International Class 30

THE MOST BANANA OF THEM ALL	C3330	1002886		706001	Registered
		21-Dec-2001		01-Sep-2002	21-Dec-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-313
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
BANANAS

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Bolivia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1265	17682		74133-C	Registered
		04-Dec-1997	07-Dec-1998	11-Aug-1999	11-Aug-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bolet & Terrero		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

CHIQUITA & Design (‘86 version)	C1287	17681		74136-C	Registered
		04-Dec-1997	07-Dec-1998	11-Aug-1999	11-Aug-2019
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bolet & Terrero		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes, live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Bosnia and Herzegovina

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C428	Z153A		Z153	Registered
		05-Sep-1995		18-Jan-2001	05-Sep-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C723	BAZ971789		BAZ971789	Registered
		10-Dec-2002		10-Dec-2002	30-Apr-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVE ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

CHIQUITA	C449	Z152A		Z152	Registered
		05-Sep-1995		06-Dec-2000	05-Sep-2015
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES

CLASS 30: FLOUR, PREPARATIONS MADE FROM CEREALS, BREAD, BISCUITS, COOKIES, PASTRY, CONFECTIONERY, ICE

CLASS 31: FRESH FRUITS AND VEGETABLES

CLASS 32: NON ALCOHOLIC DRINKS

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Bosnia and Herzegovina

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C429	Z177A		Z177	Registered
		15-Sep-1995		24-Apr-2000	15-Sep-2015
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES

CLASS 30: FLOUR, PREPARATIONS MADE FROM CEREALS; BREAD, BISCUITS AND CAKES; PASTRY AND CONFECTIONERY, ICES

CLASS 31: FRESH FRUITS AND VEGETABLES

CLASS 32: BEVERAGES

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Brazil

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC & Design	C3164				Unfiled

Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	DANIEL ADVOGADOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS AND VEGETABLES

FRUPAC & Device	C2749	817027610		817027610	Registered
		30-Dec-1992		07-Jun-1994	06-Jun-2014
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	DANIEL ADVOGADOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	PRESERVED, DRIED AND COOKED VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Bulgaria

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C1075	30252		27172	Registered
		20-Mar-1995		19-Jan-1996	20-Mar-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C724	38234		32827	Registered
		03-May-1997		12-Mar-1998	03-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	AGRICULTURAL AND HORTICULTURAL PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; FRESH FRUITS AND VEGETABLES; SEEDS; NATURAL PLANTS AND FLOWERS

CHICO IN OVAL IN COLOR	C2299			15554	Registered
				26-Sep-1985	26-Sep-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASS 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Bulgaria

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1166			6096	Registered
				23-Apr-1988	23-Apr-2008
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	International Cl. Heading

CHIQUITA	C2429	35475		30563	Registered
		20-Jun-1996		13-May-1997	20-Jun-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	All goods in International Class 32

CHIQUITA & Design (‘86 version)	C1043	20985		21116	Registered
		04-Aug-1992		26-Jul-1993	04-Aug-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 29: CANNED, DRIED AND STEWED FRUITS AND VEGETABLES

CLASS 31: FRESH FRUITS AND VEGETABLES

CLASS 32: FRUIT BEVERAGES AND FRUIT SYRUPS, SOFT DRINKS, SYRUPS AND PREPARATIONS FOR THEIR PROCESSING

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

ALWAYS FRESH. ALWAYS CHIQUITA.	C1456	1004104		556856	Registered
		03-Feb-1999	24-Nov-1999	25-Jan-2002	25-Jan-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-6
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

AMIGO	C2036	846008		526986	Registered
		23-May-1997		25-Apr-2000	25-Apr-2015
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

AMIGO	C316	333666		187221	Registered
		05-Jun-1970		15-Dec-1972	15-Dec-2017
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH BANANAS

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO & DESIGN	C317	334559		187223	Registered
		09-Jul-1970		15-Dec-1972	15-Dec-2017
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH BANANAS

AMIGO & Design (‘92 version)	C573	845973		526895	Registered
		23-May-1997	19-Nov-1997	20-Apr-2000	20-Apr-2015
Class(es):			Attorney(s):	CLR CCG
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

BANANA & Design	C2862	262755		124563	Registered
		05-May-1961		01-Dec-1961	01-Dec-2021
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	7820-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

BIG KICK BERRY	C2565	749578		444702	Registered
		15-Mar-1994		30-June-1995	30-June-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-23
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juices

CALYPSO BREEZE	C399	774611		511336	Registered
		02-Feb-1995		29-Apr-1999	29-Apr-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-29
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages, namely blended fruit juice drinks

CARIBBEAN SPLASH	C2892	773878		458001	Registered
		25-Jan-1995		24-May-1996	24-May-2011
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-29
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages, namely blended fruit juice drinks

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO	C541	846007		526985	Registered
		23-May-1997	08-Apr-1998	25-Apr-2000	25-Apr-2015
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-38
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits

CHICO & Design (‘01 version)	C1637	1092402		604198	Registered
		12-Feb-2001	23-Oct-2002	04-Mar-2004	04-Mar-2019
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-40
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHICO & OVAL Design	C2877	645715		388622	Registered
		28-Nov-1989		06-Sep-1991	06-Sep-2021
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-39
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits

Wednesday, March 26, 2008	Trademark List by Country	Page: 5

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO IN OVAL IN COLOR	C1254	548396		318702	Registered
		29-Aug-1985		19-Sep-1986	19-Sep-2016
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit

CHIQUITA	C2963	877736		544200	Registered
		08-May-1998	02-Jun-1999	27-Apr-2001	27-Apr-2016
Class(es):	28 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	HOLIDAY ORNAMENTS NAMELY CHRISTMAS ORNAMENTS, ORNAMENTAL BOXES, GLASS BALLS AND MOLDED BALLS

CHIQUITA	C679	829444		516503	Registered
		20-Nov-1996		20-Sep-1999	20-Sep-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Candy

Wednesday, March 26, 2008	Trademark List by Country	Page: 6

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2564	749610		444056	Registered
		15-Mar-1994		16-Jun-1995	16-Jun-2010
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit cups

CHIQUITA	C1452	1001837		555898	Registered
		12-Jan-1999	20-Oct-1999	02-Jan-2002	02-Jan-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Cookies

CHIQUITA	C1600	1056536		580791	Registered
		26-Apr-2000		06-May-2003	06-May-2018
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

Wednesday, March 26, 2008	Trademark List by Country	Page: 7

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C481	809268		511076	Registered
		09-Apr-1996	05-Mar-1997	26-Apr-1999	26-Apr-2014
Class(es):			Attorney(s):	CLR CCG
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages namely, fruit juices, fruit drinks, ready-to-drink teas, and juice concentrates

CHIQUITA	C2878	582768		388834	Registered
		23-Apr-1987		13-Sep-1991	13-Sep-2021
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Frozen desserts sold in the form of bars and in tub containers, namely ice cream, ice cream and fruit mixture; frozen fruit juice desserts.
- Fresh fruit juices, frozen fruit juices.

CHIQUITA	C2894	199307		30205	Registered
		08-May-1948		08-May-1948	08-May-2008
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Richards Buell Sutton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

Wednesday, March 26, 2008	Trademark List by Country	Page: 8

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2956	877738		544150	Registered
		08-May-1998	25-Nov-1998	26-Apr-2001	26-Apr-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried or cooked fruits and vegetables.

CHIQUITA	C2863	262757		124564	Registered
		05-May-1961		01-Dec-1961	01-Dec-2021
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas - Cake mixes and frosting mixes - muffin mixes - and fresh vegetables.

CHIQUITA	C3153	1206818		642351	Registered
		12-Feb-2004	01-Sep-2004	17-Jun-2005	17-Jun-2020
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Richards Buell Sutton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	BREAKFAST CEREALS

Wednesday, March 26, 2008	Trademark List by Country	Page: 9

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C788	860713		499243	Registered
		06-Nov-1997	22-Apr-1998	25-Aug-1998	25-Aug-2013
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design (‘86 version)	C2957	877737		544201	Registered
		08-May-1998	25-Nov-1998	27-Apr-2001	27-Apr-2016
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried or cooked fruits and vegetables

CHIQUITA & Design (‘86 version)	C1257	569398		333401	Registered
		16-Sep-1986		23-Oct-1987	23-Oct-2017
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas; fresh vegetables; desserts, namely preserved fruits, jellies and puddings; frozen desserts, namely frozen fruits and juice bars, frozen fruit and cream bars, frozen fruit, milk and cream bars; pineapples, melons, (honeydew, cantaloupes), citrus (grapefruits & oranges) and mangoes; banana puree products, processed pineapple products (all these are canned)

Wednesday, March 26, 2008	Trademark List by Country	Page: 10

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C680	829445		516502	Registered
		20-Nov-1996		20-Sep-1999	20-Sep-2014
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Candy

CHIQUITA & Design (‘86 version)	C1453	1001836		555914	Registered
		12-Jan-1999	03-Nov-1999	02-Jan-2002	02-Jan-2017
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Cookies

CHIQUITA & Design (‘86 Version)	C789	860714		499242	Registered
		06-Nov-1997	22-Apr-1998	25-Aug-1998	25-Aug-2013
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 11

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1392	877735		544199	Registered
		08-May-1998	02-Jun-1999	27-Apr-2001	27-Apr-2016
Class(es):	28 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Christmas ornaments, ornamental boxes, glass balls and molded balls

CHIQUITA & Design (‘86 version)	C482	809267		510752	Registered
		09-Apr-1996		13-Apr-1999	13-Apr-2014
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages namely, fruit juices, fruit drinks, ready-to-drink teas, and juice concentrates

CHIQUITA & Design (‘86 version)	C2883	738765		444960	Registered
		12-Oct-1993		07-Jul-1995	07-Jul-2010
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juice

Wednesday, March 26, 2008	Trademark List by Country	Page: 12

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1599	1056537		580789	Registered
		26-Apr-2000		06-May-2003	06-May-2018
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & Design (‘86 version)	C3154	1206817		642353	Registered
		12-Feb-2004	01-Sep-2004	17-Jun-2005	17-Jun-2020
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BREAKFAST CEREALS

CHIQUITA & Design (‘94 version)	C457	761001		488483	Registered
		08-Aug-1994		28-Jan-1998	28-Jan-2013
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Gowlings		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BEVERAGE GOODS: NON-ALCOHOLIC BEVERAGES, NAMELY FRUIT JUICES, FRUIT DRINKS, READY-TO-DRINK TEAS AND JUICE CONCENTRATES

Wednesday, March 26, 2008	Trademark List by Country	Page: 13

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (Horizontal)	C2872	572033		337959	Registered
		31-Oct-1986		11-Mar-1988	11-Mar-2018
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-51
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

CHIQUITA & Design (Old version in green)	C2869	280789		136877	Registered
		28-Feb-1964		07-Aug-1964	07-Aug-2009
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-53
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

CHIQUITA & Design (Old version red)	C2868	280788		136876	Registered
		28-Feb-1964		07-Aug-1964	07-Aug-2009
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-54
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

Wednesday, March 26, 2008	Trademark List by Country	Page: 14

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (Old version in yellow)	C2867	280787		136875	Registered
		28-Feb-1964		07-Aug-1964	07-Aug-2009
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-55
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

CHIQUITA BANANA & Dancing Mexican Banana	C2864	262756		124953	Registered
		05-May-1961		12-Jan-1962	12-Jan-2022
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	CHIQUITA
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

CHIQUITA BANANA BRANDS & Design	C2866	280298		136872	Registered
		04-Feb-1964		07-Aug-1964	07-Aug-2009
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-52
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

Wednesday, March 26, 2008	Trademark List by Country	Page: 15

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA BRAND BANANAS & OVAL DESIGN	C2865	273940		132884	Registered
		12-Feb-1963		27-Sep-1963	27-Sep-2008
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Richards Buell Sutton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-52
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

CHIQUITA FRESH AND READY	C4015	1298692		696610	Registered
		21-Apr-2006	11-Apr-2007	17-Sep-2007	17-Sep-2022
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Richards Buell Sutton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-288
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS

CHIQUITA FRESH CUT FRUIT & DESIGN	C3106	1185279		630610	Registered
		22-Jul-2003	30-Jun-2004	19-Jan-2005	19-Jan-2020
Class(es):			Attorney(s):	CLR CCG
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-253
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

Wednesday, March 26, 2008	Trademark List by Country	Page: 16

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA JR.	C2882	710586		434660	Registered
		07-Aug-1992		21-Oct-1994	21-Oct-2009
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-72
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit

CHIQUITA JR. & DESIGN (NEW)	C2888	811662		473987	Registered
		03-May-1996		27-Mar-1997	27-Mar-2012
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-74
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit

CHIQUITA KIDS	C1526	1029842	93	568088	Registered
		23-Sep-1999	14-Feb-2001	26-Sep-2002	26-Sep-2017
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-77
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Providing access via a world-wide computer network to a database featuring information on a wide variety of topics

Wednesday, March 26, 2008	Trademark List by Country	Page: 17

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA MINI’S	C3179	1225454		696623	Registered
		22-Jul-2004	20-Dec-2006	17-Sep-2007	17-Sep-2022
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, L.L.C.		Client Ref:	30186-260
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

CHIQUITA POPS	C1255	556045		326225	Registered
		23-Jan-1986		10-Apr-1987	10-Apr-2017
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-81
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Frozen desserts, namely, frozen fruit and juice bars, frozen fruit and cream bars, frozen fruit, milk and cream bars.

CHIQUITA SOLUTIONS	C1441	894639		552390	Registered
		28-Oct-1998	03-Nov-1999	15-Oct-2001	15-Oct-2016
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-86
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Produce handling, transportation by boat, truck and rail, inventory and ripening services performed for others.

Wednesday, March 26, 2008	Trademark List by Country	Page: 18

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA TO GO	C4044	1364940			Pending
24-Sep-2007
Class(es):			Attorney(s):	CLR CCG
Agent Name:	RBS LAWYERS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-264
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	20-Oct-2006
Goods:	FRESH FRUITS AND FRESH VEGETABLES

CHIQUITA TROPICALS	C2584	805860		472623	Registered
		01-Mar-1996		13-Mar-1997	13-Mar-2012
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-88
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages namely non-alcoholic fruit drinks

CHIQUITA W/ LADY IN OVAL DESIGN	C3107	1185280		629357	Registered
		22-Jul-2003	02-Jun-2004	05-Jan-2005	05-Jan-2020
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-254
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

Wednesday, March 26, 2008	Trademark List by Country	Page: 19

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA. EVERYTHING ELSE IS JUST A BANANA.	C1528	1029752		628377	Registered
		22-Sep-1999	14-Feb-2001	14-Dec-2004	14-Dec-2019
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Richards Buell Sutton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-255
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA. PARFAITS POUR LA VIE.	C1703	1135424		642352	Registered
		26-Mar-2002	12-Feb-2003	17-Jun-2005	17-Jun-2020
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-98
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	22-Apr-2002
Goods:	Fresh fruits and vegetables

CHIQUITA. PERFECT FOR LIFE.	C1674	1106594		628378	Registered
		15-Jun-2001	29-Jan-2003	14-Dec-2004	14-Dec-2019
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-99
Owner:	Chiquita Brands, Inc.		First Use Date:	22-Apr-2002
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 20

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA. YOUR BANANA SOLUTION.	C1440	894640		552391	Registered
		28-Oct-1998	03-Nov-1999	15-Oct-2001	15-Oct-2016
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-102
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Produce handling, transportation by boat, truck and rail, inventory and ripening services performed for others

CHIQUITA. YOUR PRODUCE SOLUTION.	C1439	894641		552392	Registered
		28-Oct-1998	03-Nov-1999	15-Oct-2001	15-Oct-2016
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-103
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Produce handling, transportation by boat, truck and rail, inventory and ripening services performed for others

CHIQUITA-TIZE	C1457	1004107		556857	Registered
		03-Feb-1999	03-Nov-1999	25-Jan-2002	25-Jan-2017
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-92
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 21

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA-TIZE YOUR WORLD	C1464	1005923		556860	Registered
		19-Feb-1999	20-Oct-1999	25-Jan-2002	25-Jan-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-93
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CONSUL	C2875	632107		388558	Registered
		17-May-1989		06-Sep-1991	06-Sep-2021
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Richards Buell Sutton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits.

CONSUL & Design	C2873	628015		388546	Registered
		22-Mar-1989		06-Sep-1991	06-Sep-2021
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Richards Buell Sutton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-113
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits.

Wednesday, March 26, 2008	Trademark List by Country	Page: 22

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

ENERGIZE. MAXIMIZE. CHIQUITA-TIZE	C1458	1004106		557441	Registered
		03-Feb-1999	20-Oct-1999	05-Feb-2002	05-Feb-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-121
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

FLAVOR SAVOR	C3121	1196832		694713	Registered
		13-Nov-2003	10-May-2006	24-Aug-2007	24-Aug-2022
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-256
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ICE CREAM, ICE MILK, FROZEN YOGURT; FROZEN, PREPARED AND/OR PACKAGED MEALS CONSISTING PRIMARILY OF PASTA OR RICE; CHEESE FLAVORED SNACKS; FROZEN, PREPARED AND/OR PACKAGED MEALS CONSISTING PRIMARILY OF CHEESE, MEAT AND/OR PROCESSED FRUIT; CHEESE, CHEESE SPREADS; MILK, MILK-BASED BEVERAGES, YOGURT AND YOGURT-BASED BEVERAGES

FLAVOR SAVOR	C3120	1196727		694714	Registered
		13-Nov-2003	10-May-2006	24-Aug-2007	24-Aug-2022
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-256
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FROZEN, PREPARED AND/OR PACKAGED MEALS CONSISTING PRIMARILY OF MEAT, FISH, POULTRY, FRUITS AND/OR VEGETABLES

Wednesday, March 26, 2008	Trademark List by Country	Page: 23

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FLAVOR SAVOR	C3119	1196726		694714	Registered
		13-Nov-2003	10-May-2006	24-Aug-2007	24-Aug-2022
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-256
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

FUNANAS	C1725	1145210		626795	Registered
		27-Jun-2002	11-Jun-2003	26-Nov-2004	26-Nov-2019
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-132
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables; and processed fruit and vegetables

FUNKY FRUIT PUNCH	C1121	749639		444057	Registered
		15-Mar-1994		16-Jun-1995	16-Jun-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-133
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juices

Wednesday, March 26, 2008	Trademark List by Country	Page: 24

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

GO FOOD	C1719	1143765		625591	Registered
		14-Jun-2002	31-Dec-2003	16-Nov-2004	16-Nov-2019
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-137
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables, processed fruit and vegetables

GO FRUIT	C1718	1143766		629943	Registered
		14-Jun-2002	31-Dec-2003	11-Jan-2005	11-Jan-2020
Class(es):	24 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-138
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables, processed fruit and vegetables

JUICE BOOST	C2891	751234		457754	Registered
		05-Apr-1994		24-May-1996	24-May-2011
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-150
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juice beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 25

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

MISS C LOGO	C310	1034597		568148	Registered
		02-Nov-1999		27-Sep-2002	27-Sep-2017
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-161
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

ONLY THE BEST. ONLY CHIQUITA. EVERYDAY.	C1438	894642		552603	Registered
		28-Oct-1998	01-Dec-1999	18-Oct-2001	18-Oct-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-167
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables.

ORANGE BANANA SUNRISE	C2887	766175		462442	Registered
		11-Oct-1994		30-Aug-1996	30-Aug-2011
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-168
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Non-alcoholic fruit drinks

Wednesday, March 26, 2008	Trademark List by Country	Page: 26

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

PEPE PAPAYA AND Design	C2884	709823		450971	Registered
		27-Jul-1992		01-Dec-1995	01-Dec-2010
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-181
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit

PERFECT FOR LIFE	C1704	1140866		631335	Registered
		15-May-2002	17-Mar-2004	27-Jan-2005	27-Jan-2020
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-182
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

QUITE POSSIBLY THE WORLD’S PERFECT FOOD	C2885	751235		460435	Registered
		05-Apr-1994		26-Jul-1996	26-Jul-2011
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-194
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit

Wednesday, March 26, 2008	Trademark List by Country	Page: 27

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

START FRESH WITH CHIQUITA	C1506	1024551	104105	566129	Registered
		03-Aug-1999	13-Dec-2000	21-Aug-2002	21-Aug-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-210
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Point of sale displays for fresh fruits and vegetables

THE GRAB ‘N GO FRUIT	C1610	1060347	Page 86	647438	Registered
		24-May-2000	23-Jan-2002	07-Sep-2005	07-Sep-2020
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-227
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

THE PERFECT FAST FOOD	C1706	1140193		647413	Registered
		08-May-2002	17-Dec-2003	07-Sep-2005	07-Sep-2020
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-230
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 28

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

TROPICAL PARADISE	C2890	749638		457743	Registered
		15-Mar-1994		24-May-1996	24-May-2011
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-234
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juices

TROPICALS Black & White Design	C2991	882822		515318	Registered
		29-Jun-1998		25-Aug-1999	25-Aug-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-235
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juice and frozen juice concentrate

TROPICALS Color Design	C1418	882821		523111	Registered
		29-Jun-1998	18-Aug-1999	15-Feb-2000	15-Feb-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Borden Ladner Gervais LLP		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-236
Owner:	Chiquita Brands, Inc.		First Use Date:	14-Apr-1998
Goods:	Fruit juices and frozen juice concentrate

Wednesday, March 26, 2008	Trademark List by Country	Page: 29

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

WHEN A LITTLE IS EXACTLY ENOUGH	C2886	775324		461646	Registered
		13-Feb-1995		23-Aug-1996	23-Aug-2011
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-244
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

WILD BERRY SPLASH	C526	832599		502687	Registered
		05-Nov-1996	29-Oct-1997	22-Oct-1998	22-Oct-2013
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Richards Buell Sutton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-246
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juices

WOMAN & Design	C2895	199308		UCA30206	Registered
		08-May-1948		08-May-1948	08-May-2008
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-247
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Bananas

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Cape Verde

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1488				Pending
25-Jun-1999
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	A.G. Da Cunha Ferreira, Lda.		Agent Ref:	ZN.565 (LS)
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit and vegetable juices and drinks

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2805	95061787		954029	Registered
		22-May-1995		28-Feb-1997	27-Feb-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	MINERAL AERATED WATERS; FRUIT DRINKS; FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES; NON-ALCOHOLIC DRINKS; BEERS

CHIQUITA	C4039	6039504			Pending
08-May-2007
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref :	107199
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 43 Int.
RESTAURANT SERVICES; CATERING; BARS; CAFÉ; TOURIST HOMES; RETIREMENT HOMES; DAY-NURSERIES; BOARDING FOR ANIMALS; RENTAL OF CHAIRS, TABLES, TABLE LINEN; GLASSWARE

CHIQUITA	C2796	95061788		943348	Registered
		22-May-1995		07-Feb-1997	06-Feb-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FOODSTUFFS FOR ANIMALS; MALT; FRESH FRUITS; FRESH VEGETABLES; LIVING ANIMALS; SEEDS; NATURAL FLOWERS; NATURAL PLANTS

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2811	95061789		962334	Registered
		22-May-1995		14-Mar-1997	13-Mar-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	All goods in International Class 30

CHIQUITA	C2803	95061790		951368	Registered
		22-May-1995		21-Feb-1997	20-Feb-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	POULTRY; GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES; JAMS; EGGS; MILK; MILK PRODUCTS; EDIBLE OILS; EDIBLE FATS; SALAD DRESSINGS; PRESERVES; MEAT; FISH

CHIQUITA & Design (‘86 version)	C2797	95061792		943349	Registered
		22-May-1995		07-Feb-1997	06-Feb-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	MALT; FRESH FRUITS; FRESH VEGETABLES; LIVING ANIMALS; SEEDS; NATURAL FLOWERS; NATURAL PLANTS; FOODSTUFFS FOR ANIMALS

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

Chiquita & Design (‘86 version)	C4040	6039505			Pending
08-May-2007
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:	107205
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 43 Int.
RESTAURANT SERVICES; CATERING; BARS; CAFÉ; TOURIST HOMES; RETIREMENT HOMES; DAY-NURSERIES; BOARDING FOR ANIMALS; RENTAL OF CHAIRS, TABLES, TABLE LINEN; GLASSWARE.

CHIQUITA & Design (‘86 version)	C2810	95061793		962333	Registered
		22-May-1995		14-Mar-1997	13-Mar-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands L.L.C.		First Use Date:
Goods:	All goods in International Class 30

CHIQUITA & Design (‘86 version)	C2802	95061794		951361	Registered
		22-May-1995		21-Feb-1997	20-Feb-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	DEACONS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brand L.L.C.		First Use Date:
Goods:	POULTRY; MILK PRODUCTS; EDIBLE OILS; EDIBLE FATS; SALAD DRESSINGS; PRESERVES; MEAT; GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES; JAMS; EGGS; MILK, FISH

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86) Version)	C1239	95061791		954030	Registered
		22-May-1995		28-Feb-1997	27-Feb-2017
Class(es):	32 Int.		Attorney(s):
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	MINERAL AND AERATED WATERS: FRUIT DRINKS; FRUIT JUICES; PREPARATIONS FOR MAKING BEVERAGES; NON- ALCOHOLIC DRINKS; BEERS.

CHIQUITA & Design (‘94) version)	C1314	9800010706		1289565	Registered
		09-Feb-1998	28-Mar-1999	28-Jun-1999	27-Jun-2009
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:	9368681
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	beer; non-alcoholic drinks; mineral water (beverages); aerated water; fruit juices; fruit based beverages; vegetable juices (beverages); tea (beverages); whey beverages; solid drinks; preparations for beverages

CHIQUITA & DESIGN IN BLACK & WHITE (& CHINESE CHARACTERS)	C3523	6374418 12-Nov-2007			Pending
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	DEACONS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
Frozen fruits and vegetables; bagged salads; vegetable salads; fruit salads; soups; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; preserved, dried fruits and products; tinned fruits; tinned vegetables; dried mushrooms; jellies; jams; eggs; milk and milk products; edible oils and fats; salad dressings; preserves; food products made from fish; prepared nuts; dried fungus; albumen for food

Tuesday, March 25, 2008	Trademark List by Country	Page: 5

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & DESIGN IN BLACK & WHITE (& CHINESE CHARACTERS)	C3524	6374417			Pending
12-Nov-2007
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 30 Int.
Crepes (pastry); pancakes; sandwiches; specialty teas; teas; fresh ready to cook meals consisting of vegetables and or meat (convenient food products); cartoned meals; coffee; sugar; confectionery; honey; bread; dumplings; cereal preparations; noodles; popcorn; soya juice; starch for food; edible ices; cooking salt; soya sauce; flavorings for cakes (other than essential oils); leaven; essences for foodstuffs (except etheric essences and essential oils); preparations for stiffening whipped cream.

CHIQUITA & DESIGN IN BLACK & WHITE (& CHINESE CHARACTERS)	C3525	6374416			Pending
12-Nov-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class 31 Int.
Fresh fruits; fresh vegetables; living animals; plant seeds; natural flowers; natural plants; food stuffs for animals; malt; unprocessed timber; unprocessed beans; products for animal litter

Tuesday, March 25, 2008	Trademark List by Country	Page: 6

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & DESIGN IN BLACK & WHITE (& CHINESE CHARACTERS)	C3526	6374415			Pending
12-Nov-2007
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 32 Int.
Fruit juices; fruit drinks; beers; non-alcoholic drinks; mineral water (beverages); aerated water; fruit based beverages; vegetable juices (beverages); teas (beverages); whey beverages; solid drinks; preparations for beverages; fruit and or vegetable smoothies (non-alcoholic drinks)

CHIQUITA & DESIGN IN BLACK & WHITE (& CHINESE CHARACTERS)	C3527	6374414			Pending
12-Nov-2007
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 43 Int.
Restaurant services; catering; bars; café; tourist homes; retirement homes; day-nurseries; boarding for animals; rental of chairs, tables, table linen, glassware

Tuesday, March 25, 2008	Trademark List by Country	Page: 7

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & DESIGN IN COLOR (& CHINESE CHARACTERS)	C3531	6376361			Pending
13-Nov-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
Frozen fruits and vegetables; bagged salads; vegetable salads; fruit salads; soups; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; preserved, dried fruits and products; tinned fruits; tinned vegetables; dried mushrooms; jellies; jams; eggs, milk and milk products; edible oils and fats; salad dressings; preserves; food products made from fish; prepared nuts; dried fungus; albumen for food

CHIQUITA & DESIGN IN COLOR (& CHINESE CHARACTERS)	C3528	6376357			Pending
13-Nov-2007
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 43 Int.
Restaurant services; catering; bars; café; tourist homes; retirement homes; day-nurseries; boarding for animals; rental of chairs, tables, table linen, glassware

Tuesday, March 25, 2008	Trademark List by Country	Page: 8

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & DESIGN IN COLOR (& CHINESE CHARACTERS)	C3530	6376359			Pending
13-Nov-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.
Fresh fruits; fresh vegetables; living animals; plant seeds; natural flowers; natural plants; food stuffs for animals; malt; unprocessed timber; unprocessed beans; products for animal litter

CHIQUITA & DESIGN IN COLOR (& CHINESE CHARACTERS)	C3532	6376360			Pending
13-Nov-2007
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 30 Int.
Crepes (pastry); pancakes; sandwiches; specialty teas; teas; fresh ready to cook meals consisting of vegetables and or meat (convenient food products); cartoned meals; coffee; sugar; confectionery; honey; bread; dumplings; cereal preparations; noodles; popcorn; soya juice; starch for food; edible ices; cooking salt; soya sauce; flavorings for cakes (other than essential oils); leaven; essences for foodstuffs (except etheric essences and essential oils); preparations for stiffening whipped cream

Tuesday, March 25, 2008	Trademark List by Country	Page: 9

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & DESIGN IN COLOR (& CHINESE CHARACTERS)	C3529	6376358			Pending
13-Nov-2007
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 32 Int.
Fruit juices; fruit drinks; beers; non-alcoholic drinks; mineral water (beverages); aerated water; fruit based beverages; vegetable juices (beverages); teas (beverages); whey beverages; solid drinks; preparations for beverages; fruit and or vegetable smoothies (non-alcoholic drinks)

CHIQUITA (In Chinese Characters)	C1268	9700126927		1245793	Registered
		28-Nov-1997		07-Feb-1999	06-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-57
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh vegetables; fresh fruits

CHIQUITA (in Mandarin characters)	C2804	95061795		951377	Registered
		22-May-1995		21-Feb-1997	20-Feb-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-59
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	POULTRY; GAME; MEAT EXTRACTS; DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES; JAMS; EGGS; MILK; MILK PRODUCTS; EDIBLE OILS; EDIBLE FATS; SALAD; PRESERVES; MEAT; FISH

Tuesday, March 25, 2008	Trademark List by Country	Page: 10

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA (in Mandarin characters)	C2798	95061797		943350	Registered
		22-May-1995		07-Feb-1997	06-Feb-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-59
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	LIVING ANIMALS; SEEDS; NATURAL FLOWERS; NATURAL PLANTS; FOODSTUFFS FOR ANIMALS; MALT; FRESH FRUITS; FRESH VEGETABLES

CHIQUITA (in Mandarin characters)	C2806	95061798		954031	Registered
		22-May-1995		28-Feb-1997	27-Feb-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30786-59
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	MINERAL AND AEARATED WATERS; FRUIT DRINKS; FRUIT JUICES; PREPARATIONS FOR MAKING BEVERAGES; NON-ALCOHOLIC DRINKS; BEERS

CHIQUITA CAFÉ & SIMPLIFIED CHINESE CHARACTERS & DESIGN (COLOR)	C3539				Pending
14-Jan-2008
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:	112488
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-334
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 43 Int.
RESTAURANT SERVICES; CATERING; BARS; CAFÉ; TOURIST HOMES; RETIREMENT HOMES; DAY-NURSERIES; BOARDING FOR ANIMALS; RENTAL OF CHAIRS, TABLES, TABLE LINEN, GLASSWARE

Tuesday, March 25, 2008	Trademark List by Country	Page: 11

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA in Simplified Chinese Characters (“Ji Ji Da”)	C4052				Pending
31-Jan-2008
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:	113179
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 43 Int.
RESTAURANT SERVICES; CATERING; BARS; CAFÉ; TOURIST HOMES; RETIREMENT HOMES; DAY-NURSERIES; BOARDING FOR ANIMALS; RENTAL OF CHAIRS, TABLES, TABLE LINEN, GLASSWARE

CHIQUITA in Simplified Chinese Characters (“Jin Ji Da”)	C4053				Pending
31-Jan-2008
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:	113177
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 43 Int.
RESTAURANT SERVICES; CATERING; BARS; CAFÉ; TOURIST HOMES; RETIREMENT HOMES; DAY-NURSERIES; BOARDING FOR ANIMALS; RENTAL OF CHAIRS, TABLES, TABLE LINEN, GLASSWARE

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Chile

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1087	123665		539518	Registered
		22-Dec-1988		24-Apr-1989	24-Apr-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Estudio Arturo Alessandri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in the class with the exception of seeds

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C1085	219895		541388	Registered
		12-Jan-1989		30-Mar-1989	30-Mar-2009
Class(es):	29 Int., 30 Int.		Attorney(s):	CLR CCG
Agent Name:	Estudio Arturo Alessandri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class 29: TUBERCLES, BULBS, CEREALS, GRAINS, FRUITS, LEGUMES, MUSHROOMS, SEAWEED, AND VEGETABLE PRODUCTS, DRIED AND PRESSED COMESTIBLES

CLASS 30: FLOUR, STARCHES, TOASTED AND COOKED CEREALS, GROUND OR CRUSHED IN ANY SIMILAR FORM OF ELABORATION, NOODLES, BREAD AND ANALOGY PASTRY

CHIQUITA	C1088	123666		541395	Registered
		22-Dec-1988		19-May-1989	19-May-2009
Class(es):	29 Int., 30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Estudio Arturo Alessandri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASSES 29, 30, AND 32.

CHIQUITA	C858	380817		505631	Registered
		18-Jun-1997		27-Feb-1998	27-Feb-2018
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:	Soc. Estudio Harnecker Ltda.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Services of imports, exports, representation and marketing of products in Classes 29, 30 and 31; all involving the agricultural sector

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Chile

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C832	380818		505632	Registered
		18-Jun-1997		27-Feb-1998	27-Feb-2018
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Soc. Estudio Harnecker Ltda.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA & Design (‘86 version)	C1086	123664		539619	Registered
		22-Dec-1988		24-Apr-1989	24-Apr-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Estudio Arturo Alessandri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in the class with the exception of seeds

CHIQUITA & Design (‘86 version)	C1089	123667		541396	Registered
		22-Dec-1988		19-May-1989	19-May-2009
Class(es):	29 Int., 30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Estudio Arturo Alessandri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA & Design (‘86 version)	C768	380819		505633	Registered
		18-Jun-1997		27-Feb-1998	27-Feb-2018
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:	Soc. Estudio Harnecker Ltda.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Services of imports, exports, representation and marketing of products in Classes 29, 30 and 31; all involving the agricultural sector

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Chile

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C866	380820	505634		Registered
		18-Jun-1997		27-Feb-1998	27-Feb-2018
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Soc. Estudio Harnecker Ltda.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA FRUPAC	C367	251053		493200	Registered
		27-Aug-1993		12-Sep-1997	12-Sep-2017
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:	ALESSANDRI & COMPANIA		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-68
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Import and export of products in Intl. 29, 30 & 31 and representation services for products in Intl. 29, 30 & 31

CHIQUITA FRUPAC	C382	251052		493201	Registered
		27-Aug-1993		12-Sep-1997	12-Sep-2017
Class(es):	16 Int., 29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	ALESSANDRI & COMPANIA		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-68
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Class 31 except “seeds”; Import & export of products in Intl. 29, 30 & 31; representation services for products in Intl. 29, 30 & 31; Dried, preserved & cooked fruits and vegetables; Written material and all other products.

CHIQUITA FRUPAC logo	C1902	251055		493199	Registered
		27-Aug-1993		12-Sep-1997	12-Sep-2017
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:	Soc. Estudio Harnecker Ltda.		Client Ref:	7820-1
Client:	CHIQUITA BRANDS, INC.		Agent Ref:
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Import and export of products in Intl. 29, 30 & 31 and representation services for products in Intl. 29, 30 & 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Chile

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA FRUPAC logo	C384	251054		577434	Registered
		27-Aug-1993		25-Sep-2000	25-Sep-2010
Class(es):	16 Int., 29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	7820-1
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Class 31 except “seeds”; Import & export of products in Intl. 29, 30 & 31 and representation services for products in Intl. 29, 30 & 31; Dried, preserved, cooked fruits and vegetables; Written material and all other products.

chiquita. cl	C1270				Registered
		29-Sep-1998		29-Sep-1998	02-July-2008
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Soc. Estudio Harnecker Ltda.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-105
Owner:	EXPORTADORA CHIQUITA ENZA CHILE LIMETEDA.		First Use Date:
Goods:	DOMAIN Name registration

FRUPAC	C1124	729045		763948	Registered
				20-Mar-1986	06-May-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	ALESSANDRI & COMPANIA		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-128
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 5

Country: Chile

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC	C3058	729044		764458	Registered
				20-Mar-1986	06-May-2016
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:	ALESSANDRI & COMPANIA		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-128
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	IMPORTATION, EXPORTATION AND REPRESENTATION ENTERPRISE OF PRODUCTS COMPREHENDED WITHIN INTERNATIONAL CLASSES 29, 30, 31 AND 35

FRUPAC & DEVICE	C2574	736121		769795	Registered
				10-Apr-1986	11-Jul-2016
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:	ALESSANDRI & COMPANIA		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	IMPORT-EXPORT AND REPRESENTATION OF PRODUCTS IN CLASSES 29, 30 AND 31

FRUPAC & DEVICE	C3059	746396		783877	Registered
				10-Apr-1986	01-Oct-2016
Class(es):	16 Int., 29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	ALESSANDRI & COMPANIA		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 16: WRITTEN MATERIAL AND ALL OTHER PRODUCTS IN CLASS 16

CLASS 29: PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES

CLASS 31: ALL PRODUCTS IN CLASS 31 EXCEPT SEEDS

Thursday, March 27, 2008	Trademark List by Country	Page: 1

Country: Colombia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C337	342954		224216	Registered
		21-Jun-1991		16-Feb-2000	16-Feb-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASS 31

AMIGO & Design (‘92 version)	C2477	368432		183294	Registered
		28-Sep-1992		10-Aug-1995	10-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas

BANAVAC	C1705	02040954		267068	Registered
		14-May-2002	30-Oct-2002	02-May-2003	02-May-2013
Class(es):	16 Int.		Attorney(s):	CLR CCG
Agent Name:	Parra, Rodriguez & Cavelier		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-20
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Packaging

Thursday, March 27, 2008	Trademark List by Country	Page: 2

Country: Colombia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO IN OVAL DESIGN	C2317	320150		171493	Registered
		16-Apr-1990		30-Nov-1994	30-Nov-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-43
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C1585	30322		233284	Registered
		27-Apr-2000		13-Mar-2001	13-Mar-2011
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:	82.82.440
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & Design (‘86 version)	C752	97049915		213123	Registered
		28-Aug-1997	04-Nov-1997	28-Sept-1998	28-Sept-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Non-alcoholic beverages

CHIQUITA	C2699	372116		66344	Registered
				13-Dec-1982	13-Dec-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas & Derivatives

Thursday, March 27, 2008	Trademark List by Country	Page: 3

Country: Colombia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C740	9749557		220160	Registered
		27-Aug-1997	04-Nov-1997	17-Aug-1999	17-Aug-2009
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Non-alcoholic beverages

CHIQUITA & Design (‘86 version)	C1586	30317	494	234017	Registered
		27-Apr-2000	24-Jul-2000	29-Mar-2001	29-Mar-2011
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:	82.441
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & Design (‘94 version)	C742	9749914		220163	Registered
		28-Aug-1997	04-Nov-1997	17-Aug-1999	17-Aug-2009
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages

CHIQUITA & Design (‘86 version)	C2053	97031258		205117	Registered
		05-Jun-1997		28-Jan-1998	28-Jan-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class Heading for Class 31

Thursday, March 27, 2008	Trademark List by Country	Page: 4

Country: Colombia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C2262	320278		142011	Registered
		18-Apr-1990		12-Jul-1993	12-Jul-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	All goods in class 31

CONSUL & DESIGN IN COLOR	C2264	320277		142596	Registered
		18-Apr-1990		12-Jul-1993	12-Jul-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	All goods in class 31

FRUPAC & DEVICE	C340	368769		221545	Registered
		05-Oct-1992		19-Aug-1999	19-Aug-2019
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:	COL 129 op 31
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List by Country	Page: 5

Country: Colombia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

GREAT WHITE FLEET	C1542	99051363		228886	Registered
		12-Aug-1999	27-Dec-1999	28-Jul-2000	28-Jul-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:	80809
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-139
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Freight transportation by ship and truck

GREAT WHITE FLEET & Design	C1541	99051667		228887	Registered
		13-Aug-1999	27-Dec-1999	28-Jul-2000	28-Jul-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:	80810
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-140
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Freight transportation by ship and truck

MARITROP	C3063			11862	Registered
30-Mar-1998
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Brigard & Castro		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-156
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

Thursday, March 27, 2008	Trademark List by Country	Page: 1

Country: Costa Rica

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C732			107582	Registered
		13-Nov-1997		18-May-1998	18-May-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Ximena Soler		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Class 31

AMIGO & Design (‘92 version)	C2753			81983	Registered
		20-Aug-1992		19-Jan-1993	19-Jan-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHICO IN OVAL	C1206			76102	Registered
				04-Jul-1991	04-Jul-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Ladas & Ladas		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-43
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List by Country	Page: 2

Country: Costa Rica

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1160			56577	Registered
				27-Nov-1979	27-Nov-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Soler Cartin Garnier		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh bananas

CHIQUITA	C1205			75754	Registered
				05-Jun-1991	05-Jun-2011
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Conserved dry and cooked fruits and vegetables, jelly, marmelades, edible oil and fat and pickled conserves.

CHIQUITA	C1598	3521-2000		123180	Registered
		05-May-2000	28-Jul-2000	05-Dec-2000	05-Dec-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Facio & Canas		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	SERVICES OF CARGO; TRANSPORTATION BY SHIPS AND TRUCKS

Thursday, March 27, 2008	Trademark List by Country	Page: 3

Country: Costa Rica

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C709			106608	Registered
		10-Apr-1997		25-Feb-1998	25-Feb-2018
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class 30 Heading

CHIQUITA	C710			106607	Registered
		10-Apr-1997		25-Feb-1998	25-Feb-2018
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class 32 Heading

CHIQUITA & Design (‘86 version)	C1597	3522-2000		123179	Registered
		05-May-2000	28-Jul-2000	05-Dec-2000	05-Dec-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Facio & Canas		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	SERVICES OF CARGO; TRANSPORTATION BY SHIPS AND TRUCKS

Thursday, March 27, 2008	Trademark List by Country	Page: 4

Country: Costa Rica

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2050			108257	Registered
		10-Apr-1997		02-Jul-1998	02-Jul-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Ximena Soler		Client Ref:	30186-49
Client:	CHIQUITA BRANDS, INC.		Agent Ref:
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class 31 Heading

CHIQUITA & Design (‘86 version)	C711			104377	Registered
		10-Apr-1997		23-Oct-1997	23-Oct-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class 29 Heading

CHIQUITA & Design (‘86 version)	C712			106609	Registered
		10-Apr-1997		25-Feb-1998	25-Feb-2018
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Ximena Soler		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class 30 Heading

Thursday, March 27, 2008	Trademark List by Country	Page: 5

Country: Costa Rica

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C713			106606	Registered
		10-Apr-1997		25-Feb-1998	25-Feb-2018
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Ximena Soler		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class 32 Heading

CHIQUITA & DESIGN (‘94 VERSION)	C3101	822-2003		142163	Registered
		07-Feb-2003		13-Oct-2003	13-Oct-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class: 32 Int.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

CHIQUITA. PERFECTA PARA LA VIDA.	C3097	2003-2808		141621	Registered
		13-May-2003		29-Sep-2003	29-Sep-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-100
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class: 31 Int.

FRESH FRUITS AND VEGETABLES

Thursday, March 27, 2008	Trademark List by Country	Page: 6

Country: Costa Rica

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C1203	73426		73426	Registered
		29-Oct-1990		08-Mar-1994	29-Oct-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CONSUL & DESIGN IN COLOR	C1618			74260	Registered
				30-Jan-1991	30-Jan-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Soler Cartin Garnier		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruits and vegetables

FRUPAC & DEVICE	C2756	None		82837	Registered
		24-Nov-1992		03-Jun-1993	03-Jun-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List by Country	Page: 7

Country: Costa Rica

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

GREAT WHITE FLEET	C1521			120284	Registered
		29-Oct-1999		08-Jun-2000	08-Jun-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Soler Cartin Garnier		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-139
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

GREAT WHITE FLEET & Design	C1522			120812	Registered
		29-Oct-1999		26-Jun-2000	26-Jun-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Soler Cartin Garnier		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-140
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

MARITROP	C2992			108259	Registered
		08-Oct-1998		02-Jul-1998	02-Jul-2008
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Ximena Soler		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-156
Owner:	Chiquita Brands, Inc.		First Use Date:

MARITROP	C1419			108258	Registered
		08-Jan-1998		02-Jul-1998	02-Jul-2008
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:	Ximena Soler		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-156
Owner:	Chiquita Brands, Inc.		First Use Date:

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Croatia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C436	381-04/94-01		Z941547	Registered
		18-Jul-1994		10-Jun-1997	18-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES, AGRICULTURAL, GARDENING AND WOODLAND PRODUCTS AND GRAINS, WHICH ARE NOT INCLUDED IN OTHER CLASSES, LIVE ANIMALS, SEEDS, LIVE PLANTS AND REAL FLOWERS, ANIMAL FOOD, BREWER’S YEAST

AMIGO & Design (‘92 version)	C725	381-04/97-01		Z970672	Registered
		02-May-1997		30-Mar-1998	02-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C491	381-04/96-01		Z960703	Registered
		13-Jun-1996		13-Oct-1997	13-Jun-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BEER, MINERAL AND SPARKLING WATERS, OTHER NON-ALCOHOLIC BEVERAGES, FRUIT DRINKS AND FRUIT JUICES, SYRUPS AND OTHER PREPARATIONS FOR MAKING OF BEVERAGES

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Croatia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C992	381-04/92-02		Z920978	Registered
		03-Jul-1982		03-Jul-1982	03-Jul-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class 29: Foodstuffs encompassed by this class, processed bananas, canned fruits; Class 31: Fresh bananas; Class 32: Fruit juices

CHIQUITA & Design (‘86 version)	C338	383-03/92-02		Z920566	Registered
		08-Sep-1992		24-Jan-1997	08-Sep-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Fiala, Profous, Maisner & spol		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	29: Canned, dried and cooked fruits and vegetables

31: Fresh fruits and vegetables

32: Fruit drinks and fruit juices, beverages, syrups and other components for preparation of beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Cyprus, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C430	41885		41885	Registered
		27-Jan-1995		02-Feb-1998	27-Jan-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba, Kypris & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C726	47881	3500	47881	Registered
		16-May-1997	18-May-2001	21-Sep-2001	16-May-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba, Kypris & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER GLASSES, LIVE ANIMALS, FRESH FRUITS AND VEGETABLES, SEEDS, NATURAL PLANTS AND FLOWERS, FOODSTUFFS FOR ANIMALS, MALT

CHIQUITA	C1693			10208	Registered
				28-Nov-1966	28-Nov-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba, Kypris & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Cyprus Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2149			10208	Registered
				28-Nov-1966	28-Nov-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA	C654	47687	3500	47687	Registered
		17-Apr-1997	18-May-2001	21-Sep-2001	17-Apr-2018
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	NCT14806/12645
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

CHIQUITA	C935			10207	Registered
				28-Nov-1966	28-Nov-2015
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba, Kypris & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Cyprus, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1096	36904		36904	Registered
		23-Jul-1992		17-Sep-1997	23-Jul-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba, Kypris & Co.		Agent Ref:	14806/12645
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design (‘86 version)	C685	47688	3500	47688	Registered
		17-Apr-1997	18-May-2001	21-Sep-2001	17-Apr-2018
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	NCT14806/12645
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Czech Republic

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2334	0-91531		192924	Registered
		28-Jul-1994		22-Aug-1996	28-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Vsetecka and Partners		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C727	0-122261		211294	Registered
		16-May-1997		27-Jul-1998	16-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	ASSOCIATED LAW OFFICE		Agent Ref :	16 70642
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables.

CHICO IN OVAL IN COLOR	C2311			166512	Registered
				08-Aug-1985	08-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Vsetecka and Partners		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	Chiquita Brands L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables.

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Czech Republic

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2300	28132		155749	Registered
		31-Jan-1963		11-Mar-1964	31-Jan-2013
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Vsetecka Zeleny Svorcik Kalens		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands L.L.C.		First Use Date:

CHIQUITA	C477	112607		205691	Registered
		27-Jun-1996		21-Nov-1997	27-Jun-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Vsetecka and Partners		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands L.L.C.		First Use Date:
Goods:	beer of all kinds, any non-alcoholic drinks, syrups and other preparations for drink production.

CHIQUITA & Design (‘86 version)	C1017	70383		180637	Registered
		20-Jul-1992		31-Oct-1994	20-Jul-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Vsetecka and Partners		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31); fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages (32)

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Czech Republic

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL & Design	C1016	180694		180694	Registered
		03-Jan-1992		31-Oct-1994	03-Jan-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Fiala, Profous, Maisner & spol		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-113
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

PICTURE OF LADY	C2302			155750	Registered
				31-Jan-1983	31-Jan-2013
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-185
Owner:	Chiquita Brands, Inc.		First Use Date:

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Denmark

Trademark	Case Number Country Name	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C983	2076/1979		150/1980	Registered
		21-May-1979		04-Jan-1980	04-Jan-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASS 32

CHIQUITA	C979	4461/1966		1453/1967	Registered
		23-Nov-1966		12-May-1967	12-May-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASSES 29 & 31

CHIQUITA	C3242	VA 2005 05834		VR200601398	Registered
		22-Dec-2005		20-Apr-2006	20-Apr-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	BUDD		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FLOUR AND PREPARATIONS MADE FROM CEREALS, BREAD, PASTRY AND CONFECTIONERY, ICES; HONEY, TREACLE; YEAST, BAKING POWDER; SALT, MUSTARD; VINEGAR, SAUCES (CONDIMENTS); SPICES; ICE

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Denmark

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C997	2077/1979		158/1980	Registered
		21-May-1979		11-Jan-1980	11-Jan-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	ALL GOODS IN CLASS 32

CHIQUITA & Design (‘86 version)	C3261	VA 2005 05840		VR200601399	Registered
		22-Dec-2005		20-Apr-2006	20-Apr-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref :	125202/CM/RB
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 30 Int.
Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

CHIQUITA & Design (‘86 version)	C936	5091/1992		10751/1992	Registered
		14-Jul-1992		20-Nov-1992	20-Nov-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31); and fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages (32)

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Denmark

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA’S AND CHIQUITA BANANA FIGURE	C1052	2527/1959		2314/1959	Registered
		26-Aug-1959		05-Dec-1959	05-Dec-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-90
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Foods and prepared foods

CONSUL & Design in color	C1220	1432/1989		912/1991	Registered
		01-Mar-1989		08-Feb-1991	08-Feb-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

FRUPAC & DEVICE	C873	8694/1987		407/1990	Registered
		28-Dec-1987		26-Jan-1990	26-Jan-2020
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Hofman-Bang & Boutard		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried or cooked fruit (29); fresh fruit (31)

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Denmark

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

JUST FRUIT IN A BOTTLE & DESIGN	C4016	VA 2006 03273		VR 2007 00026	Registered
		16-Aug-2006		03-Jan-2007	03-Jan-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.
Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Dominican Republic

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO & OVAL Design	C2337			19449	Registered
				16-Mar-1971	16-Mar-2011
Class(es):	01 Int.		Attorney(s):	CLR CCG
Agent Name:	TRONCOSO Y CACERES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-9
Owner:	Chiquita Brands, Inc.		First Use Date:

AMIGO & OVAL Design	C2338			19450	Registered
				16-Mar-1971	16-Mar-2011
Class(es):	55 Int.		Attorney(s):	CLR CCG
Agent Name:	TRONCOSO Y CACERES		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-9
Owner:	Chiquita Brands, Inc.		First Use Date:

CHICO IN OVAL	C1735				Unfiled
Class(es):	55 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-43
Owner:	Grenada Company		First Use Date:

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Dominican Republic

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO IN OVAL	C1752				Unfiled
Class(es):	55 Int.		Attorney(s):	CLR CCG
Agent Name			Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-43
Owner:	Grenada Company		First Use Date:

CHIQUITA	C1454			82420	Registered
				15-Mar-1996	15-Mar-2016
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Local Class 14

CHIQUITA BRAND BANANAS & DESIGN	C2211			12932	Registered
				14-Aug-1963	14-Aug -2013
Class(es):	55 Int.		Attorney(s):	CLR CCG
Agent Name:	TRONCOSO Y CACERES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-171
Owner:	Grenada Company		First Use Date:
Goods:	Sale of bananas

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Dominican Republic

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA PREMIUM BRAND BANANAS	C3072	2003-21281		136260	Registered
		01-Apr-2003	16-Jun-2003	30-Jul-2003	30-Jul-2013
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	TRONCOSO Y CACERES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-85
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BANANAS

GRENADA COMPANY (commercial establishment)	C2195			1233	Registered
				30-Aug-1972	30-Aug-2012
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-144
Owner:	Grenada Company		First Use Date:
Goods:	Commercial establishment name.

Thursday, March 27, 2008	Trademark List by Country	Page: 1

Country: Ecuador

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C744	81323		739-99	Registered
		03-Sep-1997		18-May-1999	18-May-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:	206 rm 31
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All Goods in Class 31

AMIGO & Design (‘92 version)	C2411	33951		1607-04	Registered
		27-Aug-1992		04-Nov-1993	04-Nov-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables, early vegetables and green

AMIGO & Oval Design	C1049			476-02	Registered
				13-Apr-1971	30-Jun-2010
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-9
Owner:	Chiquita Brands, Inc.		First Use Date:

AMIGO & OVAL Design	C947	26605		2295-02	Registered
		16-Jul-1991		22-May-1992	22-May-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-9
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables, early vegetables and green

Thursday, March 27, 2008	Trademark List by Country	Page: 2

Country: Ecuador

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2897	83632-97		1424-99	Registered
		08-Dec-1997	14-Dec-1998	09-Aug-1999	09-Aug-2009
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

CHIQUITA	C2028				Unfiled
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Compania Bananera de Costa Ric		First Use Date:
Goods:	Awaiting judge’s order to return for registration.

CHIQUITA	C1587	103392		2468-00	Registered
		27-Apr-2000	25-May-2000	31-Oct-2000	31-Oct-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA	C1304	83633-97		1911-00	Registered
		08-Dec-1997	14-Dec-1998	06-Apr-2000	06-Apr-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

Thursday, March 27, 2008	Trademark List by Country	Page: 3

Country: Ecuador

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1125	464-93		632-02	Registered
				23-Apr-1963	22-Jun-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas and derivatives, packaged in polyethelene bags, cardboard boxes, or other appropriate containers for exportation of this fruit and its derviatives.

CHIQUITA & Design (‘86 version)	C1588	103317		2467-00	Registered
		27-Apr-2000	25-May-2000	31-Oct-2000	31-Oct-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & Design (‘86 version)	C1305	83631-97		534-00	Registered
		08-Dec-1997	14-Dec-1998	22-Feb-2000	22-Feb-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Heading for International Class 32

CHIQUITA & Design (‘86 version)	C2071	33201		2086	Registered
		07-Jul-1992		04-Feb-1994	04-Feb-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agtricultural, vegetable and forest products and grains not included in other classes; fruits, natural flowers; animal feed, malt.

Thursday, March 27, 2008	Trademark List by Country	Page: 4

Country: Ecuador

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2898	83630-97		533-00	Registered
		08-Dec-1997	14-Dec-1998	22-Feb-2000	22-Feb-2010
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

CHIQUITA & DESIGN (‘94 VERSION)	C3204	157178		1461-06	Registered
		12-May-2005	11-Aug-2005	08-Mar-2006	08-Mar-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 29 Int.
PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES

CHIQUITA & DESIGN (‘94 VERSION)	C3205	157179		1462-06	Registered
		12-May-2005	11-Aug-2005	08-Mar-2006	08-Mar-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 30 Int.
Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

CHIQUITA & DESIGN (‘94 VERSION)	C3206	157180		1463-06	Registered
		12-May-2005	11-Aug-2005	08-Mar-2006	08-Mar-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS AND VEGETABLES

Thursday, March 27, 2008	Trademark List by Country	Page: 5

Country: Ecuador

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & DESIGN (‘94 VERSION)	C3207	157181		1464-06	Registered
		12-May-2005	11-Aug-2005	08-Mar-2006	08-Mar-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.

FRUIT DRINKS AND JUICES

CHIQUITA PREMIUM BANANAS	C2459	34877		2087	Registered
		21-Oct-1992		04-Feb-1994	04-Feb-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-84
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All products in International Class 31, especially bananas.

COMPANIA BANANERA DEL ECUADOR	C1245	3484		1475	Registered
		06-Oct-1993		14-Nov-1994	14-Nov-2014
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref :	068 tr nc 00
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-111
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Commercial locations for business of transportation, commercialization, sale and exportation of merchandise, especially of fresh fruits

Thursday, March 27, 2008	Trademark List by Country	Page: 6

Country: Ecuador

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

COMPANIA BANANERA DEL ECUADOR	C525	42093		1476	Registered
		06-Oct-1993		14-Nov-1994	14-Nov-2014
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-111
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Wrapping and packing of merchandise before shipment.

CONSUL	C2611	19568		3128/95	Registered
		22-Mar-1990		03-Dec-1990	03-Dec-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	PAZ, HOROWITZ & ROMOLEROUX		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CONSUL & Design in color	C2610	19567		3118/95	Registered
		22-Mar-1990		03-Dec-1990	03-Dec-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	PAZ, HOROWITZ & ROMOLEROUX		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List by Country	Page: 7

Country: Ecuador

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC & DEVICE	C2460	35010		1129-04	Registered
		26-Oct-1992		30-Nov-1993	30-Nov-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

GREAT WHITE FLEET	C1583	103391		2355-00	Registered
		27-Apr-2000		31-Oct-2000	31-Oct-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-139
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

GREAT WHITE FLEET & Design	C1584	103315		2351-00	Registered
		27-Apr-2000		31-Oct-2000	31-Oct-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-140
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Egypt

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C1979	91696		91696	Registered
		25-Jul-1994		12-Nov-1997	25-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Hoda Abdel Hadi & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C728	106773		106773	Registered
		05-May-1997		24-Mar-2003	05-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Hoda Abdel Hadi & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C555	152065			Pending
22-Jun-2002
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Egypt

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C557	152067			Pending
22-Jun-2002
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

CHIQUITA	C556	152066		152066	Registered
		22-Jun-2002		04-Apr-2007	22-Jun-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultrual, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

CHIQUITA	C554	152064		152064	Registered
		22-Jun-2002		04-Apr-2007	21-Jun-2012
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces, compotes; eggs, milk and milk products; edible oils and fats

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Egypt

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2600	NY-751467		50646	Registered
		01-Jun-1975		01-Jun-1985	01-Jun-2015
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Hoda Abdel Hadi & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Process foods, such as pureed bananas

CHIQUITA & Design (‘86 version)	C560	152070			Pending
22-Jun-2002
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and foresty products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

CHIQUITA & Design (‘86 version)	C589	152071			Pending
22-Jun-2002
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Egypt

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C559	152069
		22-Jun-2002			Pending
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

CHIQUITA & Design (‘86 version)	C558	152068			Pending
22-Jun-2002
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces, compotes; eggs, milk and milk products; edible oils and fats

FRUPAC & DEVICE	C2761	84550		84550	Registered
		12-Oct-1992		17-Nov-1996	11-Oct-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Abu-Ghazaleh Intellectual Prop		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables.

Thursday, March 27, 2008	Trademark List by Country	Page: 1

Country EL Salvador

Trademark	Case Number Country Name	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C1019			18825/44	Registered
		26-Jun-1970		21-Dec-1970	21-Dec-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref :	1402
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

AMIGO & Design (‘92 version)	C940	2858/97		50/191	Registered
		12-May-1997	05-Jul-2006	06-Sep-2006	06-Sep-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHICO IN OVAL	C1004	983/90		163/12	Registered
		22-May-1990		17-Aug-1992	17-Aug-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-43
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List by Country	Page: 2

Country EL Salvador

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C345	2465/91		132/134	Registered
		23-Sep-1991		04-Jul-2001	04-Jul-2011
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game, meat extracts, preserved, dried and cooked fruit and vegetables, jellies and jams, eggs, milk and milk products, edible oils and fats, salad dressings and preserves.

CHIQUITA	C3066	2003030423			Pending
12-Feb-2003
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRUIT JUICES AND FRUIT DRINKS; VEGETABLE JUICES AND VEGETABLE DRINKS.

CHIQUITA	C2278	2464/91		148/20	Registered
		23-Sep-1991		15-Nov-1993	15-Nov-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List by Country	Page: 3

Country EL Salvador

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1612	8220/99		10/113	Registered
		19-Nov-1999		07-Aug-2000	07-Aug-2010
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Meat, fish, poultry and game, meat extracts, dried and cooked fruits and vegetables, jellies and marmalades, eggs, milk and other dairy products, edible oils and fats; salad dressings and preserves

CHIQUITA	C1593	3404/2000		112/138	Registered
		04-May-2000		05-Sep-2001	05-Sep-2011
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & DESIGN (‘86 VERSION)	C3067	2003030421			Pending
12-Feb-2003
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRUIT JUICES AND FRUIT DRINKS; VEGETABLE JUICES AND VEGETABLE DRINKS

Thursday, March 27, 2008	Trademark List by Country	Page: 4

Country EL Salvador

Trademark	Case Number Country Name	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1594	3405/2000		245/125	Registered
		04-May-2000		12-Feb-2001	12-Feb-2011
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & DESIGN (‘94 VERSION)	C3068	2003030419			Pending
12-Feb-2003
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BEERS; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

GREAT WHITE FLEET	C1514	5537/99		110/BOOK 180	Registered
		17-Aug-1999		03-Dec-2003	03-Dec-2013
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref:	12887
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-139
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

Thursday, March 27, 2008	Trademark List by Country	Page: 5

Country EL Salvador

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

GREAT WHITE FLEET & Design	C1513	5733/99		139/141	Registered
		23-Aug-1999		10-Oct-2001	10-Oct-2011
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Romero Pineda & Asociados		Agent Ref. :	12893
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-140
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country - Estonia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2353	9401904		20125	Registered
		13-Sep-1994		25-Jun-1996	25-Jun-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C729	9701045		27333	Registered
		19-May-1997		29-Oct-1998	29-Oct-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Mostek		Agent Ref :	T16557
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

CHIQUITA	C670	9602406		25872	Registered
		28-Nov-1996	02-Mar-1998	26-May-1998	26-May-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN THIS CLASS INCLUDING BEVERAGES

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country - Estonia

Case Number Trademark	Application Country Name	Publication Number/Date	Registration Number/Date	Status Number/Date	Next Renewal

CHIQUITA	C2078	5742		09350	Registered
		01-Jul-1993		18-Mar-1994	17-Feb-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT, FISH, POULTRY AND GAME MEAT, MEAT EXTRACTS, PRESERVED, DRIED AND COOKED FRUIT AND VEGETABLES; EGGS, MILK AND MILK PRODUCTS; VEGETABLE OILS AND EDIBLE FATS; PRESERVES, PICKLED VEGETABLES

CLASS 31: AGRICULTURAL PRODUCTS, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS, NOT INCLUDED IN OTHER CLASSES; ANIMALS; FRESH FRUIT AND VEGETABLES, SEEDS, NATURAL PLANTS AND FLOWERS; ANIMAL FOODSTUFFS, MALT

CHIQUITA & Design (‘86 version)	C2293	9301365		15344	Registered
		02-Mar-1993		31-Mar-1995	31-Mar-2015
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); Fresh fruits and vegetables (31)

CHIQUITA & Design (‘86 version)	C2077	9301366		08723	Registered
		02-Mar-1993		03-Mar-1994	23-Jul-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beer; mineral and aerated water and other soft drinks; juices and juice beverages; syrups and other substances for making beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country - Estonia

Case Number Trademark	Application Country Name	Publication Number/Date	Registration Number/Date	Status Number/Date	Next Renewal

CONSUL	C2352	9401903		20124	Registered
		13-Sep-1994		25-Jun-1996	25-Jun-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

SUN COCKTAIL	C637	9602494		26506	Registered
		09-Dec-1996	04-May-1998	31-Aug-1998	31-Aug-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref :	9602494
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-218
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in international class 32

Thursday, March 27, 2008	Trademark List by Country	Page: 1

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AVENIDA	C1687	2465102	050/2002	2465102	Registered
		16-Nov-2001	24-Jun-2002	10-Jan-2003	16-Nov-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-13
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

AVENIDA & Design	C1688	2466662	050/2002	2466662	Registered
		19-Nov-2001	24-Jun-2002	10-Jan-2003	19-Nov-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-14
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C1589	1656982		1656982	Registered
		28-Apr-2000		10-Jul-2001	28-Apr-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Freight transportation by ship and truck

Thursday, March 27, 2008	Trademark List by Country	Page: 2

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C3126	3476728		3476728	Registered
		30-Oct-2003		03-Apr-2005	30-Oct-2013
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	PORTA, CHECCACCI & ASSOCIATES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 43 Int.
RESTAURANT AND BAR SERVICES

CHIQUITA	C537	101089		101089	Registered
		01-Apr-1996		01-Feb-1999	01-Apr-2016
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	ELZABARU		Agent Ref:	13010 EP CNO/MN
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats in International Class 29.

Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustartd; vinegar, sauces (condiments); spices; ice in International Class 30.

Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt in International Class 31.

Beers; mineral and aerated waters and other non-alcoholic beverages; fruit drinks and fruit juices; syrups and other preparations for making beverages in International Class 32.

Thursday, March 27, 2008	Trademark List by Country	Page: 3

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1590	1656933		1656933	Registered
		28-Apr-2000		10-Jul-2001	28-Apr-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & Design (‘86 version)	C532	101113		101113	Registered
		01-Apr-1996		01-Feb-1999	01-Apr-2016
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Exter Polak & Charlouis B.V.		Agent Ref:	13008 EP CNO/MN
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats in International Class 29.

Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice in International Class 30.

Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt in International Class 31.

Beers; mineral and aerated waters and other non-alcoholic beverages; fruit drinks and fruit juices; syrups and other preparations for making beverages in International Class 32.

Thursday, March 27, 2008	Trademark List by Country	Page: 4

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C3354	5856547			Published
		25-Apr-2007	01-Oct-2007
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 43 Int.
PROVIDING OF FOOD AND DRINK; BARS

CHIQUITA & Design (‘94 version)	C790	000672832		000672832	Registered
		10-Nov-1997		07-May-1999	10-Nov-2017
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref:	27787-IR/AL
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats, in International Class 29; and Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice, in International Class 30; and, Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt, in International Class 31; and, Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, in International Class 32

Thursday, March 27, 2008	Trademark List by Country	Page: 5

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA DEMAND MORE FROM YOUR BANANA & DESIGN	C3220	2096279		2096279	Registered
		21-Feb-2001		28-Mar-2002	21-Feb-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-271
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
BANANAS

CHIQUITA EXIGEZ PLUS DE VOS BANANES & DESIGN	C3218	2097004		2097004	Registered
		21-Feb-2001		12-Mar-2002	21-Feb-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-269
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
BANANAS

CHIQUITA FRESH FRUITSHAKE	C3216	004580684		004580684	Registered
		05-Aug-2005	30-Jan-2006	21-Aug-2006	05-Aug-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	ELZABARU		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-268
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.
PRE-PACKAGED BEVERAGES MADE FROM BLENDED FRESH FRUIT AND FRUIT JUICE

Thursday, March 27, 2008	Trademark List by Country	Page: 6

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA FRUIT BAR	C4030	5328679		5328679	Registered
		21-Sep-2006	12-Mar-2007	04-Sep-2007	21-Sep-2016
Class(es):	29 Int., 30 Int., 31 Int., 32 Int., 43 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:	T53047EU00/JE/NVR
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-308
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 29 Int.
CANNED, PROCESSED, PRESERVED, DRIED, FROZEN AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS; FRUIT SAUCES; MILK, MILK PRODUCTS, YOGHURTS; MOUSSES, CREAMS, DESSERT CREAMS; BEVERAGES MADE MAINLY FROM MILK OR MILK PRODUCTS, BEVERAGES MADE MAINLY FROM MILK FERMENTS, MILK BEVERAGES CONTAINING FRUIT.

Class : 30 Int.
COFFEE, RICE, BREAD, ICES, SAUCES, SPICES, ICE CREAM, FROZEN CONFECTIONS, CONFECTIONERY, BISCUITS, CAKES; DESSERTS.

Class : 31 Int.
AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; FRESH FRUITS AND VEGETABLES.

Class : 32 Int.
NON-ALCOHOLIC DRINKS AND BEVERAGES; FRUIT DRINKS AND FRUIT JUICES, SYRUPS AND OTHER NON- ALCOHOLIC PREPARATIONS FOR MAKING SUCH DRINKS AND BEVERAGES.

Class : 43 Int.
SERVICES FOR PROVIDING FOOD AND DRINK; RESTAURANT SERVICES; BAR SERVICES

Thursday, March 27, 2008	Trademark List by Country	Page: 7

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA MINI’S & DESIGN	C3278	004917738			Published
		17-Feb-2006	06-Nov-2006		17-Feb-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	DURAN-CORRETJER		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	CTME-1537/ab
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS

CHIQUITA TO GO	C4042	6076641			Published
		06-Jul-2007	26-Nov-2007
Class(es):	30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:	T53864EU00/JE/NVR
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-264
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 30 Int.
CONFECTIONERY; EDIBLE ICES, ICE CREAM

Class : 31 Int.
FRESH FRUITS AND VEGETABLES

Class : 32 Int.
FRUIT DRINKS AND FRUIT JUICES

Thursday, March 27, 2008	Trademark List by Country	Page: 8

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA TO GO & DESIGN	C4043	6076541			Published
		06-Jul-2007	10-Dec-2007
Class(es):	30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:	T53863EU00/JE/NVR
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-264
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 30 Int.
CONFECTIONERY; EDIBLE ICES, ICE CREAM

Class : 31 Int.
FRESH FRUITS AND VEGETABLES

Class : 32 Int.
FRUIT DRINKS AND FRUIT JUICES

CHIQUITA VERLANGEN SIE MEHR VON IHRER BANANE & DESIGN	C3219	2096980		2096980	Registered
		21-Feb-2001		28-Mar-2002	21-Feb-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-270
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
BANANAS

Thursday, March 27, 2008	Trademark List by Country	Page: 9

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA. GROWING A BETTER BANANA	C3280	004625331		4625331	Registered
		08-Sep-2005	20-Feb-2006	04-Sep-2006	08-Sep-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-299
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
BANANAS

CHIQUITA.LA PLUS BANANE DES BANANES	C3279	792558		792558	Registered
		24-Sep-2002		24-Sep-2002	24-Sep-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

CONSUL	C529	102202		102202	Registered
		01-Apr-1996		22-Jan-1999	01-Apr-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

Thursday, March 27, 2008	Trademark List by Country	Page: 10

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL & Design	C524	101196		101196	Registered
		01-Apr-1996		01-Feb-1999	01-Apr-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Exter Polak & Charlouis B.V		Agent Ref:	13007 EP JE/MNI
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-113
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt in International Class 31.

CUANDO UN POQUITO ES IDEAL	C3356	5868609			Published
		01-May-2007	29-Oct-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-326
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS

GREAT WHITE FLEET	C1510	1286590		1286590	Registered
		19-Aug-1999	03-Apr-2000	16-Oct-2000	19-Aug-2009
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref:	30046-47-JD/GJ
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-139
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

Thursday, March 27, 2008	Trademark List by Country	Page: 11

Country: European Community

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

GREAT WHITE FLEET & Design	C1511	1286608		1286608	Registered
		19-Aug-1999	03-Apr-2000	16-Oct-2000	19-Aug-2009
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Budde Schou A/S		Agent Ref:	30046-47-JD/GJ
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-140
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

PARFOIS, UN PETIT PEU SUFFIT	C3355	5868658			Published
		01-May-2007	05-Nov-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-327
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Finland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C1148	T196702823		52709	Registered
		25-Jul-1967		20-Jun-1968	20-Jun-2008
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	OY KOLSTER		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

CHIQUITA	C1146	T196604112		52351	Registered
		25-Nov-1966		06-May-1968	06-May-2008
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	OY KOLSTER		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

CHIQUITA	C2506	T196200085		40677	Registered
		09-Jan-1962		17-Apr-1963	17-Apr-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	OY KOLSTER		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Finland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C938	T198804550		109192	Registered
		14-Oct-1988		05-Oct-1990	05-Oct-2010
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	OY KOLSTER		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

32: Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

CHIQUITA & Design (‘86 version)	C2207	3556/92		127656	Registered
		22-Jul-1992		20-Aug-1993	20-Aug-2013
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	KOLSTER		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31)

CHIQUITA & Design (‘86 version)	C939	T198804551		109193	Registered
		14-Oct-1988		05-Oct-1990	05-Oct-2010
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	OY KOLSTER		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, edible ices and ice cream in Class 30; fruit juices and beverages in Class 32

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Finland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA BANANA FIGURE	C2505	T196103012		40676	Registered
		12-Oct-1961		17-Apr-1963	17-Apr-2013
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	CHIQUITA
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA JUST FRUIT IN A BOTTLE & DESIGN	C4014	T200700750		239900	Registered
		07-Mar-2007		31-Jul-2007	31-Jul-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	KOLSTER		Agent Ref :	3060438/be
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.
FRUIT JUICES

CONSUL	C2247	3716/94		137685	Registered
		22-Jul-1994		05-May-1995	05-May-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	KOLSTER		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASS 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Finland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL & Design in color	C943	T198901049		110826	Registered
		03-Mar-1989		20-Feb-1991	20-Feb-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASS 31

FRUPAC Logo	C946	4041/88		112109	Registered
		16-Sep-1988		05-Jun-1991	05-Jun-2011
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	KOLSTER		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Exportadora de Frutas Pacifico		First Use Date:
Goods:	Preserved, dried or cooked fruit (29); fresh fruit (31)

GREEN VALLEY	C1627	T200001838		218737	Registered
		19-May-1999		15-Sep-2000	15-Sep-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	KOLSTER		Agent Ref :	3000419/SN
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-141
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not include others classes live animals; fresh fruits and Vegetables; seeds, natural plants and flowers, foodstuff for animals, malt.

THE CHIQUITA MAGIC BOX	C2354	R200700180		202406	Registered
		13-Dec-1995		15-Oct-1996	15-Oct-2016
Class(es):	20 Int.		Attorney(s):	CLR CCG
Agent Name:	KOLSTER		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-225
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	A returnable packaging system of plastic material used for shipping and displaying fresh fruit.

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: France

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C1005			1633687	Registered
				01-Jun-1990	31-May-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C730	97676446		97676446	Registered
		05-May-1997		17-Oct-1997	31-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHICO IN OVAL IN COLOR	C2221			1319928	Registered
		09-Aug-1985		09-Aug-1985	09-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables.

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: France

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C982	961210		1493815	Registered
		14-Oct-1988		31-Mar-1989	13-Oct-2008
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Confectionary, edible ices and ice cream (30); fruit juices and beverages (32)

CHIQUITA	C967	3488		1395344	Registered
		16-Feb-1967		30-Dec-1986	31-Dec-2016
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Meat, fish, poultry & game; meat extracts; preserved, dried & cooked fruits & vegetables; jellies, jams; eggs, milk and milk products; edible oils and fats, salad sauces, canned foods, agricultural, horticultural & forestry products (not covered other classes); living animals; fresh fruits and vegetables; grants (seeds), natural plants and flowers, foodstuffs for animals, malt.

Class 30 for salad dressing was added per 12/17/96 associate ltr.

CHIQUITA	C3200	95571151		95571151	Registered
		11-May-1995		20-Oct-1995	31-May-2015
Class(es):	33 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 33 Int.
SPIRITS AND LIQUEURS, IN PARTICULAR TEQUILA

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: France

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2793	94541445		94541445	Registered
		21-Oct-1994		31-Mar-1995	20-Oct-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Baked goods

CHIQUITA & Design (‘86 version)	C2794	94541446		94541446	Registered
		21-Oct-1994		31-Mar-1995	20-Oct-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BAKERY PRODUCTS AND PASTRIES

CHIQUITA & Design (‘86 version)	C981	961206		1493812	Registered
		14-Oct-1988		31-Mar-1989	13-Oct-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juices and beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: France

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1230			92427342	Registered
		20-Jul-1992		24-Dec-1992	19-Jul-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); Fresh fruits and vegetables (31)

CONSUL	C985			1512707	Registered
				03-Feb-1989	02-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CONSUL & Design in color	C986			1517859	Registered
				07-Mar-1989	06-Mar-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables.

Tuesday, March 25, 2008	Trademark List by Country	Page: 5

Country: France

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC	C2039	98737894		98737894	Registered
		19-Jun-1998		27-Nov-1998	30-Jun-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-128
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Heading for International Class 31

FRUPAC & Design	C1404	98737895		98737895	Registered
		19-Jun-1998		27-Nov-1998	30-Jun-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN THIS CLASS

Tuesday, March 25, 2008	Trademark List by Country	Page: 6

Country: France

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

GARDENA	C1224	92403406		92403406	Registered
		30-Jan-1992		30-Jan-1992	27-Jan-2012
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-135
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, eggs, milk and milk products; edible oils and fats; salad dressings; preserves (29)

Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt (31)

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages (32)

GREEN VALLEY	C1620	003046835		003046835	Registered
		19-May-1999		29-May-2001	19-May-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-141
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural (except cabbages), forestry ( neither prepared nor transformed), grains (seeds) except cabbages, live animals; fresh fruits including organic bananas, fresh vegetables (except cabbages), seeds (except cabbages), natural plants and flowers; foodstuffs for animals, malt

Tuesday, March 25, 2008	Trademark List by Country	Page: 7

Country: France

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

JUST FRUIT IN A BOTTLE	C4010	063430196		063430196	Registered
		22-May-2006	30-Jun-2006	27-Oct-2006	31-May-2016
Class(es):	23 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRUIT JUICES

JUST FRUIT IN A BOTTLE AND OVAL CIRCLE LADY DESIGN	C4011	063426019		063426019	Registered
		28-Apr-2006	02-Jun-2006	29-Sep-2006	30-Apr-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.
FRUIT JUICES

PRIMORA	C1229	92403409		92403409	Registered
		30-Jan-1992		30-Jan-1992	27-Jan-2012
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-186
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables; beers, mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Tuesday, March 25, 2008	Trademark List by Country	Page: 8

Country: France

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

PRIMORA GARDENA	C1228	92403408		92403408	Registered
		30-Jan-1992		30-Jan-1992	27-Jan-2012
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-187
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables; beers, mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

QUITE POSSIBLY, THE WORLD’S PERFECT FOOD & OVAL DE	C1000			1593329	Registered
				22-May-1990	21-May-2010
Class(es):	31 Int..		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:	3j210850
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-194
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

THE CHIQUITA MAGIC BOX	C2807	95593505		95593505	Registered
		20-Oct-1995		20-Oct-1995	31-Oct-2015
Class(es):	20 Int.		Attorney(s):	CLR CCG
Agent Name:	MARCHAIS DE CANDE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-225
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	A returnable packaging system used for shipping and displaying fresh fruit

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country : Gaza District

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C665	4128		4128	Registered
		01-Dec-1996	20-Dec-1997	22-Mar-1998	30-Nov-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 32

CHIQUITA	C664	4127		4127	Registered
		01-Dec-1996	20-Dec-1997	22-Mar-1998	30-Nov-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 31

CHIQUITA	C663	4126		4126	Registered
		01-Dec-1996	20-Dec-1997	22-Mar-1998	30-Nov-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 30

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country : Gaza District

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C662	4125		4125	Registered
		01-Dec-1996	20-Dec-1997	22-Mar-1998	30-Nov-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 29

CHIQUITA & Design (‘86 version)	C673	4132		4132	Registered
		01-Dec-1996	20-Dec-1997	22-Mar-1998	30-Nov-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 32

CHIQUITA & Design (‘86 version)	C672	4131		4131	Registered
		01-Dec-1996	20-Dec-1997	22-Mar-1998	30-Nov-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country : Gaza District

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C671	4130		4130	Registered
		01-Dec-1996	20-Dec-1997	22-Mar-1998	30-Nov-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 30

CHIQUITA & Design (‘86 version)	C658	4129		4129	Registered
		01-Dec-1996	20-Dec-1997	22-Mar-1998	30-Nov-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 29

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Georgia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2674	6784/03		6262	Registered
		26-Jul-1994		04-Aug-1997	04-Aug-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	SOJUS PATENT		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C718	12143/03		9427	Registered
		15-May-1997		25-May-1998	25-May-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Mostek		Agent Ref:	T16558
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Georgia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C354	7569/03		7086	Registered
		21-Jul-1993		08-Oct-1997	08-Oct-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Sojuz Patent		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT, FISH, POULTRY AND GAME, MEAT EXTRACTS; PRESERVED, DRIED AND BOILED FRUITS AND VEGETABLES, EGGS, MILK AND OTHER MILK PRODUCTS; VEGETABLE OIL AND EDIBLE FATS; PRESERVES, PICKLES

CLASS 31: PRODUCTS OF AGRICULTURE, HORTICULTURE AND FORESTRY, SEEDS, EXCEPT INCLUDED IN OTHER CLASSES; ANIMALS; FRESH FRUITS AND VEGETABLES, LIVE PLANTS AND FLOWERS, FOODSTUFFS FOR ANIMALS; MALT

CHIQUITA & Design (‘86 version)	C370	11856/03		7379	Registered
		23-Jul-1987		05-Nov-1997	05-Nov-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	SOJUS PATENT		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral & aerated waters and other non-alcoholic drinks; fruit drinks & fruit juices; syrups and other preparations for making beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Georgia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2598	7801/03		5052	Registered
		30-Jul-1993		15-Apr-1997	15-Apr-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	SOJUS PATENT		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); Fresh fruits and vegetables (31)

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Germany

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2808	U4573/30		959331	Registered
		07-May-1976		07-May-1986	31-May-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, chicory; flours and cereal preparations for food, bread, biscuits, cake, chocolate, sweetmeats, sweets, fine bakery and confectionery goods, edible ice, honey, treacle, yeast, baking powder, edible salt, mustard, pepper, vinegar, sauces, spices.

CHICO IN OVAL IN COLOR	C2689			645077	Registered
				07-Aug-1985	31-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

CHIQUITA	C1213	U2780/26		837138	Registered
		26-Nov-1966		18-Sep-1967	30-Nov-2016
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Meat and Fish Products, Canned Meats, Fish, Vegetable and Fruit, Vegetables, Fruit, Fruit Juices, Meat, Fish, Fruit and Vegetable Jellies

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Germany

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2342	C47726/30		2907232	Registered
		21-Oct-1994		30-May-1995	31-Oct-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Baked goods

CHIQUITA	C948	U38210/3		1147654	Registered
		14-Oct-1988		11-Oct-1989	31-Oct-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:	C 3915 - wz/ij
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, Confit, Sweetmeats, Edible Ices and Ice Cream

CHIQUITA & Design (‘86 version)	C1041	C43825/29WZ		2042813	Registered
		22-Jul-1992		19-Aug-1993	31-Jul-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31)

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Germany

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2688			645774	Registered
		17-Jul-1987		25-Aug-1987	31-Jul-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beer; Mineral and Aerated Waters and Other Non-Alcoholic Drinks; Fruit Drinks and Fruit Juices; Syrups and Other Preparations for Making Beverages

CHIQUITA & Design (‘86 version)	C2341	C47727/30		2907231	Registered
		21-Oct-1994		30-May-1995	31-Oct-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Baked goods

CHIQUITA JR & Design	C1027	C43926/31Wz		2035449	Registered
		12-Aug-1992		04-May-1993	31-Aug-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-73
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables, namely bananas

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Germany

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA’S AND CHIQUITA BANANA FIGURE	C1204	U1472/26		742381	Registered
		22-Sep-1959		11-Nov-1960	30-Sep-2009
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-90
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit and tropical fruit, bananas, fruit puree, banana puree, fruit juices

CONSUL	C949	C38654/31		1149308	Registered
		03-Feb-1989		09-Nov-1989	28-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

CONSUL & Design in color	C950	C38771/31		1151211	Registered
		02-Mar-1989		12-Dec-1989	31-Mar-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 5

Country: Germany

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC & Device	C953	E27248/29Wz		1180855	Registered
		23-Dec-1987		13-Sep-1991	31-Dec-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, Dried and cooked fruit (29); fresh fruit (31)

GREEN VALLEY	C1630	30055259		30055259	Registered
		19-May-1999		13-Nov-2000	31-May-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG CKP
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-141
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

JUST FRUIT IN A BOTTLE DESIGN	C3281	30632252		30632252	Registered
		19-May-2006		21-Jul-2006	31-May-2016
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:	ZWDIN003-wz/ig
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

Tuesday, March 25, 2008	Trademark List by Country	Page: 6

Country: Germany

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

PRIMORA GARDENA	C1040	C43061/29WZ		2037424	Registered
		31-Jan-1992		02-Jun-1993	31-Jan-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-187
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; dried and cooked fruit and vegetables; fruit and vegetable jellies; jams; eggs, milk and milk products, namely butter, cheese, cream, yogurt, powdered milk for alimentary purposes; edible oils and fats; fruit and vegetable preserves; agricultural, horticultural and forestry products, namely grains and other propagation material, raw cereal, eggs for hatching, raw woods; living animals (29); fresh fruit and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt; (31) beers; mineral waters and aerated waters and other non—alcoholic beverages; fruit drinks and fruit juices; syrups and other preparations for making beverages.

QUITE POSSIBLY, THE WORLD’S PERFECT FOOD & OVAL DE	C952	C40512/31		1175392	Registered
		19-May-1990		24-Apr-1991	31-May-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Muller-Bore & Partners		Agent Ref:	C3969-wz/ms
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-194
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Ghana

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C566	28413		28413	Registered
		14-Nov-1997		14-Nov-1997	14-Nov-2018
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	BEER, ALE AND PORTER; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

CHIQUITA	C2041	28323		28323	Registered
		04-Jul-1997	16-May-2003	04-Jul-1997	04-Jul-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVING ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, LIVE PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

CHIQUITA & Design (‘86 version)	C609	28351		28351	Registered
		11-Jul-1997		03-Feb-2005	11-Jul-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:	T16963
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	International Class Heading for Class 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Ghana

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C561	28315		28315	Registered
		04-Jul-1997	16-May-2003	05-May-2004	04-Jul-2018
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:	T16969-CC/mw
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	BEER, ALE AND PORTER; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

CHIQUITA & Design (‘94 version)	C608	29577			Pending
11-Jul-1997
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	BEER, ALE AND PORTER; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

CHIQUITA & Design (‘94 version)	C607	28664			Pending
11-Jul-1997
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:	T16962
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVING ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS; LIVE PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Greece

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C431	120161		120161	Registered
		25-Jul-1994		17-Sep-1997	25-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASS 31 INCLUDING FRESH FRUIT AND VEGETABLES

AMIGO & Design (‘92 version)	C1477	133042		133042	Registered
		02-May-1997		17-Dec-1998	02-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASS 31 INCLUDING FRESH FRUIT AND VEGETABLES

CHICO	C1189	68253		68253	Registered
		24-Feb-1981		18-Oct-1982	24-Feb-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-38
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVING ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, LIVE PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT, NAMELY TINNED FOOD FOR CATS

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Greece

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO & Design (‘90 version)	C937	108468		108468	Registered
		06-Apr-1992		17-Jan-1995	06-Apr-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C2473	36527		36527	Registered
		24-Nov-1966		18-Dec-1967	24-Nov-2016
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Agricultural and Forestry products and Grains not Included in Other Classes, Living Animals, Fresh Fruits and Vegetables, Seeds, Live Plants and Flowers, Foodstuffs for Animals, Malt

CHIQUITA	C1222	91465		91465	Registered
		30-Nov-1988		17-Oct-1991	30-Nov-2008
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionery, edible ices and ice cream, fruit juices and beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Greece

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C941	110234		110234	Registered
		12-Aug-1992		17-Oct-1994	12-Aug-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried or cooked fruits and vegetables (29); Fresh fruits and vegetables (31)

CHIQUITA & Design (‘86 version)	C1221	91464		91464	Registered
		30-Nov-1988		17-Oct-1991	30-Nov-2008
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionery edible ices and ice-cream, fruit juices and beverages

CONSUL	C1227	92205		92205	Registered
		30-Jan-1989		17-Dec-1991	30-Jan-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVING ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Greece

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL & Design in color	C1232	92725		92725	Registered
		06-Mar-1989		19-Nov-1991	06-Mar-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVING ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

FRUPAC & DEVICE	C2164	110866		110866	Registered
		05-Oct-1992		17-May-1995	05-Oct-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	VOSEMBERG – VRETOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried or cooked fruits and vegetables (29); Fresh fruits and vegetables (31)

Tuesday, March 27, 2008	Trademark List by Country	Page: 1

Country: Guatemala

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C745	97-7939		107195	Registered
		24-Sep-1998		07-Nov-2000	06-Nov-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Mayora & Mayora		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Class 31

AMIGO & Design (‘92 version)	C2733	8086/92		72486	Registered
		16-Dec-1992		08-Aug-1994	08-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Viteri & Viteri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

BANAVAC	C1707	M-3681-2002		120825	Registered
		31-May-2002		06-Nov-2002	05-Nov-2012
Class(es):	16 Int.		Attorney(s):	CLR CCG
Agent Name:	Viteri & Viteri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-20
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Packaging

Tuesday, March 27, 2008	Trademark List by Country	Page: 2

Country: Guatemala

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO IN OVAL	C1177	36976		64798	Registered
		21-Aug-1990		31-May-1991	30-May-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-43
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Vegetables and fresh fruits

CHIQUITA	C1595	M-3982-2000		107915	Registered
		25-May-2000		30-Nov-2000	29-Nov-2010
Class(es):	39 Int.		Attorney(s):	CCG CCG CLR
Agent Name:	Viteri & Viteri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA	C1264	97-10266		102224	Registered
		08-Dec-1997		25-Jan-2000	24-Jan-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Mayora & Mayora		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Tuesday, March 27, 2008	Trademark List by Country	Page: 3

Country: Guatemala

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1596	M-3980-2000		109839	Registered
		25-May-2000		07-Mar-2001	06-Mar-2011
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Viteri & Viteri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & Design (‘86 version)	C1280	97-10267		107188	Registered
		08-Dec-1997		07-Nov-2000	06-Nov-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Mayora & Mayora		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA PREMIUM BANANA	C2252			13945/179/43	Registered
				19-Mar-1993	26-Jan-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-84
Owner:	Chiquita Brands, Inc.		First Use Date:

Tuesday, March 27, 2008	Trademark List by Country	Page: 4

Country: Guatemala

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA. PERFECTA PARA LA VIDA.	C3098	M-3105-2003		4353	Registered
		13-May-2003		18-Nov-2003	18-Nov-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-100
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class: 31 Int.

FRESH FRUITS AND VEGETABLES

CONSUL	C1180	34028		65964	Registered
		08-Jun-1990		03-Dec-1991	02-Dec-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Mayora & Mayora		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Vegetables and fresh fruit

CONSUL & Design in color	C1179	34029		65329	Registered
		08-Jun-1990		23-Jul-1991	22-Jul-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Vegetables and fresh fruit

Tuesday, March 27, 2008	Trademark List by Country	Page: 5

Country: Guatemala

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

GREAT WHITE FLEET	C1518	M-1497-2000		107019	Registered
		29-Feb-2000		17-Oct-2000	16-Oct-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Viteri & Viteri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-139
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

GREAT WHITE FLEET & Design	C1517	M-1486-2000		107417	Registered
		29-Feb-2000		16-Feb-2001	15-Feb-2011
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Viteri & Viteri		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-140
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

MARITROP	C1371	1998-00953		9604	Registered
26-Aug-1998
Class(es):	16 Int.		Attorney(s):	CLR CCG
Agent Name:	Armando Merida Ruano		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-156
Owner:	Chiquita Brands, Inc.		First Use Date:

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Haiti

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C544	850-S		321/Reg118	Registered
		10-Jun-1997	27-Jul-1998	30-Sep-1998	30-Sep-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Hudicourt-Woolley		Agent Ref:	2147
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All products in Class 31

CHIQUITA	C3014	849-S		320/Reg118	Registered
		10-Jun-1997	27-Jul-1998	30-Sep-1998	30-Sep-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Hudicourt-Woolley		Agent Ref:	2147
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All products in Class 30

CHIQUITA	C3013	848-S		319/Reg118	Registered
		10-Jun-1997	27-Jul-1998	30-Sep-1998	30-Sep-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Hudicourt-Woolley		Agent Ref:	2147
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All products in Class 29

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Haiti

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C3012	851-S		322/Reg118	Registered
		10-Jun-1997	27-Jul-1998	30-Sep-1998	30-Sep-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Hudicourt-Woolley		Agent Ref:	2147
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All products in Class 32

CHIQUITA & Design (‘86 version)	C545	855-S		318/Reg118	Registered
		10-Jun-1997	27-Jul-1998	07-Oct-1998	07-Oct-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Hudicourt-Woolley		Agent Ref:	2147
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All products in Class 32

CHIQUITA & Design (‘86 version)	C3011	853-S		316/Reg118	Registered
		10-Jun-1997	27-Jul-1998	07-Oct-1998	07-Oct-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Hudicourt-Woolley		Agent Ref:	2147
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All products in Class 30

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Haiti

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C3010	852-S		315/Reg118	Registered
		10-Jun-1997	27-Jul-1998	07-Oct-1998	07-Oct-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Hudicourt-Woolley		Agent Ref:	2147
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All products in Class 29

CHIQUITA & Design (‘86 version)	C3009	854-S		317/Reg118	Registered
		10-Jun-1997	27-Jul-1998	07-Oct-1998	07-Oct-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Hudicourt-Woolley		Agent Ref:	2147
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All products in Class 31

Thursday, March 27, 2008	Trademark List by Country	Page: 1

Country: Honduras

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C746	10073/97		72806	Registered
		01-Sep-1997		22-Oct-1998	22-Oct-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:	0259/97/S1
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C2640	12735/2003		57803	Registered
		30-Sep-1992		08-Jun-1993	08-Jun-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables.

CHIQUITA	C3038	14452/2002		88020	Registered
		18-Oct-2002		13-Jun-2003	13-Jun-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRUIT JUICES AND FRUIT DRINKS; VEGETABLE JUICES AND VEGETABLE DRINKS

Thursday, March 27, 2008	Trademark List by Country	Page: 2

Country: Honduras

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1591	6167/00		7279	Registered
		25-Apr-2000		14-Dec-2000	14-Dec-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA	C1108	6522-2002		40729	Registered
				16-Sep-1982	16-Sep-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BANANAS

CHIQUITA	C942			11078	Registered
				02-Nov-1962	02-Nov-2012
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BANANA PRODUCTS

Thursday, March 27, 2008	Trademark List by Country	Page: 3

Country: Honduras

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C3037	14453/2002		91697	Registered
		18-Oct-2002		13-Aug-2004	13-Aug-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRUIT JUICES AND FRUIT DRINKS; VEGETABLE JUICES AND VEGETABLE DRINKS

CHIQUITA & Design (‘86 version)	C1592	6168/2000		7288	Registered
		25-Apr-2000		14-Dec-2000	14-Dec-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & DESIGN (94 VERSION)	C3039	14454/2002		88019	Registered
		18-Oct-2002		13-Jun-2003	13-Jun-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRUIT JUICES AND FRUIT DRINKS; VEGETABLE JUICES AND VEGETABLE DRINKS

Thursday, March 27, 2008	Trademark List by Country	Page: 4

Country: Honduras

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA BANANA FIGURE	C2234	33008/2006		13582	Registered
		26-Sep-2006		24-Sep-1966	24-Sep-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	CHIQUITA
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BANANA PRODUCTS

CHIQUITA BANANA FIGURE DESIGN	C1127			46889	Registered
				04-Nov-1986	04-Nov-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Paz & Horowitz		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-17
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BANANAS

CHIQUITA BRAND BANANAS	C2232			13580	Registered
				24-Sep-1966	24-Sep-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-65
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BANANA PRODUCTS

Thursday, March 27, 2008	Trademark List by Country	Page: 5

Country: Honduras

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA BRAND BANANAS	C2581			46887	Registered
				04-Nov-1986	04-Nov-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-65
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BANANAS

CHIQUITA PREMIUM	C2507			40728	Registered
				16-Sep-1982	16-Sep-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-83
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

CHIQUITA PREMIUM	C300	15580/2002		11080	Registered
				02-Nov-1962	02-Nov-2012
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-83
Owner:	Chiquita Brands, Inc.		First Use Date:

Thursday, March 27, 2008	Trademark List by Country	Page: 6

Country: Honduras

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C1150			53010	Registered
				12-Nov-1990	12-Nov-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CONSUL IN OVAL IN COLOR	C1149	10891-2000		53007	Registered
				12-Nov-1990	12-Nov-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

GREAT WHITE FLEET	C1515	10916/99		5894	Registered
		11-Aug-1999		31-May-2000	31-May-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Buffete Mejia & Asociados		Agent Ref:	0259/99/S1
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-139
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

Thursday, March 27, 2008	Trademark List by Country	Page: 7

Country: Honduras

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

GREAT WHITE FLEET & Design	C1516	10917/99		5893	Registered
		11-Aug-1999		31-May-2000	31-May-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Buffete Mejia & Asociados		Agent Ref:	0259/99/S1
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-140
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

MARITROP	C2971	683/98		1851	Registered
		15-Jan-1998	26-Feb-1998	20-Jul-2008	20-Jul-2008
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Lic. Daniel Casco L.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-156
Owner:	Chiquita Brands, Inc.		First Use Date:

MARSUPIAL	C1400	682/98		74510	Registered
		15-Jan-1998	20-Feb-1998	07-Jun-1999	07-Jun-2009
Class(es):	20 Int		Attorney(s):	CLR CCG
Agent Name:	Lic. Daniel Casco L.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-157
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Furniture, mirrors picture frames; goods (not included in other classes) of woods, cork, reed, cane, wicker, horn, bone, ivory, whalebone, shell, amber, mother of pearl, meerschaum and substitutes for all these materials, or plastics.

Thursday, March 27, 2008	Trademark List by Country	Page: 8

Country: Honduras

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

PETITE 150’S	C2576			46484	Registered
				28-Jul-1986	28-Jul-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bufete Mejia & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-184
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BANANAS

PETITE 150’S	C2225			13367	Registered
				03-Jun-1966	03-Jun-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-184
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BANANA PRODUCTS

ROUND Design W/CHIQUITA BANANA FIGURE	C2233			13581	Registered
				21-Sep-1966	21-Sep-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-202
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BANANA PRODUCTS

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Hong Kong

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1235	9407995		9363/1996	Registered
		15-Jul-1994		10-Oct-1996	16-Jun-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	NON-ALCOHOLIC BEVERAGES

CHIQUITA	C1063			2479/1982	Registered
				09-Jan-1980	09-Jan-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

CHIQUITA & Design (‘86 version)	C548	9707460		4055/1998	Registered
		04-Jun-1997	06-Feb-1998	28-Apr-1998	04-Jun-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, ARTIFICIAL COFFEE; FLOUR AND PREPARATIONS MADE FROM CEREALS, BREAD, PASTRY AND CONFECTIONERY, ICES; HONEY, TREACLE; YEAST, BAKING-POWDER; SALT, MUSTARD; VINEGAR, SAUCES (CONDIMENTS); SPICES; ICE, EDIBLE ICES AND ICE CREAM

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Hong Kong

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C562	9707459		4054/1998	Registered
		04-Jun-1997	02-Feb-1998	28-Apr-1998	04-Jun-2014
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS, FRUIT SAUCES; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS

CHIQUITA & Design (‘86 version)	C597	9707461		4056/1998	Registered
		04-Jun-1997	06-Feb-1998	28-Apr-1998	04-Jun-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

CHIQUITA & Design (‘86 version)	C1234	9407994		9362/1996	Registered
		15-Jul-1994		10-Oct-1996	16-Jun-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	NON-ALCOHOLIC BEVERAGES

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Hong Kong

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC & Device	C1107	16345/92		4070/1995	Registered
		28-Sep-1992		19-May-1995	28-Sep-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:	9073149
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

OVAL DEVICE IN COLOR	C2841	7575/90		B06139	Registered
		13-Sep-1990		19-Oct-1994	13-Sep-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-173
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

Tuesday, March 25, 2008	Trademark List	Page: 1

Country Hungary

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C463	M9402821		155300	Registered
		18-Jul-1994		22-Jan-1999	18-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	S.B.G. & K.		Agent Ref:	82.984/SZK/Sj
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHICO IN OVAL IN COLOR (GREEN & YELLOW)	C2199			125271	Registered
		14-Aug-1985		14-Aug-1985	14-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

CHIQUITA	C403	M9502358		147900	Registered
		22-Aug-1995		08-Dec-1997	22-Aug-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages

Tuesday, March 25, 2008	Trademark List	Page: 2

Country Hungary

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C954			118817	Registered
		20-Jan-1967		20-Jan-1987	20-Jan-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	S.B.G. & K.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

CHIQUITA & Design (‘86 version)	C404	M9502357		147901	Registered
		22-Aug-1995		08-Dec-1997	22-Aug-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages

CHIQUITA & Design (‘86 version)	C960			126769	Registered
		04-Aug-1987		04-Aug-1987	04-Aug-2017
Class(es):	29 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS; SALAD DRESSINGS; PRESERVES

CLASS 32: BEERS; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

Tuesday, March 25, 2008	Trademark List	Page: 3

Country Hungary

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C965	M9203891		137059	Registered
		29-Jul-1992		25-Aug-1993	29-Jul-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	S.B.G. & K.		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CONSUL & Design	C964	M9200146		135371	Registered
		09-Jan-1992		25-May-1993	09-Jan-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	S.B.G. & K.		D && S Number:	95.210/SZE
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-113
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables.

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Iceland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2772	791/1994		876/1995	Registered
		20-Jul-1994		28-Aug-1995	28-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Orn Thor		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C684	964/1997		128/1999	Registered
		18-Jul-1997		26-Feb-1999	26-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Orn Thor		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C1195			705/1989	Registered
				06-Sep-1989	06-Sep-2009
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Orn Thor		Agent Ref:	V/1216
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Confectionary, edible ices and ice cream in Class 30; fruit juices and beverages in Class 32

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Iceland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2723			68/1967	Registered
				25-Apr-1967	25-Apr-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Orn Thor		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Banana fruit and banana jam

CHIQUITA & Design (‘86 version)	C961			131/1989	Registered
				23-Feb-1989	23-Feb-2009
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Orn Thor		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Confectionary, edible ices and ice cream

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Iceland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1169			625/1987	Registered
		16-Jul-1987		30-Dec-1987	30-Dec-2017
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Orn Thor		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS; SALAD DRESSINGS; PRESERVES

CLASS 31: AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVING ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

CLASS 32: BEERS; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

CHIQUITA BRAND BANANAS & DESIGN	C2373			227/1967	Registered
				15-Sep-1967	15-Sep-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Orn Thor		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-52
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas in Class 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Iceland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C1111			421/1989	Registered
				08-Jun-1989	08-Jun-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Orn Thor		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASS 31 INCLUDING AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVING ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

CONSUL & Design in color	C1142			513/1989	Registered
				30-Jun-1989	30-Jun-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Orn Thor		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASS 31 INCLUDING AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVING ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: India

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C439	633540		633540	Registered
		11-Jul-1994	14-Oct-2003	11-Jul-1994	11-Jul-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces, condiments; spices; ice.

CHIQUITA	C440	633541		633541	Registered
		11-Jul-1994	15-Dec-2005	26-Oct-2006	11-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND FRESH VEGETABLES

CHIQUITA	C450	633542		633542	Registered
		11-Jul-1994	14-Oct-2003	04-Feb-2005	11-Jul-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: India

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C438	633539		633539	Registered
		11-Jul-1994	14-Jun-2003	04-Feb-2004	11-Jul-2014
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats.

CHIQUITA & Design (‘86 version)	C437	633546		633546	Registered
		11-Jul-1994	18-Nov-2003	11-Jul-1994	11-Jul-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces, condiments; spices; ice.

CHIQUITA & Design (‘86 version)	C443	633545			Pending
11-Jul-1994
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND FRESH VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: India

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C444	633547		633547	Registered
		11-Jul-1994	14-Jun-2003	19-Aug-2004	11-Jul-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

CHIQUITA & Design (‘86 version)	C442	633544		633544	Registered
		11-Jul-1994	14-Nov-2003	04-Jun-2005	11-Jul-2014
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats.

CHIQUITA & Design (94 version)	C1567	908506		908506	Registered
		08-Mar-2000	13-Dec-2004	05-Jan-2006	08-Mar-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:	AJ/sg/ITM
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making Beverages, in international class 32.

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: India

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA FRUPAC	C445	633548		633548	Registered
		11-Jul-1994	25-Aug-2003	30-Apr-2005	11-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-68
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND FRESH VEGETABLES

FRUPAC	C447	633550		633550	Registered
		11-Jul-1994	25-Aug-2003	30-Apr-2005	11-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-128
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND FRESH VEGETABLES

FRUPAC & Design	C448	633543		633543	Registered
		11-Jul-1994	15-May-2005	26-Aug-2006	11-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Remfry & Sagar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Indonesia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1048	11366		393325	Registered
		21-Aug-1986		21-Jul-1987	21-Jul-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Widjojo (Oei Tat Hway)		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Confectioneries, edible ices and ice cream

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Iran

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2485			37742	Registered
				27-Jul-1982	27-Jul-2012
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International CL. Heading

CHICO IN OVAL IN COLOR	C2663			61088	Registered
				15-Jun-1986	15-Jun-2016
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Alexander Aghayan & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	PRESERVED, DRIED AND COOKED FRUIT AND FRESH FRUIT AND VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Iran

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C4050	86111612			Pending
06-Feb-2008
Class(es):	03 Int., 05 Int., 10 Int., 16 Int., 35 Int., 39 Int.		Attorney(s):	CLR CCG
Agent Name:	DR. ALI LAGHAEE & ASSOCIATES		Agent Ref:	T-86081139791
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 03 Int.
BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR LAUNDRY USE; CLEANING, POLISHING, SCOURING AND ABRASIVE PREPARATIONS; SOAPS; PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS; DENTIFRICES

Class : 05 Int.
PHARMACEUTICAL AND VETERINARY PREPARATIONS; SANITARY PREPARATONS FOR MEDICAL PURPOSES; DIETETIC SUBSTANCES ADAPTED FOR MEDICAL USE, FOOD FOR BABIES; PLASTERS, MATERIALS FOR DRESSINGS; MATERIAL FOR STOPPING TEETH, DENTAL WAX; DISINFECTANTS; PREPARATIONS FOR DESTROYING VERMIN; FUNGICIDES, HERBICIDES

Class : 10 Int.
SURGICAL, MEDICAL, DENTAL AND VETERINARY APPARATUS AND INSTRUMENTS, ARTIFICIAL LIMBS, EYES AND TEETH; ORTHOPEDIC ARTICLES; SUTURE MATERIALS

Class : 16 Int.
PAPER, CARDBOARD AND GOODS MADE FROM THESE MATERIALS, NOT INCLUDED IN OTHER CLASSES; PRINTED MATTER; BOOKBINDING MATERIALS; PHOTOGRAPHS; STATIONERY; ADHESIVES FOR STATIONERY OR HOUSEHOLD PURPOSES; ARTISTS MATERIALS; PAINT BRUSHES; TYPEWRITERS AND OFFICE REQUISITIES (EXCEPT FURNITURE); INSTRUCTIONAL AND TEACHING MATERIALS (EXCEPT APPARATUS); PLASTIC MATERIALS FOR PACKING (NOT INLCUDED IN OTHER CLASSES); PRINTERS TYPES; PRINTING BLOCKS

Class : 35 Int.
ADVERTISING; BUSINESS MANAGEMENT; BUSINESS ADMINISTRATION; OFFICE FUNCTIONS

Class : 39 Int.
TRANSPORT; PACKAGING AND STORAGE OF GOODS; TRAVEL ARRANGEMENT, PRODUCTION, SELLING, EXPORT FOR SHAMPOOS, EAR PICK, SANITARY PAD, DIAPER, TISSUE PAPER, TOWEL TOILET TISSUE, NAPKIN, GEL, CREAM, HAIR COLOR

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Iran

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1097			37733	Registered
				27-Jul-1982	27-Jul-2012
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Alexander Aghayan & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International CL. Heading

CHIQUITA & Design (‘86 version)	C612	7612282			Pending
07-Mar-1998
Class(es):	30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Alexander Aghayan & Associates		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Int. Classes 30, 31 and 32

CHIQUITA & OVAL DESIGN	C1427	7705262		87828	Registered
		02-Aug-1998		24-Oct-1999	02-Aug-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Alexander Aghayan & Associates		Agent Ref:	M.12109
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-56
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved dried and cooked fruit and vegetables, confectionery, edible ices and ice cream, fresh fruits and vegetables, beverages

Tuesday, March 25, 2008	Trademark List	Page: 1

Country: Iraq

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C3092	44112			Pending
19-Jun-2003
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	ABU-GHAZALEH/TMP AGENTS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS AND VEGETABLES

CHIQUITA & Design (‘86 version)	C3093	44111			Pending
19-Jun-2003
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS AND VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Ireland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C1201			72348	Registered
				25-Jul-1967	25-Jul-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	F.R. Kelly & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C1242			98377	Registered
				24-Sep-1979	24-Sep-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	F.R. Kelly & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

CHIQUITA	C963			134467	Registered
				10-Oct-1988	10-Oct-2009
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	F.R. Kelly & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, Edible Ices and Ice Cream

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Ireland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1241			98376	Registered
				24-Sep-1979	24-Sep-2009
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	F.R. Kelly & Co.		Agent Ref:	REN/DF00691
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit juice (non-fermented), non-alcoholic drinks; syrups, preparations for making beverages

CHIQUITA	C1196			71083	Registered
				23-Nov-1966	23-Nov-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	F.R. Kelly & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh Fruits and Vegetables

CHIQUITA	C1197			71084	Registered
				23-Nov-1966	23-Nov-2011
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	F.R. Kelly & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Ireland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C990	3729/92		154069	Registered
		13-Jul-1992		13-Jul-1992	13-Jul-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	F.R. Kelly & Co.		Agent Ref:	REN/DF00691
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design (‘86 version)	C2228			134465	Registered
				10-Oct-1988	10-Oct-2009
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, Dried and Cooked Fruits and Vegetables, Jellies and Jams

CHIQUITA & Design (‘86 version)	C2229			134466	Registered
				10-Oct-1988	10-Oct-2009
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	F.R. Kelly & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, Edible Ices and Ice Cream

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Ireland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA JUST FRUIT IN A BOTTLE	C4054				Pending
12-Mar-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	F.R. Kelly & Co.		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-284
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.
Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

CONSUL	C2226	501/89		133700	Registered
		30-Jan-1989		30-Jan-1989	30-Jan-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS INC		First Use Date:
Goods:	Fresh fruit and fresh vegetables

CONSUL & DESIGN IN RED & YELLOW	C2227			133701	Registered
				07-Mar-1989	07-Mar-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 5

Country: Ireland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC & DEVICE	C2202	4379/87		125622	Registered
				11-Dec-1987	10-Dec-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Exportadora de Frutas Pacifico		First Use Date:
Goods:	Preserved, dried or cooked fruits

FRUPAC & DEVICE	C2203	4380/87		125623	Registered
		23-Jun-1987		23-Jun-1987	23-Jun-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Exportadora de Frutas Pacifico		First Use Date:
Goods:	Fresh fruits

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Italy

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2596	35162C/87		783195	Registered
		24-Jul-1987		30-Jan-1989	24-Jul-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	International CL. Heading

AMIGO	C1175	T020021216		639086	Registered
		30-Jun-1992		21-Dec-1994	30-Jun-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	All goods in classes 29 and 31

AMIGO & Design (‘92 version)	C686	T097C001741		793717	Registered
		27-Jun-1997		25-Oct-1999	27-Jun-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Italy

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO & Design (‘90 version)	C1176	2002C001685		643644	Registered
		30-Jun-1992		28-Feb-1995	30-Jun-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	All goods in classes 29 and 31

CHICO & Design (‘90 version)	C1165	2000C003774		900005	Registered
		19-Jun-1990		12-Jul-1993	19-Jun-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Societa Italiana Brevetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHICO IN OVAL IN COLOR	C2575	RM2005C004144		715244	Registered
		01-Aug-1985		12-Feb-1987	01-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	SOCIETA ITALIANA BREVETTI		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Italy

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C396	TO94C002872		685025	Registered
		25-Oct-1994		25-Jul-1996	25-Oct-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Baked goods

CHIQUITA	C875	37059C/88		819004	Registered
		25-Oct-1988		25-Oct-1988	25-Oct-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	SOCIETA ITALIANA BREVETTI		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, Edible Ices and Ice Cream

CHIQUITA	C1140	T0963150		754494	Registered
		12-Feb-1987		16-Feb-1987	16-Feb-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:	M3866/bp
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Agricultural, Horticultural and Forestry Products and Grains not Included in Other Classes; Living Animals; Fresh Fruits and Vegetables; Seeds; Live Plants and Flowers; Foodstuffs for Animals, Malt

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Italy

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1076	T02001C002098		613053	Registered
		24-Jun-1991		26-Jun-1971	24-Jun-2011
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beer, Ale and Porter, Mineral and Aerated Waters and Other Non-Alcoholic Drinks, Syrups and Other Preparations for Making Beverages

CHIQUITA & CHIQUITA BANANA FIGURE	C1100	378989		882646	Registered
				19-Sep-1979	19-Sep-2009
Class(es):	29 Int, 30 Int, 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-90
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	BANANAS, FRUIT, PRESERVE BANANAS, PERSERVED FRUIT, ICE CREAMS, PRESERVED, DRIED AND COOKED FRUIT, BREAD, BISCUITS, FLAT CAKES, CONFECTIONERY

CHIQUITA & Design (‘86 version)	C1139	35349C/87		783484	Registered
		10-Aug-1987		29-Dec-1988	10-Aug-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:	IT/041231/00
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit drinks, fruit juices and beverages.

Tuesday, March 25, 2008	Trademark List by Country	Page: 5

Country: Italy

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1948	TO94C002873		685026	Registered
		25-Oct-1994		25-Jul-1996	25-Oct-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Baked goods

CHIQUITA & Design (‘86 version)	C876	T0982547		819005	Registered
		25-Oct-1988		25-Oct-1988	25-Oct-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:	M 4559/bp
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, Edible Ices and Ice Cream

CHIQUITA & Design (‘86 version)	C1174	T02002C001215		639085	Registered
		30-Oct-1992		21-Dec-1994	30-Jun-2012
Class(es):	29 Int, 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); Fresh fruit and vegetables (31)

Tuesday, March 25, 2008	Trademark List by Country	Page: 6

Country: Italy

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CIQUITO	C2514	T02002C002620		411033	Registered
		09-Sep-1982		10-Mar-1986	09-Sep-2012
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Studio Torta		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-109
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRUIT JUICES

CONSUL	C877	RM99C000505		865768	Registered
		10-Feb-1989		04-May-1992	10-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Societa Italiana Brevetti		Agent Ref:	IT/043560/00
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS INC.		First Use Date:
Goods:	Fresh Fruit and Vegetables

CONSUL & Design in color	C878	RM99C001205		866365	Registered
		17-Mar-1989		06-May-1992	17-Mar-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS INC.		First Use Date:
Goods:	Fresh Fruits and Vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 7

Country: Italy

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

JUST FRUIT IN A BOTTLE	C4004	MI2006C004225			Pending
		18-Apr-2006			18-Apr-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie, SC		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.

JUST FRUIT IN A BOTTLE (BOTTLE DESIGN - BANANA/PINEAPPLE)	C3307	MI2006C005844			Pending
		31-May-2006			31-May-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie, SC		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-285
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.

JUST FRUIT IN A BOTTLE (BOTTLE DESIGN - BANANA/STRAWBERRY)	C3306	MI2006C005843			Pending
		31-May-2006			31-May-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie, SC		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-286
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.

Tuesday, March 25, 2008	Trademark List by Country	Page: 8

Country: Italy

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

JUST FRUIT IN A BOTTLE (BOTTLE DESIGN - MANGO/PASSIONFRUIT)	C3308	MI2006C005845			Pending
		31-May-2006			31-May-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie, SC		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-284
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.

	C1172	RM2002754		637268	Registered

PRIMORA
		14-Feb-1992		19-Dec-1994	14-Feb-2012
Class(es):	29 Int, 31 Int, 32 Int		Attorney(s):	CLR CCG
Agent Name:	Societa Italiana Brevetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-186
Owner:	CHIQUITA BRANDS INC.		First Use Date:
Goods:	Meat fish, poultry and games, meat extracts; preserved, dried and cooked fruits and vegetables’ jellies, jams’ eggs, milk and milk products; edible oils and fats; salad dressings’ preserves (29); Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables’ seeds natural plants and flowers; foodstuffs for animals, malt (31) and beers; mineral and aerated waters and other non-alcoholic drinks’ fruit drinks and fruit juices; syrups and other preparations for making beverages (32)

QUITE POSSIBLY, THE WORLD’S PERFECT FOOD & OVAL DESIGN	C1162	RM20003246		899488	Registered
		23-May-1990		01-Mar-1993	23-May-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Societa Italiana Brevetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-194
Owner:	CHIQUITA BRANDS INC.		First Use Date:
Goods:	Fresh Fruits and vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 9

Country: Italy

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

SOLO FRUTTA IN BOTTIGLIA	C4003	MI2006C004224			Pending
		18-Apr-2006			18-Apr-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie, SC		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.

March 24, 2008	Trademark List	Page: 1

Country Jamaica

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2248			13858	Registered
				01-Jun-1977	01-Jun-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	LIVINGSTON, ALEXANDER & LEVY		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

Tuesday, March 25, 2008	Trademark List	Page: 1

Country Japan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO IN OVAL	C2407	48141/90		2703489	Registered
		27-Apr-1990		28-Feb-1995	28-Feb-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Asamura Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-43
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRUITS, VEGETABLES, SUGAR CROPS, COPRA, MALT, EDIBLE AQUATIC ANIMALS (LIVE) AND EDIBLE SEAWEEDS

CHIQUITA	C390	109473/94		4296321	Registered
		27-Oct-1994		16-Jul-1999	16-Jul-2019
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Yuasa & Hara		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	COOKIES AND OTHER CONFECTIONERY, BREAD AND BUNS

CHIQUITA	C1161	703414/92		588253	Registered
		13-Feb-1992		05-Jun-1962	05-Jun-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Asamura Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruits, vegetables (excluding tea leaves), live fishes and shellfishes for food, seaweeds, tea leaves, plants for sugar production, copra, malts

Tuesday, March 25, 2008	Trademark List	Page: 2

Country Japan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2951	39893/98		4290686	Registered
		13-May-1998		02-Jul-1999	02-Jul-2019
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Asamura Patent Office		Agent Ref:	FM-17502SW
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried or cooked fruit and vegetables

CHIQUITA	C2436	75637/94		3295625	Registered
		26-Jul-1994		25-Apr-1997	25-Apr-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages

CHIQUITA & Design (‘86 version)	C2950	39894/98		4323373	Registered
		13-May-1998		08-Oct-1999	08-Oct-2019
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Asamura Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried or cooked fruits and vegetables.

Tuesday, March 25, 2008	Trademark List	Page: 3

Country: Japan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2437	75638/94		3295626	Registered
		26-Jul-1994		25-Apr-1997	25-Apr-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages

CHIQUITA & Design (‘86 version)	C391	109474/94		4296322	Registered
		27-Oct-1994		16-Jul-1999	16-Jul-2019
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Yuasa & Hara		Agent Ref:	HN, CO-106-2
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	COOKIES AND OTHER CONFECTIONERY, BREAD AND BUNS

CHIQUITA & Design (‘86 version)	C2500	65227/1995		4022949	Registered
		28-Jun-1995		04-Jul-1997	04-Jul-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

Tuesday, March 25, 2008	Trademark List	Page: 4

Country: Japan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA IN KATAKANA	C2080			1058784	Registered
				18-Mar-1974	18-Mar-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	TOKYO AOYAMA OAKI LAW OFFICE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-70
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Meats, eggs, edible marine products, fruits and vegetables and processed foods.

CHIQUITA JR.	C1413	56005/98		4298368	Registered
		01-Jul-1998		23-Jul-1999	23-Jul-2019
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Asamura Patent Office		Agent Ref:	FM-17620SW
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-72
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

CHIQUITA JR. & Design (New)	C2988	56006/98		4298369	Registered
		01-Jul-1998		23-Jul-1999	23-Jul-2019
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Asamura Patent Office		Agent Ref:	FM-17621SW
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-74
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

Tuesday, March 25, 2008	Trademark List	Page: 5

Country Japan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA with Katakana	C1495	9353/1991		2697315	Registered
		04-Feb-1991		31-Oct-1994	31-Oct-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Ueasa & Hara		Agent Ref:	HN, CT-714-4
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-89
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionery; bread and buns

CONSUL	C1056	2002-516282		2405557	Registered
		20-Feb-1989		30-Apr-1992	30-Apr-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Asamura Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Live fishes and shellfishes for food, seaweeds, vegetables (excluding tea leaves), tea leaves, plants for sugar production, fruits, copra, malts

CONSUL & DESIGN IN COLOR	C2391	26300/89		2494641	Registered
		08-Mar-1989		29-Jan-1993	29-Jan-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Asamura Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS AND VEGETABLES

Tuesday, March 25, 2008	Trademark List	Page: 6

Country Japan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

DESIGN OF OVAL WITH CHIQUITA LADY	C4002	2006-030596		5010739	Registered
		05-Apr-2006		15-Dec-2006	15-Dec-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie, SC		Agent Ref:	C-9804
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-254
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 30 Int.
LACTO-ICE, ICE CREAM AND OTHER CONFECTIONERY AND BREAD. FRESH FRUITS AND VEGETABLES

GARDEN	C2410	13884/92		2720644	Registered
		14-Feb-1992			18-Apr-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30486-134
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	All goods in Japanese Class 32 (Meats, eggs, edible marine products, vegetables, fruits and processed foodstuffs)

JUST FRUIT IN A BOTTLE	C4000	2006-032198		5015413	Registered
		10-Apr-2006		05-Jan-2007	05-Jan-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie, SC		Agent Ref:	C-9806
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.
FRUIT JUICES AND SOFT DRINKS

Tuesday, March 25, 2008	Trademark List	Page: 7

Country Japan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

OVAL DEVICE IN COLOR	C1062	103207/89		2467685	Registered
		12-Sep-1989		30-Oct-1992	30-Oct-2012
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Asamura Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-173
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	29: Meats, eggs, edible fishes and shellfishes (excluding live ones), frozen vegetables, frozen fruits, meat products, processed marine products (excluding dried bonito, agar, dried bonito fish flaskes, scraped kelp, dried seaweed, dried edible seaweed, dried “wakame” seaweed, toasted seaweed), dried bonito, agar, dried bonito fish flakes, scraped kelp, dried seaweed, dried edible seaweed, dried “wakame” seaweed, toasted seaweed, processed vegetables and processed fruits, fried bean curd, “koridofu”, konnyaku”, soybean ilk, “tofu”, “natto”, processed eggs, essence for curry, stew or soup, “ochazukenori”, “furikake”, “namemono”

30: Coffee beans, processed grains, almond paste, “gyoza”, sandwiches, “shumai”, “sushi”, “takoyaki”, meat bun, hamburgers, pizzas, boxed lunches, hot dogs, meat pies, ravioli, yeast powders, “koji”, yeast, baking powders, essence for instant confectionery, “sakekasu”

31: Live fishes and shellfishes for food, seaweeds, vegetables (excluding tea leaves), tea leaves, plants for sugar production, fruits, copra, malts

32: Vegetable juices

QUITE POSSIBLY, THE WORLD’S PERFECT FOOD & OVAL DE	C1073	66071/90		2548685	Registered
		12-Jun-1990		30-Jun-1993	30-Jun-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Asamura Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-194
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 31:
FRESH FRUITS AND VEGETABLES

Tuesday, March 25, 2008	Trademark List	Page: 9

Country Japan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

RRR - THREE R’S & Design	C908	33429/1981		1798750	Registered
		24-Apr-1981		29-Aug-1985	29-Aug-2015
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Yuasa & Hara		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-203
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 29 Int.
MEATS, EGGS, EDIBLE FISH & CRUSTACEANS (NOT LIVE), FROZEN FRUITS, FROZEN VEGETABLES, MEAT PRODUCTS, PROCESSED MARINE PRODUCTS (OTHER THAN “DRIED BONITO, AGAR-AGAR, DRIED BONITO FISH FLAKES, SCRAPED KELP, DRIED LAVER (SEAWEED) SHEET, DRIED HIJIKI (DARK BROWN ALGAE), DRIED WAKAME SEAWEED, TOASTED LAVER (SEAWEED) SHEETS, KATSUOBUSHI (DRIED BONITO), AGAR-AGAR, KEZURIBUSHI (DRIED BONITO SHAVINGS), EDIBLE FISH POWDER, TOROROKONBU (SCRAPED KELP), DRIED LAVER, DRIED HIJIKI (DARK BROWN ALGAE), DRIED WAKAME SEAWEED, TOASTED LAVER, PROCESSED VEGETABLES, PROCESSED FRUIT, ABURAAGE OR ABURAGE (FRIED SOYBEAN CURD), KORIDOFU (SOYBEAN CURD FROZEN AND THEN DRIED), KONNYAKU (JELLY MADE FROM DEVIL’S TONGUE ROOT), SOYBEAN MILK, TOFU (SOYBEAN CURD), NATTO (FERMENTED SOYBEANS), PROCESSED EGGS, MIXES FOR CURRY, STEW, AND SOUP, OCHAZUKE-NORI (DRIED LAVER FOR FLAVORING BOILED RICE WITH GREEN TEA), FURIKAKE (SEASONING GRANULES FOR BOILED RICE), NAMEMONO (FERMENTED EDIBLE SOYBEAN PASTE, NOT FOR SOUP)

Class : 31 Int.
LIVE FISH AND SHELLFISH FOR FOOD, SEAWEEDS, VEGETABLES (EXCLUDING “TEA LEAVES”), TEA LEAVES, PLANTS FOR SUGAR PRODUCTION, FRUIT COPRA, MALT

Class : 32 Int.
VEGETABLE JUICES

Tuesday, March 25, 2008	Trademark List	Page: 9

Country Japan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

STAY HEALTHY WITH CHIQUITA & FULL LADY DESIGN	C4001	2006-030597		5010740	Registered
		05-Apr-2006		15-Dec-2006	15-Dec-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Baker & McKenzie, SC		Agent Ref:	C-9805
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 30 Int.
LACTO-ICE, ICE CREAM AND OTHER CONFECTIONERY AND BREAD

Tuesday March 25, 2008	Trademark List	Page: 1

Country: Jordan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C1099	37785		37785	Registered
		08-May-1995		08-May-1995	08-May-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt, and all goods included in this class

CHICO	C2990	49968		49968	Registered
		23-Jun-1998		23-Jun-1998	23-Jun-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-38
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

CHICO & Design (‘90 version)	C1416	49977		49977	Registered
		23-Jun-1998		23-Jun-1998	23-Jun-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

Tuesday March 25, 2008	Trademark List	Page: 2

Country: Jordan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1098	37784		37784	Registered
		08-May-1995		08-May-1995	08-May-2012
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (except salad dressings); spices; ice. seeds, natural plants and goods included in this class

CHIQUITA	C1103	38334		38334	Registered
		08-May-1995		08-May-1995	08-May-2012
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts, preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats and all goods included in this class

CHIQUITA	C1102	38077		38077	Registered
		07-May-1995		07-May-1995	07-May-2012
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages and all goods included in this class

Tuesday March 25, 2008	Trademark List	Page: 3

Country: Jordan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1101	38076		38076	Registered
		08-May-1995		08-May-1995	08-May-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultral and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables;

CHIQUITA & Design (‘86 version)	C661	44584		44584	Registered
		20-Jan-1997	10-Nov-1997	10-Nov-1997	20-Jan-2014
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMES, FRUIT SAUCES; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS, SALAD DRESSINGS AND PRESERVES, AND ALL GOODS INCLUDED IN THIS CLASS

CHIQUITA & Design (‘86 version)	C648	44581		44581	Registered
		20-Jan-1997	20-Sep-1997	30-Dec-1997	20-Jan-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 32

Tuesday March 25, 2008	Trademark List	Page: 4

Country: Jordan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C647	44583		44583	Registered
		20-Jan-1997	20-Sep-1997	30-Dec-1997	20-Jan-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 31

CHIQUITA & Design (‘86 version)	C646	44582		44582	Registered
		20-Jan-1997	20-Sep-1997	30-Dec-1997	20-Jan-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 30

CHIQUITA & Design (‘94 version)	C569	45360		45360	Registered
		24-Apr-1997	20-Dec-1997	12-Apr-1998	24-Apr-2014
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Headings for International Class 29

Tuesday March 25, 2008	Trademark List	Page: 5

Country: Jordan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘94 version)	C549	45362		45362	Registered
		24-Apr-1997	20-Dec-1997	12-Apr-1998	24-Apr-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Headings for International Class 30

CHIQUITA & Design (‘94 version)	C539	45370		45370	Registered
		24-Apr-1997	20-Dec-1997	12-Apr-1998	24-Apr-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Headings for International Class 32

Tuesday, March 25, 2008	Trademark List	Page: 1

Country Kenya

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1313	46899	5434 P1845	46899	Registered
		12-Jan-1998	16-Aug-2002	11-Aug-2003	12-Jan-2018
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Kenya:	Kaplan & Stratton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages in class 32.

CHIQUITA	C1312	46898	5434P1845	46898	Registered
		12-Jan-1998	16-Aug-2002	11-Aug-2003	12-Jan-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Kenya:	Kaplan & Stratton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables in class 31.

CHIQUITA & CHIQUITA BANAN FIGURE	C2800			9490	Registered
				01-Dec-1980	01-Dec-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Kenya:			Agent Refr:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-48
Owner:	CHIQUITA BRANDS, INC		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables, jellies, jams, and preserves.

Tuesday, March 25, 2008	Trademark List	Page: 2

Country Kenya

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2901	46901	5434P1845	46901	Registered
		12-Jan-1998	16-Aug-2002	11-Aug-2003	12-Jan-2018
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Kenya:	Kaplan & Stratton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages in class 32.

CHIQUITA & Design (‘86 version)	C2900	46900	5434 P1845	46900	Registered
		12-Jan-1998	16-Aug-2002	11-Aug-2003	12-Jan-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Kenya:	Kaplan & Stratton		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables in class 31.

Tuesday, March 25, 2008	Trademark List	Page: 1

Country Kuwait

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C1981	31365		29256	Registered
		26-Jun-1995		09-May-1999	26-Jun-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH VEGETABLES AND BANANAS

AMIGO & Design (‘92 version)	C689	37020		42375	Registered
		30-Jun-1997		13-Nov-2002	30-Jun-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	KTT/14806/1072/
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHICO	C2038	37019		42376	Registered
		30-Jun-1997		13-Nov-2002	30-Jun-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-38
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits, Kuwaitly bananas

Tuesday, March 25, 2008	Trademark List	Page: 2

Country Kuwait

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO & Design (‘90 version)	C577	40551		38997	Registered
		27-Jul-1998		01-May-2002	27-Jul-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

CHICO IN OVAL IN COLOR	C2327	19540		18297	Registered
		30-Oct-1986		30-Oct-1986	28-Oct-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh Fruit and Vegetables

CHIQUITA	C405	36088		32257	Registered
		31-Mar-1997	27-Feb-2000	28-Sep-2000	31-Mar-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	KTT/14806/290/9
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Flavored drinking water; soft drinks; fruit juices; and fruit drinks

Tuesday, March 25, 2008	Trademark List	Page: 3

Country Kuwait

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2630	6136		5560	Registered
				23-Feb-1983	21-Feb-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA	C1200			7154	Registered
				28-Dec-1985	26-Dec-2015
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Refr:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	DRIED AND PRESERVED BANANAS

CHIQUITA & Design (‘86 version)	C613	40357		38983	Registered
		30-Jun-1998		01-May-2002	30-Jun-2018
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Processed bananas

Tuesday, March 25, 2008	Trademark List	Page: 4

Country Kuwait

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C595	40359		38984	Registered
		30-Jun-1998		01-May-2002	30-Jun-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA & Design (‘86 version)	C594	40358		38985	Registered
		30-Jun-1998		01-May-2002	30-Jun-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Cookies, frozen confections, iced tea

CHIQUITA & Design (‘86 version)	C416	36089		32261	Registered
		31-Mar-1997	27-Feb-2000	28-Sep-2000	31-Mar-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		D && S Number:	KTT/14806/291/9
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Flavored drinking water; soft drinks; fruit juices; and fruit drinks

Tuesday, March 25, 2008	Trademark List	Page: 5

Country Kuwait

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA BRAND BANANAS & OVAL DESIGN	C2732	7153		7907	Registered
				28-Dec-1985	25-Dec-2015
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:

SUN COCKTAIL	C668	36665		42769	Registered
		28-May-1997	08-Sep-2002	21-May-2003	28-May-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		D && S Number:	KTT/14806/617/9
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-218
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juices and fruit drinks

Tuesday, March 25, 2008	Trademark List	Page: 1

Country Kyrgyz Republic

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C433	526		2882	Registered
		23-Aug-1994		30-Jan-1996	23-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Kyrgyz Republic:	Albihns Patentbyra Stockholm A		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C690	972086.3		4465	Registered
		20-May-1997		31-Jul-1998	20-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Kyrgyz Republic:	SOJUS PATENT		Agent Ref:	T16561-CC/ch
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

CHIQUITA	C377	2609-R		2452	Registered
		31-Jan-1995		20-Mar-1995	17-Feb-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Kyrgyz Republic:	SOJUS PATENT		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game meat extracts, preserved, dried and cooked fruits, and vegetables; eggs, milk and other dairy products; vegetable oils and edible fats, pickles, agricultural, horticultural and forestry product, etc.

Tuesday, March 25, 2008	Trademark List	Page: 2

Country Kyrgyz Republic

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C614	972150.3		4488	Registered
		08-Jul-1997		31-Aug-1998	08-Jul-2017
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Kyrgyz Republic:	Gorodissky & Partners		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats, in International Class 29.

Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice, in International Class 30

Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt, in International Class 31

CHIQUITA & Design (‘86 version)	C389	2610-R		2453	Registered
		31-Jan-1995		20-Mar-1995	23-Jul-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Kyrgyz Republic:	Albihns Patentbyra Stockholm A		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

Tuesday March 25, 2008	Trademark List	Page: 1

Country Latvia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2851	M-94-1820		M36166	Registered
		29-Aug-1994		20-Feb-1997	29-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruit and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

AMIGO & Design (‘92 version)	C568	M-97-732		41403	Registered
		08-May-1997		20-Jul-1998	08-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Mostek		Agent Ref:	T16562
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

Tuesday March 25, 2008	Trademark List	Page: 2

Country Latvia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C582	M-97-768		M41095	Registered
		16-May-1997		20-Jun-1998	16-May-2017
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref:	F11-10
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 30: COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, ARTIFICIAL COFFEE; FLOUR AND PREPARATIONS MADE FROM CEREALS, BREAD, PASTRY AND CONFECTIONERY, ICES; HONEY, TREACLE, YEAST, BAKING POWDER; SALT, MUSTARD; VINEGAR, SAUCES (CONDIMENTS); SPICES; ICE

CLASS 32: BEERS; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

CHIQUITA	C2848	M-93-3924		M15296	Registered
		19-Apr-1993		31-May-1994	19-Apr-2013
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts, preserved, dried and cooked fruits, and vegetable oils and edible fats, preserves, pickles (29); Agricultural, horticultural and forestry products and grains not included in other classes, living animals, fresh fruits and vegetables, seeds, live plants and flowers, foodstuffs for animals, malt (31)

Tuesday March 25, 2008	Trademark List	Page: 3

Country Latvia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C584	M-97-769		M41096	Registered
		16-May-1997		20-Jun-1998	16-May-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref:	F11-11
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class Headings for International Class 30

CHIQUITA & DESIGN (‘86 VERSION)	C313	M-92-2513		M31637	Registered
		08-Dec-1992		20-Feb-1996	08-Dec-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES

CLASS 31: FRESH FRUITS AND VEGETABLES

CHIQUITA & Design (‘86 version)	C3096	M-92-1761		14526	Registered
		22-Nov-1992		02-May-1994	02-Nov-2012
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 32 Int.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Tuesday March 25, 2008	Trademark List	Page: 4

Country Latvia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2853	M-93-9129		M19351	Registered
		29-Dec-1993		20-Jan-1995	29-Dec-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks fruit drinks and fruit juices; syrups and other preparations for making beverages.

CONSUL	C2850	M-94-1819		M36165	Registered
		29-Aug-1994		20-Feb-1997	29-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Lebanon

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2602			91547	Registered
				11-Aug-1987	11-Aug-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT, FISH, POULTRY AND GAME, DRIED AND COOKED FRUITS AND VEGETABLES, JELLIES, JAMS, EGGS, MILK AND DAIRY PRODUCTS, EDIBLE OILS AND FATS, PRESERVES, PICKLES

CLASS 31: AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS, FRESH FRUITS AND VEGETABLES, SEEDS, LIVE PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS

AMIGO	C434	561/280335		64344	Registered
		05-Nov-1994		05-Nov-1994	05-Nov-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultral, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables, seeds; live plants and flowers; foodstuffs for animals, malt

AMIGO & Design (‘92 version)	C691	72751		72751	Registered
		05-Jul-1997		05-Jul-1997	05-Jul-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Lebanon

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO IN OVAL IN COLOR	C1135	49170		87735	Registered
				24-Jul-1986	24-Jul-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

CHIQUITA	C401	66982		66982	Registered
		21-Sep-1995	26-Feb-1996	21-Sep-1995	21-Sep-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Non-alcoholic beverages

CHIQUITA	C2728	71274		71274	Registered
		11-Jan-1997		11-Jan-1997	11-Jan-2012
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading, Class 30

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Lebanon

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1141			91361	Registered
				11-Aug-1987	11-Aug-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA & Design (‘86 version)	C402	66983		66983	Registered
		21-Sep-1995	26-Feb-1996	21-Sep-1995	21-Sep-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Non-alcoholic beverages

CHIQUITA & Design (‘86 version)	C2729	71275		71275	Registered
		11-Jan-1997		11-Jan-1997	11-Jan-2012
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Headings for Classes 29, 30 and 31

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Lebanon

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA’S AND CHIQUITA BANANA FIGURE	C2614			53290	Registered
				26-Sep-1974	26-Sep-2019
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-90
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

Tuesday, March 25, 2008	Trademark List	Page: 1

Country Libya

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2637			5606	Registered
29-/Jun-1978
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA	C349	5320			Registered
		24-Jul-1989		24-Jul-1989	24-Jul-2009
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	BNT 14806
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Preserved, dried and cooked fruit and vegetables

CHIQUITA	C2636			5605	Registered
29-Jun-1978
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

Tuesday, March 25, 2008	Trademark List	Page: 2

Country Libya

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1562	11475			Registered
		29-Mar-2000			29-Mar-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Fruit juices and fruit drinks

CHIQUITA & Design (‘86 version)	C347	5474			Pending
		28-Dec-1989			28-Dec-2009
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	BNT 14806
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables.

CHIQUITA & Design (‘86 version)	C1563	11476			Registered
		29-Mar-2000			29-Mar-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juices and fruit drinks

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Liechtenstein

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2783			9246	Registered
		23-Aug-1994		13-Feb-1995	14-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	REIDERER HASLER & PARTNER		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.

Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

AMIGO & Design (‘92 version)	C706	10229		10229	Registered
		14-May-1997		10-Sep-1997	14-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	REIDERER HASLER & PARTNER		Agent Ref
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.

Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

CHIQUITA	C2377			2319	Registered
				10-Apr-1987	10-Apr-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Liechtenstein

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2760	None		8380	Registered
		21-Jul-1992		26-Sep-1992	21-Jul-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	REIDERER HASLER & PARTNER		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); Fresh fruits and vegetables (31); Fruit drinks & fruit juices, non-alcoholic drinks, syrups & other preparations for making beverages (32)

CHIQUITA BRAND BANANAS & DESIGN	C2383			2398	Registered
				26-Jul-1987	26-Jul-2017
Class(es):			Attorney(s):	CLR CCG
Agent Name:	REIDERER HASLER & PARTNER		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

CONSUL	C2782			9245	Registered
		23-Aug-1994		13-Feb-1995	23-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	REIDERER HASLER & PARTNER		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.

Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Liechtenstein

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

SUN CLASSIC	C2814			9731	Registered
		17-Jan-1996		24-Apr-1996	17-Jan-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	REIDERER HASLER & PARTNER		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-216
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and carbonated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

TROPICAL PARADISE	C2815			9732	Registered
		17-Jan-1996		24-Apr-1996	17-Jan-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	REIDERER HASLER & PARTNER		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-234
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and carbonated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Lithuania

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C465	ZP16384		26028	Registered
		05-Aug-1994		25-Nov-1997	05-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:	V52493/JAF/LCT
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C693	97-1639		33615	Registered
		09-Jun-1997		11-Nov-1999	09-Jun-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

CHIQUITA	C583	97-1530		34126	Registered
		29-May-1997		09-Aug-1999	29-May-2017
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref:	F11-10
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

32: Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Lithuania

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C318	2035/RL		6359	Registered
		15-Dec-1992		18-Feb-1993	15-Dec-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT, FISH (EXCEPT LIVE), POULTRY; MEAT OF WILD ANIMALS, MEAT OF WILD BIRDS, MEAT EXTRACTS, PRESERVED, DRIED AND COOKED VEGETABLES AND FRUITS, EGGS, MILK AND MILK PRODUCTS, VEGETABLE OILS AND EDIBLE FATS; PRESERVES; PICCALILLI

CLASS 31: AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND SEEDS NOT INCLUDED IN OTHER CLASSES; LIVE ANIMALS; FRESH VEGETABLES AND FRUITS; SEEDS, NATURAL PLANTS AND NATURAL FLOWERS, FOODSTUFFS FOR ANIMALS, MALT

CHIQUITA & Design (‘86 version)	C585	97-1531		34127	Registered
		29-May-1997		09-Aug-1999	29-May-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Lithuania

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1183	RL1120		6611	Registered
		20-Aug-1992		01-Mar-1993	20-Aug-2012
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 32 Int.

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

CHIQUITA & Design (‘86 version)	C1039	ZP1782		20258	Registered
		20-Aug-1992		16-Jun-1994	20-Aug-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.A.A. LEGAL SERVICES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); Fresh fruits and vegetables (31)

CONSUL	C461	ZP16383		26035	Registered
		05-Aug-1994		25-Nov-1997	05-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:	V52498/JAF/LCT
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Macedonia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C874	Z-1723/94		05223	Registered
		19-Jul-1994		03-Mar-1997	19-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C683	Z-355/97		07936	Registered
		05-May-1997		18-Oct-2001	05-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVE ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Macedonia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C615	Z-970461		07780	Registered
		26-Jun-1997		18-Oct-2001	26-Jun-2017
Class(es):	29 Int., 30 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES, MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; JELLIES, JAMS, FRUIT SAUCES; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS (29)

CONFECTIONERY, EDIBLE ICES AND ICE CREAM, COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, ARTIFICIAL COFFEE; FLOUR AND PREPARATIONS MADE FROM CEREALS, BREAD, PASTRY AND CONFECTIONERY, ICES; HONEY, TREACLE, YEAST, BAKING-POWDER; SALT, MUSTARD; VINEGAR, SAUCES, SPICES, ICE

CHIQUITA	C472	Z960434		06984	Registered
		12-Jun-1996		12-Jun-1996	12-Jun-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for Making beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Macedonia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C360	Z-970649		07746	Registered
		03-Oct-1997		16-Oct-2001	03-Oct-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

CHIQUITA & Design (‘86 version)	C2072	134/93		04833	Registered
		04-Mar-1993		06-Sep-1996	04-Mar-2013
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29) ; fresh fruits and vegetables (31); fruit juices, non-alcoholic drinks, syrup and other preparations for making beverages (32).

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Madagascar

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2040	970312		02661	Registered
		19-Aug-1997		23-Feb-1998	18-Aug-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class Heading for Classes 31 and 32

CHIQUITA & Design (‘86 version)	C600	970313		02662	Registered
		19-Aug-1997		23-Feb-1998	18-Aug-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class Heading for Classes 31 and 32

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Malaysia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1484	99-05227			Pending
15-Jun-1999
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Tay & Partners		Agent Ref:	3610/FROST/G/TS
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruit and vegetables, jellies, jams and preserves

CHIQUITA	C1483	99-05226		99-05226	Registered
		15-Jun-1999	08-Jun-2006	12-Sep-2006	15-Jun-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Tay & Partners		Agent Ref:	3610/FROST/G/TS
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA & Design (‘86 version)	C1486	99-05229		99/05229	Registered
		15-Jun-1999	11-May-2006	25-Sep-2006	15-Jun-2009
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Tay & Partners		Agent Ref:	3610/FROST/G/TS
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruit and vegetables, jellies, jams and preserves

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Malaysia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1485	99-05228		99005228	Registered
		15-Jun-1999	15-Jan-2004	20-Jul-2004	15-Jun-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Tay & Partners		Agent Ref:	3610/FROST/G/TS
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA’S AND CHIQUITA BANANA FIGURE	C2852	25779		M/32484	Registered
		06-Nov-1959		13-Nov-1959	13-Nov-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-90
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruit and vegetables, jellies, jams & preserves.

FRUPAC	C1226	92/06896		92006896	Registered
		30-Sep-1992		07-Mar-1996	30-Sep-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Donaldson & Burkinshaw		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-128
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Malta

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C999			15891	Registered
				19-Sep-1983	19-Sep-2011
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	MLT 14806/459
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

AMIGO	2379	23869		23869	Registered
		29-Dec-1994		19-Sep-1995	29-Dec-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt produced by them and/or of their trade

AMIGO & Design (‘92 version)	C694	27320		27320	Registered
		02-Jul-1997		09-May-1998	02-Jul-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	MLT 14806/453
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:

Class : 31 Int.

Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Malta

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C998			15890	Registered
				19-Sep-1983	19-Sep-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	MLT 14806
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES PRODUCED BY THEM AND OF THEIR TRADE

CHIQUITA	C801	27316		27316	Registered
		02-Jul-1997		18-Sep-1998	02-Jul-2011
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	MLT/14806
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beer, ale and porter; mineral and aerated waters and other non-alcoholic drinks, syrups and other preparations for making beverages, in International Class 32.

CHIQUITA	C601	27314		27314	Registered
		02-Jul-1997		18-Sep-1998	02-Jul-2011
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	MLT/14806
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jam; eggs, milk and other dairy products; edible oils and fats; preserves, pickles, in International Class 29

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Malta

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2063	42298		42298	Registered
		18-Jun-2004		18-Nov-2004	18-Jun-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, ARTIFICIAL COFFEE, FLOUR AND PREPARATIONS MADE FROM CEREALS, BREAD, PASTRY AND CONFECTIONERY, ICES; HONEY, TREACLE; YEAST, BAKING POWDER; SALT, MUSTARD; VINEGAR, SAUCES (CONDIMENTS); SPICES; ICE

CHIQUITA & Design (‘86 Version)	C803	27319		27319	Registered
		02-Jul-1997		18-Sep-1998	02-Jul-2011
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	MLT/14806
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beer, ale and porter; mineral and aerated waters and other non-alcoholic drinks, syrups and other preparations for making beverages, in International Class 32.

CHIQUITA & Design (‘86 version)	C602	27317		27317	Registered
		02-Jul-1997		18-Sep-1998	02-Jul-2011
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	MLT/14806
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jam; eggs, milk and other dairy products; edible oils and fats; preserves, pickles, in International Class 29

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Malta

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2360	21617		21617	Registered
		17-Jul-1992		26-Feb-1993	17-Jul-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables produced by them and of their trade.

CHIQUITA & Design (‘86 Version)	C2058	42297		42297	Registered
		18-Jun-2004		08-Nov-2004	18-Jun-2014
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, ARTIFICIAL COFFEE; FLOUR AND PREPARATIONS MADE FROM CEREALS, BREAD, PASTRY AND CONFECTIONERY, ICES; HONEY, TREACLE; YEAST, BAKING POWDER; SALT, MUSTARD; VINEGAR, SAUCES (CONDIMENTS); SPICES; ICE

CHIQUITA & Design (‘94 version)	C1296	28494		28494	Registered
		14-Apr-1998		02-Apr-2000	14-Apr-2012
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Tonna, Camilleri, Vassallo & C		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making Beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 5

Country: Malta

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘94 version)	C1295	28493		28493	Registered
		14-Apr-1998		03-Mar-2004	14-Apr-2012
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Tonna, Camilleri, Vassallo & C		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (except salad dressings); spices; ice

CHIQUITA & Design (‘94 version)	C1294	28492		28492	Registered
		14-Apr-1998		02-Sep-1999	14-Apr-2012
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Tonna, Camilleri, Vassallo & C		D && S Number:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, eggs, milk and milk products; edible oils and fats; salad dressings; preserves

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

ALWAYS FRESH. ALWAYS CHIQUITA.	C1463	364228		603181	Registered
		18-Feb-1999		24-Mar-1999	18-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	CGR/remm.
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-6
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables.

AMIGO	C1126	141869		465039	Registered
		11-Jun-1992		29-Jun-1994	11-Jun-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C575	298430		555247	Registered
		16-Jun-1997		31-Jul-1997	16-Jun-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AVISTA	C1681	506192		721060	Registered
		10-Sep-2001		30-Oct-2001	10-Sep-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-15
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables.

CALYPSO BREEZE	C1118	165481		437135	Registered
		15-Apr-1993		09-Jul-1993	15-Apr-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-29
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables.

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CANTALENE	C2475			366712	Registered
				10-May-1989	10-May-2014
Class(es):	02 Int., 05 Int., 29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-32
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class: 02 Int.
FOOD COLORING

Class: 05 Int.
DIETETIC FOODS, SPECIAL FOODS FOR CHILDREN, SICK AND CONVALESCENT, ENRICHED WITH VITAMINS AND BABIES FOOD

Class: 29 Int.
MEAT, FISH, BIRDS AND HUNTING MEAT EXTRACTS, DRIED OR COOKED FRUITS AND VEGETABLES, PRESERVES, JELLES, MARMALADES; EGGS, MILK, MILK PRODUCTS, EDIBLE FATS, SALAD DRESSINGS; PRESERVES

Class:30 Int
COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGU, ARTIFICIAL COFFEE, FLOUR, CEREAL PREPARATIONS, BREAD, PASTRIES, CONFECTIONERY, ICE CREAMS, HONEY, MOLASSES SYRUP, YEAST, BAKING POWDER, SALT, MUSTARD, VINEGAR, SPICES AND DRESSING AND SAUCES FOR SALAD

Class: 31 Int.
AGRICULTURAL, HORTICULTURAL PRODUCTS, EDIBLE GRAINS, FRESH FRUITS AND VEGETABLES AND MALT

Class : 32 Int.
FRUIT JUICES AND POWDERS TO PREPARE DRINKS

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CARIBBEAN SPLASH	C1119	165482		437136	Registered
		15-Apr-1993		09-Jul-1993	15-Apr-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	RYM.Inl.
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-33
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit drinks and fruit juices

CHICO & Design (‘01 Version)	C1638	471024		698717	Registered
		14-Feb-2001		18-May-2001	14-Feb-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-40
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C1387	332104		580115	Registered
		11-May-1998		29-Jun-1998	11-May-2008
Class(es):	42 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Services rendered for the lodging, lodging and meals by hotels, rooming houses and tourist camps. Likewise, there are included the services rendered to obtain foods and prepared beverages for consumption, that is by means of restaurants, night clubs, saloons and bars.

Wednesday, March 26, 2008	Trademark List by Country	Page: 5

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1117	165480		437134	Registered
		15-Apr-1993		09-Jul-1993	15-Apr-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	CGR/lsa
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit beverages and fruit juices

CHIQUITA	C2962	334476		580272	Registered
		01-Jun-1998		29-Jun-1998	01-Jun-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; gelatines, jams, compotes, eggs, milk and other dairy products; edible oils and fats, in International Class 29

CHIQUITA	C1113	142098		424171	Registered
		15-Jun-1992		21-Oct-1992	15-Jun-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS, L.L.C.		First Use Date:
Goods:	Fruit beverages and fruit juices

Wednesday, March 26, 2008	Trademark List by Country	Page: 6

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1450	361399		602571	Registered
		25-Jan-1999		26-Feb-1999	25-Jan-2009
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sogo (sic), coffee substitutes; flour and preparations made from cereals, bread, pastry and Confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; pepper, vinegar, sauces; spices; ice and cookies

CHIQUITA & Design (‘86 version)	C1129	208223		480004	Registered
		11-Aug-1994		22-Nov-1994	11-Aug-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beer, mineral water and other non-alcoholic beverages; fruit drinks, syrups and other preparation to make beverages

CHIQUITA & Design (‘86 version)	C1451	361400		607039	Registered
		25-Jan-1999		27-Apr-1999	25-Jan-2009
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	CGR/lsa
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, coffee substitutes; flour and preparations made from cereals, bread, pastry and Confectionery, ices; honey, treacle; baking-powder; salt, mustard; pepper, vinegar, sauces; ice; cookies principally

Wednesday, March 26, 2008	Trademark List by Country	Page: 7

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1147	144361		526039	Registered
		09-Jul-1992		15-Jul-1996	09-Jul-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design (‘86 version)	C1391	334477		582439	Registered
		01-Jun-1998		29-Jul-1998	01-Jun-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; gelatines, jams, compotes, eggs, milk and other dairy products; edible oils and fats, in International Class 29

CHIQUITA & Design (‘94 version)	C1130	209971		480020	Regestered
		26-Aug-1994		22-Nov-1994	26-Aug-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beer, mineral water and other non-alcholic beverages; fruit drinks, syrups and other preparations to make beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 8

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘94 version)	C1431	344292		590874	Registered
		19-Aug-1998		26-Oct-1998	19-Aug-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	CGR´bogo.
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, eggs, milk and other dairy products; edible oils and fats

CHIQUITA & Design (‘94 version)	C1432	344291		640358	Registered
		19-Aug-1998		31-Jan-2000	19-Aug-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, COFFEE, SUBSTITUTES, FLOUR AND BREAKFAST CEREAL, BREAD, BISCUITS, CAKES, COOKIES, PASTRY AND CONFECTIONERY ICES, HONEY, TREACLE, YEAST, BAKING POWDER, SALT, MUSTARD, PEPPER, VINEGAR, SAUCES, SPICES, ICE CREAM

CHIQUITA BANANA	C1676	498705		804760	Registered
		27-Jul-2001		18-Aug-2003	27-Jul-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-63
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

Wednesday, March 26, 2008	Trademark List by Country	Page: 9

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA FRESCA Y LISTA	C4028	809990		993856	Registered
		29-Sep-2006		23-Jul-2007	29-Sep-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:	06M1205
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-288
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVE ANIMALS; FRESH FRUITS AND VEGETABLES, SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS; MALT

CHIQUITA FRESH AND READY	C3331	809989		969698	Registered
		29-Sep-2006		25-Jan-2007	29-Sep-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-288
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVE ANIMALS; FRESH FRUITS AND VEGETABLES, SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS; MALT

CHIQUITA FRESH CUT FRUIT & DESIGN	C3146	635948		829535	Registered
		19-Dec-2003		15-Apr-2004	19-Dec-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-253
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS AND VEGETABLES

Wednesday, March 26, 2008	Trademark List by Country	Page: 10

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA JR.	C1116	715526		914126	Registered
		03-May-2005		16-Dec-2005	03-May-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-72
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh Fruit

CHIQUITA JR. & Design	C415	225524		530994	Registered
		24-Feb-1995		17-Sep-1996	24-Feb-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-73
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA JR. & Design (new)	C1154	263239		532153	Registered
		23-May-1996		26-Sep-1996	23-May-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	CGR/lsa
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-74
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit

Wednesday, March 26, 2008	Trademark List by Country	Page: 11

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA SOLUCIONES & DESIGN	C3152	642561		835385	Registered
		18-Feb-2004		31-May-2004	18-Feb-2014
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-257
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 35 Int.
MERCHANDISING AND ADVERTISING SERVICES FOR DISTRIBUTORS OF FRESH, FROZEN AND PROCESSED FRUITS AND VEGETABLES

CHIQUITA W/ LADY IN OVAL DESIGN	C3145	635949		829536	Registered
		19-Dec-2003		15-Apr-2004	19-Dec-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-254
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS AND VEGETABLES

CHIQUITA. EVERYTHING ELSE IS JUST A BANANA.	C1529	393982		632609	Registered
		07-Oct-1999		29-Oct-1999	07-Oct-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-255
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 12

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA. EVERYTHING ELSE IS JUST PRODUCE.	C309	393983		634182	Registered
		07-Oct-1999		25-Nov-1999	07-Oct-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-94
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

CHIQUITA. A TRADITION OF GOODNESS IN YOUR EVERYDAY LIFE	C1666	480786		704080	Registered
		11-Apr-2001		26-Jun-2001	11-Apr-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	CGR/mgo.
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-97
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA. PERFECT FOR LIFE.	C1673	16215		22371	Registered
		02-Jul-2001		30-Aug-2001	02-Jul-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-99
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables (slogan)

Wednesday, March 26, 2008	Trademark List by Country	Page: 13

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA. POSIBLEMENTE, LA COMIDA PERFECTA DEL MUNDO	C1636	470460		696412	Registered
		12-Feb-2001		25-Apr-2001	12-Feb-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-101
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA- TIZE	C1465	364220		603177	Registered
		18-Feb-1999		24-Mar-1999	18-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	CGR/remm
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-92
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA- TIZE YOUR WORLD	C1468	364734		607890	Registered
		23-Feb-1999		29-Apr-1999	23-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	CGR/remm
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-93
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 14

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

COMIENZA SANAMENTE CON CHIQUITA	C1550	12432		19035	Registered
		26-Jan-2000		24-Mar-2000	26-Jan-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-110
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

COMIENZA SANAMENTE CON CHIQUITA	C1549	12431		19034	Registered
		26-Jan-2000		24-Mar-2000	26-Jan-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-110
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

COMIENZA SANAMENTE CON CHIQUITA	C1551	12430		19033	Registered
		26-Jan-2000		24-Mar-2000	26-Jan-2010
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-110
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, sago, coffee substitutes; flour and breakfast cereals, bread, biscuits, cakes, cookies, pastry and confectionery, Ices; honey, treacle; yeast, baking-powder; salt, mustard; pepper, vinegar, sauces, spices, ice cream

Wednesday, March 26, 2008	Trademark List by Country	Page: 15

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C1095			366967	Registered
		10-May-1984		10-May-1989	10-May-2014
Class(es):	46 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Food and ingredients thereof

CONSUL IN OVAL IN COLOR	C1094			366713	Registered
		10-May-1984		10-May-1989	10-May-2014
Class(es):	02 Int., 05 Int., 29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	2: Food coloring
5: Dietetic foods, special foods for children, sick and convalescent, enriched with vitamins and babies [sic] food
29: Meat, fish, birds and hunting meat extracts, dried or cooked fruits and vegetables, preserves, jellies, marmalades; eggs, milk, milk products, edible fats, salad dressings; preserves
30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flours, cereal preparations, bread, pastries, confectionery, ice creams; honey, molasses syrup, yeast, baking-powder; salt, mustard; vinegar, spices and dressings (except for salads)
31: Agricultural, horticultural products, edible grains, fresh fruits and vegetables and malt
32: Fruit juices and powders to prepare drinks

Wednesday, March 26, 2008	Trademark List by Country	Page: 16

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

ENERGIZE. MAXIMIZE. CHIQUITA-TIZE	C1462	364219		603176	Registered
		18-Feb-1999		24-Mar-1999	18-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	CGR/remm.
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-121
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

FLAVOR SAVOR	C3124	629402		837746	Registered
		13-Nov-2003		17-Jun-2004	13-Nov-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-256
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS AND VEGETABLES

FLAVOR SAVOR	C3122	629399		837744	Registered
		13-Nov-2003		17-Jun-2004	13-Nov-2013
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-256
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 29 Int.
FROZEN, PREPARED AND/OR PACKAGED MEALS CONSISTING PRIMARILY OF CHEESE, MEAT AND/OR PROCESSED FRUIT; CHEESE, CHEESE SPREADS; MILK, MILK-BASED BEVERAGES, YOGURT AND YOGURT- BASED BEVERAGES; FROZEN, PREPARED AND/OR PACKAGED MEALS CONSISTING PRIMARILY OF MEAT, FISH, POULTRY, FRUITS AND/OR VEGETABLES

Wednesday, March 26, 2008	Trademark List by Country	Page: 17

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FLAVOR SAVOR	C3123	629401			Pending
13-Nov-2003
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-256
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 30 Int.
ICE CREAM, FROZEN, PREPARED AND/OR PACKAGED MEALS CONSISTING PRIMARILY OF PASTA OR RICE

FRUPAC & Device	C1122	152312		449673	Registered
		16-Oct-1992		04-Jan-1994	16-Oct-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

FUNANAS	C1722	560742		761794	Registered
		12-Aug-2002		27-Aug-2002	12-Aug-2012
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-132
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	PROCESSED FRUIT AND VEGETABLES

Wednesday, March 26, 2008	Trademark List by Country	Page: 18

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FUNANAS	C1723	560743		766820	Registered
		12-Aug-2002		31-Oct-2002	12-Aug-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-132
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

MELORIPE IN OVAL IN COLOR	C2476			366968	Registered
				10-May-1989	10-May-2014
Class(es):	46 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-159
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FOOD AND INGREDIENTS THEREOF

MISS CHIQUITA FULL LADY DESIGN	C1547	398197		637732	Registered
		09-Nov-1999		18-Jan-2000	09-Nov-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-161
Owner:	Chiquita Brands L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 19

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

PERFECT FOR LIFE	C1711	546200		753902	Registered
		08-May-2002		28-Jun-2002	08-May-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-182
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

QUITE POSSIBLY THE WORLD’S PERFECT FOOD	C1136	230552		495719	Registered
		26-Apr-1995		28-Jun-1995	26-Apr-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-194
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit, namely bananas

SUN CLASSICS	C1131	167249		484408	Registered
		10-May-1993		27-Feb-1995	10-May-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-217
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juices and fruit drinks

Wednesday, March 26, 2008	Trademark List by Country	Page: 20

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

THE PERFECT FAST FOOD	C1710	546676		759793	Registered
		10-May-2002		21-Aug-2002	10-May-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-230
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

WHEN A LITTLE IS EXACTLY ENOUGH	C1133	225525		489057	Registered
		24-Feb-1995		25-Apr-1995	24-Feb-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-244
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

YOU CAN’T BEAT A CHIQUITA	C1501	383889		624513	Registered
		21-Jul-1999		23-Sep-1999	21-Jul-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:	CGR/remm.
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-251
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 21

Country: Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

YOU NEED A CHIQUITA	C1500	383888		624512	Registered
		21-Jul-1999		23-Sep-1999	21-Jul-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Uhthoff Gomez Vega & Uhthoff, s.c.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-252
Owner:	CHIQUITA BRANDS INC.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Moldova

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2490	003138		3826	Registered
		27-Sep-1994		17-May-1996	27-Sep-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels Agency		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C695	006773		5893	Registered
		14-May-1997		22-Sep-1998	14-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Moldova

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C596	006839		5930	Registered
		18-Jul-1997		23-Sep-1998	18-Jul-2017
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Mostek		Agent Ref:	T16959-CC/mw
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats, in International Class 29

Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, balking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice, in International Class 30

Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt, in International Class 31

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, in International Class 32

CHIQUITA & Design (‘86 version)	C610	006838		5929	Registered
		18-Jul-1997		23-Sep-1998	18-Jul-2017
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Mostek		Agent Ref:	T16960-CC/mw
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice, in International Class 30

Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, in International Class 32.

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Moldova

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2778	000348		922	Registered
		16-Sep-1993		09-Jan-1995	16-Sep-2013
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31)

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Monaco

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2792	15863		94.15810	Registered
		27-Oct-1994		27-Dec-1994	27-Oct-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	DONALD MANASSE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C2813	18364		97.18268	Registered
		14-May-1997		14-May-1997	14-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	DONALD MANASSE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C2809	017649		96-17570	Registered
		12-Dec-1966		17-Oct-1996	12-Dec-2016
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	DONALD MANASSE		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASSES 29 AND 31

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Monaco

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1225			92.14365	Registered
		31-Jul-1992		31-Jul-1992	31-Jul-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Curau		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried & cooked fruits & vegetables; fresh fruits & vegetables; fruit drinks & fruit juices, non-alcoholic drinks, syrups & other preparations for making beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Morocco

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2528			41915	Registered
		21-Nov-1988		21-Nov-1988	21-Nov-2008
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	United Brands Company		First Use Date:

AMIGO	C2627			55624	Registered
				27-Dec-1994	27-Dec-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C2666			62770	Registered
		20-May-1997		20-May-1997	20-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading Class 31

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Morocco

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2649	59450		59450	Registered
		19-Apr-1996		19-Apr-1996	19-Apr-2016
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Class 30 and 32

CHIQUITA	C2527			41914	Registered
		21-Nov-1988		21-Nov-1988	21-Nov-2008
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	United Brands Company		First Use Date:

CHIQUITA & Design (‘86 version)	C616			63959	Registered
				23-Sep-1997	23-Sep-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Int. Class 31

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Morocco

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2650	59451		59451	Registered
		19-Apr-1996		19-Apr-1996	19-Apr-2016
Class(es):	29 Int., 30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Class 29, 30 and 32

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Netherlands Antilles

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1690	D-2490		02406	Registered
		20-Jul-2001		28-Jul-1997	14-Apr-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Headings for Classes 31 and 32

CHIQUITA & Design (‘86 version)	C1691	D-2492		02408	Registered
		20-Jul-2001		28-Jul-1997	14-Apr-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Elzas Noordzij		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Headings for Classes 31 and 32

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: New Zealand

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO & Design (‘92 version)	C1047	220671		220671	Registered
		17-Aug-1992		18-Sep-1996	17-Aug-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.J. Park		Agent Ref:	T310322TMR
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables.

CHICO IN OVAL IN COLOR	C1046	220672		220672	Registered
		17-Aug-1992		18-Sep-1996	17-Aug-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.J. Park		Agent Ref:	T310323TMR
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables.

CHIQUITA	C2973	293374		293374	Registered
		08-Jun-1998	24-Sep-1998	22-Jan-1999	08-Jun-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Bell Gully		Agent Ref:	CH152580 011
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	BEERS; MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: New Zealand

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2972	293373		293373	Registered
		08-Jun-1998		08-Jan-1999	08-Jun-2015
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Bell Gully		Agent Ref:	CH152580010
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CONFECTIONERY, EDIBLE ICES AND ICE CREAM; TEA

CHIQUITA	C2755	82713		82713	Registered
		14-Nov-1966		14-Nov-1987	14-Nov-2015
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Bell Gully		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables

CHIQUITA	C1210	82714		82714	Registered
		14-Nov-1966		14-Nov-1987	14-Nov-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bell Gully		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: New Zealand

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2974	293375		293375	Registered
		08-Jun-1998	28-Jul-1998	04-Dec-1998	08-Jun-2015
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Bell Gully		Agent Ref:	CH152580 012
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CONFECTIONERY, EDIBLE ICES AND ICE CREAM; TEA

CHIQUITA & Design (‘86 version)	C2322			173562	Registered
		17-Jul-1987		16-Jul-1990	17-Jul-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Bell Gully		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit drinks and fruit juices.

CHIQUITA & Design (‘86 version)	C2321			173561	Registered
				17-Jul-1987	17-Jul-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bell Gully		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C		First Use Date:
Goods:	Fresh fruit and vegetables.

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: New Zealand

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2320	173560		173560	Registered
		17-Jul-1987		16-Jul-1990	17-Jul-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Bell Gully		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables, jellies, jam preserves.

CHIQUITA JUNIOR	C1055	236019		236019	Registered
		15-Apr-1994		21-May-1997	15-Apr-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bell Gully		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-72
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

CONSUL & Design	C1042	210557		210557	Registered
		30-May-1991		12-Aug-1994	30-May-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	A.J. Park		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-113
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List by Country	Page: 1

Country: Nicaragua

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1577	2000-03244		55343	Registered
		15-May-2000		20-Aug-2002	19-Aug-2012
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Alvarado Y Asociados		Agent Ref:	0786.001
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & Design (‘86 version)	C1578	2000-03243		57754	Registered
		24-Apr-2000		20-May-2003	20-May-2013
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Alvarado Y Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

GREAT WHITE FLEET	C1520	99-02973		54092	Registered
		03-Sep-1999		28-May-2002	27-May-2012
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Alvarado Y Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-139
Owner:	Great White Fleet Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

Thursday, March 27, 2008	Trademark List by Country	Page: 2

Country: Nicaragua

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

GREAT WHITE FLEET & Design	C1519	99-02975		54091	Registered
		03-Sep-1999		28-May-2002	27-May-2012
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Alvarado Y Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-140
Owner:	Great White Fleet Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Nigeria

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2060	TP35821	3 Vol. 3	64331	Registered
		02-Apr-1998	22-Jul-2002	07-Sep-2004	02-Apr-2019
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	BENTLEY, EDU & CO		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Headings for International Classes 31

CHIQUITA	C1402	TP35822		59393	Registered
		02-Apr-1998		15-May-2003	02-Apr-2019
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	BENTLEY, EDU & CO		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASS 32

CHIQUITA & Design (‘86 Version)	C2061	TP35824	1 Vol 1	59389	Registered
		02-Apr-1998	10-Jun-2002	02-Apr-1998	02-Apr-2019
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	BENTLEY, EDU & CO		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Headings for International Classes 31

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Nigeria

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 Version)	C1403	TP35823		59387	Registered
		02-Apr-1998		02-Apr-1998	02-Apr-2019
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	BENTLEY, EDU & CO		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASS 32

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Norway

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C969	884584		140852	Registered
		11-Oct-1988		29-Mar-1990	29-Mar-2010
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zacco Norway AS		Agent Ref:	B88482KB
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	30: Confectionery, edible ices, ice-cream

32: Fruit juices & non-alcoholic beverages

CHIQUITA	C2727	91099		71807	Registered
		23-Nov-1966		27-Apr-1967	27-Apr-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	ZACCO (HOFMAN-BANG ZACCO)		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

CHIQUITA & Design (‘86 version)	C973	884583		142736	Registered
	Norway	11-Oct-1988		06-Sep-1990	06-Sep-2010
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zacco Norway AS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionery, edible ices and ice cream in class 30; fruit juices and non-alcoholic beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Norway

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/ Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C617	975233		189692	Registered
		27-Jun-1997		30-Apr-1998	30-Apr-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Zacco Norway AS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS, FRUIT SAUCES; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS

CHIQUITA & Design (‘86 version)	C2306	923564		158994	Registered
		14-Jul-1992		26-Aug-1993	26-Aug-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zacco Norway AS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh Fruits and Vegetables

CHIQUITA MINIS & DESIGN	C4026	200608600		238415	Registered
		11-Aug-2006		20-Mar-2007	20-Mar-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zacco Norway AS		Agent Ref:	T6061371NO00 SSO/IED
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-260
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH BANANAS

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Norway

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA’S AND CHIQUITA BANANA FIGURE	C1155	67609		54284	Registered
		21-Aug-1959		21-Aug-1959	21-Aug-2009
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Bryns Zacco AS (Was Patentkont		Agent Ref:	B94549 ACM
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-90
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas, fruit, banana and fruit sauces, ice cream & baking products

CONSUL	C975	890718		143326	Registered
		16-Feb-1989		08-Nov-1990	08-Nov-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zacco Norway AS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and fresh vegetables

CONSUL & Design in color	C974	890924		142809	Registered
		01-Mar-1989		13-Sep-1990	13-Sep-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zacco Norway AS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and fresh vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Norway

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

JUST FRUIT IN A BOTTLE	C4027	200608601		238416	Registered
		11-Aug-2006		20-Mar-2007	20-Mar-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zacco Norway AS		Agent Ref:	T60601370NO00 SSO/IE
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-283
Owner:	CHIQUITA BRANDS L.L.C		First Use Date:
Goods:	Class : 32 Int.
FRUIT JUICES

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Oman

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C451	10188		10188	Registered
		20-Jul-1994		05-Aug-2001	20-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASS 31 INCLUDING FRESH FRUITS AND VEGETABLES

AMIGO & Design (‘92 version)	C696	15736	723	15736	Registered
		18-May-1997	15-Jul-2002	09-Feb-2003	18-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHICO	C576	15825	723	15825	Registered
		25-May-1997	15-Jul-2002	09-Feb-2003	25-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Heading for International Class 31

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Oman

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO IN OVAL	C581	15826	723	15826	Registered
		25-May-1997	15-Jul-2002	09-Feb-2003	25-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-38
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Heading for International Class 31

CHIQUITA	C652	15461	724	15461	Registered
		30-Mar-1997	03-Aug-2002	11-Mar-2003	30-Mar-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class 32 Heading

CHIQUITA	C333	4712		4712	Registered
		18-Sep-1990	01-Jul-1998	07-Nov-1998	18-Sep-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Oman

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C653	15462	724	15462	Registered
		30-Mar-1997	03-Aug-2002	11-Mar-2003	30-Mar-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class 32 Heading

CHIQUITA & Design (‘86 version)	C1727	4713		4713	Registered
		18-Sep-1990	01-Jul-1998	07-Nov-1998	18-Sep-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables.

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Pakistan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1302	145428		145428	Registered
		11-Dec-1997	05-Jul-2003	20-Aug-2004	11-Dec-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Fatehali W. Vellani		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

CHIQUITA	C1284	145427	581 6/99 P. 2297	145427	Registered
		11-Dec-1997	06-Feb-2002	04-Jan-2003	11-Dec-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Fatehali W. Vellani		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Headings for International Class 31

CHIQUITA & Design (‘86 version)	C1303	145426		145426	Registered
		11-Dec-1997	22-Jun-2002	24-Oct-2003	11-Dec-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Fatehali W. Vellani		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BEERS, MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Pakistan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1283	145425	583P207	145425	Registered
		11-Dec-1997	22-Mar-2002	29-Sep-2003	11-Dec-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Fatehali W. Vellani		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

Thursday, March 27, 2008	Trademark List by Country	Page: 1

Country: Panama

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C962	13291		13243	Registered
		15-May-1970		12-Mar-1971	12-Mar-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Banana products, fresh fruits , vegetables, all kind of fruits.

AMIGO & Design (‘92 version)	C334	090226		90226	Registered
		26-Sep-1997		26-Sep-1997	26-Sep-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:	97-6111
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

BANAVAC	C1708	121202		121202	Registered
		29-May-2002	31-Oct-2002	25-Jul-2003	29-May-2012
Class(es):	16 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-20
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Packaging

Thursday, March 27, 2008	Trademark List by Country	Page: 2

Country: Panama

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO IN OVAL	C1156	55220		55220	Registered
		04-Dec-1990		23-Dec-1991	23-Dec-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-43
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits

CHIQUITA	C1152	53188		53188	Registered
		16-May-1990		27-May-1991	27-May-2011
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Banana Puree

CHIQUITA	C1153	53189		53189	Registered
		16-May-1990		27-May-1991	27-May-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit

Thursday, March 27, 2008	Trademark List by Country	Page: 3

Country: Panama

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1579	107794	108	107794	Registered
		05-Jun-2000	30-Apr-2001	17-Oct-2001	05-Jun-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA	C3085	124990-01		124990 01	Registered
		08-Jan-2003	14-May-2003	03-Dec-2003	08-Jan-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Arias, Fabrega & Fabrega		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 32 Int.

FRUIT JUICES AND FRUIT DRINKS; VEGETABLE JUICES AND VEGETABLE DRINKS

CHIQUITA & Design (‘86 version)	C1151	53186		53186	Registered
		16-May-1990		24-Apr-1992	24-Apr-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits

Thursday, March 27, 2008	Trademark List by Country	Page: 4

Country: Panama

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design ('86 version)	C3086	124898-01		124898 01	Registered
		08-Jan-2003	14-May-2003	27-Nov-2003	08-Jan-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Arias, Fabrega & Fabrega		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc		First Use Date:
Goods:	Class : 32 Int.

FRUIT JUICES AND FRUIT DRINKS; VEGETABLE JUICES AND VEGETABLE DRINKS

CHIQUITA & Design (‘86 version)	C1580	107791	108	107791 01	Registered
			05-Jun-2000	30-Apr-2001	14-Sep-2001
05-Jun-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Freight transportation by ship and truck

CHIQUITA & DESIGN (‘94 VERSION)	C3087	124899-01		124899 01	Registered
		08-Jan-2003	14-May-2003	27-Nov-2003	08-Jan-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Arias, Fabrega & Fabrega		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc		First Use Date:
Goods:	Class : 32 Int.

FRUIT JUICES AND FRUIT DRINKS; VEGETABLE JUICES AND VEGETABLE DRINKS

Thursday, March 27, 2008	Trademark List by Country	Page: 5

Country: Panama

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C2668	62404		62404	Registered
		14-Aug-1992		08-Mar-1994	08-Mar-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CONSUL & Design in color	C2670	62409		62409	Registered
		14-Aug-1992		08-Mar-1994	08-Mar-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Benedetti & Benedetti		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

GREAT WHITE FLEET	C1538	104758	107	104758 01	Registered
		07-Jan-2000	29-Sep-2000	30-Aug-2001	07-Jan-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Arias, Fabrega & Fabrega		Agent Ref:	312525-J
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-139
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

Thursday, March 27, 2008	Trademark List by Country	Page: 6

Country: Panama

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

GREAT WHITE FLEET & Design	C1539	104757	107	104757 01	Registered
		07-Jan-2000	29-Sep-2000	30-Aug-2001	07-Jan-2010
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:	Arias, Fabrega & Fabrega		Agent Ref:	312526-J
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-140
Owner:	Great White Fleet, Ltd.		First Use Date:
Goods:	Freight transportation by ship and truck

MARITROP (Trade name)	C1502	100868		100868 01	Registered
		28-May-1999		03-Apr-2001	28-May-2009
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Arias, Fabrega & Fabrega		Agent Ref:	5758-M-11096-1
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-156
Owner:	Maritop Trading Company		First Use Date:
Goods:	COMMERCIAL ESTABLISHMENT ENGAGED IN THE BUSINESS OF PROVIDINF PURCHASING AND LOGISTIC SERVICES THROUGHOUT THE WORLD

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Paraguay

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C989	2632/2002		247781	Registered
		18-Nov-1991		25-May-1992	25-May-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Berkemeyer		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods

CHIQUITA	C988	16349/91		247782	Registered
		18-Nov-1991		25-May-1992	25-May-2012
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Berkemeyer		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASS 29 INCLUDING MEATS, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS; EGGS, MILK AND OTHER DAIRY PRODUCTS; EDIBLE OILS AND FATS, PRESERVES, PICKLES

CHIQUITA	C493	8673		196346	Registered
		05-Jul-1991		27-Aug-1997	27-Aug-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Berkemeyer		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods expressly excluding cocoa, preparations with cocoa, confectionery, chocolate, sweets, sugar, ice-creams

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Peru

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1215			86793	Registered
				03-Sep-1990	03-Sep-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Rodrigo, Elias & Medrano		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BEVERAGES

CHIQUITA & Design (‘86 version)	C1214			86792	Registered
				03-Sep-1990	03-Sep-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Rodrigo, Elias & Medrano		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

FRUPAC & DEVICE	C2066	210641		000366	Registered
		20-Oct-1992		23-Jun-1993	23-Jun-2013
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Philippines

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C628	00124170	Vol. V No. 1	4-1997-124170	Registered
		29-Aug-1997	03-Jun-2002	04-Jul-2002	04-Jul-2022
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	V. E. Del Rosario & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit and vegetable juices and drinks

CHIQUITA	C627	00124169	Vol. V No. 1	4-1997-124169	Registered
		29-Aug-1997	03-Jun-2002	04-Jul-2002	04-Jul-2022
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	V. E. Del Rosario & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C626	00124168	Vol. V No. 1	4-1997-124168	Registered
		29-Aug-1997	03-Jun-2002	04-Jul-2002	04-Jul-2022
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	V. E. Del Rosario & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Confectionery, edible ices and ice cream

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Philippines

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C625	00124167	Vol. V No. 1	4-1997-124167	Registered
		29-Aug-1997	03-Jun-2002	04-Jul-2002	04-Jul-2022
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	V. E. Del Rosario & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables

CHIQUITA & Design (‘86 version)	C624	00124166	Vol. V No. 1	4-1997-124166	Registered
		29-Aug-1997	03-Jun-2002	04-Jul-2002	04-Jul-2022
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	V. E. Del Rosario & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages

CHIQUITA & Design (‘86 version)	C623	00124165	Vol. V No. 1	4-1997-124165	Registered
		29-Aug-1997	03-Jun-2002	04-Jul-2002	04-Jul-2022
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	V. E. Del Rosario & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Philippines

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C622	00124163	Vol. V No. 1	4-1997-124163	Registered

		29-Aug-1997	03-Jun-2002	04-Jul-2002	04-Jul-2022
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	V. E. Del Rosario & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables

CHIQUITA & Design (‘86 version)	C611	00124164	Vol. V No. 1	4-1997-124164	Registered
		29-Aug-1997	03-Jun-2002	04-Jul-2002	04-Jul-2022
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	V. E. Del Rosario & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Confectionery, edible ices and ice cream

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Poland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C466	Z-136181		101382	Registered
		21-Jul-1994		15-Sep-1998	21-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Patpol Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHICO IN OVAL IN COLOR	C2665	Z-83040		61435	Registered
		12-Aug-1985		12-Aug-1985	12-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Patpol Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS, L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C2622	Z-74467		54202	Registered
		22-May-1975		22-May-1985	22-May-2015
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Patpol Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	PROCESSED BANANA PUREE

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Poland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2577	Z-6585		46546	Registered
		29-Nov-1966		29-Nov-1986	29-Nov-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Patpol Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas

CHIQUITA	C423	Z-149547		103465	Registered
		20-Jul-1995		12-Oct-1998	20-Jul-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Patpol Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages

CHIQUITA	C629	Z-176464		122245	Registered
		30-Jul-1997		09-Jan-2001	30-Jul-2017
Class(es):	29 Int., 30 Int.		Attorney(s):	CLR CCG
Agent Name:	Patpol Ltd.		Agent Ref:	ZT/11/21531/97
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:

29L Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats

30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Poland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C407	Z-149671		102583	Registered
		24-Jul-1995		24-Jul-1995	24-Jul-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Patpol Ltd.		Agent Ref:	REJ-102583/AB
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages

CHIQUITA & Design (‘86 version)	C1250	Z-111994		78966	Registered
		29-Jul-1992		24-Oct-1994	29-Jul-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Polservice		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31); fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages (32).

CONSUL	C2777	Z-136180		92125	Registered
		22-Jul-1994		30-Oct-1996	22-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Patpol Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Poland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL & Design	C1249	Z-104935		R-77306	Registered
		10-Jan-1992		16-Jun-1994	10-Jan-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Polservice		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-113
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Portugal

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C336	277502-B		277502-B	Registered
		15-Oct-1991		02-Jul-1998	02-Jul-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:	DJ/AK/MB
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables.

CHICO IN OVAL IN COLOR	C1053	231676		231676	Registered
		24-Sep-1985		01-Sep-1994	01-Sep-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C972			141104	Registered
		28-Feb-1967		18-Mar-1968	18-Mar-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Portugal

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1007			171598	Registered
		21-Oct-1971		25-Jul-1979	25-Jul-2009
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:	A 1595
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved bananas.

CHIQUITA	C1067	251179		251179	Registered
		11-Nov-1988		07-Jul-1992	07-Jul-2012
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, edible ices and ice cream

CHIQUITA	C1068	251180		251180	Registered
		11-Nov-1988		07-Jul-1992	07-Jul-2012
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit juices and non-alcoholic beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Portugal

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1069	251181		251181	Registered
		11-Nov-1988		07-Jul-1992	07-Jul-2012
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, edible ices and ice cream

CHIQUITA & Design (‘86 version)	C1078	284990C		284990C	Registered
		31-Jul-1992		28-Apr-1994	28-Apr-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:	A 1595/65147
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design (‘86 version)	C1070			251182	Registered
		11-Nov-1988		07-Jul-1992	07-Jul-2012
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit juices and beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Portugal

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA BRAND BANANAS & OVAL DESIGN	C978	145234		145234	Registered
		19-Oct-1967		19-Nov-1968	19-Nov-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:	JM/A 1 595
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-52
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas

CONSUL	C1071			253550	Registered
		23-Feb-1989		17-Jul-1992	17-Jul-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CONSUL & Design in color	C1072	254539		254539-E	Registered
		05-Apr-1989		02-Oct-1992	02-Oct-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gastao Da Cunha		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 5

Country: Portugal

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

COOKIE SHAPE Design	C1949	26471			Pending
25-Oct-1994
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-115
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	cookies

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Puerto Rico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2730			7136	Registered
				25-Feb-1984	25-Feb-2014
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Reichard, Calaf & Walker		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:

CENTINEL	C1292				Unfiled
Class(es):	20 Int.		Attorney(s):	CLR CCG
Agent Name:	Guerrero Noble		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	CHIQUITA
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Garbage bags (International Class 20)

CHIQUITA	C2742			7440	Registered
				01-Mar-1988	01-Mar-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Puerto Rico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2741			7439	Registered
				31-May-1988	31-May-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS
First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Qatar

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C435	12160	93	12160	Registered
		23-Jul-1994	07-Jul-2000	12-Mar-2001	23-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C697	16689		16689	Registered
		01-May-1997	07-May-2004	14-Dec-2004	01-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

CHICO	C580	16765		16765	Registered
		17-May-1997	07-Feb-2004	21-Jul-2004	17-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-38
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Qatar

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO & Design (‘90 version)	C564	16766		16766	Registered
		17-May-1997	07-Feb-2004	21-Jul-2004	17-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

CHICO IN OVAL IN COLOR	C2625	5440		5440	Registered
		16-Jun-1986		16-Jun-1986	16-Jun-2016
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASSES 29 AND 31

CHIQUITA	C994			1562	Registered
				07-Jun-1981	07-Jun-2011
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Qatar

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1269	17813		17813	Registered
		15-Nov-1997	07-Apr-2004	16-Aug-2004	15-Nov-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

CHIQUITA & Design (‘86 version)	C630	17124		17124	Registered
		29-Jun-1997	07-Mar-2004	27-Jul-2004	29-Jun-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables

CHIQUITA & Design (‘86 version)	C2045	17091		17091	Registered
		29-Jun-1997	07-Mar-2004	27-Jul-2004	29-Jun-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Qatar

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2044	17090		17090	Registered
		29-Jun-1997	07-Mar-2004	27-Jul-2004	29-Jun-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design (‘86 version)	C2043	17089		17089	Registered
		29-Jun-1997	07-Mar-2004	27-Jul-2004	29-Jun-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASS 30 INCLUDING CONFECTIONERY, EDIBLE ICES AND ICE CREAM

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Korea, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2545			42609	Registered
				30-Jul-1985	29-Jul-2015
Class(es):	02 Int.		Attorney(s):	CLR CCG
Agent Name:	S.Y. Cha Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	BANANAS

CHICO	C1050	36315/90		228585	Registered
		12-Dec-1990		18-Dec-1991	18-Dec-2011
Class(es):	02 Int.		Attorney(s):	CLR CCG
Agent Name:	S.Y. Cha Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-38
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Oranges, melons, bananas, pineapples, lemons, wheat flour, white potatoes, sugar cane, canned fruits and sandwiches.

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Korea, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO IN OVAL	C1054	12270/2001		233544	Registered
		07-Feb-1991		04-Mar-1992	04-Mar-2012
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	S.Y. Cha Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-43
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 29 Int.
CANNED FRUIT

Class : 30 Int.
WHEAT FLOUR AND SANDWICHES

Class : 31 Int.

ORANGES, MELONS, BANANAS, PINEAPPLES, LEMONS, WHITE POTATOES AND SUGAR CANE

CHIQUITA	C2958	13058/1998		444516	Registered
		20-May-1998		18-Mar-1999	18-Mar-2009
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	S.Y. Cha Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	PROCESSED BANANAS

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Korea, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2525	540/1995		41642	Registered
				23-Mar-1985	22-Mar-2015
Class(es):	02 Int.		Attorney(s):	CLR CCG
Agent Name:	S.Y. Cha Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	BANANAS

CHIQUITA	C2443	94-50223		336682	Registered
		16-Dec-1994		04-Apr-1996	04-Apr-2016
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	KIM & CHANG		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 30 Int.
GUAVA TEA, PAPAYA TEA, PASSION FRUIT TEA, PINEAPPLE KIWI TEA, MANGO TEA

Class : 32 Int.
BLENDED FRUIT JUICES, LEMONADE

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Korea, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2440	94-45723		335599	Registered
		17-Nov-1994		20-Mar-1996	20-Mar-2016
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Kim & Chang		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 30 Int.
GUAVA TEA, PAPAYA TEA, PASSION FRUIT TEA, PINEAPPLE KIWI TEA, AND MANGO TEA

Class : 32 Int.
BLENDED FRUIT JUICES, AND LEMONADE

CHIQUITA & Design (‘86 version)	C2959	13059/1998		444517	Registered
		20-May-1998		18-Mar-1999	18-Mar-2009
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	S.Y. Cha Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	PROCESSED BANANAS

Tuesday, March 25, 2008	Trademark List by Country	Page: 5

Country: Korea, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2403	534/92		264877	Registered
		10-Jan-1992		01-Jun-1993	01-Jun-2013
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	S.Y. Cha Patent Office		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class : 29 Int.
CANNED FRUITS

Class : 30 Int.
WHEAT FLOUR AND SANDWICHES

Class : 31 Int.
BANANAS, MANDARIN ORANGES, LEMONS, APPLES, LETTUCE, MELONS AND SUGAR CANE

CHIQUITA in Korean Characters	C1310	87-1110		152403	Registered
		21-Jan-1987		26-Jan-1988	26-Jan-2018
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Kim & Chang		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-71
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class 30 Int. Green tea, black tea, coffee, cocoa, and ice

Class : 32 Int.
Soda pop, concentrated fruit juice for beverages, orange juice, ginger ale, and mineral water

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Yemen, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C1185	8140		6648	Registered
		10-Feb-1996		05-Apr-1997	10-Feb-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C655	10295		8724	Registered
		06-May-1997		18-Mar-1998	06-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	SNT/14806/99
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHICO IN OVAL IN COLOR	C2599	2239		5055	Registered
		20-Sep-1986		18-Jul-1996	20-Sep-2016
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruit (29); Fresh fruit and vegetables (31).

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Yemen, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1194	8115		6956	Registered
		03-Feb-1996		18-Jun-1997	03-Feb-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages

CHIQUITA	C1188	8116		6700	Registered
		03-Feb-1996		05-Apr-1997	03-Feb-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables

CHIQUITA	C1186	8132		6670	Registered
		03-Feb-1996		05-Apr-1997	03-Feb-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:	SNT/14806/99
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (except salad dressings); spices; ice.

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Yemen, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1184	8214		6641	Registered
		24-Feb-1996		05-Apr-1997	24-Feb-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design ('86 version)	C621	10779		9039	Registered
		05-Jul-1997	01-Jan-1998	22-Jul-1998	05-Jul-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Int. Class 29

CHIQUITA & Design (‘86 version)	C592	10780		9040	Registered
		05-Jul-1997	01-Jan-1998	22-Jul-1998	05-Jul-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Int. Class 32

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Yemen, Republic of

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C591	10781		9041	Registered
		05-Jul-1997	01-Jan-1998	22-Jul-1998	05-Jul-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Int. Class 31

CHIQUITA & Design (‘86 version)	C590	10782		9042	Registered
		05-Jul-1997	01-Jan-1998	22-Jul-1998	05-Jul-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Int. Class 30

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Romania

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C1248	6860/67		R2959	Registered
		22-Aug-1982		11-Jul-1994	22-Aug-2012
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA	C1251	2214/67		R2790	Registered
				23-Mar-1982	23-Mar-2012
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Rominvent		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Foods and food products, including preserved and frozen fruits and vegetables (29); foods and food products (30); and fresh fruits and vegetables (31)

CHIQUITA	C642	42352		29782	Registered
		29-Jan-1997		29-Jan-1997	29-Jan-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Rominvent		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Heading for Class 32

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Romania

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1020	27523		18971	Registered
		07-Aug-1992		14-Dec-1995	07-Aug-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Rominvent		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31); fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages.

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Russian Federation

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2239	94026384		136241	Registered
		27-Jul-1994		25-Jan-1996	27-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Gorodissky & Partners		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

AMIGO & Design (‘92 version)	C698	97706827		175123	Registered
		14-May-1997		19-May-1999	14-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	SOJUS PATENT		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C2456			34404	Registered
				17-Feb-1987	17-Feb-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Russian Federation

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2277	95708244		146440	Registered
		25-Jul-1995		30-Aug-1996	25-Jul-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages

CHIQUITA & Design (‘86 version)	C951	164426		117232	Registered
		18-Aug-1992		28-Jan-1994	18-Aug-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name :	Gorodissky & Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS , INC.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); Fresh fruits and vegetables (31)

CHIQUITA & Design (‘86 version)	C2276	95708243		146439	Registered
		25-Jul-1995		30-Aug-1996	25-Jul-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages

Tuesday, March 25, 2008	Trademark List	Page: 3

Country: Russian Federation

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA (in Cyrillic)	C787	97716535		172901	Registered
		31-Oct-1997		10-Mar-1999	31-Oct-2017
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	SOJUS PATENT		Agent Ref:	2406-57189/97
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-58
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Heading for Classes 29, 31 and 32

CHIQUITA (in Cyrillic)	C3036	97716449		172898	Registered
		30-Oct-1997		10-Mar-1999	30-Oct-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	SOJUS PATENT		Agent Ref:	2406-57444/97
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-58
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Heading for 32

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Saudi Arabia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO	C578	38874		443/87	Registered
		20-May-1997	08-May-1998	10-Aug-1998	10-Oct-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-38
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt in International Class 31.

CHICO & Design (‘90 version)	C586	38876		443/75	Registered
		20-May-1997	08-May-1998	10-Aug-1998	10-Oct-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Samir Shamma		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Heading for International Class 31

CHICO IN OVAL IN COLOR	C2308			160/87	Registered
		30-Aug-1986		14-Mar-1987	02-Oct-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	NASSIR KADASA		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Saudi Arabia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1011			176/78	Registered
		10-Oct-1987		28-Feb-1988	12-Nov-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Samir Shamma		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit drinks and fruit juices

CHIQUITA	C1018			181/99	Registered
		28-Nov-1987		12-Jun-1988	02-Jan-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Samir Shamma		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Ices, confectionary and ice cream

CHIQUITA	C1010			176/77	Registered
		10-Oct-1987		28-Feb-1988	12-Nov-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Samir Shamma		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Saudi Arabia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2607			51/62	Registered
		28-Nov-1973		12-Aug-1983	17-Sep-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

CHIQUITA & Design (‘86 version)	C631	39807		443/71	Registered
		14-Jul-1997	08-May-1998	10-Aug-1998	05-Dec-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Samir Shamma		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

CHIQUITA & Design (‘86 version)	C1014			177/15	Registered
		17-Oct-1987		12-Mar-1988	19-Nov-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Samir Shamma		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Ices, confectionary and ice cream.

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Saudi Arabia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design ('86 version)	C1013			176/80	Registered
		10-Oct-1987		28-Feb-1988	13-Nov-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Samir Shamma		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables.

CHIQUITA & Design (‘86 version)	C1012			176/79	Registered
		10-Oct-1987		28-Feb-1988	12-Nov-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Samir Shamma		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit drinks and fruit juices

CHIQUITA WITH ARABIC LOGO	C4035	113000			Pending
27-Jan-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	BAZAR		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-318
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
FROZEN FRUITS AND VEGETABLES; BAGGED SALADS; READY TO COOK MEALS

Wednesday, March 26, 2008	Trademark List by Country	Page: 5

Country: Saudi Arabia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA WITH ARABIC LOGO	C4036	113001		943/20	Registered
		27-Jan-2007	18-May-2007	09-Sep-2007	05-Oct-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	BAZAR		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-318
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.
FRESH FRUITS; FRESH VEGETABLES

CHIQUITA WITH ARABIC LOGO	C4037	113002			Pending
27-Jan-2007
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	BAZAR		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-318
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 32 Int.
FRUIT JUICES AND FRUIT DRINKS

CHIQUITA WITH ARABIC LOGO	C4038	113003		939/82	Registered
		27-Jan-2007		23-Aug-2007	05-Oct-2016
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	BAZAR		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-318
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 43 Int.
RESTAURANT SERVICES

Wednesday, March 26, 2008	Trademark List by Country	Page: 6

Country: Saudi Arabia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC & DEVICE	C1079	19254		287/9	Registered
		07-Nov-1992		19-Jun-1993	14-Apr-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Serbia (Old Code)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C1015	Z-595/67		17775	Registered
		11-Dec-1967		27-Jun-1968	27-Jun-2008
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	United Brands Company		First Use Date:
Goods:	In Class 29: Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams; eggs, milk and other dairy products; edible oils and fats; preserves, picklesl In Class 31: Agricultural, horticultural and forestry products and grains; living animals; fresh fruits and vegetables; seeds; live plants and flowers; foodstuffs for animals, malt.

CHIQUITA	C991	Z-384/61		15538	Registered
		28-Dec-1961		03-Jul-1992	03-Jul-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Fiala, Profous, Maisner & spol		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	In Class 29: Food articles in general, processed bananas and preserved fruits; Class 31: Fresh bananas; Class 32: Fruit juices

CHIQUITA & Design (86 version)	C1105	Z-1067/92		39559	Registered
		11-Sep-1992		16-May-1996	11-Sep-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Fiala, Profous, Maisner & spol		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, Dried and Cooked Fruits and Vegetables (29); fresh fruits and vegetables (31); fruit drinks and fruit juices, non- alcoholic drinks, syrups and other preparations for making beverages.

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Singapore

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2985	5197/98		T98/05197E	Registered
		28-May-1998		28-May-1998	28-May-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Donaldson & Burkinshaw		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C2983	5196/98		T98/05196G	Registered
		28-May-1998		28-May-1998	28-May-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Donaldson & Burkinshaw		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Confectionery, edible ices and ice cream; tea.

CHIQUITA	C2975	5195/98		T98/051951	Registered
		28-May-1998		28-May-1998	28-May-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Donaldson & Burkinshaw		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Singapore

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1410	5198/98	040/2002 P. 38	T98/05198C	Registered
		28-May-1998	25-Jun-2002	17-Nov-2003	28-May-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Donaldson & Burkinshaw		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRUIT JUICES AND FRUIT DRINKS

CHIQUITA & Design (‘86 version)	C2986	5201/98	133 Page 26	T98/05201G	Registered
		28-May-1998	14-Sep-2001	28-May-1998	28-May-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Donaldson & Burkinshaw		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

CHIQUITA & Design (‘86 version)	C2984	5200/98		T98/05200I	Registered
		28-May-1998		28-May-1998	28-May-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Donaldson & Burkinshaw		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CONFECTIONERY, EDIBLE ICES AND ICE CREAM; TEA

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Singapore

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2976	5199/98	92 page 87	T98/05199A	Registered
		28-May-1998	12-Jan-2001	28-May-1998	28-May-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Donaldson & Burkinshaw		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried or cooked fruits and vegetables

CHIQUITA & Design (‘86 version)	C1411	5202/98	122 Page 71	T98/05202	Registered
		28-May-1998	24-Jul-2001	28-May-1998	28-May-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Donaldson & Burkinshaw		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	BEERS, MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

CHIQUITA’S AND CHIQUITA BANANA FIGURE	C2400			25779	Registered
				11-May-1980	11-Nov-2014
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Drew & Napier		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-90
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES, JELLIES, JAMS AND PRESERVES

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Slovakia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C467	0-1752-94		179753	Registered
		03-Aug-1994		12-Feb-1998	03-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Vsetecka and Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C699	POZ1215-97		187172	Registered
		05-May-1997	11-Jun-1999	20-Sep-1999	05-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Raw agricultural, horticultural and forestry products and grains not included in other classes, live animals, fresh fruits and vegetable, seeds, natural plants and flowers, malt

CHICO IN OVAL IN COLOR	C2312			166512	Registered
				08-Aug-1985	08-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	VSETECKA AND PARTNERS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Slovakia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C486	POZ-1783-96		185094	Registered
		04-Jul-1996		19-Apr-1999	04-Jul-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Vsetecka Zeleny Svorcik Kalens		Agent Ref:	16 69187 S
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers of all kinds, non-alcoholic drinks, syrups and other preparations for making beverages

CHIQUITA	C2301			155749	Registered
				31-Jan-1983	31-Jan-2013
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	VSETECKA AND PARTNERS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

CHIQUITA & Design (‘86 version)	C1009	None		176359	Registered
		20-Jul-1992		21-Dec-1995	20-Jul-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Fiala, Profous, Maisner & spol		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31); fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages (32)

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Slovakia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C453	0-1754-94		179754	Registered
		03-Aug-1994		12-Feb-1998	03-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Vsetecka and Partners		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CONSUL IN OVAL	C1008	None		175705	Registered
		03-Jan-1992		18-Sep-1995	03-Jan-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Fiala, Profous, Maisner & spol		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-113
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

PICTURE OF LADY	C993			155750	Registered
				31-Jan-1983	31-Jan-2013
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	VSETECKA AND PARTNERS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-185
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Slovenia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2799	Z-9471005		9471005	Registered
		18-Jul-1994		06-Jun-1995	18-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables; agricultural, horticultural and forestry products and grains, not included in other classes; living animals; seeds, live plants and flowers; foodstuffs for animals, malt

AMIGO & Design (‘92 version)	C700	Z-9770722		9770722	Registered
		05-May-1997		06-Feb-1998	05-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

CHICO IN OVAL IN COLOR	C1922	304-68/94(35		Z-8580607	Registered
		01-Mar-1994		13-Aug-1995	13-Aug-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Slovenia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C471	Z-9670835		9670835	Registered
	Slovenia	13-Jun-1996		11-Apr-1997	13-Jun-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in International Class 32

CHIQUITA	C2042	Z9771105		9771105	Registered
		15-Jul-1997	31-Oct-1997	31-Mar-1998	15-Jul-2017
Class(es):	29 Int., 30 Int.		Attorney(s):	CLR CCG
Agent Name:	Sojuz Patent		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Int. Classes 29 and 30

CHIQUITA	C1168	Z-618034		6180384	Registered
		26-Oct-1992		28-Nov-1996	28-Dec-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Zivko Mijatovic		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Food products in general, fresh bananas, crushed bananas, processed bananas, canned fruit and juices

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Slovenia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1231	Z 92 7 0359		9270359	Registered
		01-Mar-1994		23-Nov-1994	25-Aug-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Fiala, Profous, Maisner & spol		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31); fruit drinks and fruit juices, non-alcoholic drinks, and other preparations for making beverages (32).

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: South Africa

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2069	02-Jan-1974		0023/74	Registered
				08-Jan-1975	02-Jan-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables.

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2068			0022/74	Registered
		02-Jan-1974		08-Jan-1975	02-Jan-2014
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruit and vegetables.

CHIQUITA	C761	97/12751		97/12751	Registered
		21-Aug-1997		05-Sep-2000	21-Aug-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:	T226634-9/B
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: South Africa

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C759	97/12750		97/12750	Registered
		21-Aug-1997		05-Sep-2000	21-Aug-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

CHIQUITA	C757	97/12749		97/12749	Registered
		21-Aug-1997	31-May-2000	05-Sep-2000	21-Aug-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:	T2266349/B
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats

CHIQUITA	C538	96/04208	96/04208		Registered
		29-Mar-1996	30-Sep-1998	28-Jan-1999	29-Mar-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: South Africa

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C774	97/12754		97/12754	Registered
		21-Aug-1997		05-Sep-2000	21-Aug-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

CHIQUITA & Design (‘86 version)	C760	97/12753		97/12753	Registered
		21-Aug-1997		05-Sep-2000	21-Aug-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

CHIQUITA & Design (‘86 version)	C758	97/12752		97/12752	Registered
		21-Aug-1997		05-Sep-2000	21-Aug-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: South Africa

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C535	96/04209		96/04209	Registered
		29-Mar-1996		09-Mar-1999	29-Mar-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Spain

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2171			1143850	Registered
				21-Mar-1998	21-Mar-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref :	30186-3
Owner:	Chiquita Brands, Inc		First Use Date:
Goods:	Oranges, mandarins, lemons and bananas

BANANA FIGURE	C2526			417820	Registered
				05-Oct-1963	19-Feb-2013
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	ELZABARU		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-17
Owner:	Chiquita Brands, Inc		First Use Date:
Goods:	CLASS 29: PRESERVED ALIMENTARY PRODUCTS, ESPECIALLY PRESERVED FRUIT

BANANA FIGURE	C1110			417819	Registered
		19-Feb-1963		17-Jun-1983	19-Feb-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	ELZABARU		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-17
Owner:	Chiquita Brands, Inc		First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Spain

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2960	2170841		2170841	Registered
		25-Jun-1998	01-Aug-1998	29-May-2000	25-Jun-2018
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	DEL VALLE ABOGADOS		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	PRESERVED, DRIED OR COOKED FRUITS AND VEGETABLES

CHIQUITA	C1628			76009	Registered
		17-Apr-1929		02-Dec-1975	17-Apr-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Pinto Ruiz & Del Valle		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	COOKIES, BISCUITS, GAUFFRETS AND SEETS IN GENERAL

CHIQUITA	C1193			692641	Registered
		10-Nov-1972		02-Dec-1975	10-Nov-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	ELZABARU		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc		First Use Date:
Goods:	Oranges, Manderines, Lemons, Bananas, Tomatoes, Onions and All Kinds of Fresh Fruit and Vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Spain

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1065			249236	Registered
		13-Jul-1951		10-Nov-1951	13-Jul-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	ELZABARU		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Oranges, Tangerines, Lemons, and Other Fresh Fruits

CHIQUITA & Design (‘86 version)	C2961	2170842		2170842	Registered
		25-Jun-1998	01-Aug-1998	29-May-2000	25-Jun-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	DEL VALLE ABOGADOS		Agent Re :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried or cooked fruits and vegetables

CHIQUITA & Design (‘86 version)	C1006	1715207		1715207	Registered
		29-Jul-1992		05-May-1993	29-Jul-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	ELZABARU		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Suriname

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C1192			6926	Registered
				03-Oct-1990	03-Oct-2010
Class(es):			Attorney(s):	CLR CCG
Agent Name:	SUTRAMA Suriname Trademark Age		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:

AMIGO & Design (‘92 version)	C701	18099		18099	Registered
		16-Jan-2002		16-Jan-2002	16-Jan-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	SUTRAMA Suriname Trademark Age		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C1281			15805	Registered
		27-Nov-1997		28-Nov-1997	28-Nov-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Dr. Paul V. Sjiem-Fat		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class headings

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Suriname

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1282			17071	Registered
		20-Nov-1997		20-Nov-1997	20-Nov-2017
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	SUTRAMA Suriname Trademark Age		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	31: Agricultural, horticultural and forestry products and seeds as far as not included in other classes; life animals; seed for sowing; foodstuff for animals, malt

32: Mineral and fuzzy waters and other non-alcoholic drinks; sirops and other preparations for drinks

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

County: Sweden

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C956			123681	Registered
		24-Jul-1967		31-May-1968	31-May-2008
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Ludwig Brann		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASSES 29 AND 31

CHIQUITA	C955	66-05064		120042	Registered
		24-Nov-1966		16-Jun-1967	16-Jun-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Ludwig Brann		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	29: Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats

31: Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

CHIQUITA	C2392	8625/88		251263	Registered
		11-Oct-1988		03-Sep-1993	03-Sep-2013
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Ludwig Brann		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, edible ices and ice cream (30); fruit juices and beverages (32)

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

County: Sweden

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C599	97-06245		332346	Registered
		02-Jul-1997		13-Aug-1999	13-Aug-2009
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Brann		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	All goods in Int. Class 29

CHIQUITA & Design (‘86 version)	C2397	8626/88		254716	Registered
		11-Oct-1988		28-Jan-1994	28-Jan-2014
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CLP CJP
Agent Name:	Brann		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 30: CAKES AND PASTRIES

CLASS 32: FRUIT JUICES AND DRINKS

CHIQUITA & Design (‘86 version)	C2394	9911/92		251394	Registered
		11-Nov-1992		03-Sep-1993	03-Sep-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Ludwig Brann		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

County: Sweden

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL IN OVAL IN COLOR	C1045	89-2024		219565	Registered
		02-Mar-1989		23-Nov-1990	23-Nov-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Ludwig Brann		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	ALL GOODS IN CLASS 31

FRUPAC & DEVICE	C1051	87-10323		230156	Registered
		23-Dec-1987		14-Feb-1992	14-Feb-2012
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried or cooked fruit (29); fresh fruit (31)

JUST FRUIT IN A BOTTLE DESIGN	C4025	2006/05947		385202	Registered
		11-Aug-2006		01-Dec-2006	01-Dec-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Ludwig Brann		Agent Ref:	V26701SE00/AJ/AC
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-284
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 32 Int.
FRUIT JUICES

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

County: Sweden

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

THE CHIQUITA MAGIC BOX	C2432	96-01900		317446	Registered
		19-Feb-1996		20-Sep-1996	20-Sep-2016
Class(es):	20 Int.		Attorney(s):	CLR CCG
Agent Name:	Brann		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-225
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Returnable packages used for shipping and displaying fresh fruit

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Switzerland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2540	4823/1994.0		423281	Registered
		15-Jul-1994		15-Jul-1994	15-Jul-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C702	03397/1997		445852	Registered
		30-Apr-1997		10-Nov-1997	30-Apr-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

CANTALENE	C2478			369673	Registered
				01-Feb-1989	01-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-32
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND FRESH VEGETABLES

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Switzerland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CARIBBEAN SPLASH	C2488			381891	Registered
				28-Dec-1989	28-Dec-2009
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-33
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CARIBBEAN FRSH FRUIT AND VEGETABLES, NON-ALCOHOLIC DRINKS, FRUIT DRINKS NAD FRUIT JUICES MADE FROM CARIBBEAN FRUIT, AND SYRUP AND OTHER PREPARATIONS MADE FROM CARIBBEAN FRUIT FOR MAKING BEVERAGES

CHICO IN OVAL IN COLOR	C2457			344282	Registered
				13-Aug-1985	13-Aug-2015
Class(es):	29 Int.,31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 29: PRESERVED, DRIED AND COOKED FRUIT AND VEGETABLES

CLASS 31: FRESH FRUIT AND VEGETABLES

CHIQUITA	C2461	225466		351331	Registered
		28-Nov-1986		23-Mar-1987	28-Nov-2016
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	foodstuffs, including freshness, conserved and in cans filled up fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Switzerland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1081	2772/1979		300720	Registered
		18-May-1979		14-Nov-1979	18-May-2009
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRUIT JUICES (NOT FERMENTED) AND OTHER NON-ALCOHOLIC DRINKS; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

CHIQUITA & Design (‘86 version)	C2497	5346/1992.5		399575	Registered
		15-Jul-1992		25-Mar-1993	15-Jul-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31); fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages (32)

CHIQUITA & Design (‘86 version)	C2563	04359/1996		438282	Registered
		14-Jun-1996		10-Apr-1997	14-Jun-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	All goods in International Class 30

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Switzerland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA FRESH FRUITSHAKE	C3217	56328/2005		537568	Registered
		03-Aug-2005		03-Aug-2005	03-Aug-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-268
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 32 Int.
PRE-PACKAGED BEVERAGES MADE FROM BLENDED FRESH FRUIT AND FRUIT JUICE

CHIQUITA JR.	C2499	7338/1992		402097	Registered
		12-Oct-1992		12-Oct-1992	12-Oct-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-72
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit

CHIQUITA JR. and Design	C2498	6115/1992		399805	Registered
		11-Aug-1992		05-Apr-1993	11-Aug-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-73
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables, namely bananas

Wednesday, March 26, 2008	Trademark List by Country	Page: 5

Country: Switzerland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA MINIS & DESIGN	C4029	58517/2006		552711	Registered
		21-Sep-2006		05-Dec-2006	21-Sep-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:	M-2006/3170
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-260
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.
FRESH BANANAS

CHIQUITA POPS with OVAL DEVICE	C2462			352309	Registered
				06-Aug-1986	06-Aug-2016
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-82
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 29: DRIED AND COOKED FRUITS AND VEGETABLES, JELLIES, AND JAMS

CLASS 30: CONFECTIONS, EDIBLE ICES AND ICE CREAM

CLASS 31: FRESH FRUIT AND VEGETABLES

CHIQUITA’S AND CHIQUITA BANANA FIGURE	C1082	177321		301974	Registered
				16-Aug-1979	16-Aug-2009
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-90
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Natural or ready-made foodstuff products

Wednesday, March 26, 2008	Trademark List by Country	Page: 6

Country: Switzerland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C2480			369675	Registered
				01-Feb-1989	01-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUIT AND VEGETABLES

CONSUL & Design in color	C2481			370706	Registered
				07-Mar-1989	07-Mar-2019
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

DIE CHIQUITA ZAUBERKISTE (THE CHIQUITA MAGIC BOX)	C2562	10036/1995.3		437533	Registered
		28-Aug-1995		28-Aug-1995	28-Aug-2015
Class(es):	20 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-225
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Returnable packaging of plastic material used for shipping and displaying fresh fruit

Wednesday, March 26, 2008	Trademark List by Country	Page: 7

Country: Switzerland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC & DESIGN	C315	08243/1987		359820	Registered
				14-Dec-1987	14-Dec-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 29: PRESERVED, DRIED OR COOKED FRUIT

CLASS 31: FRESH FRUIT

GARDENA	C1433	0872/1998		459599	Registered
		12-Oct-1998		12-Oct-1998	12-Oct-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-135
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

HONEY MIST	C2479			369674	Registered
				01-Feb-1989	01-Feb-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-148
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND FRESH VEGETABLES

Wednesday, March 26, 2008	Trademark List by Country	Page: 8

Country: Switzerland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

JUST FRUIT IN A BOTTLE AND OVAL CIRCLE LADY DESIGN	C4013	53796/2006		547467	Registered
		27-Apr-2006		11-Jul-2006	27-Apr-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:	M-2006/1776PU
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRUIT JUICES

MELORIPE IN OVAL IN COLOR	C2483			371745	Registered
				23-Feb-1989	23-Feb-2009
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-159
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

SUN CLASSIC	C2030	NEW APP			Unfiled
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-216
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juice and fruit juice drinks

Wednesday, March 26, 2008	Trademark List by Country	Page: 9

Country: Switzerland

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

TROPICAL SQUEEZE	C2484			373183	Registered
				13-Jun-1989	13-Jun-2009
Class(es):	30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	E. Blum & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CLASS 30: COFFEE, TEA AND COCOA MADE FROM TROPICAL PRODUCTS AND CONFECTIONARY, EDIBLE ICES AND ICE CREAM MADE FROM TROPICAL FRUIT

CLASS 31: FRESH TROPICAL FRUIT AND TROPICAL VEGETABLES.

CLASS 32: NON-ALCOHOLIC DRINKS, FRUIT DRINKS AND FRUIT JUICES MADE FROM TROPICAL FRUIT AND SYRUPS AND OTHER PREPARATIONS FOR MAKING SUCK BEVERAGES.

Wednesday, March 26, 2008	Trademark List by country	Page: 1

Country: Syria

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C3095	421-6-348476			Pending
16-Nov-2003
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class: 31 Int.

FRESH FRUITS AND VEGETABLES

CHIQUITA & Design (‘86 version)	C3094	421-7-348482			Pending
16-Nov-2003
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class: 31 Int.

FRESH FRUITS AND VEGETABLES

Wednesday, March 26, 2008	Trademark List by country	Page: 1

Country: Taiwan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C3000	87033178		864685	Registered
		07-Jul-1998		16-Aug-1999	15-Aug-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Lee and Li - Leaven IPR Agency Ltd.		Agent Ref:	C08252-T17-YSR
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, INC.		First Use Date:
Goods:	Living animals, living aquatic products; fresh fruits and vegetables; seeds, plants and flowers; foodstuffs for animals, malt, unprocessed grains

CHIQUITA	C3002	87033176		862421	Registered
		07-Jul-1998		01-Aug-1999	31-Jul-2009
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Lee and Li - Leaven IPR Agency Ltd.		Agent Ref:	C08252-T15-YSR
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, INC.		First Use Date:
Goods:	Meat, fish, poultry and game (all not alive); meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams; eggs, milk, milk powder, cheese, drinking yogurt, butter, cream, margarine; animal and vegetable oils for cooking.

CHIQUITA	C2998	87033179		858497	Registered
		07-Jul-1998		01-Jul-1999	30-Jun-2009
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Lee and Li - Leaven IPR Agency Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, INC		First Use Date:
Goods:	Beers; mineral water and aerated water and other non-alcoholic drinks; fruit drinks and fruit juice; syrup preparations and essences for making beverages.

Wednesday, March 26, 2008	Trademark List by country	Page: 2

Country: Taiwan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C3001	87033177		858392	Registered
		07-Jul-1998		01-Jul-1999	30-Jun-2009
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Lee and Li - Leaven IPR Agency Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, tapioca, sago, coffee substitutes; flour, rice, wheat, cereal powder; bread, biscuits, cakes, candies, puddings, ice cream; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, condiments; spices; ice; noodles.

CHIQUITA & Design (‘86 version)	C1428	87033174		864665	Registered
		07-Jul-1998		16-Aug-1999	15-Aug-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Lee and Li - Leaven IPR Agency Ltd.		Agent Ref:	C08252-T13-YSR
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc		First Use Date:
Goods:	Living animals, living aquatic products; fresh fruits and vegetables; seeds, plants and flowers; foodstuffs for animals, malt, unprocessed grains.

CHIQUITA & Design (‘86 version)	C1429	87033173		858269	Registered
		07-Jul-1998		01-Jul-1999	30-Jun-2009
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Lee and Li - Leaven IPR Agency Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, tapioca, sago, coffee substitutes; flour, rice, wheat, cereal powder; bread, biscuits, cakes, candies, puddings, ice cream; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, condiments; spices; ice; noodles.

Wednesday, March 26, 2008	Trademark List by country	Page: 3

Country: Taiwan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1430	87033172		862344	Registered
		07-Jul-1998		01-Aug-1999	31-Jul-2009
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Lee and Li - Leaven IPR Agency Ltd.		Agent Ref:	C08252-T11-YSR
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Meat, fish, poultry and game (all not alive); meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams; eggs, milk, milk powder, cheese, drinking yogurt, butter, cream, margarine; animal and vegetable oils for cooking.

CHIQUITA & Design (‘86 version)	C2999	87033175		858496	Registered
		07-Jul-1998		01-Jul-1999	30-Jun-2009
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Lee and Li - Leaven IPR Agency Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Beers; mineral water and aerated water and other non-alcoholic drinks; fruit drinks and fruit juice; syrup preparations and essences for making beverages.

FRUPAC & DEVICE	C2648	81048822		591564	Registered
		30-Sep-1992		01-Apr-1993	31-Mar-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Lee and Li - Leaven IPR Agency Ltd.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	31086-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Tajikistan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C459	94001109		3156	Registered
		23-Aug-1994		28-Jul-1998	23-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:	V52494/JAF/KT
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C703	97004085		4217	Registered
		12-May-1997		17-Nov-1999	12-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Mostek		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C1831				Unfiled
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Tangier

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2037	12002		12002	Registered
		27-May-1997		20-Mar-1998	27-Nov-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Heading for International Class 31

AMIGO & Design (‘92 version)	C2189	12003		12003	Registered
		27-May-1997		20-Mar-1998	27-Nov-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class Heading for International Class 31

CHIQUITA	C2015	11051		11051	Registered
		23-Apr-1996		23-Apr-1996	23-Apr-2016
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	PATENTMARK		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS HEADINGS

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Tangier

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C826			12448	Registered
		23-Sep-1997		23-Sep-1997	23-Mar-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in International Class 31

CHIQUITA & Design (‘86 version)	C2010	11050		11050	Registered
		23-Apr-1996		23-Apr-1996	23-Apr-2016
Class(es):	29 Int., 30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	PATENTMARK		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Tunisia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C2845	EE940844		EE940844	Pending
		29-Jul-1994			29-Jul-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C704	EE970697		EE970697	Registered
		02-May-1997		02-May-1997	02-May-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C2846	EE951042		EE951042	Registered
		01-Aug-1995		01-Aug-1995	01-Aug-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Tunisia

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1246			EE990409	Registered
				29-Mar-1984	25-Mar-2014
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Cabinet Sarah Hachaichi		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS HEADINGS

CHIQUITA & Design (‘86 version)	C588	EE971031		EE971031	Registered
		07-Jul-1997		07-Jul-1997	07-Jul-2012
Class(es):	29 Int., 30 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Adams & Adams		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	All goods in Int. Classes 29 - 31

CHIQUITA & Design (‘86 version)	C2847	EE951043		EE951043	Registered
		01-Aug-1995		01-Aug-1995	01-Aug-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Turkey

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C934	58976		100052	Registered
		27-Oct-1967		27-Oct-1987	27-Oct-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Stock Industrial Property Serv		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Bananas

CHICO IN OVAL IN COLOR	C2781			92389	Registered
		12-Jun-1986		12-Jun-1986	12-Jun-2016
Class(es):			Attorney(s):	CLR CCG
Agent Name:	Stock Industrial Property Serv		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-44
Owner:	CHIQUITA BRANDS, Inc.		First Use Date:
Goods:	Fruit and vegetables

CHIQUITA	C657	96/19788		179599	Registered
		30-Dec-1996		30-Dec-1996	30-Dec-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Stock Industrial Property Serv		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	NON-ALCOHOLIC DRINKS, BEERS, MINERAL AND AERATED WATERS; OTHER NON-ALCOHOLIC DRINKS, NAMELY, FRUIT AND VEGETABLE JUICES, FRUIT DRINKS; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Turkey

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C603	97/12651		195752	Registered
		28-Aug-1997		28-Aug-1997	28-Aug-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Stock Industrial Property Serv		Agent Ref:	36733
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, coffee substitutes, flour and breakfast cereal, bread, biscuits, cakes, pastry and confectionery, ices, honey, treacle, yeast, baking powder, salt, mustard, pepper, vinegar, sauces, spices, ice

CHIQUITA	C2817			98844	Registered
		15-Dec-1966		15-Dec-1966	15-Dec-2016
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Stock Industrial Property Serv		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Bananas, banana puree

CHIQUITA & Design (‘86 version)	C966	5969/92		138721	Registered
		20-Jul-1992		20-Jul-1992	20-Jul-2012
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Stock Industrial Property Serv		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables; fresh fruits and vegetables; and fruit drinks, beverage and non-alcoholic beverages.

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Turkey

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C604	97/12650		196816	Pending
		28-Aug-1997			28-Aug-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Stock Industrial Property Serv		Agent Ref:	36734
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS, INC.		First Use Date:
Goods:	Coffee, tea, cocoa, sugar, rice, tapioca, sago, coffee substitutes, flour and breakfast cereal, bread, biscuits, cakes, pastry and confectionery, ices, honey, treacle, yeast, baking powder, salt, mustard, pepper, vinegar, sauces, spices, ice

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Turkmenistan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C460	3(1321)		3821	Registered
		29-Mar-1996		11-Feb-2000	11-Feb-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:	V52495/JAF/UH
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C705	97310324		5168	Registered
		13-May-1997		25-Sep-2000	25-Sept-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C1830				Unfiled
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Ukraine

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C468	94082836		12064	Registered
		04-Aug-1994		07-Jun-1999	04-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:	V52496/JAF/UH
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C567	97051235		18867	Registered
		05-May-1997		15-Mar-2001	05-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels Agency		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C641	96123024		17524	Registered
		24-Dec-1996		15-Dec-2000	24-Dec-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels Agency		Agent Ref:	2190/TA
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Ukraine

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2656	6052		6052	Registered
		23-Dec-1993		30-Jun-1994	17-Feb-2017
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	SOJUS PATENT		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game meat extracts, preserved, dried and cooked fruits and and vegetables; eggs, milk and other dairy products; vegetable oils and edible fats, pickles, agricultural, horticultural and forestry product, etc.

CHIQUITA & Design (‘86 version)	C357	94020613		10483	Registered
		14-Feb-1994		31-Aug-1998	14-Feb-2014
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels Agency		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31)

CHIQUITA & Design (‘86 version)	C1167	6159		6159	Registered
		23-Dec-1993		30-Jun-1994	23-Jul-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Ukraine

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C455	94082835		12063	Registered
		04-Aug-1994		07-Jun-1999	04-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:	V52498/JAF/UH
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List	Page: 1

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

100% FRUIT. ANYTIME. ANYWHERE.	C3201	78/646956			Allowed
		09-Jun-2005	21-Feb-2006
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-263
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 int.
PROCESSED FRUIT SNACKS MADE FROM FRUIT PUREE

ALWAYS FRESH. ALWAYS CHIQUITA.	C1461	75/635240		2510902	Registered
		05-Feb-1999	15- Feb -2000	20-Nov-2001	20-Nov-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-6
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Oct-1999
Goods:	Fresh Fruit and vegetables

AMIGO	C1219	72/359925		910452	Registered
		15-May-1970		23-Mar-1971	23-Mar-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas

Thursday, March 27, 2008	Trademark List	Page: 2

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO & Design (‘92 version)	C897	74/182170		1688035	Registered
		03-Jul-1991		19-May-1992	19-May-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

BANANEWS	C1629	76/194425		2681719	Registered
		16-Jan-2001	27-Nov-2001	28- Jan -2003	28-Jan-2013
Class(es):	16 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-18
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Trade newsletter featuring articles and discussion related to banana sales and promotion

BLENDER’S DAY OFF	C4018	78/923949			Allowed
		06-Jul-2006	14-Aug-2007
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-300
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class:35 Int.
CUSTOMER LOYALTY INCENTIVE PROGRAM FOR COMMERCIAL, PROMOTIONAL AND/OR ADVERTISING PURPOSES WHEREBY PARTICIPANTS ACCUMULATE VALUE FROM REFERRING CUSTOMERS WHICH CAN BE REDEEMED FOR CHANCES TO WIN A PRIZE

Thursday, March 27, 2008	Trademark List	Page: 3

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

BRAIN FUEL	C3199	78/627860			Published
		11-May-2005	07-Feb-2006
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-273
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.
FRESH FRUIT

CALYPSO BREEZE	C898	74/088398		1693443	Registered
		16-Aug-1990	02-Jul-1991	09-Jun-1992	09-Jun-2012
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-29
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	11-Sep-1991
Goods:	Blended fruit juice and blended fruit juice drinks

CHICO & Design (‘01 version)	C1634	76/206273		2646913	Registered
		07-Feb-2001	02-Oct-2001	05-Nov-2002	05-Nov-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-40
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh Fruit and vegetables

Thursday, March 27, 2008	Trademark List	Page: 4

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1187	72/037919		670320	Registered
		26-Sep-1957		24-Nov-1958	24-Nov-2008
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas puree (mashed banana)

CHIQUITA	C881	73/268455		1183170	Registered
		30-Jun-1980		22-Dec-1981	22-Dec-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Honeydew melon and cantaloupe

CHIQUITA	C901	74/127290		1711944	Registered
		28-Dec-1990		01-Sep-1992	01-Sep-2012
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Processed bananas

Thursday, March 27, 2008	Trademark List	Page: 5

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1581	76/033311		2574376	Registered
		24-Apr-2000	13-Mar-2001	28-May-2002	28-May-2012
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Freight transportation of produce for others by ship, truck, air, or railway

CHIQUITA	C1198	72/100555		711622	Registered
		08-Jul-1960		21-Feb-1961	21-Feb-2011
Class(es):	46 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	06-Jun-1960
Goods:	Bananas

CHIQUITA	C1309	75/421925		2238638	Registered
		22-Jan-1998	19-Jan-1999	13-Apr-1999	13-Apr-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	05-May-1998
Goods:	Fresh vegetables

Thursday, March 27, 2008	Trademark List	Page: 6

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1494	75/741176		2422224	Registered
		01-Jul-1999	04-Jan-2000	16-Jan-2001	16-Jan-2011
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Jun-2000
Goods:	Processed fruits and vegetables

CHIQUITA	C2095	73/616812		1442357	Registered
		20-Aug-1986		09-Jun-1987	09-Jun-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh pineapples

CHIQUITA	C2104	73/668302		1478926	Registered
		24-Jun-1987		01-Mar-1988
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh citrus fruits.

Thursday, March 27, 2008	Trademark List	Page: 7

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C931	74/538570		1991773	Registered
		16-Jun-1994	08-Aug-1995	06-Aug-1996	06-Aug-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FLAVORED DRINKING WATER, SOFT DRINKS, FRUIT JUICES AND FRUIT DRINKS (32)

CHIQUITA	C2103	73/668297		1478925	Registered
		24-Jun-1987		01-Mar-1988	01-Mar-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits

CHIQUITA	C3361	77/190349			Allowed
		25-May-2007	02-Oct-2007
Class(es):	16 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 16 Int.
GREETING CARDS; MUSICAL GREETING CARDS

Thursday, March 27, 2008	Trademark List	Page: 8

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2134	74/480838		1906730	Registered
		21-Jan-1994		18-Jul-1995	18-Jul-2015
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Cookies and breakfast cereals

CHIQUITA	C2109	73/680095		1486124	Registered
		24-Aug-1987		26-Apr-1988	26-Apr-2008
Class(es):	16 Int., 25 Int., 28 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Pens, pencils, decals, writing paper and playing card (16); Jackets, aprons, caps, hats, shirts & t-shirts (25); Dolls, balloons, golf Balls & inflatable toys (28).

CHIQUITA	C2097	73/628661		1446707	Registered
		05-Nov-1986		07-Jul-1987	07-Jul-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit juice

Thursday, March 27, 2008	Trademark List	Page: 9

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2765	72/254337		853740	Registered
		12-Sep-1966		30-Jul-1968	30-Jul-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Cake, muffin, and frosting mixes.

CHIQUITA & Design (‘86 version)	C919	74/442265		1903716	Registered
		29-Sep-1993		04-Jul-1995	04-Jul-2015
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Cookies

CHIQUITA & Design (‘86 version)	C879	73/295611		1175379	Registered
		04-Feb-1981		27-Oct-1981	27-Oct-2011
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Processed Bananas

Thursday, March 27, 2008	Trademark List	Page: 10

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1308	75/421920		2240561	Registered
		22-Jan-1998	26-Jan-1999	20-Apr-1999	20-Apr-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	05-May-1998
Goods:	Fresh vegetables

CHIQUITA & Design (‘86 version)	C1582	76/033312		2589433	Registered
		24-Apr-2000	13-Mar-2001	02-Jul-2002	02-Jul-2012
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Jun-1992
Goods:	Freight transportation of produce for others by ship, truck, air, or railway

CHIQUITA & Design (‘86 version)	C2110	73/680404		1486128	Registered
		24-Aug-1987		26-Apr-1988	26-Apr-2008
Class(es):	16 Int., 25 Int., 28 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Pens, pencils, decals, writing paper and playing cards (16); Jackets, aprons, caps, hats, shirts & t-shirts (25); Dolls, balloons, golf balls & inflatable toys (28)

Thursday, March 27, 2008	Trademark List	Page: 11

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C2102	73/668296		1478924	Registered
		24-Jun-1987		01-Mar-1988
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh citrus fruits.

CHIQUITA & Design (‘86 version)	C2112	73/668344		1490411	Registered
		24-Jun-1987		31-May-1988	31-May-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits

CHIQUITA & Design (‘86 version)	C2096	73/628678		1445498	Registered
		05-Nov-1986		30-Jun-1987	30-Jun-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit juice

Thursday, March 27, 2008	Trademark List	Page: 12

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1493	75/741177		2424101	Registered
		01-Jul-1999	04-Jan-2000	23-Jan-2001	23-Jan-2011
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	11-Jun-2000
Goods:	Processed fruits and vegetables

CHIQUITA & Design (‘94 version)	C2345	75/976071		2090170	Registered
		15-Aug-1994		19-Aug-1997	19-Aug-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruit juices and fruit drinks

CHIQUITA & Design (‘94 version)	C644	75/242238		2179540	Registered
		14-Feb-1997	12-Aug-1997	04-Aug-1998	04-Aug-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Feb-1998
Goods:	Candy

Thursday, March 27, 2008	Trademark List	Page: 13

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘94 version)	C639	75/211700		2204386	Registered
		11-Dec-1996	12-Aug-1997	17-Nov-1998	17-Nov-2008
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Frozen confections

CHIQUITA & Oval Design	C2744	72/180249		775094	Registered
		31-Oct-1963		11-Aug-1964	11-Aug-2014
Class(es):	07 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-56
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas

CHIQUITA AND BLUE OVAL DESIGN	C311	74/173929		1731439	Registered
		06-Jun-1991		10-Nov-1992	10-Nov-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-62
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS

Thursday, March 27, 2008	Trademark List	Page: 14

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA BANANA & Design	C2606	71/536969		508492	Registered
		06-Oct-1947		12-Apr-1949	12-Apr-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-64
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh Bananas.

CHIQUITA BELLA FRUITA	C3367	77/261408			Allowed
22-Aug-2007
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG CSL
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-330
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
CUT FRUITS

Class: 31 Int.
FRESH FRUITS

Class: 32 Int.
FRUIT JUICES

Thursday, March 27, 2008	Trademark List	Page: 15

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA BRAND BANANAS & OVAL DESIGN	C2743	72/167427		765610	Registered
		23-Apr-1963		25-Feb-1964	25-Feb-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-52
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas.

CHIQUITA CARROT BITES	C3310	78/912542			Allowed
		20-Jun-2006	24-Jul-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-298
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
CUT VEGETABLES

CHIQUITA CHOICE FRUIT	C4046	77/310978			Pending
23-Oct-2007
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG CEJ
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-332
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
DRIED FRUITS

Class: 31 Int.
FRESH FRUITS

Thursday, March 27, 2008	Trademark List	Page: 16

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA EXPRESS	C893	74/002912		1679058	Registered
		16-Nov-1989		10-Mar-1992	10-Mar-2012
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-66
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Transport brokerage services.

CHIQUITA FRESH & READY	C3290	78/849997			Allowed
		30-Mar-2006	10-Jul-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-288
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.
FRESH FRUITS

CHIQUITA FRESH CUT FRUIT & DESIGN	C3103	78/276075		3024402	Registered
		18-Jul-2003	28-Dec-2004	06-Dec-2005	06-Dec-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-253
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	16-May-2004
Goods:	Class: 31 Int.

FRESH VEGETABLES; FRESH FRUIT

Thursday, March 27, 2008	Trademark List	Page: 17

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA FROSTY	C3228	78/739668			Allowed
		25-Oct-2005	04-Apr-2006
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-272
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
PROCESSED FRUIT; FROZEN FRUIT-BASED FOOD PRODUCTS, NAMELY, FROZEN FRUIT-BASED SNACK FOODS

CHIQUITA FRUIT BITES	C3301	78/886554		3211448	Registered
		18-May-2006	05-Dec-2006	20-Feb-2007	20-Feb-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-277
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	30-Aug-2005
Goods:	Class: 29 Int.
CUT FRUITS

CHIQUITA FRUIT BITES & Design	C3302	78/879921		3302163	Registered
		09-May-2006	17-Jul-2007	02-Oct-2007	02-Oct-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-277
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	30-Aug-2005
Goods:	Class: 29 Int.
CUT FRUITS

Thursday, March 27, 2008	Trademark List	Page: 18

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA FRUIT CRISP	C3262	78/819408			Allowed
21-Feb-2006
Class(es):	29 Int.		Attorney(s):	CLR CCG CEJ
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-282
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
DRIED FRUITS

CHIQUITA FRUIT DIPZ	C3300	78/879912			Allowed
		09-May-2006	17-Jul-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-294
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
FROZEN FRUIT BITES ENROBED IN YOGURT

CHIQUITA FRUIT SNACK & DESIGN	C3226	78/739679		3082896	Registered
		25-Oct-2005	24-Jan-2006	18-Apr-2006	18-Apr-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-275
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	21-Aug-2005
Goods:	Class: 29 Int.
FRUITS, NAMELY, PUREED AND PROCESSED FRUIT

Thursday, March 27, 2008	Trademark List	Page: 19

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA FRUITALITY	C3366	77/261403			Allowed
22-Aug-2007
Class(es):	29 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG CSL
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-329
Owner:	Chiquita Brands L.L.C.		First Use Date:
Goods:	Class: 29 Int.
CUT FRUITS

Class: 31 Int.
FRESH FRUITS

Class: 32 Int.
FRUIT JUICES

CHIQUITA GO GO SNACKS	C3350	77/149909			Allowed
		05-Apr-2007	02-Oct-2007
Class(es):	29 Int		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-322
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class: 29 Int.
CUT FRUITS

Thursday, March 27, 2008	Trademark List	Page: 20

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA GRAPE & APPLE BITES	C3325	78/964733			Allowed
		31-Aug-2006	14-Aug-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-262
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
CUT FRUITS

CHIQUITA GRAPE BITES	C3309	78/912551			Allowed
		20-Jun-2006	24-Jul-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-297
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
CUT FRUITS

Thursday, March 27, 2008	Trademark List	Page: 21

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA INTELLIGENT COLD CHAIN	C3324	78/964720			Allowed
31-Aug-2006
Class(es):	09 Int., 39 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-304
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 09 Int.
COMPUTER SOFTWARE THAT FACILITATES TRANSPORTATION OF GOODS; NAMELY, SOFTWARE THAT IDENTIFIES LOCATION OF REFRIGERATED UNITS AND ENABLES MONITORING AND CONTROL OF ATMOSPHERE IN REFRIGERATED UNITS

Class: 39 Int.
PROVIDING ELECTRONIC TRACKING OF REFRIGERATED FREIGHT INFORMATION TO OTHERS

CHIQUITA JR & DESIGN	C320	74/246159		1741559	Registered
		12-Feb-1992		22-Dec-1992	22-Dec-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-73
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

CHIQUITA JR.	C2131	74/287741		1797234	Registered
		23-Jun-1992		05-Oct-1993	05-Oct-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-72
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit.

Thursday, March 27, 2008	Trademark List	Page: 22

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA KIDS	C1532	75/808146		2528220	Registered
		24-Sep-1999	12-Dec-2000	08-Jan-2002
Class(es):	42 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-77
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Jul-1999
Goods:	Providing information in the field of children’s nutrition, health, and fitness education and children’s entertainment and activities by means of a global computer network

CHIQUITA MINI’S	C3165	78/451985		3096646	Registered
		16-Jul-2004	14-Jun-2005	23-May-2006	23-May-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-260
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	31-Jan-2005
Goods:	Class: 31 Int.
FRESH FRUITS AND VEGETABLES

CHIQUITA MINI’S & DESIGN	C3225	78/731026		3082895	Registered
		11-Oct-2005	24-Jan-2006	18-Apr-2006	18-Apr-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-260
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	29-Jan-2005
Goods:	Class: 31 Int.
FRESH FRUITS

Thursday, March 27, 2008	Trademark List	Page: 23

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA REAL FRUIT SMOOTHES	C3193	78/614718			Allowed
		22-Apr-2005	31-Jan-2006
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-265
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 32 Int.
FRUIT DRINKS, NAMELY, FRUIT SMOOTHIES

CHIQUITA RED APPLE BITES	C3363	77/233700			Allowed
19-Jul-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG CSL
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-238
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Mar-2005
Goods:	Class: 29 Int.
CUT RED APPLES

CHIQUITA SOLUTIONS	C1679	76/317516		2825756	Registered
		26-Sep-2001	14-May-2002	23-Mar-2004	23-Mar-2014
Class(es):	39 Int., 40 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-86
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	39: Produce handling and transportation by boat, truck and rail

40: Treating produce with chemicals to hasten ripening performed for others

Thursday, March 27, 2008	Trademark List	Page: 24

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA TO GO	C3192	78/614595		3228690	Registered
		22-Apr-2005	17-Jan-2006	10-Apr-2007	10-Apr-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-264
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.
FRESH FRUIT

CHIQUITA TROPICALS	C3203	78/652785			Allowed
		17-Jun-2005	24-Jan-2006
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-88
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.
FRESH FRUIT

CHIQUITA W/ LADY IN OVAL DESIGN	C3104	78/276073			Published
		18-Jul-2003	29-Mar-2005
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-254
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.

FRESH VEGETABLES; FRESH FRUIT

Thursday, March 27, 2008	Trademark List	Page: 25

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA. EVERYTHING ELSE IS JUST A BANANA.	C1527	75/805840		2854063	Registered
		22-Sep-1999	09-Jan-2001	15-Jun-2004	15-Jun-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-255
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA. LA FRUTA QUE SI SABE A FRUTA.	C3196	78/615965			Allowed
		25-Apr-2005	17-Jan-2006
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-276
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.
FRESH FRUITS AND VEGETABLES

CHIQUITA. PERFECT FOR LIFE.	C1672	76/270636		2820213	Registered
		13-Jun-2001	28-May-2002	02-Mar-2004	02-Mar-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-99
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

Thursday, March 27, 2008	Trademark List	Page: 26

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA. YOUR PRODUCE SOLUTION.	C1680	76/317515		2604594	Registered
		26-Sep-2001	14-May-2002	06-Aug-2002	06-Aug-2012
Class(es):	39 Int., 40 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-103
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Jul-1998
Goods:	39: Produce handling and transportation by boat, truck and rail

40: Treating produce with chemicals to hasten ripening performed for others

CHIQUITASTORE.COM	C1689	76/337981		2615199	Registered
		14-Nov-2001	11-Jun-2002	03-Sep-2002	03-Sep-2012
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-107
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Nov-2001
Goods:	On-line retail store services featuring apparel, clothing accessories, collectibles, kitchen items and toys

CHIQUITA-TIZE	C1460	75/635241		2505051	Registered
		05-Feb-1999	09-Nov-1999	06-Nov-2001
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-92
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Oct-1999
Goods:	Fresh fruit and vegetables

Thursday, March 27, 2008	Trademark List	Page: 27

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

COMIENZA SANAMENTE CON CHIQUITA	C1556	75/894925		2589237	Registered
		13-Jan-2000	23-Jan-2001	02-Jul-2002	02-Jul-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-110
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	-01-Jan-2001
Goods:	Fresh fruits and vegetables

CONSUL	C326	76/342985		3259682	Registered
		29-Nov-2001	26-Oct-2004	10-Jul-2007	10-Jul-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	27-Apr-1989
Goods:	FRESH FRUITS

CONSUL & DESIGN	C327	76/342984		3259681	Registered
		29-Nov-2001	27-Dec-2005	10-Jul-2007	10-Jul-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-113
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS

Thursday, March 27, 2008	Trademark List	Page: 28

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CUANDO UN POQUITO ES IDEAL	C3360	77/189441			Allowed
		24-May-2007	02-Oct-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-326
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.
FRESH FRUITS

Design	C1199	72/100554		714807	Registered
		08-Jul-1960		02-May-1961	02-May-2011
Class(es):	46 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-17
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bananas

DESIGN OF AN OVAL	C321	73/793130		1580381	Registered
		13-Apr-1989		30-Jan-1990	30-Jan-2010
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-117
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS

Thursday, March 27, 2008	Trademark List	Page: 29

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRESH & READY	C3347	77/146720			Published
		02-Apr-2007	02-Oct-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-288
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS

FRESH HEALTHY GOOD TO GO	C3299	78/863635			Allowed
		18-Apr-2006	21-Nov-2006
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-293
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Jun-2006
Goods:	Class : 31 Int.
Fresh fruits; Fresh vegetables

FRUIT SURGE	C3241	78/780939			Allowed
		27-Dec-2005	22-Aug-2006
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-280
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
FRUITS, NAMELY, PROCESSED FRUIT SNACK

Thursday, March 27, 2008	Trademark List	Page: 30

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUIT THAT GOES WHERE YOU GO	C3243	78/780936			Allowed
		27-Dec-2005	22-Aug-2006
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-281
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
FRUITS, NAMELY, PROCESSED FRUIT SNACKS

GREAT WHITE FLEET	C912	74/310386		1824638	Registered
		28-Aug-1992	07-Dec-1993	01-Mar-1994	01-Mar-2014
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-139
Owner:	Great White Fleet, Ltd.		First Use Date:	31-Dec-1910
Goods:	FREIGHT TRANSPORTATION BY SHIP AND TRUCK

GREAT WHITE FLEET LTD. & Design	C910	74/310255		1818185	Registered
		28-Aug-1992	02-Nov-1993	25-Jan-1994	25-Jan-2014
Class(es):	39 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-140
Owner:	Great White Fleet, Ltd.		First Use Date:	01-Apr-1990
Goods:	Freight transportation by ship and truck

Thursday, March 27, 2008	Trademark List	Page: 31

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date		Status Next Renewal

JUST FRUIT IN A BOTTLE	C3271	78/841007				Allowed
		20-Mar-2006	24-Oct-2006
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-283
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 32 Int.
Fruit juices

MISS C Logo	C1543	75/834672		2507921		Registered
		29-Oct-1999	25-Jul-2000	13-Nov-2001		13-Nov-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-161
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Apr-1999
Goods:	Fresh fruits and vegetables

MISS CHIQUITA BIRTHDAY DESIGN	C3362	77/195227				Allowed
		01-Jun-2007	02-Oct-2007
Class(es):	16 Int.		Attorney(s):	CKP CCG	CLR
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 16 Int.
GREETING CARDS; MUSICAL GREETING CARDS

Thursday, March 27, 2008	Trademark List	Page: 32

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

Miss Chiquita Full Lady Design	C1699	76/374913		2680536	Registered
		25-Feb-2002	05-Nov-2002	28-Jan-2003	28-Jan-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-163
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Jan-1999
Goods:	Fresh fruits and vegetables

MISS CHIQUITA LADY DESIGN	C3285	78/848622		3288029	Registered
		29-Mar-2006	19-Jun-2007	04-Sep-2007	04-Sep-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-163
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	16-May-2004
Goods:	Class : 31 Int.
FRESH FRUITS; FRESH VEGETABLES

ONLY THE BEST. ONLY CHIQUITA. EVERYDAY.	C1445	75/583458		2513055	Registered
		05-Nov-1998	20-Jul-1999	27-Nov-2001	27-Nov-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-167
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List	Page: 33

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

ORCHARD WAVE	C1613	76/075136		2595465	Registered
		20-Jun-2000	01-May-2001	16-Jul-2002	16-Jul-2012
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-169
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	-01-Jun-2001
Goods:	Fruit juice and fruit drinks

PACK A HEALTHY SNACK	C3544	77/113892		3306358	Registered
		22-Feb-2007		09-Oct-2007	09-Oct-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG CKP
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	07-Feb-2007
Goods:	Class : 29 Int.
Cut fruits

PARFOIS, UN PETIT PEU SUFFIT	C3359	77/189452			Allowed
		24-May-2007	02-Oct-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 31 Int.
FRESH FRUITS

Thursday, March 27, 2008	Trademark List	Page: 34

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

PEEL. EAT. REPEAT DAILY.	C3194	78/616283		3228696	Registered
		25-Apr-2005	17-Jan-2006	10-Apr-2007	10-Apr-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-266
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUIT

PERFECT FOR LIFE	C1698	76/356881		2757195	Registered
		09-Jan-2002	16-Jul-2002	26-Aug-2003	26-Aug-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-182
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

PETITE 150’s	C885	73/699053		1531118	Registered
		04-Dec-1987		21-Mar-1989	21-Mar-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-184
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh bananas

Thursday, March 27, 2008	Trademark List	Page: 35

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

PLACE STICKER ON FOREHEAD. SMILE.	C3195	78/616279		3122121	Registered
		25-Apr-2005	31-Jan-2006	25-Jul-2006	25-Jul-2016
Class(es):	31 Int.		Attorney(s):	CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-267
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Dec-2005
Goods:	Class : 31 Int.
FRESH FRUIT

POTASSIUM POWER	C3198	78/627854		3234824	Registered
		11-May-2005	31-Jan-2006	24-Apr-2007	24-Apr-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Dec-2005
Goods:	Class : 31 Int.
FRESH FRUIT

PRODUCE E.XPRESS	C1536	75/812316		2518350	Registered
		30-Sep-1999	30-Jan-2001	11-Dec-2001
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-188
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-May-2000
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List	Page: 36

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

PRODUCE SOLUTIONS	C1631	75/376868		2559102	Registered
		21-Oct-1997	25-Apr-2000	09-Apr-2002	09-Apr-2012
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-190
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	17-Jan-2001
Goods:	Merchandising and advertising services for distributors of fresh, frozen and processed fruits and vegetables

QUITE POSSIBLY, THE WORLD’S PERFECT FOOD	C894	74/022148		1682463	Registered
		24-Jan-1990		07-Apr-1992	07-Apr-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-194
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit, namely, bananas.

REFRESH-A-FRIEND	C4019	78/923954			Allowed
		06-Jul-2006	14-Aug-2007
Class(es):	35 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-301
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 35 Int.
CUSTOMER LOYALTY INCENTIVE PROGRAM FOR COMMERCIAL, PROMOTIONAL AND/OR ADVERTISING PURPOSES WHEREBY PARTICIPANTS ACCUMULATE VALUE FROM REFERRING CUSTOMERS WHICH CAN BE REDEEMED FOR CHANCES TO WIN A PRIZE

Thursday, March 27, 2008	Trademark List	Page: 37

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

RRR - THREE R’S & Design	C880	73/304028		1181417	Registered
		03-Apr-1981		08-Dec-1981	08-Dec-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-203
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh melons

SQUEEZABLE FRUIT	C3286	78/849677			Allowed
		30-Mar-2006	14-Nov-2006
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-307
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class: 29 Int.
SHELF STABLE FRUIT PUREE

SUN CLASSICS	C914	74/330186		1859255	Registered
		10-Nov-1992		18-Oct-1994	18-Oct-2014
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-217
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Mar-1993
Goods:	Fruit Juices and Fruit Drinks

Thursday, March 27, 2008	Trademark List	Page: 38

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

SUNRISE SPLASH	C1616	76/097904		2586342	Registered
		27-Jul-2000	03-Jul-2001	25-Jun-2002	25-Jun-2012
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-220
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Nov-2000
Goods:	Fruit juices and fruit drinks

THE FIRST LADY OF FRUIT	C886	73/754329		1542790	Registered
		22-Sep-1988		06-Jun-1989	06-Jun-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-226
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit

THE PERFECT FAST FOOD	C1694	76/343212		2748373	Registered
		29-Nov-2001		05-Aug-2003	05-Aug-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-230
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

Thursday, March 27, 2008	Trademark List	Page: 39

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

THESE FRUITS ARE MADE FOR WALKING	C3349	77/149920			Allowed
05-Apr-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-323
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class: 29 Int.
CUT FRUITS

WHEN A LITTLE IS EXACTLY ENOUGH	C913	74/291240		1834848	Registered
		02-Jul-1992	24-Nov-1992	03-May-1994	03-May-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-244
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Apr-1993
Goods:	Fresh fruit

WILD BERRY SPLASH	C563	75/299019		2171247	Registered
		28-May-1997	14-Apr-1998	07-Jul-1998	07-Jul-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-246
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Apr-1996
Goods:	Fruit juices

Thursday, March 27, 2008	Trademark List	Page: 40

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

YES! BANANAS	C896	74/166737		1684600	Registered
		15-May-1991	04-Feb-1992	28-Apr-1992	28-Apr-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-248
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Jan-1970
Goods:	Fresh bananas

YES! BANANAS AND Design (BLACK & WHITE)	C895	74/166736		1684599	Registered
		15-May-1991	04-Feb-1992	28-Apr-1992	28-Apr-2012
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-250
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:	01-Jan-1970
Goods:	Fresh bananas

Wednesday, March 26, 2008	Trademark List by Country	Page: 10

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRESH EXPRESS	F268	78/854241			Published
		05-Apr-2006	25-Dec-2007
Class(es):	29 Int., 30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-6
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class : 29 Int.
SALAD TOPPINGS, NAMELY, RAISINS, DRIED CRANBERRIES, DRIED CHERRIES, SHREDDED CHEESE, BACON BITS, BACON FLAVORED SOY AND/OR VEGETABLE PROTEIN BITS, EGG CRUMBLES, NAMELY DRIED EGG BITS, CHOPPED PROCESSED NUTS, SUNFLOWER SEEDS, PINE NUTS, DRIED VEGETABLES AND FRUITS.

Class : 30 Int.
SALAD TOPPINGS, NAMELY CROUTIONS, SESAME STICKS, CRACKERS IN THE NATURE OF CHEESE STRAWS, DRIED NOODLES AND TORTILLA STRIPS.

FRESH EXPRESS & DESIGN	F269	78/854235			Published
		05-Apr-2006	25-Dec-2007
Class(es):	29 Int., 30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-7
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class : 29 Int.
SALAD TOPPINGS, NAMELY, RAISINS, DRIED CRANBERRIES, DRIED CHERRIES, SHREDDED CHEESE, BACON BITS, BACON FLAVORED SOY AND/OR VEGETABLE PROTEIN BITS, EGG CRUMBLES, NAMELY DRIED EGG BITS, CHOPPED PROCESSED NUTS, SUNFLOWER SEEDS, PINE NUTS, DRIED VEGETABLES AND FRUITS.

Class : 30 Int.
SALAD TOPPINGS, NAMELY CROUTIONS, SESAME STICKS, CRACKERS IN THE NATURE OF CHEESE STRAWS, DRIED NOODLES AND TORTILLA STRIPS.

Wednesday, March 26, 2008	Trademark List by Country	Page: 11

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

STYLIZED LEAVES DESIGN	F298	78/854912			Published
		05-Apr-2006	26-Jun-2007
Class(es):	29 Int., 30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-1
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class : 29 Int.
SALAD TOPPINGS, NAMELY, SHREDDED CHEESE, BACON BITS, DRIED VEGETABLES AND FRUITS.

Class : 30 Int.
SALAD TOPPINGS, NAMELY CROUTIONS, AND TORTILLA STRIPS.

SUN RISE BAG DESIGN	F297	78/854229			Published
		05-Apr-2006	21-Aug-2007
Class(es):	29 Int., 30 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-1
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class : 29 Int.
SALAD TOPPINGS, NAMELY, RAISINS, DRIED CRANBERRIES, DRIED CHERRIES, SHREDDED CHEESE, BACON BITS, BACON FLAVORED SOY AND/OR VEGETABLE PROTEIN BITS, EGG CRUMBLES, NAMELY DRIED EGG BITS, CHOPPED PROCESSED NUTS, SUNFLOWER SEEDS, PINE NUTS, DRIED VEGETABLES AND FRUITS.

Class : 30 Int.
SALAD TOPPINGS, NAMELY CROUTIONS, SESAME STICKS, CRACKERS IN THE NATURE OF CHEESE STRAWS, DRIED NOODLES AND TORTILLA STRIPS.

Wednesday, March 26, 2008	Trademark List by Country	Page: 12

Country: United States of America

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

TRANSFRESH INTELLIGENT COLD CHAIN	T162	78/964705			Pending
31-Aug-2006
Class(es):	09 Int., 39 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	30186-303
Owner:	TRANSFRESH CORPORATION		First Use Date:
Goods:	Class : 09 Int.
COMPUTER SOFTWARE THAT FACILITATES TRANSPORTATION OF GOODS, NAMELY, SOFTWARE THAT IDENTIFIES LOCATION OF REFRIGERATED UNITS AND ENABLES MONITORING AND CONTROL OF ATMOSPHERE IN REFRIGERATED UNITS

Class : 39 Int.
PROVIDING ELECTRONIC TRACKING OF REFRIGERATED FREIGHT INFORMATION TO OTHERS

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Uzbekistan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C1164	9401250.3		6004	Registered
		28-Sep-1994		13-Feb-1997	28-Sep-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:	V52497/JAF/UH
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (‘92 version)	C565	9700480.3		7581	Registered
		15-May-1997		13-Jul-1998	15-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:	T16569/CC/TX
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	31: Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Uzbekistan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C570	9700466.3		8333	Registered
		08-May-1997		12-Mar-1999	08-May-2017
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Mostek		Agent Ref:	T16436-CC/ch
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	29: Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats

30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

31: Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

32: Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

CHIQUITA	C2413			2807	Pending
31-Dec-1993
Class(es):	29 Int., 30 Int., 31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Classes 29, 30, 31 and 32

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Uzbekistan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C571	9700479.3		7638	Registered
		15-May-1997		28-Jul-1998	15-May-2017
Class(es):	30 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:	T16448-CC/mw
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice

32: Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

CHIQUITA & Design (‘86 version)	C1426	MBGU9800626		9092	Registered
		26-Jun-1998		09-Sep-1999	26-Jun-2008
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels Agency		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	29: Preserved, dried and cooked fruits and vegetables

31: Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Venezuela

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2153	3716/80		105786	Registered
		05-Jun-1980		30-Nov-1983	30-Nov-2008
Class(es):	31 Int., 32 Int.		Attorney(s):	CLR CCG
Agent Name:	Vallina Grisanti & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Class: 31 Int.
Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; Seeds, natural plants and flowers; foodstuffs for animals, malt

Class: 32 Int.
Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for Making beverages.

CHIQUITA	C2024	95002191		P-189476	Registered
		20-Feb-1995		26-Apr-1996	26-Apr-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Vallina Grisanti & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA	C1976	95002189		P-189474	Registered
		20-Feb-1995		26-Apr-1996	26-Apr-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Vallina Grisanti & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried or cooked fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Venezuela

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1971	95002192		P-189477	Registered
		20-Feb-1995		26-Apr-1996	26-Apr-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Vallina Grisanti & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages, mainly fruit juices and fruit juice drinks

CHIQUITA	C1970	95002190		P-189475	Registered
		20-Feb-1995		26-Apr-1996	26-Apr-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Vallina Grisanti & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confections and bakery goods

CHIQUITA & Design (‘86 version)	C1974	95002196		P-189480	Registered
		20-Feb-1995		26-Apr-1996	26-Apr-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Vallina Grisanti & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Beverages, mainly fruit juices and fruit juice drinks

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: Venezuela

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C1973	95002195		P-189479	Registered
		20-Feb-1995		26-Apr-1996	26-Apr-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Vallina Grisanti & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design (‘86 version)	C1972	95002194		P-189478	Registered
		20-Feb-1995		26-Apr-1996	26-Apr-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Vallina Grisanti & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confections and bakery goods

CHIQUITA & Design (‘86 version)	C1951	95002193		P-192030	Registered
		20-Feb-1995		31-Oct-1996	31-Oct-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Vallina Grisanti & Asociados		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried or cooked fruits and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: Venezuela

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C1978	95002188			Pending
20-Feb-1995
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CONSUL & Design	C1975	95002187			Pending
20-Feb-1995
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-113
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

FRUPAC & DEVICE	C352	25914/92		P-176.434	Registered
		26-Nov-1992		05-Jun-1995	05-Jun-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Vallina Grisanti & Asociados		Agent Ref:	295-1-25.914/92
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh Fruits and Vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: West Bank

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C682	4655		4655	Registered
		02-Dec-1996	02-Jan-2000	20-Jan-2002	02-Dec-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Marc Bodner		Agent ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 31

CHIQUITA	C669	4656		4656	Registered
		02-Dec-1996	02-Jan-2000	20-Jan-2002	02-Dec-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Marc Bodner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 32

CHIQUITA	C667	4654		4654	Registered
		02-Dec-1996	02-Jan-2000	20-Jan-2002	02-Dec-2017
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Marc Bodner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 30

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: West Bank

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C666	4653		4653	Registered
		02-Dec-1996	02-Jan-2000	20-Jan-2002	02-Dec-2017
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Marc Bodner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 29

CHIQUITA & Design (‘86 version)	C677	4660		4660	Registered
		02-Dec-1996	02-Jan-2000	20-Jan-2002	02-Dec-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Marc Bodner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 32

CHIQUITA & Design (‘86 version)	C676	4659		4659	Registered
		02-Dec-1996	02-Jan-2000	20-Jan-2002	02-Dec-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Marc Bodner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 31

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: West Bank

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (‘86 version)	C675	4658		4658	Registered
		02-Dec-1996	02-Jan-2000	20-Jan-2002	02-Dec-2017
Class(es):	30 Int.		Attorney(s):	CLR CLP
Agent Name:	Marc Bodner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 30

CHIQUITA & Design (‘86 version)	C674	4657		4657	Registered
		02-Dec-1996	02-Jan-2000	20-Jan-2002	02-Dec-2017
Class(es):	29 Int.		Attorney(s):	CLR CLP
Agent Name:	Marc Bodner		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	International Class Heading for Class 29

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Israel

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C1236	93798		93798	Registered
		20-Jul-1994		04-Feb-1996	20-Jul-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (’92 version)	C716	112161		112161	Registered
		01-May-1997		05-Aug-1998	01-May-2018
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruit and vegetables

CHIQUITA	C1237	93799		93799	Registered
		20-Jul-1994		04-Feb-1996	20-Jul-2015
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Israel

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1238	93802		93802	Registered
		20-Jul-1994		04-Feb-1996	20-Jul-2015
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	ALL GOODS IN CLASS 32 INCLUDING BEVERAGES

CHIQUITA	C2790	93800		93800	Registered
		20-Jul-1994		04-Feb-1996	20-Jul-2015
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FLOUR, PREPARATIONS MADE FROM CEREALS; BREAD, BISCUITS, PASTRY AND CONFECTIONERY, ICES; ALL INCLUDED IN CLASS 30

CHIQUITA	C2791	93801		93801	Registered
		20-Jul-1994		04-Feb-1996	20-Jul-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Israel

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (’86 version)	C2952	119895		119895	Registered
		26-May-1998	28-Feb-1999	07-Jun-1999	26-May-2019
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

CHIQUITA & Design (’86 version)	C2953	119894		119894	Registered
		26-May-1998	28-Feb-1999	07-Jun-1999	26-May-2019
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	CONFECTIONERY, EDIBLE ICES AND ICE CREAM; TEA

CHIQUITA & Design (’86 version)	C2954	119893		119893	Registered
		26-May-1998	28-Feb-1999	07-Jun-1999	26-May-2019
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	PRESERVED, DRIED OR COOKED FRUITS AND VEGETABLES

Tuesday, March 25, 2008	Trademark List by Country	Page: 4

Country: Israel

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (’86 version)	C2955	119896		119896	Registered
		26-May-1998	28-Feb-1999	07-Jun-1999	26-May-2019
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	BODNER, FLOM & KLES		Agent Ref :
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	FRUIT-BASED BEVERAGES AND FROZEN JUICE CONCENTRATE

Tuesday, March 25, 2008	Trademark List by Country	Page: 1

Country: Kazakhstan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

AMIGO	C432	6372		4866	Registered
		10-Aug-1994		30-Dec-1996	10-Aug-2014
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (’92 version)	C688	9998		8738	Registered
		13-May-1997		11-May-1999	13-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	SOJUS PATENT		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

CHIQUITA	C656	9838		8323	Registered
		03-Apr-1997		24-Feb-1999	03-Apr-2017
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Mostek		Agent Ref:	T16341-CC/mw
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beverages

Tuesday, March 25, 2008	Trademark List by Country	Page: 2

Country: Kazakhstan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2416	4863		2844	Registered
		29-Oct-1993		24-Aug-1995	29-Oct-2013
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	CLASS 29: MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS; FOOD PRESERVES, PICKLES

CLASS 31: AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND SEEDS NOT INCLUDED IN OTHER INTERNATIONAL CLASSES; LIVE ANIMALS; FRESH FRUITS AND VEGETABLES; NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS; MALT

CHIQUITA & Design (’86 version)	C359	6193		8449	Registered
		12-Jul-1994		11-Mar-1999	12-Jul-2014
Class(es):	29 Int., 31 Int.		Attorney(s):	CLR CCG
Agent Name:	Intels Agency		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS, L.L.C.		First Use Date:
Goods:	29: Preserved, dried and cooked fruits and vegetables

31: Fresh fruits and vegetables

Tuesday, March 25, 2008	Trademark List by Country	Page: 3

Country: Kazakhstan

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (’86 version)	C356	4865			Registered
		29-Oct-1993		07-Apr-1997	29-Oct-2013
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Albihns Patentbyra Stockholm A		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Turkish Republic of Northern Cyprus

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C971			1401 14-Apr-1987	Registered 14-Apr-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA	C970			1400	Registered
				14-Apr-1987	14-Apr-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

CHIQUITA	C968			1399	Registered
				14-Apr-1987	14-Apr-2015
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Turkish Republic of Northern Cyprus

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C1339	4459		4459	Registered
		15-Apr-1998		15-Apr-1998	15-Apr-2019
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Stock Industrial Property Serv		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

CHIQUITA & Design (’86 version)	C339	3186		3186	Registered
		28-Sep-1992		28-Sep-1992	28-Sep-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Kazim and Enis Dundar		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design (’86 version)	C1338	4460		4460	Registered
		15-Apr-1998		15-Apr-1998	15-Apr-2019
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Stock Industrial Property Serv		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: United Arab Emirates

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2855	None - cauti		none 01-Apr-1990	Registered
Class(es):			Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Meat, fish, poultry and game, preserved, dried and cooked fruits and vegetables, jellies, jams, eggs, milk and dairy products, edible oils and fats, preserves, pickles; coffee, tea, cocoa, sugar, rice, tapioca, sago, coffee substitutes, flour, etc.

AMIGO	C2751	11611		8184	Registered
	United Arab Emirates	17-Jul-1995		27-Jan-1997	17-Jul-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Abu-Ghazaleh Intellectual Prop		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (’92 version)	C540	21873		14785	Registered
		28-May-1997	01-Dec-1997	26-Apr-1998	28-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Abu-Ghazaleh Intellectual Prop		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals.

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: United Arab Emirates

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHICO	C2750	11569		8183	Registered
		15-Jul-1995		27-Jan-1997	15-Jul-2015
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Abu-Ghazaleh Intellectual Prop		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-38
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

CHICO & Design (’90 version)	C572	21892	313	15334	Registered
		31-May-1997	01-Jan-1998	17-May-1998	31-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Abu-Ghazaleh Intellectual Prop		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-41
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUITS AND VEGETABLES

CHIQUITA	C485	17452		14578	Registered
		24-Jul-1996	01-Dec-1997	22-Apr-1998	24-Jul-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Abu-Ghazaleh Intellectual Prop		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	NON-ALCOHOLIC BEVERAGES

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: United Arab Emirates

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C410	15605		14541	Registered
		03-Apr-1996	01-Dec-1997	20-Apr-1998	03-Apr-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Abu-Ghazaleh Intellectual Prop		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	AGRICULTURAL, HORTICULTURAL AND FORESTRY PRODUCTS AND GRAINS NOT INCLUDED IN OTHER CLASSES; LIVING ANIMALS; FRESH FRUITS AND VEGETABLES; SEEDS, NATURAL PLANTS AND FLOWERS; FOODSTUFFS FOR ANIMALS, MALT

CHIQUITA & Design (’86 version)	C411	15606		15257	Registered
		03-Apr-1996	01-Jan-1998	13-May-1998	03-Apr-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Abu-Ghazaleh Intellectual Prop		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt in International Class 31.

CHIQUITA & Design (’86 version)	C2899	26799		21333	Registered
		30-May-1998		13-Jun-1999	30-May-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Abu-Ghazaleh Intellectual Prop		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: United Arab Emirates

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (’94 version)	C1311	26798		23248	Registered
		30-May-1998		24-Jan-2000	30-May-2008
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Saba & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-50
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	MINERAL AND AERATED WATERS AND OTHER NON-ALCOHOLIC DRINKS; FRUIT DRINKS AND FRUIT JUCIES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES

CHIQUITA WITH ARABIC LOGO	c4034	88058			Registered
		30-Nov-2006			30-Nov-2016
Class(es):	43 Int.		Attorney(s):	CLR CCG
Agent Name:	ABU-GHAZALEH/TMP AGENTS		Agent Ref:	4010930792
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-318
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 43 Int.
RESTAURANT SERVICES.

CHIQUITA WITH ARABIC LOGO	C4033	88057			Pending
		30-Nov-2006			30-Nov-2016
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	ABU-GHAZALEH/TMP AGENTS		Agent Ref:	4010930792
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-318
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 32 Int.
FRUIT JUICES AND FRUIT DRINKS.

Wednesday, March 26, 2008	Trademark List by Country	Page: 5

Country: United Arab Emirates

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA WITH ARABIC LOGO	C4032	88056			Pending
		30-Nov-2006			30-Nov-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	ABU-GHAZALEH/TMP AGENTS		Agent Ref:	4010930792
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-318
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 31 Int.
FRESH FRUITS; FRESH VEGETABLES.

CHIQUITA WITH ARABIC LOGO	c4031	88055			Registered
		30-Nov-2006			30-Nov-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	ABU-GHAZALEH/TMP AGENTS		Agent Ref:	4010930792
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-318
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Class : 29 Int.
FROZEN FRUITS AND VEGETABLES; BAGGED SALADS; READY TO COOK MEALS.

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: United Kingdom

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	C2786			929929	Registered
				23-Aug-1989	23-Aug-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-3
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:

AMIGO	C996	1578382		1578382	Registered
		15-Jul-1994		15-Jul-1994	15-Jul-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-7
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruits and vegetables

AMIGO & Design (’92 version)	C635	2131774		2131774	Registered
		06-May-1997		01-May-1998	06-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-8
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit and vegetables

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: United Kingdom

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C2237			1359573	Registered
		03-Oct-1988		27-Apr-1990	03-Oct-2015
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, Edible Ices, Ice Cream

CHIQUITA	C1217			902128	Registered
		25-Nov-1966		25-Nov-1987	25-Nov-2011
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Preserved, dried and cooked fruits and vegetables

CHIQUITA	C888	1589113		1589113	Registered
		25-Oct-1994		22-Dec-1995	25-Oct-2011
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bakery products; flour and preparations made from cereals, bread, pastry and confectionery; coffee, tea, salt, cocoa, sugar, rice; honey, treacle; yeast, baking powder; spices; all included in Class 30

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: United Kingdom

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA	C944			1115174	Registered
		31-May-1979		31-May-1986	31-May-2010
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Non-Alcohic Drinks, Preparations for Making Such Drinks and Syrups, Fruit Juices for use as a Beverage.

CHIQUITA	C1218			902129	Registered
		25-Nov-1966		25-Nov-1987	25-Nov-2011
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-47
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh Fruits and Fresh Vegetables

CHIQUITA & Design (’86 version)	C889	1589116		1589116	Registered
		25-Oct-1994		22-Dec-1995	25-Oct-2011
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Bakery products; flour and preparations made from cereals, bread, pastry and confectionery; coffee, tea, salt, cocoa, sugar, rice; honey, treacle; yeast, baking powder; spices; all included in Class 30

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: United Kingdom

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CHIQUITA & Design (’86 version)	C984	1506265		1506265	Registered
		10-Jul-1992		20-Aug-1993	10-Jul-2009
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:	M22235-CC/mw
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fresh fruits and vegetables

CHIQUITA & Design (’86 version)	C2236			1359552	Registered
				03-Oct-1988	03-Oct-2015
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Confectionary, Edible Ices, Ice Cream

CHIQUITA & Design (’86 version)	C2235			1359551	Registered
				03-Oct-1988	03-Oct-2015
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-49
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Fruits and Vegetables, All Being Preserved, Dried or Cooked; Jellies and Jams

Wednesday, March 26, 2008	Trademark List by Country	Page: 5

Country: United Kingdom

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

CONSUL	C2242	1370791		1370791	Registered
		23-Jan-1989		15-Jul-1994	23-Jan-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-112
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit, fresh vegetables, all included in Class 31

CONSUL & Design in color	C2246	1374870		1374870	Registered
		28-Feb-1989		02-Jun-1995	28-Feb-2016
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-114
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fresh fruit, fresh vegetables, all included in class 31

FRUPAC	C2220			1313909	Registered
		23-Jun-1987		21-Oct-1988	23-Jun-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-128
Owner:	Sociedad Exportadora de Frusta		First Use Date:
Goods:	Fresh fruit included in class 31

Wednesday, March 26, 2008	Trademark List by Country	Page: 6

Country: United Kingdom

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRUPAC	C2185			1172030	Registered
				23-Mar-1982	23-Mar-2013
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-128
Owner:	Sociedad Exportadora de Frusta		First Use Date:
Goods:	FRESH FRUITS, FRESH VEGETABLES, FRESH NUTS, LIVE PLANTS, NATURAL FLOWERS AND SEEDS INCLUDED IN CLASS 31

FRUPAC & Design	C2219			1313908	Registered
				23-Jun-1987	23-Jun-2008
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-129
Owner:	Sociedad Exportadora de Frusta		First Use Date:
Goods:	Fresh fruit

QUITE POSSIBLY, THE WORLD’S PERFECT FOOD & OVAL DESIGN	C2263	1423724		1423724	Registered
		04-May-1990		18-Oct-1991	04-May-2017
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-194
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	FRESH FRUIT AND FRESH VEGETABLES

Wednesday, March 26, 2008	Trademark List by Country	Page: 7

Country: United Kingdom

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

SUN COCKTAIL	C995	1577508		1577508	Registered
		08-Jul-1994		08-Jul-1994	08-Jul-2011
Class(es):	32 Int.		Attorney(s):	CLR CCG
Agent Name:	Forrester Ketley & Co.		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-218
Owner:	Chiquita Brands, Inc.		First Use Date:
Goods:	Fruit juice and fruit juice drinks

THE CHIQUITA MAGIC BOX	C2343	2033172		2033172	Registered
		11-Sep-1995		19-Jul-1996	11-Sep-2015
Class(es):	20 Int.		Attorney(s):	CLR CCG
Agent Name:	Computer Patent Annuities		Agent Ref:
Client:	CHIQUITA BRANDS, INC.		Client Ref:	30186-225
Owner:	CHIQUITA BRANDS L.L.C.		First Use Date:
Goods:	Packaging containers; cases and boxes made wholly or pricipally of plastics material; returnable packaging containers used for shipping and displaying fresh fruit.

Wednesday, March 26, 2008	Trademark List by Country	Page: 1

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRESH EXPRESS	F270	1300256			Published
		03-May-2006	01-Nov-2006
Class(es):			Attorney(s):	CLR CCG
Agent Name:	RICHARDS BUELL SUTTON		Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-6
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	SALAD TOPPINGS, NAMELY, RAISINS, DRIED CRANBERRIES, DRIED CHERRIES, SHREDDED CHEESE, BACON BITS, BACON FLAVOURED SOY AND/OR VEGETABLE PROTEIN BITS, EGG CRUMBLES, CHOPPED PROCESSED NUTS, SUNFLOWER SEEDS, PINE NUTS, DRIED VEGETABLES AND FRUITS, CROUTONS, SESAME STICKS, CHEESE STICKS, DRIED NOODLES AND TORTILLA STRIPS.

FRESH EXPRESS & DESIGN	F280	1303096			Published
		26-May-2006	21-Mar-2007
Class(es):			Attorney(s):	CLR CCG
Agent Name:	RICHARDS BUELL SUTTON		Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-7
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	SALAD TOPPINGS, NAMELY, RAISINS, DRIED CRANBERRIES, DRIED CHERRIES, SHREDDED CHEESE, BACON BITS, BACON FLAVOURED SOY AND/OR VEGETABLE PROTEIN BITS, EGG CRUMBLES, CHOPPED PROCESSED NUTS, SUNFLOWER SEEDS, PINE NUTS, DRIED VEGETABLES AND FRUITS, SALAD TOPPINGS, NAMELY, CROUTONS, SESAME STICKS, CHEESE STICKS, DRIED NOODLES AND TORTILLA STRIPS

Wednesday, March 26, 2008	Trademark List by Country	Page: 2

Country: Canada

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

SUN RISE BAG DESIGN	F281	1303097			Published
		26-May-2006	06-June-2007
Class(es):			Attorney(s):	CLR CCG
Agent Name:	RICHARDS BUELL SUTTON		Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	30186-13
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	SALAD TOPPINGS, NAMELY, RAISINS, DRIED CRANBERRIES, DRIED CHERRIES, SHREDDED CHEESE, BACON BITS, BACON FLAVOURED SOY AND/OR VEGETABLE PROTEIN BITS, EGG CRUMBLES, CHOPPED PROCESSED NUTS, SUNFLOWER SEEDS, PINE NUTS, DRIED VEGETABLES AND FRUITS, SALAD TOPPINGS, CROUTONS, SESAME STICKS, CHEESE STICKS, DRIED NOODLES AND TORTILLA STRIPS

Wednesday, March 26, 2008	Trademark List by Country	Page: 3

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRESH EXPRESS & DESIGN (BLACK & WHITE)	F307				Pending
28-Nov-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref :	111135
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-7
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class: 31 Int.
FRESH FRUITS; FRESH VEGETABLES; LIVING ANIMALS; SEEDS; NATURAL FLOWERS; NATURAL PLANTS; FOOD STUFFS FOR ANIMALS; MALT; UNPROCESSED TIMBER; UNPROCESSED BEANS; PRODUCTS FOR ANIMAL LITTER

FRESH EXPRESS & DESIGN (BLACK & WHITE)	F305				Pending
28-Nov-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref :	111129
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-7
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class: 29 Int.
FROZEN FRUITS AND VEGETABLES; BAGGED SALADS; READY TO COOK MEALS; MEAT, FISH; POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATS; SALAD DRESSINGS; PRESERVES; FOOD PRODUCTS MADE FROM FISH; PREPARED NUTS; DRIED FUNGUS; ALBUMEN FOR FOOD

Wednesday, March 26, 2008	Trademark List by Country	Page: 4

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRESH EXPRESS & DESIGN (BLACK & WHITE)	F306				Pending
28-Nov-2007
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref :	111133
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-7
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class: 30 Int.
CREPES (PASTRY); PANCAKES; SANDWICHES; SPECIALTY TEAS; TEAS; FRESH READY TO COOK MEALS CONSISTING OF VEGETABLES AND OR MEAT (CONVENIENT FOOD PRODUCTS); CARTONED MEALS; COFFEE; SUGAR; CONFECTIONERY; HONEY; BREAD; DUMPLINGS; CEREAL PREPARATIONS; NOODLES; POP CORN; SOYA JUICE; STARCH FOR FOOD; EDIBLE ICES; COOKING SALT; SOYA SAUCE; FLAVOURINGS FOR CAKES (OTHER THAN ESSENTIAL OILS); LEAVEN; ESSENCES FOR FOODSTUFFS (EXCEPT ETHERIC ESSENCES AND ESSENTIAL OILS); PREPARATIONS FOR STIFFENING WHIPPED CREAM.

FRESH EXPRESS & DESIGN (COLOR)	F309				Pending
04-Dec-2007
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref :	111120
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-7
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class: 30 Int.
CREPES (PASTRY); PANCAKES; SANDWICHES; SPECIALTY TEAS; TEAS; FRESH READY TO COOK MEALS CONSISTING OF VEGETABLES AND OR MEAT (CONVENIENT FOOD PRODUCTS); CARTONED MEALS; COFFEE; SUGAR; CONFECTIONERY; HONEY; BREAD; DUMPLINGS; CEREAL PREPARATIONS; NOODLES; POP CORN; SOYA JUICE; STARCH FOR FOOD; EDIBLE ICES; COOKING SALT; SOYA SAUCE; FLAVOURINGS FOR CAKES (OTHER THAN ESSENTIAL OILS); LEAVEN; ESSENCES FOR FOODSTUFFS (EXCEPT ETHERIC ESSENCES AND ESSENTIAL OILS); PREPARATIONS FOR STIFFENING WHIPPED CREAM

Wednesday, March 26, 2008	Trademark List by Country	Page: 5

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRESH EXPRESS & DESIGN (COLOR)	F308				Pending
04-Dec-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref :	108342
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-7
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class: 29 Int.
FROZEN FRUITS AND VEGETABLES; BAGGED SALADS; READY TO COOK MEALS; MEAT, FISH; POULTRY AND GAME; MEAT EXTRACTS; PRESERVED, DRIED AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS; EGGS, MILK AND MILK PRODUCTS; EDIBLE OILS AND FATA; SALAD DRESSINGS; PRESERVES; FOOD PRODUCTS MADE FROM FISH; PREPARED NUTS; DRIED FUNGUS; ALBUMEN FOR FOOD

FRESH EXPRESS & DESIGN (COLOR)	F310				Pending
04-Dec-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:	Deacons		Agent Ref :	108437
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-7
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class: 31 Int.
FRESH FRUITS; FRESH VEGETABLES; LIVING ANIMALS; SEDS; NATURAL FLOWERS; NATURAL PLANTS; FOOD STUFFS FOR ANIMALS; MALT; UNPROCESSED TIMBER; UNPROCESSED BEANS; PRODUCTS FOR ANIMAL LITTER

Wednesday, March 26, 2008	Trademark List by Country	Page: 6

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRESH EXPRESS (IN CHINESE CHARACTERS)	C3536				Pending
05-Nov-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class: 31 Int.
Fresh fruits; fresh vegetables; living animals; plant seeds; natural flowers; natural plants; food stuffs for animals; malt; unprocessed timber; unprocessed beans; products for animal litter

FRESH EXPRESS (IN CHINESE CHARACTERS)	C3535				Pending
05-Nov-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref :
Client:	FRESH EXPRESS INCORPORATED		Client Ref:
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class: 29 Int.
Frozen fruits and vegetables; bagged salads; vegetable salads; fruit salads; soups; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; preserved, dried fruits and products; tinned fruits; tinned vegetables; dried mushrooms; jellies; jams; eggs, milk and milk products; edible oils and fats; salad dressings; preserves; food products made from fish; prepared nuts; dried fungus; albumen for food

Wednesday, March 26, 2008	Trademark List by Country	Page: 7

Country: China (Peoples Republic)

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

FRESH EXPRESS (IN CHINESE CHARACTERS)	C3533				Pending
05-Nov-2007
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class: 29 Int.
Frozen fruits and vegetables; bagged salads; vegetable salads; fruit salads; soups; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; preserved, dried fruits and products; tinned fruits; tinned vegetables; dried mushrooms; jellies; jams; eggs, milk and milk products; edible oils and fats; salad dressings; preserves; food products made from fish; prepared nuts; dried fungus; albumen for food

FRESH EXPRESS (IN CHINESE CHARACTERS)	C3534				Pending
05-Nov-2007
Class(es):	31 Int.		Attorney(s):	CLR CCG
Agent Name:			Agent Ref:
Client:	FRESH EXPRESS INCORPORATED		Client Ref:
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class 31 Int.
Fresh fruits; fresh vegetables; living animals; plant seeds; natural flowers; natural plants; food stuffs for animals; malt; unprocessed timber; unprocessed beans; products for animal litter

Fresh Express Technically Live Marks (w/ ITUs)

Reg./Ser. No.	Mark	Owner
2569875	FRESH EXPRESS	Fresh Express Incorporated
2531188	HAPPY HOLIDAY SALAD	Fresh Express Incorporated
2494146	LAUREL’S GARDEN	Fresh Express Incorporated
3141978	SO SWEET SO SIMPLE SO SMART	Fresh Express Incorporated
2501721	TENDER EARLY PICK	Fresh Express Incorporated
2589314	THE ONE WITH THE CHICKEN!	Fresh Express Incorporated
2473412	DELICATE EARLY PICK	Fresh Express Incorporated
2628598	CRAZY CAROL CARROT	Fresh Express, Inc.
2213546	ORIGINAL ICEBERG GARDEN SALAD	Fresh Express, Inc.
78-889537	PICK YOUR MIX	Fresh Express Incorporated
78-890703	DRESS WITH ZEST	Fresh Express Incorporated
78-944600	ADD EXTRA CRUNCH	Fresh Express Incorporated
77-024138	1 PICK A SALAD MIX 2 ADD EXTRA CRUNCH 3 BOOST THE FLAVOR 4 DRESS WITH ZEST	Fresh Express Incorporated
77-024185	1 PICK A SALAD MIX	Fresh Express Incorporated
77-024208	2 ADD EXTRA CRUNCH	Fresh Express Incorporated
77-024227	3 BOOST THE FLAVOR	Fresh Express Incorporated
77-024242	4 DRESS WITH ZEST	Fresh Express Incorporated
77-065698	FRESHSTICKS	Fresh Express Incorporated

Wednesday, March 26, 2008	Trademark List by Country	Page: 8

Country Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

LEAVES DESIGN	F272	778672		936380	Registered
		21-Apr-2006		29-May-2006	21-Apr-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:	06M0957
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-12
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class : 30 Int.

CROUTONS, SESAME STICKS, CHEESE STICKS (BREAD), DRIED NOODLES AND TORTILLA STRIPS.

LEAVES DESIGN	F271	778671		938321	Registered
		21-Apr-2006		14-Jun-2006	21-Apr-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:	06M0956
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-12
Owner:	FRESH EXPRESS INC		First Use Date:
Goods:	Class : 29 Int.

RAISINS, DRIED CRANBERRIES, DRIED CHERRIES, SHREDDED CHEESE, BACON BITS, BACON FLAVORED SOY AND/OR VEGETABLE PROTEIN BITS, EGG CRUMBLES, CHOPPED PROCESSED NUTS, SUNFLOWER SEEDS AND PINE NUTS; DRIED VEGETABLES AND FRUITS.

SUNRISE DESIGN	F276	778676		936381	Registered
		21-Apr-2006		29-May-2006	21-Apr-2016
Class(es):	30 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:	06M0961
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-13
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class : 30 Int.

CROUTONS, SESAME SICKS, CHEESE STICKS (BREAD), DRIED NOODLES AND TORTILLA STRIPS.

Wednesday, March 26, 2008	Trademark List by Country	Page: 9

Country Mexico

Trademark	Case Number	Application Number/Date	Publication Number/Date	Registration Number/Date	Status Next Renewal

SUNRISE DESIGN	F275	778675		938322	Registered
		21-Apr-2006		14-Jun-2006	21-Apr-2016
Class(es):	29 Int.		Attorney(s):	CLR CCG
Agent Name:	Olivares & Cia		Agent Ref:	06M0960
Client:	FRESH EXPRESS INCORPORATED		Client Ref:	35714-13
Owner:	FRESH EXPRESS INC.		First Use Date:
Goods:	Class : 29 Int.

RAISINS, DRIED CRANBERRIES, DRIED CHERRIES, SHREDDED CHEESE, BACON BITS, BACON FLAVORED SOY AND/OR VEGETABLE PROTEIN BITS, EGG CRUMBLES, CHOPPED PROCESSED NUTS, SUNFLOWER SEEDS AND PINE NUTS; DRIED VEGETABLES AND FRUITS.

TRADEMARK RECORDS BY COUNTRY	SCHEDULE 1

Owner	Trademark	Country	Appl. Date	No	Status	Agent

Client	File Reference	Next Renewal Date	Reg. Date	No.	Sub Status	Supervisor

CANADA

Fresh Express Incorporated	(DEVICE ONLY)	Canada	26-May-2006	1303096	Registered	RICHARDS BUELL SUTTON LLP

	4634-OFH	26-May-2021	26-May-2006	not registered		E. Lynn Perry

Class

Goods

(1) Salad toppings, namely, raisins, dried cranberries, dried cherries, shredded cheese, bacon bits, bacon flavored soy and/or vegetable protein bits, egg crumbles, chopped processed nuts, sunflower seeds, pine nuts, dried vegetables and fruits; Salad toppings, namely, croutons, sesame sticks, cheese sticks, dried noodles and tortilla strips.

Fresh Express Incorporated	(DEVICE ONLY)	Canada	26-May-2006	1303097	Registered	RICHARDS BUELL SUTTON LLP

	4634-OFH	26-May-2021	26-May-2006	not registered		E. Lynn Perry

(1) Salad toppings, namely, raisins, dried cranberries, dried cherries, shredded cheese, bacon bits, bacon flavored soy and/or vegetable protein bits, egg crumbles, chopped processed nuts, sunflower seeds, pine nuts, dried vegetables and fruits; Salad toppings, namely, croutons, sesame sticks, cheese sticks, dried noodles and tortilla strips.

Fresh Express Incorporated	FRESH EXPRESS	Canada	4-Jan-2006	1284911	Registered	TORYS LLP

Fresh Express Incorporated	4634-171	23-Jan-2022	23-Jan-2007	TMA680081		E. Lynn Perry

Class	Pre-cut fresh vegetables, pre-cut fresh fruits, salad kits consisting of precut vegetables or fruit and salad dressings, condiments, or dips.

Goods

Fresh Express Incorporated	FRESH EXPRESS	Canada	3-May-2006	1300256	Registered	RICHARDS BUELL SUTTON LLP

	4634-OFH	3-May-2021	3-May-2006	not registered		E. Lynn Perry

Class

Goods

(1) Salad toppings, namely, raisins, dried cranberries, dried cherries, shredded cheese, bacon bits, bacon flavored soy and/or vegetable protein bits, egg crumbles, chopped processed nuts, sunflower seeds, pine nuts, dried vegetables and fruits, croutons, sesame sticks, cheese sticks, dried noodles and tortilla strips.

Fresh Express Incorporated	FRESH EXPRESS & LEAVES LOGO	Canada	2-Jul-2004	1222358	Registered	TORYS LLP

Fresh Express Incorporated	4634-151	21-Jul-2020	21-Jul-2005	TMA644791		E. Lynn Perry

Class

Goods	(1) Cut, ready-to-serve fresh vegetables.

Fresh Express Incorporated	FRESH EXPRESS stylized	Canada	10-Sep-1991	689516	Registered	GOWLING LAFLEUR HENDERSON LLP

Fresh Express Incorporated	4634-152	18-Jan-2014	18-Jan-1999	TMA506645		E. Lynn Perry

Class

Goods	(1) Fresh vegetables, and fresh vegetables pre-cut and packaged for use in salads.

Fresh Express Incorporated	MEDITERRANEAN SUPREME	Canada	19-Jan-2007	1331983	Pending

Fresh Express Incorporated	4634-322 CA					E. Lynn Perry
Fresh Express Incorporated	PACIFICA! VEGGIE SUPREME	Canada	19-Jan-2007	1331983	Pending

Fresh Express Incorporated	4634-322CA					E. Lynn Perry

Fresh Express Incorporated	Sunrise Package Design	Canada	2-Jul-2004	1222352	Registered	TORYS LLP

Fresh Express Incorporated	4634-153	6-Dec-2020	6-Dec-2005	TMA654431		E. Lynn Perry

Class	(1) Packaged pre-cut ready to serve vegetable salads and salad kits.

Goods

UNITED STATES OF AMERICA

Fresh Express Incorporated	1 MIX 2 CRUNCH 3 FLAVOR 4 ZEST	United States of America	18-Oct-2006	77024115	Pending		DESIGN LOGO NOT AVAILABLE

Fresh Express Incorporated	4634-317					E. Lynn Perry

Class	29

Goods	Prepackaged garden and vegetable salads, salad dressing, salad accoutrements, namely, bacon bits, croutons, nuts, seeds, etc.

Fresh Express Incorporated	50/50 MIX	United States of America	8-Jun-2005	78646684	Registered

Fresh Express Incorporated	4634-147	5-Sep-2016	5-Sep-2006	3140699		E. Lynn Perry

Class	29

Goods	Fresh packaged vegetable salads comprised primarily of lettuces

Fresh Express Incorporated	ASIAN SUPREME	United States of America	11-Feb-2005	78565804	Registered

Fresh Express Incorporated	4634-136	20-Jun-2016	20-Jun-2006	3108155		E. Lynn Perry

Class	29

Goods	Precut fresh packaged fruits and vegetables; salad kits consisting of precut vegetables or fruits and salad dressings

Fresh Express Incorporated	B.L.T. CAESAR	United States of America	7-Oct-2004	78496501	Registered

Fresh Express Incorporated	4634-129	1-Aug-2016	1-Aug-2006	3125077	Supplemental	E. Lynn Perry

Class	29

Goods	Packaged pre-cut ready to serve vegetable salads and salad kits, consisting of vegetable salads, salad dressings, croutons, seeds, nuts, cheese, and/or vegetable protein bits having a bacon flavor

Fresh Express Incorporated	BABY! FLAVORFUL BLENDS & Circle Design	United States of America	3-May-2006	78876010	Registered

Fresh Express Incorporated	4634-149	28-Aug-2017	28-Aug-2007	3286149		E. Lynn Perry

Class	29

Goods	Fresh vegetable salads comprised primarily of lettuces

Fresh Express Incorporated	BOOST THE FLAVOR	United States of America	26-Jun-2006	78917395	Pending

Fresh Express Incorporated	4634-312				Allowance Issued	E. Lynn Perry

Class	29
Goods

Salad toppings to be sold in grocery stores, namely, bacon bits, bacon flavored soy protein, bits, bacon flavored vegetable protein bits, chicken, cheese, croutons, nuts, seeds, cooked vegetables, fresh vegetables, marinated vegetables, and dried vegetables, fresh fruit, dried fruit, salad dressings, meats, olives, eggs, corn chips, dried noodles, sesame sticks, tortilla strips

Fresh Express Incorporated	CAESAR SUPREME	United States of America	17-Jun-1997	75309861	Registered

Fresh Express Incorporated	4634-96	4-Aug-2008	4-Aug-1998	2178338		E. Lynn Perry

Class	29

Goods	prepackaged salads except macaroni, rice and pasta salads

Fresh Express Incorporated	CAESARLITE	United States of America	7-Oct-2004	78496511	Registered

Fresh Express Incorporated	4634-130	17-Jan-2016	17-Jan-2006	3047134		E. Lynn Perry

Class	29
Goods	Packaged pre-cut ready to serve vegetable salads and salad kits, consisting of vegetable salads, salad dressings and croutons

Fresh Express Incorporated	CAFÉ FRESH	United States of America	5-Mar-2003	78222163	Registered

Fresh Express Incorporated	4634-104	29-Jun-2014	29-Jun-2004	2859000		E. Lynn Perry

Class	29

Goods	29 Prepackaged fresh cut salads, and vegetables

Fresh Express Incorporated	CALIFORNIA CRISP	United States of America	23-Sep-2003	78304503	Registered

Fresh Express Incorporated	4634-116	24-Aug-2014	24-Aug-2004	28777711		E. Lynn Perry

Class	29

Goods	Precut, packaged fresh vegetables for salads
Fresh Express Incorporated	COOL WATERMELON	United States of America	17-Jan-2002	76360152	Registered

Fresh Express Incorporated	4634-6	27-May-2013	27-May-2003	2720004		E. Lynn Perry

Class	29
Goods	Precut packaged fruits and salads and snack kits comprised in part of precut fruit and salads
Fresh Express Incorporated	COOL WATERMELON GRAPE	United States of America	4-Jun-2001	76266565	Registered

Fresh Express Incorporated	4634-7	15-Apr-2013	15-Apr-2003	2707767		E. Lynn Perry

Class	29

Goods	Precut packaged fruits and salads
Fresh Express Incorporated	CRISP APPLE ORANGE	United States of America	30-Jul-2001	76292637	Registered

Fresh Express Incorporated	4634-9	6-May-2013	6-May-2003	2714741		E. Lynn Perry

Class	29

Goods	packaged, pre-cut fruits and fruit salads

Fresh Express Incorporated	DOUBLE CARROTS	United States of America	21-Jul-1999	75756214	Registered

Fresh Express Incorporated	4634-12	5-Sep-2010	5-Sep-2000	2384248		E. Lynn Perry

Class	29

Goods	FRESH CUT VEGETABLES AND FRESH PACKAGED SALADS
Fresh Express Incorporated	EVERYTHING BUT THE DRESSING	United States of America	6-Feb-2003	78211964	Registered

Fresh Express Incorporated	4634-103	31-Aug-2014	31-Aug-2004	2880392		E. Lynn Perry

Class	29

Goods	Garden salads; salad kits consisting primarily of lettuce, nuts, berries, fruits, cheese, and also including croutons; fresh precut packaged vegetables and fruits.

Fresh Express Incorporated	EXPERIENCE THE FRESHNESS	United States of America	28-Feb-2006	78825399	Registered

Fresh Express Incorporated	4634-301	10-Jul-2017	10-Jul-2007	3263184		E. Lynn Perry

Class	29

Goods	Packaged pre-cut ready to serve vegetable salads and salad kits, consisting of vegetable salads, salad dressings, croutons, seeds, nuts, cheese, and/or vegetable protein bits having a bacon flavor.
Fresh Express Incorporated	EXPERIENCE THE FRESHNESS & Design	United States of America	11-Apr-2006	78859413	Registered

Fresh Express Incorporated	4634-303	25-Sep-2017	25-Sep-2007	3299910		E. Lynn Perry

Class	29

Goods	Precut packaged fresh vegetables and garden salads

Fresh Express Incorporated	FIND INSPIRATION IN EVERY BAG	United States of America	21-Aug-2006	78956463	Pending

Fresh Express Incorporated	4634-314					E. Lynn Perry

Class	29

goods	Fresh precut packaged fruit and vegetable salads, salad toppings, namely, dried fruit and vegetables, bacon flavored soy protein bits, bacon flavored vegetable protein bits, cheese, meats

Class

goods	Salad dressing, salad accoutrements, namely, croutons, sesame sticks, dried noodles, tortilla strips

Fresh Express Incorporated	FLAVORFUL BABY! BLENDS	United States of America	18-Apr-2006	78864295	Registered

Fresh Express Incorporated	4634-304	9-Oct-2017	9-Oct-2007	3306885		E. Lynn Perry
Class	29

Goods	Packaged pre-cut ready to serve lettuces

Fresh Express Incorporated	FORKSTICKS	United States of America	15-Dec-2006	77065694	Pending

Fresh Express Incorporated	4634-324					E. Lynn Perry

Class	21

Goods	eating utensils in the nature of modified chopsticks
Fresh Express Incorporated	FRESH ADVANTAGE	United States of America	21-Feb-1991	75977005	Registered

Fresh Express Incorporated	4634-125	5-May-2018	5-May-1998	2155832		E. Lynn Perry

Class	31

Goods	fresh fruits and vegetables

Fresh Express Incorporated	FRESH EXPRESS	United States of America	15-Oct-1998	75571155	Registered

Fresh Express Incorporated	4634-13	2-May-2010	2-May-2000	2346673		E. Lynn Perry

Class	29

Goods	CUT READY-TO-SERVE FRESH VEGETABLES
Class	30

Goods	SALAD DRESSING

Class	31

Goods	Fresh Vegetables

Fresh Express Incorporated	FRESH EXPRESS	United States of America	5-Apr-2006	78854241	Pending	Lynda E. Roesch

	4634-OFH					E. Lynn Perry

Class	29
Goods	Salad toppings, namely, raisins, dried cranberries, dried cherries, shredded cheese, bacon bits, bacon flavored soy and/or vegetable protein bits, egg crumbles, namely dried egg bits, chopped processed nuts, sunflower seeds, pine nuts, dried vegetables and fruits.

Class	30

Goods	Salad toppings, namely croutons, sesame sticks, crackers in the nature of cheeds straws, dried noodles and tortilla strips
Fresh Express Incorporated	FRESH EXPRESS & Leaves Logo	United States of America	19-Jan-1999	75623223	Registered

Fresh Express Incorporated	4634-17	27-Jun-2010	27-Jun-2000	2363302		E. Lynn Perry

Class	29

Goods	CUT, READY-TO-SERVE FRESH VEGETABLES

Fresh Express Incorporated	FRESH EXPRESS & Leaves Logo	United States of America	16-Dec-2004	78534042	Registered
Fresh Express Incorporated	4634-132	13-Dec-2015	13-Dec-2005	3028912		E. Lynn Perry

Class	29
Goods	Precut fresh packaged fruits and vegetables, salad kits consisting of precut vegetables or fruits and salad dressings

Fresh Express Incorporated	FRESH EXPRESS & Shield Design	United States of America	5-Apr-2006	78854235	Pending
Fresh Express Incorporated	4634-132.1 OFH					E. Lynn Perry

Class	29
Goods	Salad toppings, namely raisins, dried cranberries, dried cherries, shredded cheese, bacon bits, bacon flavored soy and/or vegetable protein bits, egg crumbles, chopped processed nuts, sunflower seeds, pine nuts, dried vegetables and fruits.

Class	30

Goods	Salad toppings, namely croutons, sesame sticks, cheese sticks, dried noodles and tortilla strips
Fresh Express Incorporated	FRESH EXPRESS ALLIANCE FOR FRESH FOOD SAFETY	United States of America	20-Apr-2007	77162364	Pending

	4634-329					E. Lynn Perry
Fresh Express Incorporated	FRESH EXPRESS AMERICA’S FRESH COLE SLAW & Design	United States of America	24-Jun-1999	75736625	Registered

Fresh Express Incorporated	4634-18	19-Jun-2011	19-Jun-2001	2462558		E. Lynn Perry
Class	29
Goods	Cole slaw

Fresh Express Incorporated	FRESH EXPRESS PROMISE & Circle Design	United States of America	12-Apr-2008	78859869	Pending
Fresh Express Incorporated	4634-302					E. Lynn Perry

Class	29

Goods	Precut packaged fresh vegetables and garden salads

Class

Goods	Salad dressings

Fresh Express Incorporated	FRESH EXPRESS REAL! FRESH! FRUIT! & Design	United States of America	27-Jan-03	78207608	Registered		DESIGN LOGO NOT AVAILABLE

Fresh Express Incorporated	4634-100	27-Jul-14	27-Jul-04	2866618		E. Lynn Perry

Class	29

Goods	Precut fresh packaged fruits

Fresh Express Incorporated	FRESH EXPRESS SALAD SPOT & Design	United States of America	22-Jun-2005	78656137	Registered
Fresh Express Incorporated	4634-150	4-Dec-2017	4-Dec-2007	3349587		E. Lynn Perry
Class	29

Goods	Precut fresh packaged fruits and vegetables, salad kits consisting of precut vegetables or fruits and salad dressings
Fresh Express Incorporated	FRESH EXPRESS TAKEOUTS	United States Of America	7-Feb-2007	77101668	Pending

Fresh Express Incorporated	4634-327					E. Lynn Perry

Class	29
Goods	Prepackaged garden and vegetable salads, salad dressing, salad accoutrements, namely, bacon bits, croutons, nuts, seeds, prepared meats

Fresh Express Incorporated	FRESH FUNDS	United States of America	7-Feb-2008	77391269	Pending

	4634-335					E. Lynn Perry

Class	35
Goods

Consumer loyalty program or commercial, promotional, and/or advertising purposes in the field of fresh and packaged produce, namely administration of frequent buyer program that allows members to redeem points for prizes

Fresh Express Incorporated	FRESHNESS YOU CAN TASTE	United States of America	20-Dec-2005	78777261	Pending

Fresh Express Incorporated	4634-166				Allowance Issued	E. Lynn Perry

Class	29

Goods	Fruit salads; Pre-cut vegetable salad

Fresh Express Incorporated	FRUIT SNACKERS	United States of America	8-Feb-2002	76368557	Registered

Fresh Express Incorporated	4634-23	21-Oct-2013	21-Oct-2003	2776642		E. Lynn Perry

Class	29
Goods	packaged, precut fruits and fruit salads, including packaged snack kits consisting of precut fruits and fruit salads

Fresh Express Incorporated	FRUIT SNACKERS	United States of America	3-Jun-2002	76414075	Registered

Fresh Express Incorporated	4634-24	30-Mar-2014	30-Mar-2004	2826982		E. Lynn Perry

Class	29
Goods

Snack kits comprised primarily of packaged, precut fruits and fruit salads, dairy products, namely cheese, processed cheese and yogurt, and also containing snack foods, namely, bagels, crackers, granola, wheat-based snack products, and grain and cereal -based food bars.

Fresh Express Incorporated	FRUITABLES	United States of America	25-Feb-2005	78575374	Pending

Fresh Express Incorporated	4634-138					E. Lynn Perry

Class	29

Goods	Precut packaged fruit with accompanying dip

Fresh Express Incorporated	FRUITABLES	United States of America	6-Apr-2005	78602983	Pending

Fresh Express Incorporated	4634-140					E. Lynn Perry

Class	29

Goods	Cut fruit packed in plastic bowls and cut fruit packed in plastic bowls with a fruit dip
Fresh Express Incorporated	GOLDEN PINEAPPLE MEDLEY	United States of America	2-Jul-2003	78269990	Registered

Fresh Express Incorporated	4634-106	14-Mar-2016	14-Mar-2006	3067366		E. Lynn Perry

Class	29

Goods	Precut, packaged fresh fruits
Fresh Express Incorporated	GOURMET CAFE SALADS	United States of America	22-Nov-2006	77050290	Pending

Fresh Express Incorporated	4634-321				advertised	E. Lynn Perry

Class	29
Goods	pre-cut fruit and vegetable salads and salad kits comprised of pre-cut fruit, pre-cut vegetables, salad dressing, cheese, prepared meat, processed edible seeds, nut meats

Class	30

Goods	salad kits comprised of croutons, corn chips

Fresh Express Incorporated	GREEN & CRISP & Design	United States of America	2-Oct-2003	78308731	Registered		DESIGN LOGO NOT AVAILABLE

Fresh Express Incorporated	4634-121	19-Oct-2014	19-Oct-2004	2895732		E. Lynn Perry

Class	29

Goods	Precut, packaged fresh vegetables for salads
Fresh Express Incorporated	GREENER EUROPEAN	United States of America	14-Oct-1998	75569601	Registered

Fresh Express Incorporated	4634-26	1-Feb-2010	1-Feb-2000	2313742		E. Lynn Perry

Class	29

Goods	Garden Salads

Fresh Express Incorporated	ICEBERG LOVER’S	United States Of America	13-Aug-1999	75775664	Registered

Fresh Express Incorporated	4634-28		5-Jun-2001	2458415		E. Lynn Perry

Class	29

Goods	Fresh cut vegetables and garden salads, salad kits comprised of mixed garden salad and salad dressing
Fresh Express Incorporated	IMAGINE THE FLAVOR	United States of America	19-Jun-2006	78911789	Pending

Fresh Express Incorporated	4634-309					E. Lynn Perry

Class	29
Goods	Precut packaged garden, fruit, and vegetable salads, and salad toppings, namely, dried fruit and ried vegetables, bacon flavored soy protein bits, bacon flavored vegetable protein bits
Class	30

Goods	Salad dressing, salad acoutrements, namely, croutons, sesame sticks, dried noodles, tortilla strips

Fresh Express Incorporated	KEEP-CRISP	United States of America	14-Oct-1998	75569917	Registered

Fresh Express Incorporated	4634-29	19-Sep-2010	19-Sep-2000	2388846	Supplemental	E. Lynn Perry

Class	29

Goods	Garden salads

Fresh Express Incorporated	KEEP-CRISP	United States of America	26-Apr-2007	77167050	Pending

	4634-29.1					E. Lynn Perry

Class	29
Goods	Plastic food storage bags for food packaging, sold as an integral component of fresh cut produce, namely, cut fruits, cut vegetables and pre-cut vegetable salads

Fresh Express Incorporated	Leaves Design	United States of America	27-Aug-1999	75786914	Registered
Fresh Express Incorporated	4634-31	16-May-2010	16-May-2000	2350349		E. Lynn Perry

Class	29
Goods	FRESH CUT FRUITS AND VEGETABLES AND GARDEN SALADS, SALAD KITS COMPRISED OF MIXED GARDEN SALAD AND SALAD DRESSING

Fresh Express Incorporated	Leaves Design	United States of America	5-Apr-2008	78854912	Pending
Fresh Express Incorporated	4634-31.1 OFH				Allowance Issued	E. Lynn Perry

Class	29
Goods	Salad toppings namely, raisins, dried cranberries, dried cherries, shredded cheese, bacon bits, bacon flavored soy and/or vegetable protein bits, egg crumbles, chopped processed nuts, sunflower seeds, pine nuts, dried vegetables and fruits.

Class	30

Goods	Salad toppings, namely, croutons, sesame sticks, cheese sticks, dried noodles and tortilla strips

Fresh Express Incorporated	LETTUCE TRIO	United States of America	25-Sep-2003	78305662	Registered

Fresh Express Incorporated	4634-118	22-Feb-2015	22-Feb-2005	2928418	Supplemental	E. Lynn Perry

Class	29

Goods	Prepackaged vegetable salads and salad kits
Fresh Express Incorporated	LETTUCE TRIO & Design	United States of America	2-Oct-2003	78308724	Registered		DESIGN LOGO NOT AVAILABLE

Fresh Express Incorporated	4634-119	19-Oct-2014	19-Oct-2004	2895731		E. Lynn Perry

Class	29

Goods	Prepackaged vegetable salads
Fresh Express Incorporated	Lettuce Trio Package Design	United States of America	7-Oct-2003	78310651	Registered

Fresh Express Incorporated	4634-120	12-Dec-2016	12-Dec-2006	3185035		E. Lynn Perry
Class	29
Goods	29 Precut, packaged ready-to-serve vegetable salads, salad kits, and precut fresh vegetables for salads
Fresh Express Incorporated	MAKE IT A MEAL TONIGHT!	United States of America	28-Mar-2001	76233880	Registered

Fresh Express Incorporated	4634-34	18-Jun-2012	18-Jun-2002	2581704		E. Lynn Perry

Class	29

Goods	Packaged, pre-cut, ready to serve vegetable salads and salad kits, consisting of vegetable salads, salad dressings, croutons, seeds, nuts, cheese, and/or vegetable protein bits having a bacon flavor
Fresh Express Incorporated	MAKE TONIGHT SALAD NIGHT!	United States of America	28-Mar-2001	76233881	Registered

Fresh Express Incorporated	4634-35	11-Jun-2012	11-Jun-2002	2578100		E. Lynn Perry

Class	29

Goods	Packaged, pre-cut, ready to serve vegetable salads and salad kits, consisting of vegetable salads, salad dressings, croutons, seeds, nuts, cheese, and/or vegetable protein bits having a bacon flavor
Fresh Express Incorporated	MEDITERRANEAN SUPREME	United States of America	22-Nov-2006	77050306	Registered

Fresh Express Incorporated	4634-323	16-Oct-2017	16-Oct-2007	3310719		E. Lynn Perry

Class	29

Goods	Packaged fresh pre-cut vegetable salads and salad kits comprised of packaged fresh pre-cut vegetable salads, cheese, croutons, salad dressing.
Fresh Express Incorporated	MORE CARROT GOODNESS THAN OUR REGULAR ICEBERG SALA	United States of America	11-Sep-2003	78299439	Registered

Fresh Express Incorporated	4634-115	29-Mar-2015	29-Mar-2005	2936112		E. Lynn Perry

Class	29

Goods	Prepackaged vegetable salads

Fresh Express Incorporated	MORE CARROTS AMERICAN	United States of America	14-Oct-1998	75569621	Registered

Fresh Express Incorporated	4634-36	8-Feb-2010	8-Feb-2000	2315991		E. Lynn Perry

Class	29

Goods	Garden salad
Fresh Express Incorporated	ORIGINAL ICEBERG GARDEN SALAD	United States of America	14-Mar-2006	78837141	Registered

Fresh Express Incorporated	4634-37.1	12-Dec-2016	12-Dec-2006	3183887		E. Lynn Perry

Class	29

Goods	Prepackaged fresh cut garden salads
Fresh Express Incorporated	PACIFICA! VEGGIE SUPREME	United States of America	22-Nov-2006	77050305	Pending

Fresh Express Incorporated	4634-322					E. Lynn Perry

Class	29

Goods	Packaged fresh pre-cut vegetable salads and salad kits comprised of packaged fresh pre-cut vegetable salads, edible seeds, soy nuts, salad dressing

fresh Express Incorporated	PREMIUM ROMAINE & Design	United States of America	3-Oct-2003	78309406	Registered
fresh Express Incorporated	4634-123	14-Dec-2014	14-Dec-2004	2910836		E. Lynn Perry

Class	29

Goods	Precut, packaged fresh vegetables for salads
Fresh Express Incorporated	R REDI-CUT FOODS, INC. (stylized)	United States of America	13-Apr-1992	74265112	Registered
Fresh Express Incorporated	4634-99	1-Dec-2012	1-Dec-1992	1736904		E. Lynn Perry
Class	31

Goods	fresh pre-cut vegetables
Fresh Express Incorporated	REAL! FRESH! FRUIT! & 3-Pack Side Label Design	United States of America	21-Aug-2002	78156592	Registered		DESIGN LOGO NOT AVAILABLE
Fresh Express Incorporated	4634-78	13-Apr-2014	13-Apr-2004	2833193		E. Lynn Perry

Class	29

Goods	Precut fresh packaged fruits
Fresh Express Incorporated	REAL! FRESH! FRUIT! & Circumference Label Design	United States of America	21-Aug-2002	78156595	Registered

Fresh Express Incorporated	4634-77	29-Jun-2014	29-Jun-2004	2858841		E. Lynn Perry	DESIGN LOGO NOT AVAILABLE Design
Fresh Express Incorporated	REAL! FRESH! FRUIT! (stylized)	United States of America	17-Oct-2002	78175631	Registered		DESIGN LOGO NOT AVAILABLE

Fresh Express Incorporated	4634-95	30-Mar-2014	30-Mar-2004	2827812		E. Lynn Perry

Class	29

Goods	Precut packaged fruits and salads

Fresh Express Incorporated	REAL! FRESH! FRUIT! FRUIT SNACKERS! & Label Design	United States of America	21-Aug-2002	78156598	Registered		DESIGN LOGO NOT AVAILABLE

Fresh Express Incorporated	4634-79	1-Jun-2014	1-Jun-2004	2847447		E. Lynn Perry

Class	29

Goods	Precut fresh packaged fruits, crackers, sold a as unit

Fresh Express Incorporated	ROYAL BLEND	United States of America	6-Mar-2001	76221150	Registered

Fresh Express Incorporated	4634-44	14-Jun-2015	14-Jun-2005	2961624		E, Lynn Perry

Class	29

Goods	Packaged pre-cut ready to serve vegetable salads and salad kits
Fresh Express Incorporated	SALAD BAR EXPRESS	United States of America	23-Sep-2005	78719905	Pending

Fresh Express Incorporated	4634-165					E. Lynn Perry

Class	29

Goods	Garden vegetable and fruit salads; salad kits consisting primarily of lettuce, nuts, berries, fruits, cheese, chicken, bacon bits, nuts and croutons
Fresh Express Incorporated	SALSA! ENSALADA SUPREME	United States of America	13-Jan-2005	78547363	Registered

Fresh Express Incorporated	4634-134	3-Oct-2016	3-Oct-2006	3152061		E. Lynn Perry

Class	29						DESIGN LOGO NOT AVAILABLE

Goods	Precut fresh packaged vegetables, salad kits consisting of precut vegetables, cheese, tortilla strips and salad dressing

Fresh Express Incorporated	SHREDS!	United States of America	30-Mar-2005	78598554	Registered
Fresh Express Incorporated	4634-53	27-Nov-2017	27-Nov-2007	3343791		E. Lynn Perry
Class	29
Goods	Prepackaged lettuce

Fresh Express Incorporated	SIMPLY FOR SALADS	United States of America	2-Jun-2006	78899157	Pending
Fresh Express Incorporated	4634-308				Allowance Issued	E. Lynn Perry
Class	29

Goods	Precut packaged fruit, vegetable, and garden salads and salad toppings, namely, bacon bits, processed nuts, processed edible seeds, dried vegetable bits, bacon flavored soy protein bits and bacon flavored vegetable protein bits
Class	30
Goods	Salad toppings, namely croutons, sesame sticks, dried noodles, tortilla chips and salad dressings

Fresh Express Incorporated	STAY FRESH SEAL	United States of America	23-Mar-2007	77139358	Pending
Fresh Express Incorporated	4634-328					E. Lynn Perry
Class	16
Goods	Plastic food storage bags containing fresh cut produce; fresh cut produce

Fresh Express Incorporated	Sunrise Design	United States of America	5-Apr-2006	78854229	Pending
Fresh Express Incorporated	4634-58.1 OFH				advertised	E. Lynn Perry
Class	29
Goods	Salad toppings, namely, raisins, dried cranberries, dried cherries, shredded cheese, bacon bits, bacon flavored soy and/or vegetable protein bits, egg crumbles, chopped processed nuts, sunflower seeds, pine nuts, dried vegetables and fruits.
Class	30
Goods	Salad toppings, namely, croutons, sesame sticks, cheese sticks, dried noodles and tortilla strips

Fresh Express Incorporated	Sunrise Design (Everything but the Dressing)	United States of America	5-Sep-2003	78296912	Registered

Fresh Express Incorporated	4634-108	15-Mar-2015	15-Mar-2005	2932855		E. Lynn Perry

Class	29

Goods	Salad kits consisting primarily of lettuce, vegetables, nuts and berries

Fresh Express Incorporated	Sunrise Organic Package Design	United States of America	23-Sep-2002	78167078	Registered

Fresh Express Incorporated	4634-91	7-Aug-2017	7-Aug-2007	3275997		E. Lynn Perry

Class	29

Goods	Packaged pre-cut ready to serve vegetable salads, fruit salads and salad kits, comprised of precut fruits, vegetables and salad dressing

Fresh Express Incorporated	Sunrise Package Design	United States of America	24-Apr-2001	76246252	Registered

Fresh Express Incorporated	4634-58	11-Mar-2013	11-Mar-2003	2694754		E. Lynn Perry

Class	29

Goods	PACKAGED PRE-CUT READY TO SERVE VEGETABLE SALADS AND SALAD KITS

Fresh Express Incorporated	SWEET MELON MEDLEY	United States Of America	4-Jun-2001	76286564	Registered

Fresh Express Incorporated	4634-59	15-Apr-2013	15-Apr-2003	2707766		E. Lynn Perry

Class	29

Goods	PRECUT PACKAGED FRUITS AND SALADS

Fresh Express Incorporated	T4G	United States of America	26-Jun-2006	78917276	Allowed to Lapse

Fresh Express Incorporated	4634-311					E. Lynn Perry

Class	16

Goods	Recipe cards containing recipes

Class	41

Goods	Contests and incentive award programs to encourage teenagers to set up and achieve goals relating to fitness, healthy eating and creation of salad recipes

Fresh Express Incorporated	TASTE HOW GOOD SALADS CAN BE!	United States of America	16-Oct-2000	76148679	Registered

Fresh Express Incorporated	4634-61	2-Apr-2012	2-Apr-2002	2555381		E. Lynn Perry

Class	29

Goods	PACKAGED PRE-CUT READY TO SERVE VEGETABLE SALADS AND SALAD KITS

Fresh Express Incorporated	TEENS 4 GREENS	United States of America	19-Jun-2006	78911816	registered

Fresh Express Incorporated	4634-310	4-Dec-2017	4-Dec-2007	3350300		E. Lynn Perry

Class	41

Goods	Sponsoring contests and incentive award programs to encourage teenagers to set up and achieve goals relating to fitness, healthy eating, salads, and creation of salad recipes

Fresh Express Incorporated	TEENS FOR GREENS	United States of America	11-May-2007	77178954	Registered

	4634-305.1	11-Dec-2017	11-Dec-2007	3351871		E. Lynn Perry

Class	16

Goods	Recipe cards containing recipes

Fresh Express Incorporated	TEENS FOR GREENS	United States of America	22-May-2006	78889432	Registered

Fresh Express Incorporated	4634-305	11-Sep-2017	11-Sep-2007	3290870		E. Lynn Perry

Class	41

Goods	Sponsoring contests and incentive award programs to encourage teenagers to set up and achieve goals relating to fitness, healthy eating, salads and creation of salad recipes.

Fresh Express Incorporated	THOROUGHLY WASHED FRESH FROM NATURE & Design	United States of America	23-Sep-2003	78304508	Registered		DESIGN LOGO NOT AVAILABLE

Fresh Express Incorporated	4634-109	14-Dec-2014	14-Dec-2004	2910811		E. Lynn Perry

Class	29

Goods	Packaged pre-cut ready to serve vegetable salads, fruit salads and salad kits comprised of precut fruits, vegetables and salad dressing

Fresh Express Incorporated	TRIPLE HEARTS	United States of America	11-Sep-2003	78299428	Registered

Fresh Express Incorporated	4634-111	12-Jul-2015	12-Jul-2005	2968915		E. Lynn Perry

Class	29

Goods	Prepackaged vegetable salads

Fresh Express Incorporated	VEGGIE LOVER’S	United States of America	14-Oct-1998	75570130	Registered

Fresh Express Incorporated	4634-66	28-Feb-2010	29-Feb-2000	2323505		E. Lynn Perry

Class	29

Goods	GARDEN SALADS

Fresh Express Incorporated	VEGGIE SUPREME SALAD	United States of America	7-Jul-2003	78270960	Registered

Fresh Express Incorporated	4634-107	1-Feb-2015	1-Feb-2005	2924362		E. Lynn Perry

Class	29

Goods	Packaged precut fresh vegetables and salad dressing

Fresh Express Incorporated	WHY WE’RE SO FRESH	United States of America	27-Jul-1999	75761646	Registered

Fresh Express Incorporated	4634-67	25-Apr-2010	25-Apr-2000	2345719		E. Lynn Perry

Class	29

Goods	FRESH CUT VEGETABLES AND GARDEN SALADS

Fresh Express Incorporated	WHY WE’RE SO FRESH! & Design	United States of America	19-Jan-1999	75622887	Registered

Fresh Express Incorporated	4634-68	22-Feb-2010	22-Feb-2000	2321207		E. Lynn Perry

Class	29

Goods	CUT, READY-TO-SERVE FRESH VEGETABLES
TM Administrator - END OF REPORT					IPPO WebTMS: printed 24 Mar 2008 15:20

SCHEDULE 2

Trademark Records by Country

Owner Client	Trademark File Reference	Country Next Renewal Due	Appl. Date Reg. Date	No No.	Status Sub Status	Agent Supervisor

United States of America
Fresh Express Incorporated	R REDI-CUT FOODS, INC. (stylized)	United States of America	13-Apr-1992	74265112	Registered
Fresh Express Incorporated	4634-99	1-Dec-2012	1-Dec-1992	1736904		E. Lynn Perry
Class	31

Goods	fresh pre-cut vegetables

TM Administrator - END OF REPORT	IPPO WebTMS: printed 24 Mar 2008 15:21

Trademark Records by Country

Owner Client	Trademark File Reference	Country Next Renewal Due	Appl. Date Reg. Date	No. No.	Status Sub Status	Agent Supervisor

Canada

Transfresh Corporation	TECTROL	Canada	23-Sep-1963	0277939	Registered	Borden Ladner Gervais LLP E. Lynn Perry

Transfresh Corporation	4731-22	22-Oct-2010	22-Oct-1965	TMA142409

Class

Goods	(1) Apparatus for controlling a plant stimulation environment as to the make-up of the atmosphere, temperature and humidity, namely, gaseous generators, atmosphere generators, combustion equipment, atmosphere conditioners, elevated and subterranean ducting, and parts thereof. (2) Apparatus for conveying and/or altering the make-up of storage atmosphere, namely, gas absorbers, gas pumps, atmosphere conditioners, molecular sieves, filters, elevated and subterranean ducting, and parts thereof.

Transfresh Corporation	TECTROL	Canada	23-Sep-1963	0277940	Registered	Borden Ladner Gervais LLP E. Lynn Perry
Transfresh Corporation	4731-23	5-Mar-2010	5-Mar-1965	TMA139436

Class

Goods	(1) Services for the determination of a storage environment as to temperature, humidity and makeup of the gaseous atmosphere; services relating to the installation, operation and maintenance of gaseous atmosphere generating and producing equipment to establish and maintain the desired storage gaseous atmosphere in refrigerated containers, refrigerated truck trailers, and refrigerated warehouses; services relating to the installation, operation and maintenance of refrigeration equipment in containers, truck trailers and warehouses; construction and modification of such containers, truck trailers and warehouses to retain the required gaseous atmosphere and to achieve the other required storage environmental conditions; services relating to proper storage techniques such as product loading, unloading, packaging and stacking in such containers, truck trailers and warehouses; services relating to the determination of an environment for controlling plant growth such as temperature, humidity, light and make-up of the gaseous atmosphere; and services relating to the installation, operation and maintenance of generating equipment for producing the gaseous atmosphere to control plant growth.

Transfresh Corporation	TECTROL	Canada	3-Jan-1967	0301915	Registered	Borden Ladner Gervais LLP E. Lynn Perry
Transfresh Corporation	4731-24	17-Nov-2012	17-Nov-1967	TMA154207
Class

Goods	(1) Fresh fruits and vegetables.

Transfresh Corporation	TRANSFRESH & Design	Canada	13-Apr-1977	0409559	Registered	Borden Ladner Gervais LLP E. Lynn Perry
Transfresh Corporation	4731-7	16-Feb-2009	16-Feb-1979	TMA231822
Class

Goods	(1) Provision of specific artificial gaseous atmospheres to containers for food, including truck tanks, ship holds, containers and specific food shipping packages.

United States of America

Transfresh Corporation	FRESH FLOWER SOLUTION	United States of America	17-Dec-2007	7754190	Pending	E. Lynn Perry E. Lynn Perry
	4731-61

Class	39

Goods	Preparation and packaging of live plants and cut flowers for transport, for the preservation of their freshness, quality and appearance; Transportation services, namely, modifying, controlling monitoring the packaging and shipment of live plants and cut flowers for the preservation of their freshness, quality and appearance, and managing the transportation process for live plants and cut flowers by modifying the atmosphere of the transport containers, cold chain monitoring, and related quality assurance packages for atmosphere-controlled shipment of live plants and cut flowers

Transfresh Corporation	TECTROL	United States of America	19-Oct-2001	76327387	Registered
Transfresh Corporation	4731-42	3-Jun-2013	3-Jun-2003	2720662		E. Lynn Perry

Class	39

Goods	preparing foodstuff packaging for transport by adding gas to the carrying containers, for the preservation of the foodstuff and its appearance

Transfresh Corporation	TRANSFRESH	United States of America	18-Jul-1995	74703025	Registered

Transfresh Corporation	4731-19	11-Feb-2017	11-Feb-1997	2036587		E. Lynn Perry
Class	1

Goods	gases and mixture of gases for preserving and maintaining the freshness appearance of fresh fruits, fresh vegetables, fresh meat, fresh vegetables, fresh meat, fresh poultry, fresh fish and fresh shellfish

Class	39

Goods	transportation by truck and trailer of gases, hardware, and plastic sheeting for use by others in providing gas-filled containers for fresh produce

Transfresh Corporation	TRANSFRESH	United States of America	26-Apr-2005	78616598	Registered

Transfresh Corporation	4731-45	31-Oct-2016	31-Oct-2006	3164771		E. Lynn Perry

Class	39

Goods	preparing foodstuff packaging for transport by adding gas to the carrying containers, for the preservation of the foodstuff and its appearance.

Tranfresh Corporation	TRANSFRESH INTELLIGENT COLD CHAIN	United States of America	31-Aug-2006	78964705	Pending	Lynda E. Roesch E. Lynn Perry

	4731-OFH

Class	9

Goods	Computer software that facilitates transportation of goods, namely, software that identifies location of refrigerated units and enables monitoring and control of atmosphere in refrigerated units.

Class	39

Goods	Providing electronic tracking of refrigerated freight information to others

TM Administrator - END OF REPORT	IPPO WebTMS: printed 24 Mar 2008 15:24

Verdelli Farms, Inc. Trademark Schedule

Trademark	Ser./App. No.	Registration No.	Filing Date	Registration Date	Full Goods/Services	Owner
CATCH A CARAMEL WAVE	SN:76-218704	RN:2,595,873	March 5, 2001	July 16, 2002	(Intl Class: 29) Packaged snack food consisting of sliced fresh fruit and dipping sauce	Verdelli Farms, Inc. (Pennsylvania Corp.) 7505 Grayson Road P.O. Box 4920 Harrisburg Pennsylvania, 17111
IF YOU LIKE FRESH, YOU’LL LOVE VERDELLI	SN:75-776391	RN:2,538,956	August 16, 1999	February 19, 2002	(Int’l Class: 29) Packaged fresh cut fruit and packaged garden salads	Verdelli Farms, Inc. (Pennsylvania Corp.) 7505 Grayson Road P.O. Box 4920 Harrisburg Pennsylvania, 17111
MISCELLANEOUS DESIGN DESIGN LOGO NOT AVAILABLE	SN:76-218705	RN:2,595,874	March 5, 2001	July 16, 2002	(Intl Class: 29) Packaged snack food consisting of sliced fresh fruit and dipping sauce	Verdelli Farms, Inc. (Pennsylvania Corp.) 7505 Grayson Road P.O. Box 4920 Harrisburg Pennsylvania, 17111
VERDELLI DESIGN LOGO NOT AVAILABLE	SN:75-776388	RN:2,452,546	August 16, 1999	May 22, 2001	(Int’l Class: 29) Packaged fresh cut fruit and packaged garden salads	Verdelli Farms, Inc. (Pennsylvania Corp.) 7505 Grayson Road P.O. Box 4920 Harrisburg Pennsylvania, 17111
VERDELLI and Design DESIGN LOGO NOT AVAILABLE	SN:75-776389	RN:2,452,547	August 16, 1999	May 22, 2001	(Int’l Class: 29) Packaged fresh cut fruit and packaged garden salads	Verdelli Farms, Inc. (Pennsylvania Corp.) 7505 Grayson Road P.O. Box 4920 Harrisburg Pennsylvania, 17111
VERDELLI and Design	SN:76-288017	RN:2,594,252	July 23, 2001	July 16, 2002	(Int’l Class: 29) Packaged fresh cut fruit and packaged garden salads	Verdelli Farms, Inc. (Pennsylvania Corp.) 7505 Grayson Road P.O. Box 4920 Harrisburg Pennsylvania, 17111

D&S has been advised that shaded registrations will be allowed to lapse – Sec. 8 & 15 Affidavits will not be filed prior to 7/16/08 deadline.

Schedule 4.01(n)(2)

List of Trade Names

Fresh Express

TransFRESH

Tectrol

Schedule 4.01(n)(3)

Copyrights

Chiquita Brands International, Inc.

Chiquita Brands L.L.C.

Copyrights and Copyright Licenses

OWNER	WORK	REG.NO.	REG DATE
Chiquita Brands, Inc.[1]	Banana ripening room sanitation - Equipment Circular No. 28 by John Nicholas Kelly	A82812 RE-87844	3/6/53 4/10/81
Chiquita Brands, Inc.	Chiquita Banana: Label	KK68963 RE-16971	10/15/51 3/29/79
Chiquita Brands, Inc.	Cruising the Caribbean with the Great White Fleet by Unified Promotion Advertising Inc.	KK58072 RE-16970 R-647978	1/25/51 3/20/79 Reg 1976 Renew 2004
Chiquita Brands, Inc.	Frozen banana pulp and chocolate coated bananas. Equipment Department circular no. 29. By John Nicholas Kelly.	A93573 RE-87843	5/21/53 4/10/81
Chiquita Brands, Inc.	General requirements for banana ripening plants. Equipment Department Circular No. 24 (rev.) By John Nicholas Kelly.	A85541 RE-87845	4/2/53 4/10/81
Chiquita Brands, Inc.	Manual de referencia acera de los defectos que afectan la apariencia, venta y consumo de bananos. By John Nicholas Kelley.	A136965 RE-120739	5/6/54 2/12/82
Chiquita Brands, Inc.	A Reference manual of blemishes affecting appearance, salability, and consumption of bananas. By John Nicholas Kelley, prepared by Equipment Department, Fruit Dispatch Company, subsidiary of United Fruit Company.	A130024 RE-120738	2/15/54 2/12/82
Chiquita Brands, Inc.	The Ruins of Zaculeu, Guatemala. By Richard B. Woodbury & Aubrey S. Trik.	A168252 RE-120737	4/4/54 2/12/82
Chiquita	Banana orange juice calypso. No. 1.	EU683004	8/31/60
Brands, Inc.	Ted Bates and Company, Inc.	RE-366649	1/5/88
Chiquita	Tropic Sun Tomatoes. By aUnited	KK150220	2/15/60

[1]	Former name of Chiquita Brands L.L.C.

OWNER	WORK	REG.NO.	REG DATE
Brands, Inc.	Fruit Company.	RE-368435	1/5/88
Chiquita Brands, Inc.	I am an idea by Walter C. McGovern	GU23459 RE-157429	7/8/54 2/24/83
Chiquita Brands, Inc.	Chiquita premium bananas. Keeps days longer. By United Fruit Company.	KK166856 RE-463423	6/8/62 1/4/90
Chiquita Brands, Inc.	Sling the new banaslang. By Batten, Barton, Durstine and Osborne, Inc.	KK121119 RE-92043	10/4/56 1/12/84
Chiquita Brands, Inc.	Banana ripening manual. By John Nicholas Kelley.	A25904 RE-102044	10/18/56 1/12/84
Chiquita Brands, Inc.	Dear Bronx Zoo, my mommy caught some bananimals. By Batten, Barton, Durstine and Osborne, Inc.	KK128033 RE-283823	8/1/57 1/2/85
Chiquita Brands, Inc.	What’s for lunch, mom? Please can I havabana tiday? [sic] by Batten, Barton, Durstine and Osborne, Inc.	KK132448 RE-238824	12/12/57 1/25/85
Chiquita Brands, Inc.	Chiquita’s banana puree. By Theo H. Freed.	KK129788 RE-238825	9/9/57 1/2/85
Chiquita Brands, Inc.	Banana ripening room sanitation. By John Nicholas Kelley.	A334250 RE-276694	5/5/58 1/2/86
Chiquita Brands, Inc.	It’s new Chiquita’s 100% pure mashed banana in ice cream and sherbets. By American Home Foods, division of American Home Products Corporation.	A386982 RE-319633	4/6/59 1/5/87
Chiquita Brands, Inc.	It’s new Chiquita’s 100% pure mashed banana in candies. By American Home Foods, division of American Home Products Corporation.	A386983 RE-319634	4/6/59 1/5/87
Chiquita Brands, Inc.	It’s new Chiquita’s 100% pure mashed banana for institutions baked goods and desserts. By American Home Foods, division of American Home Products Corporation.	A386984 RE-319635	4/6/59 1/5/87
Chiquita Brands, Inc.	It’s new Chiquita’s 100% pure mashed banana in baked goods. By American Home Foods, division of American Home Products Corporation.	A386985 RE-319636	4/6/59 1/5/87
Chiquita Brands, Inc.	Little snacker : UFCP 6301. (Videocassette)	PA-286713	Created 1986 Pub.4/21/86 Reg.4/28/86
Chiquita Brands, Inc.	Eating machines : UFJP-6302. (Videocassette)	PA-286748	Created 1986 Pub.4/14/86 Reg.4/28/86
Chiquita Brands, Inc.	Goodies have grown up	TXu-261434	Created 1986 Reg 4/30/86

OWNER	WORK	REG.NO.	REG DATE
Chiquita Brands, Inc.	Produce performance guide. By Vincent J. Hewitt	A482925 RE-368438	12/27/60 1/5/88
Chiquita Brands, Inc.	Presenting Almirante Lacatan. By Vincent J. Hewitt.	A429182 RE-368439	2/11/60 1/5/88
Chiquita Brands, Inc.	Banana ripening manual.. By V. J. Hewitt.	A517585 RE-415498	8/17/61 1/9/89
Chiquita Brands, Inc.	A Look into year round produce profits. By V. J. Hewitt.	A483067 RE-415497	1/25/61 1/9/89
Held in the former name of Borrower or a Borrower Affiliate	United Fruit Company; steel engraving by American Note Company V-103224	K570097 RE-319631	9/16/59 1/5/87
Held in the former name of Borrower or a Borrower Affiliate	United Fruit Company; steel engraving by American Note Company V-103212	K570099 RE-319633	9/23/59 1/5/87
Held in the former name of Borrower or a Borrower Affiliate	A Capital Gains Report, United Fruit Company	A454404 RE-393912	5/27/60 8/29/88
Held in the former name of Borrower or a Borrower Affiliate	Retail care of boxed bananas. By Fruit Dispatch Co.	A546388 RE-417109	1/19/61 1/9/89
Held in the former name of Borrower or a Borrower Affiliate	Banana Ripening Manual by United Fruit Sales Corp.	A723600 RE-581089	9/29/64 6/1/1992
Chiquita Brands, Inc.	Soccer Skills from Head to Toe: A Guide for Young Players and Their Parents - Videocassette	VA-380313	Pub 5/28/88 Reg 3/1/89
Chiquita Brands, Inc.	Astronomer	G10087 R-611304	Reg 8/6/48 Renew 1975
Chiquita Brands, Inc.	Baby	G10092 R-611307	Reg 8/6/48 Renew 1975
Chiquita Brands, Inc.	Banana boxing manual	AA108428 R-636849	Reg 1/20/49 Renew 1976

OWNER	WORK	REG.NO.	REG DATE
Chiquita Brands, Inc.	Banana handling equipment	A143611 R-653840	Reg 1/24/50 Renew 1977
Chiquita Brands, Inc.	Banana ripening manual.	AA143612 R-657354	Reg 12/27/49 Renew 1976
Chiquita Brands, Inc.	Boss	G10085 R-611303	Reg 8/6/48 Renew 1975
Chiquita Brands, Inc.	Bridesmaids	G10100 R-611313	Reg 8/6/48 Renew 1975
Chiquita Brands, Inc.	Cannibal	G10091 R-611306	Reg 8/6/48 Renew 1975
Chiquita Brands, Inc.	Captain Miles Standish	G10870 R-618184	Reg 11/19/48 Renew 1975
Chiquita Brands, Inc.	Chiquita Banana	KK17610 R-591936	Reg 8/27/47 Renew 1974
Chiquita Brands, Inc.	Chiquita Banana convinces the cannibal	M3745 R-592080	Reg 10/2/47 Renew 1974
Chiquita Brands, Inc.	Chiquita Banana goes north	M3755 R-592088	Reg 10/27/47 Renew 1974
Chiquita Brands, Inc.	Chiquita Banana helps the pie man	M3751 R-592085	Reg 10/27/47 Renew 1974
Chiquita Brands, Inc.	Chiquita Banana makes a better breakfast	M3748 R-592083	Reg 10/2/47 Renew 1974
Chiquita Brands, Inc.	Chiquita Banana on television	M3750 R-592084	Reg 8/9/47 Renew 1974
Chiquita Brands, Inc.	Chiquita Banana on the air	M3747 R-592082	Reg 10/2/47 Renew 1974
Chiquita Brands, Inc.	Chiquita Banana tells a fortune	M3748 R-595824	Reg 1/17/48 Renew 1975
Chiquita Brands, Inc.	Chiquita Banana wins a medal	M3754 R-595824	Reg 1/17/48 Renew 1975
Chiquita Brands, Inc.	Chiquita Banana’s beauty treatment	M3757 R-595823	Reg 1/17/48 Renew 1975
Chiquita Brands, Inc.	Chiquita Banana’s fan	M3752 R-592086	Reg 10/27/47 Renew 1974
Chiquita Brands, Inc.	Chiquita Banana’s magic	M3756 R-592822	Reg 1/17/48 Renew 1975
Chiquita Brands, Inc.	Chiquita Banana’s reception	M3749 R-591937	Reg 8/9/47 Renew 1974
Chiquita Brands, Inc.	Chiquita Banana’s school for brides	M3749 R-592081	Reg 10/2/47 Renew 1974
Chiquita Brands, Inc.	Chiquita Banana’s star attraction	M3753 R-592087	Reg 10/27/47 Renew 1974
Chiquita Brands, Inc.	Cinderella (before)	G10857 R-619218	Reg 11/19/48 Renew 1975
Chiquita Brands, Inc.	Cinderella (after)	G10856 R-618173	Reg 11/19/48 Renew 1975

OWNER	WORK	REG.NO.	REG DATE
Chiquita Brands Inc.	Discus thrower	G10861 R-618177	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Englishman	G10090 R-617636	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Eskimo	G10101 R-611314	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Father and baby	G10852 R-618170	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	First housewife	G10086 R-612625	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	First suitor	G10095 R-611309	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Girl	G10096 R-611310	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Gypsy	G10097 R-611311	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Hep cats	G10865 R-619220	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	How to be tops in your teens by Nancy Sandrett	A118519 RE-87842	11/4/53 4/0/81
Chiquita Brands Inc.	The Husband	G10862 R-618178	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Husband and wife	G10863 R-618179	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Indian	G10868 R-618182	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Joe	G10080 R-611302	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	John Alden	G10869 R-618183	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Kids	G10098 R-611312	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Kids in nursery picture	G10871 R-618185	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	The King	G10859 R-618175	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	King’s jester	G10860 R-618176	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	The King’s servant	G10858 R-618174	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Magician	G10088 R-611305	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Pedro	G10093 R-611308	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Pieman	G10099 R-617638	Reg 8/6/48 Renew 1975

OWNER	WORK	REG.NO.	REG DATE
Chiquita Brands Inc.	Prince	G10855 R-618172	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Proud Papa	G10089 R-617635	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Salesman	G10082 R-617634	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Second suitor	G10094 R-617637	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Simple Simon	G10081 R-617633	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	Tired housewife (before)	G10084 R-619565	Reg 8/6/48 Renew 1975
Held in the former name of Borrower or a Borrower Affiliate	Tired housewife (after)	G10083 R-619964	Reg 8/6/48 Renew 1975
Chiquita Brands Inc.	The tough customer	G10853 R-619217	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Waiters	G10864 R-619219	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Wolf pack	G10866 R-618180	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Ze cook	G10854 R-618171	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Produce manual	AA31197 R-590335	Reg 11/15/46 Renew 1973
Chiquita Brands Inc.	Tablemasters	JU-12894	Reg 1971 Renew 1999
Chiquita Brands Inc.	Lonely bobby soxer	G10867 R-618181	Reg 11/19/48 Renew 1975
Chiquita Brands Inc.	Chiquita Banana band	KK25107 R-612626	Reg 7/11/48 Renew 1975
Chiquita Brands Inc.	Chiquita Banana band	KK27924 R-612627	Reg 7/1/48 Renew 1975
Chiquita Brands Inc.	The Chiquita Banana cookbook	A-597044; A-834770	Reg 1974 Renew 2002 Reg 1975 Renew 2003
Chiquita Brands Inc.	Chiquita Banana’s rise ‘n’ shine guide	A-211167	Reg 1971 Renew 1999
Chiquita Brands Inc.	Chiquita Brand Bananas….a read and color book	A946792	Reg 1967 Renew 1995
Chiquita Brands Inc.	Keeps days longer, Tablemasters.	A240087	Reg 1970 Renew 1998

OWNER	WORK	REG.NO.	REG DATE
Chiquita Brands Inc.	People like bananas.	A44250	Reg 1968 Renew 1996
Chiquita Brands Inc.	Put the seal on the peel: the new banana game	A894733	Reg 1966 Renew 1994
Chiquita Brands Inc.	Smithfield chocolate flavored syrup	R390959	Reg 1966 Renew 1994
Chiquita Brands Inc.	The Undernourished American: Chiquita vegetables.	KK218052	Reg 1970 Renew 1998
Chiquita Brands Inc.	Banana ripening manual. Circular No. 14	R352272	Reg 1965 Renew 1993
Chiquita Brands Inc.	Banana ripening manual. By United Fruit Sales Corporation.	A723600 RE-581089	9/29/640 6/1/92
Chiquita Brands Inc.	Chiquita Brand Bananas.	A73469	Reg 1969 Renew 1997
Chiquita Brands Inc.	General requirements for banana ripening rooms.	R387665	Reg 1966 Renew 1994
Chiquita Brands Inc.	The People who bring you the top banana; no bring you the head lettuce; Chiquita lettuce	KK212695	Reg 1969 Renew 1997
Chiquita Brands Inc.	Unifruit, by John Nicholas Kelley	R478189	Reg 1970 Renew 1998
Chiquita Brands Inc.	Valery	A736144 RE-58190	6/1/64 6/1/92
Chiquita Brands Inc.	Your guide to greater profits.	KK217372	Reg 1970 Renew 1998
Chiquita Brands Inc.	Banana stock utilization and disposal; Equipment Circular No. 23 (rev.)	R591615	Reg 1974 Renew 2002
Chiquita Brands Inc.	Miss Chiquita supports healthy eating, kicking, passing, scoring, and dribbling	TX 2518377	Created 1988 Pub 10/10/88 Reg 3/1/89
Chiquita Brands International, Inc.	Feel Better. Videocassette of collected testimonial advertisements.	PA-607279	Pub 3/1/1993 Reg. 3/8/93
Chiquita Banana North America*	Chiquita RPM best practices. Videocassette by Ott Communications, Inc.	PA-768422	Pub 7/12/95 Reg. 10/4/95
Chiquita Banana North America*	The perfect banana (seed to consumer) Videocassette by Ott Communications, Inc.	PA-768423	Pub 1/30/94 Reg. 10/4/95
Chiquita Brands LLC	Farm management system/production computer program.	TXu-1-169- 418	Created 1997 Reg 6/4/2004

*Copyright is actually owned by Chiquita Brands L.L.C., but due to error was registered under Chiquita Banana North America.

OWNER	WORK	REG.NO.	REG DATE
Chiquita Brands LLC	Tropical human resource information system computer program.	TXu-1-179- 019	Created 2004 Reg 6/4/2004
Chiquita Brands LLC	Farm management system/labor computer program.	TXu-1-181- 469	Created 2002 Reg 6/4/2004
Chiquita Brands LLC	Farm management system/ARF computer program.	TXu-1-183- 511	Created 2003 Reg 6/4/2004
Chiquita Brands LLC	Farm management system/fruit desk computer program.	TXu-1-184- 210	Created 2004 Reg 6/8/2004
Chiquita Brands LLC	Materials and inventory (SAM) computer program	TXu-1-184- 319	Created 2004 Reg 6/4/2004
Chiquita Brands LLC	RWIF computer program	TXu-1-185- 015	Created 1999 Reg 6/4/2004

License Agreement between United Fruit Company (currently named Chiquita Brands International, Inc.) and Garth Montgomery, Leonard MacKenzie and William Wirges dated May 26, 1947 relating to the Chiquita song. This license is perpetual.

Transfresh Corp.

OWNER	WORK	REG.NO.	REG DATE
Transfresh Corp.	Fresh produce mixer and loading guide	TX2638239	12/20/88

Schedule 4.01(n)(4)

Patents & Patent Rights

PATENT APPLICATIONS

Country	Application #:	Filing Date:	Patent #:	Issue Date:
US	757,426	05-Sep-1968	3,489,119	13-Jun-1970
US	96,882	10-Dec-1970	3,722,230	27-Mar-1973
US	161,153	09-Jul-1971	3,692,100	19-Sep-1972
US	07/030,218	25-Mar-1987	4,811,837	14-Mar-1989
US	07/074,500	17-Jul-1987	D317,094	28-May-1991
US	07/128,633	04-Dec-1987	4,874,617	17-Oct-1989
US	07/190,897	06-May-1988	4,934,255	19-Jun-1990
US	07/273,691	21-Nov-1988	4,935,254	19-Jun-1990
US	07/405,526	12-May-1989	4,946,093	07-Aug-1990
US	07/391,418	09-Aug-1989	4,971,824	20-Nov-1990
US	07/405,143	07-Sep-1989	4,921,709	01-May-1990
US	07/418,134	06-Oct-1989	4,976-032	11-Dec-1990
US	07/563,254	06-Aug-1990	5,121,877	16-Jun-1992
US	07/777,195	16-Oct-1991	RE34,237	27-Apr-1993
US	08/079,357	17-Jun-1993	5,333,394	02-Aug-1994
US	08/142,587	25-Oct-1993	5,547,081	20-Aug-1996
US	08/160,890	30-Nov-1993	5,433,335	18-Jul-1995
US	08/279,241	21-Jul-1994	5,482,727	09-Jan-1996
US	08/293,518	19-Aug-1994	5,599,079	04-Feb-1997
US	08/342,085	18-Nov-1994	5,556,658	17-Sep-1006
US	08/359,346	19-Dec-1994	5,460,841	24-Oct-1995
US	08/534,498	27-Sep-1995	5,617,711	08-Apr-1997
US	08/545,271	19-Oct-1995	5,658,607	19-Aug-1997
US	08/741,263	30-Oct-1996	5,799,495	01-Sep-1998
US	08/781,824	10-Jan-1997	5,899,084	04-May-1999
US	08/792,250	31-Jan-1997	5,711,211	27-Jan-1998
US	08/933,799	19-Sep-1997	5,893,202	13-Apr-1999
US	09/291,887	14-Apr-1999	6,077,160	20-Jun-2000
US	10,980,529	03-Nov-2004
US	11/289,815	30-Nov-2005
US	11/427,166	28-Jun-2006
US	11/427,201	28-Jun-2006
US	11/464,336	14-Aug-2006
US	11/464,357	14-Aug-2006
US	11/627,394	26-Jan-2007
US	11/684,686	12-Mar-2007
US	11/758,793	06-Jun-2007

US	11/758,837	06-Jun-2007

Fresh Express and TransFresh U.S. Patents and Patent Applications

U.S. Patents
6,899,249	Tray for storing and transporting products
6,843,049	Systems and methods for harvesting fresh products
6,679,276	Apparatus and methods for washing the cored areas of lettuce heads during harvest
6,532,717	Method and apparatus for sealing a flexible bag to a pallet
6,470,795	Methods and apparatus for vacuum/gas flush treatment of produce
6,467,248	Method for processing freshly harvested leafy vegetables and subdivided, peeled fruit
6,435,347	Container for freshly harvested respiring leafy produce
6,379,731	Methods for vacuum/gas flush treatment for fresh produce
6,298,865	Apparatus and methods for washing the cored areas of lettuce heads during harvest
6,276,375	Apparatus and methods for washing cores of cored lettuce heads
6,196,237	Methods for washing cores of cored lettuce heads
6,189,299	Apparatus for cooling and packaging bulk fresh produce
5,994,272	Method of inhibition of head formation in lettuce
5,954,067	Method for washing cores of cored lettuce heads
5,872,721	Monitor-control systems and methods for monitoring and controlling atmospheres in containers
5,402,906	Fresh produce container system
5,354,569	Method of packaging lettuce for storing and shipping
5,346,089	Produce packaging and methods of sealing same
5,314,286	Apparatus for bagging product units
5,226,972	Methods and means for cleaning and cooling produce
5,111,639	Method and apparatus for bagging product units
5,046,302	Method and apparatus for bagging product units
5,014,495	Method and apparatus for bagging product units
4,987,745	Controlled environment transportation of respiring comestibles
4,821,489	Method and apparatus for sealing a flexible bag to a pallet

Non-Published Applications

U.S. Serial No. 12/027,230, filed February 6, 2008 - System and Method for processing and packaging fresh fruit in a controlled environment chamber

U.S. Serial No. 12/027,237, filed February 6, 2008 - Fresh pineapple spear pasteurization

U.S. Serial No. 11/065,165, filed February 24, 2005, System and method for automatic lettuce harvesting and coring

Published Applications

2008/0022534	Eating Utensil
2007/0220830	Methods and apparatus for preserving pallet units of fresh perishables in modified atmosphere bags
2006/0127551	Method and apparatus for washing fruits and vegetables
2006/0127537	Method and apparatus for coating fruits and vegetables
2005/0279404	Gas flush mixing system and method
2005/0199139	Method and apparatus for washing cored produce
2005/0066824	Produce corer
2004/0194375	Methods and apparatus for lettuce harvesting facilitation

Schedule 4.01(n)(5)

License Agreements

1.	License Agreement dated February 19, 2007 with Produce for Better Health Foundation and Chiquita Fresh North America L.L.C. and Fresh Express Incorporated for the U.S., Canada and Mexico.

2.	License Agreement between United Fruit Company (currently named Chiquita Brands International, Inc.) and Garth Montgomery, Leonard MacKenzie and William Wirges dated May 26, 1947 (Chiquita jingle). This license is perpetual.

3.	Amended and Restated License Agreement between Chiquita Brands, Inc. (currently named Chiquita Brands L.L.C.) and [*] dated 1/2/2008.

4.	Second Amended and Restated Product Ingredients Supply and Endorsement License Agreement between Chiquita Brands L.L.C. and Beech-Nut Nutrition Corporation dated 8/1/2007.

5.	License Agreement between Chiquita Brands, Inc. (currently named Chiquita Brands L.L.C.) and [*] dated April 7, 1999. Amended 5/3/2001. Amended 3/30/2003. Amended 2/23/05; Amended and Restated 6/30/2005; Renewed until 4/6/2009.

6.	License Agreement between Chiquita Brands, Inc. (currently named Chiquita Brands L.L.C.) and [*] dated January 22, 1999. Renewed through 12/31/04. Amended 9/1/2001. Amended 4/30/2003; Amended 12/15/04; Terminated 8/30/06. Agreement to allow existing inventory of packaging to be sold until 6/30/2008 for school bid commitments only.

7.	License Agreement between Chiquita Brands, Inc. (currently named Chiquita Brands L.L.C.) and Atlanta Aktiengesellschaft AG dated January 12, 1999.

8.	License Agreement between Chiquita Brands, Inc. (currently named Chiquita Brands L.L.C.) and Laysun (Far East) Limited dated August 7, 1998.

9.	License Agreement between Chiquita Brands, Inc. (currently named Chiquita Brands L.L.C.) and Chiquita-DeNadai Japan Limited dated August 7, 1998.

10.	License Agreement between Chiquita Brands, Inc. (currently named Chiquita Brands L.L.C.) and ZEUS Service, S.A. (currently named “Servicios Chiquita Chile Limitada”) and Exportadora Chiquita Limitada (currently named Exportadora Chiquita Chile Limitada”) dated September 15, 1998.

11.	License Agreement between Chiquita Brands, Inc. (currently named Chiquita Brands L.L.C.) and Meneu Distribucion, S.A. dated January 1, 1995.

12.	License Agreement between United Fruit Company B.V. (currently named Chiquita Banana Company B.V.) and Chiquita Packaged Goods Distributing S.R.L. dated August 30, 1993 (as amended). Agreement assumed by Chiquita Italia S.p.A. at the end of 2002 when the CPGD business was merged into Chiquita Italia S.p.A.

13.	Grant of Rights between Chiquita Brands International, Inc. and Chiquita Italia S.p.A. dated October 1, 1990.

14.	License Agreement between Chiquita Brands, Inc. (currently named Chiquita Brands L.L.C.) and Chiquita Brands International, Inc. dated February 14, 2001.

15.	License Agreement between Chiquita Brands, Inc. (currently named Chiquita Brands L.L.C.) and Chiquita International Limited dated November 1, 2001. Addendum 1 to Trademark License Agreement dated July 1, 2007.

16.	License Agreement between Chiquita Brands L.L.C. and [*] dated January 27, 2006.

17.	License Agreement between Chiquita Brands L.L.C. and [*] dated January 27, 2006.

18.	Co-Branding Agreement between Chiquita Brands L.LC. and [*] dated January 27, 2006.

19.	2005 License Agreement between Chiquita Brands L.L.C. and Chiquita Fruit Bar GmbH dated April 25, 2006.

20.	License Agreement among Chiquita Banana Company B.V., Chiquita International Limited and Chiquita Brands L.L.C. dated as of 1/1/2006.

21.	License Agreement between [*] and Chiquita Brands L.L.C. dated 11/20/2006.

22.	Trademark License Agreement between Chiquita Brands L.L.C. and [*] dated as of 11/18/2006.

23.	Trademark License Agreement between Chiquita Brands L.L.C. and [*] dated as of 11/18/2006.

24.	Trademark License Agreement between Chiquita Brands L.L.C. and [*] dated as of 11/18/2006.

25.	Trademark License Agreement between Chiquita Brands L.L.C. and [*] dated 12/31/2006, effective as of 1/1/2007.

26.	Trademark License Agreement between Chiquita Brands L.L.C., Chiquita International Limited and [*] dated January 30, 2007.

27.	Endorsement License Agreement between Chiquita Brands L.L.C. and [*] dated February 1, 2007.

28.	Trademark License Agreement between Fresh Express Incorporated and Atlanta AG dated June 27, 2007.

29.	License Agreement between [*] and Chiquita Brands L.L.C. dated January 27, 2006; Amended 1/25/2007; Amended 2/1/2007 (Schedule 1 Amendment); Amended [no date] (Schedule 2 Amendment); Amended [no date] (Schedule 3 Amendment);Amended 2/7/2007 (Schedule 4 Amendment); Amended 2/7/2007 (Schedule 5 Amendment).

30.	Trademark License Agreement between Chiquita Brands L.L.C. and [*] dated 12/31/2007, effective as of 1/1/2008.

31.	Product Merchandising Agreement dated April 1, 2005 by and between Fresh Express, Inc. and [*].

32.	Product Supply Agreement dated April 8, 2004 by and between Fresh Express Incorporated and [*].

33.	Agreement to Supply Packaged Salad Products dated February 1, 2004 by and between Fresh Express Incorporated and [*].

34.	Agreement to Supply Packaged Salad Products dated March 15, 2004 by and between Fresh Express Incorporated and [*].

35.	Agreement to Supply Packaged Salad Products dated December 1, 2003 by and between Fresh Express Incorporated and [*].

36.	Agreement to Supply Packaged Salad Products dated October 1, 2004 by and between Fresh Express Incorporated and [*].

37.	Product Supply Agreement dated April 8, 2004 by and between Fresh Express Incorporated, [*].

38.	Retail Products Broker Agreement dated January, 2002 by and between Fresh Express Incorporated and [*].

39.	Fresh Foods Agreement dated May 13, 2002 by and between Fresh Express and [*].

40.	Merchandising Agreement dated September 23, 2003 by and between Fresh Express, Inc. and [*].

41.	Product Merchandising Agreement dated March 15, 2004 by and between Fresh Express Incorporated and [*].

42.	Product Merchandising Agreement dated December 5, 2003 by and between Fresh Express Incorporated and [*].

43.	Product Merchandising Agreement dated November 14, 2003 by and between Fresh Express Incorporated and [*].

44.	Merchandising Agreement dated August 18, 2003 by and between Fresh Express and [*].

45.	Product Merchandising Agreement dated October 6, 2003 by and between Fresh Express Incorporated and [*].

46.	Product Supply Agreement dated April 8, 2004 by and between Fresh Express Incorporated and [*].

47.	Product Supply Agreement dated April 12, 2004 by and between Fresh Express Incorporated and [*].

48.	Product Supply Agreement dated April 5, 2004 by and between Fresh Express Incorporated and [*].

49.	Product Merchandising Agreement dated August 1, 2004 by and between Fresh Express and [*].

50.	Product Merchandising Agreement dated June 1, 2004 by and between Fresh Express Incorporated and [*].

51.	Product Merchandising Agreement dated December 1, 2003 by and between Fresh Express Incorporated and [*].

52.	Vegetable Growing and Co-Packing Agreement dated January 1, 2005 by and between Fresh Express Incorporated and [*].

53.	Product Merchandising Agreement dated June 1, 2004 by and between Fresh Express and [*].

54.	Product Merchandising Agreement dated November 1, 2004 by and between Fresh Express and [*].

55.	Exclusivity Agreement dated January 10, 2003 by and between Fresh Express and [*].

56.	Product Merchandising Agreement dated December 15, 2003 by and between Fresh Express Incorporated and [*].

57.	Exclusivity Agreement dated February 24, 2003 by and between Fresh Express and [*].

58.	Continuing Business Proposal dated February 1, 2003 by and between Fresh Express and [*].

59.	Product Merchandising Agreement dated January 1, 2004 by and between Fresh Express Incorporated and [*].

60.	Merchandising Agreement dated February 8, 2003 by and between The Fresh Express Company and [*].

61.	Partnership Agreement dated March 15, 2002 by and between Fresh Express and [*].

62.	Merchandising Agreement dated June 6, 2003 by and between Fresh Express and [*].

63.	Merchandising Agreement dated August 13, 2003 by and between Fresh Express and [*].

64.	Product Merchandising Agreement dated October 8, 2003 by and between Fresh Express Incorporated and [*].

65.	Exclusivity Agreement dated May 1, 2003 by and between Fresh Express and [*].

66.	Exclusivity Agreement dated November 24, 2003 by and between Fresh Express and [*].

67.	Partnership Agreement dated May 1, 2003 by and between Fresh Express and [*].

68.	Agreement dated June 6, 2003 by and between Fresh Express Fresh Foods and [*].

69.	Exclusive Business Agreement dated June 1, 2003 by and between Fresh Express and [*].

70.	Merchandising Agreement dated June 5, 2003 by and between Fresh Express Company and [*].

71.	Partnership Agreement dated September 19, 2002 by and between Fresh Express Farms and [*].

72.	Agreement dated June 10, 2003 by and between Fresh Express Fresh Foods and [*].

73.	Agreement dated September 18, 2002 by and between Fresh Express Fresh Foods and [*].

74.	Product Merchandising Agreement by and between Fresh Express Incorporated and [*].

75.	Exclusivity Agreement dated December 18, 2002 by and between Fresh Express and [*].

76.	Tectrol Pallet Service Agreement dated January 1, 2004 by and between TransFRESH Corporation and [*].

77.	Tectrol Pallet Service Agreement dated January 1, 2003 by and between TransFRESH Corporation and [*].

78.	Product Merchandising Agreement dated December 22, 2003 by and between Fresh Express and [*].

79.	Product Merchandising Agreement dated January 1, 2004 by and between Fresh Express Incorporated and [*].

80.	Merchandising Agreement dated November 20, 2003 by and between Fresh Express and [*].

81.	Merchandising Agreement dated July 1, 2003 by and between Fresh Express and [*].

82.	Fresh Express Trademark Agreement dated January 1, 2005 by and between Fresh Express Incorporated and [*].

83.	Product Merchandising Agreement dated April 1, 2004 by and between Fresh Express Incorporated and [*].

84.	Product Merchandising Agreement dated April 1, 2004 by and between Fresh Express and [*].

85.	Product Merchandising Agreement dated April 15, 2004 by and between Fresh Express and [*].

86.	Product Merchandising Agreement dated April 1, 2004 by and between Fresh Express and [*].

87.	Product Merchandising Agreement dated August 1, 2004 by and between Fresh Express and [*].

88.	Product Merchandising Agreement dated October 1, 2004 by and between Fresh Express and [*].

89.	Product Merchandising Agreement dated May 1, 2004 by and between Fresh Express and [*].

90.	Product Merchandising Agreement dated July 1, 2004 by and between Fresh Express and [*].

91.	Supply Agreement dated March 1, 2004 and Amendment No. 1 Supply Agreement dated September 1, 2004 by and between Fresh Express Incorporated and [*].

92.	Product Merchandising Agreement dated September 23, 2003 by and between Fresh Express Incorporated and [*].

93.	Product Merchandising Agreement dated April 8, 2004 by and between Fresh Express Incorporated and [*].

94.	Product Merchandising Agreement dated April 8, 2004 by and between Fresh Express Incorporated and [*].

95.	Product Merchandising Agreement dated April 1, 2005 by and between Fresh Express, Inc. and [*].

96.	Service Agreement dated December 12, 2002 by and between TransFRESH Corporation and [*].

97.	Tectrol Pallet Service Contract dated January 1, 2003 by and between TransFRESH Corporation and [*].

98.	Product Merchandising Agreement dated January 1, 2004 by and between Fresh Express Inc. and [*].

99.	Tectrol Pallet Service Contract dated January 1, 2004 by and between TransFRESH Corporation and [*].

100.	Agreement effective September 14, 2003 by and between Fresh Express and [*].

101.	Vendor Agreement and Certification dated May 1, 2007 by and between Verdelli Farms, Inc. and [*].

102.	Implied license to use the Star-K symbol on certain products, subject to the terms of the Star-K Certification letters delivered by [*] to Verdelli Farms, Inc. on May 25, 2007 and September 5, 2006.

Schedule 4.01(n)(6)

Principal Trademarks

PRINCIPAL TRADEMARKS - AUSTRIA

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
Austria	CHIQUITA	AM2723/66	66041	29 Int., 31 Inst., 32 Int.	28-Nov-1966	26-Jan-1970	CLASS 29: MEAT AND FISH PRODUCTS, MEAT EXTRACTS; CANNED MEAT, FISH, FRUIT AND VEGETABLES; MEAT, FISH, FRUIT, AND VEGETABLE JELLIES CLASS 31: FRESH FRUIT AND VEGETABLES CLASS 32: FRUIT JUICES
Austria	CHIQUITA	AM4903/88	124080	30 Int.	28-Oct-1988	17-Feb-1989	Class 30: Confectionary, edible ices and ice cream
Austria	CHIQUITA & Design (‘86 version)	AM3457/92	144307	29 Int., 31 Int., 32 Int.	14-Jul-1992	13-Oct-1992	Preserved, dried & cooked fruits & vegetables; fresh fruits & vegetables; fruit drinks & fruit juices, non-alcoholic drinks, syrups & other preparations for making beverages

PRINCIPAL TRADEMARKS - BENELUX

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
Benelux	CHIQUITA	559439	77133	29 Int., 30 Int., 31 Int.	02-Dec-1971	02-Dec-1971	29; Meat, fish, poultry and games; meat extracts, preserved, dried and cooked fruits and vegetables…30: Coffee, tea, cocoa, sugar, rice tapioca… 31: Agricultural, horticultural and forestry products and grains not included in other classes;
Benelux	CHIQUITA	1116586	814474	30 Int.	03-Aug-2006	28-Dec-2006	Class 30: Confectionary, edible ices and ice cream
Benelux	CHIQUITA	630329	359433	32 Int.	15-May-1979	15-May-1979	Class 32: Fruit juice (non-fermented) and other non-alcoholic drinks; syrups and other preparations for making beverages
Benelux	CHIQUITA	835891	559254	30 Int.	21-Oct-1994	21-Oct-1994	Class 30: Baked goods
Benelux	CHIQUITA & Design (‘86 version)	782927	518783	29 Int., 31 Int., 32 Int.	13-Jul-1992	13-Jul-1992

Class 29: Preserved, dried and cooked fruits and vegetables

Class 31: Fresh fruits and vegetables

Class 32: Fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages (32)

Benelux	CHIQUITA & Design (‘86 version)	1116582	810252	30 Int.	03-Aug-2006	07-Nov-2006	Class 30: Confectionary, edible ice and ice cream
Benelux	CHIQUITA & Design (‘86 version)	835892	559255	30 Int.	21-Oct-1994	21-Oct-1994	Class 30: Baked goods

PRINCIPAL TRADEMARKS - CANADA

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
Canada	CHIQUITA	199307	30205	N/A	08-May-1948	08-May-1948	Bananas
Canada	CHIQUITA	860713	499243	N/A	06-Nov-1997	25-Aug-1998	Fresh fruits and vegetables
Canada	CHIQUITA	262757	124564	N/A	05-May-1961	01-Dec-1961	Bananas - Cake mixes and frosting mixes - muffin mixes - and fresh vegetables
Canada	CHIQUITA	877738	544150	N/A	08-May-1998	26-Apr-2001	Preserved, dried or cooked fruits and vegetables
Canada	CHIQUITA	749610	444056	N/A	15-Mar-1994	16-Jun-1995	Fruit cups
Canada	CHIQUITA	582768	388834	N/A	23-Apr-1987	13-Sep-1991	Frozen desserts sold in the form of bars and in tub containers, namely ice cream, ice cream and fruit mixture; frozen fruit juice deserts; Fresh fruit juices, frozen fruit juices
Canada	CHIQUITA	809268	511076	N/A	09-Apr-1996	26-Apr-1999	Beverages, namely, fruit juices, fruit drinks, ready-to-drink teas, and juice concentrates
Canada	CHIQUITA	829444	516503	N/A	20-Nov-1996	20-Sep-1999	Candy
Canada	CHIQUITA	1001837	555898	N/A	12-Jan-1999	02-Jan-2002	Cookies
Canada	CHIQUITA	1206818	642351	N/A	12-Feb-2004	17-Jun-2005	Breakfast cereals
Canada	CHIQUITA & Design (‘86 version)	569398	333401	N/A	16-Sep-1986	23-Oct-1987	Bananas; fresh vegetables; desserts, namely preserved fruits, jellies and puddings; frozen desserts, namely frozen fruits and juice bars, frozen fruit and cream bars, frozen fruit, milk and cream bars; pineapples, melons (honeydew, cantaloupes), citrus
Canada	CHIQUITA &	860714	499242	N/A	06-Nov-	25-Aug-	Fresh fruits and

	Design (‘86 version)				1997	1998	vegetables
Canada	CHIQUITA & Design (‘86 version)	877737	544201	N/A	08-May-1998	27-Apr-2001	Preserved, dried or cooked fruits and vegetables
Canada	CHIQUITA & Design (‘86 version)	809267	510752	N/A	09-Apr-1996	13-Apr-1999	Beverages, namely, fruit juices, fruit drinks, ready-to-drink teas, and juice concentrates
Canada	CHIQUITA & Design (‘86 version)	1001836	555914	N/A	12-Jan-1999	02-Jan-2002	Cookies
Canada	CHIQUITA & Design (‘86 version)	829445	516502	N/A	20-Nov-1996	20-Sep-1999	Candy
Canada	CHIQUITA & Design (‘86 version)	738765	444960	N/A	12-Oct-1993	07-Jul-1995	Fruit Juice
Canada	CHIQUITA & Design (‘86 version)	1206817	642353	N/A	12-Feb-2004	17-Jun-2005	Breakfast cereals

PRINCIPAL TRADEMARKS - FINLAND

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
Finland	CHIQUITA	T196200085	40677	31 Int.	09-Jan-1962	17-Apr-1963	Bananas
Finland	CHIQUITA	T196604112	52351	29 Int., 31 Int.	25-Nov-1966	06-May-1968	All goods in Classes 29 and 31
Finland	CHIQUITA	T198804550	109192	30 Int., 32 Int.	14-Oct-1988	05-Oct-1990	30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery ices; honey, treacle; yeast, baking-powder, salt, mustard; vinegar, sauces (condiments); spices; ice
Finland	CHIQUITA & Design (‘86 version)	3556/92	127656	29 Int., 31 Int.	22-Jul-1992	20-Aug-1993	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31)
Finland	CHIQUITA & Design (‘86 version)	T198804551	109193	30 Int., 32 Int.	14-Oct-1988	05-Oct-1990	Class 30: Confectionary, edible ices and ice cream Class 32: Fruit juices and beverages

PRINCIPAL TRADEMARKS - GERMANY

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
Germany	CHIQUITA	U2780/26	837138	29 Int., 31 Int., 32 Int.	26-Nov-1966	18-Sep-1967	Meat and Fish Products, Canned Meats, Fish, Vegetable and Fruit, Vegetables, Fruit, Fruit Juices, Meat, Fish, Fruit and Vegetable Jellies
Germany	CHIQUITA	U38210/3	1147654	30 Int.	14-Oct-1988	11-Oct-1989	Confectionary, confit, sweetmeats, edible ices and ice cream
Germany	CHIQUITA	C47726/30	2907232	30 Int.	21-Oct-1994	30-May-1995	Baked goods
Germany	CHIQUITA & Design (‘86 version)	C43825/29WZ	2042813	29 Int., 31 Int.	22-Jul-1992	19-Aug-1993	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31)
Germany	CHIQUITA & Design (‘86 version)	C47727/30	2907231	30 Int.	21-Oct-1994	30-May-1995	Baked goods
Germany	CHIQUITA & Design (‘86 version)		645774	32 Int.	17-Jul-1987	25-Aug-1987	Beer; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages

PRINCIPAL TRADEMARKS - GREECE

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
Greece	CHIQUITA	91465	91465	30 Int., 32 Int.	30-Nov-1988	17-Oct-1991	Confectionery, edible ices and ice cream, fruit juices and beverages
Greece	CHIQUITA	36527	36527	29 Int., 31 Int.	24-Nov-1966	18-Dec-1967	Agricultural and Forestry products and Grains not included in other classes, Living Animals, Fresh Fruits and Vegetables, Seeds, Live Plants and Flowers, Foodstuffs for Animals, Malt
Greece	CHIQUITA & Design (‘86 version)	91464	91464	30 Int., 32 Int.	30-Nov-1988	17-Oct-1991	Confectionary edible ices and ice-cream, fruit juices and beverages
Greece	CHIQUITA & Design (‘86 version)	110234	110234	29 Int., 31 Int.	12-Aug-1992	17-Oct-1994	Preserved, dried or cooked fruits and vegetables (29); Fresh fruits and vegetables (31)

PRINCIPAL TRADEMARKS - ITALY

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
Italy	CHIQUITA	T0963150	754494	29 Int., 31 Int.	12-Feb-1987	16-Feb-1987	Agricultural, Horticultural and Forestry Products and Grains not Included in Other Classes; Living Animals; Fresh Fruits and Vegetables; Seeds; Live Plants and Flowers; Foodstuffs for animals; Malt
Italy	CHIQUITA	T02001C002098	613053	32 Int.	24-Jun-1971	26-Jun-1971	Beer, ale and porter, mineral and aerated waters and other non-alcoholic drinks; syrups and other preparations for making beverages
Italy	CHIQUITA	37059C/88	819004	30 Int.	25-Oct-1988	25-Oct-1988	Confectionary, edible ices and ice cream
Italy	CHIQUITA	T094C002872	685025	30 Int.	25-Oct-1994	25-Jul-1996	Baked goods
Italy	CHIQUITA & Design (‘86 version)	T02002C001215	639085	29 Int., 31 Int.	30-Jun-1992	21-Dec-1994	Preserved, dried and cooked fruits and vegetables (29); Fresh fruit and vegetables (31)
Italy	CHIQUITA & Design (‘86 version)	35349C/87	783484	32 Int.	10-Aug-1987	29-Dec-1988	Fruit drinks, fruit juices and beverages
Italy	CHIQUITA & Design (‘86 version)	T0982547	819005	30 Int.	25-Oct-1988	25-Oct-1988	Confectionary, edible ices and ice cream
Italy	CHIQUITA & Design (‘86 version)	T094C002873	685026	30 Int.	25-Oct-1994	25-Jul-1996	Baked goods

PRINCIPAL TRADEMARKS - POLAND

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
Poland	CHIQUITA	Z-6585	46546	31 Int.	29-Nov-1966	29-Nov-1986	Bananas
Poland	CHIQUITA	Z-176464	122245	29 Int., 30 Int.	30-Jul-1997	09-Jan-2001	29: Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats 30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour
Poland	CHIQUITA	Z-149547	103465	32 Int.	20-Jul-1995	12-Oct-1998	Beverages
Poland	CHIQUITA	Z-74467	54202	29 Int.	22-May-1975	22-May-1985	Processed banana puree
Poland	CHIQUITA & Design (‘86 version)	Z-111994	78966	29 Int., 31 Int., 32 Int.	29-Jul-1992	24-Oct-1994	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31); fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages (32)
Poland	CHIQUITA & Design (‘86 version)	Z-149671	102583	32 Int.	24-Jul-1995	24-Jul-1995	Beverages

PRINCIPAL TRADEMARKS - SPAIN

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
Spain	CHIQUITA	249236	249236	31 Int.	13-Jul-1951	10-Nov-1951	Oranges, Tangerines, Lemons, and Other Fresh Fruits
Spain	CHIQUITA	692641	692641	31 Int.	10-Nov-1972	02-Dec-1975	Oranges, Manderines, Lemons, Bananas, Tomatoes, Onions and All Kinds of Fresh Fruit and Vegetables
Spain	CHIQUITA	76009	76009	31 Int.	17-Apr-1929	17-Apr-1929	COOKIES, BISCUITS, GAUFFRETS AND SWEETS IN GENERAL
Spain	CHIQUITA	2170841	2170841	29 Int.	25-Jun-1998	29-May-2000	PRESERVED, DRIED OR COOKED FRUITS AND VEGETABLES
Spain	CHIQUITA & Design (‘86 version)	1715207	1715207	31 Int.	29-Jul-1992	05-May-1993	Fresh fruits and vegetables
Spain	CHIQUITA & Design (‘86 version)	2170842	2170842	29 Int.	25-Jun-1998	29-May-2000	Preserved, dried or cooked fruits and vegetables

PRINCIPAL TRADEMARKS - SWEDEN

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
Sweden	CHIQUITA	66-05064	120042	29 Int., 31 Int.	24-Nov-1966	16-Jun-1967	29: Meat, Fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats 31: Agricultural, horticultural and forestry products and grains not include
Sweden	CHIQUITA	8625/88	251263	30 Int., 32 Int.	11-Oct-1988	03-Sep-1993	Confectionary, edible ices and ice cream (30); Fruit juices and beverages (32)
Sweden	CHIQUITA & Design (‘86 version)	9911/92	251394	31 Int.	11-Nov-1992	03-Sep-1993	Fresh fruits and vegetables
Sweden	CHIQUITA & Design (‘86 version)	8626/88	254716	30 Int., 32 Int.	11-Oct-1988	28-Jan-1994	Cakes and pastries (30); Fruit juices and drinks (32)
Sweden	CHIQUITA & Design (‘86 version)	97/06245	332346	29 Int.	02-Jul-1997	13-Aug-1999	All goods in Class 29

PRINCIPAL TRADEMARKS - TURKEY

Country	Trademark	Appn No	Filing Date	Class	Regn No	Regn Date	Goods
Turkey	CHIQUITA		15-Dec-1966	29 Int., 31 Int.	98844	15-Dec-1966	Bananas, banana puree
Turkey	CHIQUITA	97/12651	28-Aug-1997	30 Int.	195752	28-Aug-1997	Coffee, tea, cocoa, sugar, rice, tapioca, sago, coffee substitutes, flour and breakfast cereal, bread, biscuits, cakes, pastry and confectionery, ices, honey, treacle, yeast, baking powder, salt, mustard, pepper, vinegar, sauces, spices, ice
Turkey	CHIQUITA	96/19788	30-Dec-1996	32 Int.	179599	30-Dec-1996	NO-ALCOHOLIC DRINKS, BEERS, MINERAL AND AERATED WATERS; OTHER NON-ALCOHOLIC DRINKS, NAMELY, FRUIT AND VEGETABLE JUICES, FRUIT DRINKS; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES
Turkey	CHIQUITA & Design (‘86 version)	97/12650	28-Aug-1997	30 Int.	196816		Coffee, tea, cocoa, sugar, rice, tapioca, sago, coffee substitutes, flour and breakfast cereal, bread, biscuits, cakes, pastry and confectionery, ices, honey, treacle, yeast, baking powder, salt, mustard, pepper, vinegar, sauces, spices, ice
Turkey	CHIQUITA & Design (‘86 version)	5969/92	20-Jul-1992	29 Int., 31 Int., 32 Int.	138721	20-Jul-1992	Preserved, dried and cooked fruit and vegetables; fresh fruits and vegetables; and fruit dinks, beverage and non-alcoholic beverages

PRINCIPAL TRADEMARKS - UNITED KINGDOM

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
UK	CHIQUITA	902128	902128	29 Int.	25-Nov-1966	25-Nov-1987	Preserved, dried and cooked fruits and vegetables
UK	CHIQUITA	902129	902129	31 Int.	25-Nov-1966	25-Nov-1987	Fresh Fruits and Vegetables
UK	CHIQUITA	1115174	1115174	32 Int.	31-May-1979	31-May-1979	Non-alcoholic drinks, preparations for making such drinks and syrups, fruit juices for use as a beverage
UK	CHIQUITA	1589113	1589113	30 int.	25-Oct-1994	22-Dec-1995	Bakery products; flour and preparations made from cereals, bread, pastry and confectionary; coffee, tea, salt, cocoa, sugar, rice; honey, treacle; yeast, baking powder, spices; all included in Class 30
UK	CHIQUITA	1359573	1359573	30 Int.	03-Oct-1998	27-Apr-1990	Confectionary, edible ices, ice cream
UK	CHIQUITA & Design (‘86 version)	1359551	1359551	29 Int.	03-Oct-1998	03-Oct-1988	Fruits and Vegetables, All Being Preserved, Dried or Cooked; Jellies and Jams
UK	CHIQUITA & Design (‘86 version)	1506265	1506265	31 Int.	10-Jul-1992	20-Aug-1993	Fresh fruits and vegetables
UK	CHIQUITA & Design (‘86 version)	1589116	1589116	30 Int.	25-Oct-1994	22-Dec-1995	Bakery products; flour and preparations made from cereals, bread, pastry and confectionary; coffee, tea, salt, cocoa, sugar, rice; honey, treacle; yeast, baking powder; spices; all included in Class 30
UK	CHIQUITA & Design (‘86 version)	1359552	1359552	30 Int.	03-Oct-1988	03-Oct-1988	Fruits and Vegetables, All Being Preserved, Dried or Cooked; Jellies and Jams

PRINCIPAL TRADEMARKS - UNITED STATES

Country	Trademark	Appn No	Regn No	Class	Filing Date	Regn Date	Goods
U.S.	CHIQUITA	73/616812	1442357	31 Int.	20-Aug-1986	09-Jun-1987	Fresh pineapples
U.S.	CHIQUITA	73/268455	1183170	31 Int.	30-Jun-1980	22-Dec-1981	Honeydew melon and cantaloupe
U.S.	CHIQUITA	75/741176	2422224	29 Int.	01-Jul-1999	16-Jan-2001	Processed fruits and vegetables
U.S.	CHIQUITA	75/421925	2238638	31 Int.	22-Jan-1998	13-Apr-1999	Fresh vegetables
U.S.	CHIQUITA	73/668297	1478925	31 Int.	24-Jun-1987	01-Mar-1988	Fresh fruits
U.S.	CHIQUITA	73/628661	1446707	32 Int.	05-Nov-1986	07-Jul-1987	Fresh juice
U.S.	CHIQUITA	72/100555	711622	31 Int.	08-Jul-1960	21-Feb-1961	Bananas
U.S.	CHIQUITA	72/037919	670320	29 int.	26-Sep-1957	24-Nov-1958	Bananas puree (mashed banana)
U.S.	CHIQUITA	74/538570	1991773	32 Int.	16-Jun-1994	06-Aug-1996	Flavored drinking water, soft drinks, fruit juices and fruit drinks
U.S.	CHIQUITA	74/127290	1711944	29 Int.	28-Dec-1990	01-Sep-1992	Processed bananas
U.S.	CHIQUITA	72/254337	853740	30 Int.	12-Sep-1966	30-Jul-1968	Cake, muffin, and frosting mixes
U.S.	CHIQUITA	74/480838	1906730	30 Int.	21-Jan-1994	18-Jul-1995	Cookies and breakfast cereals
U.S.	CHIQUITA & Design (‘86 version)	75/741177	2424101	29 Int.	01-Jul-1999	23-Jan-2001	Processed fruits and vegetables
U.S.	CHIQUITA & Design (‘86 version)	73/668344	1490411	31 Int.	24-Jun-1987	31-May-1988	Fresh fruits
U.S.	CHIQUITA & Design (‘86 version)	75/421920	22401561	31 Int.	22-Jan-1998	20-Apr-1999	Fresh vegetables

U.S.	CHIQUITA & Design (‘86 version)	74/442265	1903716	30 Int.	29-Sep-1993	04-Jul-1995	Cookies
U.S.	CHIQUITA & Design (‘86 version)	73/295611	1175379	29 Int.	04-Feb-1981	27-Oct-1981	Processed bananas
U.S.	CHIQUITA & Design (‘86 version)	73/628678	1445498	32 Int.	05-Nov-1986	30-Jun-1987	Fresh juice
U.S.	Fresh Express & leaves logo	78534042	3028912	29 Int.		12/13/2005	Precut fresh packaged fruits and veg., salad kits consisting of precut vegetables or fruits and salad dressings
U.S.	Leaves design	75786914	2350349	29 Int.		5/16/2000	Fresh cut fruits/veg. and garden salads, salad kits comprised of mixed garden salad and salad dressings
U.S.	FRESH EXPRESS	75571155	2346673	29, 30, 31 Int.		5/2/2000	Cut ready to serve fresh vegetables; salad dressings; fresh vegetables

Schedule 4.01(n)(7)

Lien Filings

As summarized below and detailed on the following pages, liens will be filed against the following registrations in the following countries.

Part I - Chiquita

COUNTRY	LIEN FILINGS TO BE MADE
	ALL MARKS REGISTERED IN COUNTRY	ALL MARKS WITH THE WORD “CHIQUITA”
BENELUX		X
CANADA	X
CZECH REPUBLIC		X
EUROPEAN UNION		X
FINLAND		X
GERMANY		X
IRELAND		X
POLAND		X
PORTUGAL		X
SWEDEN		X
SWITZERLAND		X
UNITED KINGDOM		X
UNITED STATES	X

Part II – Other parties to the Trademark Security Agreement

Fresh Express Incorporated

Fresh International Corp.

TransFRESH Corporation

Great White Fleet Ltd.

Verdelli Farms, Inc.

COUNTRY	LIEN FILINGS TO BE MADE
ALL MARKS REGISTERED IN COUNTRY
UNITED STATES	X

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Benelux	CHIQUITA	559439	02-Dec-1971	77133	02-Dec-1971	29 Int., 30 Int., 31 Int.	29; Meat, fish, poultry and games; meat extracts, preserved, dried and cooked fruits and vegetables…30: Coffee, tea, cocoa, sugar, rice tapioca… 31: Agricultural, horticultural and forestry products and grains not included in other classes;
Benelux	CHIQUITA	1116586	03-Aug-2006	814474	28-Dec-2006	30 Int.	Class 30: Confectionary, edible ices and ice cream
Benelux	CHIQUITA	630329	15-May-1979	359433	15-May-1979	32 Int.	Class 32: Fruit juice (non-fermented) and other non-alcoholic drinks; syrups and other preparations for making beverages
Benelux	CHIQUITA	835891	21-Oct-1994	559254	21-Oct-1994	30 Int.	Class 30: Baked goods
Benelux	CHIQUITA & Design (‘86 version)	782927	13-Jul-1992	518783	13-Jul-1992	29 Int., 31 Int., 32 Int.

Class 29: Preserved, dried and cooked fruits and vegetables

Class 31: Fresh fruits and vegetables

Class 32: Fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages (32)

Benelux	CHIQUITA & Design (‘86 version)	1116582	03-Aug-2006	810252	07-Nov-2006	30 Int.	Class 30: Confectionary, edible ice and ice cream
Benelux	CHIQUITA & Design (‘86 version)	835892	21-Oct-1994	559255	21-Oct-1994	30 Int.	Class 30: Baked goods
Benelux	(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	634917	05-Mar-1980	364000	05-Mar-1980	28 Int.	Games and toys
Benelux	(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	630328	15-May-1979	360656	15-May-1979	32 Int.	Fruit juice
Benelux	CHIQUITA & DEVICE	1069270	10-Jan-2005	767967	10-Jun-2005	35 Int., 41 Int.	CLASS 35: PUBLICITY; MANAGEMENT OF COMMERCIAL MATTER; PROMOTION CLASS 41: ORGANISATION OF SPORT-LOVING AND RECREATIONAL EVENTS AND ACTIVITIES
Benelux	CHIQUITA DEMAND MORE FROM YOUR BANANA & DESIGN	1059281	20-Jul-2004	759235	10-Jan-2005	31 Int.	BANANAS
Benelux	CHIQUITA JR.	786923	07-Oct-1992	520930	07-Oct-1992	31 Int.	Fresh fruit

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Benelux	CHIQUITA JR. and Design	784254	10-Aug-1992	521834	10-Aug-1992	31 Int.	Fresh fruits and vegetables, namely bananas
Benelux	CHIQUITA JR. and Design	848924	29-May-1995	571528	29-May-1995	31 Int.	Fresh fruits and vegetables, namely bananas
Benelux	CHIQUITA PARTNERS IN KWALITEIT	1069329	11-Jan-2005	767993	10-Jun-2005	31 Int., 35 Int.

CLASS 31: FRESH POTATOES AND VEGETABLES; FRESH FRUIT; GRAINS AND UNMANUFACTURED PULSES.

CLASS 35: RETAIL TRADE SERVICES WITH REGARD TO VEGETABLE AND FRUIT; ADVERTISING; MANAGEMENT OF COMMERCIAL BUSINESS; ADMINISTRATIVE SERVICES IN BOX OF FRAME AND CLOSING OF FRANCHISE AGREEMENT; ASSISTANCE REGARDING COMMERCIAL ACCOUNTING OF BUSINESS IN FRAME OF FRANCHISING

Benelux	CHIQUITA POPS with OVAL DEVICE	685856	04-Aug-1986	424882	04-Aug-1986	29 Int., 30 Int., 31 Int.	29: Dried and cooked fruits and vegetables; jellies and jams. 30: Confections, edible ices and ice cream. 31: Fresh fruit and vegetables.
Benelux	CHIQUITA. LA PLUS BANANE DES BANANES	1010027	24-Apr-2002	713124	01-Dec-2002	31 Int.	BANANAS
Benelux	CHIQUITA. POUR UNE BANANE ENCORE MEILLEURE	1085238	13-Sep-2005	782931	07-Feb-2006	31 Int.	Class: 31 Int. BANANAS
Benelux	NATUURLIJK CHIQUITA	862285	22-Dec-1995	588513	01-Dec-1996	31 Int.	Class: 31 Int. FRESH BANANAS AND OTHER FRESH FRUITS
Benelux	Oval Design with CHIQUITA word	917024	29-May-1998	644553	29-May-1998	30 Int.	Class Heading for International Class 30

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Canada	CHIQUITA	199307	08-May-1948	30205	08-May-1948	N/A	Bananas
Canada	CHIQUITA	860713	06-Nov-1997	499243	25-Aug-1998	N/A	Fresh fruits and vegetables
Canada	CHIQUITA	262757	05-May-1961	124564	01-Dec-1961	N/A	Bananas - Cake mixes and frosting mixes - muffin mixes - and fresh vegetables
Canada	CHIQUITA	877738	08-May-1998	544150	26-Apr-2001	N/A	Preserved, dried or cooked fruits and vegetables
Canada	CHIQUITA	749610	15-Mar-1994	444056	16-Jun-1995	N/A	Fruit cups
Canada	CHIQUITA	582768	23-Apr-1987	388834	13-Sep-1991	N/A	Frozen desserts sold in the form of bars and in tub containers, namely ice cream, ice cream and fruit mixture; frozen fruit juice deserts; Fresh fruit juices, frozen fruit juices
Canada	CHIQUITA	809268	09-Apr-1996	511076	26-Apr-1999	N/A	Beverages, namely, fruit juices, fruit drinks, ready-to-drink teas, and juice concentrates
Canada	CHIQUITA	829444	20-Nov-1996	516503	20-Sep-1999	N/A	Candy
Canada	CHIQUITA	1001837	12-Jan-1999	555898	02-Jan-2002	N/A	Cookies
Canada	CHIQUITA	1206818	12-Feb-2004	642351	17-Jun-2005	N/A	Breakfast cereals
Canada	CHIQUITA & Design (‘86 version)	569398	16-Sep-1986	333401	23-Oct-1987	N/A	Bananas; fresh vegetables; desserts, namely preserved fruits, jellies and puddings; frozen desserts, namely frozen fruits and juice bars, frozen fruit and cream bars, frozen fruit, milk and cream bars; pineapples, melons (honeydew, cantaloupes), citrus
Canada	CHIQUITA & Design (‘86 version)	860714	06-Nov-1997	499242	25-Aug-1998	N/A	Fresh fruits and vegetables
Canada	CHIQUITA & Design (‘86 version)	877737	08-May-1998	544201	27-Apr-2001	N/A	Preserved, dried or cooked fruits and vegetables
Canada	CHIQUITA & Design (‘86 version)	809267	09-Apr-1996	510752	13-Apr-1999	N/A	Beverages, namely, fruit juices, fruit drinks, ready-to-drink teas, and juice concentrates
Canada	CHIQUITA & Design (‘86 version)	1001836	12-Jan-1999	555914	02-Jan-2002	N/A	Cookies
Canada	CHIQUITA & Design (‘86 version)	829445	20-Nov-1996	516502	20-Sep-1999	N/A	Candy
Canada	CHIQUITA & Design (‘86 version)	738765	12-Oct-1993	444960	07-Jul-1995	N/A	Fruit Juice
Canada	CHIQUITA & Design (‘86 version)	1206817	12-Feb-2004	642353	17-Jun-2005	N/A	Breakfast cereals
Canada	ALWAYS FRESH. ALWAYS CHIQUITA.	1004104	03-Feb-1999	556856	25-Jan-2002	31 Int.	Fresh fruit and vegetables
Canada	AMIGO	846008	23-May-1997	526986	25-Apr-2000		Fresh fruit and vegetables
Canada	AMIGO	333666	05-Jun-1970	187221	15-Dec-1972		FRESH BANANAS

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Canada	AMIGO & DESIGN	334559	09-Jul-1970	187223	15-Dec-1972		FRESH BANANAS
Canada	AMIGO & Design (‘92 version)	845973	23-May-1997	526895	20-Apr-2000		Fresh fruit and vegetables
Canada	BANANA & Design	262755	05-May-1961	124563	01-Dec-1961		Bananas
Canada	BIG KICK BERRY	749578	15-Mar-1994	444702	30-Jun-1995	32 Int.	Fruit juices
Canada	CALYPSO BREEZE	774611	02-Feb-1995	511336	29-Apr-1999	32 Int.	Beverages, namely blended fruit juice drinks
Canada	CARIBBEAN SPLASH	773878	25-Jan-1995	458001	24-May-1996	32 Int.	Beverages, namely blended fruit juice drinks
Canada	CHICO	846007	23-May-1997	526985	25-Apr-2000		Fresh fruits
Canada	CHICO & Design (‘01 version)	1092402	12-Feb-2001	604198	04-Mar-2004		Fresh fruit and vegetables
Canada	CHICO & OVAL Design	645715	28-Nov-1989	388622	06-Sep-1991		Fresh fruits
Canada	CHICO IN OVAL IN COLOR	548396	29-Aug-1985	318702	19-Sep-1986		Fresh fruit
Canada	CHIQUITA	877736	08-May-1998	544200	27-Apr-2001	28 Int.	HOLIDAY ORNAMENTS NAMELY CHRISTMAS ORNAMENTS, ORNAMENTAL BOXES, GLASS BALLS AND MOLDED BALLS
Canada	CHIQUITA	1056536	26-Apr-2000	580791	06-May-2003	39 Int.	Freight transportation by ship and truck
Canada	CHIQUITA & Design (‘86 version)	877735	08-May-1998	544199	27-Apr-2001	28 Int.	Christmas ornaments, ornamental boxes, glass balls and molded balls
Canada	CHIQUITA	1056537	26-Apr-2000	580789	06-May-2003		Freight transportation by ship and truck
Canada	CHIQUITA & Design (‘94 version)	761001	08-Aug-1994	488483	28-Jan-1998		BEVERAGE GOODS: NON-ALCOHOLIC BEVERAGES, NAMELY FRUIT JUICES, FRUIT DRINKS, READY-TO-DRINK TEAS AND JUICE CONCENTRATES
Canada	CHIQUITA & Design (Horizontal)	572033	31-Oct-1986	337959	11-Mar-1988		Bananas
Canada	CHIQUITA & Design (Old version in green)	280789	28-Feb-1964	136877	07-Aug-1964		Bananas
Canada	CHIQUITA & Design (Old version in red)	280788	28-Feb-1964	136876	07-Aug-1964		Bananas
Canada	CHIQUITA & Design (Old version in yellow)	280787	28-Feb-1964	136875	07-Aug-1964		Bananas
Canada	CHIQUITA BANANA & Dancing Mexican Banana	262756	05-May-1961	124953	12-Jan-1962		Bananas
Canada	CHIQUITA BRAND BANANAS & Design	280298	04-Feb-1964	136872	07-Aug-1964		Bananas

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Canada	CHIQUITA BRAND BANANAS & OVAL DESIGN	273940	12-Feb-1963	132884	27-Sep-1963		Bananas
Canada	CHIQUITA FRESH AND READY	1298692	21-Apr-2006	696610	17-Sep-2007		FRESH FRUITS
Canada	CHIQUITA FRESH CUT FRUIT & DESIGN	1185279	22-Jul-2003	630610	19-Jan-2005		FRESH FRUIT AND VEGETABLES
Canada	CHIQUITA JR.	710586	07-Aug-1992	434660	21-Oct-1994		Fresh fruit
Canada	CHIQUITA JR. & DESIGN (NEW)	811662	03-May-1996	473987	27-Mar-1997		Fresh fruit
Canada	CHIQUITA KIDS	1029842	23-Sep-1999	568088	26-Sep-2002		Providing access via a world-wide computer network to a database featuring information on a wide variety of topics
Canada	CHIQUITA MINI’S	1225454	22-Jul-2004	696623	17-Sep-2007		FRESH FRUITS AND VEGETABLES
Canada	CHIQUITA POPS	556045	23-Jan-1986	326225	10-Apr-1987		Frozen desserts, namely, frozen fruit and juice bars, frozen fruit and cream bars, frozen fruit, milk and cream bars.
Canada	CHIQUITA SOLUTIONS	894639	28-Oct-1998	552390	15-Oct-2001		Produce handling, transportation by boat, truck and rail, inventory and ripening services performed for others.
Canada	CHIQUITA TO GO	1364940	24-Sep-2007				FRESH FRUITS AND FRESH VEGETABLES
Canada	CHIQUITA TROPICALS	805860	01-Mar-1996	472623	13-Mar-1997		Beverages namely non-alcoholic fruit drinks
Canada	CHIQUITA W/ LADY IN OVAL DESIGN	1185280	22-Jul-2003	629357	05-Jan-2005		FRESH FRUITS AND VEGETABLES
Canada	CHIQUITA. EVERYTHING ELSE IS JUST A BANANA.	1029752	22-Sep-1999	628377	14-Dec-2004	31 Int.	Fresh fruits and vegetables
Canada	CHIQUITA. PARFAITS POUR LA VIE.	1135424	26-Mar-2002	642352	17-Jun-2005		Fresh fruits and vegetables
Canada	CHIQUITA. PERFECT FOR LIFE.	1106594	15-Jun-2001	628378	14-Dec-2004		Fresh fruits and vegetables
Canada	CHIQUITA. YOUR BANANA SOLUTION.	894640	28-Oct-1998	552391	15-Oct-2001		Produce handling, transportation by boat, truck and rail, inventory and ripening services performed for others
Canada	CHIQUITA. YOUR PRODUCE SOLUTION.	894641	28-Oct-1998	552392	15-Oct-2001	39 Int.	Produce handling, transportation by boat, truck and rail, inventory and ripening services performed for others

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Canada	CHIQUITA-TIZE	1004107	03-Feb-1999	556857	25-Jan-2002		Fresh fruits and vegetables
Canada	CHIQUITA-TIZE YOUR WORLD	1005923	19-Feb-1999	556860	25-Jan-2002	31 Int.	Fresh fruits and vegetables
Canada	CONSUL	632107	17-May-1989	388558	06-Sep-1991		Fresh fruits.
Canada	CONSUL & Design	628015	22-Mar-1989	388546	06-Sep-1991		Fresh fruits.
Canada	ENERGIZE. MAXIMIZE. CHIQUITA-TIZE	1004106	03-Feb-1999	557441	05-Feb-2002	31 Int.	Fresh fruits and vegetables
Canada	FLAVOR SAVOR	1196832	13-Nov-2003	694713	24-Aug-2007		ICE CREAM, ICE MILK, FROZEN YOGURT; FROZEN, PREPARED AND/OR PACKAGED MEALS CONSISTING PRIMARILY OF PASTA OR RICE; CHEESE FLAVORED SNACKS; FROZEN, PREPARED AND/OR PACKAGED MEALS CONSISTING PRIMARILY OF CHEESE, MEAT AND/OR PROCESSED FRUIT; CHEESE, CHEESE SPREADS; MILK, MILK-BASED BEVERAGES, YOGURT AND YOGURT-BASED BEVERAGES
Canada	FLAVOR SAVOR	1196727	13-Nov-2003	694714	24-Aug-2007		FROZEN, PREPARED AND/OR PACKAGED MEALS CONSISTING PRIMARILY OF MEAT, FISH, POULTRY, FRUITS AND/OR VEGETABLES
Canada	FLAVOR SAVOR	1196726	13-Nov-2003	694714	24-Aug-2007		FRESH FRUITS AND VEGETABLES
Canada	FUNANAS	1145210	27-Jun-2002	626795	26-Nov-2004		Fresh fruits and vegetables; and processed fruits and vegetables
Canada	FUNKY FRUIT PUNCH	749639	15-Mar-1994	444057	16-Jun-1995	32 Int.	Fruit juices
Canada	GO FOOD	1143765	14-Jun-2002	625591	16-Nov-2004		Fresh fruits and vegetables, processed fruits and vegetables
Canada	GO FRUIT	1143766	14-Jun-2002	629943	11-Jan-2005	24 Int.	Fresh fruits and vegetables, processed fruits and vegetables
Canada	JUICE BOOST	751234	05-Apr-1994	457754	24-May-1996		Fruit juice beverages
Canada	MISS C LOGO	1034597	02-Nov-1999	568148	27-Sep-2002		FRESH FRUITS AND VEGETABLES
Canada	ONLY THE BEST. ONLY CHIQUITA. EVERYDAY.	894642	28-Oct-1998	552603	18-Oct-2001	31 Int.	Fresh fruits and vegetables
Canada	ORANGE BANANA SUNRISE	766175	11-Oct-1994	462442	30-Aug-1996		Non-alcoholic fruit drinks
Canada	PEPE PAPAYA AND Design	709823	27-Jul-1992	450971	01-Dec-1995		Fresh fruit
Canada	PERFECT FOR LIFE	1140866	15-May-2002	6313354	27-Jan-2005		Fresh fruits and vegetables

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Canada	QUITE POSSIBLY THE WORLD’S PERFECT FOOD	751235	05-Apr-1994	460435	26-Jul-1996	32 Int.	Fresh fruit
Canada	START FRESH WITH CHIQUITA	1024551	03-Aug-1999	566129	21-Aug-2002	31 Int.	Point of sale displays for fresh fruits and vegetables
Canada	THE GRAB ‘N GO FRUIT	1060347	24-May-2000	647438	07-Sep-2005	31 Int.	Fresh fruits and vegetables
Canada	THE PERFECT FAST FOOD	1140193	08-May-2002	647413	07-Sep-2005		Fresh fruits and vegetables
Canada	TROPICAL PARADISE	749638	15-Mar-1994	457743	24-May-1996	32 Int.	Fruit juices
Canada	TROPICALS Black & White Design	882822	29-Jun-1998	515318	25-Aug-1999	32 Int.	Fruit juice and frozen juice concentrate
Canada	TROPICALS Color Design	882821	29-Jun-1998	523111	15-Feb-2000	32 Int.	Fruit juices and frozen juice concentrate
Canada	WHEN A LITTLE IS EXACTLY ENOUGH	775324	13-Feb-1995	461646	23-Aug-1996		Fresh fruits and vegetables
Canada	WILD BERRY SPLASH	832599	05-Nov-1996	502687	22-Oct-1998		Fruit juices
Canada	WOMAN & Design	199308	08-May-1948	UCA30206	08-May-1948		Bananas

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Czech Republic	CHIQUITA	28132	31-Jan-1963	155749	11-Mar-1964	29 Int., 30 Int., 31 Int.	Preserved, dried and cooked fruits and vegetables (29); Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice (30); fresh fruits and vegetables (31)
Czech Republic	CHIQUITA	112607	27-Jun-1996	205691	21-Nov-1997	32 Int.	beer of all kinds, any non-alcoholic drinks, syrups and other preparations for drink production.
Czech Republic	CHIQUITA & Design (‘86 version)	70383	20-Jul-1992	180637	31-Oct-1994	29 Int., 31 Int., 32 Int.	Preserved, dried and cooked fruits and vegetables (29); ; fresh fruits and vegetables (31); fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages
Czech Republic	PICTURE OF LADY			155750	31-Jan-1983	29 Int., 30 Int., 31 Int.	Preserved, dried and cooked fruits and vegetables (29); Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard, vinegar, sauces (condiments); spices, ice (30); fresh fruits and vegetables (31)

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
European Community	CHIQUITA	101089	01-Apr-1996	101089	01-Apr-1996	29 Int., 30 Int., 31 Int., 32 Int.

Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats (Class 29); Coffee, tea, cocoa, sugar, rice, tapioca, sago, artsago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustartd; vinegar, sauces (condiments); spices; ice (Class 30);

Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt (Class 31); Beers; mineral and aerated waters and other non-alcoholic beverages; fruit drinks and fruit juices; syrups and other preparations for making beverages (Class 32)

European Community	CHIQUITA & Design (‘86 version)	101113	01-Apr-1996	101113	01-Apr-1996	29 Int., 30 Int., 31 Int., 32 Int.

Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats (Class 29); Coffee, tea, cocoa, sugar, rice, tapioca, sago, artsago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustartd; vinegar, sauces (condiments); spices; ice (Class 30);

Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt (Class 31); Beers; mineral and aerated waters and other non-alcoholic beverages; fruit drinks and fruit juices; syrups and other preparations for making beverages (Class 32)

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
European Community	CHIQUITA & Design (‘94 version)	672832	10-Nov-1997	672832	10-Nov-1997	29 Int., 30 Int., 31 Int., 32 Int.

Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats (Class 29); Coffee, tea, cocoa, sugar, rice, tapioca, sago, artsago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustartd; vinegar, sauces (condiments); spices; ice (Class 30);

Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt (Class 31); Beers; mineral and aerated waters and other non-alcoholic beverages; fruit drinks and fruit juices; syrups and other preparations for making beverages (Class 32)

European Community	CHIQUITA DEMAND MORE FROM YOUR BANANA & DESIGN	2096279	21-Feb-2001	2096279	21-Feb-2001	31 Int.	Class: 31 Int. BANANAS
European Community	CHIQUITA EXIGEZ PLUS DE VOS BANANES & DESIGN	2097004	21-Feb-2001	2097004	21-Feb-2001	31 Int.	Class: 31 Int. BANANAS
European Community	CHIQUITA FRESH FRUITSHAKE	4580684	05-Aug-2005	4580684	05-Aug-2005	32 Int.	Class: 32 Int. PRE-PACKAGED BEVERAGES MADE FROM BLENDED FRESH FRUIT AND FRUIT JUICE
European Community	CHIQUITA FRUIT BAR	5328679	21-Sep-2006	5328679	21-Sep-2006	29 Int., 30 Int., 31 Int., 32 Int., 43 Int.

Class: 29 Int.

CANNED, PROCESSED, PRESERVED, DRIED, FROZEN AND COOKED FRUITS AND VEGETABLES; JELLIES, JAMS; FRUIT CAUSES; MILK, MILK PRODUCTS, YOGHURTS; MOUSSES, CREAMS, DESSERT CREAMS; BEVERAGES MADE MAINLY FROM MILK OR MILK FERMENTS, MILK BEVERAGES CONTAINING FRUIT.

Class: 30 Int.

COFFEE, RICE, BREAD, ICES, SAUCES,

SPICES, ICE CREAM, FROZEN
CONFECTIONS, CONFECTIONERY,
BISCUITS, CAKES, DESSERTS.

Class: 31 Int.

AGRICULTURAL, HORTICULTURAL
AND FORESTRY PRODUCTS AND
GRAINS NOT INCLUDED IN OTHER
CLASSES; FRESH FRUITS AND
VEGETABLES.

Class: 32 Int.

NON-ALCOHOLIC DRINKS AND
BEVERAGES; FRUIT DRINKS AND
FRUIT JUICES, SYRUPS AND OTHER
NON-ALCOHOLIC PREPARATIONS
FOR MAKING SUCH DRINKS AND
BEVERAGES.

Class: 43 Int.

SERVICES FOR PROVIDING FOOD
AND DRINK; RESTAURANT
SERVICES; BAR SERVICES

European Community	CHIQUITA MINI’S & DESIGN	4917738	17-Feb-2006	17-Feb-2006	31 Int.	Class: 31 Int. FRESH FRUITS
European Community	CHIQUITA TO GO	6076641	06-Jul-2007	06-Jul-2007	30 Int., 31 Int., 32 Int.	Class: 30 Int. CONFECTIONERY; EDIBLE ICES, ICE CREAM Class: 31 Int. FRESH FRUITS AND VEGETABLES Class: 32 Int. FRUIT DRINKS AND FRUIT JUICES
European Community	CHIQUITA TO GO & DESIGN	6076541	06-Jul-2007	06-Jul-2007	30 Int., 31 Int., 32 Int.	Class: 30 Int. CONFECTIONERY; EDIBLE ICES, ICE CREAM Class: 31 Int. FRESH FRUITS AND VEGETABLES Class: 32 Int. FRUIT DRINKS AND FRUIT JUICES

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
European Community	CHIQUITA VERLANGEN SIE MEHR VON IHRER BANANE & DESIGN	2096980	21-Feb-2001	2096980	21-Feb-2001	31 Int.	Class: 31 Int. BANANAS
European Community	CHIQUITA GROWING A BETTER BANANA	4625331	08-Sep-2005	4625331	08-Sep-2005	31 Int.	Class: 31 Int. BANANAS
European Community	CHIQUITA. LA PLUS BANANE DES BANANES	792558	24-Sep-2002	792558	24-Sep-2002	31 Int.	Class: 31 Int. Bananas

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Finland	(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	T196702823	25-Jul-1967	52709	20-Jun-1968	29 Int., 31 Int.	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31)
Finland	CHIQUITA	T196604112	52351	29 Int., 31 Int.	25-Nov-1966	06-May-1968	All goods in Classes 29 and 31
Finland	CHIQUITA	T196200085	40677	31 Int.	09-Jan-1962	17-Apr-1963	Bananas
Finland	CHIQUITA	T198804550	109192	30 Int., 32 Int.	14-Oct-1988	05-Oct-1990	30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery ices; honey, treacle; yeast, baking-powder, salt, mustard; vinegar, sauces (condiments); spices; ice
Finland	CHIQUITA & Design (‘86 version)	3556/92	127656	29 Int., 31 Int.	22-Jul-1992	20-Aug-1993	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31)
Finland	CHIQUITA & Design (‘86 version)	T198804551	109193	30 Int., 32 Int.	14-Oct-1988	05-Oct-1990	Class 30: Confectionary, edible ices and ice cream Class 32: Fruit juices and beverages
Finland	CHIQUITA BANANA FIGURE	T196103012	12-Oct-1961	40676	17-Apr-1963	29 Int.	Preserved, dried and cooked fruits and vegetables
Finland	CHIQUITA JUST FRUIT IN A BOTTLE & DESIGN	T200700750	07-Mar-2007	239900	31-Jul-2007	32 Int.	Class: 32 Int. FRUIT JUICES

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Germany	(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE	U4573/30	07-May-1976	959331	07-May-1986	30 Int.	and cereal preparations for food, bread, biscuits, cake, chocolate, sweetmeats, sweets, fine bakery and confectionery goods, edible ice, honey, treacle, yeast,
Germany	CHIQUITA	U2780/26	837138	29 Int., 31 Int., 32 Int.	26-Nov-1966	18-Sep-1967	Meat and Fish Products, Canned Meats, Fish, Vegetable and Fruit, Vegetables, Fruit, Fruit Juices, Meat, Fish, Fruit and Vegetable Jellies
Germany	CHIQUITA	C47726/30	2907232	30 Int.	21-Oct-1994	30-May-1995	Baked goods
Germany	CHIQUITA	U38210/3	1147654	30 Int.	14-Oct-1988	11-Oct-1989	Confectionary, confit, sweetmeats, edible ices and ice cream
Germany	CHIQUITA & Design (‘86 version)	C43825/29WZ	2042813	29 Int., 31 Int.	22-Jul-1992	19-Aug-1993	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31)
Germany	CHIQUITA & Design (‘86 version)	C47727/30	2907231	30 Int.	21-Oct-1994	30-May-1995	Baked goods
Germany	CHIQUITA & Design (‘86 version)		645774	32 Int.	17-Jul-1987	25-Aug-1987	Beer; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages
Germany	CHIQUITA JR & Design	C43926/31 Wz	12-Aug-1992	2035449	04-May-1993	31 Int.	Fresh fruits and vegetables, namely bananas
Germany	CHIQUITA’S AND CHIQUITA BANANA FIGURE	U1472/26	22-Sep-1959	742381	11-Nov-1960	29 Int., 31 Int., 32 Int.	Fruit and tropical fruit, bananas, fruit puree, banana puree, fruit juices

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Ireland	CHIQUITA & BANANA FIGURE			72348	25-Jul-1967	31 Int.	Fresh fruits and Vegetables
Ireland	(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE			98377	24-Sep-1979	32 Int.	Fruit juice (non-fermented), non-alcoholic drinks; syrups, preparations for making beverages
Ireland	CHIQUITA			71083	23-Nov-1966	31 Int.	Fresh fruits and Vegetables
Ireland	CHIQUITA			71084	23-Nov-1966	29 Int.	Preserved, dried and cooked fruits and vegetables
Ireland	CHIQUITA			98376	24-Sep-1979	32 Int.	Fruit juice (non-fermented), non-alcoholic drinks; syrups, preparations for making beverages
Ireland	CHIQUITA			134467	10-Oct-1988	30 Int.	Confectionary, Edible Ices and Ice Cream
Ireland	CHIQUITA & Design (‘86 version)			134465	10-Oct-1988	29 Int.	Preserved, Dried and Cooked Fruits ad Vegetables, Jellies and Jams
Ireland	CHIQUITA & Design (‘86 version)			134466	10-Oct-1988	30 Int.	Confectionary, Edible Ices and Ice Cream
Ireland	CHIQUITA & Design (‘86 version)	3729/92	13-Jul-1992	154069	13-Jul-1992	31 Int.	Fresh fruits and vegetables
Ireland	CHIQUITA JUST FRUIT IN A BOTTLE		12-Mar-08			32 Int.	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Poland	CHIQUITA	Z-6585	46546	31 Int.	29-Nov-1966	29-Nov-1986	Bananas
Poland	CHIQUITA	Z-176464	122245	29 Int., 30 Int.	30-Jul-1997	09-Jan-2001

29: Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats

30: Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour

Poland	CHIQUITA	Z-149547	103465	32 Int.	20-Jul-1995	12-Oct-1998	Beverages
Poland	CHIQUITA	Z-74467	54202	29 Int.	22-May-1975	22-May-1985	Processed banana puree
Poland	CHIQUITA & Design (‘86 version)	Z-111994	78966	29 Int., 31 Int., 32 Int.	29-Jul-1992	24-Oct-1994	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31); fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages (32)
Poland	CHIQUITA & Design (‘86 version)	Z-149671	102583	32 Int.	24-Jul-1995	24-Jul-1995	Beverages

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Portugal	CHIQUITA		21-Oct-1971	171598	25-Jun-1979	29 Int.	Preserved bananas.
Portugal	CHIQUITA	251179	11-Nov-1988	251179	07-Jul-1992	30 Int.	Confectionary, edible ices and ice cream
Portugal	CHIQUITA	251180	11-Nov-1988	251180	07-Jul-1992	32 Int.	Fruit juices and non-alcoholic beverages
Portugal	CHIQUITA		28-Feb-1967	141104	18-Mar-1968	31 Int.	Bananas
Portugal	CHIQUITA & Design (‘86 version)	251181	11-Nov-1988	251181	07-Jul-1992	30 Int.	Confectionary, edible ices and ice cream
Portugal	CHIQUITA & Design (‘86 version)		11-Nov-1988	251182	07-Jul-1992	32 Int.	Fruit juices and beverages
Portugal	CHIQUITA & Design (‘86 version)	284990C	31-Jul-1992	284990C	28-Apr-1994	31 Int.	Fresh fruits and vegetables
Portugal	CHIQUITA BRAND BANANAS & OVAL DESIGN	145234	19-Oct-1967	145234	19-Nov-1968	31 Int.	Bananas

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Sweden	(OLD) DEVICE with CHIQUITA & BANANA FIGURE		24-Jul-1967	123681	31-May-1968	29 Int., 31 Int.	ALL GOODS IN CLASSES 29 AND 31
Sweden	CHIQUITA	8625/88	11-Oct-1988	251263	03-Sep-1993	30 Int., 32 Int.	Confectionary, edible ices and ice cream (30); Fruit juices and beverages (32)
Sweden	CHIQUITA	66-05064	24-Nov-1966	120042	16-Jun-1967	29 Int., 31 Int.

29: Meat, Fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats

31: Agricultural, horticultural and forestry products and grains not include

Sweden	CHIQUITA & Design (‘86 version)	9911/92	11-Nov-1992	251394	03-Sep-1993	31 Int.	Fresh fruits and vegetables
Sweden	CHIQUITA & Design (‘86 version)	8626/88	11-Oct-1988	254716	28-Jan-1994	30 Int., 32 Int.	Cakes and pastries (30); Fruit juices and drinks (32)
Sweden	CHIQUITA & Design (‘86 version)	97/06245	02-Jul-1997	332346	13-Aug-1999	29 Int.	All goods in Class 29

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
Switzerland	CHIQUITA	2772/1979	18-May-1979	300720	14-Nov-1979	32 Int.	FRUIT JUICES (NOT FERMENTED) AND OTHER NON-ALCOHOLIC DRINKS; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES
Switzerland	CHIQUITA	225466	28-Nov-1986	351331	23-Mar-1987	29 Int., 30 Int., 31 Int.	Foodstuffs, including freshness, conserved and in cans filled up fruits and vegetables
Switzerland	CHIQUITA & Design (‘86 version)	5346/1992.5	15-Jul-1992	399575	25-Mar-1993	29 Int., 31 Int., 32 Int.	Preserved, dried and cooked fruits and vegetables (29); fresh fruits and vegetables (31); fruit drinks and fruit juices, non-alcoholic drinks, syrups and other preparations for making beverages (32)
Switzerland	CHIQUITA & Design (‘86 version)	04359/1996	14-Jun-1996	438282	10-Apr-1997	30 Int.	All goods in International Class 30
Switzerland	CHIQUITA FRESH FRUITSHAKE	56328/2005	03-Aug-2005	537568	03-Aug-2005	32 Int.	Class: 32 Int. PRE-PACKAGED BEVERAGES MADE FROM BLENDED FRESH FRUIT AND FRUIT JUICE
Switzerland	CHIQUITA JR.	7338/1992	12-Oct-1992	402097	12-Oct-1992	31 Int.	Fresh fruit
Switzerland	CHIQUITA JR. and Design	6115/1992	11-Aug-1992	399805	05-Apr-1993	31 Int.	Fresh fruits and vegetables, namely bananas
Switzerland	CHIQUITA MINIS & DESIGN	58517/2006	21-Sep-2006	552711	05-Dec-2006	31 Int.	Class: 31 Int. FRESH BANANAS
Switzerland	CHIQUITA POPS with OVAL DEVICE			352309	06-Aug-1986	29 Int., 30 Int., 31 Int.	CLASS 29: DRIED AND COOKED FRUITS AND VEGETABLES, JELLIES, AND JAMS CLASS 30: CONFECTIONS, EDIBLE ICES AND ICE CREAM CLASS 31: FRESH FRUIT AND VEGETABLES
Switzerland	CHIQUITA’S AND CHIQUITA BANANA FIGURE	177321		301974	16-Aug-1979	29 Int., 30 Int., 31 Int.	Natural or ready-made foodstuff products

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
United Kingdom	(OLD) OVAL DEVICE with CHIQUITA & BANANA FIGURE			929929	23-Aug-1989	31 Int.	Fresh fruits and vegetables
United Kingdom	CHIQUITA	902128	25-Nov-1966	902128	25-Nov-1987	29 Int.	Preserved, dried and cooked fruits and vegetables
United Kingdom	CHIQUITA	902129	25-Nov-1966	902129	25-Nov-1987	31 Int.	Fresh Fruits and Vegetables
United Kingdom	CHIQUITA	1359573	03-Oct-1998	1359573	27-Apr-1990	30 Int.	Confectionary, edible ices, ice cream
United Kingdom	CHIQUITA	1589113	25-Oct-1994	1589113	22-Dec-1995	30 int.	Bakery products; flour and preparations made from cereals, bread, pastry and confectionary; coffee, tea, salt, cocoa, sugar, rice; honey, treacle; yeast, baking powder, spices; all included in Class 30
United Kingdom	CHIQUITA	1115174	31-May-1979	1115174	31-May-1979	32 Int.	Non-alcoholic drinks, preparations for making such drinks and syrups, fruit juices for use as a beverage
United Kingdom	CHIQUITA & Design (‘86 version)	1359551	03-Oct-1998	1359551	03-Oct-1988	29 Int.	Fruits and Vegetables, All Being Preserved, Dried or Cooked; Jellies and Jams
United Kingdom	CHIQUITA & Design (‘86 version)	1359552	03-Oct-1988	1359552	03-Oct-1988	30 Int.	Fruits and Vegetables, All Being Preserved, Dried or Cooked; Jellies and Jams
United Kingdom	CHIQUITA & Design (‘86 version)	1589116	25-Oct-1994	1589116	22-Dec-1995	30 Int.	Bakery products; flour and preparations made from cereals, bread, pastry and confectionary; coffee, tea, salt, cocoa, sugar, rice; honey, treacle; yeast, baking powder; spices; all included in Class 30
United Kingdom	CHIQUITA & Design (‘86 version)	1506265	10-Jul-1992	1506265	20-Aug-1993	31 Int.	Fresh fruits and vegetables

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
U.S.	ALWAYS FRESH. ALWAYS CHIQUITA.	75/635240	05-Feb-1999	2510902	20-Nov-2001	31 Int.	Fresh fruits and vegetables
U.S.	AMIGO	72/359925	15-May-1970	910452	23-Mar-1971	31 Int.	Bananas
U.S.	AMIGO & Design (‘92 version)	74/182170	03-Jul-1991	1688035	19-May-1992	31 Int.	Fresh fruits and vegetables
U.S.	BANANEWS	76/194425	16-Jan-2001	2681719	28-Jan-2003	16 Int.	Trade newsletter featuring articles and discussion related to banana sales and promotion
U.S.	CALYPSO BREEZE	74/088398	16-Aug-1990	1693443	09-Jun-1992	32 Int.	Blended fruit juice and blended fruit juice drinks
U.S.	CHICO & Design (‘01 version)	76/206273	07-Feb-2001	2646913	05-Nov-2002	31 Int.	Fresh fruits and vegetables
U.S.	CHIQUITA	73/668302	24-Jun-1987	1478926	01-Mar-1988	31 Int.	Fresh citrus fruits.
U.S.	CHIQUITA	73/616812	20-Aug-1986	1442357	09-Jun-1987	31 Int.	Fresh pineapples
U.S.	CHIQUITA	73/668297	24-Jun-1987	1478925	01-Mar-1988	31 Int.	Fresh fruits
U.S.	CHIQUITA	74/480838	21-Jan-1994	1906730	18-Jul-1995	30 Int.	Cookies and breakfast cereals
U.S.	CHIQUITA & Design (‘86 version)	73/680095	24-Aug-1987	1486128	26-Apr-1988	16 Int., 25 Int., 28 Int.	Pens, pencils, decals, writing paper and playing cards (16); Jackets, aprons, caps, hats, shirts & t-shirts (25); Dolls, balloons, golf balls & inflatable toys (28)
U.S.	CHIQUITA	74/538570	16-Jun-1994	1991773	06-Aug-1996	32 Int.	Flavored drinking water, soft drinks, fruit juices and fruit drinks
U.S.	CHIQUITA	76/033311	24-Apr-2000	2574376	28-May-2002	39 Int.	Freight transportation of produce for others by ship, truck, air, or railway
U.S.	CHIQUITA	72/100555	08-Jul-1960	711622	21-Feb-1961	31 Int.	Bananas
U.S.	CHIQUITA	75/421925	22-Jan-1998	2238638	13-Apr-1999	31 Int.	Fresh vegetables
U.S.	CHIQUITA	72/037919	26-Sep-1957	670320	24-Nov-1958	29 int.	Bananas puree (mashed banana)
U.S.	CHIQUITA	73/628661	05-Nov-1986	1446707	07-Jul-1987	32 Int.	Fruit juice
U.S.	CHIQUITA	72/254337	12-Sep-1966	853740	30-Jul-1968	30 Int.	Cake, muffin, and frosting mixes
U.S.	CHIQUITA	73/268455	30-Jun-1980	1183170	22-Dec-1981	31 Int.	Honeydew melon and cantaloupe
U.S.	CHIQUITA	75/741176	01-Jul-1999	2422224	16-Jan-2001	29 Int.	Processed fruits and vegetables
U.S.	CHIQUITA	74/127290	28-Dec-1990	1711944	01-Sep-1992	29 Int.	Processed bananas
U.S.	CHIQUITA & Design (‘86 version)	74/442265	29-Sep-1993	1903716	04-Jul-1995	30 Int.	Cookies
U.S.	CHIQUITA & Design (‘86 version)	75/741177	01-Jul-1999	2424101	23-Jan-2001	29 Int.	Processed fruits and vegetables
U.S.	CHIQUITA & Design (‘86 version)	73/680404	24-Aug-1987	1486128	26-Apr-1988	16 Int., 25 Int., 28 Int.	Pens, pencils, decals, writing paper and playing cards (16); Jackets, aprons, caps, hats, shirts & t-shirts (25); Dolls, balloons, golf balls & inflatable toys (28)

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
U.S.	CHIQUITA & Design (‘86 version)	73/668296	24-Jun-1987	1478924	01-Mar-1988	31 Int.	Fresh citrus fruits
U.S.	CHIQUITA & Design (‘86 version)	73/668344	24-Jun-1987	1490411	31-May-1988	31 Int.	Fresh fruits
U.S.	CHIQUITA & Design (‘86 version)	75/421920	22-Jan-1998	22401561	20-Apr-1999	31 Int.	Fresh vegetables
U.S.	CHIQUITA & Design (‘86 version)	76/033312	24-Apr-2000	2589433	02-Jul-2002	39 Int.	Freight transportation of produce for others by ship, truck, air or railway
U.S.	CHIQUITA & Design (‘86 version)	73/628678	05-Nov-1986	1445498	30-Jun-1987	32 Int.	Fresh juice
U.S.	CHIQUITA & Design (‘86 version)	73/295611	04-Feb-1981	1175379	27-Oct-1981	29 Int.	Processed bananas
U.S.	CHIQUITA & Design (‘94 version)	75/211700	11-Dec-1996	2204386	17-Nov-1998	30 Int.	Frozen confections
U.S.	CHIQUITA & Design (‘94 version)	75/242238	14-Feb-1997	2179540	04-Aug-1998	30 Int.	Candy
U.S.	CHIQUITA & Design (‘94 version)	75/976071	15-Aug-1994	2090170	19-Aug-1997	32 Int.	Fruit juices and fruit drinks
U.S.	CHIQUITA & Oval Design	72/180249	31-Oct-1963	775094	11-Aug-1964	07 Int.	Bananas
U.S.	CHIQUITA BANANA & Design	71/536969	06-Oct-1947	508492	12-Apr-1949	31 Int.	Fresh Bananas
U.S.	CHIQUITA BRAND BANANAS & OVAL DESIGN	72/167427	23-Apr-1963	765610	25-Feb-1964	31 Int.	Bananas
U.S.	CHIQUITA EXPRESS	74/002912	16-Nov-1989	1679058	10-Mar-1992	39 Int.	Transport brokerage services
U.S.	CHIQUITA FRESH CUT FRUIT & DESIGN	78/276075	18-Jul-2003	3024402	06-Dec-2005	31 Int.	FRESH VEGETABLES; FRESH FRUIT
U.S.	CHIQUITA FRUIT BITES	78/886554	18-May-2006	3211448	20-Feb-2007	29 Int.	Class: 29 Int. CUT FRUITS
U.S.	CHIQUITA FRUIT BITES & Design	78/879921	09-May-2006	3302163	02-Oct-2007	29 Int.	Class: 29 Int. CUT FRUITS
U.S.	CHIQUITA FRUIT SNACK & DESIGN	78/739679	25-Oct-2005	3082896	18-Apr-2006	29 Int.	Class: 29 Int. FRUITS, NAMELY, PUREED AND PROCESSED FRUIT
U.S.	CHIQUITA JR & DESIGN	74/246159	12-Feb-1992	1741559	22-Dec-1992	31 Int.	FRESH FRUITS AND VEGETABLES
U.S.	CHIQUITA JR.	74/287741	23-Jun-1992	1797234	05-Oct-1993	31 Int.	Fresh fruit

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
U.S.	CHIQUITA KIDS	75/808146	24-Sep-1999	2528220	08-Jan-2002	42 Int.	Providing information in the field of children’s nutrition, health, and fitness education and children’s entertainment and activities by means of a global computer network
U.S.	CHIQUITA MINI’S	78/451985	16-Jul-2004	3096646	23-May-2006	31 Int.	FRESH FRUITS AND VEGETABLES
U.S.	CHIQUITA MINI’S & DESIGN	78/731026	11-Oct-2005	3082895	18-Apr-2006	31 Int.	FRESH FRUITS
U.S.	CHIQUITA SOLUTIONS	76/317516	26-Sep-2001	2825756	23-Mar-2004	39 Int., 40 Int.	39: Produce handling and transportation by boat, truck and rail 40: Treating produce with chemicals to hasten ripening performed for others
U.S.	CHIQUITA TO GO	78/614595	22-Apr-2005	3228690	10-Apr-2007	31 Int.	FRESH FRUIT
U.S.	CHIQUITA W/ LADY IN OVAL DESIGN	78/276073	18-Jul-2003			31 Int.	FRESH VEGETABLES; FRESH FRUIT
U.S.	CHIQUITA – EVERYTHING ELSE IS JUST A BANANA	75/805840	22-Sep-1999	2854063	15-Jun-2004	31 Int.	Fresh fruits and vegetables
U.S.	CHIQUITA. PERFECT FOR LIFE.	76/270636	13-Jun-2001	2820213	02-Mar-2004	31 Int.	Fresh fruit and vegetables
U.S.	CHIQUITA. YOUR PRODUCE SOLUTION.	76/317515	26-Sep-2001	2604594	06-Aug-2002	39 Int., 40 Int.	39: Produce handling and transportation by boat, truck and rail 40: Treating produce with chemicals to hasten ripening performed for others
U.S.	CHIQUITASTORE.COM	76/337981	14-Nov-2001	2615199	03-Sep-2002	35 Int.	On-line retail store services featuring apparel, clothing accessories, collectibles, kitchen items and toys
U.S.	CHIQUITA-TIZE	75/635241	05-Feb-1999	2505051	06-Nov-2001	31 Int.	Fresh fruit and vegetables
U.S.	COMIENZA SANAMENTE CON CHIQUITA	75/894925	13-Jan-2000	2589237	02-Jul-2002	31 Int.	Fresh fruits and vegetables
U.S.	CONSUL	76/342985	29-Nov-2001	3259682	10-Jul-2007	31 Int.	FRESH FRUITS
U.S.	CONSUL & DESIGN	76/342984	29-Nov-2001	3259681	10-Jul-2007	31 Int.	FRESH FRUITS
U.S.	Design	72/100554	08-Jul-1960	714807	02-May-1961	46 Int.	Bananas
U.S.	DESIGN OF AN OVAL	73/793130	13-Apr-1989	1580381	30-Jan-1990	31 Int.	FRESH FRUITS
U.S.	GREAT WHITE FLEET	74/310386	28-Aug-1992	1824638	01-Mar-1994	39 Int.	FREIGHT TRANSPORTATION BY SHIP AND TRUCK
U.S.	GREAT WHITE FLEET LTD. & Design	74/310255	28-Aug-1992	1818185	25-Jan-1994	39 Int.	Freight transportation by ship and truck

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
U.S.	MISS C Logo	75/834672	29-Oct-1999	2507921	13-Nov-2001	31 Int.	Fresh fruits and vegetables
U.S.	Miss Chiquita Full Lady Design	76/374913	25-Feb-2002	2680536	28-Jan-2003	31 Int.	Fresh fruits and vegetables
U.S.	MISS CHIQUITA LADY DESIGN	78/848622	29-Mar-2006	3288029	04-Sep-2007	31 Int.	FRESH FRUITS; FRESH VEGETABLES
U.S.	ONLY THE BEST. ONLY CHIQUITA. EVERYDAY.	75/583458	05-Nov-1998	2513055	27-Nov-2001	31 Int.	Fresh fruit and vegetables
U.S.	ORCHARD WAVE	76/075136	20-Jun-2000	2595465	16-Jul-2002	32 Int.	Fruit juice and fruit drinks
U.S.	PACK A HEALTHY SNACK	77/113892	22-Feb-2007	3306358	09-Oct-2007	29 Int.	Cut fruits
U.S.	PEEL. EAT. REPEAT DAILY.	78/616283	25-Apr-2005	3228696	10-Apr-2007	31 Int.	FRESH FRUIT
U.S.	PERFECT FOR LIFE	76/356881	09-Jan-2002	2757195	26-Aug-2003	31 Int.	Fresh fruit and vegetables
U.S.	PETITE 150’s	73/699053	04-Dec-1987	1531118	21-Mar-1989	31 Int.	Fresh bananas
U.S.	PLACE STICKER ON FOREHEAD. SMILE.	78/616279	25-Apr-2005	3122121	25-Jul-2006	31 Int.	FRESH FRUIT
U.S.	POTASSIUM POWER	78/627854	11-May-2005	3234824	24-Apr-2007	31 Int.	FRESH FRUIT
U.S.	PRODUCE EXPRESS	75/812316	30-Sep-1999	2518350	11-Dec-2001	31 Int.	Fresh fruits and vegetables
U.S.	PRODUCE SOLUTIONS	75/376868	21-Oct-1997	2559102	09-Apr-2002	35 Int.	Merchandising and advertising services for distributors of fresh, frozen and processed fruits and vegetables
U.S.	QUITE POSSIBLY, THE WORLD’S PERFECT FOOD	74/022148	24-Jan-1990	1682463	07-Apr-1992	31 Int.	Fresh fruit, namely, bananas.
U.S.	RRR – THREE R’S & Design	73/304028	03-Apr-1981	1181417	08-Dec-1981	31 Int.	Fresh melons
U.S.	SUN CLASSICS	74/330186	10-Nov-1992	1859255	18-Oct-1994	32 Int.	Fruit Juices and Fruit Drinks
U.S.	SUNRISE SPLASH	76/097904	27-Jul-2000	2586342	25-Jun-2002	32 Int.	Fruit juices and fruit drinks
U.S.	THE FIRST LADY OF FRUIT	73/754329	22-Sep-1988	1542790	06-Jun-1989	31 Int.	Fresh fruit
U.S.	THE PERFECT FAST FOOD	76/343212	29-Nov-2001	2748373	05-Aug-2003	31 Int.	Fresh fruits and vegetables
U.S.	WHEN A LITTLE IS EXACTLY ENOUGH	74/291240	02-Jul-1992	1834848	03-May-1994	31 Int.	Fresh fruit
U.S.	WILD BERRY SPLASH	75/299019	28-May-1997	2171247	07-Jul-1998	32 Int.	Fruit juices

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
U.S.	YES! BANANAS	74/166737	15-May-1991	1684600	28-Apr-1992	31 Int.	Fresh bananas
U.S.	YES! BANANAS AND Design (BLACK & WHITE)	74/166736	15-May-1991	1684599	28-Apr-1992	31 Int.	Fresh bananas
U.S.	THE PERFECT FAST FOOD	76/343212	29-Nov-2001	2748373	05-Aug-2003	31 Int.	Fresh fruits and vegetables
U.S.	50/50 MIX	78646684	8-Jun-2005	3140699	5-Sep-2006	29	Fresh packaged vegetable salads comprised primarily of lettuces
U.S.	ASIAN SUPREME	78565804	11-Feb-2005	3108155	20-Jun-2006	29	Precut fresh packaged fruits and vegetables; salad kits consisting of precut vegetables or fruits and salad dressings
U.S.	B.L.T CAESAR	78496501	7-Oct-2004	3125077	1-Aug-2006	29	Packaged pre-cut ready to serve vegetable salads and salad kits, consisting of vegetable salads, salad dressings, croutons, seeds, nuts, cheese, and/or vegetable protein bits having a bacon flavor
U.S.	BABY! FLAVORFUL BLENDS & Circle Design	78876010	3-May-2006	3286149	28-Aug-2007	29	Fresh vegetable salads comprised primarily of lettuces
U.S.	CAESAR SUPREME	75309861	17-Jun-1997	2178338	4-Aug-1998	29	Prepackaged salads except macaroni, rice and pasta salads
U.S.	CAESARLITE	78496511	7-Oct-2004	3047134	17-Jan-2006	29	Packaged pre-cut ready to serve vegetable salads and salad kits, consisting of vegetable salads, salad dressings and croutons
U.S.	CAFÉ FRESH	78222163	5-Mar-2003	2859000	29-Jun-2004	29	Prepackaged fresh cut salads, fruits and vegetables
U.S.	CALIFORNIA CRISP	78304503	23-Sep-2003	2877711	24-Aug-2004	29	Precut, packaged fresh vegetables for salads
U.S.	COOL WATERMELON	76360152	17-Jan-2002	2720004	27-May-2003	29	PRECUT PACKAGED FRUITS AND SALADS AND SNACK KITS COMPRISED IN PART OF PRECUT FRUIT AND SALADS
U.S.	COOL WATERMELON GRAPE	76266565	4-Jun-2001	2707767	15-Apr-2003	29	PRECUT PACKAGED FRUITS AND SALADS
U.S.	CRISP APPLE ORANGE	76292637	30-Jul-2001	2714741	6-May-2003	29	PACKAGED, PRE-CUT FRUITS AND FRUIT SALADS
U.S.	DOUBLE CARROTS	75756214	21-Jul-1999	2384248	5-Sep-2000	29	FRESH CUT VEGETABLES AND FRESH PACKAGED SALADS
U.S.	EVERYTHING BUT THE DRESSING	78211964	6-Feb-2003	2880392	31-Aug-2004	29	Garden salads; salad kits consisting primarily of lettuce, nuts, berries, fruits, cheese, and also including croutons; fresh packaged vegetables and fruits

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
USA	EXPERIENCE THE FRESHNESS	78825399	28-Feb-2006	3263184	10-Jul-2007	29	Packaged pre-cut ready to serve vegetable salads and salad kits, consisting of vegetable salads, salad dressings, croutons, seeds, nuts, cheese, and/or vegetable protein bits having a bacon flavor.
USA	EXPERIENCE THE FRESHNESS & Design	78859413	11-Apr-2006	3299910	25-Sep-2007	29	Precut packaged fresh vegetables and garden salads
USA	FLAVORFUL BABY! BLENDS	78864295	18-Apr-2006	3306885	9-Oct-2007	29	Packaged pre-cut ready to serve lettuces
USA	FRESH ADVANTAGE	75977005	21-Feb-1991	2155832	5-May-1998	31	fresh fruits and vegetables
U.S.	FRESH EXPRESS	75571155		2346673	5/2/2000	29, 30, 31 Int.	Cut ready to serve fresh vegetables; salad dressings; fresh vegetables
U.S.	FRESH EXPRESS & Leaves Logo	75623223	19-Jan-1999	2363302	27-Jun-2000	29	CUT, READY-TO-SERVE FRESH VEGETABLES
U.S.	Fresh Express & leaves logo	78534042		3028912	12/13/2005	29 Int.	Precut fresh packaged fruits and veg., salad kits consisting of precut vegetables or fruits and salad dressings
U.S.	FRESH EXPRESS AMERICA’S FRESH COLE SLAW & Design	75736625	24-Jun-1999	2462558	19-Jun-2001	29	Cole slaw
U.S.	FRESH EXPRESS PROMISE & Circle Design	78859869	12-Apr-2006			29, 30	Precut packaged fresh vegetables and garden salads
U.S.	FRESH EXPRESS REAL! FRESH! FRUIT! & Design	78207608	27-Jan-2003	2866618	27-Jul-2004	29	Precut fresh packaged fruits
U.S.	FRESH EXPRESS SALAD SPOT & Design	78656137	22-Jun-2005	3349587	4-Dec-2007	29	Precut fresh packaged fruits and vegetables, salad kits consisting of precut vegetables or fruits and salad dressings
U.S.	FRESHSTICKS	77065694	15-Dec-2006			21	eating utensils in the nature of modified chopsticks
U.S.	FRUIT SNACKERS	76368557	8-Feb-2002	2776542	21-Oct-2003	29	Packaged, precut fruits and fruit salads including packaged snack kits consisting of precut fruits ad fruit salads

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
U.S.	FRUIT SNACKERS	76414075	3-Jun-2002	2826982	30-Mar-2004	29	Snack kits comprised primarily of packaged, precut fruits and fruit salads, dairy products, namely cheese, processed cheese and yogurt, and also containing snack foods, namely, bagels, crackers, granola, wheat-based snack products, and grain and cereal-based food bars
U.S.	GOLD PINEAPPLE	78269990	2-Jul-2003	3067366	14-Mar-2006	29	Precut, packaged fresh fruits
U.S.	GOURMET CAFÉ SALADS	77050290	22-Nov-2006			29, 30	pre-cut fruit and vegetable salads and salad kits comprised of pre-cut fruit, pre-cut vegetables, salad dressing, cheese, prepared meat, processed edible seeds, nut meats salad kits comprised of croutons, corn chips
U.S.	GREEN & CRISP & Design	78308731	2-Oct-2003	2895732	19-Oct-2004	29	Precut, packaged fresh vegetables for salads
U.S.	GREENER EUROPEAN	75569601	14-Oct-1998	2313742	1-Feb-2000	29	GARDEN SALADS
U.S.	ICEBERG LOVER’S	75775664	13-Aug-1999	2458415	5-Jun-2001	29	FRESH CUT VEGETABLES AND GARDEN SALADS, SALAD KITS COMPRISED OF MIXED GARDEN SALAD AND SALAD DRESSING
U.S.	KEEP-CRISP	75569917	14-Oct-1998	2388846	19-Sep-2000	29	GARDEN SALADS
U.S.	KEEP-CRISP	77167050	26-Apr-2007			29	Plastic food storage bags for food packaging, sold as an integral component of fresh cut produce, namely, cut fruits, cut vegetables and pre-cut vegetable salads.
U.S.	Leaves design	75786914		2350349	5/16/2000	29 Int.	Fresh cut fruits/veg. and garden salads, salad kits comprised of mixed garden salad and salad dressings
U.S.	LETTUCE TRIO	78305662	25-Sep-2003	2928418	22-Feb-2005	29	Prepackaged vegetable salads and salad kits
U.S.	LETTUCE TRIO & Design	78308724	2-Oct-2003	2895731	19-Oct-2004	29	Prepackaged vegetable salads
U.S.	Lettuce Trio Package Design	78310651	7-Oct-2003	3185035	12-Dec-2006	29	Precut, packaged, ready-to-serve vegetable salads, salad kits, and precut fresh vegetables for salads
U.S.	MAKE IT A MEAL TONIGHT!	76233880	28-Mar-2001	2581704	18-Jun-2002	29	PACKAGED, PRE-CUT, READY TO SERVE VEGETABLE SALADS AND SALAD KITS, CONSISTING OF VEGETABLE SALADS, SALAD DRESSINGS, CROUTONS, SEEDS, NETS, CHEESE, AND/OR VEGETABLE PROTEIN BITS HAVING A BACON FLAVOR

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
U.S.	MAKE TONIGHT SALAD NIGHT!	76233881	28-Mar-2001	2578100	11-Jun-2002	29	Packaged, pre-cut, ready to serve vegetable salads and salad kits, consisting of vegetable salads, salad dressings, croutons, seeds, nuts, cheese, and/or vegetable protein bits having a bacon flavor
U.S.	MEDITERRANEAN SUPREME	77050306	22-Nov-2006	3310719	16-Oct-2007	29	Packaged fresh pre-cut vegetable salads and salad kits comprised of packaged fresh pre-cut vegetable salads, cheese, croutons, salad dressing
U.S.	MORE CARROT GOODNESS THAN OUR REGULAR ICEBERG SALA	78299439	11-Sep-2003	2936112	29-Mar-2005	29	Prepackaged vegetable salads
U.S.	MORE CARROTS AMERICAN	75569621	14-Oct-1998	2315991	8-Feb-2000	29	GARDEN SALADS
U.S.	ORIGINAL ICEBERG GARDEN SALAD	78837141	14-Mar-2006	3183887	12-Dec-2006	29	Prepackaged fresh cut garden salads
U.S.	PACIFICA! VEGGIE SUPREME	77050305	22-Nov-2006			29	Packaged fresh pre-cut vegetable salads and salad kits comprised of packaged fresh pre-cut vegetable salads, edible seeds, soy nuts, salad dressing
U.S.	PREMIUM ROMAINE & Design	78309406	3-Oct-2003	2910836	14-Dec-2004	29	Precut, packaged fresh vegetables for salads
U.S.	R REDI-CUT FOODS, INC. (stylized)	74265112	13-Apr-1992	1736904	1-Dec-1992	31	fresh pre-cut vegetables
U.S.	REAL! Fresh! Fruit! & 3-Pack Side Label Design	78156592	21-Aug-2002	2833193	13-Apr-2004	29	Precut fresh packaged fruits
U.S.	REAL! FRESH! FRUIT! & Circumference Label Design	78156595	21-Aug-2002	2858841	29-Jun-2004	29	Precut fresh packaged fruits
U.S.	REAL! FRESH! FRUIT! (stylized)	78175631	17-Oct-2002	2827812	30-Mar-2004	29	Precut packaged fruits and salads
U.S.	REAL! FRESH! FRUIT! FRUIT SNACKERS! & Label Design	78156598	21-Aug-2002	2847447	1-Jun-2004	29	Precut fresh packaged fruits, crackers, sold as a unit

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
U.S.	ROYAL BLEND	76221150	6-Mar-2001	2961624	14-Jun-2005	29	PACKAGED PRE-CUT READY TO SERVE VEGETABLE SALADS AND SALAD KITS
U.S.	SALSA! ENSALADA SUPREME	78547363	13-Jan-2005	3152061	3-Oct-2006	29	Precut fresh packaged vegetables, salad kits consisting of precut vegetables, cheese, tortilla strips and salad dressing
U.S.	SHREDS!	78598554	30-Mar-2005	3343791	27-Nov-2007	29	Prepackaged lettuce
U.S.	Sunrise Design (Everything but the Dressing)	78296912	5-Sep-2003	2932855	15-Mar-2005	29	Salad kits consisting primarily of lettuce, vegetables, nuts and berries
U.S.	Sunrise Organic Package Design	78167078	23-Sep-2002	3275997	7-Aug-2007	29	Packaged pre-cut ready to serve vegetable salads, fruit salads and salad kits, comprised of precut fruits, vegetables and salad dressing
U.S.	Sunrise Package Design	76246252	24-Apr-2001	2694754	11-Mar-2003	29	PACKAGED PRE-CUT READY TO SERVE VEGETABLE SALADS AND SALAD KITS
U.S.	SWEET MELON MEDLEY	76266564	4-Jun-2001	2707766	15-Apr-2003	29	PRECUT PACKAGED FRUITS AND SALADS
U.S.	TASTE HOW GOOD SALADS CAN BE!	76148679	16-Oct-2000	2555381	2-Apr-2002	29	PACKAGED PRE-CUT READY TO SERVE VEGETABLE SALADS AND SALAD KITS
U.S.	TEENS 4 GREENS	78911816	19-Jun-2006	3350300	4-Dec-2007	41	Sponsoring contests and incentive award programs to encourage teenagers to set up and achieve goals relating to fitness, healthy eating, salads, and creation of salad recipes
U.S.	TEENS FOR GREENS	77178954	11-May-2007	3351871	11-Dec-2007	16	Recipe cards containing recipes
U.S.	TEENS FOR GREENS	78889432	22-May-2006	3290870	11-Sep-2007	41	Sponsoring contests and incentive award programs to encourage teenagers to set up and achieve goals relating to fitness, healthy eating, salads and creation of salad recipes
U.S.	THOROUGHLY WASHED FRESH FROM NATURE & Design	78304508	23-Sep-2003	2910811	14-Dec-2004	29	Packaged pre-cut ready to serve vegetable salads, fruit salads and salad kits comprised of precut fruits, vegetables and salad dressing
U.S.	TRIPLE HEARTS	78299428	11-Sep-2003	2968918	12-Jul-2005	29	Prepackaged vegetable salads
U.S.	VEGGIE LOVER’S	75570130	14-Oct-1998	2323505	29-Feb-2000	29	GARDEN SALADS
U.S.	VEGGIE SUPREME SALAD	78270960	7-Jul-2003	2924362	1-Feb-2005	29	Packaged precut fresh vegetables and salad dressing
U.S.	WHY WE’RE SO FRESH	75761646	27-Jul-1999	2345719	25-Apr-2000	29	FRESH CUT VEGETABLES AND GARDEN SALADS
U.S.	WHY WE’RE SO FRESH! & Design	75622887	19-Jan-1999	2321207	22-Feb-2000	29	CUT, READY-TO-SERVE FRESH VEGETABLES

Country	Trademark	Appn No	Filing Date	Regn No	Regn Date	Class	Goods
U.S.	TECTROL	76327387	19-Oct-2001	2720662	3-Jun-2003	39	preparing foodstuff packaging for transport by adding gas to the carrying containers, for the preservation of the foodstuff and its appearance
U.S.	TRANSFRESH	74703025	18-Jul-1995	2036587	11-Feb-1997	1, 39

Gases and mixture of gases for preserving and maintaining the freshness appearance of fresh fruits, fresh vegetables, fresh meat, fresh vegetables, fresh meat, fresh poultry, fresh fish and fresh shellfish transportation by truck and trailer of gases, hardware, and plastic sheeting for use by others in providing gas-filled containers for fresh produce

U.S.	TRANSFRESH	78616598	26-Apr-2005	3164771	31-Oct-2006	39	preparing foodstuff packaging for transport by adding gas to the carrying containers, for the preservation of the foodstuff and its appearance
U.S.	CATCH A CARAMEL WAVE	SN: 76-218704	5-Mar-2001	RN: 2,595,873	16-Jul-2002	29	Packaged snack food consisting of sliced fresh fruit and dipping sauce
U.S.	IF YOU LIKE FRESH, YOU’LL LOVE VERDELLI	SN:75-776391	16-Aug-1999	RN: 2,538,956	19-Feb-2002	29	Packaged fresh cut fruit and packaged garden salads
U.S.	MISCELLANEOUS DESIGN	SN: 76-218705	5-Mar-2001	RN: 2,595,874	16-Jul-2002	29	Packaged snack food consisting of sliced fresh fruit and dipping sauce
U.S.	VERDELLI	SN: 75-776388	16-Aug-1999	RN: 2,452,546	22-May-2001	29	Packaged fresh cut fruit and packaged garden salads
U.S.	VERDELLI and Design	SN: 75-776389	16-Aug-1999	RN: 2,452,547	22-May-2001	29	Packaged fresh cut fruit and packaged garden salads
U.S.	VERDELLI and Design	SN: 76-288017	23-Jul-2001	RN: 2,594,252	16-Jul-2002	29	Packaged fresh cut fruit and packaged garden salads

Schedule 4.01(q)

Significant Subsidiaries

See Schedule 4.01(q) attached hereto and incorporated herein.

Schedule 4.01(q)

SUBSIDIARIES
Entity Name	Jurisdiction	Classes of Equity Securities	Number & Percentage of Equity Securities owned directly or indirectly by CBII or Borrower Entities
US SUBSIDIARIES
Chiquita Brands L.L.C.	DE	1 Class (Membership Interests)	100% Membrship Interest (Equity Securities) is owned by Chiquita Brands International, Inc.
Bocas Fruit Co. L.L.C.	DE	1 Class (Membership Interests)	100% Membership Interest (Equity Securities) is owned by Chiquita International Limited, which is 100% owned by Fresh Holding C.V.
Chiquita Fresh North America L.L.C.	DE	1 Class (Membership Interests)	100% Membership Interest (Equity Securities) is owned by Borrower.
Coast Citrus Distributors Holding Company	DE	1 Class (Common)	100 Shares (100% of the Equity Securities) are owned by Borrower.
Fresh International Corp.	DE	1 Class (Common)	100 Shares (100% of the Equity Securities) are owned by Borrower.
TransFRESH Corporation	DE	1 Class (Common)	1,500 Shares (100% of the Equity Securities) are owned by Fresh International Corp.
Fresh Express Incorporated	DE	1 Class (Common)	600 Shares (100% of the Equity Securities) are owned by Fresh International Corp.
Verdelli Farms Inc.	PA	1 Class (Common)	500 Shares (100% of the Equity Securities) are owned by Fresh Express Incorported.
B C Systems, Inc.	DE	1 Class (Common)	7,088 Shares (100% of the Equity Securities) are owned by Fresh Express Incorporated.
American Produce Company	DE	1 Class (Common)	100 Shares (100% of the Equity Securities) are owned by Borrower.

SIGNIFICANT SUBSIDIARIES
Chiquita Brands L.L.C.	DE	1 Class (Membership Interests)	100% Membrship Interest (Equity Securities) is owned by Chiquita Brands International, Inc.
Bocas Fruit Co. L.L.C.	DE	1 Class (Membership Interests)	100% Membership Interest (Equity Securities) is owned by Chiquita International Limited.
Chiquita Fresh North America L.L.C.	DE	1 Class (Membership Interests)	100% Membership Interest (Equity Securities) owned by Borrower.
Fresh International Corp.	DE	1 Class (Common)	100 Shares (100% of the Equity Securities) are owned by Borrower.
TransFRESH Corporation	DE	1 Class (Common)	1,500 Shares (100% of the Equity Securities) are owned by Fresh International Corp.
Fresh Express Incorporated	DE	1 Class (Common)	600 Shares (100% of the Equity Securities) are owned by Fresh International Corp.

Entity Name	Jurisdiction	Classes of Equity Securities	Number & Percentage of Equity Securities owned directly or indirectly by CBII or Borrower Entities
B C Systems, Inc.	DE	1 Class (Common)	7,088 (100% of Equity Securities) are owned by Fresh International Corp.
Verdelli Farms Inc.	PA	1 Class (Common)	500 Shares (100% of the Equity Securities) are owned by Fresh Express Incorported.
American Produce Company	DE	1 Class (Common)	100 Shares - 100% of equity interests are owned by Chiquita Brands L.L.C.
Atlanta Aktiengesellschaft	Germany	1 Class	100 Shares (100% Equity Securities) are owned by “Hameico” Fruit Trade GmbH.
Direct Fruit Marketing DFM GmbH	Germany	1 Class	950,000 Shares (100% of the Equity Securities) are owned by Atlanta Aktiengesellschaft.
Chiquita Banana Company B.V.	Netherlands	1 Class	5,001 Shares (100% of the Equity Interest) are owned by Fresh Holding C.V.
Chiquita International Limited	Bermuda	1 Class	12,100 Shares (100% of the Equity Interest) are owned by Fresh Holding C.V.
Chiquita Italia, S.p.A.	Italy	1 Class	120,000 Shares (100% if the Equity Interest) are owned by Chiquita Banana Company B.V.
Meneu Distribucion,S.A.	Spain	1 Class	2,800 Shares (50% Equity Secuirites) are owned by Chiquita Banana Company B.V. 2,800 Shares (50%) are owned by Atlanta World Trade GmbH which is 100% owned by Atlanta Aktiengesellschaft.
Josef Ahorner GmbH	Austria	1 Class	100 Shares - 100% of equity interests are owned by Atlanta World Trade GmbH.
Compania Bananera Guatemalteca Independiente, Sociedad Anonima	Guatemala	1 Class	5,338,478 Shares (100% of the Equity Securities) are owned by Chiquita International Limited. The company reorganized during 2007 and new certificates to be issued in connection with Chiquita International Limited’s pledge of these securities with this credit facility.
Compania Bananera Atlantica Limitada	Costa Rica	1 Class	100 Shares (100% of the Equity Securities) are owned by Chiquita International Limited.
Chiquita UK Limited	United Kingdom	1 Class	100% of equity interests are owned by Chiquita Banana Company B.V.
Great White Fleet (US) Ltd.	Bermuda	1 Class	12,000 Shares (100% of the Equity Securities) are owned by Great White Fleet Ltd.
Tela Railroad Company Ltd.	Bermuda	1 Class	12,000 Shares (100% of the Equity Securities) are owned by Chiquita International Limited.
Exportadora Chiquita Chile Limitada	Chile	1 Class	67.93% of the equity interests are owned by Alsama Ltd. and 32.07% of the equity interests are owned by Heaton Holdings Ltd.
Spiers N.V.	Belgium	1 Class	100% of equity interests are owned by Chiquita Banana Company B.V.
“Hameico” Fruit Trade GmbH	Germany	1 Class	5,050,000 Shares - 80% of the equity interests are owned by Chiquita Banana Company B.V. and 20% of the equity interests are owned by American Produce Company.
Fresh Holding C.V.	Netherlands	1 Class	99% of the equity interests are owned by Borrower. 1% of the equity interests is owned by Chiquita Fresh North America L.L.C.
Great White Fleet Ltd.	Bermuda	1 Class	12,000 Shares (100% of Equity Securities) are owned by Chiquita International Limited.

Entity Name	Jurisdiction	Classes of Equity Securities	Number & Percentage of Equity Securities owned directly or indirectly by CBII or Borrower Entities
Chiquita Poland Spolka Z Ograniczona	Poland	1 Class	565,000 Shares - 100% of equity interests are owned by Chiquita Banana Company B.V.
Chiquita Deutschland GmbH	Germany	1 Class	1 Share - 100% of the equity interests are owned by “Hameico” Fruit Trade GmbH.
Chiquita Nordic Ltd.	Finland	1 Class	150 Shares - 100% of equity interests are owned by Chiquita Banana Company B.V., which is 100% owned by Borrower.
Chiquita Hellas Anonimi Eteria Tropikon Ke Allon Frouton	Greece	1 Class	6,000 Shares - 99.9% of equity interests (5,999 shares) are owned by Chiquita Banana Company B.V. and 0.1% of equity interest (1 share) is owned by Chiquita Italia, S.p.A.
Compania Mundimar S.A.	Costa Rica	1 Class	58,100 Shares - 100% Membership Interest (Equity Securities) owned by Borrower.
Processed Fruit Ingredients B.V.B.A	Belgium	1 Class	501 Shares - 99.8% of equity interests (500 shares) are owned by Chiquita Banana Company B.V. 0.2% of equity interests (1 share) is owned by Chiquita Fresh B.V.B.A.
Chiquita Fresh B.V.B.A	Belgium	1 Class	500 Shares - 99% of equity interests (495 shares) are owned by Chiquita Frupac B.V., which is 100% owned by Chiquita Banana Company B.V., which is owned 100% by Borrower. 1% (5 shares) is owned by Chiquita Banana Company B.V.

DE MINIMUS U.S. SUBSIDIARIES
Chiquita Fresh Cut, L.L.C.	DE	1 Class (Membership Interests)	100 Units - 100% Membership Interest (Equity Securities) owned by Chiquita Fresh North America, L.L.C.
CB Containers, Inc.	DE	1 Class	100 Shares - 100% of equity interests owned by Chiquita Fresh North America, L.L.C.
Chiquita Store.com L.L.C.	DE	1 Class (Membership Interests)	100 Units - 100% Membership Interest (Equity Securities) owned by Chiquita Fresh North America, L.L.C.
Chiquita Citrus Packers, Inc.	DE	1 Class	10,000 Shares - 100% of equity interests are owned by Chiquita Brands L.L.C.
Chiquita Melon Packers, Inc.	DE	1 Class	1,000 Shares - 100% of equity interests are owned by Chiquita Brands L.L.C.
Chriqui Land Company	DE	1 Class	20,000 Shares - 100% of equity interests are owned by Chiquita Brands L.L.C.
Puerto Armuelles Fruit Company	DE	1 Class	12,000 Shares - 100% of equity interests are owned by Chriqui Land Company
Compania Agricola de Rio Tinto	DE	1 Class	1,000 Shares - 100% of equity interests are owned by Chiquita Brands L.L.C.
Compania Agricola del Guayas	DE	1 Class	4,000 Shares - 100% of equity interests are owned by Chiquita Brands L.L.C.
Intrepid Investment Company	DE	1 Class	1,000 Shares - 100% of equity interests are owned by Chiquita Brands L.L.C.
St. James Investments	DE	1 Class	1,000 Shares - 100% of equity interests are owned by Chiquita Brands L.L.C.
Alamo Land Company	DE	1 Class	3,000 Shares - 100% of equity interests are owned by B C Systems, Inc.

Entity Name	Jurisdiction	Classes of Equity Securities	Number & Percentage of Equity Securities owned directly or indirectly by CBII or Borrower Entities
V.F. Transportation, L.L.C.	PA	1 Class (Membership Interests)	100% Membership Interest (Equity Securities) owned by Verdelli Farms, Inc.
G & V Farms, LLC	PA	1 Class (Membership Interests)	100 Units - 100% Membership Interest (Equity Securities) owned by Verdelli Farms, Inc.

Schedule 4.01(w) Insurance

Chiquita Brands International, Inc. as of 3/31/08

Policy	Inception	Expiration	Limit	Deductible	Insurer
International Credit Insurance	1/1/2007	1/1/2010	[*]	[*]	[*]
Marine Ocean Cargo (non-bananas)	1/1/2008	1/1/2009	[*]	[*]	[*]
Marine Bunkers	1/15/2008	1/15/2009	[*]	[*]	[*]
Marine P&I (Tropical Watercraft)	2/20/2008	2/20/2009	[*]	[*]	[*]
Marine Container	2/20/2008	2/20/2009	[*]	[*]	[*]
Marine Consultant Health	2/20/2008	2/20/2009	[*]	[*]	[*]
Marine Bumbershoot	4/30/2007	4/30/2008	[*]	[*]	[*]
Marine Liability (Charterer’s)	4/30/2007	4/30/2008	[*]	[*]	[*]
Fiduciary - CBII	5/31/2007	10/15/2008	[*]	[*]	[*]
Fidelity (Crime)	5/31/2007	10/15/2008	[*]	[*]	[*]
Worldwide Property	6/28/2007	6/28/2008	[*]	[*]	Lloyds of London, Ace, Allianz
Employment Practices Liability	7/31/2007	10/31/2008	[*]	[*]	Chubb
International General Liability, Auto Liability, Workers Compensation (Foreign DIC Coverage)	7/31/2007	7/31/2008	[*]	[*]	Chubb
Workers Comp/Employers Liability - US	7/31/2007	7/31/2008	[*]	[*]	Chubb
General Liability - US	7/31/2007	7/31/2008	[*]	[*]	Chubb
Auto Liability - US	7/31/2007	7/31/2008	[*]	[*]	Chubb
Umbrella/Excess	7/31/2007	7/31/2008	[*]	[*]	[*]
Product Recall	9/29/2007	9/29/2008	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
Aviation/Hull/5 Trop	10/4/2007	10/4/2008	[*]	[*]	[*]
Aviation Seat Accident	2/20/2007	10/4/2008	[*]	[*]	[*]
Directors & Officers Liability	10/15/2007	10/15/2008	[*]	[*]	[*]
Marine Ocean Cargo (bananas)	10/15/2007	10/15/2008	[*]	[*]	[*]
Marine Cargo E.U. License	12/31/2007	12/31/2008	[*]	[*]	[*]

Atlanta AG Policy Summary

Policy Type	Sums/Limits/Deductibles	Carrier

Marine Cargo	[*]	[*]

Group Accident	[*]	[*]

Trade Credit	[*]	[*]

Fidelity	[*]	[*]

Automobile Fleet	[*]	Allianz Versicherung Frankfurt, Policy: GKR90/0738/8134100/317

Automobile	[*]	Allianz Versicherung AG, Frankfurt 8134243

Automobile – forklift trucks	[*]	Allianz Versicherung AG, Frankfurt 8134242

Property	[*]	Gothaer Versicherungsbank WaG Arnoldiplatz 1 50969 Koln

Extra Expense	[*]	[*]

Commercial General Liability and Environmental Impairment Liability	[*]	Chubb Insurance Company of Europe S.A., Hamburg / 7498-1358

D & O	[*]	[*]

Professional Liability	[*]	[*]

Professional Liability	[*]	[*]

Marine Cargo Additional Coverage	[*]	[*]

EDP Package	[*]	[*]

Schedule 4.01(x)

Contracts with Officers and Directors.

The inclusion of any item on this Schedule 4.01(x) is not deemed to be an admission or representation that the included item is on terms not at least as favorable to such Loan Party as an arm’s length transaction with unaffiliated Persons, nor that such agreements are material.

1.	Employment Contract between Chiquita International Services Group N.V. (C.I.S.G.) and Michel Loeb dated December 29, 2003.

2.	Employment Agreement Managing Director between Chiquita Banana Company B.V. and Michel Loeb dated January 4, 2007.

3.	Employment Agreement between Fernando Aguirre and Chiquita Brands International, Inc. dated January 12, 2004 and Letter Agreement dated April 12, 2007 between Fernando Aguirre and Chiquita Brands International, Inc.

4.	Mortgage Subsidy Arrangement for Tanios Viviani as described in Form 8-K dated January 10, 2006 for more information.

Schedule 4.01(z)

Mortgaged Properties

See Schedule 4.01(z) attached hereto and incorporated herein.

	OWNER	ADDRESS/DESCRIPTION	[*]	Fair Value
1	B C Systems, Inc., a Delaware corporation	1200 / 1220 Merrill Street Salinas, CA (Monterey County)	[*]	1,750,000
2	B C Systems, Inc., a Delaware corporation	1225 / 1227 Merrill Street Salinas, CA (Monterey County)		3,160,000
3	B C Systems, Inc., a Delaware corporation	1341 Merrill Street Salinas, CA (Monterey County)		5,100,000
4	B C Systems, Inc., a Delaware corporation	900 E. Blanco Rd. Salinas, CA (Monterey County)		22,150,000
5	B C Systems, Inc., a Delaware corporation	Spreckels Land Hunter Lane, CA (Monterey County)	[*]	2,700,000
6	B C Systems, Inc., a Delaware corporation	Spreckels Land Hunter Lane, CA(Monterey County)	[*]	2,200,000
7	Fresh Express, Incorporated, a Delaware corporation (formerly Fresh-Cuts, Inc., dba Fresh Express Atlanta)	1361 Southern Rd. Morrow, GA (Clayton County)		14,900,000
8	Verdelli Farms, Inc.	7800 Wilmer Drive Harrisburg, PA (Dauphin County)	Tax parcel 63-018-046	600,000
9	Verdelli Farms, Inc.	7505 Grayson Road and adjacent land Harrisburg, PA (Dauphin County)	Tax parcel 63-018-116 & Tax parcel 63-018-104	12,000,000

Schedule 4.01(aa)

Leased Properties

See Schedule 4.01(aa)(i) attached hereto and incorporated herein for a list of leased ranch properties.

See Schedule 4.01(aa)(ii) attached hereto and incorporated herein for a list of leased facility properties.

Schedule 4.01(aa)(i)

Leased Ranch Properties

DESCRIPTION OF PREMISES	BORROWER PARTY ROLE	NAME OF LESSOR	NAME OF LESSEE	RENTAL COST	CURRENT TERM END
ANDERSON RANCH 1[*], Monterey County, CA*	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
ANDERSON RCH 2[*], Monterey County, CA	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
Lease No. 01-69, [*], Yuma County, AZ	Lessee	[*]	Bruce Church Inc.	[*]	[*]
Lease No. 01-70,[*], Yuma County, AZ	Sublesee	[*]	Fresh Express Incorporated	[*]	[*]
Lease No. 03-1190, [*], Yuma County, AZ	Lessee	[*]	BC Systems Inc.	[*]	[*]
BC SYSTEMS RANCH [*], Yuma County, AZ	Lessor	BC Systems Inc.	[*]	[*]	[*]
VIOLINI SISTERS RANCH [*], Monterey County, CA	Lessee	[*]	Fresh Express Incorporated	[*]	[*]

DESCRIPTION OF PREMISES	BORROWER PARTY ROLE	NAME OF LESSOR	NAME OF LESSEE	RENTAL COST	CURRENT TERM END
26 Acre Cooler, Yuma County, AZ	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
Girls Ranch/Township 7 [*], Yuma County, AZ	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
Daniels Ranch, [*], Yuma County, AZ	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
BC SYSTEMS RANCH, [*], Monterey County, CA	Lessor	BC Systems Inc.	[*]	[*]	[*]
BC SYSTEMS RANCH, [*], Monterey County, CA	Lessor	BC Systems Inc.	[*]	[*]	[*]

DESCRIPTION OF PREMISES	BORROWER PARTY ROLE	NAME OF LESSOR	NAME OF LESSEE	RENTAL COST	CURRENT TERM END
Fresh Express Incorporated, [*], Monterey County, CA	Lessor	Fresh Express Incorporated	[*]	[*]	[*]
COOLEY RANCH aka ESTEL RANCH, [*], North Gila County, AZ	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
CORDA RANCH, 97 acres, Monterey County, CA	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
[*], Domingos, Yuma County, AZ	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
DUNN, DWIGHT & PENNY RANCH, [*], Yuma County, CA	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
FOWLER / DAGGETT RANCH, [*], Monterey County, CA	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
GILL FARMS, [*] Yuma County, AZ	Lessee	[*]	Fresh Express Incorporated	[*]	[*]

DESCRIPTION OF PREMISES	BORROWER PARTY ROLE	NAME OF LESSOR	NAME OF LESSEE	RENTAL COST	CURRENT TERM END
HITCHCOCK RANCH, [*], Monterey County, CA	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
COREY RANCH-Lakota, [*], Monterey County, CA	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
LAKOTA - Yuma [*], Yuma County, AZ	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
LAKOTA PROP. Sta.Barbara/SLO, St. Luis Obispo County, CA	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
MONTOYA RANCH, [*], Yuma County AZ	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
SPRAGUE/ FITZHUGH, [*], Yuma County, AZ	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
TEJEDA RANCH, [*], Yuma County, Arizona	Lessee	[*]	Fresh Express Incorporated	[*]	[*]
COREY RANCH, [*], Monterey County, CA	Lessee	[*]	Fresh Express Incorporated	[*]	[*]

SUBLEASES (Chiquita entities lease to Growers)
HITCHCOCK RANCH, [*], Monterey County, CA	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
COREY RANCH / LAKOTA, [*], Montery County, CA	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
COREY RANCH / WINDING BROOK CORP, [*], Monterey County, CA	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
AZ State #69, Yuma County, AZ	Sublessor - Grower/Dealer arrangement	BC Systems Inc.	[*]	[*]	[*]

DESCRIPTION OF PREMISES	BORROWER PARTY ROLE	NAME OF LESSOR	NAME OF LESSEE	RENTAL COST	CURRENT TERM END
Girls Ranch/Township 7 [*], Yuma County, AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
26 Acre Cooler, [*], Yuma County, AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
Daniels Ranch, [*]s, Yuma County, AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
DUNN, DWIGHT & PENNY RANCH, [*], Yuma County, AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
Lakota Resources, Yuma County, AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
MONTOYA RANCH, [*], Yuma County AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
SPRAGUE/ FITZHUGH, [*], Yuma County, AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
Dunn, Brian, [*], Yuma County, AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
TEJEDA RANCH, [*], Yuma County, Arizona	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
Gill Farms, LLC, [*], Yuma County, AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
Cooley Family Investments, LLC, [*], Yuma County, AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
CORDA RANCH, [*], Monterey County, CA	Sublessor	Fresh International Holding Corp	[*]	[*]	[*]
ANDERSON LP RCH 2[*], Monterey County, CA	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]

DESCRIPTION OF PREMISES	BORROWER PARTY ROLE	NAME OF LESSOR	NAME OF LESSEE	RENTAL COST	CURRENT TERM END
ANDERSON RANCH 1[*], Monterey County, CA	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
FOWLER / DAGGETT RANCH, [*], Monterey County, CA	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
LAKOTA PROP. Sta.Barbara/SLO, Yuma County, AZ	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]
VIOLINI SISTERS RANCH - (Arcotti, et al), [*], Monterey County, CA	Sublessor	Fresh Express Incorporated	[*]	[*]	[*]

Schedule 4.01(aa)(ii)

Leased Facility Properties

LOCATION	PROPERTY	BORROWER PARTY	FRESH EXPRESS ENTITY	OTHER PARTY	Expiration	Option	MONTHLY RATE
Yuma, AZ	6581 Bruce Church Loop App. NO. 76997	Sublessee	B C Systems, Inc.	[*]	[*]	[*]	[*]
Yuma, AZ	6581 Bruce Church Loop App. NO. 090077	Sublessee	B C Systems, Inc.	[*]	[*]	[*]	[*]
Blythe, CA	14201-14521 S. Broadway	Lessee	B C Systems, Inc.	[*]	[*]	[*]	[*]
Oxnard, CA	1021 Industrial Ave.	Lessee	TransFRESH Corporation	[*]	[*]	[*]	[*]
Salinas, CA	607 Brunken Ave. (warehouse)	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Salinas, CA	607 Brunken Ave. (office space)	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Salinas, CA	950 East Blanco Rd	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
San Jose, CA	3801 D. Charter Park Ct.	Lessee	TransFRESH Corporation	[*]	[*]	[*]	[*]
Watsonville, CA	1144 Riverside Dr.	Lessee	TransFRESH Corporation	[*]	[*]	[*]	[*]
Plant City, FL	1404 Mercantile Court, Unit C	Lessee	TransFRESH Corporation	[*]	[*]	[*]	[*]
Morrow, GA	1336 Citizens Parkway, Suite F	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Franklin Park, IL	2553 North Edgington	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Franklin Park, IL	9501 Nevada Avenue, Franklin Park, IL 60131	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Franklin Park, IL	9441 West Fullerton Ave. Franklin Park, IL 60131	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Rosemont, IL	One O’Hare Center, Suite 450, 6250 North River Road,	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Tinley Park, IL	6825 W 167th St.	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Utica, NY	258 Genesee St.,	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Wexford, PA	7500 Brooktree Dr., Ste. 304	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Eddystone, PA	Penn Terminal, One Seville Ave.	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Grand Prairie, TX	2370 W. Warrior Trail	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Salinas, CA	1280 Merrill Street	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Salinas, CA	1601 Moffett St.	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Chula Vista, CA	1304 Santa Ynez Ave., #295	Lessee	TransFRESH Corporation	[*]	[*]	[*]	[*]
Granada Hills, CA	10315 Woodley Avenue	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Oakland, CA	555 Maritime St., Bldg. C-401, Oakland, CA 94607	Lessee	TransFRESH Corporation	[*]	[*]	[*]	[*]
San Francisco, CA	222 Columbus Ave. #222	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Santa Maria, CA	1279 West Stowell, Ste. I	Lessee	TransFRESH Corporation	[*]	[*]	[*]	[*]
Forest Park, GA	4889 Old Dixie Hwy. Storage Nos. 502 & 450	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Franklin Park, IL	2607 N. 25th Avenue	Licensee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Charlotte, NC	7810 Ballantyne Commons Pkwy., Ste. 317	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Waco, TX	501 Hewitt Dr., Space 623	Lessee	Fresh Express Incorporated	[*]	[*]	[*]	[*]
Bentonville, AK	900B South Walton Blvd.	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]

LOCATION	PROPERTY	BORROWER PARTY	FRESH EXPRESS ENTITY	OTHER PARTY	Expiration	Option	MONTHLY RATE
Fresno, CA	401 W. Fallbrook #202	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Los Angeles, CA	1321 Wholesale St.	Lessee	Chiquita Brands International, Inc.	[*]	[*]	[*]	[*]
Port Hueneme, CA	Pier 1, Berth 1	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Port Hueneme, CA	105 East Hueneme Road	Sublessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Wilmington, DE	101 River Rd.	Lessee	Chiquita Brands International, Inc.	[*]	[*]	[*]	[*]
Wilmington, DE	11 Gist Road	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Miami, FL	9850 Terrace Ave.	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Port Everglades, FL	2051 SE 35th St.	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Port Everglades, FL	2051 SE 35th St.	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Port Everglades, FL	2051 SE 35th St.	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Port Everglades, FL	3401 McIntosh Rd.	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Tampa, FL	15310 Amberly St., Suite 250-44	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Atlanta, GA	600 Atlanta S. Parkway # 200	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Mansfield, MA	31 Suffolk Rd.	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Wayzata, MN	700 Twelve Oaks Dr. # 263	Lessee	CBC	[*]	[*]	[*]	[*]
Gulfport, MS	13486 Fastway Lane	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Gulfport, MS	1 Fastway Lane	Lessee	Chiquita Brands International, Inc.	[*]	[*]	[*]	[*]
Gulfport, MS	Hwy 90 & 30th Ave.	Lessee	Chiquita Brands International, Inc.	[*]	[*]	[*]	[*]
Cincinnati, OH	250 East Fifth Street	Lessee	Chiquita Brands International, Inc.	[*]	[*]	[*]	[*]
Freeport, TX	350 Pete Schaff Blvd.	Lessee	Chiquita Fresh North America L.L.C.	[*]	[*]	[*]	[*]
Freeport, TX	801 Port Road	Lessee	Chiquita Brands International, Inc.	[*]	[*]	[*]	[*]
Newburgh, NY	20 Governor Drive	Lesee	Verdelli Farms, Inc.	[*]	[*]	[*]	[*]

SUBLEASE
Rosemont, IL	One O’Hare Center, Suite 450,6250 North River Road,	Sublessor	Fresh Express Incorporated	[*]	[*]		[*]
Grand Prairie, TX	2250 W. Warrior Trail	Sublessor	Fresh Express Incorporated	[*]	[*]		[*]

Not all ranch properties have street addresses.

Schedule 4.01(bb)

Existing Indebtedness

		Indebtedness ($000)
Borrower	Creditor	as of 12/31/07	as of 2/28/08	Description
Chiquita Brands L.L.C.	Wachovia Bank, National Association, as agent	$325,727	$132,027	Term Loan C
Chiquita Brands L.L.C.	Wachovia Bank, National Association, As agent	$0	$45,000	Revolver

Schedule 4.01(cc)

Surviving Indebtedness

See Schedule 4.01(cc)(i) attached hereto and incorporated herein for a list of Surviving Indebtedness.

See Schedule 4.01(cc)(ii) attached hereto and incorporated herein for a list of issued letters of credit and bank guarantees.

See Schedule 4.01(cc)(iii) attached hereto and incorporated herein for a list of guarantees.

CBII has a note payable to Borrower dated June 7, 2004, which is being pledged as security for the Loans. The total amount outstanding at December 31, 2007 was $239,649,613. This amount does not reflect, among other adjustments in 2008, $194 million of net proceeds received by CBII from the February 2008 issuance of its 4.25% convertible senior notes, which proceeds were paid to Borrower (thereby reducing the principal amount outstanding. Borrower used these proceeds to partially prepay its Term Loan C under the Existing Credit Agreement.

Schedule 4.01(cc)(i)

Surviving Indebtedness

Consolidated CBII

as of 12/31/2007

Description	Amount In Thousands USD	Maturity	Interest Rate at Month End	Floating or Fixed Int. Rate
CBII
7 1/2% SENIOR NOTES	250,000	11/1/2014	7.5000%	Fixed
8 7/8% SENIOR NOTES	225,000	12/1/2015	8.7500%	Fixed

TOTAL CBII	475,000

CBNA
CBNA- CAPITALIZED LEASES	54	12/31/2008	8.0000%	Fixed
CBNA- CAPITALIZED LEASES	292	12/31/2008	8.0000%	Fixed
CBNA- CAPITALIZED LEASES	429	12/31/2009	9.0000%	Fixed
CBNA- CAPITALIZED LEASES	347	12/31/2009	9.0000%	Fixed
CBNA- CAPITALIZED LEASES	250	2/28/2009	10.0000%	Fixed

TOTAL: CBNA	1,373

FRESH EXPRESS
VERDELLI - CAPITALIZED LEASES	206	1/1/2011	7.3510%	Fixed

TOTAL: FRESH EXPRESS	206

HAMEICO
ATLANTA AG CAPITAL LEASE	692	12/31/2010	N/A
WORKING CAPITAL- DFM- HUF	17	8/30/2011	8.4800%	Floating
MISC.- EMPLOYEE LOANS, ETC.	2,218		N/A
WORKING CAPITAL - AHORNER	7,604	6/30/2009	N/A	Floating

TOTAL: HAMEICO	10,531

CHIQUITA ITALIA

Aprofruit - Ripening Facility	75	12/31/2008	6.3750%	Libor +1.0

IVORY COAST
PURCHASE OF 4 CITROEN	15	2/28/2008	1.6000%	FIXED
PURCHASE OF 1 ISUZU TFR 54H	4	2/28/2008	1.6000%	FIXED
TO BUY 1 TRACTOR	11	3/31/2008	1.6000%	FIXED

TOTAL: IVORY COAST	30

FOOD INNOVATION- NETHERLANDS
LOAN	186	5/2/2007	4.5000%	Fixed
LOAN	186	5/2/2007	4.5000%	Fixed
LOAN	186	5/2/2007	4.5000%	Fixed
LOAN	141	5/2/2007	4.5000%	Fixed
LOAN	20

TOTAL: FOOD INNOVATION	719

CHIQUITA POLAND	62

GRAND TOTAL: CBII	487,995

Schedule 4.01 (cc)(ii)

LETTER OF CREDIT POSITION

CHIQUITA BRANDS L.L.C.

AS OF March 25, 2008

*Ordered by expiry date

OPENING COMPANY	BANK	BENEFICIARY	L/C NUMBER	L/C TYPE	DATE OPENED	BEGINNING LIABILITY	OUTSTANDING LIABILITY	EXPIRY DATE	Obligation Covered
CBLLC	WACHOVIA BANK	[*]	[*]	SBY	2/1/2007	$4,500,000	$4,500,000	2/1/2009	[*]
CBLLC	WACHOVIA BANK	[*]	[*]	SBY	2/7/2006	$460,000	$595,000	2/7/2009	[*]
CBLLC	WACHOVIA BANK	[*]	[*]	SBY	2/7/2006	$1,000,000	$1,000,000	2/7/2009	[*]
Fresh Express	FULTON BANK	[*]	[*]	SBY	3/12/2007	$216,742	$216,742	3/12/2009	[*]
CBLLC	WACHOVIA BANK	[*]	[*]	SBY	3/7/2006	$6,750,000	$2,000,000	3/7/2009	[*]
CBLLC	WACHOVIA BANK	[*]	[*]	SBY	3/7/2006	$892,700	$892,700	3/7/2009	[*]
CBLLC	WACHOVIA BANK	[*]	[*]	SBY	12/22/2006	$311,103	$311,103	5/31/2008	[*]
CBLLC	WACHOVIA BANK	[*]	[*]	SBY	8/18/2005	$10,000,000	$11,200,000	8/18/2008	[*]
CFNA, LLC	WACHOVIA BANK	[*]	[*]	SBY	8/24/2005	$300,000	$300,000	8/24/2008	[*]
CBLLC	WACHOVIA BANK	[*]	[*]	SBY	11/30/2006	$7,250,430	$8,150,721	11/30/2008	[*]
CBLLC	WACHOVIA BANK	[*]	[*]	SBY	12/20/2005	$100,000	$100,000	12/20/2008	[*]
			TOTAL CHIQUITA BRANDS L.L.C			$31,780,975	$29,266,266

****Note: LC issued for EUROS 5,354,032

The above listed Letters of Credit will be replaced with Letters of Credit issued under the Rabobank Credit Agreement.

Schedule 4.01(cc)(ii)

BANCO ATLANTIDA BANK GUARANTEES

Issue of guarantees	For	Amount	Currency
[*]	Tela Railroad Company Ltd.	70,000.00	HNL
[*]	Tela Railroad Company Ltd.	200,000.00	HNL
[*]	Tela Railroad Company Ltd.	100,000.00	HNL
[*]	Tela Railroad Company Ltd.	100,000.00	HNL
[*]	Tela Railroad Company Ltd.	5,575,000.00	HNL
[*]	Tela Railroad Company Ltd.	284,000.00	HNL
[*]	Tela Railroad Company Ltd.	702,000.00	HNL
[*]	Tela Railroad Company Ltd.	2,500,000.00	HNL
[*]	Tela Railroad Company Ltd.	1,000,000.00	HNL
[*]	Tela Railroad Company Ltd.	65,000.00	HNL
[*]	Tela Railroad Company Ltd.	11,000.00	HNL

TOTAL		10,607,000.00

BCT BANK GUARANTEES

[*]	COBAL	300,000.00	USD

TOTAL		300,000.00

Schedule 4.01(cc)(ii)

Issued pursuant to an uncommitted bank guarantee line in the amount of EUR 26,000,000.

ABN BANK GUARANTEES

Issue of guarantees		Amount		Guarantee references
[*]	(for CBC BV)	3,500,000.00		[*]
[*]		17,082.00		[*]
[*]		17,875.00		[*]
[*]		20,061.69		[*]
[*]		15,000.00		[*]
[*]		8,403.35		[*]
[*]		13,613.41		[*]
[*]		3,500,000.00		[*]
[*]		250,000.00		[*]
[*]		100,000.00		[*]
[*]		400,000.00		[*]
[*]	(for Chiquita Poland)	11,255.24	40,000.00 PLN	[*]
[*]	(for Chiquita Poland)	20,989.19	74,593.50 PLN	[*]
[*]	(for Chiquita Sweden)	2,770,384.17	26,000,000.00 SEK

Issuing of inter-office guarantees to our foreign branches
[*]	(for CDB, France)	352,000.00		[*]
[*]		400,000.00		[*]
[*]		100,000.00		[*]

Total		11,496,664.05

NATIONALE BORG/ING GUARANTEES

[*]		1,300,000.00
[*]		2,000,000.00

Total		3,300,000.00

KBC GUARANTEES

[*]		77,537.19	[*]
[*]		6,500.00	[*]
[*]		35,000.00
[*]		37,184.03	(was BEF1,500,000)
[*]		2,107.09	[*]
[*]		24,789.35	[*]

Total		183,117.67

BANCA POPOLARE DI MILANO

[*]	(for Chiquita Italia)	404,225.00

Total		404,225.00

Grand Total of all European Bank Guarantees		15,384,006.72

Schedule 4.01 (cc)(ii)

A T L A N T A G R O U P - B A N K G U A R A N T E E S						2007-12-31
Issuing Company	Issued Day	Expiration	Type of guarantee	Entity requiring	Beneficiary	Currency	Amount
1. Germany

Bremer Bank
Atlanta AG	1995-10-22	unlimited	[*]	Atlanta AG	[*]	EUR	34,396.89

Sparkasse in Bremen
Atlanta AG	2000-11-30	unlimited	[*]	Fruchtunion Wien	[*]	EUR	18,168.21
Atlanta AG	2005-07-12	unlimited	[*]	Atlanta AG, ZN Frankfurt	[*]	EUR	8,500.00
Atlanta AG	2004-06-28	unlimited	[*]	Atlanta AG, ZN Frankfurt	[*]	EUR	17,349.33
Atlanta AG	2007-10-01	208-07-31	[*]	Josef Ahornier, Wien	[*]	EUR	180,000.00
Atlanta AG	2006-07-19	unlimited	[*]	Atlanta Bremen	[*]	EUR	50,000.00
Atlanta AG	2006-01-01	unlimited	[*]	Atlanta AG	[*]	EUR	250,000.00
Atlanta AG	2007-01-17	2007-12-30	[*]	Josef Ahornier, Wien	[*]	EUR	50,000.00
Atlanta AG	2007-05-01	2007-12-30	[*]	Atlanta AG, Div.BS	[*]	EUR	2,000,000.00
Atlanta AG	2007-12-21	2005-01-31	[*]	Josef Ahornier, Wien	[*]	EUR	100,000.00
Atlanta AG	2007-10-01	2008-09-30	[*]	Atlanta AG	[*]	EUR	1,000,000.00

Hermes
Atlanta AG	1974-12-28	unlimited	[*]	Atlanta AG	[*]	EUR	303,163.80
Atlanta AG	1995-11-10	unlimited	[*]	Atlanta AG	[*]	EUR	25,565.00
Atlanta AG	1995-11-10	unlimited	[*]	Atlanta AG	[*]	EUR	25,565.00
Atlanta AG	1998-01-27	unlimited	[*]	Atlanta AG	[*]	EUR	192,985.60
Atlanta AG	2000-08-04	unlimited	[*]	Atlanta AG	[*]	EUR	1,597,638.65

Bürgschaftserklärung
Atlanta AG	2001-04-26	unlimited	[*]	Atlanta AG	[*]	EUR	178,952.00

Total Germany:						EUR	6,032,284.48

2. Foreign Countries)

a) Austria
Ahorner GmbH	1999-10-01	unlimited	[*]	Ahorner GmbH	[*]	EUR	21,801.85

Total Austria:						EUR	21,801.85

b) Netherlands

Letter of awareness
Atlana AG

Total Netherlands:						EUR	0.00

Total Foreign Countries:						EUR	21,801.85

Total Germany ans Foreign Countries:						EUR	6,054,086.33

Schedule 4.01(cc)(iii)

Chiquita Gurantees

Guarantor	Date Issued	Date Expiring	Purpose	Underlying Obligor	Creditor	(000)	Original Amount	Current Amount
CBII	1/1/2001	1/30/2011	[*]	American Produce Company	[*]	USD	2,065	2,065
CBII	2/1/2003	4/30/2029	[*]	American Produce Company	[*]	USD	1,412	1,412
CBII	1/22/2008	4/30/2009	[*]	Bocas	[*]	USD	1,548	1,548
CBII	4/30/2002	N/A	[*]	All CBII subs	[*]	USD	24,000	43,000
CBLLC	2/26/2007	N/A	[*]	CBCBV & Chiquita Frupac BV	[*]	EUR		26,000
CBLLC	10/3/2005	10/3/2011	[*]	CB Containers	[*]	USD		14,500
CBLLC	6/7/2007	N/A	[*]	CB Containers	[*]	USD		4,600
CBLLC	11/29/2006	N/A	[*]	Fresh Express Incorporated	[*]	USD		4,500
GWF	10/9/2002	N/A	[*]	CBC and CBNA	[*]	USD	162	478
GWF	10/3/2005	N/A	[*]	CBC and CBNA	[*]	USD	14,977	22,709
GWF	12/21/1998	N/A	[*]	CBC and CBNA	[*]	USD	0	0
GWF	12/1/2000	N/A	[*]	CBC and CBNA	[*]	USD	8,961	3,737
GWF	1/23/2004	N/A	[*]	CBC and CBNA	[*]	USD	4,896	9,095
GWF	12/21/1998	N/A	[*]	CBC and CBNA	[*]	USD	3,637	334
GWF	12/1/2001	N/A	[*]	CBC and CBNA	[*]	USD	1,963	6,929
GWF	3/1/2005	N/A	[*]	CBC and CBNA	[*]	USD	381	244

N/A       Continuing Guarantee with no assigned expirataion date

Schedule 5.02(b)

Permitted Liens

1.    See Schedule 5.02(b)(1) attached hereto and incorporated herein for a list of liens of record on the assets of the Borrower and its Subsidiaries.

2.    See Schedule 5.02(b)(2) attached hereto and incorporated herein for a list of possible encumbrances on trademarks based on a record search.

3.    See Schedule 5.02(b)(3) attached hereto and incorporated herein for a list of possible encumbrances on patents based on a record search.

4.     The following cash deposits of “Hameico” Fruit Trade GmbH and its Subsidiaries:

a.	“Hameico” Fruit Trade GmbH deposited cash in the amount of EUR 1,546,322.89 with a German bank to secure pension obligations to former shareholders of Scipio GmbH & Co. KG.

b.	Atlanta or one of its Subsidiaries gave cash collateral in the amount of EUR 2,000,000 to Euler Hermes Kreditversicherungs AG to secure the Euro 3,460,663.06 guarantee line.

c.	Atlanta or one of its Subsidiaries gave cash collateral in the amount of EUR 874,396.89 to two German banks to secure bank guarantees in the total amount of EUR 4,104,086.33.

5.     Josef Ahorner Ges.m.b.H pledged its rights in the real property no. 1397/2, EZ 4016 GB 010830 in Inzersdorf BG Liesing (halls A 1 and A 3) to Bankhhaus Krentschker & Co. AG to secure a EUR 1,500,000 loan from Bankhaus Krentschker & Co. AG to Josef Ahorner Ges.m.b.H.

6.     Substantially all of Atlanta’s (and its Subsidiaries) inventory in Germany is subject to title retention rights in favor of Atlanta’s and its subsidiaries’ suppliers (other than the Borrower). The receivables arising on the sale of the inventory are assigned for security purposes to Atlanta’s and its subsidiaries’ suppliers (other than the Borrower).

7.     Under German law (§§ 562-562d of the German Federal Legal Code), landlords have a statutory lien on assets owned by the tenant which are located in or at the leased premises. This would affect assets located at the following leased premises:

•	Rendsburg
•	Hanover
•	Dietzenbach
•	Berlin
•	Bremen
•	Regensburg
•	Durrweitzschen
•	Neunkirchen
•	Frankfurt
•	Hamburg

•	Cologne
•	Munich
•	Radefeld
•	Stuttgart
•	Giessen

8. Pursuant to the factoring contract for Josef Ahorner Ges.m.b.H, all trade receivables from 3rd-party customers of Josef Ahorner Ges.m.b.h in Austria are sold to the FactorBank AG.

Schedule 5.02(b)(1)

U.S. Entities

(reflects liens of record at 1/23/08 other than liens created or evidencing the Security Documents)

DEBTOR	JURISDICTION	SECURED PARTY	SCOPE OF LIEN	FILE NO. / FILE DATE	CONTINUATION/ AMENDMENT
Chiquita Brands International Inc.
Arises from the settlement by and between the Department of Justice and CBII whereby CBII shall pay $25 million over 5 years. The $20 million lien reflects that $20 million remains outstanding to be paid over the next 4 years. Lien filed pursuant to Federal Debt Collection Procedures Act of 1990, 28 USC Section 3001 et. seq.	Hamilton County	United States	$20,000,000 Federal Tax Lien	07-178961, Book 1073, Page 216, 12/26/2007
Verdelli Farms, Inc.	(through 1/31/08)
This lien secures only a $216K letter of credit issued by Fulton Bank expiring 3/12/2009. This letter of credit will be replaced by a letter of credit and the lien will be released upon cancellation of the Fulton Bank letter of credit.	PA/SOS	Fulton Bank	A/R and General Intangibles	22600919, 11/22/1993	Contin. 8/26/1998 # 29320987; Contin. 9/29/2003 # 20030906235; Contin. 12/6/2007 # 2007120606257;

Non U.S. Entities

Miscellaneous Obligations that may have Liens

March 2008

Entity Reporting	Creditor/Beneficiary	Description of Obligation	Security, Collateral or Lien	Originating Obligation Date	Maturity Date	Original Amount	Outstanding Amount
Brundicorpi S.A.	[*]	[*]	[*]	4/12/07	4/11/08	[*]	[*]
Brundicorpi S.A.	[*]	[*]	None	6/21/07	6/21/08	[*]	[*]
Brundicorpi S.A.	[*]	[*]	None	6/21/07	6/21/08	[*]	[*]
COBIGUA	[*]	[*]	None	6/14/07	6/13/08	[*]	[*]
COBIGUA	[*]	[*]	None	6/3/07	6/2/08	[*]	[*]
COBIGUA	[*]	[*]	None	10/12/07	10/11/08	[*]	[*]
COBIGUA	[*]	[*]	None	6/28/07	8/27/08	[*]	[*]
COBAL	[*]	[*]	[*]	6/30/2004	n/a	[*]	[*]
Ivory Coast - SAFCA	[*]	[*]	[*]	n/a	n/a	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	2/15/08	2/15/09	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	3/24/07	3/24/08	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	3/24/07	3/24/08	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	3/29/07	3/29/08	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	12/6/07	12/6/08	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	2/8/08	2/8/09	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	8/9/07	8/9/08	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	8/2/07	8/2/08	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	8/2/07	8/2/08	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	8/19/07	8/19/08	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	3/8/07	3/8/08	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	None	8/17/07	8/17/08	[*]	[*]

Entity Reporting	Creditor/Beneficiary	Description of Obligation	Security, Collateral or Lien	Originating Obligation Date	Maturity Date	Original Amount	Outstanding Amount
Tela Railroad Company Ltd	[*]	[*]	None	1/14/08	8/2/08	[*]	[*]
Chiquita Logistic Services Honduras	[*]	[*]	None	10/5/07	10/5/08	[*]	[*]
Chiquita Logistic Services Honduras	[*]	[*]	None	12/5/07	12/5/08	[*]	[*]
Chiquita Logistic Services Honduras	[*]	[*]	None	12/6/07	12/6/08	[*]	[*]
Chiquita Logistic Services Honduras	[*]	[*]	None	12/6/07	12/6/08	[*]	[*]
Chiquita Logistic Services Honduras	[*]	[*]	None	12/6/07	12/6/08	[*]	[*]
Chiquita Logistic Services Honduras	[*]	[*]	None	8/24/07	8/24/08	[*]	[*]
Chiquita Logistic Services Honduras	[*]	[*]	None	10/5/07	10/5/08	[*]	[*]
Americana De Exportacion, S.A.	[*]	[*]	None	9/13/07	9/13/08	[*]	[*]
Tela Railroad Company Ltd	[*]	[*]	[*]	12/20/00	12/20/30	[*]	[*]
“Hameico” Fruit Trade GmbH	[*]	[*]	None		12/31/10	[*]	[*]
“Hameico” Fruit Trade GmbH	[*]	[*]	None		8/30/11	[*]	[*]
“Hameico” Fruit Trade GmbH	[*]	[*]	None		N/A	[*]	[*]
“Hameico” Fruit Trade GmbH	[*]	[*]	None		6/30/09	[*]	[*]
Chiquita Italia	[*]	[*]	None		12/31/08	[*]	[*]
Chiquita Italia	[*]	[*]	[*]			[*]	[*]

Schedule 5.02(b)(2)

Liens or Other Encumbrances on Active US Trademarks Found of Record During

Search of PTO Records

Mark	REG. NO.	IC	GOODS	ISSUE
AMIGO	0910452	31	Bananas

PTO error listing record as part of release of

Security Interest by Lincoln First Bank to C.H. Stuart Inc.

Copy of filed document does not list mark. USPTO on 3/24/08

stated it would delete this error from the record.

Schedule 5.02(b)(3)

Liens or Other Encumbrances on Active US Patents Found of Record

1.     Product Display Stand and Method of Storing and Displaying Products Using the Same (U.S. Patent 5,599,079)

To the best of our knowledge, an assignment has not been completed or recorded in the U.S. Patent and Trademark Office for this patent. Accordingly, this patent issued to Douglas Ranno and David S. Stevens, and is not currently assigned of record to Borrower. Borrower believes it holds an interest in this patent by virtue of its employment of Douglas Ranno, as an inventor, at the time of this invention was made.

2.     Container Oxygen Control System for Transporting and Ripening Perishable Foods (U.S. Patent 5,799,495)

Owned jointly by Borrower and C.A. Holdings (Chile) S.A. by virtue of assignments recorded in the U.S. Patent and Trademark Office.

3.     Process for Ripening Bananas and Other Produce (U.S. Patent 5,460,841)

To the best of our knowledge, an assignment has not been completed or recorded in the U.S. Patent and Trademark Office for this patent. According, this patent issued to Robert W. Herdeman and is not currently assigned of record to Borrower. Borrower believes it owns this patent by virtue of its employment of Robert Herdeman, as an inventor, at the time this invention was made.

4.     Stackable Container for Ripening of Fruit During Shipment and Storage (U.S. Patent 5,121,877)

Owned jointly by Borrower and Nekoosa Packaging Corporation by virtue of assignments recorded in the U.S. Patent and Trademark Office.

5.     Banana Flavoring Process (U.S. Patent 4,935,254)

To the best of our knowledge, an assignment has not been completed or recorded in the U.S. Patent and Trademark Office for this patent. Accordingly, this patent issued to Elena Nunez and is not currently assigned of record to Borrower. Borrower believes it holds an interest in this patent by virtue of its employment of Elena Nunez, as an inventor, at the time this invention was made.

6.     Controlled Atmosphere Packaging for Bananas (U.S. Patent Application No. 11/684,686)

To the best of our knowledge, an assignment has not yet been completed or recorded in the U.S. Patent and Trademark Office for this patent application. Borrower believes that it owns this application and all applications based on it by virtue of its employment of the inventors at the time the invention as made.

7.     System and Method for Processing and Packing of Fresh Fruit in a Controlled Environment (U.S. Patent Application No. 12/027,230)

To the best of our knowledge, an assignment has not yet been completed or recorded in the U.S. Patent and Trademark Office for this patent application. Fresh Express Incorporated believes that it owns this application and all applications based on it by virtue of its employment of the inventors at the time the invention as made.

8.     Fresh Pineapple Spear Pasteurization Process and Product (U.S. Patent Application No. 12/027,237)

To the best of our knowledge, an assignment has not yet been completed or recorded in the U.S. Patent and Trademark Office for this patent application. Fresh Express Incorporated believes that it owns this application and all applications based on it by virtue of its employment of the inventors at the time the invention as made.

SCHEDULE 5.02(c)(v)

Sale or Other Disposition of Assets or Entities

1. Atlanta A.G. (Germany)

2. Certain assets of “Hameico” Fruit Trade GmbH, the immediate parent of Atlanta A.G., and Meneu Distribucion (Spain), which is 50% owned by Atlanta A.G, may be sold in connection with the sale of Atlanta A.G.

3. Whether or not ATLANTA Aktiengesellschaft is sold, one of its subsidiaries and two pieces of real property it owns are being separately marketed:

(a)     Atabel (Belarus)

(b)     Real property (land) in Warsaw, Poland

(c)     Real property (apartment) in Rome, Italy

Schedule 5.02(e)

Investments

Asset	Net book value at 12/31/07 $000)
Loans & advances	57,271
Grower advances
Receivables related to sale of Colombia division	6,873
Government loans	8,994
Receivables for asset sales (excl Colombia)	4,970
Deposits – utilities, leases, security, etc.	7,076
Employee advances	2,987
Restricted cash	2,563
Advances to joint venture/affiliates	4,775
Shares of Landec Corp.	6,514

Equity Method Investments (50% or Less Ownership, Not Consolidated)
Chiquita-Unifrutti Asia BV/ Laysun Far East/ Baninvest	28,983
Coast Citrus Distributors	12,693
Compania Bananera Los Laureles, S.A.	273
Compania Bananera Monte Blanco, S.A.	252
Compania Bananera La Estrella, S.A.	239
Hospital La Lima, S.A. de C.V.*	—
Uniata Union Atlantica Hortofruticola Import-Export S.L.*	—
Fundacion Para El Desarrollo de Comunidades Sostenibles en
El Valle de Sulla*
Associated Santa Maria Minerals
ProduceSupply.org LLC

Investments in Controlled Companies with 50% or Less Ownership (Consolidated)

Sevicios de Logistica Chiquita, S.A.

Investments in Controlled Companies with greater than 50% Ownership (Consolidated)

Chiquita LLVK, s.r.o.

Chiquita Food Innovation B.V.

Chiquita Fruit Bar GmbH

Chiquita Fruit Bar (Germany) GmbH

Chiquita Hungary Trading Kft

ATABEL

NARPAK Narenciye Paketlemve Tic Ltd.Sti

C.D.B.C.I. Cie des Bananes

Promotion et Developpement de la Culture Bananaiere (PRODEBA)

Diakite & CdB

Other

1 – 25 shares of several publicly traded corporations (mainly food related businesses) owned to provide for copies of such corporations’ financial information.

Schedule 5.02(e)(xvii)

Investments in Joint Ventures

It is anticipated that Chiquita Brands L.L.C. or subsidiaries will, directly or through an offshore company, own 80% of a Peoples Republic of China company that owns and operates “Chiquita Cafes” in China. The formation costs and initial Chiquita investment (equity and debt) are expected to be [*] . Chiquita Brands L.L.C. or its subsidiaries may eventually make additional capital contributions or loans in the approximate amount of [*]; in no event shall the aggregate amount of the Investments made pursuant to Section 5.02(e)(xvii) in this company exceed [*].

It is anticipated that Chiquita Brands L.L.C. or its subsidiaries will, directly or through an offshore company, own 75% of a Peoples Republic of China company that manufactures and sells a variety of food products in China. The formation costs and initial Chiquita investment (equity and debt) are expected to be [*]. Chiquita Brands L.L.C. or its subsidiaries may eventually make additional capital contributions or loans in the approximate amount of [*]; in no event shall the aggregate amount of the Investments made pursuant to Section 5.02(e)(xvii) in this company exceed [*].

Schedule 5.02(f)(ii)

Existing CBII Liabilities

Liabilities	Book value at 12/31/07($000)*

7 1/2% Senior Notes – Interest	253,125
8 7/8% Senior Notes – Interest	226,664
Deferred compensation (unfunded)	3,071
Capital Accumulation Plan liability (employee benefit plan) (funded)	14,713
Pension liabilities (unfunded)	5,212
Advances from Borrower	239,650	**
Deductible and Paid Loss Retrospective Rating Agreement with Zurich	—
American Insurance Company

4.25% Convertible Senior Notes – Interest & Conversion Payments	200,000	*

*	On February 12, 2008, Chiquita Brands International, Inc. issued $200 million of 4.25% convertible senior notes due in 2016.
**	This does not include $194 million of net proceeds from the 4.25% convertible senior notes, which were paid to Borrower reducing advances and used by Borrower to prepay Term Loan C.

*	For illustrative purposes only; the values are not intended to restrict payments to these amounts.

Schedule 5.02(g)

Other CBII Business/ Assets

Asset (Book Value ($000))*	2/23/2008	12/31/2007
Prepaid insurance for directors & officers & fiduciary	$647	$819
Prepaid IT maintenance	$1,244	$715
Capital Accumulation Plan asset (funding of employee benefit plan)	$12,991	$14,981
Shares of Landec Corporation	$6,514	$6,514
Corporate consolidation & payroll computer systems	$0	$0
Unamortized debt issue costs for 7 1/2% senior notes	$2,961	$3,035
Unamortized debt issue costs for 8 7/8% senior notes	$4,368	$4,462
Unamortized debt issue costs for 4.25% convertible notes	$11,081	$0
Investment in Chiquita Brands, LLC	$944,183	$944,183
.2% interest in Chiquita Mexico S. de R.L. de C.V.	$0	$0
Nominal amounts of shares in 1 to 25 publicly traded companies	$0	$0

*The values above may vary.

Schedule 5.02(n)

Negative Pledge Agreements1

1.	Equipment Lease Agreement between General Electric Capital Business Asset Funding Corporation and CB Containers, Inc. dated December 21, 1998.

2.	Shareholders Agreement of Compania Mundimar contains a buy/sell “shotgun” provision.

3.	Leases which are entered into the ordinary course of business that prohibit assignment.

4.	Lease Agreement dated April 1, 2004 between Development Authority of Clayton County and Fresh Express Incorporated (as successor to Fresh-Cuts LLC as successor to Fresh-Cuts, Incorporated), as amended, modified or supplemented from time to time.

5.	Bond Purchase Loan Agreement, dated for purposes of reference as of April 1, 2004 by and between the Development Authority of Clayton County and Fresh Express Incorporated (as successor to Fresh-Cuts, LLC as successor to Fresh-Cuts, Incorporated).

6.	Equipment Lease between Mead Corporation and Fresh Express Incorporated (as successor to Fresh Advantage, Inc.) dated May 15, 1999.

7.	Commercial Lease Agreements by and between Atlanta Forklifts and Fresh Express Incorporated dated July 9, 2004.

8.	Commercial Lease Agreements by and between Atlanta Forklifts and Fresh Express Incorporated dated July 1, 2002 (PFG d/ba/ Fresh Express Incorporated).

9.	Commercial Lease Agreements by and between RJMS Corporation, d/b/a Toyota Material Handling Northern CA and Fresh Express Incorporated dated July 19, 2002.

10.	Commercial Lease Agreements by and between RJMS Corporation, d/b/a Toyota Material Handling Northern CA and Fresh Express Incorporated dated February 12, 2003.

11.	Commercial Lease Agreements by and between RJMS Corporation, d/b/a Toyota Material Handling Northern CA and Fresh Express Incorporated dated September 23, 2002.

12.	Commercial Lease Agreements by and between RJMS Corporation, d/b/a Toyota Material Handling Northern CA and Fresh Express Incorporated dated February 9, 2004.

13.	Commercial Lease Agreements by and between RJMS Corporation, d/b/a Toyota Material Handling Northern CA and Fresh Express Incorporated dated August 11, 2004.

14.	Equipment Lease Agreements between Fresh Express Incorporated (as successor to Redi-Cut Foods, Inc.) and Raymond Leasing Corporation.

15.	Master lease Agreement by and between Crown Credit Company and Fresh Express Incorporated (as successor to Fresh Express Chicago-Incorporated) dated October 27, 2001.

16.	Master Lease Agreement by and between Crown Credit Company and Fresh Express Incorporated (as successor to Redi-Cut Foods, Inc.) dated September 11, 2002.

[1]	All negative pledges only cover the assets being financed.

17.	Various Lease Agreements between Atlas Pacific Engineering Company and Fresh Express Incorporated.

18.	Vehicle Service Lease by and between AIM Nationalease and Fresh Express Incorporated (as successor to Redi-Cut Foods, Inc.) dated Septembers 15, 1998.

19.	Equipment Use Agreement by and between Georgia Pacific Corporation and Fresh Express Incorporated (as successor to Fresh Advantage, Inc.) dated January 27, 2003.

20.	Equipment Rental Agreement between Power Pool Plus, Inc. and CB Containers, Inc. dated October 31, 1997.

21.	Lease Agreement between Triton Container International Limited and CB Containers, Inc. dated September 1, 2005.

22.	Lease Agreement between Triton Container International Limited and CB Containers, Inc. dated September 1, 2005.

23.	Lease Agreement between Triton Container International Limited and CB Containers, Inc. dated March 1, 2005.

24.	Lease Agreement between Triton Container International Limited and CB Containers, Inc. dated February 1, 2005.

25.	Lease Agreement between Triton Container International Limited and CB Containers, Inc. dated January 1, 2005.

26.	Lease Agreement between Triton Container International Limited and CB Containers, Inc. dated July 1, 2003.

27.	Lease Agreement between Florens Container Inc. and CB Containers, Inc. dated March 1, 2005.

28.	Term Lease Agreement between Flexi-van Leasing, Inc. and CB Containers, Inc. (currently being negotiated).

29.	Agreement on General Terms and Conditions between Carlisle Leasing International, LLC and CB Containers, Inc. dated January 23, 2004.

30.	Vehicle Lease Service Agreement between Fresh Express Incorporated (as successor to Fresh Advantage, Inc.) and PACCAR Leasing Company, a division of PACCAR Financial Corporation dated September 2, 2000.

31.	Vehicle Lease Service Agreement between Fresh Express Incorporated and MCH Truck Leasing, Inc. (PacLease) dated August 30, 2006.